Exhibit 10.1

CONTRACT BETWEEN

ADMINISTRACIÓN DE SEGUROS DE SALUD DE PUERTO RICO (ASES)

and

TRIPLE-S SALUD, INC.
(Contractor)

to

ADMINISTER THE PROVISION OF THE PHYSICAL HEALTH COMPONENT OF
THE MI SALUD PROGRAM

Contract No.:	2014-000047
Account Number:	300-5805-TPA
Service Regions:	ALL NINE SERVICE REGIONS OF MISALUD

ARTICLE 1	GENERAL PROVISIONS		10

	1.2	Background	11

	1.3	Groups Eligible for Services Under MI Salud	12

	1.4	Service Regions	14

	1.5	Delegation of Authority	14

	1.6	Availability of Funds	14

ARTICLE 2	DEFINITIONS		14

ARTICLE 3	ACRONYMS		33

ARTICLE 4	ASES RESPONSIBILITIES		35

	4.1	General Provision	35

	4.3	Eligibility	36

	4.4	Enrollment Process	37

	4.5	Disenrollment Responsibilities of ASES	40

	4.6	Enrollee Services and Marketing	42

	4.7	Covered Services	42

	4.8	Provider Network	43

	4.9	Quality Monitoring	43

	4.10	Coordination with Contractor’s Key Staff	44

	4.11	Information Systems and Reporting	44

	4.12	Readiness Review	46

ARTICLE 5	CONTRACTOR RESPONSIBILITIES		47

	5.1	General Provisions	47

	5.2	Enrollment Responsibilities of the Contractor	48

	5.3	Selection and Change of a Primary Medical Group (“PMG”) and Primary Care Physician (“PCP”)	53

	5.4	Disenrollment Responsibilities of the Contractor	56

	5.5	Conversion Clause	61

ARTICLE 6	ENROLLEE SERVICES		63

	6.1	General Provisions	63

	6.2	ASES Approval of All Written Materials	64

	6.3	Requirements for Written Materials	64

	6.4	Enrollee Handbook Requirements	65

	6.5	Enrollee Rights and Responsibilities	70

	6.6	Provider Directory	71

	6.7	Enrollee Identification (ID) Card	72

	6.8	Tele MI Salud(Toll Free Telephone Service)	74

	6.9	Internet Presence / Web Site	79

	6.10	Cultural Competency	80

	6.11	Interpreter Services	80

	6.12	Enrollment Outreach for the Homeless Population	81

	6.13	Special Enrollee Information Requirements for Dual Eligible Beneficiaries	81

	6.14	Marketing	81

ARTICLE 7	COVERED SERVICES AND BENEFITS		84

	7.1	Requirement to Make Available Covered Services	84

	7.2	Medical Necessity	85

	7.3	Experimental or Cosmetic Procedures	85

	7.4	Covered Services and Administrative Services	85

	7.5	Basic Coverage	86

	7.6	Dental Services	115

	7.7	Special Coverage	116

	7.8	Case and Disease Management	122

	7.9	Early and Periodic Screening, Diagnosis and Treatment Requirements (“EPSDT”)	125

	7.10	Advance Directives	130

	7.11	Enrollee Cost-Sharing	130

	7.12	Dual Eligible Beneficiaries	131

	7.13	Moral or Religious Objections	132

ARTICLE 8	INTEGRATION OF PHYSICAL AND BEHAVIORAL HEALTH SERVICES		133

	8.1	General Provisions	133

	8.2	Co-Location of Staff	133

	8.3	Referrals	134

	8.4	Information Sharing	135

	8.5	Staff Education	135

	8.6	Cooperation With Puerto Rico and Federal Government Agencies	135

	8.7	Contractor and MBHO Coverage of Hospitalization Services	135

	8.8	Integration Plan	136

ARTICLE 9	PROVIDER NETWORK		136

	9.1	General Provisions	136

	9.2	Network Criteria	137

	9.3	Provider Qualifications	138

	9.4	Provider Credentialing	140

	9.5	Provider Ratios	143

	9.6	Network Providers	145

	9.7	Out-of-Network Providers	148

	9.8	Minimum Requirements for Access to Providers	148

	9.9	Referrals	149

	9.10	Timeliness of Prior Authorization	150

	9.11	Behavioral Health Services	150

	9.12	Hours of Service	151

	9.13	Prohibited Actions	151

	Any denial, unreasonable delay, or rationing of Medically Necessary Services to Enrollees is expressly prohibited. The Contractor shall monitor compliance with this prohibition by Network Providers related to their provision of Covered Services to Enrollees		151

	9.14	Access to Services for Enrollees with Special Health Needs	151

	9.15	Preferential Turns	152

	9.16	Contracting with Government Facilities	152

	9.17	Contracting with Other Providers	152

	9.18	PMG Additions or Mergers	152

	9.19	Extended Schedule of PMGs	153

	9.20	Direct Relationship	153

	9.21	Additional PPN Standards	154

	9.22	Contractor Documentation of Adequate Capacity and Services	154

ARTICLE 10	PROVIDER CONTRACTING		155

	10.1	General Provisions	155

	10.2	Provider Training	156

	10.3	Required Provisions in Provider Contracts	158

	10.4	Termination of Provider Contracts	164

	10.5	Provider Payment	166

	10.6	Acceptable Risk Arrangements	170

	10.7	Physician Incentive Plan	170

	10.8	Required Information Regarding Providers	172

ARTICLE 11	UTILIZATION MANAGEMENT		174

	11.1	Utilization Management Policies and Procedures	174

	11.2	Utilization Management Guidance to Enrollees	175

	11.3	Prior Authorization and Referral Policies	175

	11.4	Use of Technology to Promote Utilization Management	178

	11.5	Court-Ordered Evaluations and Services	178

	11.6	Second Opinions	178

	11.7	Utilization Reporting Program	178

ARTICLE 12	QUALITY IMPROVEMENT AND PERFORMANCE PROGRAM		180

	12.1	General Provisions	180

	12.2	Quality Assessment Performance Improvement (QAPI) Program	180

	12.3	Performance Improvement Projects	182

	12.4	ER Quality Initiative Program	183

	12.5	Quality Incentive Program	185

ARTICLE 13	FRAUD, WASTE AND ABUSE		191

ARTICLE 14	GRIEVANCE SYSTEM		197

ARTICLE 15	ADMINISTRATION AND MANAGEMENT		211

ARTICLE 16	PROVIDER PAYMENT MANAGEMENT		214

ARTICLE 17	INFORMATION MANAGEMENT AND SYSTEMS		226

ARTICLE 18	REPORTING		239

ARTICLE 19	ENFORCEMENT – INTERMEDIATE SANCTIONS		248

ARTICLE 20	ENFORCEMENT - LIQUIDATED DAMAGES AND OTHER REMEDIES		256

ARTICLE 21	TERM OF CONTRACT		265

ARTICLE 22	PAYMENT FOR SERVICES		265

ARTICLE 23	FINANCIAL MANAGEMENT		272

	23.1	General Provisions	272

	23.2	Solvency and Financial Requirements	274

	23.3	Reinsurance and Stop Loss	274

	23.4	Third Party Liability and Cost Avoidance	274

	23.5	MI Salud as Secondary Payer to Medicare	280

	23.6	[Intentionally left blank]	281

	23.7	Reporting Requirements	281

ARTICLE 24	PAYMENT OF TAXES		284

ARTICLE 25	RELATIONSHIP OF PARTIES		285

ARTICLE 26	INSPECTION OF WORK		285

ARTICLE 27	GOVERNMENT PROPERTY		285

ARTICLE 28	OWNERSHIP AND USE OF DATA AND SOFTWARE		286

	28.1	Ownership and Use of Data	286

	28.2	Responsibility for Information Technology Investments	287

ARTICLE 29	CRIMINAL BACKGROUND CHECKS		287

ARTICLE 30	SUBCONTRACTS		288

	30.1	Use of Subcontractors	288

	30.2	Cost or Pricing by Subcontractors	290

ARTICLE 31	REQUIREMENT OF INSURANCE LICENSE		290

ARTICLE 32	CERTIFICATIONS		290

ARTICLE 33	RECORDS REQUIREMENTS		292

	33.1	General Provisions	292

	33.2	Records Retention and Audit Requirements	293

	33.3	Medical Record Requests	294

ARTICLE 34	CONFIDENTIALITY		295

	34.1	General Confidentiality Requirements	295

	34.2	HIPAA Compliance	296

	34.3	Data Breach	296

ARTICLE 35	TERMINATION OF CONTRACT		298

	35.1	Termination by ASES	298

	35.2	Termination by the Contractor	299

	35.3	General Procedures	300

	35.4	Termination Procedures	301

	35.5	Except as provided in this Article 35, a notification from a Party that it intends to terminate this Contract shall not release the other Party from its obligations under this Contract	305

ARTICLE 36	PHASE IN, PHASE-OUT AND COOPERATION WITH OTHER CONTRACTORS		305

	36.1	[Intentionally left blank]	305

	36.5	Phase Out Transition Period	306

	36.6	Phase-In Transition Reports and Meetings	311

	36.7	ASES Obligations	313

	36.8	Contractor Objections to Payment	313

	36.9	Runoff Period	313

ARTICLE 37	INSURANCE		314

ARTICLE 38	COMPLIANCE WITH ALL LAWS		316

	38.1	Nondiscrimination	316
	38.2	Compliance with All Laws	316

Article 39	CONFLICT OF INTEREST AND CONTRACTOR INDEPENDENCE		317

Article 40	Choice of Law or Venue		318

Article 41	THIRD-PARTY Beneficiaries		318

Article 42	Survivability
Article 43	Prohibited Affiliations with Individuals Debarred and Suspended		319

Article 44	Waiver		319

Article 45	Force Majeure		319

Article 46	Binding		319

Article 47	Time is of the Essence		320

Article 48	Authority		320

THIS AMENDED AND RESTATED CONTRACT is made and entered into as of July 1, 2013 (the “Effective Date”) by and between the Puerto Rico Health Insurance Administration (Administración de Seguros de Salud de Puerto Rico, hereinafter referred to as “ASES” or “the Administration”), a public corporation in the Commonwealth of Puerto Rico, with employer identification number 66-050-0678; and TRIPLE-S SALUD, INC. (“the Contractor”), an insurance company duly organized and authorized to do business under the laws of the Commonwealth of Puerto Rico, with employer identification number 66-0555677.

WHEREAS, pursuant to Title XIX of the federal Social Security Act, codified as 42 USC 1396 et seq. (“the Social Security Act”), and Act No. 72 of September 7, 1993 of the Laws of the Commonwealth, as amended, (“Act 72”), a comprehensive program of medical assistance for needy persons exists in the Commonwealth;

WHEREAS, under Act 72 and other sources of law of the Commonwealth of Puerto Rico designated in Attachment 1 ASES is responsible for health care policy, purchasing, planning, and regulation of health insurance plans, and pursuant to these statutory provisions, ASES has established a managed care program under the medical assistance program, known as “MI Salud,” or “the MI Salud Program”;

WHEREAS, the Puerto Rico Health Department (“the Health Department”) is the single State agency designated to administer medical assistance in Puerto Rico under Title XIX of the Social Security Act of 1935, as amended, and is charged with ensuring the appropriate delivery of health care services under Medicaid and the Children’s Health Insurance Program (“CHIP”) in Puerto Rico, and ASES manages these programs pursuant to a 1993 interagency collaborative agreement;

WHEREAS, MI Salud serves a mixed population including not only the Medicaid and CHIP populations, but also other eligible individuals as established under Act 72;

WHEREAS, ASES seeks to comply with the public policy objective of the Commonwealth of Puerto Rico (the “Commonwealth” or “Puerto Rico”) of creating MI Salud, an integrated system of physical and behavioral health services, with an emphasis on preventative services and access to quality care;

WHEREAS, in connection with the implementation of this public policy ASES caused a Request for Proposals for Physical Health Services to be issued on May 3, 2010, subsequently amended on June 17, 2010, (as amended, “the RFP”);

WHEREAS, ASES accepted the proposal submitted under the RFP by MCS Health Management Options, Inc. (“MCS”) to provide Physical Health Services in the Service Regions;

WHEREAS, on October 14, 2010, ASES and MCS executed a contract for the Provision of Physical Health Services under the MI Salud Program in six service regions (hereinafter referred to as the “Original Contract”).  These service regions were the WEST, NORTH, METRO NORTH, SAN JUAN, NORTHEAST, and VIRTUAL Regions;

WHEREAS, on June 9, 2011, ASES and MCS executed a restated contract (the Original Contract, as amended and restated is hereinafter referred to as the “Restated Contract”);

WHEREAS, the Restated Contract granted MCS a Limited Right of Non-Renewal and a Limited Right of Termination, in the event that MCS and ASES failed to agree on the Per Member Per Month Payment rates for the succeeding Fiscal Year, to be exercised on a specified period of time before the last day of the then current year under the Restated Contract;

WHEREAS, MCS and ASES were unable to agree on new Per Member Per Month Payment rates for each Service Region to be applicable for the Fiscal Year commencing on July 1, 2011 and therefore, MCS provided notice of non-renewal, which notice of non-renewal constituted notice of termination under the Restated Contract;

WHEREAS, MCS did not rescinded its notice of termination for which reason MCS and ASES agreed to proceed with the transition of the Service Regions to a new physical health services provider or providers to be designated by ASES for the MI Salud Program, as provided in the Restated Contract;

WHEREAS, in connection with the transition to a new physical health service provider or providers, ASES requested from all the participants in the RFP procurement process proposals for the provision of Physical Health Services in the Service Regions;

WHEREAS, the Contractor agreed to submit to ASES a proposal to administer the provision of  physical health services in the Service Regions previously serviced by MCS as a third party administrator for a fee;

WHEREAS, after considering the different proposals submitted by the other proponents under the RFP, ASES selected the Contractor to administer the provision of physical health services in the Service Regions previously administered by MCS;

WHEREAS, a Contract was executed on October 17, 2011 between ASES and the Contractor, which expired on June 30, 2013.

WHEREAS, ASES and Humana Health Plans of Puerto Rico, Inc., (“Humana”) entered into a Restated Contract dated as of June13, 2011 (the “Humana Contract”) for the provision of Covered Services in the Southwest, Southeast and East Regions (collectively the “Humana Regions”).  ASES and Humana were unable to agree on the Per Member Per Month fee for each of the Humana Regions for Fiscal Year 2013-2014, and therefore, ASES elected not to renew the Humana Contract, which terminated under the terms thereof on June 30, 2013 (the “Humana Termination Date”).

WHEREAS, the Contractor has agreed to administer and arrange for the provision of  physical health services by Network Providers in all Nine Service Regions of MISalud as a third party administrator under the terms and conditions specified in this Contract.

NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ASES and the Contractor (each individually a “Party” and collectively the “Parties”) hereby agree as follows:

ARTICLE 1	GENERAL PROVISIONS

The Commonwealth implemented certain reforms to its government health program, which serves Medicaid and CHIP recipients, as well as foster care children, certain individuals and families eligible based on income, and certain Government employees, pensioners, and veterans.  The reforms produced an integrated model of physical and behavioral health services, with an emphasis on prevention and on facilitating prompt access to needed primary and specialty services.  The Parties acknowledge that the Contractor shall not be financially responsible or otherwise at risk for the provision of Covered Services and Benefits to Enrollees in the MI Salud Program.

1.1
The Contractor shall assist the Commonwealth by arranging for and administering the delivery of certain services under MI Salud through the described tasks, obligations, and responsibilities specified in, and subject to the terms of, this Contract.

1.1.1
All references in this document to the defined term “Contract” shall be deemed to mean this Contract, and the contractual relationship between the Parties shall now be governed and controlled by this Contract.

1.1.2
All references herein to the Contractor’s compliance with federal or Puerto Rico laws, regulations or rules, including but not limited to 42 CFR Part 438, shall apply to the Contractor and/or Contractor’s provision of Administrative Services only to the extent any such laws, regulations or rules apply to a Prepaid Inpatient Health Plan when such an entity is arranging for the provision of medical services or inpatient hospital or institutional services or providing administrative services.  For the avoidance of doubt, the Parties agree that the Contractor is not providing medical services under this Contract and shall not be regulated as such.  The foregoing notwithstanding, this will not be considered a limitation on the Contractor’s ability to render the Administrative Services.

1.1.3
The Contractor shall ensure all deliverables, official communications and Reports delivered to ASES are submitted in English.  Documentation delivered in Spanish may be accepted by the Administration in its reasonable discretion.  At the request of ASES, the Contractor shall translate to English at its cost any deliverable, communication and Report not delivered in English.

1.2	Background

1.2.1
Effective October 1, 2010, the government health program previously referred to as La Reforma has been known as MI Salud.  MI Salud continues the services offered under La Reforma, but also embodies new policy objectives.

1.2.2	MI Salud has the following objectives:

1.2.2.1	To transform Puerto Rico’s health system through an integrated vision of physical and behavioral health.

1.2.2.2
To encourage the Contractor and other selected health plans to work together with Managed Behavioral Health Organizations (“MBHOs”) in each of nine service regions of Puerto Rico to provide integrated physical and behavioral health services.

1.2.2.3
To establish Primary Medical Groups (“PMGs”), which shall enter agreements with the Contractor, and shall act as the monitors for medical care.  PMGs shall provide, manage, and direct health services, including coordination with behavioral health personnel and specialist services, in a timely manner.

1.2.2.4
To develop within each of the nine service regions a Preferred Provider Network (“PPN”), which shall be composed of physician specialists, laboratories, radiology facilities, hospitals, and Ancillary Service Providers that shall render Covered Services to persons enrolled in MI Salud (“Enrollees”).

1.2.2.5
To facilitate access to quality primary care and specialty services within the PPN by providing all services without the requirement of a referral, and not requiring cost-sharing for services within the PPN.

1.2.2.6
To ensure that, other than through appropriate utilization control measures, services to Enrollees in MI Salud are not refused, restricted, or reduced, including by reason of pre-existing conditions or waiting periods.

1.2.2.7
To support the Puerto Rico Health Department and the Puerto Rico Mental Health and Against Addiction Services Administration (Administración de Servicios de Salud Mental y Contra la Adicción, hereinafter “ASSMCA”) in health education efforts focusing on lifestyles, HIV/AIDS prevention, the prevention of drug and substance abuse, and maternal and child health.

1.3	Groups Eligible for Services Under MI Salud

1.3.1	The following groups served under MI Salud are hereinafter referred to collectively as “Eligible Persons.”

1.3.1.1	Medicaid. These groups shall be referred to hereinafter as “Medicaid Eligible Persons.” All Medicaid eligibility categories, including the following, are eligible to enroll in MI Salud:

1.3.1.1.1
Categorically needy, as defined in 42 CFR Part 436, refers to families and children; aged, blind, or disabled individuals; and pregnant women, who are eligible for Medicaid.  These groups are mandatory eligibility groups who, generally, are receiving or deemed to be receiving cash assistance.

1.3.1.1.2
Families and children refers to eligible members of families with children who are financially eligible under AFDC (Aid to Families with Dependent Children) or medically needy rules and who are deprived of parental support or care as defined under the AFDC program (see 45 CFR 233.90, 233.100).  In addition, this group includes individuals under age 21 who are not deprived of parental support or care but are financially eligible under AFDC rules or medically needy rules.

1.3.1.1.3
Medically needy refers to families, children, aged, blind or disabled individuals, and pregnant women who are not listed as categorically needy but who may be eligible for Medicaid because their income and resources are within limits set by the Commonwealth under its Medicaid Plan (including persons whose income and resources fall within these limits after their incurred expenses for medical or remedial care are deducted).

1.3.1.1.4	Dual eligible beneficiaries refers to persons eligible for both Medicaid and Medicare (either Part A only, or Parts A and B).

1.3.1.1.5
Foster care children in the custody of the Family and Children Administration (Administración de Familias y Niños, hereinafter “ADFAN”), provided that they otherwise meet Medicaid eligibility criteria; and

1.3.1.1.6	Survivors of domestic violence referred by the Office of the Women’s Advocate (Oficina de la Procuradora de las Mujeres), provided that they otherwise meet Medicaid eligibility criteria.

1.3.1.1.7
Former foster care children who, beginning January 1, 2014 are under twenty six (26) years of age, and, as of their eighteenth (18) birthday, they were (1) in foster care and (2) enrolled in Medicaid or a Medicaid waiver program.

1.3.1.2
Children’s Health Insurance Program (CHIP). This group, comprised of children whose family income does not exceed two hundred percent (200%) of the Puerto Rico poverty level, will be referred to hereinafter as “CHIP Eligible Persons.”  The CHIP population may include foster care children in the custody of ADFAN, provided that they otherwise meet CHIP eligibility criteria.

1.3.1.3	Other Groups (Non-Medicaid/CHIP). The following groups, which receive services under MI Salud without any federal participation, will be referred to hereinafter as “Other Eligible Persons.”

1.3.1.3.1	The “Commonwealth Population,” comprised of the following groups:

1.3.1.3.1.1
Certain persons whose family income does not exceed two hundred percent (200%) of the Puerto Rico poverty level, who are between twenty-one (21) and sixty-four (64) years of age, and who do not qualify for either Medicaid or CHIP;

1.3.1.3.1.2	Police officers of the Commonwealth, and their Dependents;

1.3.1.3.1.3	Surviving Spouses of deceased police officers;

1.3.1.3.1.4	Survivors of domestic violence referred by the Office of the Women’s Advocate;

1.3.1.3.1.5	Veterans; and

1.3.1.3.1.6	Any other group of Eligible Persons that may be added during the Term of this Contract as a result of a change in laws or regulations.

1.3.1.3.2	Government Employees and Pensioners, whose eligibility for MI Salud is not based on income.

1.3.1.4	Throughout the term of this Contract, ASES may amend the definition of the eligibility groups to be consistent with any amendments made to the Medicaid State plan.

1.4	Service Regions

1.4.1	The Contractor shall perform Administrative Services under this Contract in the Service Regions.

1.4.2
For the delivery of services under MI Salud, ASES has divided Puerto Rico into nine regions: eight geographical service regions and one “Virtual Region.”  See Attachment 2 for a map of the geographical service regions.

1.4.3
The “Virtual Region” encompasses services provided throughout Puerto Rico to two groups of Enrollees: children who are under the custody of ADFAN; and certain survivors of domestic violence referred by the Office of the Women’s Advocate, who enroll in the MI Salud program.

1.5	Delegation of Authority

Federal law and Puerto Rico law limit the capacity of ASES to delegate decisions to the Contractor.  All decisions relating to public policy and to the administration of the Medicaid, CHIP, and the Puerto Rico government health assistance program included in MI Salud rest with the Puerto Rico Medicaid Program and ASES.

1.6	Availability of Funds

This Contract is subject to the availability of funds on the part of ASES, which in turn is subject to the transfer of federal, Puerto Rico, and municipal funds.  If available funds are insufficient to meet its contractual obligations, ASES reserves the right to terminate this Contract, pursuant to Sections 35.1.1.3 and 35.2.1.3 of this Contract.

ARTICLE 2	DEFINITIONS

Whenever capitalized in this Contract, the following terms have the respective meaning set forth below, unless the context clearly requires otherwise.

Act 72: The law of the Commonwealth, adopted on September 7, 1993, and subsequently amended, which created the Puerto Rico Health Insurance Administration (ASES) and empowered ASES to administer certain government health programs.

Abandoned Call: A call initiated to a Call Center that is ended by the caller before any conversation occurs or before a caller is permitted access to a caller-selected option.

Abuse: Provider practices that are inconsistent with sound fiscal, business, or medical practices, and result in unnecessary cost to the MI Salud Program, or in reimbursement for services that are not Medically Necessary or that fail to meet professionally recognized standards for Health Care. It also includes Enrollee practices that result in unnecessary cost to the Medicaid program.

Access: Adequate availability of Benefits to fulfill the needs of Enrollees.

Action: The denial or limited authorization of a requested service, including the type or level of service; the reduction, suspension, or termination of a previously authorized service; the denial, in whole or part, of payment for a service (including in circumstances in which an Enrollee is forced to pay for a service; the failure to provide services in a timely manner (within the timeframes established by this Contract or otherwise established by ASES); or the failure of the Contractor to act within the timeframes provided in 42 CFR 438.408(b).

ADFAN: Families and Children Administration (Administración de Familias y Niños), which is responsible for foster care children in the custody of the Commonwealth.

Administrative Fee:  The monthly amount that ASES will pay to the Contractor for performing the Administrative Services which shall be determined by multiplying the number of Enrollees by the Per Member Per Month Administrative Fee.  This payment is made, without any deduction or Withhold unless otherwise specified in this Contract, regardless of whether Enrollees receive Covered Services or Benefits during the period covered by the payment.

Administrative Services: The Contractual obligations of the Contractor to perform administrative services with respect to the provision of Covered Services as set forth in this Contract, including Case Management, Disease Management, Utilization Management, Credentialing Network Providers, Network management, quality improvement, Marketing, Enrollment, Enrollee services, Claims administration, Information Systems, financial management and reporting, and other administrative services to be performed by the Contractor as specified in this Contract or as may be mutually agreed by the Parties in writing by amending this Contract.

Administrative Law Hearing: The appeal process administered by the Commonwealth and as required by federal law, available to Enrollees and Providers after they exhaust the applicable grievance system and complaint process with the Contractor

Administrative Referral: A Referral of an Enrollee by the Contractor to a Provider or facility located outside the PPN, when the Enrollee’s PCP or other PMG physician does not provide a Referral in the required time period.

Advance Directive: A written instruction, such as a living will or durable power of attorney for Health Care, as defined in 42 CFR 489.100, and as recognized under Puerto Rico law under Act 160 of November 17, 2001, as amended, relating to the provision of health care when the individual is incapacitated.

Agent: An entity that contracts with ASES to perform administrative services, including but not limited to: fiscal agent activities; outreach, eligibility, and Enrollment activities; and Information Systems and technical support.

Ancillary Services: Professional services, including laboratory, radiology, physical therapy, and respiratory therapy, which are provided in conjunction with other medical or hospital care.

Appeal:  An Enrollee request for a review of an Action.

ASES: Administración de Seguros de Salud de Puerto Rico (the Puerto Rico Health Insurance Administration), the entity in the Commonwealth responsible for oversight and administration of the MI Salud Program, or its Agent.

ASES Information: All proprietary data and/ or information generated from all data requested, received, created, provided, managed and stored by the Contractor, -in hard copy, digital image or electronic format - from ASES and/or Enrollees (as defined in Art. 2, Definitions) necessary or arising out of this Contract, except for the Contractor Proprietary Information.

ASSMCA: Administración de Servicios de Salud Mental y Contra la Addicción (the Puerto Rico Mental Health and Against Addiction Services Administration), the government agency responsible for the planning and establishment of mental health and substance abuse policies and procedures and for the coordination, development, and monitoring of all behavioral health services rendered to Enrollees in MI Salud.

Authorized Representative:  A person authorized by an Enrollee in writing to make health-related decisions on behalf of an Enrollee, including, but not limited to, Enrollment and Disenrollment decisions, filing Complaints, Grievances, and Appeals, and choice of a PCP or PMG.

Authorized Signatory:  An individual designated by the Contractor who is either the Contractor’s Chief Executive Officer, the Contractor’s Chief Financial Officer, or an individual who has delegated authority to sign for, and who reports directly to, the Contractor’s Chief Executive Officer or Chief Financial Officer.

Automatic Assignment (or Auto-Assignment):  The assignment of an Enrollee to a Primary Medical Group and a Primary Care Physician by the Contractor, normally at the time that ASES or the Contractor Auto-Enrolls the person in the MI Salud Program.

Auto-Enrollment: The Enrollment of an individual who is certified eligible for Medicaid or CHIP and the Commonwealth Population, in a MI Salud Plan by the Contractor without any action by the individual, as provided in Articles 4 and 5 of this Contract.

Basic Coverage: The MI Salud Covered Services listed in Section 7.5 of this Contract, which are available to all Enrollees.

Benefits: The services set forth in this Contract, including Basic Coverage, Dental Services and Special Coverage for which the Contractor has agreed to provide Administrative Services.

Blocked Call: A call that cannot be connected immediately because no circuit is available at the time the call arrives or the telephone system is programmed to block calls from entering the queue when the queue backs up beyond a defined threshold.

Business Days:  Traditional workdays, including Monday, Tuesday, Wednesday, Thursday, and Friday.  Puerto Rico holidays are excluded.

Calendar Days:  All seven days of the week.

Call Center: A telephone service facility equipped to handle a large number of inbound and outbound calls.

Capitation: A method of risk sharing reimbursement contained in a written agreement through which a Provider agrees to provide specified health care services to Enrollees for a fixed amount per month.

Case Management: An Administrative Service comprised of a set of Enrollee-centered steps to ensure that an Enrollee with intensive needs, including catastrophic or high-risk conditions, receives needed services in a supportive, effective, efficient, timely, and cost-effective manner.

Centers for Medicare and Medicaid Services: The agency within the U.S. Department of Health and Human Services with responsibility for the Medicare, Medicaid and the Children’s Health Insurance Programs.

Center for the Collection of Municipal Revenues: The municipal tax collection agency of the Commonwealth.

Central Access Units: Clinics that serve as points of entry for Enrollees seeking to access Behavioral Health Services, which are staffed by an interdisciplinary team responsible for referring Enrollees to the required level of treatment, and for tracking and monitoring quality in the delivery of Behavioral Health Services.

Certification: As provided in Section 4.3.3 of this Contract, a decision by the Puerto Rico Medicaid Program that a person is eligible for services under the MI Salud Program because the person is Medicaid Eligible, CHIP Eligible, or a member of the Commonwealth Population. Some public employees and pensioners may enroll in MI Salud without first receiving a Certification.

Children’s Health Insurance Program (“CHIP”): The Commonwealth’s Children’s Health Insurance Program established pursuant to Title XXI of the Social Security Act.

CHIP Eligible Person: A child eligible to enroll in the MI Salud Program because he or she is eligible for CHIP.

Chronic Condition: An ongoing physical, behavioral, or cognitive disorder, with duration of at least twelve (12) months with resulting functional limitations, reliance on compensatory mechanisms (medications, special diet, assistive devices, etc.) and service use or need beyond that which is normally considered routine.

Claim:  Whether submitted manually or electronically, a bill for Covered Services, a line item of Covered Services, or all Covered Services for one Enrollee within a bill.

Claims Payment:  The amount that ASES pays the Contractor for Claims submitted by Providers for Covered Services provided to Enrollees under this Contract.

Claims Payment Report:  The report required to be submitted each fifteenth (15th) and (30th) day of each calendar month by the Contractor with detailed claims information and check request numbers consistent with Article 16.

Clean Claim: A Claim received by the Contractor for adjudication, which can be processed without obtaining additional information from the Provider of the service or from a Third Party, as provided in Section 23.4.5.1 of this Contract.  It includes a claim with errors originating in the Contractor’s claims system.  It does not include a claim from a Provider who is under investigation for Fraud, Waste or Abuse, or a claim under review for Medical Necessity.

Cold-Call Marketing:  Any unsolicited personal contact by the Contractor with an Eligible Person, for the purposes of marketing.

Commonwealth Population: A group eligible for participation in MI Salud as Other Eligible Persons, with no federal participation in the cost of their coverage, which is comprised of low-income persons and other groups listed in Section 1.3.1.3.1 of this Contract.

Complaint: The procedure for addressing Enrollee complaints, defined as expressions of dissatisfaction about any matter other than an Action that are resolved at the point of contact rather than through filing a formal grievance.

Comprehensive Care Centers (“CCuSaI”): Integrated care centers focused on prevention, offering additional services in the areas of health promotion, healthy lifestyles, and preventing chronic diseases.

Contract:  This written agreement between ASES and the Contractor; comprised of the Contract, any addenda, appendices, attachments, or amendments thereto.

Contract Term: The duration of time that this Contract is in effect (including any Transition Period), as defined in Article 21 of this Contract.

Contractor: Triple-S Salud, Inc., a corporation licensed as an insurer by the Puerto Rico Insurance Commissioner’s Office (“PRICO”), which contracts hereunder with ASES for the provision of Administrative Functions.

Contractor Proprietary Information:  As defined in Section 28.1.2 of this Contract.

Conversion Clause: The provision in Section 5.5 of this Contract giving the Enrollee the right to apply for a direct pay insurance policy from the Contractor upon the Effective Date of Disenrollment from the Plan.

Co-Payment: A cost-sharing requirement which is a fixed monetary amount paid by the Enrollee to a Provider for certain Covered Services as specified by ASES.

Corrective Action Plan:  The detailed written plan required by ASES from the Contractor to correct or resolve a deficiency which may include a remedy as provided in Article 19 and Article 20 of this Contract.

Cost Avoidance: A method of paying Claims in which the Provider is not reimbursed until the Provider has demonstrated that all available health insurance, and other sources of Third Party Liability, have been exhausted.

Countersignature: An authorization provided by the Enrollee’s PCP, or another Provider within the Enrollee’s PMG, for a prescription written by another Provider to be dispensed.

Covered Services:  Those Medically Necessary physical health care services (listed in Article 7 of this Contract) provided to Enrollees by Providers, the payment or indemnification of which is covered under this Contract.

Credentialing:  The Contractor’s determination as to the qualifications of a specific Provider to render specific health care services.

Credible Allegation of Fraud:  Refers to any allegation that has been verified by a State, the Commonwealth or ASES, as the case may be, and that has indicia of reliability that comes from any source.

Cultural Competency:  A set of interpersonal skills that allow individuals to increase their understanding, appreciation, acceptance, and respect for cultural differences and similarities within, among and between groups and the sensitivity to know how these differences influence relationships with Enrollees.  This requires a willingness and ability to draw on community-based values, traditions and customs, to devise strategies to better meet culturally diverse Enrollee needs, and to work with knowledgeable persons of and from the community in developing focused interactions, communications, and other supports.

Cultural Competency Plan:  Shall have the meaning ascribed to such term in Section 6.10.1 of this Contract.

Daily Basis: Each Business Day.

Data: A series of meaningful electrical signals that may be manipulated, assigned;

Data Set: Demographic, health or other information elements suitable for specific use.

Deductible: In the context of Medicare, the dollar amount of covered services that must be incurred before Medicare will pay for all or part of the remaining covered services.

Dental Services: The dental services provided under MI Salud, listed in Section 7.6 of this Contract.

Dependent: A person who is enrolled in MI Salud as the spouse or child of the principal Enrollee.

Deliverable:  A document, manual or report submitted to ASES by the Contractor to fulfill requirements of this Contract.

Disaster Recovery and Business Continuity Plan: A documented Plan (process) to restore vital and critical information/health care technology system in the event of business interruption from human, technical or natural causes; focuses mainly on technology systems, encompassing critical hardware, operating and application software, and tertiary elements required to support the operating environment; must support the process requirement to restore vital business data inside the defined business requirement, including an emergency mode operation plan still necessary.

Disease Management: An Administrative Service comprised of a set of Enrollee-centered steps to provide coordinated care to Enrollees suffering from diseases listed in Section 7.8.3 of this Contract.

Disenrollment: The termination of a person’s Enrollment in the MI Salud Plan.

Dual Eligible Beneficiary: An Enrollee eligible for both Medicaid and Medicare.

Durable Medical Equipment:  Equipment, including assistive technology, which: a) can withstand repeated use; b) is used to service a health or functional purpose; c) is ordered by a Health Care Professional to address an illness, injury or disability; and d) is appropriate for use in the home, work place, or school.

Early and Periodic Screening, Diagnostic, and Treatment (EPSDT) Program:  A Medicaid-mandated program that covers screening and diagnostic services to determine physical and mental deficiencies in Enrollees less than twenty-one (21) years of age, and health care, prevention, treatment, and other measures to correct or ameliorate any deficiencies and chronic conditions discovered.

Effective Date of the Contract: The first day of the Term of this Contract, which shall be the date upon which the Contract is fully executed as specified on the signature page of this Contract, but in no event later than the Implementation Date.

Effective Date of Disenrollment: The date, as defined in Section 4.5.3 of this Contract, on which an Enrollee ceases to be covered under the MI Salud Plan.

Effective Date of Enrollment: The date, as defined in Section 4.4.1 of this Contract, on which an Eligible Person becomes an Enrollee and acquires coverage under the MI Salud Plan.

Electronic Health Record (EHR) System: An electronic record of health-related information on an individual that is created, gathered, managed and consulted by authorized health care clinicians and staff and certified by ONC-Authorized Testing and Certification Bodies (ONC-ATCBs).

Eligible Person: A person eligible to enroll in the MI Salud Program, as provided in Section 1.3.1 of this Contract, by virtue of being Medicaid Eligible, CHIP Eligible, or an Other Eligible Person.

Emergency Medical Condition or Medical Emergency: A medical or mental health condition, regardless of diagnosis or symptoms, manifesting itself by acute symptoms of sufficient severity (including severe pain) that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect to result in the following, in the absence of immediate medical attention:  (i) placing the physical or mental health of the individual (or, with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy; (ii) seriously impairing bodily functions; or (iii) causing serious dysfunction of any bodily organ or part.

Emergency Services: Covered Services (as described in Section 7.5.9 of this Contract) furnished by a qualified Provider in an emergency room that are needed to evaluate or stabilize an Emergency Medical Condition as defined above.

Encounter:  A distinct set of services provided to an Enrollee in a face-to-face setting on the dates that the services were delivered, regardless of whether the Provider is paid on a Fee-for-Service or Capitated basis.  Encounters with more than one Health Care Professional, and multiple Encounters with the same Health Care Professional, that take place on the same day in the same location will constitute a single Encounter, except when the Enrollee, after the first Encounter, suffers an illness or injury requiring an additional diagnosis or treatment.

Encounter Data:  (i) All data captured during the course of a single Encounter that specify the diagnoses, comorbidities, procedures (therapeutic, rehabilitative, maintenance, or palliative), pharmaceuticals, medical devices and equipment associated with the Enrollee receiving services during the Encounter; (ii) The identification of the Enrollee receiving and the Provider(s) delivering the health care services during the single Encounter; and, (iii) A unique, i.e. unduplicated, identifier for the single Encounter.

Enrollee: A person who is currently enrolled in the Plan, as provided in this Contract, and who, by virtue of relevant federal and Puerto Rico laws and regulations, is an Eligible Person listed in Section 1.3.1 of this Contract.

Enrollment: The process by which an Eligible Person becomes a member of the MI Salud Plan.

EPSDT Checkups:  Shall have the meaning ascribed to such term in Section 7.9.3.1 of this Contract.

EPSDT Eligible Children:  Shall have the meaning ascribed to such term in Section 7.9.1 of this Contract.

EPSDT Plan:  Shall have the meaning ascribed to such term in Section 7.9.1.1 of this Contract.

External Quality Review Organization (“EQRO”):  An organization that meets the competence and independence requirements set forth in 42 CFR 438.354 and performs analysis and evaluation on the quality, timeliness, and access to Covered Services and Benefits to Enrollees with respect to which the Contractor provides Administrative Services under this Contract.

Federally Qualified Health Center (“FQHC”):  An entity that provides outpatient health programs pursuant to Section 1905(l)(2)(B) of the Social Security Act.

Federally Qualified Health Center (“FQHC”) Services:  Services furnished to an individual as an outpatient of an FQHC.

Fee-for-Service:  A method of reimbursement based on payment for specific Covered Services rendered to an Enrollee.

Final Report:  Shall have the meaning ascribed to such term in Section 35.4.4 of this Contract.

Fiscal Year: The period from July 1 of one calendar year through June 30 of the following calendar year.

Fraud:  An intentional deception or misrepresentation made by a person with the knowledge that the deception could result in some unauthorized benefit or financial gain to him/herself or some other person, and it includes any act that constitutes Fraud under applicable federal or Puerto Rico law.

General Network: The group of Providers under contract with the Contractor that are not members of the Contractor’s Preferred Provider Networks.

Grievance: An expression of dissatisfaction about any matter other than an Action.

Grievance System:  The overall system that includes Complaints, Grievances, and Appeals at the Contractor level, as well as access to the Administrative Law Hearing process.

Health Care Acquired Conditions: A medical condition for which an individual was diagnosed that could be identified by a secondary diagnostic code described in Section 1886(d)(4)(D)(iv) of the Social Security Act.

Health Care Professional:  A physician or other health care professional, including but not limited to podiatrists, optometrists, chiropractors, psychologists, dentists, physician’s assistants, physical or occupational therapists and therapists assistants, speech-language pathologists, audiologists, registered or licensed practical nurses (including nurse practitioners, clinical nurse specialist, certified registered nurse anesthetists, and certified nurse midwives), licensed certified social workers, registered respiratory therapists, and certified respiratory therapy technicians.

Health Certificate: Certificate issued by a physician after an examination that includes Venereal Disease Research Laboratory (“VRDL”) and tuberculosis (“TB”) tests if the individual suffers from a contagious disease that could incapacitate him or her or prevent him or her from doing his or her job, and does not represent a danger to public health.

Health Information Exchange: is the secure and effective electronic transmission (push–pull) of patient health information between healthcare providers, across organizations within a region, community or hospital system, within a jurisdiction and/or between jurisdictions.

Health Information Organization: is an organization that oversees and governs services related to the exchange of health-related information among organizations (cover entities) according to nationally recognized standards, as defined in The National Alliance for Health Information Technology Report to the Office of the National Coordinator for Health Information Technology.

Health Information Technology for Economic and Clinical Health (HITECH) Act : Public Law 111-5 (2009), including all related rules, regulations and procedures thereunder.

Health Insurance Portability and Accountability Act (“HIPAA”):  A law enacted in 1996 by the Congress of the United States, including all related rules, regulations and procedures thereunder.

Healthy Child Care: The battery of screenings (listed in Section 7.5.3.1 of this Contract) provided to children under age two (2) who are Medicaid- or CHIP Eligible as part of Puerto Rico’s Early and Periodic Screening, Diagnostic and Treatment Program.

HEDIS: The Healthcare Effectiveness Data and Information Set, a set of performance measures for managed care developed by the National Committee for Quality Assurance (“NCQA”).
Immediately or Immediate: Within twenty-four (24) hours, unless otherwise provided in this Contract.

Implementation Date of the Contract: The date on which the Contractor shall first be entitled to compensation for providing Administrative Services and arranging for the provision of Covered Services and Benefits under this Contract, which is July 1, 2013.

Incurred-But-Not-Reported (IBNR):  Estimate of unpaid Claims liability, including received but unpaid Claims.

Indian: Indian means an individual, defined at title 25 of the U.S.C. sections 1603(c), 1603(f), 1603(f) or who has been determined eligible, as an Indian, pursuant to 42 C.F.R. 136.12 or Title V of the Indian Health Care Improvement Act, to receive health care services from Indian health care providers (HIS, an Indian Tribe, Tribal Organization, or Urban Indian Organization-I/T/U) or through referral under Contract Health Services.

Information: Data to which meaning is assigned, according to context and assumed conventions; Meaningful fractal data for decision support purposes.

Information Service: The component of Tele MI Salud, a Call Center operated by the Contractor (described in Section 6.8 of this Contract), intended to assist Enrollees with routine inquiries which shall be fully staffed between the hours of 7:00 a.m. and, 7:00 p.m., Monday through Friday, excluding Puerto Rico holidays.

Information System(s): A combination of computing and communications hardware and software that is used in: (a) the capture, storage, manipulation, movement, control, display, interchange and/or transmission of information, i.e. structured data (which may include digitized audio and video) and documents; and/or (b) the processing of such information for the purposes of enabling and/or facilitating a business process or related transaction.

Insolvent: Unable to meet or discharge financial liabilities.

Integration Model: The service delivery model under the MI Salud Program, providing physical and behavioral health services in close coordination, to ensure optimum detection, prevention, and treatment of physical and behavioral health conditions.

MA-10: Form issued by the Puerto Rico Medicaid Program, entitled “Notice of Action Taken,” containing the Certification decision (whether a person was determined eligible or ineligible for Medicaid, CHIP, or the Commonwealth Population).

Managed Behavioral Health Organization (“MBHO”): An entity that contracts with ASES for the provision of the behavioral health component of the MI Salud Program.

Managed Care Organization (“MCO”): An entity that is organized for the purpose of providing health care and is licensed as an insurer by the Puerto Rico Insurance Commisioner’s Office, which contracts with ASES for the provision of Covered Services and Benefits, except for Behavioral Health Services, in designated Service Regions, under the MI Salud Program. For the avoidance of doubt, the Parties agree that Contractor is not an MCO for purposes of this Contract.

Marketing:  Any communication from the Contractor to any Eligible Person regarding the MI Salud Program that can reasonably be interpreted as intended to influence the individual to enroll in the MI Salud Plan, or not to enroll in another plan, or to disenroll from another plan.

Marketing Materials: Materials that are produced in any medium, by or on behalf of the Contractor, that can reasonably be interpreted as intended to market to individuals the MI Salud Program.

Master Formulary:  The list of pharmaceutical products set forth on Attachment 5 to this Contract.

Medicaid:  The joint federal/state program of medical assistance established by Title XIX of the Social Security Act.

Medicaid Eligible Person:  An individual eligible to receive services under Medicaid, who is eligible, on this basis, to enroll in the MI Salud Program.

Medicaid Management Information System (MMIS):  Computerized system used for the processing, collecting, analysis and reporting of Information needed to support Medicaid and CHIP functions. The MMIS consists of all required subsystems as specified in the State Medicaid Manual.

Medical Advice Service: The twenty-four (24) hour emergency medical advice toll-free phone line operated by the Contractor through its Tele MI Salud service, described in Section 6.8 of this Contract.

Medical Record:  The complete, comprehensive record of an Enrollee including, but not limited to, x-rays, laboratory tests, results, examinations and notes, accessible at the site of the Enrollee’s Network Primary Care Physician or Provider, that documents all health care services received by the Enrollee, including inpatient, outpatient, ancillary, and emergency care, prepared in accordance with all applicable federal and Puerto Rico rules and regulations, and signed by the Provider rendering the services.

Medical Necessity or Medically Necessary: Shall have the meaning ascribed to such terms in Section 7.2 of this Contract.

Medicare: The federal program of medical assistance for persons over age 65 and certain disabled persons under Title XVIII of the Social Security Act.

Medicare Part A: The part of the Medicare program that covers inpatient hospital stays and skilled nursing facility, home health, and hospice care.

Medicare Part B: The part of the Medicare program that covers physician, outpatient, home health, and preventive services.

Medicare Part C: The part of the Medicare program that permits Medicare recipients to select coverage among various private insurance plans.

Medicare Platino: A program administered by ASES for Dual Eligible Beneficiaries, in which managed care organizations or other insurers under contract with ASES function as Part C plans to provide services covered by Medicare, and also to provide a “wraparound” benefit of Covered Services and Benefits under MI Salud.

MI Salud (or “the MI Salud Program”): The government health services program (formerly referred to as “La Reforma”) offered by the Commonwealth, and administered by ASES, which serves a mixed population of Medicaid Eligible, CHIP Eligible, and Other Eligible Persons, and emphasizes integrated delivery of physical and behavioral health services.

MI Salud Plan or Plan: The physical health component of the MI Salud Program offered to Eligible Persons in the Service Regions covered by this Contract, and with respect to which the Contractor shall provide Administrative Services under this Contract.

MI Salud Policies and Procedures:  Shall have the meaning ascribed to such term in Section 4.7.3 of this Contract.

National Provider Identifier: The unique identifying number system for Providers created by the Centers for Medicare & Medicaid Services (CMS), through the National Plan and Provider Enumeration System.

Negative Redetermination Decision: A decision by the Puerto Rico Medicaid Program that a person is no longer eligible for services under the MI Salud Program (because the person no longer meets the eligibility standards for Medicaid, CHIP, or Puerto Rico’s government health assistance program).

Network: The entire group of Providers under contract with the Contractor, including those that are members of the General Network and those that are members of the PPN.

Network Provider: A Provider that has a contract with the Contractor under the MI Salud Program.  This term includes Providers in the General Network and Providers in the PPN.

Non-Emergency Medical Transportation (“NEMT”): Transportation for a non-emergency service.

Notice of Action: The notice described in Section 14.4.3 of this Contract, in which the Contractor notifies both the Enrollee and the Provider of an Action.

Notice of Disposition: The notice in which the Contractor explains in writing to the Enrollee and the Provider of the results and date of resolution of a Complaint, Grievance, or Appeal.

Office of the Patient Advocate: An office of the Commonwealth created by Law 11 of April 11, 2001, which is tasked with protecting the patient rights and protections contained in the Patient’s Bill of Rights Act.

Office of the Women’s Advocate: An office of the Commonwealth which is tasked, among other responsibilities, with protecting victims of domestic violence.

Other Eligible Person: A person eligible to enroll in the MI Salud Program under Section 1.3.1.3 of this Contract, who is not Medicaid- or CHIP Eligible; this group is comprised of the Commonwealth Population and certain public employees and pensioners.

Out-of-Network Provider: A Provider that does not have a contract with the Contractor under MI Salud; i.e., the Provider is not in either the General Network or the PPN.

Patient Protection and Affordable Care Act (PPACA): Public Law 111-148 (2010) and the Health Care and Education Reconciliation Act of 2010 (Public Law 111-152 (2010), including all related rules, regulations and procedures thereunder.

Patient’s Bill of Rights Act: Law 194 of August 25, 2000, as amended, a law of the Commonwealth relating to patient rights and protection.

Per Member Per Month Administrative Fee: The monthly amount that ASES will pay to the Contractor per member per month (PMPM) in accordance with Attachment 11 of this Contract, in consideration of the Administrative Services.

Pharmacy Benefit Manager (PBM):  An entity under contract with ASES under the MI Salud Program, responsible for the administration of pharmacy Claims processing, formulary management, drug utilization review, pharmacy network management, and Enrollee information services relating to Pharmacy Services.

Pharmacy Program Administrator (PPA): An entity, under contract with ASES, responsible for implementing and offering support to ASES and the contracted PBMs in the negotiation of rebates and development of the Maximum Allowable Cost (“MAC”) List.

Physician Incentive Plan:  Any compensation arrangement between the Contractor and a physician or physician group that is intended to advance Utilization Management.

Plan:  See definition of the MI Salud Plan.

Post-Stabilization Services: Covered Services, relating to an Emergency Medical Condition, that are provided after an Enrollee is stabilized, in order to maintain the stabilized condition, or to improve or resolve the Enrollee’s condition.

Potential Enrollee:  A person who has been Certified by the Puerto Rico Medicaid Program as eligible to enroll in MI Salud (whether on the basis of Medicaid eligibility, CHIP eligibility, or eligibility as a member of the Commonwealth Population), but whose auto-assignment process has not been completed.
PR Prompt Payment Law: collectively, Chapter 30 of the Puerto Rico Insurance Code and Rule Number 73 promulgated thereunder by the Puerto Rico Insurance Commissioner’s Office.

Preferential Turns: The policy of requiring Network Providers to give priority in treating Enrollees from the island municipalities of Vieques and Culebra, so that they may be seen by a Provider within a reasonable time after arriving in the Provider’s office.  This priority treatment is necessary because of the remote locations of these municipalities, and the greater travel time required for their residents to seek medical attention.

Preferred Drug List (“PDL”): A published subset of pharmaceutical products used for the treatment of physical and behavioral health conditions developed by the PPA from the Master Formulary after clinical and financial review.

Preferred Provider Network: A group of Network Providers that MI Salud Enrollees may access without any requirement of a Referral or Prior Authorization; provides services to MI Salud Enrollees without imposing any Co-Payments; and meets the Network requirements described in Article 9 of this Contract.

Prepaid Inpatient Health Plan (“PIHP”):  An entity that: (a) provides medical services to Enrollees under a contract with ASES with prepaid Capitation or other payment arrangements that do not use State plan payment plans; (b) provides, arranges for, or otherwise has responsibility for the provision of any inpatient hospital or institutional services for its Enrollees; and (c) does not have a comprehensive risk contract.

Preventive Services: Health care services provided by a physician or other Health Care Professional within the scope of his or her practice under Puerto Rico law to prevent disease, disability, or other health conditions; and to promote physical and mental health and efficiency.

Primary Care: All health care services, including periodic examinations, preventive health care services and counseling, immunizations, diagnosis and treatment of illness or injury, coordination of overall medical care, record maintenance, and initiation of Referrals to specialty Providers described in this Contract and for maintaining continuity of patient care.

Primary Care Physician (“PCP”): A licensed medical doctor (MD) who is a Provider and who, within the scope of practice and in accordance with Puerto Rico certification and licensure requirements, is responsible for providing all required Primary Care to Enrollees.   The PCP is responsible for determining services required by Enrollees, provides continuity of care, and provides Referrals for Enrollees when Medically Necessary.

Primary Medical Group (“PMG”): A grouping of associated Primary Care Physicians and other Providers for the delivery of services to MI Salud Enrollees using a coordinated care model.  PMGs may be organized as Provider care organizations, or as another group of Providers who have contractually agreed to offer a coordinated care model to MI Salud Enrollees under the terms of this Contract.

Prior Authorization:  Authorization granted by the Contractor in advance of the rendering of a Covered Service, which, in some instances, is made a condition for receiving the Covered Service.

Provider:  Any physician, hospital, facility, or other Health Care Professional who is licensed or otherwise authorized to provide health care services in the jurisdiction in which they are furnished.

Provider Contract:  Any written contract between the Contractor and a Provider setting forth the terms and conditions under which the Provider will provide Covered Services to Enrollees under this Contract.

Psychiatric Emergency: A psychiatric condition manifesting itself in acute symptoms of sufficient severity (including severe pain) that a prudent layperson, who possesses an average knowledge of health and medicine could reasonably expect the absence of immediate medical attention to result in placing the health of the individual (or, with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy, or in causing serious impairments of bodily functions, or serious dysfunction of any bodily organ or part.  A Psychiatric Emergency shall not be defined on the basis of lists of diagnoses or symptoms.

Puerto Rico Health Department (“Health Department”): The Single State Agency charged with administration of the Medicaid Program of the Commonwealth, which (through the Puerto Rico Medicaid Program) is responsible for Medicaid and CHIP eligibility determinations.

Puerto Rico Insurance Commissioner’s Office (“PRICO”): The Puerto Rico Government agency responsible for regulating, monitoring, and licensing insurance business.

Puerto Rico Medicaid Program: The subdivision of the Puerto Rico Health Department that conducts eligibility determinations for Medicaid, CHIP, and the Commonwealth Population.

Quality Assessment and Performance Improvement Program (QAPI): A set of programs aiming to increase the likelihood of desired health outcomes of Enrollees through the provision of health services that are consistent with current professional knowledge; the QAPI Program includes incentives to comply with HEDIS standards, to provide adequate preventive service, and to reduce the unnecessary use of Emergency Services.

Quality Incentive Program: Shall have the meaning ascribed to such term in Article 12 of the Contract.

Reasonable Efforts: means the taking of those steps in the power of the relevant Party that are capable of producing the desired result, being steps which a reasonable person desiring to achieve such result would take; provided that, subject to the relevant Party’s other express obligations under this Agreement, the relevant Party shall not be required to expend any funds other than those funds (A) necessary to meet the reasonable costs reasonably incidental or ancillary to the steps to be taken by the relevant Party and (B) the expenditure of which is not the obligation of the other Party hereunder.

Recertification: A determination by the Puerto Rico Medicaid Program that a person previously enrolled in MI Salud subsequently received a Negative Redetermination Decision, is again eligible for services under the MI Salud Program.

Redetermination: The periodic redetermination of eligibility for Medicaid, CHIP, or the Commonwealth Population, conducted by the Puerto Rico Medicaid Program.

Referral:  A request by a PCP or other Provider in the PMG for an Enrollee to be evaluated and/or treated by a different Provider, usually a specialist.

Reinsurance:  An agreement whereby ASES transfers risk or liability for losses, in whole or in part, sustained under this Contract.  A reinsurance agreement may also exist at the Provider level through a stop-loss arrangement as provided in Section 23.3 of this Contract.

Remedy: ASES’s means to enforce the terms of the Contract through liquidated damages and other sanctions.

Reports:  Shall have the meaning ascribed to such term in Section 18.2 of this Contract.

Retention Fund: Shall have the meaning ascribed to such term in Section 12.5.2 of this Contract..

Runoff Period: A period not to exceed ten (10) consecutive months, commencing on the Calendar Day immediately following the Termination Date.

Rural Health Clinic (“RHC”): A clinic that is located in an area that has a health-care Provider shortage.  An RHC provides primary health care and related diagnostic services and may provide optometric, podiatry, chiropractic and mental health services.  An RHC employs, contracts or obtains volunteer services from Providers to provide services.

Service Authorization Request: An Enrollee’s request for the provision of a Covered Service.

Service Region: A geographic area comprised of those municipalities where the Contractor is responsible for providing services under the MI Salud Program which for purposes of this Contract shall include all nine service regions of the MI Salud Program.

Span of Control: Information systems and telecommunications capabilities that the Contractor operates or for which it is otherwise legally responsible according to the terms and conditions of this Contract.  The Contractor’s Span of Control also includes Systems and telecommunications capabilities outsourced by the Contractor.

Special Coverage: A component of Covered Services, described in Section 7.7 of this Contract, which are more extensive than the Basic Coverage services, and for which Enrollees are eligible only by “registering”; registration for Special Coverage is based on intensive medical needs occasioned by serious illness.

Subcontract: Any written contract between the Contractor and a third party, including a Provider, to perform a specified part of the Contractor’s obligations under this Contract.

Subcontractor(s): A third party to a written contract with the Contractor to perform a specified part of the Contractor’s obligations under this Contract.

Systems Unavailability: As measured within the Contractor’s information systems Span of Control, when a system user does not get the complete, correct full-screen response to an input command within three (3) minutes after depressing the “Enter” or other function key.

Telecommunication Device for the Deaf (“TDD”):  Special telephone devices with keyboard attachments for use by individuals with hearing impairments who are unable to use conventional phones.

Tele MI Salud: The Enrollee support Call Center that the Contractor shall operate as described in Section 6.8 of this Contract, containing two components: the Information Service and the Medical Advice Service.

Tele MI Salud Outreach Program:  Shall have the meaning ascribed to such term in Section 6.8.12 of this Contract.

Terminal Condition: A condition caused by injury, illness, or disease, from which, to a reasonable degree of certainty, will lead to the patient’s death in a period of, at most, six (6) months.

Termination Date of Contract or Termination Date: The final date upon which the Contractor is required to provide Administrative Services hereunder including any services rendered during the Transition Period, but excluding the Runoff Period, as described in Articles 34 and 35 of this Contract.

Third Party:  Any person, institution, corporation, insurance company, public, private or governmental entity who is or may be liable in Contract, tort, or otherwise by law or equity to pay all or part of the medical cost of injury, disease or disability of an Enrollee.

Third Party Liability: Legal responsibility of any Third Party to pay for health care services.

Transition Report:  Any Report that is not otherwise required to be prepared by the Contractor during the Contract Term, except upon ASES’s reasonable request during the Transition Period regarding the Contractor’s operations with respect to the MI Salud Program under this Contract during the Transition Period or the Runoff Period.

Urgency:  Shall have the meaning ascribed to such term in the Patient’s Bill of Rights Act.

Utilization:  The rate patterns of service usage or types of service occurring within a specified time.

Utilization Management (“UM”):  A service performed by the Contractor which seeks to ensure that Covered Services provided to Enrollees are in accordance with, and appropriate under, the standards and requirements established by this Contract, or a similar program developed, established or administered by ASES.

Virtual Region: The Service Region for the MI Salud Program that is comprised of children who are in the custody of ADFAN, as well as certain survivors of domestic violence referred by the Office of the Women’s Advocate, who enroll in the MI Salud Program.  The Virtual Region encompasses services for these Enrollees throughout Puerto Rico.

Week: The traditional seven-day week, Sunday through Saturday.

Withhold:  A percentage of payments or set dollar amounts that ASES deducts from its payment to the Contractor, or that the Contractor deducts from its payment to a Network Provider, depending on specific predetermined factors.

ARTICLE 3	ACRONYMS

The acronyms included in this Contract stand for the following terms.

ACH -	Automated Clearinghouse

ADFAN -	Puerto Rico Administración de Familias y Niños, or Families and Children Administration

AICPA -	American Institute of Certified Public Accountants

ARRA -	American Recovery and Reinvestment Act of 2009

ASES -	Administración de Seguros de Salud, or Puerto Rico Health Insurance Administration

ASSMCA -	The Mental Health and Against Addiction Services Administration or Administración de Servicios de Salud Mental y Contra la Addicción

ASUME -	Minor Children Support Administration or Administración para el Sustento de Menores

BC-DR -	Business Continuity and Disaster Recovery

CCuSAI -	Comprehensive Health Center

CFR -	Code of Federal Regulations

CHIP -	Children’s Health Insurance Program

CLIA -	Clinical Laboratory Improvement Amendment

CMS -	Centers for Medicare & Medicaid Services

DME -	Durable Medical Equipment

DRG	Diagnostic Related Groups

ECM -	Electronic Claims Management

EDI -	Electronic Data Interchange

EFT -	Electronic Funds Transfer

EHR -	Electronic Health Record

EIN -	Employer Identification Number

EMTALA -	Emergency Medical Treatment and Labor Act

EPSDT -	Early and Periodic Screening, Diagnostic, and Treatment

EQR -	External Quality Review

EQRO -	External Quality Review Organization

ER -	Emergency Room

FQHC -	Federally Qualified Health Center

PMG -	Primary Medical Group

HEDIS -	The Healthcare Effectiveness Data and Information Set

HHS -	U.S. Department of Health & Human Services

HIE -	Health Information Exchange

HIPAA -	Health Insurance Portability and Accountability Act of 1996

IBNR -	Incurred-But-Not-Reported

MAC -	Maximum Allowable Cost

MBHO -	Managed Behavioral Health Organization

MMIS -	Medicaid Management Information System

NDC	National Drug Code

NEMT -	Non-Emergency Medical Transportation

NPI -	National Provider Identifier

OIG -	Office of the Inspector General of the U.S. Department of Health and Human Services

PBM -	Pharmacy Benefits Manager

PCP -	Primary Care Physician

PDL -	Preferred Drug List

PIHP -	Prepaid Inpatient Health Plan

PIP -	Performance Improvement Projects

PMG -	Primary Medical Group

PPA -	Pharmacy Program Administrator

PPN -	Preferred Provider Network

QAPI -	Quality Assessment Performance Improvement Program

RFP -	Request for Proposals

RHC -	Rural Health Center

SAS -	Statements on Auditing Standards

SSN -	Social Security Number

TDD -	Telecommunication Device for the Deaf

TPL -	Third-Party Liability

UCF -	Uniform Central Formulary

UM -	Utilization Management

ARTICLE 4	ASES RESPONSIBILITIES

4.1	General Provision

ASES will be responsible for administering the MI Salud government health plan.  ASES will administer contracts, monitor the Contractor’s performance, and provide oversight of all aspects of the Contractor’s operations.  Specifically, ASES will perform the activities as specified in Article 4.

4.2	Legal Compliance

ASES will comply with, and will monitor the Contractor’s compliance with, all federal and Puerto Rico laws, rules, regulations, statutes, policies or procedures that may govern the Contract, including but not limited to those listed in Attachment 1, to the extent applicable.

4.3	Eligibility

4.3.1
The Commonwealth has sole authority to determine eligibility for MI Salud, as provided in federal law and Puerto Rico’s State Plan, with respect to the Medicaid and CHIP eligibility groups listed in Sections 1. 3.1.1-1.3.1.2 of this Contract; and, with respect to the Other Eligible Persons listed in Section 1.3.1.3 of this Contract, as provided in Article VI, Section 5 of Act 72 and other Puerto Rico law and Regulation 7758 – Regulation Number 138 of the Puerto Rico Health Department.

4.3.2
The Puerto Rico Medicaid Program will determine eligibility for the eligibility categories listed in Sections 1.3.1.1, 1.3.1.2, and 1.3.1.3.1 above (Medicaid - and CHIP Eligible Persons and the Commonwealth Population).

4.3.3
The Medicaid Program determination that a person is eligible for MI Salud is contained on Form MA-10, titled “Notification of Action Taken on Request and/or Re-Evaluation,” and shall be referred to hereinafter as “Certification.”  A person who has received a Certification shall be referred to hereinafter as a “Potential Enrollee.”  If the Potential Enrollee has not received the Enrollee Id Card, he or she shall have access to the Covered Services for up to thirty (30) Calendar Days with the MA-10.

4.3.4	Effective Date of Eligibility. ASES shall observe the following rules with respect to the Effective Date of Eligibility for services under MI Salud.

4.3.4.1
Effective Date of Eligibility for Medicaid - and CHIP Eligible Persons and Commonwealth Population.  Medicaid - and CHIP Eligible Persons and members of the Commonwealth Population (see Sections 1.3.1.1, 1.3.1.2, 1.3.1.3.1 of this Contract) shall be eligible to enroll in MI Salud as of the eligibility effective date specified on the MA-10.

4.3.4.2
Effective Date of Eligibility for Public Employees and Pensioners.  Public employees and pensioners (see Section 1.3.1.3.2 of this Contract) shall be eligible to enroll in MI Salud according to policies determined by the Commonwealth.  The Puerto Rico Medicaid Program does not play a role in determining their eligibility.

4.3.4.3	Certification Date is the date when the person visits the Medicaid Program Office and eligibility is determined. As of that date the Potential Enrollee may access the Covered Services.

4.3.4.4	Effective Date is the date which is up to ninety (90) Calendar Days before the Certification Date during which services can be retroactively covered for Medicaid and CHIP populations.

4.3.5	Termination of Eligibility

4.3.5.1
An Enrollee who is determined ineligible for MI Salud after a Redetermination conducted by the Puerto Rico Medicaid Program shall remain eligible for services under MI Salud until the date specified in a Negative Redetermination Decision issued by the Medicaid Program.

4.3.5.2	An Enrollee who is a public employee or pensioner (see Section 1.3.1.3.2 of this Contract) shall remain eligible until disenrolled from MI Salud.

4.3.6	ASES Notice to Contractor

4.3.6.1	ASES shall notify the Contractor of Certifications and Negative Redetermination Decisions referenced in Sections 4.3.3 and 4.3.5 of this Contract.

4.3.6.2
ASES will receive a file with Certification and Negative Redetermination Decision data from the Puerto Rico Medicaid Program on a daily basis, and shall notify the Contractor of a Certification or Negative Redetermination Decision within one (1) Business Day of receiving notice of it via said file.  ASES shall forward these data to the Contractor in an electronic format agreed to between the Parties (the “Daily Update / Carrier Eligibility File Format”).

4.4	Enrollment Process

4.4.1	Effective Date of Enrollment

4.4.1.1
General Provision.  Except as provided below, Enrollment will be effective (hereinafter referred to as the “Effective Date of Enrollment”) as of the eligibility certification entered in the Medicaid system. The effective date in the Medicaid system is the day the application process is complete.

4.4.1.2
Enrollment of Persons who Access Medical Services Before Completing the Enrollment Process. When an Eligible Person who is a Medicaid or CHIP Eligible Person (see Sections 1.3.1.1 and 1.3.1.2) receives Medical Services before the date indicated in Section 4.4.1.1 above, such person shall be deemed covered by the Contractor or by the MBHO according to the effective date as per section 4.3.4.4.

4.4.1.3
Effective Date of Re-Enrollment for Enrollees Who Lose Eligibility. If an Enrollee who is a Medicaid- or CHIP Eligible Person or member of the Commonwealth Population loses eligibility for MI Salud for not more than two (2) months, Enrollment in the MI Salud Plan shall be reinstated.  Upon notification from ASES of the Recertification, the Contractor shall Auto-Enroll the person, with Enrollment effective as of the new Effective Date of Eligibility.

4.4.1.4	Effective Date of Enrollment for Newborns

4.4.1.4.1
A newborn shall be Auto-Enrolled, with an Effective Date of Enrollment of the date of his or her birth, provided that the Contractor meets the notification requirements in Section 5.2.5 of this Contract.

4.4.1.4.2
ASES shall require the Contractor to provide notification to Medicaid when it learns about any Enrollee that a Network Provider encounters who is an expectant mother, per Section 5.2.5 of this Contract.

4.4.1.4.3	ASES shall require the Contractor to Auto-Enroll the newborn as provided in Section 5.2.5 of this Contract.

4.4.1.5
Re-Enrollment Policy and Effective Date of Re-Enrollment for Mothers Who are Minor Dependents.  In the event that a female Enrollee who is included in a family group for coverage under MI Salud as a Dependent child becomes pregnant, the Enrollee shall be referred to the Puerto Rico Medicaid Program.  She will be considered to be a new family and will become the head of household of the new family.  The Effective Date of Enrollment of the new family will be the date of the first diagnosis of the pregnancy, and the Enrollee shall be Auto-Enrolled, effective as of this date.  The mother shall be Auto-Assigned to the PMG and PCP to which she was assigned before the Re-Enrollment.

4.4.2
Term of Enrollment.  The Term of Enrollment shall be a period of twelve (12) consecutive months for all MI Salud Enrollees, except that in cases in which the Puerto Rico Medicaid Program has designated an eligibility redetermination period shorter than twelve months for an Enrollee who is a Medicaid or CHIP Eligible Person or a member of the Commonwealth Population, that same period shall also be considered the Enrollee’s Term of Enrollment.  Such a shortened eligibility redetermination period may apply, in the discretion of the Puerto Rico Medicaid Program, when an Enrollee is pregnant, is homeless, or anticipates a change in status (such as receipt of unemployment benefits) or in family composition.  Notwithstanding this Section, Section 4.5 of this Contract controls the Effective Date of Disenrollment.

4.4.3	The Contractor shall have policies and procedures in place to comply with Auto-Enrollment for the MI Salud Medicaid, CHIP and Commonwealth Population. MI Salud

4.4.3.1
The Contractor shall Auto-Enroll each Enrollee in the MI Salud Plan covering the Service Region where the Enrollee lives or, for an Enrollee who is a foster child in the custody of ADFAN or a survivor of domestic violence referred by the Women’s Advocate, in the MI Salud Plan covering the Virtual Region.

4.4.3.2
Puerto Rico Medicaid Program will ensure that each Enrollee receives an MA-10 and welcome letter upon certification. The welcome letter shall explain to the Enrollee how to use the MA-10 until the membership card is received, to obtain services immediately.

4.4.3.3
The Auto-Enrollment process will include Auto-Assignment of a PMG and PCP.  A new Enrollee who is a dependent of a current MI Salud Enrollee shall be automatically assigned to the same PMG as his or her parent or spouse who is a current MI Salud Enrollee.

4.4.3.4	The Contractor shall notify the Enrollee in writing of the right to request a change in assigned PMG and/or PCP for up to ninety (90) days after the Auto-Assignment, without cause.

4.4.3.5	The Contractor’s notice to the Enrollee and to ASES of the Enrollment shall be carried out as provided in Sections 5.2.3 through 5.2.9 of this Contract.

4.4.3.6
The Effective Date of Enrollment for those Auto-Enrolled will be governed by the rules stated in Section 4.4.1 of this Contract.  The Contractor’s notice of Auto-Enrollment, required by Section 5.2.4 of this Contract, shall serve as the notice of Enrollment referenced in Section 4.4.1.1 of this Contract.

4.4.4
Except as otherwise provided in this Section 4.4 of this Contract, and notwithstanding the Term of Enrollment provided in Section 4.4.2 of this Contract, Enrollees shall remain enrolled in the MI Salud Plan until the occurrence of an event listed in Section 4.5 of this Contract (Disenrollment Responsibilities of ASES).

4.5	Disenrollment Responsibilities of ASES

4.5.1
Disenrollment occurs only when ASES or the Medicaid Program determines that an Enrollee is no longer eligible for MI Salud; or when Disenrollment is requested by the Contractor or Enrollee, and approved by ASES, as provided in Section 5.4.3-5.4.4 of this Contract.

4.5.2
Disenrollment will be effected by ASES, and ASES will issue notification to the Contractor.  Such notice shall be delivered via file transfer to the Contractor on a daily basis simultaneously with information on Enrollees within five (5) Calendar Days of making a final determination on Disenrollment.  ASES’s notice to the Contractor concerning Disenrollment will be conveyed by ASES simultaneously with information on Enrollees (see Section 4.3.6.1 of this Contract).

4.5.3
Disenrollment shall occur according to the following timeframes (the “Effective Date of Disenrollment”).  Upon the Effective Date of Disenrollment, the Conversion Clause in Section 5.5 of this Contract shall be triggered.

4.5.3.1
Except as otherwise provided in this Section 4.5, Disenrollment will take effect as of the Disenrollment date specified in ASES’s notice to the Contractor that an Enrollee is no longer eligible.  If ASES notifies the Contractor of Disenrollment on or before the last working day of the month in which eligibility ends, the Disenrollment will be effective on the first day of the following month.

4.5.3.2
When Disenrollment is effected at the Contractor’s or the Enrollee’s request, as provided in Sections 4.5.4, 4.5.5, and 5.4 of this Contract, Disenrollment shall take effect no later than the first day of the second month following the month that the Contractor or Enrollee requested the Disenrollment.  If ASES fails to make a decision on the Contractor’s or Enrollee’s request before this date, the Disenrollment will be deemed granted.  If the Enrollee requests reconsideration of a Disenrollment through the Contractor’s Grievance System, as provided in Article 14, the Grievance process shall be completed in time to permit the Disenrollment (if approved) to take effect in accordance with this timeframe.

4.5.3.3	If what would otherwise be the Effective Date of Disenrollment under this subsection 4.5.3 falls:

4.5.3.3.1
When the Enrollee is an inpatient at a hospital, ASES shall postpone the Effective Date of Disenrollment so that it occurs on the last day of the month in which the Enrollee is discharged from the hospital, or the last day of the month following the month in which Disenrollment would otherwise be effective, whichever occurs earlier;

4.5.3.3.2	During a month in which the Enrollee is in the second or third trimester of pregnancy, ASES shall postpone the Effective Date of Disenrollment so that it occurs on the date of delivery; or

4.5.3.3.3	During a month in which an Enrollee is diagnosed with a Terminal Condition, ASES shall postpone the Effective Date of Disenrollment so that it occurs on the last day of the following month.

4.5.3.4
For the public employees and pensioners who are Other Eligible Persons referred to in Section 1.3.1.3.2, Disenrollment shall occur according to the timeframes set for in Circular Letter 10-10-06, issued on October 6, 2011 (Attachment 13 to this Contract), by ASESt or in the Rules and Regulations to be issued by ASES, which will be timely notified to Contractor.

4.5.4
ASES will initiate Disenrollment at the request of the Contractor only under the circumstances set forth in Section 5.4.4 of this Contract.  ASES will approve a Disenrollment request by the Contractor, in ASES’s discretion, only if ASES determines:

4.5.4.1	That it is impossible for the Contractor to continue to provide services to the Enrollee without endangering the Enrollee or other MI Salud Enrollees; and

4.5.4.2	That an action short of Disenrollment, such as transferring the Enrollee to a different PCP or PMG, will not resolve the problem.

4.5.5
ASES will initiate Disenrollment at the request of an Enrollee only under the circumstances set forth in Section 5.4.3 of this Contract. ASES may approve or disapprove the request based on the reasons specified in the Enrollee’s request, or upon any relevant information provided to ASES by the Contractor about the Disenrollment request.

4.5.6	Upon the Effective Date of Disenrollment, the Conversion Clause in Section 5.5 of this Contract shall apply.

4.5.7
ASES shall ensure, through the obligations of the Contractor under this Contract that Enrollees receive the notices contained in Section 5.2.6 (Re-Enrollment Procedures).  While these notices shall be issued by the Contractor, per Section 5.4.2 of this Contract, ASES shall provide the Contractor with the information on Certification and Negative Redetermination Decision (see Section 4.3.6.1 of this Contract) needed for the Contractor to carry out this responsibility.

4.6	Enrollee Services and Marketing

4.6.1
ASES will provide to the Contractor a document entitled MI Salud Universal Beneficiary Guidelines (Attachment 3 to this Contract) for the purpose of providing uniform information in the Contractor’s Enrollee Handbook for MI Salud, as required by 42 CFR 438.10, and according to the requirements set forth in Section 6.4 of this Contract.

4.6.2	ASES shall have sole authority to review and approve all informational and Marketing Materials disseminated to Enrollees of the MI Salud Plan, including, but not limited to, the following:

4.6.2.1
ASES shall have sole authority to review and approve the Enrollee Handbook before it is printed and distributed, and will review and approve any amendment to the Enrollee Handbook before it is printed and distributed.  The Handbook, and any subsequent substantive changes to it, shall be final only upon ASES’s written confirmation of approval, as required in Sections 6.2.2 and 6.4.5 of this Contract.

4.6.2.2
ASES shall have sole authority to review and approve the format and content of the Enrollee ID Card that the Contractor intends to issue in accordance with CMS requirements and the guidelines set forth in Section 6.7 of this Contract.

4.7	Covered Services

4.7.1
Given the objective of MI Salud to promote an integrated approach to physical and behavioral health, and to improve Access to quality primary and specialty care services, ASES shall utilize all mechanisms set forth in this Contract (including, but not limited to, the Quality Improvement and Reporting provisions set forth in Articles 12 and 18) to ensure that the Contractor performs the services and tasks assigned to advance the program goals of MI Salud.

4.7.2	[Intentionally left blank].

4.7.3
ASES shall provide to the Contractor before the Implementation Date of this Contract, and on an ongoing basis, updated information on the operational policies, procedures, and regulations of MI Salud that affect the scope of the Administrative Services to be provided by the Contractor and Covered Services under this Contract or otherwise affect this Contract (collectively, the “MI Salud Policies and Procedures”).  Accordingly, the Contractor will be included in any mailing list for the purpose of providing such information, and in any advisory committee or general meetings convened by ASES, the Pharmacy Benefits Manager, or any other organization whose objectives are to instruct MI Salud contractors on modifications to policies or benefits coverage.

4.8	Provider Network

4.8.1
ASES will provide the Contractor with timely updates to Puerto Rico’s list of excluded Providers, and also, if applicable, any such list issued by CMS or the U.S. Department of Health and Human Services, as well as any additional information that will affect who may be included in the Contractor’s Provider Network.  ASES will provide the Puerto Rico Provider Credentialing policies to the Contractor prior to the Implementation Date of this Contract.  The Puerto Rico Provider Credentialing policies shall be considered to be part of the MI Salud Policies and Procedures.

4.9	Quality Monitoring

4.9.1
ASES, in strict compliance with applicable provisions of 42 CFR 438.204 and other federal and Puerto Rico regulations, shall evaluate the delivery of health care by the Contractor’s Provider Network.  Such quality monitoring shall include monitoring of all the Contractor’s Quality Improvement programs described in Article 12 of this Contract.  ASES shall monitor the following items, among others:

4.9.1.1	The availability of Covered Services;

4.9.1.2	The adequacy of the Contractor’s Provider Network;

4.9.1.3	The Contractor’s coordination and continuity of care for Enrollees;

4.9.1.4	The coverage and authorization of Covered Services and Benefits;

4.9.1.5	The Contractor’s policies and procedures for selection and retention of Providers;

4.9.1.6	The Contractor’s compliance with Enrollee information requirements in accordance with 42 CFR 438.10;

4.9.1.7	The Contractor’s compliance with Puerto Rico and federal privacy laws and regulations relative to confidentiality of Enrollee information;

4.9.1.8	The Contractor’s compliance with Enrollment and Disenrollment requirements and limitations;

4.9.1.9	The Contractor’s Grievance System;

4.9.1.10	The Contractor’s oversight of all Subcontractor relationships and delegations;

4.9.1.11	The Contractor’s adoption of practice guidelines, including the dissemination of the guidelines to Providers and, upon request, to Enrollees, and Providers’ application of the Guidelines;

4.9.1.12	The Contractor’s quality assessment and performance improvement program; and

4.9.1.13	The Contractor’s Information Systems to ensure it supports initial and ongoing review of Puerto Rico’s quality strategy.

4.10	Coordination with Contractor’s Key Staff

4.10.1	ASES will make diligent, good-faith efforts to facilitate effective and continuous communication and coordination with the Contractor in all areas of MI Salud operations.

4.10.2	Specifically, ASES will designate individuals within ASES who will serve as liaisons to the corresponding individuals on the Contractor’s staff, including:

4.10.2.1	A program integrity staff member;

4.10.2.2	A quality oversight staff member;

4.10.2.3	A Grievance System staff member; and

4.10.2.4	An information systems coordinator.

4.11	Information Systems and Reporting

4.11.1
ASES reserves the right to modify, expand, or delete the requirements contained in Articles 17 and 18 of this Contract with respect to the Data that the Contractor is required to submit to ASES, or to issue new requirements, in consultation with Contractor, as required by federal o Puerto Rico regulations or based in any public health policy change or ASES strategy.  If the change in requirements imposes material additional costs or expenses on the Contractor, or otherwise reduces such costs and expenses materially, the Parties shall negotiate and implement an adjustment in the Administrative Fee prior to any change in the Data requirements set forth in Articles 17 and 18 of this Contract.  Unless otherwise mutually agreed upon by the Parties, the Contractor shall have not less than thirty (30) Calendar Days and no more than ninety (90) Calendar Days from the day on which ASES issues notice of a required modification, addition, or deletion, to comply with the modification, addition, or deletion.   Any payment made by ASES that is based on Data submitted by the Contractor is contingent upon the Contractor’s compliance with the certification requirements contained in 42 CFR 438.606.

4.11.2
ASES will make available a secure FTP server, accessible via the Internet, for receipt of electronic files and reports from the Contractor.  The Contractor shall provide a similar system for ASES to transmit files and reports deliverable by ASES to the Contractor.  When such systems are not operational, ASES and the Contractor shall agree mutually on alternate methods for the exchange of files.

4.11.3	ASES will deliver data to the Contractor, according to the layouts defined by ASES, with the following information, according to the following timeframes:

4.11.3.1	On a Daily basis: Certifications and Negative Redetermination Decisions; Enrollment rejections and errors;

4.11.3.2	On a Daily and Monthly Basis: Enrollment data (including Certification and Negative Redetermination Decision);

4.11.3.3	On a Monthly Basis: Error return files and processing summary reports for monthly files submitted by the Contractor.

4.11.4
In an effort to improve the efficiency and quality of services to Enrollees and to help prevent Fraud, Waste and Abuse in the MI Salud Program, ASES shall require that all PCPs and PPN physician specialists maintain Enrollees’ Medical Records through a certified EHR system.  Any such certified EHR system, whether maintained as a complete or component system, must be ONC-ATCBs certified and shall meet the specifications set forth in Attachment 15. The PCPs and PPN physician specialists shall have a certified EHR system in place on or before December 31, 2013 or such later date as set forth in his/her Provider Contract.  Upon request, the Contractor shall assist the PCPs and PPN physician specialists in the acquisition and installation of such an appropriate EHR system at the Contractor’s expense. The Contractor shall also provide each such Provider with information on (i) the benefits of the EHR system and (ii) the costs of maintaining the EHR system.  MI Salud

4.12	Readiness Review

4.12.1
ASES will conduct a readiness review of Contractor’s operations related to this Contract that will include, at a minimum, one (1) on-site review to provide assurances that the Contractor is able and prepared to perform all Administrative Services.

4.12.2
ASES’s review will document the status of the Contractor’s compliance with the MI Salud Program standards set forth in this Contract.  A multidisciplinary team appointed by ASES will conduct the readiness review.  The scope of the readiness review will include, but not be limited to, review and/or verification of:

4.12.2.1	Provider Network composition and Access;

4.12.2.2	Staff;

4.12.2.3	Marketing materials;

4.12.2.4	Content of Provider contracts;

4.12.2.5	EPSDT Plan;

4.12.2.6	Enrollee services capability;

4.12.2.7	Comprehensiveness of quality and Utilization Management strategies;

4.12.2.8	Policies and procedures for the Grievance System;

4.12.2.9	Financial solvency;

4.12.2.10	Contractor litigation history, current litigation, audits and other government investigations both in Puerto Rico and in other jurisdictions;

4.12.2.11	Information Systems performance and interfacing capabilities; and

4.12.2.12	All other matters ASES may deem reasonable in order to determine the Contractor’s compliance with the requirements of this Contract.

4.12.3	The readiness review may assess the Contractor’s ability to meet any requirements set forth in this Contract and the documents referenced herein.

4.12.4
Eligible Persons may not be enrolled in the MI Salud Program until ASES has determined that the Contractor is capable of meeting these standards.  The Contractor’s failure to pass the readiness review may result in the application of a Corrective Action Plan for any areas where the Contractor fails to pass the readiness review.

4.12.5	ASES will provide the Contractor with a summary of findings from the readiness review, as well as areas requiring remedial action.

ARTICLE 5	CONTRACTOR RESPONSIBILITIES

5.1	General Provisions

5.1.1	The Contractor shall complete the following actions, tasks, obligations, and responsibilities:

5.1.2	The Contractor must maintain the staff, organizational, and administrative capacity and capabilities necessary to carry out all the duties and responsibilities under this Contract.

5.1.3	The Contractor shall notify ASES within five (5) Business Days of a change in the following:

5.1.3.1	Its business address, telephone number, facsimile number, and e-mail address;

5.1.3.2	Its corporate status;

5.1.3.3	Its solvency (as a result of a non-operational event);

5.1.3.4	Its corporate officers or executive employees involved in providing the Administrative Services contemplated in this Contract;

5.1.3.5	Its federal employee identification number or federal tax identification number; or

5.1.3.6	Its owner’s business address, telephone number, facsimile number, and e-mail address.

5.1.4
The Contractor shall provide to ASES, a report of the amount of the Administrative Fee that the Contractor incurred to perform the different administrative services under this Contract, including but not limited to: Case Management, Disease Management, Utilization Management, Credentialing Network providers, Network management, Quality improvement, Marketing, Enrollment, Enrollee services, Claims administration, Information Systems, financial management and reporting.  The report shall be submitted to ASES for every six (6) month period of the Contract on or before thirty (30) days after each six (6) month period.

5.2	Enrollment Responsibilities of the Contractor

5.2.1	General Provisions

5.2.1.1	The Contractor shall coordinate with ASES as necessary for all Enrollment and Disenrollment functions.

5.2.1.2	The Contractor shall enroll in the Plan all certified Eligible Persons within the Service Regions upon receipt of notice from ASES that the individual is eligible, as provided in this Contract.

5.2.1.2.1
The Contractor shall provide assistance in the transition of Enrollees who are eligible according to Section 1.3.1.1.7 to the Region of residence from the Virtual Region upon notification of the change in eligibility category, and shall ensure continuity of care for authorized services.

5.2.1.3	The Contractor shall recognize Enrollees as enrolled as provided in, and effective according to the timeframes specified in Section 4.4 of this Contract.

5.2.1.4
The Contractor shall accept all certified Eligible Persons into the Plan without restrictions.  The Contractor shall not discriminate against individuals on the basis of religion, gender, race, color, national origin, or sexual preference, and will not use any policy or practice that has the effect of discriminating on the basis of religion, gender, race, color, or national origin or on the basis of health, health status, pre-existing condition, or need for health care services.

5.2.1.5
The Eligible Person will be immediately enrolled in the Contractor’s system.  The Contractor shall send the ID Card and other Enrollment documents within the timeframes established in sections 5.2.4.1 and 5.2.4.2.

5.2.2	General Enrollment Procedures for Certified Eligible Persons

5.2.2.1	The Contractor shall maintain adequate capacity in the Service Regions, to ensure prompt and voluntary Enrollment of all Enrollees, on a daily basis and in the order in which they apply.

5.2.2.2	The Contractor shall provide Enrollees with specific information allowing for prompt, voluntary, and reliable Enrollment.

5.2.2.3	The Contractor shall use its Reasonable Efforts to maintain the functionality and reliability of all systems necessary for Enrollment and Disenrollment as provided in Article 17 of this Contract.

5.2.3	Enrollment Procedures with Respect to Potential Enrollees

5.2.3.1
Upon receipt from ASES of Certification Data, as provided in Section 4.3.6.1, the Contractor shall comply with the process of Auto-Enrollment and shall issue to the Enrollee a notice informing the Enrollee of the PMG and PCP he/she is assigned to and his/her rights to change, without cause, the PMG or PCP during a ninety (90) Calendar Days period from the effective date of the enrollment by calling or visiting the Contractor’s office.  The Contractor shall also inform the Enrollee of his/her rights to disenroll for cause as provided in Section 5.4.3.

5.2.3.2
Any Potential Enrollee may initiate the manual Enrollment process prior to the assigned Auto-Enrollment date by contacting the Contractor directly after the Potential Enrollee has been certified by Medicaid. If the Potential Enrollee visits the Contractor’s office to Enroll, the Contractor shall request that the Potential Enrollee select a PMG and PCP.  During the visit, the Contractor shall issue to the new Enrollee an Enrollee ID Card, a notice of Enrollment, an Enrollee Handbook, and a Provider Directory; or, such notice, ID Card, Handbook, and Provider Directory may be sent to the Enrollee via surface mail within the timeframes established in sections 5.2.4.1 and 5.2.4.2.

5.2.3.3
Once the Enrollee calls or visits the Contractor’s office to exercise the right of changing the assigned PMG, PCP, or both, the Contractor shall issue to the Enrollee a new Enrollee Id Card and, upon request, a notice of Enrollment change.  These may be sent to the Enrollee via surface mail within the timeframes in section 5.2.4.2.

5.2.4	Procedures with Respect to Auto-Enrollment of Enrollees Other Than Newborns

5.2.4.1
Upon receipt from ASES of Certification of persons listed in Section 4.4.1.3 of this Contract (Enrollees who lose and regain eligibility within two months) and 4.4.1.5 of this Contract (mothers who are minor dependents and re-apply for MI Salud), the Contractor shall send the person, via surface mail, a notice that he or she has been Auto-Enrolled; that he or she shall be Auto-Assigned to the same PMG or PCP that he or she had during his or her previous Term of Enrollment; that he or she shall have ninety (90) Calendar Days from the Effective Date of Enrollment to disenroll from the Plan or the MBHO or to change PMG without cause; and that he or she has the right to disenroll for cause, as provided in Section 5.4.3.2 of this Contract.  The notice of Enrollment will clearly state the Effective Date of Enrollment.  Such notice shall be issued within five (5) Business Days of receipt of this information from ASES.

5.2.4.2
With the notice of Auto-Enrollment, the Contractor shall deliver the Enrollee ID Card, Enrollee Handbook, and Provider Directory; or, if it is impracticable to send these items in the same mailing, they shall be sent to the Enrollee via surface mail within two (2) Business Days of the date of mailing of the notice of Auto-Enrollment.

5.2.5	Procedures for Auto-Enrollment of Newborns

5.2.5.1	The Contractor shall notify Medicaid of any Enrollees who are expectant mothers, promptly upon its being informed about the diagnosis of the pregnancy by a Network Provider.

5.2.5.2
The Contractor shall promptly, upon learning that an Enrollee is an expectant mother, mail a newborn Enrollment packet to the expectant mother (1) instructing her to register the newborn with the Puerto Rico Medicaid Program within ninety (90) Calendar Days of the newborn’s birth by providing the newborn’s birth certificate; (2) notifying her that the newborn will be Auto-Enrolled in the MI Salud Plan; (3) informing her that unless she visits the Contractor’s office to select a PMG and PCP, the child will be Auto-Assigned to the mother’s PMG and to a PCP who is a pediatrician; and (4) informing her that she will have ninety (90) days after the child’s birth to disenroll the child from the Plan or the MBHO or to change the child’s PMG and PCP, without cause.

5.2.5.3
The Contractor shall provide assistance to any expectant mother who contacts the Contractor wishing to make a PCP and PMG selection for her newborn, per Section 5.3 of this Contract, and record that selection.

5.2.5.4
If the mother has not made a PCP and PMG selection at the time of the child’s birth, the Contractor shall, within five (5) Business Days of becoming aware of the birth, Auto-Assign the newborn to a PCP who is a pediatrician and to the mother’s PMG.

5.2.5.5
Within seventy-two (72) hours of becoming aware of the birth of a child to an Enrollee, the Contractor shall submit a newborn notification to the Puerto Rico Medicaid Program, using a standard form to be provided by ASES.

5.2.5.6	If the mother has made a PCP and PMG selection on behalf of the newborn, per Section 5.3.1.3, this information shall be included in the notification to the Puerto Rico Medicaid Program.

5.2.5.7
The Contractor shall participate in any meeting, working group, or other mechanism requested by ASES in order to ensure coordination among the Contractor, ASES, and the Puerto Rico Medicaid Program in order to implement newborn Auto-Enrollment.

5.2.6	Re-Enrollment Procedures

5.2.6.1
The Contractor shall inform Enrollees who are Medicaid- and CHIP Eligible Persons and members of the Commonwealth Population of an impending Redetermination.  Such notice shall be provided ninety (90) Calendar Days, sixty (60) Calendar Days, and thirty (30) Calendar Days before the scheduled date of the Redetermination.  The notice shall inform the Enrollee that, if he or she is Recertified, his or her term of Enrollment in the Plan will automatically renew; but that, effective as of the date of Recertification, he or she will have a ninety- (90) day period in which he or she may disenroll from the Plan or from the MBHO without cause or to change his or her PMG selection without cause.  The notice shall advise Enrollees that Disenrollment will terminate the Enrollee’s access to health services under the MI Salud Plan.

5.2.6.2
The Contractor shall provide Enrollees with sixty (60) Calendar Days written notice before the start of each Term of Enrollment, as specified in Section 5.4.3.1 of this Contract, of the right to disenroll or to change PMG or PCP during the first ninety (90) Calendar Days of the new Term of Enrollment.  The notice shall specify that the right of Disenrollment applies separately to the Contractor and to the MBHO.

5.2.6.3
Upon written request of ASES, the Contractor shall provide a report for a specific period of time containing documentation that the Contractor has furnished the notices required in this subsection 5.2.6 of this Contract.

5.2.6.4
The form letters used for the notices in Sections 5.2.6.1and 5.2.6.2 of this Contract fall within the requirement in Section 6.2.1 of this Contract that the Contractor seek advance written approval from ASES of certain documents

5.2.7
Specific Contractor Responsibilities Regarding Dual Eligible Beneficiaries. At the time of Enrollment, the Contractor shall provide Enrollees who are Medicaid-eligible and are also eligible for Medicare Part A or Part A and Part B (“Dual Eligible Beneficiaries”) with the information about their Covered Services and Co-Payments that is listed in Section 6.13 of this Contract.  In determining whether an Enrollee is a Dual Eligible Beneficiary, the Contractor must, in compliance with the ASES Normative Letter issued June 28, 2010, review the MA-10 to determine whether the Enrollee is Medicaid-Eligible (see Section 1.3.1 of this Contract).  Members of the Commonwealth Population (see Section 1.3.1.3.1 of this Contract) who are Medicare-eligible shall not be considered Dual Eligible Beneficiaries.

5.2.8	Enrollment Database

5.2.8.1
The Contractor shall maintain an Enrollment database that includes all Enrollees in its knowledge, and contains, for each Enrollee, the information specified in the carrier billing file/carrier eligibility file format agreed to by the Parties.

5.2.8.2	The Contractor shall notify Medicaid within one (1) Business Day when the Enrollment Database is updated to reflect a change in the place of residence of an Enrollee.

5.2.8.3
The Contractor shall secure any authorization required from Enrollees under the laws of Puerto Rico in order to allow the U.S. Department of Health and Human Services, and ASES and its Agents to review Enrollee medical records, in order to evaluate and determine quality, appropriateness, timeliness and cost of services performed under this Contract; provided that such authorization shall be limited by the Contractor’s obligation to observe the confidentiality of Enrollee patient information, as provided in Article 34.

5.2.9	Notification to Contractor of New Enrollees and of Completed Disenrollments

5.2.9.1
ASES shall notify Contractor, the MBHO, and the Pharmacy Benefits Manager (“PBM”) of new Enrollees and of completed Disenrollments on a routine daily basis. Such notification will be made through electronic transmissions.

5.2.9.2
The notification will include all new Enrollees as of the Business Day before the notification is issued, and will be sent no later than the following Business Day after the Enrollment process has been completed (as signified by issuance of the Enrollee ID Card, either in person or by surface mail) or the Disenrollment process has been complete (as signified by the issuance of a Disenrollment notice).

5.2.9.3
In the event that the Contractor must update information previously submitted to ASES about a new Enrollment, or that the Contractor must add a new Enrollee who was previously omitted from the daily report, such update must occur the next Business Day after the information is updated or a new Enrollee is added.  ASES reserves the authority not to accept any new additions or corrections to Enrollment data after sixty (60) Calendar Days past the Effective Date of Enrollment stated in the Contractor’s notification to ASES.

5.2.10
Collaboration with MBHO and the PBM. Within the limits set by federal and Puerto Rico law, the Contractor shall provide to the MBHO and the PBM any information relating to new Enrollees that will assist the MBHO and the PBM, in its operations.

5.2.11
At any time, during the term of this Contract, ASES may redefine the Enrollment process in order to make it simpler and more efficient. Contractor commits to applying the required changes in their systems and operational processes to support these modifications provided, however that ASES will timely notify Contractor of any such changes in the process in order to ensure adequate implementaiton.

5.3	Selection and Change of a Primary Medical Group (“PMG”) and Primary Care Physician (“PCP”)

5.3.1	Selection of a PMG and PCP

5.3.1.1
The Contractor shall, at the time of Auto-Enrollment as described in Sections 4.4.3.3, 5.2.3 and 5.2.4 of this Contract, Auto-Assign the Enrollee to a PCP and PMG, bearing in mind the Enrollee’s needs as described in Section 5.3.1.2 of this Contract. At the time the Enrollee chooses to change his/her PMG, PCP, or both, the Contractor shall provide the necessary assistance.  The Contractor shall also permit the Enrollee to freely choose one Primary Care Physician(s) (PCP) and one PMG, provided however that in the case of women seeking Ob-gyn care, such Enrollee shall be allowed to choose two PCP’s, one of which shall be an Ob-gyn specialist.

5.3.1.2	When Auto-Assigning the Enrollee to a PCP, the Contractor shall choose a physician other than, or in addition to, a general practice physician as their PCP, as follows:

5.3.1.2.1	Women Enrollees will be recommended to choose an obstetrician / gynecologist as a PCP.

5.3.1.2.2	Enrollees under twenty one (21) years of age will be recommended to choose a pediatrician as a PCP.

5.3.1.2.3	Enrollees with chronic health conditions including heart failure, kidney failure, or diabetes will be recommended to choose an internist as a PCP.

5.3.1.3
Per Section 5.2.5 of this Contract, following the Contractor’s notice to an expectant mother of her child’s upcoming Auto-Enrollment in the MI Salud Plan, the Contractor shall record any notice it receives from the mother concerning the selection of a PCP or PMG for the child.  The Contractor shall ensure that such selections take effect as of the date of the child’s birth.

5.3.1.4
In order to comply with the PMG capitation payment process, if Enrollee changes PMG during the first five days of the month, the change will be effective in the next subsequent month. If Enrollee changes PMG after the fifth day of the month, the change will be effective in the second subsequent month of the change.  Enrollee can still receive services until the change is effective through the original PMG assigned by the Contractor at the Auto-Enrollment process.

5.3.1.5	[Deleted. Intentionally left blank]MI Salud

5.3.2	Change of PMG or PCP

5.3.2.1	The Contractor shall permit Enrollees to change their PMG or PCP at any time for cause. The following shall constitute cause for change of PMG.

5.3.2.1.1	The Enrollee’s religious or moral convictions conflict with the services offered by Providers in the PMG;

5.3.2.1.2
The Enrollee needs related services to be provided concurrently; not all services are available within the Preferred Provider Network associated with a PMG; and the Enrollee’s PCP or any other Provider has determined that receiving the services separately could expose the Enrollee to an unnecessary risk; or

5.3.2.1.3	Other reasons, including poor quality of care, inaccessibility to Covered Services, inaccessibility to Providers with the experience to take care of the health care needs of the Enrollee.

5.3.2.2	The Contractor shall permit Enrollees to change their PMG or PCP for any reason, within certain timeframes:

5.3.2.2.1	During the ninety (90) Calendar days following the Effective Date of Enrollment;

5.3.2.2.2	At least every twelve (12) months, following the ninety (90) Calendar days after the Effective Date of Enrollment;

5.3.2.2.3	At any time, during time periods in which the Contractor is subject to intermediate sanctions, as defined in 42 CFR 438.702(a)(3).

5.3.2.2.4
If a request to change PMGs is submitted to the Contractor on or before the fifth day of a month, the change will become effective on the first day of the following month.  If a change is filed after the fifth day of the month, the change will be effective on the first day of the second succeeding month.

5.3.2.3	A Contractor may change an Enrollee’s PMG at the request of the PCP or other Provider within that PMG, in limited situations, as follows:

5.3.2.3.1	The Enrollee’s continued participation in the PMG seriously impairs the PMG’s ability to furnish services to either this particular Enrollee or other Enrollees;

5.3.2.3.2	The Enrollee demonstrates a pattern of disruptive or abusive behavior that could be construed as non-compliant and is not caused by a presenting illness; or

5.3.2.3.3	The Enrollee’s use of services constitutes Fraud, Waste or Abuse (for example, the Enrollee has loaned his or her Enrollee ID Card to other persons to seek services).

5.4	Disenrollment Responsibilities of the Contractor

5.4.1	Disenrollment occurs only (1) when ASES determines that an Enrollee is no longer eligible for MI Salud; or (2) for any of the reasons listed in this Section 5.4 of this Contract.

5.4.2	Notice to Enrollee of Disenrollment

5.4.2.1
Disenrollment decisions are the responsibility of ASES; however, notice to Enrollees of Disenrollment shall be issued by the Contractor.  The Contractor shall issue such notice in person or via surface mail to the Enrollee within five (5) Business Days of its receipt of a final Disenrollment decision from ASES, as provided in Sections 5.4.3 and 5.4.4 of this Contract.

5.4.2.2	Each notice of Disenrollment shall include information concerning:

5.4.2.2.1	the Effective Date of Disenrollment;

5.4.2.2.2	the reason for the Disenrollment;

5.4.2.2.3	the Enrollee’s appeal rights, including the availability of the Grievance System and of ASES’s Administrative Law Hearing process, as provided by Act 72 of September 7, 1993;

5.4.2.2.4	the right to re-enroll in MI Salud upon receiving a Recertification from the Puerto Rico Medicaid Program, if applicable; and

5.4.2.2.5	the Enrollee’s right, under the Conversion Clause in Section 5.5 of this Contract, to apply for a direct payment policy from the Contractor.

5.4.2.3
The Contractor shall be responsible for processing any Disenrollment from the MBHO that is distinct from a Disenrollment from the MI Salud Plan. If an Enrollee requests Disenrollment from the MBHO, as provided in 42 CFR 438.56(c), or if the MBHO wishes to request the Disenrollment of an Enrollee, as provided in 42 CFR 438.56(b), the MBHO shall convey the request to the Contractor, which shall forward the request to ASES, within ten (10) Business Days of receipt of the request, with a recommendation of the action to be taken (except that Disenrollments without cause from the MBHO, during specific timeframes established at 42 CFR 438.56(c)(2), shall be granted without any recommendation from the MI Salud Plan).

5.4.3	Disenrollment at Enrollee Request

5.4.3.1
ASES shall make the final decision on Enrollee requests for Disenrollment.  An Enrollee wishing to request Disenrollment must submit an oral or written request to ASES or to the Contractor. If the request is made to the Contractor, the Contractor shall forward the request to ASES, within ten (10) Business Days of receipt of the request, with a recommendation of the action to be taken.

5.4.3.2
An Enrollee may request Disenrollment from the Plan without cause during the ninety (90) Calendar Days following the Effective Date of Enrollment with the Plan or the date that the Contractor sends the Enrollee notice of the Enrollment, whichever is later.  An Enrollee may request Disenrollment without cause every twelve (12) months thereafter.  In addition, an Enrollee may request Disenrollment without cause in the event that ASES notifies the Enrollee that Puerto Rico has imposed or intends to impose on the Contractor that sanction pursuant to the applicable  intermediate sanctions set forth in 42 CFR 438.702(a)(3).

5.4.3.3	An Enrollee may request Disenrollment from the MI Salud Plan for cause at any time. The following constitute cause for Disenrollment by the Enrollee:

5.4.3.3.1	The Enrollee moves to a Service Region not administered by the Contractor, or outside of Puerto Rico;

5.4.3.3.2
The Enrollee needs related services to be performed at the same time, and not all related services are available within the General Network.  The Enrollee’s PCP or another Provider in the Preferred Provider Network have determined that receiving service separately would subject the Enrollee to unnecessary risk; and

5.4.3.3.3
Other acceptable reasons for Disenrollment at Enrollee request, per 42 CFR 438.56(d)(2), including, but not limited to, poor quality of care, lack of Access to Covered Services, or lack of Providers experienced in dealing with the Enrollee’s health care needs.  ASES shall determine whether the reason constitutes cause.

5.4.3.4
If the Contractor fails to refer a Disenrollment request within the timeframe specified in Section 5.4.3.1 of this Contract, or if ASES fails to make a Disenrollment determination so that the Enrollee may be disenrolled by the first day of the second month following the month when the Disenrollment request was made, per Section 4.5.3 of this Contract, the Disenrollment shall be deemed approved at that time.

5.4.3.5
If the Enrollee’s request for Disenrollment under this Section is denied, the Contractor shall provide the Enrollee with a notice of the decision.  The notice shall include the grounds for the denial and shall inform the Enrollee of his or her right to use the Grievance System as provided in Article 14, and to have access to an Administrative Law Hearing.

5.4.4	Disenrollment Initiated by the Contractor

5.4.4.1	The Contractor shall complete all paperwork required by ASES for the Disenrollment of Enrollees it is seeking to disenroll.

5.4.4.2	ASES reserves authority to make all Disenrollment decisions; nonetheless, the Contractor shall issue the notice of Disenrollment to the Enrollee (see Section 5.4.2 of this Contract).

5.4.4.3
The Contractor has a limited right to request that an Enrollee be disenrolled without the Enrollee’s consent. The Contractor shall notify ASES upon identification of an Enrollee who it knows or believes meets the criteria for Disenrollment.

5.4.4.4
When requesting Disenrollment of an Enrollee for reasons described in Section 5.4.4.7 of this Contract, the Contractor shall document at least three (3) interventions over a period of ninety (90) Calendar Days that occurred through treatment, case management, and care coordination to resolve any difficulty leading to the request.  The Contractor shall also provide evidence of having given at least one (1) written warning to the Enrollee, certified return receipt requested, regarding implications of his or her actions.

5.4.4.5	If the Enrollee has demonstrated abusive or threatening behavior as defined by ASES, only one (1) Contractor intervention, and a subsequent written attempt to resolve the difficulty, are required.

5.4.4.6
The Contractor shall submit Disenrollment requests to ASES, and the Contractor shall honor all Disenrollment determinations made by ASES.  ASES’s decision on the matter shall be final, conclusive and not subject to appeal by the Contractor.

5.4.4.7	The following are acceptable reasons for the Contractor to request Disenrollment:

5.4.4.7.1	The Enrollee’s continued Enrollment in the MI Salud Plan seriously impairs the ability to furnish services to either this particular Enrollee or other Enrollees;

5.4.4.7.2	The Enrollee demonstrates a pattern of disruptive or abusive behavior that could be construed as non-compliant and is not caused by a presenting illness;

5.4.4.7.3	The Enrollee’s use of services constitutes Fraud, Waste or Abuse (for example, the Enrollee has loaned his or her Enrollee ID Card to other persons to seek services);

5.4.4.7.4	The Enrollee has moved out of Puerto Rico or out of the Contractor’s Service Regions;

5.4.4.7.5	The Enrollee is placed in a long-term care nursing facility or intermediate care facility for the mentally retarded;

5.4.4.7.6	The Enrollee’s Medicaid or CHIP eligibility category changes to a category ineligible for MI Salud; or

5.4.4.7.7	The Enrollee has died or has been incarcerated, thereby making him or her ineligible for Medicaid or CHIP or otherwise ineligible for MI Salud.

5.4.4.8	The Contractor may not request Disenrollment for any discriminatory reason, including but not limited to the following:

5.4.4.8.1	Adverse changes in an Enrollee’s health status;

5.4.4.8.2	Missed appointments;

5.4.4.8.3	Utilization of medical services;

5.4.4.8.4	Diminished mental capacity;

5.4.4.8.5	Pre-existing medical condition;

5.4.4.8.6	The Enrollee’s attempt to exercise his or her rights under the Grievance System; or

5.4.4.8.7
Uncooperative or disruptive behavior resulting from the Enrollee’s special needs (except when his or her continued enrollment in the MI Salud Plan seriously impairs the entity’s ability to furnish services to either such Enrollee or other Enrollees).

5.4.4.9
The request of one PMG to have an Enrollee assigned to a different PMG, per Section 5.3.2.3 of this Contract, shall not be sufficient cause for the Contractor to request that the Enrollee be disenrolled from the Plan.  Rather, the Contractor shall, if possible, assign the Enrollee to a different and available PMG within the Plan.

5.4.4.10
In the event that the Contractor seeks Disenrollment of an Enrollee, the Contractor must notify the Enrollee of the availability of the Grievance System and of ASES’s Administrative Law Hearing process, as provided by Act 72 of September 7, 1993, as amended.

5.4.4.11
The Contractor shall maintain policies and procedures to comply with the Puerto Rico Patient’s Bill of Rights Act and with the Medicaid Regulations at 42 CFR 438.100, to ensure that Enrollee’s exercise of Grievance rights does not adversely affect the services provided to the Enrollee by the Contractor or by ASES.

5.4.5
Use of the Contractor’s Grievance System. ASES may at its option require that the Enrollee seek redress through the Contractor’s Grievance System before ASES makes a determination on the Enrollee’s request for Disenrollment.  The Contractor shall within two (2) Business Days inform ASES of the outcome of the grievance process.  ASES may take this information into account in making a determination on the request for Disenrollment.  The Grievance process must be completed in time to permit the Disenrollment (if approved) to be effective in accordance with the timeframe specified in Section 4.5.3 of this Contract; if the process is not completed by that time, then the Disenrollment will be deemed approved by ASES.

5.4.6
Disenrollment during Termination Hearing Process. If ASES notifies the Contractor of its intention to terminate the Contract as provided in Article 35, ASES may allow Enrollees to disenroll immediately without cause.  In the event of such termination, ASES must provide Enrollees with the notice required by 42 CFR 438.10, listing their options for receiving services following the Termination Date of the Contract.

5.5	Conversion Clause

5.5.1
If during the term of this Contract, an Enrollee is disenrolled from the MI Salud Plan, the Enrollee shall have the right to subscribe to a direct payment policy from the Contractor pursuant to the Contractor’s standard policies and procedures.  The Contractor’s obligation to provide such a policy is limited as provided in this Section 5.5.  The direct payment policy shall be issued by the Contractor without imposing pre-existing condition bars or waiting periods.  The Enrollee must request the subscription to a direct payment policy in writing, and submit the first premium to the Contractor, on or before thirty-one (31) Calendar Days after the Effective Date of Disenrollment, bearing in mind that:

5.5.1.1	Enrollment in the direct payment policy shall be at the option of the former Enrollee.

5.5.1.2
The premium for the direct payment policy will be in accordance with the Contractor’s rate then in effect, applicable to the form and benefits of the direct payment policy, in accordance with the risk category applicable to the former Enrollee, and the age reached on the Effective Date of Disenrollment from the direct payment policy.

5.5.1.3
The direct payment policy shall also provide for coverage to any Dependent of the former Enrollee, if such Dependent was considered an Eligible Person for MI Salud as of the Effective Date of Disenrollment. At the option by the Contractor, separate direct payment policies may be issued to cover family members who were formerly MI Salud Enrollees, rather than enrolling such family members in one policy.

5.5.2	If the Enrollee requests a direct payment policy in the timeframe provided in this Section, the policy will be effective upon the Effective Date of Disenrollment from MI Salud.

5.5.3
The Contractor will not be obligated to issue a direct payment policy covering a person who has the right to receive similar services provided by any insurance coverage or under the Medicare Program, if such benefits, jointly provided with the direct payment policy, result in an excess of coverage (over insurance), according to the standards of the Contractor.

5.5.4	[Intentionally left blank].

5.5.5	Subject to the conditions and limitations in this Section, a conversion to a direct payment policy shall be granted only:

5.5.5.1	To Enrollees who are Disenrolled because they receive a Negative Redetermination Decision from the Puerto Rico Medicaid Program; and

5.5.5.2
To Enrollees who are Disenrolled because they are no longer Eligible Persons as defined in Section 1.3.1 of this Contract, regardless of whether their family members who are MI Salud Enrollees remain eligible and continue to be enrolled.

5.5.6
If a former Enrollee under this Contract receives health services that are covered services under the direct payment policy described in this Section, and such services are rendered during the period when the former Enrollee is already eligible to receive the direct payment policy pursuant to this Section but before the policy is in effect, the benefits which he or she would have a right to collect under such direct payment policy will be paid as a claim under the direct payment policy, so long as the former Enrollee has requested the direct payment policy as of the date such services are rendered and has paid the first premium.

5.5.7
If any Enrollee under this Contract subsequently acquires the right to obtain a direct payment policy, as provided in this Section 5.5 and is not notified of the existence of this right at least fifteen (15) Calendar Days prior to the expiration of the period in which the Enrollee may request the subscription to a direct payment policy and pay its corresponding first premium, as provided in Section 5.5.1, such Enrollee will be granted an additional period during which time the Enrollee may request to be subscribed to a direct payment policy.  This additional period does not imply the continuation of the Enrollee’s Enrollment under this Contract. The additional period specified in this Section 5.5.7 will expire fifteen (15) Calendar Days after the Enrollee is notified, but in no case will it be extended beyond sixty (60) Calendar Days after the Disenrollment or event of termination specified in sections 5.5.5 and 5.5.8 of this Contract, respectively.  The notification of the additional period specified herein shall be made in writing and handed to the Enrollee or mailed to the last known address of the Enrollee. If the Enrollee is granted an additional period, as provided herein, and if during such additional period the Enrollee submits the written request and makes the first premium payment, the effective date of the direct payment policy will be the termination of the health insurance coverage under this Contract.

5.5.8	Subject to the other conditions stated in this Section 5.5, Enrollees will have the right to conversion, up to the following dates:

5.5.8.1	The Enrollee’s Effective Date of Disenrollment;

5.5.8.2	The Termination Date of this Contract; or

5.5.8.3	The date of amendment of this Contract, if such an amendment eliminates the Enrollee’s eligibility.

ARTICLE 6	ENROLLEE SERVICES

6.1	General Provisions

6.1.1
The Contractor shall ensure that Enrollees are aware of their rights and responsibilities; how to obtain care; what to do in an emergency or urgent medical situation; how to request a Grievance, Appeal, or Administrative Law Hearing; and how to report suspected Fraud, Waste and Abuse.

6.1.2
The Contractor’s informational materials must convey to Enrollees the important changes in the delivery of Covered Services reflected in the introduction of the MI Salud Program, including the integration of physical and behavioral health services and the concepts of Primary Medical Groups and Preferred Provider Networks.

6.1.3	The information conveyed in the Contractor’s written materials shall conform with ASES’s Universal Beneficiary Guidelines, included as Attachment 3 to this Contract.

6.1.4
The Contractor shall convey information to Enrollees via written materials and via telephone, internet, and face-to-face communications and shall allow Enrollees to submit questions and to receive responses from the Contractor.

6.1.5
In developing informational materials on MI Salud, the Contractor shall remain cognizant that MI Salud includes a mixed population of Enrollees.  In advising an individual Enrollee about Enrollment, the scope of services, and cost-sharing, Contractor shall provide information applicable to that Enrollee’s eligibility category.  The Contractor shall ensure that the informational materials disseminated to all MI Salud Enrollees accurately identify differences among the categories of Eligible Persons.

6.1.6
The Contractor shall provide Enrollees with at least thirty (30) Calendar Days written notice of any significant change in policies concerning Enrollees’ Disenrollment rights (see Section 5.4.3 of this Contract), right to change PMGs or PCPs (see Section 5.3 of this Contract), or any significant change to any of the items listed in Enrollee Rights and Responsibilities (Section 6.5 of this Contract), regardless of whether ASES or the Contractor caused the change to take place.  This Section 6.1.6 shall not be construed as giving the Contractor the right to change its policies and procedures related to its services under this Contract without prior written approval from ASES.

6.2	ASES Approval of All Written Materials

6.2.1
Except as otherwise provided below, written materials described in this Article 6 must be submitted to ASES for review at least thirty (30) Calendar days before their printing and distribution, as required by Act 194 of August 2000.  This requirement applies to:

6.2.1.1	The materials described in this Article 6 distributed to all Enrollees, including the Enrollee Handbook;

6.2.1.2	Policy letters, coverage policy statements, or other communications about Covered Services under MI Salud distributed to Enrollees; and

6.2.1.3
Standard letters and notifications, such as the notice of Enrollment required in Section 5.2.3.2 of this Contract, the notice of Redetermination required in Section 5.2.6.1 of this Contract, and the notice of Disenrollment required in Section 5.4.2 of this Contract.

6.2.2
The Contractor shall provide ASES with advance notice of any changes made to written materials that will be distributed to all Enrollees.  Notice shall be provided to ASES at least thirty (30) Calendar Days before the effective date of the change.  Within five (5) Business Days of receipt of the materials, ASES will respond to the Contractor’s submission with either an approval of the materials, recommended modifications, or a notification that more review time is required.  If the Contractor receives no response from ASES within ten (10) Business Days of ASES’s receipt of the materials, the materials shall be deemed approved.  Except as otherwise provided in this Section, the Contractor may distribute the revised written materials only upon written approval of the changes from ASES.

6.3	Requirements for Written Materials

6.3.1
The Contractor shall make all written materials available in alternative formats and in a manner that takes into consideration the Enrollee’s special needs, including Enrollees who are visually impaired or have limited reading proficiency.  The Contractor shall notify all Enrollees that information is available in alternative formats, and shall instruct them how to access those formats.

6.3.2
Except as provided in Section 6.4 of this Contract (Enrollee Handbook), the Contractor shall make all written information available in Spanish, with a language block in English, explaining (1) that the Enrollee may access an English translation of the information if needed; and (2) that the Contractor will provide oral interpretation services into any language other than Spanish or English, if needed.  Such translation or interpretation shall be provided by the Contractor at no cost to the Enrollee. The language block shall comply with 42 CFR 438.10(c)(2).

6.3.3
If oral interpretation services are required in order to explain the Benefits covered under MI Salud to an Enrollee or Potential Enrollee who does not speak either English or Spanish, the Contractor must, at its own cost, make such services available in a third language, in compliance with 42 CFR 438.10(c)(4).

6.3.4	All written materials shall be worded such that they are understandable to a person who reads at the fourth (4th) grade level.

6.3.5
Within ninety (90) Calendar Days of a notification from ASES that ASES has identified a prevalent language other than Spanish or English (with “prevalent language” defined as a language that is the primary language of more than five percent (5%) of the population of Puerto Rico), all vital Contractor documents shall be translated into and made available in such language.

6.4	Enrollee Handbook Requirements

6.4.1
The Contractor shall produce at its sole cost, and shall mail to all new Enrollees, an Enrollee Handbook including information on both physical and behavioral health services offered under MI Salud.  The Contractor shall collect from the MBHO the information on behavioral health services needed to compile the Enrollee Handbook.  The Contractor shall distribute the Handbook either simultaneously with the notice of Enrollment referenced in Section 5.2.3.2 of this Contract or within five (5) Calendar Days of sending the notice of Enrollment via surface mail.

6.4.2	The Contractor shall :

6.4.2.1
As required by 42 CFR 438.10(i), on the later of August 1 or thirty (30) Calendar Days after its approval by ASES, mail to all Enrollees a Handbook supplement that includes information on the following:

6.4.2.1.1	The Contractor’s service area;

6.4.2.1.2	Benefits covered under MI Salud in the Service Regions;

6.4.2.1.3	Any cost-sharing imposed by ASES; and

6.4.2.1.4	To the extent available, quality and performance indicators, including Enrollee satisfaction.

6.4.3
The Contractor shall use the Universal Beneficiary Guide, provided by ASES and included as Attachment 3 to this Contract, as a model for its Handbook; however, the Contractor shall ensure that its Handbook meets all the requirements listed in this Section 6.4.

6.4.4	Pursuant to the requirements set forth in 42 CFR 438.10, the Enrollee Handbook shall include, at a minimum, the following:

6.4.4.1	A table of contents;

6.4.4.2	An explanation of the purpose of the Enrollee ID Card and a warning that transfer of the card to another person constitutes Fraud;

6.4.4.3	Information about the role of the PCP and how to choose a PCP;

6.4.4.4	Information about the PMG, how to choose a PMG, and which Benefits may be accessed through the PMG;

6.4.4.5	Information about the Preferred Provider Network associated with the Enrollee’s PMG, and the benefits of seeking services within the PPN;

6.4.4.6	Information about the circumstances under which Enrollees may change to a different PMG;

6.4.4.7
Information about what to do when family size changes, including the responsibility of new mothers who are Medicaid Eligible to register their newborn with the Puerto Rico Medicaid Program and to apply for Enrollment of the newborn;

6.4.4.8	Appointment procedures;

6.4.4.9	Information on Benefits and Covered Services, including how the scope of Benefits and Covered Services differs between Medicaid- and CHIP Eligible Persons and Other Eligible Persons;

6.4.4.10	An explanation of the integration of physical and behavioral health services under MI Salud, and the availability of behavioral health Providers within the PPN;

6.4.4.11	Information on how to access local resources for Non-Emergency Medical Transportation (NEMT);

6.4.4.12	An explanation of any service limitations or exclusions from coverage;

6.4.4.13	Information on where and how Enrollees may access benefits not available from or not covered by the MI Salud Plan;

6.4.4.14	The Medical Necessity definition used in determining whether services will be covered (see Section 7.2 of this Contract);

6.4.4.15	A description of all pre-certification, Prior Authorization or other requirements for treatments and services;

6.4.4.16	The policy on Referrals for specialty care and for other Covered Services not furnished by the Enrollee’s PCP;

6.4.4.17	Information on how to obtain services when the Enrollee is outside the Contractor’s Service Regions;

6.4.4.18	Information on how to obtain after-hours coverage;

6.4.4.19	An explanation of cost-sharing, including

6.4.4.19.1	the differences in cost-sharing responsibilities between Medicaid- and CHIP Eligible Persons and Other Eligible Persons, and

6.4.4.19.2	the cost-sharing responsibilities of Dual Eligible Beneficiaries, as well as the other information for Dual Eligible Beneficiaries listed in Section 6.13 of this Contract;

6.4.4.20	The geographic boundaries of the Service Regions;

6.4.4.21
Notice of all appropriate mailing addresses and telephone numbers to be utilized by Enrollees seeking information or authorization, including the Contractor’s toll-free telephone line and Web site address;

6.4.4.22	A description of Utilization Management policies and procedures used by the Contractor;

6.4.4.23	A description of Enrollee rights and responsibilities as described in Section 6.5 of this Contract;

6.4.4.24
The policies and procedures for Disenrollment, including when Disenrollment may be requested without Enrollee consent by the Contractor and information about Enrollee’s right to request Disenrollment, and including notice of the fact that the Enrollee will lose access to services under MI Salud if he or she chooses to disenroll;

6.4.4.25
Information on Advance Directives, including the right of Enrollees to file directly with ASES or with the Puerto Rico Office of the Patient Advocate, complaints concerning Advance Directive requirements listed in Section 7.10 of this Contract;

6.4.4.26
A statement that additional information, including the Provider guidelines and information on the structure and operation of the MI Salud Plan and the Physician Incentive Plan, shall be made available to Enrollees upon request;

6.4.4.27	Information on the extent to which, and how, after-hours and emergency coverage are provided, including the following:

6.4.4.27.1	What constitutes an Emergency Medical Condition;

6.4.4.27.2	The fact that Prior Authorization is not required for Emergency Services;

6.4.4.27.3	Notice that

6.4.4.27.3.1	For Medicaid and CHIP Eligible Persons,

6.4.4.27.3.1.1	No Co-Payments shall be charged for the treatment of an Emergency Medical Condition;

6.4.4.27.3.1.2	No Co-Payments shall be charged for children twenty-one years of age and under except those who are under the public employee’s coverage;

6.4.4.27.3.1.3	No Co-Payments will be charged for Indians; and

6.4.4.27.3.1.4
Co-Payments apply to emergency room services outside the Enrollee’s PPN to treat a condition that does not meet the definition of Emergency Medical Condition set forth in this Contract, but by using the Tele MI Salud service (see Section 6.8 of this Contract), the Enrollee may avoid a Co-Payment for such services; and

6.4.4.27.3.2
For Other Eligible Persons, Co-Payments apply to Emergency Services outside the Enrollee’s PPN, but the Enrollee may avoid a Co-Payment by using the Tele MI Salud service (see Section 6.8 of this Contract).

6.4.4.27.4	The process and procedures for obtaining Emergency Services, including the use of the 911 telephone systems or its local equivalent;

6.4.4.27.5	The scope of Post-Stabilization Services offered under the Plan;

6.4.4.27.6	The locations of emergency rooms and other locations at which Providers and hospitals furnish Emergency Services and Post-Stabilization Services covered herein; and

6.4.4.27.7	The fact that an Enrollee has a right to use any hospital or other setting for Emergency Services;

6.4.4.28	An explanation of the Redetermination process, including

6.4.4.28.1	Disenrollment as a consequence of a Negative Redetermination Decision, and

6.4.4.28.2	The Re-Enrollment period that follows a new Certification; and

6.4.4.29	Information on the Contractor’s Grievance Systems policies and procedures, as described in Article 14 of this Contract. This description must include the following:

6.4.4.29.1	The right to file a Grievance and Appeal with the Contractor;

6.4.4.29.2	The requirements and timeframes for filing a Grievance or Appeal with the Contractor;

6.4.4.29.3	The availability of assistance in filing a Grievance or Appeal with the Contractor;

6.4.4.29.4	The toll-free numbers that the Enrollee can use to file a Grievance or an Appeal with the Contractor by phone;

6.4.4.29.5	The right to an Administrative Law Hearing, the method for obtaining a hearing, and the rules that govern representation at the hearing;

6.4.4.29.6
Notice that if the Enrollee files an Appeal or a request for an Administrative Law Hearing and requests continuation of services, the Enrollee may be required to pay the cost of services furnished while the Appeal is pending, if the final decision is adverse to the Enrollee;

6.4.4.29.7	Any Appeal rights that Puerto Rico chooses to make available to Providers to challenge the failure of the Contractor to cover a service;

6.4.4.29.8	Instructions on how an Enrollee can report suspected Fraud on the part of a Provider, and protections that are available for whistleblowers; and

6.4.4.29.9	Information on the family planning services provided by the Puerto Rico Health Department.

6.4.5
The Enrollee Handbook shall be submitted to ASES for review and prior written approval.  Submission of the Handbook by the Contractor shall be in accordance with the timeframes specified in Attachment 12 to this Contract (Initial Deliverable Due Dates).

6.4.6	The Contractor shall be responsible for producing the Enrollee Handbook in both English and Spanish.

6.5	Enrollee Rights and Responsibilities

The Contractor shall have written policies and procedures regarding the rights of Enrollees and shall comply with any applicable federal and Puerto Rico laws and regulations that pertain to Enrollee rights, including those set forth in 42 CFR 438.100 and in the Puerto Rico Patient’s Bill of Rights Act 194 of August 25, 2000; the Puerto Rico Mental Health Law of October 2, 2000, as amended and implemented; and Law 11 of April 11, 2001, creating the Office of the Patient Advocate.  These rights shall be included in the Enrollee Handbook.  At a minimum, the policies and procedures shall specify the Enrollee’s right to:

6.5.1	Receive information pursuant to 42 CFR 438.10;

6.5.2	Be treated with respect and with due consideration for the Enrollee’s dignity and privacy;

6.5.3	Have all records and medical and personal information remain confidential, except to the extent it may be or must be disclosed by law.

6.5.4	Receive information on available treatment options and alternatives, presented in a manner appropriate to the Enrollee’s condition and ability to understand;

6.5.5	Participate in decisions regarding his or her health care, including the right to refuse treatment;

6.5.6
Be free from any form of restraint or seclusion as a means of coercion, discipline, convenience or retaliation, as specified in 42 CFR 482.13(e) and other federal regulations on the use of restraints and seclusion;

6.5.7
Request and receive a copy of his or her Medical Records pursuant to 45 CFR Parts 160 and 164, subparts A and E, in hard copy or electronic format, and request to amend or correct the record, as specified in 45 CFR 164.524 and 164.526, respectively;

6.5.8	Be furnished health care services in accordance with 42 CFR 438.206 through 438.210;

6.5.9	Freely exercise his or her rights, including those related to filing a Grievance or Appeal, and that the exercise of these rights will not adversely affect the way the Enrollee is treated;

6.5.10
Not be held liable for the Contractor’s debts in the event of insolvency; not be held liable for the Covered Services provided to the Enrollee for which ASES does not pay the Contractor; not be held liable for Covered Services provided to the Enrollee for which ASES or the MI Salud Plan does not pay the Provider that furnishes the services; and not be held liable for payments of Covered Services furnished under a contract, Referral, or other arrangement to the extent that those payments are in excess of amount the Enrollee would owe if the Provider provided the services directly; and

6.5.11	Only be responsible for cost-sharing in accordance with 42 CFR 447.50 through 42 CFR 447.59.

6.6	Provider Directory

6.6.1
The Contractor shall produce and shall mail to all new Enrollees a Provider Directory that includes information on both physical and behavioral health service Providers under MI Salud.  The Contractor shall collect from the MBHO the information on behavioral health Providers needed in order to compile the Provider Directory.  The Contractor shall distribute the Provider Directory by delivering it at the time of Certification in person, or, if this is impractical, by sending it via surface mail, within five (5) Calendar Days of sending the notice of Enrollment referenced in Section 5.2.3.2 of this Contract.

6.6.2	The Contractor shall produce and distribute annual updates of the Provider Directory to all Enrollees.

6.6.3	The Contractor shall make the Provider Directory available on its Web site.

6.6.4
The Provider Directory shall include names, locations, office hours, and telephone numbers of current Network Providers.  This includes, at a minimum, information, sorted by Service Region, on PCPs, specialists, dentists, FQHCs and RHCs, behavioral health and substance abuse Providers affiliated with the MBHO in each Service Region, and hospitals. The Provider Directory shall also identify providers that are not accepting new patients.

6.6.5	The Provider Directory shall group Providers according to the PMG Preferred Provider Network with which they are affiliated.

6.6.6	The Contractor shall submit the Provider Directory to ASES for review and prior approval in the timeframe specified in Attachment 12 to this Contract.

6.6.7	The Contractor shall update and amend the Provider Directory on its Web site within five (5) Business Days of any changes.

6.6.8
On a monthly basis, the Contractor shall submit to ASES any changes and edits to the Provider Directory, including any changes supplied to the Contractor by the MBHO.  Such changes shall be submitted electronically in the format specified by ASES.

6.7	Enrollee Identification (ID) Card

6.7.1
The Contractor shall furnish to all new Enrollees an Enrollee ID Card.  The Id card shall be made of durable plastic material and will be sent to the Enrollee via surface mail within two (2) Calendar Days of sending the Auto-Enrollment notification with the assignment of the PMG and the PCP

6.7.2	The Enrollee ID Card must, at a minimum, include the following information:

6.7.2.1	The “MI Salud” logo;

6.7.2.2	The Enrollee’s name;

6.7.2.3	A designation of the Enrollee as a Medicaid Eligible, CHIP Eligible, or Other Eligible Person;

6.7.2.4	The Enrollee’s Medicaid identification number, or CHIP identification number;

6.7.2.5	The Enrollee’s Plan group number;

6.7.2.6	If the Enrollee is eligible for MI Salud as a Dependent, the Enrollee’s relationship to the principal Enrollee;

6.7.2.7	The Effective Date of Enrollment in MI Salud;

6.7.2.8	The master patient index;

6.7.2.9
The applicable Co-Payment levels for various services outside the Enrollee’s PPN, and for children of public employees enrolled in MI Salud classified as coverage 400, and the assurance that no Co-Payment will be charged for the treatment of an Emergency Medical Condition for a Medicaid Eligible Person and for CHIP children twenty-one (21) years of age or under, no Co-Payments will be charged under any circumstances.

6.7.2.10	The PCP’s name and the PMG’s number;

6.7.2.11	The name and telephone number(s) of the Contractor;

6.7.2.12	The twenty-four (24) hour, seven (7) day a week toll-free Tele MI Salud Medical Advice Service phone number;

6.7.2.13	A notice that the Enrollee ID Card may under no circumstances be used by a person other than the identified Enrollee; and

6.7.2.14	Instructions for emergencies.

6.7.3	The Contractor shall reissue the Enrollee ID Card in the following situations and timeframes:

6.7.3.1	within ten (10) Calendar Days of notice if an Enrollee reports a lost, stolen or damaged ID Card and requests a replacement;

6.7.3.2	within ten (10) Calendar Days of notice if an Enrollee reports a name change;

6.7.3.3	within twenty (20) Calendar Days of the effective date of a change of PMG or change or addition of PCP, as provided in Section 5.3.2 of this Contract.

6.7.4	[Deleted. Intentionally left blank]

6.7.5
The Contractor shall submit a front and back sample Enrollee ID Card to ASES for review and approval according to the timeframe specified in Attachment 12 to this Contract.  Any subsequent changes to Enrollee ID Card must be previously approved in writing by ASES.

6.7.6	The Contractor must require an Enrollee to surrender his or her ID Card in each of the following events:

6.7.6.1	the Enrollee is disenrolled;

6.7.6.2	the Enrollee requests a change to his or her PCP or PMG, and is therefore issued a new Enrollee ID Card; or

6.7.6.3	the Enrollee requests a new ID Card because his or her existing card is damaged.

6.7.7
In the event ASES requires that the Contractor issue new Enrollee ID Cards to all or part of the Enrollee population as a result of a change in the Enrollees’ MBHO or  PBM at any time during the Contract Term, ASES shall cover all costs related to the production and delivery of such cards.

6.8	Tele MI Salud(Toll Free Telephone Service)

6.8.1
The Contractor shall operate a toll-free telephone number, “Tele MI Salud,” equipped with caller identification and automatic call distribution equipment capable of handling the expected volume of calls. Tele MI SaludMI Salud shall have two components:

6.8.1.1
Subject to any applicable privacy laws and regulations, an Information Service to respond to questions, concerns, inquiries, and complaints regarding MI Salud from the Enrollee or the Enrollee’s family or the Enrollee’s representative, or the Provider, and its employees or in representation of an Enrollee; and MI Salud

6.8.1.2	A Medical Advice Service to advise Enrollees about how to resolve medical or behavioral health concerns.

6.8.2	The Contractor shall establish, operate, monitor and support an automated call distribution system for Tele MI Salud that supports, at a minimum:

6.8.2.1	Capacity to handle the call volume;

6.8.2.2	A daily analysis of the quantity, length, and types of calls received;

6.8.2.3	A daily analysis of the amount of time it takes to answer the call, Blocked Calls, and Abandoned Calls;

6.8.2.4	The ability to measure average waiting time; and

6.8.2.5	The ability to monitor calls from a location by a third party, including ASES.

6.8.3	Hours of Operation. Each service shall be made available as follows:

6.8.3.1
The Information Service shall be fully staffed between the hours of 7:00 a.m. and 7:00 p.m., Monday through Friday, excluding Puerto Rico holidays.  The Contractor shall have an automated system available between the hours of 7:00 p.m. and 7:00 a.m. Puerto Rico time Monday through Friday and at all hours on weekends and holidays.  This automated system must provide callers with operating instructions on what to do in case of an emergency and shall include, at a minimum, a voice mailbox for callers to leave messages.  The Contractor shall ensure that the voice mailbox has the required capacity to receive all messages.  A Contractor’s representative shall reply to one hundred percent (100%) of messages by the next Business Day.

6.8.3.2	The Medical Advice Service shall be fully staffed and available to Enrollees twenty-four (24) hours per day, seven (7) days per week.

6.8.4	Staffing

6.8.4.1	The Contractor shall be responsible for the required staffing of Tele MI Salud with individuals who are able to communicate effectively with MI Salud Enrollees.

6.8.4.2
The Contractor shall make key staff responsible for operating Tele MI Salud available to meet with ASES staff on a regular basis, as requested by ASES, to review reports and all other obligations under the Contract relating to Tele MI Salud.

6.8.4.3
The Contractor shall hire and train adequate staff by the Implementation Date of the Contract. The training program shall include, but is not limited to, systems, policies and procedures, and telephone scripts.

6.8.4.4
Subject to any applicable privacy laws and regulations, for the Information Service, the Contractor shall ensure that call center attendants have the necessary training to respond to questions, concerns, inquiries, and complaints from Enrollee, the Enrollee’s family, or the Enrollee’s representative, or the Provider, itself and its employees, or in representation of an Enrollee,  relating to this Contract, including but not limited to Covered Services, Grievances and Appeals, the Provider Network, Enrollment and Disenrollment, and issues related to the payments to Providers.

6.8.4.5
For the Medical Advice Service, the Contractor shall ensure that call center attendants are registered nurses with the necessary training to advise Enrollees about appropriate steps they should take to resolve a medical or behavioral health complaint or concern.

6.8.4.6
The Contractor shall ensure that Tele MI Salud call center staff are trained to identify behavioral health concerns and, where appropriate, to transfer Enrollee callers to the MBHO’s Call Center for assistance.  Tele MI Salud shall be equipped with the capacity to effect a “warm transfer” to the MBHO’s Call Center for behavioral health advice.

6.8.4.7
The Contractor shall ensure that Tele MI Salud call center staff is trained to identify situations in which an Enrollee may need services that are offered through the Puerto Rico Health Department rather than through MI Salud, and Tele MI Salud staff shall provide the Enrollee with information on where to access these services.

6.8.4.8
The Contractor shall ensure that Tele MI Salud call center staff is trained to provide to Medicaid and CHIP Eligible Enrollees information on how to access any local NEMT resources, to enable an Enrollee without available transportation to receive Medically Necessary services.

6.8.4.9
The Contractor shall ensure that Tele MI Salud call center staff are trained to process and fulfill requests by Enrollees to receive, by surface mail, the Enrollee Handbook, the Provider Directory, or the Provider guidelines.  The Contractor shall fulfill such requests by mailing the requested document within five (5) Business Days of the request.

6.8.5
The Contractor may provide the Information Service and the Medical Advice Service as separate phone lines with a “warm transfer” capability, or as separate dialing options within one phone line.  “Warm transfer” refers to the process of an agent connecting a caller to a third-party contact.  Once the third-party contact has answered, the agent introduces himself to the contact and provides the caller’s necessary information.  The agent stays on the line to confirm that the third-party contact and the caller have connected before the agent disconnects.

6.8.6	The Contractor shall have the capability of making out-bound calls.

6.8.7
Tele MI Salud shall be equipped to handle calls in Spanish and English, as well as, through a telecommunication device for the deaf (TDD), calls from Enrollees who are hearing-impaired. For callers who do not speak either English or Spanish, the Contractor shall provide interpreter services free of charge to Enrollees. The Contractor shall not permit Enrollees’ family members, especially minor children, or friends to provide oral interpreter services, unless specifically requested by the Enrollee.

6.8.8
The Contractor shall (i) record calls on a random basis following its standard call center protocols, and (ii) document all calls, identifying the date and time, the type of call, the reason for the call and the resolution of the call.

6.8.9
The Contractor shall generate a call identification number for each phone call made by an Enrollee to the Medical Advice Service.  Enrollees who use this service to seek advice on their health condition before visiting the emergency room will not be responsible for any Co-Payment otherwise imposed for emergency room visits (as provided under Section 7.11.4 of this Contract) outside the Enrollee’s PPN, provided that the Enrollee presents his or her Tele MI Salud call identification number at the emergency room.  No Co-Payment shall be imposed on a Medicaid or CHIP Eligible Enrollee for the treatment of an Emergency Medical Condition (regardless of whether the Enrollee uses the Medical Advice Service).  The Medical Advice Service does not apply to services outside of Puerto Rico.

6.8.10
The Contractor shall develop Tele MI Salud policies and procedures, including staffing, training, hours of operation, access and response standards, transfers/referrals, monitoring of calls via recording and other means, and compliance with other performance standards.

6.8.11	The Contractor shall develop Tele MI Salud Quality Criteria and Protocols. These protocols shall, at a minimum,

6.8.11.1
Measure and monitor the accuracy of responses and phone etiquette in Tele MI Salud (including through recording of phone calls) and take corrective action as necessary to ensure the accuracy of responses and appropriate phone etiquette by staff;

6.8.11.2	Provide for quality calibration sessions between the Contractor’s staff and ASES;

6.8.11.3	Require that, on a monthly basis, the Average Speed of Answer is at least eighty percent (80%) of calls answered within thirty (30) seconds;

6.8.11.4	Require that, on a monthly basis, the Blocked Call rate does not exceed three percent (3%) of all calls from or relating to Enrollees or Potential Enrollees; and

6.8.11.5	Require that, on a monthly basis, the rate of Abandoned Calls does not exceed five percent (5%) of all calls from or relating to Enrollees or Potential Enrollees.

These standards serve as a minimum for each Tele MI Salud service.  The Contractor may elect to establish more rigorous performance standards.  The Contractor may elect to establish different quality criteria for the Medical Advice Service than for the Information Service; provided, however, that in that event, the standards governing the Medical Advice Service must be stricter than the standards for the Information Service.

6.8.12
The Contractor must develop and implement a Tele MI Salud outreach program to educate Enrollees about the Tele MI Salud service and to encourage its use (the “Tele MI Salud Outreach Program”).  The Tele MI Salud Outreach Program shall include, at a minimum, the following components:

6.8.12.1	A section on Tele MI Salud in the Enrollee Handbook;

6.8.12.2	Contact information for Tele MI Salud on the Enrollee ID Card and on the Contractor’s Web site; and

6.8.12.3	Informational flyers on Tele MI Salud to be placed in the offices of the Contractor and the Network Providers.

Each document or communication included in this Tele MI Salud Outreach Program must explain that (1) by using the Medical Advice Service before visiting the emergency room, and presenting their call identification number at the emergency room, Enrollees can avoid any emergency room Co-Payments otherwise applicable under Section 7.11.4 of this Contract for services outside the PPN; and (2) no Co-Payment shall be imposed for the treatment of an Emergency Medical Condition for a Medicaid or CHIP Eligible Person.  All written materials included in the Tele MI Salud Outreach Program must be written at a fourth- (4th) grade reading level and must be available in Spanish and English.

6.8.13
The Contractor shall prepare scripts addressing the questions expected to arise most often for both the Information Service and the Medical Advice Service.  The Contractor shall submit these scripts to ASES for review and approval according to the timeframe specified in Attachment 12 to this Contract. It is the responsibility of the Contractor to maintain and update these scripts and to ensure that they are developed at the fourth (4th) grade reading level. The Contractor shall submit revisions to the script to ASES for approval prior to use, pursuant to Section 6.2 of this Contract.

6.8.14
The Contractor shall submit the following written materials referred to in this Section 6.8 to ASES for review and approval according to the timeframe specified in Attachment 12 to this Contract and any subsequent changes to the following must be previously approved in writing by ASES, which approval shall not be unreasonably withheld, conditioned or delayed:

6.8.14.1	Tele MI Salud policies and procedures;

6.8.14.2	Tele MI Salud quality criteria and protocols;

6.8.14.3	Tele MI Salud Outreach Program; and

6.8.14.4	Training materials for Tele MI Salud call center employees.

6.9	Internet Presence / Web Site

6.9.1
The Contractor shall provide on its Web site general and up-to-date information about MI Salud and about the MI Salud Plan, including the Provider Network, customer services, Tele MI Salud, and its Grievance System.  The Enrollee Handbook and the Provider Directory shall be available on the Web site.

6.9.2
The Contractor shall maintain an Enrollee portal that allows Enrollees to access a searchable Provider Directory that shall be updated within five (5) Business Days to reflect any change to the Provider Network.

6.9.3
The Web site must have the capability for Enrollees to submit questions and comments to the Contractor and receive responses.  The Contractor shall reply to Enrollee questions within two (2) Business Days.

6.9.4
The Web site must comply with the marketing policies and procedures and with requirements for written materials described in Sections 6.2 and 6.3 of this Contract and must be consistent with applicable Puerto Rico and federal laws.

6.9.5
The Contractor shall submit Web site screenshots to ASES for review and approval of information on the website relating to the MI Salud Program according to the timeframe specified in Attachment 12 to this Contract.  Any subsequent changes to Contractor’s Web site relating to the MI Salud Program must be previously approved in writing by ASES, which approval shall not be unreasonably withheld, conditioned or delayed.

6.9.6	The Contractor’s Web site shall provide secured online access to the Enrollee’s historical and current information.

6.9.7	The Contractor’s Web site shall prominently feature a link to Web site of ASES, www.asespr.org.

6.10	Cultural Competency

6.10.1
In accordance with 42 CFR 438.206, the Contractor shall have a comprehensive written cultural competency plan describing how the Contractor will ensure that services are provided in a culturally competent manner to all Enrollees (the “Cultural Competency Plan”).  The Cultural Competency Plan must describe how the Providers, individuals and systems within the Contractor’s Plan will effectively provide services to people of all cultures, races, ethnic backgrounds and religions in a manner that recognizes, values, affirms and respects the worth of the individual Enrollees and protects and preserves the dignity of each.

6.10.2
The Contractor shall submit the Cultural Competency Plan to ASES for review and approval according to the timeframe specified in Attachment 12 to this Contract.  Any subsequent changes to the Cultural Competency Plan must be previously approved in writing by ASES.

6.10.3
The Contractor may distribute a summary of the Cultural Competency Plan, rather than the entire document, to Providers if the summary includes information on how the Provider may access the full Cultural Competency Plan on the Contractor’s Web site.  This summary shall also detail how the Provider can request a hard copy from the Contractor at no charge to the Provider.

6.11	Interpreter Services

6.11.1
The Contractor shall provide oral interpreter services to any Enrollee who speaks any language other than English or Spanish as his or her primary language, regardless of whether the Enrollee speaks a language that meets the threshold of a Prevalent Non-English Language.  The Contractor is required to notify its Enrollees of the availability of oral interpretation services and to inform them of how to access oral interpretation services.  There shall be no charge to an Enrollee for interpreter services.

6.12	Enrollment Outreach for the Homeless Population

The Contractor shall, upon prior written notice, participate in at least four (4) public events per year held by government agencies in different locations in each Service Region, to allow homeless individuals to complete the Enrollment process pursuant to the terms of this Contract.

6.13	Special Enrollee Information Requirements for Dual Eligible Beneficiaries

The Contractor shall inform an Enrollee who is a Dual Eligible Beneficiary:

6.13.1	That the Dual Eligible Beneficiary is eligible for services under MI Salud with the limits stated in Section 7.12 of this Contract;

6.13.2	That the MI Salud Plan will cover Medicare Part B deductibles and co-insurance, but not Medicare Part A deductibles;

6.13.3	That the Dual Eligible Beneficiary may not be simultaneously enrolled in MI Salud and in a Medicare Platino plan, for the reason that the Platino plan already includes MI Salud Benefits; and

6.13.4	That as an Enrollee in the Plan, the Dual Eligible Beneficiary may access Covered Services only through the PMG, not through the Medicare provider list.

6.14	Marketing

6.14.1	Prohibited Marketing Activities. The Contractor is prohibited from engaging in the following activities:

6.14.1.1	Directly or indirectly engaging in door-to-door, telephone, or other Cold-Call Marketing activities to Enrollees or Eligible Individuals;

6.14.1.2	Offering any favors, inducements or gifts, promotions, or other insurance products that are designed to induce Enrollment in the MI Salud Plan;

6.14.1.3
Distributing plans and materials that contain statements that ASES determines are inaccurate, false, or misleading.  Statements considered false or misleading include, but are not limited to, any assertion or statement (whether written or oral) that the MI Salud Plan is endorsed by the federal government or Commonwealth, or similar entity; and

6.14.1.4
Distributing materials that, according to ASES, mislead or falsely describe the Contractor’s Provider network, the participation or availability of Network Providers, the qualifications and skills of Network Providers (including their bilingual skills); or the hours and location of network services.

6.14.2	Allowable Marketing Activities. The Contractor shall be permitted to perform the following Marketing activities:

6.14.2.1	Distribute general information through mass media (i.e. newspapers, magazines and other periodicals, radio, television, the Internet, public transportation advertising, and other media outlets);

6.14.2.2
Make telephone calls, mailings and home visits only to Enrollees  currently enrolled in the MI Salud Plan, for the sole purpose of educating them about services offered by or available through the Contractor;

6.14.2.3	Distribute brochures and display posters at Provider offices that inform patients that the Provider is part of MI Salud Provider Network; and

6.14.2.4	Attend activities that benefit the entire community, such as health fairs or other health education and promotion activities.

6.14.3	If the Contractor performs an allowable activity in a Service Region, the Contractor shall conduct that activity in all other Service Regions covered by this Contract.

6.14.4	All Marketing Materials shall be in compliance with the information requirements in 42 CFR 438.10.

6.14.5	ASES Approval of Marketing Materials

6.14.5.1
The Contractor shall submit a detailed description of its Marketing Plan and copies of all Marketing Materials (written and oral) that it or its Subcontractors plan to distribute to ASES for review and approval according to the timeframe specified in Attachment 12 to this Contract.  This requirement includes, but is not limited to posters, brochures, Web sites, and any materials that contain statements regarding the benefit package and Provider network-related materials.  Neither the Contractor nor its Subcontractors shall distribute any Marketing Materials without the prior written approval from ASES pursuant to Section 6.2.

6.14.5.2	The Contractor shall submit any changes to previously approved marketing materials and receive the approval from ASES of the changes before distribution pursuant to Section 6.2.

6.14.5.3
The Advisory Committee of the Puerto Rico Medicaid Program, which advises the Puerto Rico Medicaid Program and ASES about government health programs, will assist ASES in the evaluation and review of any marketing materials submitted by the Contractor for approval.

6.14.6	Provider Marketing Materials

6.14.6.1	The Contractor is responsible for ensuring that not only its Marketing activities, but also the marketing activities of its Subcontractors and Providers, meet the requirements of this Section 6.14.

6.14.6.2	The Contractor shall collect from its Providers any Marketing Materials they intend to distribute and submit these to ASES for review and approval prior to distribution.

6.14.6.3	The Contractor shall provide for equitable distribution of all Marketing Materials without bias toward or against any group.

6.14.7
The Parties acknowledge and agree that nothing herein shall require the Contractor to engage in the Marketing of the MI Salud Program to: (a) Other Eligible Persons who are public employees or pensioners as described in Section 1.4.1.3.2 of this Contract; or (b) small or medium businesses located in the Service Regions.  The Parties further agree that nothing herein is intended to limit the Contractor’s right to market its other insurance or managed care products to Other Eligible Persons who are public employees or pensioners as described in Section 1.4.1.3.2 of this Contract or any other Eligible Person.

6.14.8	Assistance with Network Provider EHR Systems

6.14.8.1
The Contractor shall assist the PCPs and PPN physician specialists, upon their request, in the acquisition and installation of such an appropriate EHR system, at its expense, consisting of the hardware, software and related materials specified in Attachment 15.  Any such EHR system, whether maintained as a complete or component system, must be ONC-ATCBs certified, and shall meet the specifications set forth in Attachment 15.

6.14.8.2
The Contractor shall ensure that all the PCPs and PPN physician specialists shall have an operational EHR system in place on or before December 31, 2013 or such later date as set forth in his/her Provider Contract.

6.14.8.3	The Contractor shall also provide each such Provider with information on (i) the benefits of the EHR system and (ii) the costs of maintaining the EHR system.

ARTICLE 7	COVERED SERVICES AND BENEFITS

7.1	Requirement to Make Available Covered Services

7.1.1
The Contractor shall, at a minimum, make available through its Network Providers Covered Services, and other Benefits set forth in this Article, as of the Effective Date of Enrollment (including the period specified in Section 4.4.1.2 of this Contract) pursuant to the program requirements of MI Salud, and the Puerto Rico Medicaid State Plan and CHIP Plan.  The Contractor may not impose any other exclusions, limitations, or restrictions, and may not arbitrarily deny or reduce the amount, duration or scope of a required service solely because of the diagnosis, type of illness, or condition.

7.1.1.1	In accordance with Section 2702 of the PPACA, the Contractor must have mechanisms in place to prevent payment for the following Provider preventable conditions:

7.1.1.1.1
All hospital acquired conditions as identified by Medicare other than deep vein thrombosis (DVT)/Pulmonary Embolism (PE) following total knee replacement or hip replacement surgery in pediatric and obstetric patients.

7.1.1.1.2
Wrong surgical or other invasive procedure performed on a patient; surgical or other invasive procedure performed on the wrong body part; surgical or other invasive procedure performed on the wrong patient.

7.1.2	The Contractor may not deny Covered Services based on pre-existing conditions, individual’s genetic information, or waiting periods.

7.1.3	The Contractor shall not be required to pay a Claim for a service that would otherwise be a Covered Service, but for the fact that the recipient of the service is not an Eligible Person.

7.1.4	The Contractor shall not be required to pay a Claim for a service already provided, which would be a Covered Service but for the fact that:

7.1.4.1
The Enrollee paid the Provider for the service (except when, in an extenuating circumstance, a Medicaid or CHIP Eligible Enrollee incurs out-of-pocket expenses for Emergency Services provided in the United States; these expenses shall be reimbursed under MI Salud); or

7.1.4.2
The service was provided by a person or entity that does not meet the definition of a Network Provider (with the exception of Medical Emergencies and cases where the service was Prior Authorized by the Contractor).

7.1.5	Notwithstanding the provisions of this Section 7.1, the Contractor shall comply with Section 9.7 of this Contract.

7.2	Medical Necessity

Based upon generally accepted medical practices in light of conditions at the time of treatment, Medically Necessary services are those that relate to the prevention, diagnosis, and treatment of health impairments, or to the ability to achieve age-appropriate growth and development and the ability to attain, maintain, or regain functional capacity, and are:

7.2.1	Appropriate and consistent with the diagnosis of the treating Provider and the omission of which could adversely affect the eligible Enrollee’s medical condition;

7.2.2	Compatible with the standards of acceptable medical practice in the community;

7.2.3	Provided in a safe, appropriate, and cost-effective setting given the nature of the diagnosis and the severity of the symptoms;

7.2.4	Not provided solely for the convenience of the Enrollee or the convenience of the Provider; and

7.2.5	Not primarily custodial care (for example, foster care).

7.3	Experimental or Cosmetic Procedures

In no instance shall the Contractor be required to pay Claims for experimental or cosmetic procedures, except as required by the Puerto Rico Patient’s Bill of Rights Act or any other federal or Puerto Rico law or regulation.  As provided in Section 7.5.6.2 of this Contract, breast reconstruction after a mastectomy and surgical procedures that are determined to be Medically Necessary to treat morbid obesity shall not be regarded as cosmetic procedures.

7.4	Covered Services and Administrative Services

7.4.1
Benefits under MI Salud are comprised of four categories: (1) Basic Coverage, (2) Dental Services, (3) Special Coverage, and (4) Administrative Services.  The scope of items (1) – (3) is described in Section 7.5 of this Contract.

7.5	Basic Coverage

7.5.1	Basic Coverage is available to all MI Salud Enrollees, except as provided in the table below. Basic Coverage includes the following categories:

BASIC COVERAGE SERVICES	MI SALUD ELIGIBILITY GROUPS COVERED
Preventive Services	All
Diagnostic Test Services	All
Outpatient Rehabilitation Services	All
Medical and Surgical Services	All
Emergency Transportation Services	All
Maternity and Pre-Natal Services	All
Emergency Services	All (Services outside Puerto Rico available only for Medicaid and CHIP Eligible Persons)
Hospitalization Services	All
Behavioral Health Services	All (Note: Services provided by MBHO; not covered under this Contract.)
Pharmacy Services	All (Note: Claims processing and adjudication Services provided by PBM; not covered under this Contract.)

7.5.2	Exclusions from Basic Coverage

7.5.2.1	The following services are excluded from all Basic Coverage. In addition, exclusions specific to each category of Covered Services are noted in subsections 7.5.3 – 7.5.12 below.

7.5.2.1.1	Expenses for personal comfort material or services, such as, telephone, television, toiletries;

7.5.2.1.2	Services rendered by close family relatives (parents, children, siblings, grandparents, grandchildren, spouses);

7.5.2.1.3	Weight control treatment (obesity or weight gain) for aesthetic reasons, provided, however, that procedures determined Medically Necessary to address morbid obesity shall not be excluded;

7.5.2.1.4	Sports medicine, music therapy, and natural medicine;

7.5.2.1.5	Services, diagnostic testing or treatment ordered or rendered by naturopaths, naturists, chiropractors, iridologists, or osteopaths;

7.5.2.1.6	Health certificates, except as provided in Section 7.6.3.2.10 of this Contract (Preventive Services);

7.5.2.1.7	Epidural anesthesia services;

7.5.2.1.8	Chronic pain treatment, if it is determined that the pain has a psychological or psychosomatic origin;

7.5.2.1.9	Smoking cessation treatment, except as provided in Section
7.5.8.3.7 of this Contract for pregnant women (smoking cessation in general is covered by the MBHO);

7.5.2.1.10	Educational tests or services;

7.5.2.1.11	Peritoneal dialysis or hemodialysis services (covered under Special Coverage, not Basic Coverage);

7.5.2.1.12	Hospice care;

7.5.2.1.13	Services received outside the territorial limits of Puerto Rico, except as provided in Sections 7.5.7.10 (Emergency Transportation) and 7.5.9.3 (Emergency Services) of this Contract;

7.5.2.1.14	Expenses incurred for the treatment of conditions resulting from services not covered under MI Salud;

7.5.2.1.15	Judicially ordered evaluations for legal purposes;

7.5.2.1.16	Psychological, psychometric and psychiatric tests and evaluations to obtain employment or insurance, or for purposes of litigation;

7.5.2.1.17	Travel expenses, even when ordered by the primary care physician;

7.5.2.1.18	Eyeglasses, contact lenses and hearing aids;

7.5.2.1.19	Acupuncture services;

7.5.2.1.20
Rent or purchase of durable medical equipment, wheelchair or any other transportation method for the handicapped, either manual or electric, and any expense for the repair or alteration of said equipment, except when the patient’s life depends on this service; and

7.5.2.1.21	Sex change procedures.

7.5.3	Preventive Services

7.5.3.1	Healthy Child Care. The Contractor shall make available through its Network Providers the following Preventive Services under the Healthy Child Care Program, which serves Enrollees under age two:

7.5.3.1.1
An annual comprehensive evaluation (1) by a certified health professional, which complements other services for children and young adults provided pursuant to the periodicity scheme of the American Academy of Pediatrics; and

7.5.3.1.2	Other services, as needed, during the first two years of the child’s life.

7.5.3.2	Other Preventive Services. The following are required Preventive Services for all MI Salud Enrollees:

7.5.3.2.1	Vaccines (the vaccines themselves are provided and paid for by the Puerto Rico Health Department; the Contractor shall cover the administration of the vaccines);

7.5.3.2.2	Eye exam;

7.5.3.2.3	Hearing exam, including hearing screening for newborns;

7.5.3.2.4	Evaluation and nutritional screening;

7.5.3.2.5	Medically Necessary laboratory exams and diagnostic tests, appropriate to the Enrollee’s age, sex, and health condition, including, but not limited to:

7.5.3.2.5.1
Prostate and gynecological cancer screening according to accepted medical practice, including Pap smears (for Enrollees over age 18), mammograms (for Enrollees age 40 and over), and P.S.A. tests when Medically Necessary; and

7.5.3.2.5.2	Sigmoidoscopy and colonoscopy for colon cancer detection in adults 50 years and over, classified in risk groups according to accepted medical practice;

7.5.3.2.6	Nutritional, oral and physical health education;

7.5.3.2.7
Reproductive health counseling and family planning (The Contractor shall make available through its Network Providers and pay Claims for the following family planning services: counseling, pregnancy testing, diagnosis and treatment of sexually transmitted diseases, infertility assessment, and oral contraceptive medications that are used for the purpose of treating menstrual dysfunction and other hormonal conditions.  Contraceptive methods prescribed for family planning purposes, however, are not covered under MI Salud, but shall be provided by the Puerto Rico Health Department);

7.5.3.2.8	Syringes for home medicine administration;

7.5.3.2.9	Annual physical exam and follow-up for diabetic patients according to the diabetic patient treatment guide and Puerto Rico Health Department protocols; and

7.5.3.2.10
Health Certificates covered under MI Salud; provided that Co-Payments applicable for necessary procedures and laboratory testing related to generating a Health Certificate will be the Enrollee’s responsibility.  Such certificates shall include

7.5.3.2.10.1	Venereal Disease Research Laboratory (VDRL) tests;

7.5.3.2.10.2	Tuberculosis (TB) tests; and

7.5.3.2.10.3	Any certification for MI Salud Enrollees related to eligibility for the Medicaid Program (provided at no charge).

7.5.3.3	Except where Medically Necessary to treat a health condition, weight control measures are not a covered Preventive Service.

7.5.3.4	Wellness Plan

7.5.3.4.1
In order to advance the goals of strengthening preventive services and providing integrated physical, behavioral health, and dental services to all Eligible Persons, the Contractor shall develop a Wellness Plan.

7.5.3.4.2
The Wellness Plan shall include a strategy for coordination with government agencies of the Commonwealth integral to disease prevention efforts, including the Puerto Rico Health Department, the Department of the Family, and the Department of Education.

7.5.3.4.3	The Wellness Plan shall present strategies and educational campaigns for encouraging Enrollees to:

7.5.3.4.3.1	Seek an annual health checkup;

7.5.3.4.3.2	Appropriately use the services of MI Salud, including Tele MI Salud;

7.5.3.4.3.3	Seek women’s health screenings including mammograms, Pap smears, cervical screenings, and tests for sexually transmitted diseases;

7.5.3.4.3.4	Maintain a healthy body weight, through good nutrition and exercise;

7.5.3.4.3.5	Seek an annual dental exam; and

7.5.3.4.3.6	Attend to the medical and developmental needs of children and adolescents, including vaccinations.

7.5.3.4.4
The Contractor shall, according to the timeframe specified in Attachment 12 to this Contract, present its Wellness Plan containing the strategies and educational campaigns described above, to ASES for review and approval, which approval will not be unreasonably withheld, conditioned or delayed.  Any subsequent changes to the Wellness Plan must be previously approved in writing by ASES.

7.5.4	Diagnostic Test Services

7.5.4.1	The Contractor shall make available through its Network Providers the following Diagnostic Test Services:

7.5.4.1.1	Diagnostic and testing services for Enrollees under age 21 required by EPSDT, as defined in section 1905(r) of the Social Security Act;

7.5.4.1.2	Clinical labs, including any laboratory order for disease diagnostic purposes, even if the final diagnosis is a condition or disease whose treatment is not a Covered Service;

7.5.4.1.3	X-Rays;

7.5.4.1.4	Electrocardiograms;

7.5.4.1.5	Radiation Therapy (Prior Authorization required);

7.5.4.1.6	Pathology;

7.5.4.1.7	Arterial gases and pulmonary function test;

7.5.4.1.8	Electroencephalograms; and

7.5.4.1.9	Diagnostic services for Enrollees who present learning disorder symptoms.

7.5.4.2	The following shall not be considered Diagnostic Test Services covered under MI Salud:

7.5.4.2.1	Polysomnography Study; and

7.5.4.2.2	Clinical labs processed outside of Puerto Rico.

7.5.5	Outpatient Rehabilitation Services

7.5.5.1	The Contractor shall make available through its Network Providers the following Outpatient Rehabilitation Services:

7.5.5.1.1	Medically Necessary outpatient rehabilitation services for Enrollees under age 21, as required by EPSDT, section 1905(r) of the Social Security Act;

7.5.5.1.2
Physical therapy (up to a maximum amount of fifteen sessions per Enrollee per condition per contract year.  Coverage of additional fifteen sessions per condition per contract year when ordered by a physiatrist or orthopedist with prior authorization; []  [

7.5.5.1.3	Occupational therapy, without limitations; and

7.5.5.1.4	Speech therapy, without limitations.

7.5.6	Medical and Surgical Services

7.5.6.1	The Contractor shall make available through its Network Providers the following Medical and Surgical Services:

7.5.6.1.1	Early and Periodic Screening, Diagnostic and Treatment (EPSDT) services, as defined in section 1905(r) of the Social Security Act;

7.5.6.1.2	Primary care physician visits, including nursing services;

7.5.6.1.3	Specialist treatment;

7.5.6.1.4	Sub-specialist treatment;

7.5.6.1.5	Physician home visits when Medically Necessary;

7.5.6.1.6	Respiratory therapy, without limitations;

7.5.6.1.7	Anesthesia services (except for epidural anesthesia);

7.5.6.1.8	Radiology services;

7.5.6.1.9	Pathology services;

7.5.6.1.10	Surgery;

7.5.6.1.11	Outpatient surgery facility services;

7.5.6.1.12	Practical nurse services;

7.5.6.1.13
Voluntary sterilization of men and women of legal age and sound mind, provided that they have been previously informed about the medical procedure implications, and that there is evidence of Enrollee’s written consent;

7.5.6.1.14	Public health nursing services;

7.5.6.1.15	Prosthetics, including supply of all body extremities including therapeutic ocular prosthetics, segmental instrument tray and spine fusion in scoliosis and vertebral surgery;

7.5.6.1.16	Ostomy equipment for outpatient level ostomized patients;

7.5.6.1.17	Blood and blood plasma, without limitations, including

7.5.6.1.17.1	authologal and irradiated blood;

7.5.6.1.17.2	monoclonal factor IX with a certified hematologist Referral;

7.5.6.1.17.3	intermediate purity concentrated ant hemophilic factor (Factor VIII);

7.5.6.1.17.4	monoclonal type antihemophilic factor with a certified hematologist’s authorization; and

7.5.6.1.17.5	activated protrombine complex (Autoflex and Feiba) with a certified hematologist’s authorization; and

7.5.6.1.18	Services to patients with chronic renal disease in Levels 1 and 2 (Levels 3 to 5 are included in Special Coverage).

7.5.6.1.18.1	Renal disease levels 1 and 2 are defined as follows:

7.5.6.1.18.1.1	Level 1- GFR (Glomerular Filtration – ml/min. per 1.73m² per corporal area surface) over 90; slight damage when protein is present in the urine.

7.5.6.1.18.1.2	Level 2- GFR between 60 and 89, a slight decrease in kidney function.

7.5.6.1.18.2	When GFR decreases to under 60 ml/min per 1.73 m², the Enrollee must be referred to a nephrologist for proper management. The Enrollee will be registered for Special Coverage.

7.5.6.2
While cosmetic procedures shall be excluded from Basic Coverage, breast reconstruction after a mastectomy and surgical procedures Medically Necessary to treat morbid obesity shall not be considered to be cosmetic procedures.

7.5.6.3
To the extent possible, medical and surgical services, as furnished through PCPs, PMGs, and other Providers, must be made available to Enrollees twenty-four (24) hours per day, seven (7) days per week.

7.5.7	Emergency Transportation Services

7.5.7.1	The Contractor shall arrange for the provision of Emergency Transportation Services, including maritime and ground transportation, in emergency situations.

7.5.7.2
Emergency Transportation Services shall be available twenty-four (24) hours a day, seven (7) days per week, in each municipality in each of the Contractor’s Service Regions, and throughout Puerto Rico.

7.5.7.3	Emergency Transportation Services do not require Prior Authorization.

7.5.7.4
The Contractor shall ensure that adequate Emergency Transportation is available to transport Enrollees with Emergency Medical Conditions, or whose conditions require Emergency Transportation because of their geographical location.

7.5.7.5	[Intentionally left blank].

7.5.7.6
Aerial Emergency Transportation Services are not part of the Covered Services under this Contract. ASES will provide, at full risk, Aerial Emergency Transportation Services directly through contract with the “Cuerpo de Emergencias Médicas de Puerto Rico”.

7.5.7.7
The Contractor shall pay Claims for Emergency Transportation and shall adhere to Puerto Rico laws and regulations concerning Emergency Transportation, including fees. The Contractor shall negotiate fees for the Emergency Transportation Services subjecto to ASES’s approval.

7.5.7.8
The Contractor may not retroactively deny a Claim for Emergency Transportation Services because the Enrollee’s condition, which at the time of service appeared to be an Emergency Medical Condition under the prudent layperson standard, was ultimately determined to be non-emergency.

7.5.7.9
In any case in which an Enrollee is transported by ambulance to a facility that is not a Network Provider, and, after being stabilized, is transported by ambulance to a facility that is a Network Provider, all Emergency Transportation Claims, provided that they are justified by the definition of Emergency Services in this Contract prudent layperson standards, shall be paid by the Contractor.

7.5.7.10
The Contractor shall be responsible for timely payment for Claims for Emergency Transportation Services in the United States for Enrollees who are Medicaid or CHIP Eligible Persons, if the emergency transportation is associated with an Emergency Service in the United States covered under Section 7.5.9.3.1.2 of this Contract.  If, in an extenuating circumstance, a Medicaid or CHIP Eligible Enrollee incurs out-of-pocket expenses for Emergency Transportation Services provided in the United States, the Contractor shall reimburse the Enrollee for such expenses within 30 days of receipt of such expenses, and the reimbursement shall be considered a Covered Service.

7.5.7.11	Emergency Transportation Services will be subject to periodic reviews by applicable governmental agencies to ensure quality of services.

7.5.8	Maternity and Pre-Natal Services

7.5.8.1	The Contractor shall make available through its Network Providers the following Maternity and Pre-Natal Services:

7.5.8.1.1	Pregnancy testing;

7.5.8.1.2	Medical services during pregnancy and post-partum;

7.5.8.1.3	Physician and nurse obstetrical services during vaginal delivery and caesarean section, and services to address any complication that arises during delivery;

7.5.8.1.4	Treatment of conditions secondary to pregnancy or delivery, when medically recommended;

7.5.8.1.5	Hospitalization for a period of at least forty-eight (48) hours in cases of vaginal delivery, and at least ninety-six hours (96) in cases of caesarean section;

7.5.8.1.6	Anesthesia, excluding epidural;

7.5.8.1.7	Incubator use;

7.5.8.1.8	Fetal monitoring services, during hospitalization only;

7.5.8.1.9	Nursery room routine care for newborns;

7.5.8.1.10	Circumcision and dilatation services for newborns;

7.5.8.1.11	Transportation of newborns to tertiary facilities newborn when necessary;

7.5.8.1.12	Pediatrician assistance during delivery; and

7.5.8.1.13	Delivery services provided in free-standing birth centers.

7.5.8.2	The following are excluded from Maternity and Pre-Natal Services:

7.5.8.2.1	Outpatient use of fetal monitor;

7.5.8.2.2	Treatment services for infertility and/or related to conception by artificial means; and

7.5.8.2.3	Services, treatments or hospitalizations as a result of a provoked non-therapeutic abortion or its complications; the following are considered to be provoked abortions:

7.5.8.2.3.1	Dilatation and curettage (Code 59840);

7.5.8.2.3.2	Dilatation and expulsion (Code 59841);

7.5.8.2.3.3	Intra-amniotic injection (Codes 59850, 59851, 59852);

7.5.8.2.3.4	One or more vaginal suppositories (e.g., Prostaglandin) with or without cervical dilatation (e.g., Laminar), including hospital admission and visits, fetus birth and secundines (Code 59855);

7.5.8.2.3.5	One or more vaginal suppositories (e.g., prostaglandin) with dilatation and curettage/or evacuation (Code 59856);

7.5.8.2.3.6	One or more vaginal suppositories (e.g., prostaglandin) with hysterectomy (omitted medical expulsion) (Code 59857); and

7.5.8.2.3.7	Epidural anesthesia services.

7.5.8.3
The Contractor shall implement a Pre-Natal and Maternal Wellness Plan, aimed at preventing complications during and after pregnancy, and advancing the objective of lowering the incidence of low birth weight and premature deliveries.

7.5.8.3.1	The Plan shall include, at a minimum, the following components:

7.5.8.3.2	A Pre-Natal Care Card, ensuring access to services;

7.5.8.3.3	Counseling regarding HIV testing;

7.5.8.3.4	Pregnancy testing;

7.5.8.3.5	A RhoGAM injection for all pregnant women who have a negative RH factor according to the established protocol;

7.5.8.3.6	Alcohol screening of pregnant women with the TWEAK instrument or CAGE Test;

7.5.8.3.7	Smoking cessation counseling and treatment (to be provided by the MBHO, which will collaborate with the Contractor in providing services under the Maternal and Pre-Natal Wellness Plan);

7.5.8.3.8	Post-partum depression screening using the Edinburgh post-natal depression scale;

7.5.8.3.9	Post-partum counseling and referral to the WIC program;

7.5.8.3.10	Dental evaluation during the second trimester of gestation; and

7.5.8.3.11
Educational workshops regarding prenatal care topics (importance of pre-natal medical visits and post-partum care), breast-feeding, stages of childbirth, oral and mental health, family planning, newborn care, among others.

7.5.8.3.12
The Contractor shall prepare Marketing Materials regarding services under the Pre-Natal and Maternal Wellness Plan, and contractually require that PCP Providers inform pregnant Enrollees either directly or through such Marketing Materials of such services.  The Contractor shall submit its Pre-Natal and Maternal Wellness Plan to ASES according to the timeframe specified in Attachment 12 to this Contract, and shall submit reports quarterly concerning the usage of services under this program.  ASES will monitor the performance of such plan on a quarterly basis. Any subsequent changes to the Pre-Natal and Maternal Wellness Plan must be previously approved in writing by ASES.

7.5.8.4
The Contractor shall make available through its Network Providers reproductive health and family planning counseling. Such services shall be provided voluntarily and confidentially, including where the Enrollee is under age eighteen (18).  Family Planning Services will include, at a minimum, the following:

7.5.8.4.1	Education and counseling necessary to make informed choices and understand contraceptive methods;

7.5.8.4.2	Pregnancy testing;

7.5.8.4.3	Diagnosis and treatment of sexually transmitted diseases;

7.5.8.4.4	Infertility assessment;

7.5.8.4.5	Oral contraceptive medications, but only when prescribed for the purpose of treating menstrual dysfunction and other hormonal conditions; and

7.5.8.4.6	Information on the family planning services available through the Department of Health.

7.5.9	Emergency Services

7.5.9.1
The Contractor shall pay Claims for Emergency Services where necessary to treat an Emergency Medical Condition.  The Contractor shall ensure that Emergency Services are available twenty-four (24) hours a day, seven (7) days per week.  No Prior Authorization will be required for Emergency Services.

7.5.9.2	Emergency Services shall include the following:

7.5.9.2.1	Emergency room visits, including medical attention and routine and necessary services;

7.5.9.2.2	Trauma services;

7.5.9.2.3	Operating room use;

7.5.9.2.4	Respiratory therapy;

7.5.9.2.5	Specialist and sub-specialist treatment when required by the emergency room physician;

7.5.9.2.6	Anesthesia;

7.5.9.2.7	Surgical material;

7.5.9.2.8	Laboratory tests and X-Rays;

7.5.9.2.9	Post-Stabilization Services, as provided in Section 7.5.9.5 below;

7.5.9.2.10	Drugs, medicine and intravenous solutions used in the emergency room; and

7.5.9.2.11	Blood and blood plasma, without limitations, including

7.5.9.2.11.1	authologal and irradiated blood;

7.5.9.2.11.2	monoclonal factor IX with a certified hematologist Referral;

7.5.9.2.11.3	intermediate purity concentrated ant hemophilic factor (Factor VIII);

7.5.9.2.11.4	monoclonal type antihemophilic factor with a certified hematologist’s authorization; and

7.5.9.2.11.5	activated protrombine complex (Autoflex and Feiba) with a certified hematologist’s authorization.

7.5.9.3	Emergency Services Within and Outside Puerto Rico

7.5.9.3.1	The Contractor shall arrange for Emergency Services to be available:

7.5.9.3.1.1	For all Enrollees, throughout Puerto Rico, including outside the Contractor’s Service Regions, and notwithstanding whether the emergency room is a Network Provider; and

7.5.9.3.1.2
For Medicaid and CHIP Eligible Persons, in Puerto Rico or in the United States, when the services are Medically Necessary and could not be anticipated, notwithstanding that emergency rooms outside of Puerto Rico are not Network Providers.  Subject to Sections 16.10.2.3 and 21.3 of this Contract, the Contractor shall be responsible for timely payment of Claims for Emergency Services rendered to Enrollees in the United States. If, in an extenuating circumstance, a Medicaid or CHIP Eligible Enrollee incurs out-of-pocket expenses for Emergency Services provided in the United States, ASES shall reimburse the Enrollee for such expenses within thirty (30) days of receipt of such expenses, and the reimbursement shall be considered a Covered Service.

7.5.9.3.2
For Medicaid and CHIP Eligible Persons, in covering Emergency Services provided by Puerto Rico Providers outside the Contractor’s Network, or by Providers in the United States, the Contractor shall pay Claims for such Emergency Services to such out-of-Network or United States based Providers equal to at least the average rate paid to Network Providers in the Puerto Rico region where services are provided, for Puerto Rico based providers, and up to $100.00 for United States based providers.

7.5.9.4	Emergency Room Overuse

7.5.9.4.1
The Contractor shall establish mechanisms for measuring and counteracting misuse of Emergency Services.  Excessively frequent visits to emergency rooms and seeking treatment in emergency rooms for non-emergent conditions will be considered misuse.

7.5.9.4.2	The Contractor shall have the capacity to:

7.5.9.4.2.1	Identify Enrollees who misuse Emergency Services;

7.5.9.4.2.2	Contact Enrollees by mail or telephone to learn the reasons for their behavior; and

7.5.9.4.2.3	Inform PCPs about the Enrollee’s behavior so that between the two entities, they can attend to complaints by Enrollees and curb overuse of Emergency Services.

7.5.9.4.3
The Contractor shall include a clause in Hospital and Emergency Room contracts that prohibits the Provider from refusing to admit MI Salud Enrollees to its Emergency Room, and instead referring them to other Emergency Room facilities.

7.5.9.5	Post-Stabilization Services

7.5.9.5.1
The Contractor shall pay Claims for Post-Stabilization Services rendered by any Provider in accordance with applicable federal regulations.  The attending emergency room physician or other treating Provider shall be responsible for determining whether the Enrollee is sufficiently stabilized for transfer or discharge, and that determination is binding on the Contractor with respect to its responsibility for coverage and payment.

7.5.9.5.2	An Enrollee who has been treated for an Emergency Condition shall not be held liable for any subsequent screening or treatment necessary to stabilize the Enrollee.

7.5.9.5.3	Any Post-Stabilization Service that requires Prior Authorization shall be processed and granted by the Contractor within one (1) hour of the Service Authorization Request.

7.5.9.5.4
Any Post-Stabilization Service that requires Prior Authorization shall be deemed authorized if, within one (1) hour of the Service Authorization Request, (i) the Prior Authorization is not granted, or (ii) the Contractor and the treating physician cannot reach an agreement concerning the Enrollee’s care and a Network Provider is not available for consultation.  For the avoidance of doubt, the Contractor must give the treating physician the opportunity to consult with a Network Provider, and the treating physician may continue with care of the Enrollee until a Network Provider is reached.

7.5.9.5.5
For every Prior Authorization granted pursuant to Section 7.5.9.5.4 above, the Contractor shall (i) review the Service Authorization Request after the corresponding Post-Stabilization Service has been rendered to determine whether the service was Medically Necessary, (ii) document its determination, and (iii) if it has determined that the service was Medically Necessary, submit the Claim to ASES in its next Claims Payment Report, in accordance with Sections 11.1.1.4 and 16.7 of this Contract.  Notwithstanding the above, if the Contractor submits a Claim to ASES for a Post-Stabilization Service and later determines that the service was not Medically Necessary, the Contractor shall recoup any payment made with respect to such Claim from the Provider and return such amount to ASES.

7.5.9.5.6
ASES or the PMG shall be financially responsible for all Post-Stabilization Services, except that the Contractor shall be financially responsible for any Post-Stabilization Service that requires Prior Authorization with respect to which the Contractor does not follow the procedure established in Section 7.5.9.5.5 above and which is determined not to be Medically Necessary.

7.5.9.5.7	The Contractor shall not be financially responsible for Post-Stabilization Services that it has not Prior Authorized with respect to any Enrollee for any period after:

7.5.9.5.7.1	A Network Provider with privileges at the treating hospital assumes responsibility for the Enrollee’s care;

7.5.9.5.7.2	A Network Provider assumes responsibility for the Enrollee’s care through transfer;

7.5.9.5.7.3	A Contractor representative and the treating physician reach an agreement concerning the Enrollee’s care; or

7.5.9.5.7.4	The Enrollee is discharged.

7.5.9.6	Responsibility of Payment for Emergency Services

7.5.9.6.1
When an Enrollee (or, as provided in Section 4.4.1.2 of this Contract, an Eligible Person) accesses any hospital emergency room, the responsible party  for the payment of services rendered in this facility shall be as follows:

7.5.9.6.1.1
When a physician has concluded, after a medical evaluation (including physical or mental evaluation), that the patient has a behavioral health diagnosis, the MBHO shall be responsible for the totality of the payment of all services.

7.5.9.6.1.2
When a physician has concluded after a medical evaluation (including physical or mental evaluation) that the patient has a physical health diagnosis, the Contractor shall be responsible for the payment of the Claim for the services rendered.

7.5.9.6.1.3	In both cases, the physicians from the emergency room must include in the patient’s Medical Record the final diagnosis. The payment shall be based on the final diagnosis.

7.5.9.6.1.4
If the diagnosis includes both mental and physical health diagnoses or conditions, the hospital must include a detailed invoice, by item, which will be used to determine which entity is responsible for the services and for payment.  Both parties, the MBHO and the Contractor, shall be responsible for payment according to the diagnosis listed on the invoice submitted by the hospital.

7.5.9.7
Coverage of Services Ultimately Determined to be Non-Emergencies.  The Contractor shall not retroactively deny a Claim for an emergency screening examination because the Condition, which appeared to be an Emergency Medical Condition, turned out to be non-emergency in nature.

7.5.9.8	Enrollee Use of Tele MI Salud. The Contractor shall train Emergency Services Providers concerning the Tele MI Salud Medical Advice Service, and shall make Providers aware that:

7.5.9.8.1
An Enrollee who consults this service before visiting the emergency room shall not be responsible for any Co-Payment, provided that he or she presents his or her Tele MI Salud call identification number when he or she arrives at the emergency room;

7.5.9.8.2	No Co-Payments shall be charged for CHIP children twenty one (21) years of age and under, under any circumstances; and

7.5.9.8.3
No Co-Payment shall be imposed for the treatment of an Emergency Medical Condition for a Medicaid or CHIP Eligible Person. However, a Co-Payment shall be imposed when a Medicaid Eligible Person seeks care in an emergency room outside the Enrollee’s PPN to treat a condition that does not meet the definition of Emergency Medical Condition as set forth in this Contract; and

7.5.9.8.4	The Contractor shall not deny a Claim for Emergency Services when the Enrollee seeks Emergency Services at the instruction of the Contractor or its Agent (including a Tele MI Salud representative).

7.5.9.9
Coverage of Services Provided to an Eligible Person Who Has Not Completed Enrollment.  When an Eligible Person who is a Medicaid - or CHIP Eligible Person (see Sections 1.3.1.1, 1.3.1.2, and 1.3.1.3.1 of this Contract) receives Emergency Services before the date indicated in Section 4.4.1.1 above, the Effective Date of Enrollment shall be deemed to be the date of the first Emergency Service covered by the Contractor or by the MBHO, regardless of whether the Medicaid or CHIP Eligible Person had submitted an Enrollment application to the Puerto Rico Medicaid Program as of that date, provided that ASES provides written notification to the Contractor from the Health Care Reform Eligibility (HCRE) System of (1) the Certification of eligibility for the Eligible Person, and (2) the fact that the Potential Enrollee has accessed Emergency Services.  The Contractor shall promptly, per Section 5.2.3 of this Contract, enroll the person in the MI Salud Plan.  The Contractor shall pay for Claims for such Emergency Services, whether provided within or outside the Service Regions.

7.5.9.10	Coverage of All Emergency Medical Conditions.

7.5.9.10.1
The Contractor shall not deny Claims for treatment of an Emergency Medical Condition, including in cases in which the absence of immediate medical attention would not have resulted in the outcomes specified in the definition of Emergency Medical Condition in this Contract and in 42 CFR 438.114(a).

7.5.9.10.2
The Contractor shall not refuse to pay a Claim for an Emergency Medical Condition on the ground that the emergency room Provider, hospital, or fiscal agent did not notify the Enrollee’s PCP or the Contractor of the Enrollee’s screening or treatment following the Enrollee’s presentation for Emergency Services.

7.5.10	Hospitalization Services

7.5.10.1	The Contractor shall make available through its Network Providers hospitalization services, including the following:

7.5.10.1.1	Nursery;

7.5.10.1.2	Semi-private room (bed available 24 hours a day, every day of the year);

7.5.10.1.3	Isolation room for medical reasons;

7.5.10.1.4	Food, including specialized nutrition services;

7.5.10.1.5	Regular nursing services;

7.5.10.1.6	Specialized room use, such as operation, surgical, recovery, treatment and maternity without limitations;

7.5.10.1.7	Drugs, medicine and contrast agents, without limitations;

7.5.10.1.8	Materials such as bandages, gauze, plaster or any other therapeutic or healing material;

7.5.10.1.9	Therapeutic and maintenance care services, including the use of the necessary equipment to offer the service;

7.5.10.1.10
Specialized diagnostic tests, such as electrocardiograms, electroencephalograms, arterial gases and other specialized tests that are available at the hospital and necessary during Enrollee's hospitalization;

7.5.10.1.11	Supply of oxygen, anesthetics and other gases including administration;

7.5.10.1.12	Respiratory therapy, without limitations;

7.5.10.1.13	Rehabilitation services while patient is hospitalized, including physical, occupational and speech therapy;

7.5.10.1.14	Outpatient surgery facility use; and

7.5.10.1.15	Blood and blood plasma, without limitations, including

7.5.10.1.15.1	authologal and irradiated blood;

7.5.10.1.15.2	monoclonal factor IX with a certified hematologist Referral;

7.5.10.1.15.3	intermediate purity concentrated ant hemophilic factor (Factor VIII);

7.5.10.1.15.4	monoclonal type antihemophilic factor with a certified hematologist’s authorization; and

7.5.10.1.15.5	activated protrombine complex (Autoflex and Feiba) with a certified hematologist’s authorization.

7.5.10.2	Hospitalization for services that would normally be considered outpatient services, or for diagnostic purposes only, is not a Covered Service under MI Salud.

7.5.11	Behavioral Health Services

7.5.11.1
Behavioral Health Services shall be included in MI Salud, but shall be primarily the responsibility of the MBHO.  The Contractor shall pursue close cooperation with the MBHO, as detailed in Article 8, to facilitate a service delivery model that integrates physical and behavioral health services and that effectively combats substance abuse and addiction.

7.5.11.2	Covered Behavioral Health Services include the following:

7.5.11.2.1	Evaluation, screening and treatment to individuals, couples, families and groups;

7.5.11.2.2	Outpatient services with psychiatrists, psychologists and social workers;

7.5.11.2.3	Hospital or outpatient services for substance and alcohol abuse disorders;

7.5.11.2.4	Intensive outpatient services;

7.5.11.2.5	Immediate access to Emergency Services or services in events of Urgency twenty-four (24) hours a day, seven days a week;

7.5.11.2.6	Detoxification services for Enrollees intoxicated with illegal substances, whether as a result of substance abuse, a suicide attempt, or accidental poisoning;

7.5.11.2.7	Long lasting injected medicine clinics;

7.5.11.2.8	Escort/professional assistance and ambulance services when needed;

7.5.11.2.9	Prevention and secondary education services;

7.5.11.2.10	Pharmacy coverage and access to medicine for a maximum of twenty-four (24) hours, in compliance with Act No. 408;

7.5.11.2.11	Medically Necessary laboratories; and

7.5.11.2.12	Treatment for Enrollees diagnosed with attention deficit disorder (with or without hyperactivity).

7.5.11.3
While substance abuse treatment for alcoholism and illegal drugs is considered a Covered Service, smoking cessation treatment is not, except where included in the Pre-Natal and Maternal Wellness Plan set forth in Section 7.5.8.3.7 of this Contract.

7.5.11.4
The Contractor shall, in addition to the cooperation with the MBHO required by Article 8 of this Contract, establish and strengthen relationships (if needed, through memoranda of understanding) with ASSMCA, ADFAN, the Office of the Women’s Advocate, and other government or nonprofit entities, to improve the delivery of Behavioral Health  Services.

7.5.12	Pharmacy Services

7.5.12.1	The Contractor shall make available the following pharmacy services:

7.5.12.1.1	All costs related to prescribed medications for Enrollees, excluding the Enrollee’s Co-Payment where applicable;

7.5.12.1.2	Drugs in the Preferred Drug List (PDL);

7.5.12.1.3	Drugs included in the Master Formulary described in Attachment 5 of this Contract, but not in the PDL (through the exceptions process); and

7.5.12.1.4	In some instances, through the exceptions process, drugs that are not included in either the PDL or the Master Formulary.

7.5.12.2	The Contractor may not impose restrictions on available prescription drugs beyond those stated in the PDL, Master Formulary, or any other drug formulary approved by ASES.

7.5.12.3	The following drugs are excluded from the pharmacy services benefit:

7.5.12.3.1	Rebetron (to be provided by the Puerto Rico Health Department, upon referral to the Puerto Rico Health Department by a Network Provider; this medication not provided through MI Salud); and

7.5.12.3.2
Medications delivered directly to Enrollees by a Provider that does not have a pharmacy license, with the exception of medications that are traditionally administered in a doctor’s office, such as injections.

7.5.12.4	Prescriptions ordered under the pharmacy services benefit are subject to the following utilization controls:

7.5.12.4.1
Certain prescription drugs may be subject to Prior Authorization, which shall be implemented and managed by the PBM or the Contractor, according to policies and procedures established by the ASES Pharmacy and Therapeutic (“P&T”) Committee and decided in consultation with the Contractor when applicable.

7.5.12.4.2	The Contractor shall ensure that Prior Authorization for pharmacy services is provided for the Enrollee in the following timeframes, including outside of business hours.

7.5.12.4.2.1
The decision whether to grant a Prior Authorization of a prescription must not exceed fourteen (14) days from the time of the Enrollee’s Service Authorization Request for any Covered Service; except that, where the Contractor or the Enrollee’s Provider determines that an Urgency exists, Prior Authorization must be provided no later than within seventy two (72) hours of the Service Authorization Request.

7.5.12.4.2.2	ASES may, in its discretion, grant an extension of the time allowed for Prior Authorization decisions, where:

7.5.12.4.2.2.1	The Enrollee, or the Provider, requests the extension; or

7.5.12.4.2.2.2	The Contractor justifies to ASES a need for the extension in order to collect additional information, such that the extension is in the Enrollee’s best interest.

7.5.12.4.3
Prescriptions written by a Provider who is  outside the PPN may be filled only upon a Countersignature from the Enrollee’s PCP, or another assigned PCP from the PMG in case of absence or unavailability of the Enrollee’s PCP unless ASES issues a normative letter eliminating this requirement in which case a Countersignature would not be required.  A Countersignature request made to the PCP shall be acted upon within three (3) Calendar Days of the request of the prescribing Provider, or, in the event of an Urgency, within twenty-four (24) hours.

7.5.12.4.4	Prescriptions written by a Provider within the PPN shall require no PCP Countersignature.

7.5.12.5
The Contractor shall advise its prescribing Providers to use bioequivalent drugs approved by the Food and Drug Administration (FDA), provided they are classified as “AB” and authorized by regulations, unless the Provider notes a contraindication in the prescription.  Nonetheless, the Contractor shall not deny Claims for a drug solely because the bioequivalent drug is unavailable; nor shall the Contractor impose an additional payment by the Enrollee because the bioequivalent is unavailable.

7.5.12.6	The Contractor shall observe the following timeframe limits with respect to prescribed drugs:

7.5.12.6.1	Medication for critical conditions will cover a maximum of thirty (30) Calendar Days; and additional time, where Medically Necessary.

7.5.12.6.2
Medication for chronic conditions will cover a maximum of thirty (30) Calendar Days, except at the beginning of therapy where, upon a Provider’s recommendation, a minimum of fifteen (15) days shall be prescribed in order to reevaluate compliance and tolerance.  Under a doctor’s orders, a prescription may be refilled up to five (5) times.

7.5.12.6.3	For maintenance drugs that require Prior Authorization, the Prior Authorization will be effective for six (6) months, unless there are contraindications or side effects.

7.5.12.6.4
The prescribing Provider shall reevaluate pharmacotherapy as to compliance, tolerance, and dosage within ninety (90) Calendar Days of having prescribed a maintenance drug.  Dosage changes will not require Prior Authorization.  Changes in the drug used may require Prior Authorization.

7.5.12.7	Special considerations, including cooperation with Puerto Rico governmental entities other than ASES, govern coverage of medications for the following conditions.

7.5.12.7.1	Medications for Treatment of HIV / AIDS

7.5.12.7.1.1	The following HIV/AIDS medications are excluded from the ASES PDL: Viread, Emtriva, Truvada, Fuzeon, Atripla, Epzicom, Selzentry, Intelence, and Isentress.

7.5.12.7.1.2	Because of an agreement between the Health Department and ASES, Enrollees diagnosed with HIV/AIDS may access the medications listed above through Health Department clinics.

7.5.12.7.1.3
The Contractor shall inform Providers of the ASES/Health Department agreement described in Section 7.5.12.7.1.2 of this Contract, and shall require Providers to refer Enrollees for whom these medications are Medically Necessary to CPTET Centers (Centros de Prevencion y Tratamiento de Enfermedades Transmisibles) or community-based organizations, where the Enrollee may be screened to determine whether the Enrollee is eligible for ADAP.

7.5.12.7.1.4	A list of CPTET Centers and community-based organizations that administer these medications is included as Attachment 4 to this Contract.

7.5.12.7.2
Contraceptive Medications.  Contraceptive medications shall be provided by the Contractor’s Providers under MI Salud, but only for the treatment of menstrual dysfunction and other hormonal conditions.  Contraceptives prescribed for family planning purposes are not included in this Contract and shall be provided separately by the Health Department.

7.5.12.7.3
Medications for Chronic Conditions for Children with Special Health Needs.  Directions in prescriptions for chronic use drugs for Children with Special Health Needs shall cover therapy for thirty (30) days, and if necessary up to five (5) refills of the original prescription, according to medical opinion.  When Medically Necessary, additional prescriptions will be covered.

7.5.12.7.4
Medications for Enrollees with Opiate Addictions.  It is the responsibility of the MBHO to cover Buprenorphine medication and associated services and follow-up visits required to treat substance abuse disorders.

7.5.12.8
Except as provided in Section 7.5.12.3.2 of this Contract, all prescriptions must be dispensed by a pharmacy under contract with the PBM that is duly authorized under the laws of the Commonwealth, and is freely selected by the Enrollee. The PBM shall maintain responsibility for ensuring that the Pharmacy Services Network complies with the terms specified by ASES.

7.5.12.9	Prescribed drugs must be dispensed at the time and date, as established by the Puerto Rico Pharmacy Law, when the Enrollee submits the prescription for dispensation.

7.5.12.10	Use of PDL Medications. The Contractor shall ensure that its Providers prescribe drugs on the PDL whenever possible.

7.5.12.10.1
In the following two categories of exceptional cases, however, the Contractor shall pay Claims for drugs not included on the PDL, upon submission of acceptable written documentation from the Provider of the medical justification for the drug.

7.5.12.10.1.1
The Contractor shall pay Claims for drugs included on the Master Formulary (Attachment 5 to this Contract) in lieu of a PDL drug, only as a part of an exceptions process, upon a showing that no drug in the PDL is clinically effective for the Enrollee.

7.5.12.10.1.2
The Contractor shall pay Claims for a drug that is not included in either the PDL or the Master Formulary, provided that the drug is not in an experimental stage and that the drug has been approved by the FDA for the treatment of the condition.

7.5.12.10.2
In addition to demonstrating that the drug prescribed has FDA approval and is not considered experimental, a Provider prescribing a drug not on the PDL must demonstrate to the Contractor’s reasonable satisfaction that:

7.5.12.10.2.1	The drug does not have any bioequivalent on the market; and

7.5.12.10.2.2	The drug is clinically indicated because of:

7.5.12.10.2.2.1	Contraindication with some drugs that are in the PDL that the Enrollee is already taking, and scientific literature indicates serious adverse health effects related;

7.5.12.10.2.2.2	History of adverse reaction by the Enrollee to some drugs that are in the PDL;

7.5.12.10.2.2.3	Therapeutic failure of all available alternatives in the PDL; or

7.5.12.10.2.2.4	Other special circumstances.

7.5.12.11	Role of Pharmacy Benefit Manager

7.5.12.11.1
Pharmacy services are administered primarily by a Pharmacy Benefit Manager (“PBM”) under contract with ASES.  The Contractor shall work with the PBM as well as the Pharmacy Program Administrator (“PPA”) selected by ASES as needed, and as provided in this Section, in order to ensure a successful pharmacy services benefit.

7.5.12.11.2
The Contractor shall be obligated to accept the terms and conditions of the contract that ASES awards to a PBM. The Contractor shall use the procedures, guidelines, and other instructions implemented by ASES through the PBM. Notwithstanding the foregoing, to the extent of any conflict between the terms of this Contract, on the one hand, and the terms of the PBM agreement or any procedure, guideline or instruction of the PBM on the other hand, the terms of this Contract shall govern and control.

7.5.12.11.3	Among other measures, to enhance cooperation with the PBM, the Contractor shall:

7.5.12.11.3.1	Work with the PBM to improve information flow and to develop protocols for information-sharing;

7.5.12.11.3.2	Establish, in consultation with the PBM, the procedures to deposit funds for the payment of claims to the pharmacy network according to the payments cycle specified by the PBM;

7.5.12.11.3.3	Coordinate with the PBM to establish customer service protocols concerning Pharmacy Services; and

7.5.12.11.3.4	Collaborate with ASES to facilitate the transition between any current PBM, PPA or rebate provider and any successors in the event ASES replaces any of them during the Term of this Contract.

7.5.12.12	Claims Processing and Administrative Services for Pharmacy. The Contractor shall:

7.5.12.12.1	Assume the cost of implementing and maintaining online connection with the PBM;

7.5.12.12.2
Cover all of its own costs of implementation, including but not limited to payment processes, utilization review and approval processes, connection and line charges, and other costs incurred to implement the payment arrangements for pharmacy claims;

7.5.12.12.3	Review Claims payments summary reports for each payment cycle and transfer funds required for payment to pharmacies;

7.5.12.12.4	Review denials and rejections of Claims;

7.5.12.12.5	Maintain a phone line to provide for Prior Authorization of drugs, according to the established policies and the PDL and Master Formulary; and

7.5.12.12.6	Electronically submit daily to the PBM a list of all Contractor’s Network Providers and a list of Enrollees.

7.5.12.13
Fraud Investigations. The Contractor shall develop tracking mechanisms for Fraud, Waste and Abuse issues, and shall forward Fraud, Waste and Abuse complaints regarding pharmacy services from Enrollees to the PBM and to ASES.

7.5.12.14	Formulary Management Program

7.5.12.14.1
The Contractor shall select two (2) members of its staff to serve on a cross-functional committee, the Pharmacy Benefit Financial Committee, tasked with rebate maximization.  The Committee will evaluate recommendations on the PDL, from the P&T Committee and the PPA, and will ultimately develop and review the PDL from time to time under the direction of ASES and the PPA.

7.5.12.14.2
The Contractor shall select a member of its staff to serve on a cross-functional subcommittee tasked with rebate maximization.  The subcommittee will take recommendations on the PDL from the P&T Committee and will ultimately create and manage the PDL.

7.5.12.15	Utilization Management and Reports. The Contractor shall:

7.5.12.15.1	Perform drug utilization review that meets the standards established by both ASES and federal authorities; and

7.5.12.15.2	Develop and distribute protocols, to be subject to ASES approval, when necessary.

7.5.12.16	Communication with Providers. The Contractor shall ensure the following communications with Providers:

7.5.12.16.1
The Contractor shall advise Providers of the use of the PDL as a first option at the moment of prescribing; and of the need to observe the exceptions process when filling a prescription for a drug not on the PDL.

7.5.12.16.2
The Contractor shall advise Providers that they may not outright deny medication because it is not included on ASES’s PDL.  A medication not on the PDL may be provided through the exceptions process described in Section 7.5.12.10 of this Contract.

7.5.12.16.3	The Contractor shall advise Providers on the use of brand-name drugs, and the availability of the bio-equivalent version, if any.

7.5.12.17	Cooperation with the Pharmacy Program Administrator (“PPA”)

7.5.12.17.1	The Contractor shall receive from the PPA updates to the PDL. The Contractor shall adhere to these updates.

7.5.12.17.2
Any rebates shall be negotiated by the PPA and retained in their entirety by ASES.  The Contractor shall neither negotiate, collect, nor retain, any pharmacy rebate for the utilization by Enrollees of brand drugs included in the ASES PDL.

7.6     Dental Services

7.6.1	Dental Services shall include the following:

7.6.1.1	All preventative and corrective services for children under age 21 mandated by the EPSDT requirement;

7.6.1.2	Pediatric Pulp Therapy (Pulpotomy) for children under age 21;

7.6.1.3	Stainless Steel Crowns for use in primary teeth following a Pediatric Pulpotomy;

7.6.1.4	Preventive dental services for adults;

7.6.1.5	Restorative dental services for adults;

7.6.1.6	One comprehensive oral exam;

7.6.1.7	One periodical exam every six months;

7.6.1.8	One defined problem-limited oral exam;

7.6.1.9	One full series of intra-oral radiographies, including bite, every three years;

7.6.1.10	One initial periapical intra-oral radiography;

7.6.1.11	Up to five additional periapical/intra-oral radiographies per year;

7.6.1.12	One single film-bite radiography per year;

7.6.1.13	One two-film bite radiography per year;

7.6.1.14	One panoramic radiography every three years;

7.6.1.15	One adult cleanse every six months;

7.6.1.16	One child cleanse every six months;

7.6.1.17	One topical fluoride application every six month for Enrollees under 19 years old;

7.6.1.18	Fissure sealants for life for Enrollees up to 14 years old (including decidual molars up to 8 years old when Medically Necessary because of cavity tendencies);

7.6.1.19	Amalgam restoration;

7.6.1.20	Resin restorations;

7.6.1.21	Root canal;

7.6.1.22	Palliative treatment; and

7.6.1.23	Oral surgery.

7.7     Special Coverage

7.7.1	The Special Coverage benefit is designed to provide services for Enrollees with special health care needs caused by serious illness.

7.7.2
The Contractor shall provide to ASES the strategy implemented for the identification of populations with special health care needs in order to identify any ongoing special conditions of Enrollees that require a treatment plan and regular care monitoring by appropriate health care professionals.

7.7.3
The Contractor shall implement a system for screening Enrollees for Special Coverage and registering Enrollees who qualify.  The Contractor shall design a form to be used by Providers in submitting a registration for Special Coverage.

7.7.4	The registration system for Special Coverage shall emphasize speedy processing of the registration.

7.7.5
Once a Provider supplies all the required information for the Contractor to process a registration, Special Coverage shall take effect retroactively as of the date the Provider reaches a diagnosis, including documentation of test results, for any condition included in Special Coverage.  In case information is submitted to Contractor after diagnosis was reached, coverage can be made retroactive up to sixty (60) Calendar Days before the date on which Provider submitted the registration request.

7.7.6
According to the timeframes specified in Attachment 12 to this Contract, the Contractor shall submit to ASES for approval proposed protocols to be established for Special Coverage and any subsequent changes to the proposed protocols for Special Coverage must be previously approved in writing by ASES.  The proposed protocols must be established for, at a minimum, the following:

7.7.6.1	Registration procedures;

7.7.6.2	Formats established for registration forms;

7.7.6.3	Forms of notices to be issued to the Enrollee and to the Provider to inform them of the Contractor’s decision concerning Special Coverage;

7.7.6.4	Protocols for the development of treatment plan;

7.7.6.5	Provisions for ensuring that Enrollees with Special Coverage have timely access to specialists appropriate for the Enrollee’s condition and identified needs; and

7.7.6.6	A summary of the Contractor’s strategy for the identification of populations with special health care needs.

7.7.7	The protocols shall emphasize both the need for a speedy determination and the need for screening evaluations to be conducted by competent Health Care Professionals with appropriate expertise.

7.7.8	The Contractor shall complete, monitor, and routinely update a treatment plan for each Enrollee who is registered for Special Coverage.

7.7.8.1
The treatment plan shall be developed by the Enrollee’s PCP, with the Enrollee’s participation, and in consultation with any specialists caring for the Enrollee.  The Contractor shall require, in its Provider Contracts with PCPs, that Special Registration treatment plans be submitted to the Contractor for review and approval in a timely manner.

7.7.8.2	The Contractor shall coordinate with the MBHO in development of the treatment plan, and shall consider any impact treatment provided by the MBHO may have on the treatment plan.

7.7.9	Autism

7.7.9.1
The physical health services that the autism population need to access through specialists as gastroenterologists, neurologists, allergists, and dentists, will be offered through Special Coverage.  The Uniform Guide for Special Coverage (Attachment 7 to this Contract) includes the procedures to follow for this condition.  The MBHO will cover all Behavioral Health Services relating to autism, including collaboration and integration with any treatment plan developed by the Contractor.  The Contractor shall submit, according to the timeframes set forth in Attachment 12 to this Contract, a plan for coordination with the MBHO to meet the integration requirement.

7.7.9.2
The Contractor shall require in its Provider Contracts with PCPs that the PCP carry out the M-CHAT screen to detect Autism in Enrollees under age eighteen (18) months, or in any other age range established by the Department of Health.  Once the PCP diagnoses autism, the PCP will refer the patient to the mental health Provider.  The M-CHAT test may be accessed through the Internet, and does not entail any cost, nor does it infringe any copyright.

7.7.9.3
The Contractor shall also require, through its Provider Contracts, that PCPs administer the Ages and Stages Questionnaire (ASQ) to the parents of child Enrollees.  This questionnaire must be completed when the child is nine (9), eighteen (18), and thirty (30) months old, or at any other age established by the Department of Health.  ASES acquired the license for the exclusive use child Enrollees in MI Salud and will provide the questionnaires to the Contract, which shall transmit the questionnaire to PCPs and mentor them in its use.

7.7.9.4	The Contractor shall audit PCPs’ use of the M-CHAT and ASQ as part of its Physician Incentive Plan.

7.7.10	Services provided under Special Coverage shall be subject to Prior Authorization by the Contractor as specified in Section 7.7.11 of this Contract.

7.7.11
Special Coverage shall include in its scope the following services; provided, however, that an Enrollee shall be entitled only to those services Medically Necessary to treat the condition that qualified the Enrollee for Special Coverage:

7.7.11.1	Coronary and intensive care services, without limit;

7.7.11.2	Maxillary surgery;

7.7.11.3	Neurosurgical and cardiovascular procedures, including pacemakers, valves and any other instrument or artificial devices;

7.7.11.4	Peritoneal dialysis, hemodialysis and related services;

7.7.11.5	Pathological and clinical laboratory tests that are required to be sent outside Puerto Rico for processing;

7.7.11.6	Neonatal intensive care unit services, without limit;

7.7.11.7	Radioisotope, chemotherapy, radiotherapy and cobalt treatments;

7.7.11.8	Treatment of gastrointestinal conditions and allergies and nutritional services in autism patients;

7.7.11.9	The following procedures and diagnostic tests, when Medically Necessary (Prior Authorization required):

7.7.11.9.1	Computerized Tomography;

7.7.11.9.2	Magnetic resonance test;

7.7.11.9.3	Cardiac catheters; (no prior authorizations required)

7.7.11.9.4	Holter test; (no prior authorizations required)

7.7.11.9.5	Doppler test; (no prior authorizations required)

7.7.11.9.6	Streest test; (no prior authorizations required)

7.7.11.9.7	Lithotripsy;

7.7.11.9.8	Electromyography;

7.7.11.9.9	SPECT test;

7.7.11.9.10	OPG test; and

7.7.11.9.11	Impedance Plesthymography;

7.7.11.10	Other neurological, cerebrovascular and cardiovascular procedures, invasive and noninvasive;

7.7.11.11	Nuclear medicine imaging;

7.7.11.12	Diagnostic endoscopies;

7.7.11.13	Genetic studies;

7.7.11.14
Up to fifteen (15) additional (beyond the services provided under Basic Coverage) physical therapy treatments per Enrollee condition per year when indicated by an orthopedist or physiatrist after Contractor Prior Authorization;

7.7.11.15	General anesthesia, including for dental treatment of special needs children;

7.7.11.16	Hyperbaric Chamber;

7.7.11.17
Immunosuppressive medicine and laboratories required for maintenance treatment of post-surgical patients or transplant patients, to ensure the stability of the Enrollee's health, and for emergencies that may occur after said surgery; and

7.7.11.18	Treatment for the following conditions after confirmed laboratory results and established diagnosis:

7.7.11.18.1
HIV Positive factor and/or Acquired Immunodeficiency Syndrome (AIDS) (Outpatient and hospitalization services are included; no Referral or Prior Authorization is required for Enrollee visits and treatment at the Health Department's Regional Immunology Clinics and other qualified Providers);

7.7.11.18.2	Tuberculosis;

7.7.11.18.3	Leprosy;

7.7.11.18.4	Lupus;

7.7.11.18.5	Cystic Fibrosis;

7.7.11.18.6	Cancer;

7.7.11.18.7	Hemophilia; and

7.7.11.18.8	Special conditions of children, including the prescribed conditions in the Special Needs Children Codes (see Attachment 13), except:

7.7.11.18.8.1	Asthma and diabetes, which are included in the Disease Management program;

7.7.11.18.8.2	Mental Disorders; and

7.7.11.18.8.3	Mental Retardation (Behavioral manifestations shall be managed by behavioral health Providers within the Basic Coverage, with the exception of situations of catastrophic disease);

7.7.11.18.9	Scleroderma;

7.7.11.18.10	Multiple Sclerosis;

7.7.11.18.11	Conditions resulting from self-inflicted damage or as a result of a felony by an Enrollee or negligence; and

7.7.11.18.12	Chronic renal disease in levels three (3), four (4) and five (5) (Levels 1 and 2 are included in the Basic Coverage); these levels of renal disease are defined as follows:

7.7.11.18.12.1	Level 3 – GFR (Glomerular Filtration – ml/min. per 1.73m² per corporal surface area) between 30 and 59, a moderate decrease in kidney function;

7.7.11.18.12.2	Level 4 - GFR between 15 and 29, a severe decrease in kidney function; and

7.7.11.18.12.3	Level 5 – GFR under 15, renal failure that will probably require either dialysis or a kidney transplant.

7.7.11.19
Required medication for the outpatient treatment of Tuberculosis and Leprosy is included under Special Coverage.  Medication for the outpatient treatment or hospitalization for AIDS-diagnosed Enrollees or HIV-positive Enrollees is also included, with the exception of Protease inhibitors which will be provided by CPTET Centers.

7.7.12
An Enrollee may register for Special Coverage based on one of the conditions listed in Attachment 7 to this Contract (Uniform Guide to Special Coverage).  The Contractor must seek ASES authorization for any other special condition not listed in Attachment 7, which the Enrollee, PCP, or PMG requests to be the basis of Special Coverage for an Enrollee. The request must include sufficient documentation of Enrollee(s) need for services and the cost-effectiveness of the care option. ASES will consult with the Health Department and issue a decision which will be binding between the parties.

7.7.13	Except as expressly noted in this Section 7.7, the exclusions applied to Basic Coverage apply to Special Coverage.

7.8     Case and Disease Management

7.8.1	Benefits under MI Salud include Case Management and Disease Management, which are intended to coordinate care for Enrollees with intense health service needs.

7.8.2	Case Management

7.8.2.1	The Contractor shall be responsible for the Case Management of Enrollees who have the greatest need, including those who have catastrophic, high-cost, or high-risk conditions.

7.8.2.2
The Contractor’s case management system shall emphasize prevention, continuity of care, and coordination of care.  The system will advocate for, and link Enrollees to, services as necessary across Providers and settings.  Case Management functions include:

7.8.2.2.1	Early identification of Enrollees who have or may have special needs, including through use of the screening tools M-CHAT and ASQ-SE;

7.8.2.2.2	Assessment of an Enrollee’s risk factors including identification of any behavioral health needs;

7.8.2.2.3	Development of a plan of care;

7.8.2.2.4	Coordination and assistance to ensure timely Access to Providers;

7.8.2.2.5	Coordination of care actively linking the Enrollee to Providers, medical services, residential, social and other support services where needed;

7.8.2.2.6	Monitoring;

7.8.2.2.7	Continuity of care;

7.8.2.2.8	Follow-up and documentation; and

7.8.2.2.9	Coordination with the MBHO for any Enrollee with behavioral health needs, including autism, attention deficit disorders, and substance or alcohol abuse disorders.

7.8.2.3	The Contractor shall develop policies and procedures for Case Management that include, at a minimum, the following elements:

7.8.2.3.1	The provision of an individual needs assessment and diagnostic assessment;

7.8.2.3.2	The development of an individual treatment plan, as necessary, based on the needs assessment;

7.8.2.3.3	The establishment of treatment objectives;

7.8.2.3.4	The monitoring of outcomes;

7.8.2.3.5	A process to ensure that treatment plans are revised as necessary;

7.8.2.3.6	A strategy to ensure that all Enrollees or Authorized Representatives, as well as any specialists caring for the Enrollee, are involved in a treatment planning process coordinated by the PCP;

7.8.2.3.7	Procedures and criteria for making Referrals to specialists and subspecialists;

7.8.2.3.8	Procedures and criteria for maintaining care plans and Referral services when the Enrollee changes PCPs;

7.8.2.3.9
Capacity to implement, when indicated, case management functions such as individual needs assessment, including establishing treatment objectives, treatment follow-up, monitoring of outcomes, or revision of treatment plan; and

7.8.2.3.10	Process for referring Enrollees into Disease Management.

7.8.2.4
These procedures must be designed to include consultation and coordination with the MBHO and any behavioral health Providers when the Enrollee is receiving behavioral health services or is identified to require behavioral health services.

7.8.2.5	As part of its Case Management Program, the Contractor shall maintain statistical reports in the following areas:

7.8.2.5.1	Number of Enrollees receiving intensive one-on-one counseling interventions by case managers;

7.8.2.5.2	Number of Prior Authorizations and denials of Prior Authorization for the conditions included in Special Coverage;

7.8.2.5.3	Number of Enrollees screened for depression using the PHQ-9 (Patient Health Questionnaire-9) in adults and the ASQ-SE (Ages and Stages Questionnaire Socio-Emotional) in children; and

7.8.2.5.4	The number of Enrollees with chronic behavioral health conditions.

7.8.2.6
The Contractor shall submit its Case Management policies and procedures to ASES for review and approval according to the timeframe specified in Attachment 12 to this Contract.  Any subsequent changes to Case Management policies and procedures must be previously approved in writing by ASES.

7.8.3	Disease Management

7.8.3.1	The Contractor shall develop a Disease Management program for individuals with Chronic Conditions, including the following:

7.8.3.1.1	Asthma;

7.8.3.1.2	Depression (to be handled by the MBHO in its Disease Management Program);

7.8.3.1.3	Diabetes Type 1 or 2;

7.8.3.1.4	Congestive heart failure and other cardiovascular disease;

7.8.3.1.5	Hypertension;

7.8.3.1.6	Obesity; and

7.8.3.1.7	Chronic renal disease, levels 1 and 2 (see definition at Section 7.5.6.1.18.1 of this Contract).

7.8.3.2	The Contractor shall identify and categorize Enrollees using clinical protocols of the Health Department and protocols developed by the Committee for Management of Conditions established by ASES.

7.8.3.3	The Contractor shall report quarterly on the number of Enrollees diagnosed with each of these conditions.

7.8.3.4
The Contractor shall develop Disease Management policies and procedures detailing its program, including how Enrollees are identified for and referred to Disease Management, Disease Management program descriptions, and monitoring and evaluation activities.

7.8.3.5
The Contractor shall submit its Disease Management policies and procedures to ASES for review and approval according to the timeframe specified in Attachment 12 to this Contract.  Any subsequent changes to Disease Management policies and procedures must be previously approved in writing by ASES.

7.8.3.6
The Contractor shall require in its policies and procedures that an individualized treatment plan be developed for each Enrollee who receives Disease Management services.  The policies and procedures shall include a strategy to ensure that all Enrollees or Authorized Representatives, as well as any specialists caring for the Enrollee, are involved in a treatment planning process coordinated by the PCP.

7.9     Early and Periodic Screening, Diagnosis and Treatment Requirements (“EPSDT”)

7.9.1
The Contractor shall arrange with the Network Providers for the provision of EPSDT Program services to Enrollees who are less than twenty-one (21) years of age (“EPSDT Eligible Children”), as specified below.

7.9.1.1
The Contractor and ASES shall develop an EPSDT plan that sets forth those Administrative Services that the Contractor shall perform in connection with EPSDT (the “EPSDT Plan”), pursuant to applicable provisions of section 1902(a)(43) of the Social Security Act.  The EPSDT Plan shall address the following:

7.9.1.1.1	EPSDT screening standards and guidelines;

7.9.1.1.2
Education programs for Network Providers regarding the requirements to (i) track gaps in care,  (ii) promote follow-up to ensure that Network Providers comply with the Healthy Child Care periodicity schedules, and (iii) provide the information necessary for ASES to produce its CMS 416 reports; and

7.9.1.1.3	Outreach and education programs for parents.

7.9.1.2
The EPSDT Plan shall emphasize outreach and compliance monitoring for children and adolescents (young adults), taking into account the multi-lingual, multi-cultural nature of the population, as well as other unique characteristics of this population.

7.9.1.3
The EPSDT Plan shall include procedures for tracking gaps in care and follow up for annual dental examinations and visits.  The Contractor shall submit its EPSDT Plan for review and approval according to the timeframe specified in Attachment 12 to this Contract.

7.9.1.4
The EPSDT Plan shall require that quarterly reports compiled by the Contractor on EPSDT screening, based on Claims data submitted by Network Providers for EPSDT Eligible Children, will be submitted in accordance with the requirements of the CMS 416 reports to be prepared by ASES.

7.9.2	Outreach and Education

7.9.2.1	The Contractor’s EPSDT outreach and education process for EPSDT Eligible Children and their families shall include:

7.9.2.1.1	The importance of preventive care;

7.9.2.1.2	The periodicity schedule and the depth and breadth of services;

7.9.2.1.3	How and where to access services; and

7.9.2.1.4	A statement that services are provided without cost.

7.9.2.2
The Contractor shall inform its newly enrolled families with EPSDT Eligible Children about the EPSDT program upon Enrollment with the MI Salud Plan.  This requirement includes inform pregnant women and new mothers, either before or within fourteen (14) Calendar Days after the birth of their children, that EPSDT services are available.

7.9.2.3	The Contractor will coordinate through its clinical programs necessary covered preventive services upon member request.

7.9.2.4	[Intentionally left blank]

7.9.2.5
The Contractor shall provide to each PCP, at least three (February, June and October) times per year, a list of the PCP’s EPSDT Eligible Children who are not in compliance with the EPSDT periodicity schedule.

7.9.2.6
The Contractor will ensure that the PCP receives a Gaps in Care analysis for at least eighty percent (80%) of his or her EPSDT Eligible Children.  For purposes of this Contract, “Gaps in Care analysis” shall mean the comparison of the actual provision of preventive services for EPSDT Eligible Children with the recommended preventive services according to evidence-based clinical practice guidelines.

7.9.2.7
Outreach and education shall include a combination of written and oral (on the telephone, face-to-face, or films/tapes) methods, and may be done by Contractor personnel or by Providers.  All outreach and education shall be documented and shall be conducted in non-technical language at or below a fourth (4th) grade reading level.  The Contractor shall use accepted methods for informing persons who are blind or deaf, or cannot read or understand the Spanish language.

7.9.3	Screening

7.9.3.1
The Contractor will promote periodic screens (“EPSDT Checkups”) in accordance with the Puerto Rico Medicaid Program’s periodicity schedule and the American Academy of Pediatrics EPSDT periodicity schedule.  Such EPSDT Checkups shall include, but not be limited to, the Healthy Child Care checkups described in Section 7.5.3.1 of this Contract.

7.9.3.2	The Contractor shall arrange for the provision of an initial health and screening visit to all newly enrolled EPSDT Eligible Children for all newborns within twenty-four (24) hours of birth.

7.9.3.3
The Contractor shall advise the EPSDT Enrollee and his or her parents, or his or her legal guardian, of his or her right to have an EPSDT Checkup as well will provide a written notification of preventive care according to the EPSDT protocols.

7.9.3.4	EPSDT Checkups must include all of the following:

7.9.3.4.1	A comprehensive health and developmental history;

7.9.3.4.2	Developmental assessment, including mental, emotional, and behavioral health development;

7.9.3.4.3	Measurements (including head circumference for infants);

7.9.3.4.4	An assessment of nutritional status;

7.9.3.4.5	A comprehensive unclothed physical exam;

7.9.3.4.6
Immunizations according to the guidance issued by the Advisory Committee on Immunization Practices (ACIP)  (the vaccines themselves are paid for by the Department of Health; the Contractor shall cover Providers’ administration of the vaccines, under the fee schedule established by the Department of Health);

7.9.3.4.7	Certain laboratory tests;

7.9.3.4.8	Anticipatory guidance and health education;

7.9.3.4.9	Vision screening;

7.9.3.4.10	Tuberculosis; as applicable

7.9.3.4.11	Hearing screening;

7.9.3.4.12	Dental and oral health assessment; and

7.9.3.4.13	Lead Screening.

7.9.3.5
The Contractor shall promote and inform providers of the requirements for the appropriate screening of lead toxicity. Regardless of health risk, the Contractor shall require in its Provider Contracts that Network Providers arrange for a blood lead screening test for all EPSDT Eligible children at twelve (12) and twenty-four (24) months of age.  Children between twenty-four (24) and seventy-two (72) months of age should receive a blood lead screening test if there is no record of a previous test.

7.9.3.6
The Contractor shall have procedures that ensure appropriate access to care of EPSDT Eligible Children in need of further diagnostic and/or treatment services to correct or ameliorate defects, and physical and mental illnesses and conditions discovered by the EPSDT Checkup.  Referral and follow up may be made from the Provider conducting the screening or to another Provider, as appropriate.

7.9.3.7	The Contractor will include EPSDT level of compliance of the population assigned to every PCP as one of the qualifying criteria for the Physician Incentive Program.

7.9.3.8	The Contractor shall monitor Providers’ compliance with EPSDT guidelines according with CMS objectives and report on such compliance every quarter pursuant to its EPSDT Plan.

7.9.4	Tracking

7.9.4.1	The Contractor shall establish a tracking system using the Gaps in Care analysis that provides information on compliance with the following EPSDT requirements:

7.9.4.1.1	Preventive diagnostic services; and

7.9.4.1.2	Immunizations and dental services.

7.9.4.1.3	[Intentionally left blank]

7.9.4.2	All information generated and maintained in the tracking system shall be consistent with Encounter Data requirements as specified in Section 16.8 of this Contract.

7.9.5	Diagnostic and Treatment Services

7.9.5.1	If a suspected problem is detected by a screening EPSDT Checkup, the child shall be evaluated as necessary for further diagnosis. This diagnosis is used to determine treatment needs.

7.9.5.2
The MI Salud Plan will provide access for all follow-up diagnostic and treatment services under this coverage deemed Medically Necessary to ameliorate or correct a problem discovered during the Checkup.  The Contractor shall arrange for the provision of Medically Necessary Covered Services through its Network Providers.

7.10     Advance Directives

7.10.1
In compliance with 42 CFR 438.6 (i) (1)-(2), and with Law No. 160 of November 17, 2001, and with 42 CFR 489.100, the Contractor shall maintain written policies and procedures for Advance Directives.  The Contractor shall require Network Providers to: (i) include Advance Directives in each Enrollee’s Medical Record, (ii) provide these policies and procedures to all Enrollees eighteen (18) years of age and older and (iii) advise Enrollees of:

7.10.1.1	Their rights under the law of Puerto Rico, including the right to accept or refuse medical or surgical treatment and the right to formulate Advance Directives;

7.10.1.2
The Contractor’s written policies respecting the implementation of those rights, including a statement of any limitation regarding the implementation of Advance Directives as a matter of conscience; and

7.10.1.3	The Enrollee’s right to file complaints concerning the Advance Directive requirements directly with ASES or with the Puerto Rico Office of the Patient Advocate.

7.10.2	The information must include a description of Puerto Rico law and must reflect changes in laws as soon as possible, but no later than ninety (90) Calendar Days after the effective change.

7.10.3
The Contractor shall contractually require its Network Providers to educate their staff about its policies and procedures on Advance Directives, situations in which Advance Directives may be of benefit to Enrollees, and their responsibility to educate Enrollees about this tool and assist them to make use of it.

7.10.4
The Contractor shall educate Enrollees about their ability to direct their care using Advance Directives and shall specifically designate which staff members or Network Providers are responsible for providing this education.

7.11     Enrollee Cost-Sharing

7.11.1	The Contractor shall ensure that Network Providers collect Enrollee cost-sharing only as specified in Attachment 8 to this Contract.

7.11.2
The Contractor shall ensure that it accurately differentiates the categories of MI Salud Enrollees in its Marketing Materials and communications, to clarify the cost-sharing rules that are applied to each group.  The Contractor shall ensure that the Enrollee’s eligibility category appears on the Enrollee ID Card, so that cost-sharing is correctly determined.

7.11.3
The Contractor shall ensure that, in keeping with the Co-Payment policies included in Attachment 8, Medicaid and CHIP Eligible Persons bear no cost-sharing responsibility under MI Salud for services provided within the Contractor’s PPN or for the treatment of an Emergency Medical Condition.

7.11.4	As provided in Attachment 8 to this Contract, the Contractor shall impose Co-Payments for services provided in an emergency room outside the Enrollee’s PPN, but only in limited circumstances.

7.11.4.1
For Medicaid and CHIP Eligible Persons, the Contractor shall not impose any Co-Payment for the treatment of an Emergency Medical Condition.  The Contractor shall, however, as provided in Attachment 8 to this Contract, impose Co-Payments for services provided in an emergency room to treat a condition that does not meet the definition of Emergency Medical Condition as set forth in this Contract.

7.11.4.2	No Co-Payments shall be charged for CHIP children under eighteen years of age under any circumstances; and

7.11.4.3
For Other Eligible Persons, the Contractor shall impose a Co-Payment for any emergency room visit outside the Enrollee’s PPN, if the Enrollee does not consult the Tele MI Salud Medical Advice Line before visiting the emergency room, and provide his or her call identification number at the emergency room. If the Enrollee presents the call identification number, no Co-Payment may be imposed.

7.11.5
As provided in 42 CFR 447.53(e), if a Medicaid or CHIP Eligible Person expresses his or her inability to pay the established Co-Payment at the time of service, the Contractor (through its contracted Providers) shall not deny the service.

7.11.6	An Indian as defined in Article 2, is exempt from all Co-Payments.

7.12     Dual Eligible Beneficiaries

7.12.1
Dual Eligible Beneficiaries enrolled in MI Salud are eligible, with the limitations provided below, for the Covered Services described in this Article, in addition to some coverage of Medicare cost-sharing.

7.12.1.1	Dual Eligible Beneficiaries Who Receive Medicare Part A Only

7.12.1.1.1
The Contractor shall arrange for the provision of Basic Coverage as provided in this Article 7, excluding services covered under Medicare Part A (hospitalization); except that MI Salud shall cover hospitalization services after the Medicare Part A coverage limit has been reached.

7.12.1.1.2	The Contractor shall not cover the Medicare Part A premium or deductible.

7.12.1.2	Dual Eligible Beneficiaries Who Receive Medicare Part A and Part B

7.12.1.2.1
The Contractor shall arrange for the provision of the following Basic Coverage services only: Dental Services, Pharmacy Services, and Hospitalization Services (after the Medicare Part A coverage limit has been reached).

7.12.1.2.2	The Contractor shall not pay Claims for the Medicare Part A premium or deductible.

7.12.1.2.3	The Contractor shall pay Claims for Medicare Part B deductibles and co-insurance.

7.12.1.3	Dual Eligible Beneficiaries Enrolled in a Medicare Part C Plan

7.12.1.3.1
Medicare Platino is a Medicare Part C Plan that includes a supplementary package of MI Salud benefits for Dual Eligible Beneficiaries.  A Dual Eligible Beneficiary enrolled in a Platino plan is eligible for the Benefits listed in Sections 7.12.1.1 and 7.12.1.2 above.

7.12.1.3.2	An Enrollee who is independently enrolled in a private Medicare Advantage plan is also eligible for the Benefits listed in Sections 7.12.1 and 7.12.2 above.

7.12.2	Any MI Salud cost-sharing for Dual Eligible Beneficiaries shall be determined according to Section 7.11 and Attachment 8 of this Contract.

7.13     Moral or Religious Objections

7.13.1
If, during the course of the Contract period, pursuant to 42 CFR 438.102, the Contractor elects not to arrange for the provision of, not to reimburse for, or not to provide a Referral or Prior Authorization for a service that is a Covered Service, because of an objection on moral or religious grounds, the Contractor shall notify:

7.13.1.1	ASES within one hundred and twenty (120) Calendar Days before adopting the policy with respect to any service;

7.13.1.2	Enrollees within ninety (90) Calendar Days after adopting the policy with respect to any service; and

7.13.1.3	Enrollees before and during Enrollment.

7.13.2	The Contractor acknowledges that such objection will be grounds for recalculation of rates paid to the Contractor.

ARTICLE 8	INTEGRATION OF PHYSICAL AND BEHAVIORAL HEALTH SERVICES

  8.1       General Provisions

8.1.1
The “integration model” of MI Salud refers to the program goal of ensuring that physical and behavioral health services are closely interconnected, to ensure optimal detection, prevention, and treatment of physical and mental illness.

8.1.2
The Contractor (through contracted PCPs and PMGs, and other Network Providers) shall be jointly responsible, along with the MBHO, for identifying Enrollees’ needs and coordinating proper Access to both physical and behavioral health services.

8.1.3
In implementing an integrated model of service delivery, the Contractor shall strive to observe all the protections of the Mental Health Code (Act 408) and the Puerto Rico Patient’s Bill of Rights Act, as well as other applicable federal and Commonwealth legislation.

8.1.4
The Contractor shall ensure a collaborative relationship with the MBHO and shall develop protocols that define the relationship and include, at a minimum, the process for making referrals to the MBHO and providing the appropriate supporting documentation, the process for receiving referrals from the MBHO and requesting the appropriate supporting documentation, and the process for monitoring Enrollees referred to the MBHO.

8.2        Co-Location of Staff

8.2.1
The Contractor shall coordinate with the MBHO to facilitate the placement of a psychologist or other behavioral health Provider in each PMG setting.  The behavioral health Provider shall be present, to the extent feasible, between the hours of 8:00 a.m. and 5:00 p.m. each Business Day and one Saturday per month; but at a minimum, sixteen (16) hours per week.

8.2.2	The Contractor shall ensure that the PMG provides adequate space and resources for the behavioral health Provider to provide care and consultations in a confidential setting.

8.2.3	The salary costs for the behavioral health Provider within the PMG shall be borne by the MBHO; however, the Contractor and the MBHO shall negotiate the associated administrative costs.

8.2.4
The behavioral health Provider housed within the PMG shall conduct screening evaluations, crisis intervention, and limited psychotherapy (between four (4) and six (6) sessions, according to the needs of the Enrollee).

8.2.5	The Contractor shall share with the MBHO Behavioral Health Provider stationed within the PMG, the screening instruments for intervention and early detection of mental health conditions.

8.3     Referrals

8.3.1
MI Salud Enrollees with chronic or severe mental health conditions, which require more intensive or continuous care than can be provided within the PMG environment as set forth in Section 8.2 of this Contract, shall be referred to the MBHO for services.

8.3.2	An Enrollee may access behavioral health services through the MBHO through the following means:

8.3.2.1	A Referral from the PCP or other PMG physician;

8.3.2.2	Self-referral (walk-in);

8.3.2.3	Visiting a Comprehensive Health Center (“CCuSAI”);

8.3.2.4	Visiting Central Access Units;

8.3.2.5	The Tele MI Salud Service;

8.3.2.6	The telephone Call Center provided by ASSMCA, known as “Linea Pas”;

8.3.2.7	MBHO clinics;

8.3.2.8	Hospitals; and

8.3.2.9	Emergency rooms.

8.4      Information Sharing

8.4.1
The Contractor and the MBHO shall share documents in the possession of each (including agreements, processes, guidelines and clinical protocols), in order for each to understand the other’s operations to ensure optimal cooperation.

8.4.2	The Contractor and the MBHO shall jointly develop forms to facilitate electronic communications, such as:

8.4.2.1	Information sheet for Enrollees on HIPAA requirements;

8.4.2.2	Referral sheet; and

8.4.2.3	Informed consent form.

8.4.3	The Contractor shall establish a process for monitoring exchange of information, documenting receipt of information and following up on information not submitted in a timely manner.

8.4.4	The Contractor shall require PMG staff to follow up with MBHO staff concerning the care of Enrollees referred by the PMG to the MBHO.

8.5      Staff Education

8.5.1	The Contractor shall train PMG staff on the goals and operational details of the integrated model of care, and, as appropriate, identification of behavioral health issues and conditions.

8.5.2
The Contractor shall require PMGs to Immediately refer Enrollees to the Behavioral Health Professional located within the PMG (or, if the professional is not available, to the Emergency Room) when an Enrollee manifests suicidal behavior.

8.6      Cooperation With Puerto Rico and Federal Government Agencies

The Contractor shall ensure that government entities including ASSMCA and SAMHSA shall be consulted where appropriate and shall acknowledge that these entities participate, as appropriate, in the regulation of Behavioral Health Services under MI Salud.

8.7      Contractor and MBHO Coverage of Hospitalization Services

In the event of any dispute between the Contractor and the MBHO concerning whether a Covered Service provided in a hospital or other inpatient facility falls within the scope of Behavioral Health Services covered by the MBHO, or within the scope of other Basic and Special Coverage covered by the Contractor, the terms of ASES Normative Letter 04-0130, dated February 13, 2004 (Attachment 13 to this Contract), shall govern.

8.8      Integration Plan

The Contractor shall submit to ASES, for its review and approval, an Integration Plan incorporating the elements in this Article 8, according to the timeframe specified in Attachment 12 to this Contract.

ARTICLE 9	PROVIDER NETWORK

9.1      General Provisions

9.1.1
The Contractor shall have an adequate network of available Providers, in accordance with the timeframe specified in Attachment 12, meeting all Contract requirements in order: 1) to ensure timely Access to Covered Services (including complying with all federal and Puerto Rico requirements concerning timeliness, amount, duration, and scope of services); and 2) to provide sufficient Network Providers to satisfy the demand of Covered Services with adequate capacity and quality service delivery.

9.1.2
The Contractor shall ensure that its General Network of Providers is adequate to assure Access to all Covered Services, and that all Providers are appropriately Credentialed, maintain current licenses, and have appropriate locations to provide the Covered Services.

9.1.2.1
Besides complying with the Federal and Puerto Rico laws regarding the physical condition of medical facilities, the Provider’s facilities must also comply with ASES’s requirements including, but not limited to, accessibility, cleanliness and proper hygiene according to the criteria established in the Health Facilities Act, Act No. 101 of June 24, 1965.  . ASES reserves the right to evaluate the appropriateness of such facilities to provide the Covered Services.  After receiving a written notice from ASES, the Contractor must timely notify the Provider and propose and enforce a corrective plan to be completed within ninety (90) Calendar Days to make the facilities appropriate  to provide the Covered Services.

9.1.3
The Contractor shall also develop, as a subset of its General Network of Providers, a Preferred Provider Network (“PPN”).  The objectives of the PPN model are to increase Access to Providers and needed services, improve availability of Covered Services on a timely basis, improve the quality of Enrollee care, enhance continuity of care, and facilitate effective exchange of health information between Providers and the Contractor.

9.1.3.1	The Contractor’s PPN shall include a sufficient number of PMGs, PCPs, specialists, hospitals, surgery centers, clinical laboratories and other Providers to adequately address the needs of Enrollees.

9.1.3.2	At a minimum, except as indicated below, the General Network standards will also apply to the PPN.

9.1.3.3	The PPN does not include Dental and Pharmacy Services.

9.1.4	The Contractor shall collaborate with the MBHO to provide integrated MI Salud mental and physical health services in order to achieve a proper management of both services.

9.1.5
The Contractor’s Network shall not include a Provider if the Provider, or any person or entity that has  an ownership or control interest in the Provider, or is an agent or managing employee of the Provider, has been excluded from participation in Medicaid, Medicare, or CHIP by HHS, the HHS Office of Inspector General, or who are on the EPLS or on Puerto Rico’s list of excluded Providers.  The Contractor is responsible for checking the exclusions list and providing notice of any exclusions pursuant to Section 9.4.9 of this Contract.

9.1.6	Each Provider shall have a unique National Provider Identifier (“NPI”) and shall be under contract with the Contractor’s Network.

9.1.7	With respect to Dental Services, the Contractor shall include in its Network any Provider that is qualified, per the requirements in this Article 9, and willing to participate.

9.2     Network Criteria

9.2.1	When establishing and maintaining an adequate network of Providers the Contractor shall consider and comply with each of the following criteria, in accordance with 42 CFR 438.206(b)(1):

9.2.1.1	Estimated eligible population and number of Enrollees;

9.2.1.2	Estimated use of services, considering the specific characteristics of the population and special needs for health care;

9.2.1.3	Number and type of Providers required to offer services, taking experience, training and specialties into account;

9.2.1.4	Maximum number of patients per Provider;

9.2.1.5	Number of Providers in the PPN and General Network that are not accepting new patients; and

9.2.1.6
Geographic location of Providers and Enrollees, taking into account distance as permitted by law, the duration of trip, the means of transportation commonly used by Enrollees, and whether the facilities provide physical access for Enrollees with physical disabilities or special needs.

9.2.2	These provisions shall not be construed to:

9.2.2.1	Require the Contractor to contract with Providers beyond the number necessary to meet the needs of its Enrollees; or

9.2.2.2	Preclude the Contractor from establishing measures that are designed to maintain quality of services and control costs and are consistent with its responsibilities to Enrollees.

9.2.3
If the Contractor declines to include a Provider or group of Providers that have requested inclusion in its Network, the Contractor shall give the affected Provider(s) written notice of the reason for its decision.

9.2.4
The Contractor will use Reasonable Efforts to negotiate health services using state facilities, academic medical centers, municipal health services and facilities.  The Contractor will keep ASES informed about the status of such negotiations and ASES will cooperate with the Contractor’s efforts.

9.3     Provider Qualifications

9.3.1	The following requirements apply to specific Providers in the Contractor’s Network:

FQHC Federal Qualified Health Centers
A Federally Qualified Health Center is an entity that provides outpatient care under Section 330 of the Public Health Service Act (42 USC 254b) and complies with the standards and regulations established by the federal government and is an eligible Provider enrolled in the Medicaid Program.

PHYSICIAN
A person with a license to practice medicine as an
M.D. or a D.O. in Puerto Rico, whether as a PCP or in the area of specialty under which he or she will provide medical services through a contract with the Contractor; and that it is a Provider enrolled in the Puerto Rico Medicaid Program; and has a valid registration number from the Drug Enforcement Agency and the Certificate of Controlled Substances of Puerto Rico, if required in his or her practice.

HOSPITAL
An institution licensed as a general or special hospital by the Puerto Rico Health Department under Chapter 241 of the Health and Safety Code or Private Psychiatric Hospitals under Chapter 577 of the Health and Safety Code (or who is a Provider which is a component part of the Puerto Rico or local government entity which does not require a license under the laws of the Commonwealth) which is enrolled as a Provider in the Puerto Rico Medicaid Program.

NON-MEDICAL PRACTICING PROVIDER
A person who possesses a license issued by the licensing agency of the Commonwealth enrolled in the Puerto Rico Medicaid Program or a properly trained person who practices under the direct supervision of a licensed professional offering support in health services.

CLINICAL LABORATORY	An entity that has a valid certificate issued by the Clinical Laboratory Improvement Act (CLIA) and which has a license issued by the Health Department, licensing agency of the Commonwealth.
RURAL HEALTH CLINIC (RHC)
A health facility that the Secretary of Health and Human Services has determined meets the requirements of Section 1861(aa)(2) of the Social Security Act; and that has entered into an agreement with the Secretary to provide services in Rural Health Clinics or Centers under Medicare and in accordance with 42 CFR 405.2402.

LOCAL HEALTH DEPARTMENT	Local Health Department established under Act 81 from March 14, 1912.
NON-HOSPITAL PROVIDING FACILITY	A health care service Provider which is duly licensed and credentialed to provide services and enroll in the Puerto Rico Medicaid program.
SCHOOLS OF MEDICINE	Clinics located in the medicine campus that provide primary and preventive care to children and adolescents.

9.3.2	The Contractor shall require the Network Providers to comply with any additional Provider qualifications as prescribed by ASES.

9.4      Provider Credentialing

The Contractor shall be responsible for Credentialing and re-Credentialing its Providers.

9.4.1
The Contractor shall ensure that all Network Providers are appropriately Credentialed and qualified to provide services per the terms of this Contract and comply with CMS Credentialing Requirements included on CMS Chapter VI of the Medicare Managed Care Manual.

9.4.2
The Contractor shall contract with all available private Providers that meet its Credentialing process (based on the Contractor’s evaluation of the materials listed in Section 9.4.3 of this Contract) and agree to its contractual terms, in order to ensure sufficient Network Providers to address Enrollee needs.

9.4.3	At a minimum, the file documenting the Contractor’s Credentialing process shall include, as applicable, the following:

9.4.3.1	Written application;

9.4.3.2
A current valid license to practice: Verification must show that the license was in effect at the time of the credentialing decision with a copy of a Good Standing or with the Junta de Licenciamiento Médico / Junta de Profesionales de la Salud CD;

9.4.3.3
Education and training records, including, but not limited to, Internship, Residency, Fellowships, Specialty Boards etc.: As per CMS chapter VI, section 60, education verification is required only for the highest level of education or training attained;

9.4.3.4	Board certification, when applicable, in each clinical specialty area for which the health care professional is being credentialed;

9.4.3.5
Clinical privileges in good standing at the hospital designated by the health care professional, when applicable, as the primary admitting facility: This information may be obtained by contacting the facility, obtaining a copy of the participating facility directory or attestation by the health care professional;

9.4.3.6	Current, adequate malpractice insurance: This information may be obtained via the malpractice carrier, a copy of the insurance face sheet or attestation by the health care professional;

9.4.3.7
A valid Drug Enforcement Agency (DEA) or Controlled Dangerous Substances (CDS) certificate in effect at the time of the credentialing: This information can be obtained through confirmation with CDS, entry into the National Technical Information Service (NTIS) database, or by obtaining a copy of the certificate.;

9.4.3.8
A history of professional liability claims that resulted in settlements or judgments paid by or on behalf of the health care professional: This information can be obtained from the malpractice carrier or from the National Practitioner Data Bank;

9.4.3.9	For physicians, any other information from the National Practitioner Data Bank;

9.4.3.10	Information about sanctions or limitations on licensure from the applicable state licensing agency or board, or from a group such as the Federation of State Medical Boards

9.4.3.11	Eligibility for participation in Medicare, when applicable;

9.4.3.12
Site Visits: The organization’s site visit policy will be reviewed pursuant to CMS’ monitoring protocol. At a minimum, the organization should consider requiring initial credentialing site visits of the offices of primary care practitioners, obstetrician- gynecologists, or other high-volume providers, as defined by the organization;

9.4.3.13
Disclosure of the information concerning the Provider and fiscal agents about participation and control including: name, address, participation percentage, familial relationships and others (as required by 42 CFR Part 455.104);

9.4.3.14	Provider’s disclosure of the information related to business transactions, in compliance with the 42 CFR Part 455.105;

9.4.3.15
Disclosure of the information about criminal convictions of the Provider or a person or entity with an ownership or control interest in the Provider, or who is an agent or managing employee of the Provider, in compliance with 42 CFR Part 455.106.

9.4.4	Credentialing of health care facilities shall be governed by, but not limited to, Law 101 of June 26, 1965, as amended, known as “Law of Facilities of Puerto Rico.”

9.4.5
The Contractor shall re-Credential its Network Providers every three (3) years. Requirement documents are considered current at the time of the initial credentialing or recredentialing.  As per CMS regulations and manuals the organization is not required to monitor and account for any expiration dates on a continuous basis unless required to do by the State.

9.4.6
The re-Credentialing process shall include, at a minimum, verification and/or updating of Sections 9.4.3.1 – 9.4.3.16 of this Contract, as appropriate, in order to ensure continued adequacy of the Network.

9.4.7
The Contractor shall maintain a Provider file for all Network Providers. The Provider file shall be updated annually and shall consist of, at a minimum, the following documents: annual state review, DEA license, malpractice insurance and ASSMCA license.  Corroboration data will also be required quarterly as provided by the National Practitioner Data Bank, HHS OIG (Office of Inspector General), EPLS (Excluded Parties List System).

9.4.8
The Contractor shall ensure, and be able to demonstrate at the request of ASES, that:  (a) Out-of-Network Providers are duly licensed to provide the Covered Services for which they submit Claims; and (b) the Contractor’s internal Credentialing and re-Credentialing processes are in accordance with 42 CFR 438.214 (Provider Selection).

9.4.9
If the Contractor determines, through the Credentialing or re-Credentialing process, or otherwise, that a Provider could be excluded pursuant to 42 CFR 1001.1001, or if the Contractor determines that the Provider has failed to make full and accurate disclosures as required in Sections 9.4.3.19–9.4.3.21 above, the Contractor shall deny the Provider’s request to participate in the Network, or, for a current Network Provider, as provided in Section 10.4.1.2.2 of this Contract, terminate the Provider Contract.  The Contractor shall notify ASES of such a decision, and shall provide documentation of the bar on the Provider’s Network participation, within twenty (20) Business Days of communicating the decision to the Provider.  The Contractor shall screen its employees, Network Providers, and other subcontractors under this Contract as required by law to determine whether any of them has been excluded from participation in Medicare, Medicaid, CHIP, or any other Federal health care program (as defined in Section 1128B(f) of the Social Security Act).  ASES or the Puerto Rico Medicaid Program shall, upon receiving notification from the Contractor that the Contractor has denied Credentialing, notify the HHS Office of the Inspector General of the denial with twenty (20) Business Days of the date it receives the information, in conformance with 42 CFR 1002.3.

9.4.10	The Contractor shall report to ASES on a monthly basis the Credentialing and re Credentialing status of all the Providers.

9.5	Provider Ratios

9.5.1	The Contractor shall comply with the following minimum Provider ratios.

9.5.1.1	One PCP per 1,700 Enrollees (1:1,700) (ratio applicable to PPN) (a ratio of 1:2,800 will apply to gynecologist-obstetricians selected as an Enrollees PCP);

9.5.1.2
One specialty of the ones mentioned below for each 2,200 Enrollees (1:2,200) (ratio to be calculated per specialty per Service Region; e.g. one cardiologist per 2,200 enrollees) (ratio applicable to both, General Network and PPN) (a ratio of 1:2,800 will apply to gynecologist-obstetricians selected as an Enrollees PCP); and

9.5.1.2.1  For the purpose of this section, for the PPN the Contractor shall have available and under contract within each Service Region, the following types of Network Providers:

9.5.1.2.1.1 Cardiologists

9.5.1.2.1.2 Gastroenterologists

9.5.1.2.1.3 Pneumologists

9.5.1.2.1.4. Endocrinologists

9.5.1.2.1.5. Urologists

9.5.1.2.2
In the event that this ratio cannot be achieved by the Contractor due to lack of providers of a determined specialty in the Service Region or due to specialists’ refusal to contract as part of the PPN for the Service Region, the Contractor must carry out all efforts to contract with those specialists within contiguous regions; provided that before recurring to contiguous regions Contractor must validate and submit all supporting documents evincing the lack of providers or refusal to contract.  ASES shall approve that specialist’s contract before its execution, after Contractor has accredited such need with supporting documents.

9.5.1.2.3
If after carrying out those efforts referred to in the previous section the Contractor still cannot comply with the ratio stated in section 9.5.1.2, such compliance may be waived by ASES, provided that this waiver shall be notified to Contractor in written form and signed by the Executive Director or Legal Director of ASES. Lack of this waiver will result in default of section 9.5.1.2.

9.5.1.3
One dentist for each 1,350 Enrollees (1:1,350) (ratio applicable only to the General Network).  If there are not enough dentists in the Service Region, the Contractor must contract with dentists within contiguous Service Regions.

9.5.1.4
The Parties acknowledge that there are shortages of certain specialists in the Service Regions.  The Contractor will work with the Provider community to address Enrollee access to specialists to the extent possible.   The Contractor will then develop policies and procedures to ensure Enrollees have access to specialty services as necessary.

9.5.2	The Contractor shall also ensure that the PPN, in addition to meeting the requirements set forth above, adheres to the following minimum Provider ratios:

9.5.2.1	One X-ray facility per 10,000 Enrollees (1:10,000) in each Service Region;

9.5.2.2	One (1) clinical laboratory per 5,000 Enrollees (1:5,000) in each Service Region; and

9.5.2.3	Two (2) hospitals in each Service Region.

9.5.3	Subject to Section 10.5.5 of this Contract, the aforementioned ratios must be maintained for Enrollees, regardless of whether the PMG offers treatment to other private patients.

9.6	Network Providers

9.6.1	PCPs

9.6.1.1
The Contractor shall establish a system of coordinated care in which the Primary Care Physician (PCP), will be part of a Primary Medical Group (PMG). PCPs will be responsible for providing, managing and coordinating all the services of the Enrollee, including the coordination with behavioral health personnel, in a timely manner, and in accordance with the guidelines, protocols and practices generally accepted in medicine.

9.6.1.2
The PCP is responsible for maintaining each Enrollee’s Medical Record, which includes documentation of all services provided by the PCP as well as any specialty services, which may be maintained through a certified EHR system meeting the specifications set forth in Attachment 15 to this Contract.

9.6.1.3	The following shall be considered PCPs for purposes of contracting with a PMG:

9.6.1.3.1	General practitioners;

9.6.1.3.2	Internists;

9.6.1.3.3	Family doctors;

9.6.1.3.4	Pediatricians (optional for minors under the age of 21); and

9.6.1.3.5	Gynecologists-obstetricians (obligatory when the woman is pregnant or of reproductive age; this Provider will also be selected for usual gynecological visits).

9.6.1.4
Every PMG will have, according to the ratios established in Section 9.5.1, at least three (3) of the medical services providers previously mentioned, including  one (1) obstetrician/gynecologist, and one (1) pediatrician to provide the Covered Services to the different categories of Enrollees.

9.6.1.5
The Contractor shall promote the selection, by women who are pregnant, of a gynecologist-obstetrician as their PCP.  Additionally, the Contractor will permit female Enrollees to select a gynecologist-obstetrician for their routine gynecological visits at initial Enrollment.

9.6.1.6
The PCP shall be available to attend to the health needs of the Enrollee twenty-four (24) hours a day, seven (7) days a week.  On-call or telephone answering services will suffice to meet this requirement.

9.6.1.7
The Contractor shall offer its Enrollees freedom of choice in selecting a PCP.  The Contractor shall have policies and procedures describing how Enrollees select their PCP.  The Contractor shall submit these policies and procedures to ASES for review and approval according to the timeframe specified in Attachment 12 to this Contract.

9.6.1.8
No PCP may own any financial control or have a direct or indirect economic interest (as defined in Act 101 of July 26, 1965) in any Ancillary Services facility or any other Provider (including laboratories, pharmacies, etc.) under contract with the PMG.

9.6.1.9	Nurse practitioners and physician’s assistants may not be PCPs.

9.6.2	Specialists and Other Providers

9.6.2.1
For either and/or both the General Network and the PPN (except as specifically indicated below), the Contractor shall have available and under contract within each Service Region the following types of Network Providers, including but not limited to:

9.6.2.1.1	Podiatrists;

9.6.2.1.2	Optometrists;

9.6.2.1.3	Ophthalmologists;

9.6.2.1.4	Radiologists;

9.6.2.1.5	Endocrinologists

9.6.2.1.6	Nephrologists

9.6.2.1.7	Pneumologists

9.6.2.1.8	Cardiologists

9.6.2.1.9	Urologists

9.6.2.1.10	Gastroenterologists

9.6.2.1.11	Rheumatologists

9.6.2.1.12	Dermatologists

9.6.2.1.13	Hematologist Oncologist

9.6.2.1.14
Clinical Laboratories (the Contractor shall ensure that all of the laboratories under contract have a registration certificate (Clinical Laboratory Improvement Amendment, CLIA) and the registration number (CLIA) or a waiver certificate);

9.6.2.1.15	X-Ray Facilities;

9.6.2.1.16	Hospitals;

9.6.2.1.17	Other Health Care Professionals, provided they are duly licensed and credentialed as required by ASES;

9.6.2.1.18	Specialized Service Providers;

9.6.2.1.19	Urgent care centers and emergency rooms; and

9.6.2.1.20
Any other Providers needed to offer services under Basic Coverage (except that Pharmacy Services are not included within the PPN) and Special Coverage, considering the specific health needs of the Service Region.

9.6.2.2
In the event that a determined type of health care provider cannot be contracted by the Contractor due to lack of such providers in the Service Region or due to such provider’s refusal to contract for this MI Salud Program, the Contractor must carry out all efforts to contract with those providers within contiguous regions; provided that before recurring to contiguous regions Contractor must validate and submit all supporting documents evincing the lack of providers or refusal to contract.

9.6.2.3	The Contractor shall offer its Enrollees freedom of choice in selecting a dentist.

9.7	Out-of-Network Providers

9.7.1
If the Contractor’s network is unable to provide Medically Necessary Covered Services or FQHC Services to an Enrollee, the Contractor shall adequately and timely cover these services using Providers outside of its Network.

9.7.1  Except as provided with respect to Emergency Services (see Section 7.5.9.3.1.2 of this Contract) and FQHC Services, if the Contractor offers the service through a Provider in the Network but the Enrollee chooses to access the service from an Out-of-Network Provider, the Contractor is not responsible for payment of such Claims.

9.7.2 The Contractor must ensure that Out-of-Network Providers are duly licensed to provide the Covered Services for which they submit Claims.

9.7.3  ASES shall ensure, in setting Co-Payments, that in the event that a Co-Payment is imposed on Enrollees for an Out-of-Network service, the Co-Payment shall not exceed the Co-Payment that would apply if services were provided by a Provider in the General Network.

9.8	Minimum Requirements for Access to Providers

9.8.1	The Contractor shall provide Access to Covered Services in accordance with the following terms:

9.8.1.1	Emergency Services shall be provided within twenty-four (24) hours of the moment service is requested.

9.8.1.2	Specialist services shall be provided within thirty (30) Calendar Days of the Enrollee’s original request for the service.

9.8.1.3
Routine physical exams shall be provided for adults within ten (10) weeks of the Enrollee’s request for the service, taking into account the medical need and condition.  For minors 21 years of age and under, routine physical exams shall be provided within the timeframes specified in Section 7.9.3 of this Contract.

9.8.1.4 Covered Services, other than those listed in Sections 9.8.1.1 – 9.8.1.3 of this Contract, shall be provided within fourteen (14) Calendar Days following the request for service.

9.8.1.5 FQHC Services.  FQHC Services shall be provided in an FQHC.  The Contractor shall adequately and timely cover these services out-of-network at no cost to Enrollees for as long as the FQHC Services are unavailable in the Contractor’s Network.  All Out-of-Network services require a Referral from the Enrollee’s PCP.

9.9	Referrals

9.9.1	The Contractor shall not require a Referral from a PCP when an Enrollee seeks care from a Provider in the Contractor’s PPN.

9.9.2	A written Referral from the PCP shall be required:

9.9.2.1	for the Enrollee to access specialty care and services within the Contractor’s General Network but outside the PPN; and

9.9.2.2	For the Enrollee to access any service outside of the Provider Network (with the exception of Emergency Services).

9.9.3
A Referral for either General Network services or Out-of-Network services will be provided within five (5) Calendar Days of the Enrollee’s request; except that if the Enrollee’s life or health could be endangered by a delay in accessing services, the Referral shall be provided within three (3) Calendar Days of the request.

9.9.4
Neither the Contractor nor any Provider may impose a requirement that Referrals be submitted for the approval of Committees, Boards, Medical Directors, etc.  The Contractor shall strictly enforce this directive and shall issue Administrative Referrals (see Section 11.3 of this Contract) whenever it deems Medically Necessary.

9.9.5
If the Provider Access requirements of Section 9.8.1.2 of this Contract cannot be met within the PPN within thirty (30) Calendar Days of the Enrollee’s request for the Service, the PMG shall refer the Enrollee to a specialist within the General Network, without the imposition of Co-Payments.  However, the Enrollee shall return to the PPN specialist once the PPN specialist is available to treat the Enrollee.

9.9.6	The Contractor shall ensure that PMGs comply with the rules stated in this Section concerning Referrals, so that Enrollees are not forced to change PMGs in order to obtain needed Referrals.

9.9.7
The Contractor shall be responsible for the development and implementation of written policies and procedures that ensure a system of Referrals to Providers outside of the Network and the processing of authorizations for requested services.  These policies will be included in the Provider guidelines (see Section 10.2.1 of this Contract).

9.9.8	If the Referral system that is developed by the Contractor requires the use of electronic media, such equipment shall be installed in PMG offices at the Contractor’s expense.

9.10	Timeliness of Prior Authorization

9.10.1	The Contractor shall ensure that Prior Authorization is provided for the Enrollee in the following timeframes, including on holidays and outside of business hours.

9.10.1.1      The decision to grant or deny a Prior Authorization must not exceed fourteen (14) days from the time of the Enrollee’s Service Authorization Request for any Covered Service; except that, where the Contractor or the Enrollee’s Provider determines that the Enrollee’s life or health could be endangered by a delay in accessing services, Prior Authorization must be provided as expeditiously as the Enrollee’s health requires, and no later than seventy two (72) hours of the Service Authorization Request.

9.10.1.2 ASES may, in its discretion, grant an extension of the time allowed for Prior Authorization decisions, where:

9.10.1.2.1	the Enrollee, or the Provider, requests the extension; or

9.10.1.2.2	the Contractor justifies to ASES a need for the extension in order to collect additional information, such that the extension is in the Enrollee’s best interest.

9.10.2
For services that require Prior Authorization by the Contractor, the Service Authorization Request shall be submitted promptly by the PCP for the Contractor’s approval, so that Prior Authorization may be provided in compliance within the timeframe set forth in Section 9.10.1 of this Contract.

9.11	Behavioral Health Services

9.11.1	The Contractor shall implement procedures in conjunction with the MBHO to ensure that each Enrollee has Access to outpatient and inpatient Behavioral Health Services.

9.11.2	The Contractor shall develop policies and procedures that ensure timely Access to Behavioral Health Services and integration of care.

9.11.3
The Contractor shall submit its policies and procedures to ASES for prior approval according to the timeframe specified in Attachment 12 to this Contract.  Any subsequent changes to the policies and procedures must be previously approved in writing by ASES.

9.11.4
Notwithstanding that the MI Salud Program is an integrated mental and physical health services program, the Parties acknowledge that to the extent of any conflict between the terms of this Contract and the terms of any MBHO policy or procedure, the terms of this Contract shall govern and control.

9.12	Hours of Service

9.12.1	The Contractor shall prohibit its Network Providers from having different hours and schedules for Enrollees than what is offered to patients with commercial coverage.

9.12.2
The Contractor shall prohibit its Providers from establishing specific days for the delivery of Referrals and requests for Prior Authorization for MI Salud Enrollees, and the Contractor shall monitor compliance with this rule.

9.13	Prohibited Actions

Any denial, unreasonable delay, or rationing of Medically Necessary Services to Enrollees is expressly prohibited.  The Contractor shall monitor compliance with this prohibition by Network Providers related to their provision of Covered Services to Enrollees.

9.14	Access to Services for Enrollees with Special Health Needs

9.14.1
The Contractor shall require that its Network Providers evaluate any progressive condition of an Enrollee with special health needs that requires a course of regular monitored care or treatment.  This evaluation will include the use of Health Care Professionals for each identified case.

9.14.2
The Contractor shall establish a protocol to screen Enrollees for Special Coverage and for the Case Management and Disease Management benefits, in order to facilitate direct Access to specialists.  The Contractor shall submit its operational protocol to ASES for prior approval according to the timeframe specified in Attachment 12 to this Contract.

9.15	Preferential Turns

The Contractor shall agree to establish a system of Preferential Turns for residents of the island municipalities of Vieques and Culebra.  Preferential Turns refers to a policy of requiring Providers to give priority in treating Enrollees from these island municipalities, so that they may be seen by a physician within a reasonable time after arriving in the Provider’s office.  This priority treatment is necessary because of the remote locations of these municipalities, and the greater travel time required for their residents to seek medical attention.  This requirement was established in Laws No. 86 enacted on August 16, 1997 (Arts. 1 through 4) and Law No. 200 enacted on August 5, 2004 (Arts. 1 through 5).  The Contractor shall include this requirement in the Provider guidelines (see Section 10.2.1 of this Contract).

9.16	Contracting with Government Facilities

9.16.1	The Contractor shall contract, as a first option, with the following government health facilities:

9.16.1.1	State Facilities;

9.16.1.2	CCuSaI Centers;

9.16.1.3	Municipal Centers;

9.16.1.4	Federally Qualified Health Centers (FQHC);

9.16.1.5	Schools of Medicine;

9.16.1.6	Puerto Rico Medical Center; and

9.16.1.7	Public Health Corporations of the Commonwealth.

9.16.2	These health facilities shall be contracted under the same conditions as any other Provider, in the same level of service and shall have to comply with all applicable requirements.

9.17	Contracting with Other Providers

The Contractor shall comply with Capitated contract rules established by PRICO, in accordance with Normative Letter  CA-I-2-1232-91 (Attachment 13 to this Contract), which provides that every contract based on a Capitated payment arrangement prohibits the Provider from in turn subcontracting on a Capitated basis.

9.18	PMG Additions or Mergers

9.18.1
In order to ensure the reasonableness of the risk allocation, the Contractor shall not be bound to contract with new PMGs unless ASES so requires after an actuarial analysis, and as long as it does not place other PMGs in a position of harm.

9.18.2
The creation, cancellation, fusion, and merger of PMGs are administrative matters.  ASES is not responsible for these processes, except in specific conditions to guarantee that the continuity of services to Enrollees is not affected.  These mergers may not under any circumstances exceed the established Provider requirements regarding ratios, or create Committees or Boards for the approval of Referrals to services outside of the Network.  Issuing Referrals outside of the PPN shall be the sole and exclusive responsibility of the PCP.  The Contractor shall be the only entity authorized to issue administrative referrals when these are medically required.

9.19	Extended Schedule of PMGs

9.19.1	PMGs shall provide primary care services Monday through Saturday from 8:00 a.m. to 6:00 p.m.

9.19.2
In addition, each PMG shall have sufficient personnel to offer urgent care services during extended periods Monday through Friday from 6:00 p.m. to 9:00 p.m., in order to provide Enrollees greater Access to their PCPs and to urgent care services.

9.19.3	PMGs may collaborate with each other to establish extended office hours at one facility.

9.19.4
The Contractor shall submit to ASES its policies and procedures for how it will determine the adequacy and appropriateness of such arrangements, approve such arrangements and monitor their operation.  The policies and procedures shall be submitted for prior approval according to the timeframe specified in Attachment 12 to this Contract.

9.20	Direct Relationship

9.20.1	The Contractor shall ensure that all Network Providers have knowingly and willingly agreed to participate in the Contractor’s Network.

9.20.2
The Contractor shall be prohibited from acquiring established networks without contacting each individual Provider to ensure knowledge of the requirements of this Contract and the Provider’s complete understanding and agreement to fulfill all terms of the Provider Contract.

9.20.3
ASES reserves the right to confirm and validate, through collection of information, documentation from the Contractor and on-site visits to Network Providers, the existence of a direct relationship between the Contractor and the Network Providers.

9.21	Additional PPN Standards

9.21.1	In addition to the Provider Network requirements prescribed in this Section, the Contractor shall adhere to additional standards for the PPN.

9.21.2	The Contractor shall establish policies and procedures that, at a minimum, include:

9.21.2.1	Criteria for participating in the PPN versus the General Network;

9.21.2.2	Standards for monitoring Provider performance;

9.21.2.3	Methodologies for measuring Access to care;

9.21.2.4	Methodologies for identifying issues; and

9.21.2.5	Measures to address identified issues.

9.21.3
The Contractor shall submit its policies and procedures to ASES for review and approval according to the timeframe specified in Attachment 12 to this Contract. Any subsequent changes to the policies and procedures must be previously approved in writing by ASES.

9.22	Contractor Documentation of Adequate Capacity and Services

9.22.1	Before the Effective Date of this Contract, as well as on the occasions listed in Section 9.22.2 of this Contract, the Contractor shall provide documentation demonstrating that:

9.22.1.1
The Network Providers offer an appropriate range of preventive, primary care, and specialty services that is adequate for the anticipated number of Enrollees in each of the Contractor’s Service Regions; and

9.22.1.2	It maintains a Provider Network that is sufficient in number, mix, and geographic distribution to meet the needs of the anticipated number of Enrollees in each of the Contractor’s Service Regions.

9.22.2
The Contractor shall provide documentation of the Network adequacy conditions stated in this Section (see, Attachment 12), at any time that there has been a significant change in the Contractor’s operations that would affect adequate capacity and services, including

9.22.2.1	When there is a change in Benefits, geographic Service Regions, or payments; or

9.22.2.2	Upon the Enrollment of a new eligibility group in the MI Salud Plan.

ARTICLE 10	PROVIDER CONTRACTING

10.1	General Provisions

10.1.1	The Contractor shall establish a coordinated care model in which the PCP, located within a PMG, directs the Enrollee’s care.

10.1.2
The PCP shall provide, manage and coordinate services to the Enrollee, including coordination with behavioral health personnel, in a timely manner, and in accordance with the guidelines, protocols, and practices generally accepted in medicine.

10.1.3
The Contractor and each of its Network Providers shall work to ensure that physical and behavioral health services are delivered in a coordinated manner, and each shall cooperate with the MBHO to achieve effective integration of physical and behavioral health services, as provided in Article 8.

10.1.4
The Contractor shall contract with enough PMGs to serve the Enrollees in each of its Service Regions.  As a precondition to executing any Provider Contract, the Contractor shall comply with the requirements stated in Section 10.1.6 of this Contract regarding submitting model Provider Contracts to ASES.

10.1.5	The Contractor shall not contract with any Provider without ascertaining that the Provider meets all of the credentialing requirements specified in Article 9 of this Contract.

10.1.6	Model Provider Contracts

10.1.6.1
The Contractor shall submit to ASES for review and approval a model for each type of Provider Contract, according to the timeframe specified in Attachment 12 to this Contract.  The Contractor shall include in such submission, at a minimum, model contracts for PMGs, PCPs, Ancillary Service Providers, Hospitals, Emergency Rooms, and Ambulance Services.  The Contractor shall deliver to ASES an electronic copy of each finalized Provider Contract within thirty (30) Calendar Days of the effective date of such contract.

10.1.6.2
ASES shall review each executed Provider Contract against the approved model Provider Contracts.  ASES reserves the right to cancel Provider Contracts or to impose sanctions against the Contractor for the omission of clauses required in the contracts with Providers.

10.1.6.3
On an ongoing basis, any material modifications to model Provider Contracts shall be submitted to ASES for review and approval, before the amendment may be executed.  Similarly, any amendments to Provider Contracts shall be submitted to ASES for review and prior approval.

10.1.7
The Contractor shall not discriminate against a Provider that is acting within the scope of its license or certification under applicable Puerto Rico law, in decisions concerning contracting, solely on the basis of that license or certification.  This subsection shall not be construed as precluding the Contractor from using different payment amounts for different specialties, or for different Providers in the same specialty.

10.1.8
To comply with Section 9.22.1 of this Contract, the Contractor may comply with Section 10.1.6.1 of this Contract by submitting to ASES, for its review and approval, the Contractor’s current contracts with Providers, including any amendments thereto, containing the provisions required under Sections 10.3 and 10.4 of this Contract.

10.2	Provider Training

10.2.1	Provider guidelines

10.2.1.1
The Contractor shall prepare Provider guidelines, to be distributed to all Network (General Network and PPN), summarizing the MI Salud Program.  The Provider guidelines shall, in accordance with 42 CFR 438.236, (1) be based on valid and reliable clinical evidence or a consensus of health care professionals in the particular field; (2) consider the needs of the Contractor’s Enrollees; (3) be adopted in consultation with Providers; and (4) be reviewed and updated periodically, as appropriate.

10.2.1.2	The Provider guidelines shall describe the procedures to be used to comply with the Provider’s duties and obligations pursuant to this Contract, and under the Provider Contract.

10.2.1.3
The Contractor shall submit the Provider guidelines to ASES for review and approval according to the timeframe specified in Attachment 12 to this Contract.  Any subsequent changes to the Provider guidelines must be previously approved in writing by ASES.

10.2.1.4
The content of the Provider guidelines will include, without being limited to, the following topics: the duty to verify eligibility; selection of Providers by the Enrollee; Covered Services; procedures for Access to and provision of services; Preferential Turns; coordination of Access to Behavioral Health Services; required service schedule; Medically Necessary services available 24 hours (see Section 9.6.1.5 of this Contract); Report requirements; Medical Record maintenance requirements; Complaint, Grievance, and Appeal procedures (see Article 14); Co-Payments; HIPAA requirements; the prohibition on denial of Medically Necessary services; and sanctions or fines applicable in cases of non-compliance.

10.2.1.5
The Provider guidelines shall be delivered to each Provider as part of the Provider contracting process, and shall be made available to Enrollees and to Potential Enrollees upon request.  The Contractor shall provide evidence of having delivered the guidelines to all of its Providers within fifteen (15) Calendar Days of award of the Provider Contract.  The evidence of receipt shall include the legible name of the Provider, Provider number, date of delivery, and signature of the Provider.

10.2.1.6
The Contractor shall have a process in place (including both updates to the Provider guidelines and other communications) to inform its Provider Network, in a timely manner, of programmatic changes such as changes to drug formularies, Covered Services, and protocols.

10.2.2	Provider Education Program

10.2.2.1
The Contractor shall develop a continuing education curriculum of twenty (20) hours per year divided into five (5) hours per quarter.  The curriculum shall be submitted to ASES for review and approval according to the timeframe specified in Attachment 12 to this Contract.  Any subsequent changes to the curriculum must be previously approved in writing by ASES.

10.2.2.2	The Contractor shall coordinate topics with the PBM’s Academic Detailing Program to develop educational activities addressing:

10.2.2.2.1	Management and implications of polypharmacy;

10.2.2.2.2	Condition management;

10.2.2.2.3	Management of prescriptions; and

10.2.2.2.4	Working with patients with conditions of special concern, including autism, ADHD, depression, and diabetes among others.

10.2.2.2.5	10.2.2.2.5	Drug utilization statistics.

10.2.2.3 The Contractor shall use various forms of delivery for Providers’ training sessions, including web-based sessions, group workshops, and face-to-face individualized education.

10.2.2.4 The Contractor shall make available to Providers dates and locations of sessions, as soon as possible, but no later than five (5) Business Days prior to the event.

10.2.2.5 The Contractor shall have a process to document Provider participation in continuing education.

10.2.2.6      The Contractor shall participate in the strategies to be developed by the PBM to promote the development of educational activities and shall coordinate with the PBM for its participation in the Contractor’s educational activities.

10.2.2.7      Within ninety (90) Calendar Days from the Effective Date of the Contract, the Contractor shall present to ASES for approval, the Plan to promote the active participation of the PBM in the development of educational activities.

10.3	Required Provisions in Provider Contracts

10.3.1	All Provider Contracts shall be labeled with the Provider’s NPI, if applicable. In general, the Contractor’s Provider Contracts shall:

10.3.1.1      Include a section summarizing the Contractor’s obligations under this Contract, as they affect the delivery of Health Care services under MI Salud, and describing Covered Services and populations (or, include the Provider guidelines as an attachment);

10.3.1.2 Require that the Provider cooperate and collaborate with the MBHO in serving Enrollees, and work to advance the integrated model of physical and behavioral health services;

10.3.1.3      Require that the Provider comply with the federal and Puerto Rico laws, rules, regulations, statutes, policies or procedures, including but not limited to those listed in Attachment 1 to this Contract, to the extent applicable, and with all CMS requirements;

10.3.1.4	Require that the Provider verify the Enrollee’s Eligibility before providing services or making a Referral;

10.3.1.5
Prohibit any unreasonable denial, delay, or rationing of Covered Services to Enrollees, and provide that any violation of this prohibition shall be subject to the provisions of Article VI, Section 6 of Act 72 and of 42 CFR Part 438, Subpart I (Sanctions);

10.3.1.6	Prohibit the Provider from claiming for any non-allowed administrative expenses, as listed in Article 22;

10.3.1.7	Prohibit the unauthorized sharing or transfer of ASES Data, as defined in Section 28.1 of this Contract;

10.3.1.8	Notify the Provider that the terms of the contract for services under the MI Salud Program are subject to subsequent changes in legal requirements that are outside of the control of ASES;

10.3.1.9
Require the Provider to comply with all reporting requirements contained in Article 18 of this Contract, and particularly with the requirements to submit Encounter Data for all services provided, and to report all instances of suspected Fraud or Abuse;

10.3.1.10
Require the Provider to acknowledge that ASES Data (as defined in Section 28.1.1 of this Contract) belongs exclusively to ASES, and that the Provider may not give access to, assign, or sell such data to third parties, without prior authorization from ASES. The Contractor shall include penalty clauses in its Provider Contracts to prohibit this practice, and require that the fines be paid to ASES;

10.3.1.11
Prohibit the Provider from seeking payment from the Enrollee for any Covered Services provided to the Enrollee within the terms of the Contract, and require the Provider to look solely to the Contractor for compensation for services rendered to Enrollees, with the exception of any nominal cost-sharing, as provided in Section 7.11 of this Contract;

10.3.1.12	Require the Provider to cooperate with the Contractor’s quality improvement and Utilization Management activities;

10.3.1.13
Not prohibit a Provider from acting within the lawful scope of practice, from advising or advocating on behalf of an Enrollee for the Enrollee’s health status, medical care, or treatment or non-treatment options;

10.3.1.14
Not prohibit a Provider from advocating on behalf of the Enrollee in any Grievance System or Utilization Management process, or individual authorization process to obtain necessary health care services;

10.3.1.15	Require Providers to meet the timeframes for Access to services pursuant to Sections 9.8 and 9.9 of this Contract;

10.3.1.16	Provide for continuity of treatment in the event that a Provider’s participation in the Contractor’s Network terminates during the course of an Enrollee’s treatment by that Provider;

10.3.1.17	Require Providers to monitor Enrollee patients to determine whether they have a Medical Condition that suggests Case Management or Disease Management services are warranted;

10.3.1.18	Prohibit Provider discrimination against high-risk populations or Enrollees requiring costly treatments;

10.3.1.19
Prohibit Providers who do not have a pharmacy license from directly dispensing medications, as required by the Puerto Rico Pharmacy Act (with the exception noted in Section 7.5.12.3.2 of this Contract);

10.3.1.20
Specify that HHS and its sub-agencies and ASES shall have the right to inspect, evaluate, and audit any pertinent books, financial records, documents, papers, and records of any Provider involving financial transactions related to the MI Salud Program;

10.3.1.21	Include the definition and standards for Medical Necessity, pursuant to the definition in Section 7.2.1 of this Contract;

10.3.1.22
Require that the Provider attend promptly to requests for Prior Authorizations and Referrals, when Medically Necessary, in compliance with the timeframes set forth in Section 9.10 of this Contract and in 42 CFR 438.210 and the Puerto Rico Patient’s Bill of Rights;

10.3.1.23	Prohibit the Provider from establishing specific days for the delivery of Referrals or requests for Prior Authorization;

10.3.1.24	Notify the Provider that, in order to participate in the Medicare Platino Program, the Provider must accept MI Salud Enrollees;

10.3.1.25
Specify rates of payment, as detailed in Section 10.5 of this Contract, and require that Providers accept such payment as payment in full for Covered Services provided to Enrollees, less any applicable Enrollee Co-Payments pursuant to Section 7.11 of this Contract;

10.3.1.26	Specify acceptable billing and coding requirements;

10.3.1.27	Require that the Provider comply with the Contractor’s Cultural Competency plan;

10.3.1.28	Require that any marketing materials developed and distributed by the Provider be submitted to the Contractor to submit to ASES for prior approval;

10.3.1.29
Specify that the Contractor shall be responsible for any payment owed to Providers for services rendered after the Effective Date of Enrollment, as provided in Section 4.4.1 of this Contract, including during the period described in Section 4.4.1.2;

10.3.1.30	Require Providers to collect Enrollee Co-Payments as specified in Attachment 8;

10.3.1.31
Require that Providers not employ or subcontract with individuals on the Puerto Rico or Federal Exclusions list, or with any entity that could be excluded from the Medicaid program under 42 CFR 1001.1001 (ownership or control in sanctioned entities) and 1001.1051 (entities owned or controlled by a sanctioned person);

10.3.1.32	Require that Medically Necessary services shall be available twenty-four (24) hours per day, seven (7) days per week, to the extent feasible;

10.3.1.33
Prohibit the Provider from operating on a different schedule for MI Salud Enrollees than for other patients, and from in any other way discriminating in an adverse manner between MI Salud Enrollees and other patients;

10.3.1.34	Not require that Providers sign exclusive Provider Contracts with the Contractor if the Provider is an FQHC or RHC;

10.3.1.35
Provide notice that the Contractor’s negotiated rates with Providers shall be adjusted in the event that the Executive Director of ASES directs the Contractor to make such adjustments in order to reflect budgetary changes to the Medical Assistance program;

10.3.1.36	Impose fees or penalties if the Provider breaches the contract or violates federal or Puerto Rico laws or regulations;

10.3.1.37
Require that the Provider make every effort to cost-avoid claims and identify and communicate to the Contractor available Third Party resources, as required in Section 23.4 of this Contract, and require that the Contractor cover no health services that are the responsibility of the Medicare program;

10.3.1.38
Provide that the Contractor shall not pay claims for services covered under the Medicare Program, and that the Provider may not bill both MI Salud and the Medicare Program for a single service to a Dual Eligible Beneficiary;

10.3.1.39
Require the Provider to sign a release giving ASES access to the Provider’s Medicare billing data for MI Salud Enrollees who are Dual Eligible Beneficiaries, provided that such access is authorized by CMS, and subject to compliance with all HIPAA requirements;

10.3.1.40	Set forth the Provider’s obligations under the Physician Incentive Plan outlined in Section 10.7 of this Contract;

10.3.1.41
Require the Provider to notify the Contractor Immediately if or whether the Provider falls within the prohibition stated in Sections 29.1, 29.2 or 29.6 of this Contract or has been excluded from the Medicare, Medicaid, or Title XX Services Programs;

10.3.1.42	Include a penalty clause to require the return of public funds paid to a Provider that falls within the prohibition stated in Sections 29.1, 29.2 or 29.6 of this Contract;

10.3.1.43	Require that all Reports and all Claims submitted by the Provider to the Contractor be labeled with the Provider’s NPI; and

10.3.1.44	Require the Provider to furnish complete Encounter Data to the Contractor on a monthly basis.

10.3.2	In addition to the required provisions in Section 10.3.1 of this Contract, the following requirements apply to specific categories of Provider Contracts.

10.3.2.1	The Contractor’s contracts with PMGs shall:

10.3.2.1.1	Require that the PMG provide services on a regular time schedule, Monday through Saturday, from 8:00 a.m. to 6:00 p.m.;

10.3.2.1.2	Require that the PMG employ enough personnel to offer urgent care services between 6:00 and 9:00 p.m., Monday through Friday;

10.3.2.1.3	Require that the PMG coordinate with MBHO personnel to ensure integrated physical and behavioral health services, as provided in Article 8;

10.3.2.1.4	Require the PMG to work, to the extent possible, within the Contractor’s established PPN, in directing care for Enrollees and coordinating services;

10.3.2.1.5	Authorize the Contractor to adjudicate disputes between the PMG and its Network Providers about the validity of claims by any Network Provider;

10.3.2.1.6	Require PMGs to provide assurances that the Encounter Data submitted by the PMG to the Contractor encompass all services provided to MI Salud Enrollees, including laboratories; and

10.3.2.1.7	Include the provisions set forth in Sections 7.5.8.3.12, 7.10.1, 10.5.4, 10.5.5, 10.5.7, 16.10.2, 16.10.3, 16.10.5, and 23.1.8 of this Contract.

10.3.2.2
The Contractor’s contracts with PCPs shall require the PCP to inform and distribute information to Enrollee patients about instructions on Advance Directives, and shall require the PCP to notify Enrollees of any changes in federal or Puerto Rico law relating to Advance Directives, no more than ninety (90) Calendar Days after the effective date of such change.

10.3.2.3
The Contractor’s contract with a Provider who is a member of the PPN shall prohibit the Provider from collecting cost-sharing payments from MI Salud Enrollees, subject only to the exceptions established in Article 9 of this Contract and the Attachment 8 to this Contract (Co-Payment Chart).

10.3.2.4
The Contractor’s contracts with Hospitals and Emergency Rooms shall prohibit the Hospital or Emergency Room from placing a lower priority on MI Salud Enrollees than on other patients, and from referring MI Salud Enrollees to other facilities for reasons of economic convenience.  Such contracts must include sanctions penalizing this practice.

10.3.2.5
The Contractor’s contracts with PCPs and PPN physician specialists shall require such Providers to maintain Enrollees’ Medical Records through an EHR system that is ONC and CCHIT certified and meets the specifications set forth in Attachment 15.  The contracts shall provide that the EHR system be operational on or before July 1, 2012 or such later date as set forth in his/her Provider Contract.  The contracts shall require the Contractor to assist the PCPs and PPN physician specialists in the acquisition and installation of an appropriate EHR system, at the Contractor’s expense. The Contractor’s contracts with such Providers shall also specify that the Contractor shall provide each such Provider with information on the benefits of the EHR system and the costs of maintaining the EHR system.

10.4	Termination of Provider Contracts

10.4.1	The Contractor shall comply with all Puerto Rico and federal laws regarding Provider termination. The Provider Contracts shall:

10.4.1.1
Contain provisions allowing immediate termination of the contract by the Contractor “for cause.”  Cause for termination includes gross negligence in complying with the contractual considerations or obligations; insufficiency of funds of ASES or the Contractor, which prevents them from continuing to pay for their obligations; termination of this Contract for any reason; and changes in federal law.

10.4.1.2
Specify that in addition to any other right to terminate the Provider Contract, and notwithstanding any other provision of this Contract, ASES may demand Provider termination Immediately, or the Contractor may Immediately terminate on its own, a Provider’s participation under the Provider Contract if:

10.4.1.2.1
A Provider fails to abide by the terms and conditions of the Provider Contract, as determined by ASES, or, in the sole discretion of ASES, if the Provider fails to come into compliance within fifteen (15) Calendar Days after a receipt of notice from the Contractor specifying such failure and requesting such Provider to abide by the terms and conditions hereof; or

10.4.1.2.2	The Contractor or ASES learns that the Provider:

10.4.1.2.2.1	Falls within the prohibition stated in Sections 29.1 or 29.2 of this Contract, or has a criminal conviction as provided in Section 29.6 of this Contract;

10.4.1.2.2.2	Has been or could be excluded from participation in the Medicare, Medicaid, or CHIP Programs; or

10.4.1.2.3	Could be excluded from the Medicaid program under 42 CFR 1001.1001 (ownership or control in sanctioned entities) and 1001.1051 (entities owned or controlled by a sanctioned person).

10.4.1.3
Specify that any Provider whose participation is terminated under the Provider Contract for any reason shall utilize the applicable appeals procedures outlined in the Provider Contract.  No additional or separate right of appeal to ASES or the Contractor is created as a result of the Contractor’s act of terminating, or decision to terminate any Provider under this Contract.  Notwithstanding the termination of the Provider Contract with respect to any particular Provider, this Contract shall remain in full force and effect with respect to all other Providers.

10.4.2
The Contractor shall notify ASES at least forty-five (45) Calendar Days prior to the effective date of the suspension, termination, or withdrawal of a Provider from participation in the Network.  If the termination was for cause, the Contractor shall provide to ASES the reasons for termination.

10.4.3
The Contractor shall, within fifteen (15) Calendar Days of issuance of a notice of termination to a Provider, notify Enrollees of the termination, and shall assist the Enrollee as needed in finding a new Provider.

10.5	Provider Payment

10.5.1	General Provisions

10.5.1.1
ASES guarantees payment for all Medically Necessary services rendered by Providers after a person’s Effective Date of Enrollment, including during the period described in Section 4.4.1.2 of this Contract.

10.5.1.2	The insolvency, liquidation, bankruptcy, or breach of contract of any Provider will not release ASES from its obligation to pay for all services rendered as authorized under this Contract.

10.5.1.3
ASES shall provide to the Contractor maximum rates for certain Covered Service on or before the Implementation Date of this Contract. The Contractor shall negotiate rates with Providers, which rates shall be specified in the corresponding Provider Contracts, utilizing as a reference the rate information established by ASES’s actuaries and contained in Attachment 10 to this Contract.  If such rates adversely affect the Provider ratios required to be maintained under Section 9.5 of this Contract, the Parties agree to negotiate in good faith to make such adjustments to the rates as required to comply with Section 9.5 of this Contract.  Further, such rates shall be subject to Section 10.5.5 of this Contract.  Payment arrangements may take any form allowed under federal law and the law of Puerto Rico, including capitation payments, fee-for-service payment, and salary, subject to Section 10.6 of this Contract concerning permitted risk arrangements.  The Contractor shall inform ASES in writing when it enters any Provider payment arrangement other than fee-for-service.  Payment arrangements other than fee-for-service shall be prohibited for Dental Services.

10.5.1.4	All capitation payment arrangements in Provider Contracts must comply with Normative Letter CA-1-2-1232-91 of the Puerto Rico Office of the Insurance Commissioner (Attachment 13 to this Contract).

10.5.1.5
Any capitation payment made by the Contractor to Providers shall be based on sound actuarial methods. The Contractor shall establish its Capitation methodology utilizing the information provided by ASES in Attachment 10 to this Contract as a reference to develop its capitated rates.  The Contractor shall provide its Capitation methodology to ASES for approval in the timeframe allotted in Attachment 12. All Provider payments by the Contractor shall be reasonable, and the amount paid shall not jeopardize or infringe upon the quality of the services provided.

10.5.1.6	Even if the Contractor does not enter into a Capitated payment arrangement with a Provider, the Provider shall nonetheless be required to submit to the Contractor detailed Encounter Data.

10.5.1.7
The Contractor shall be responsible for issuing to the Providers the forms required by the Department of the Treasury, in accordance with all Puerto Rico laws, regulations and guidelines.  In addition, the Contractor, in accordance with all Puerto Rico laws, regulations, and guidelines, must also withhold taxes when appropriate and shall remit such taxes to the Department of Treasury.

10.5.1.8	The Contractor shall submit its provider fee schedule to ASES for approval in the timeframe set forth in Attachment 12. Any subsequent changes must be previously approved in writing by ASES.

10.5.2
Payments to FQHCs, RHCs, and CCuSaI. When the Contractor negotiates a contract with an FQHC and/or an RHC, as defined in Section 1905(a)(2)(B) and 1905(a)(2)(C) of the Social Security Act, or with a Comprehensive Health Care Center (“CCuSaI”), the Contractor shall pay to the FQHC, RHC, or CCuSaI rates that are comparable to rates paid to other similar Providers providing similar services. If an FQHC is not included in the Contractor’s Network and the Enrollee requests FQHC Services, the Contractor shall make these out-of-network services available to the Enrollee through a referral from his or her PCP, and the FQHC shall be paid as an out-of-network Provider for FQHC Services (as defined in Article 2 of this Contract).  The Contractor shall cooperate with ASES and the Health Department in ensuring that payments to FQHCs and RHCs are consistent with Sections 1902(a)(15) and 1902(bb)(5) of the Social Security Act.  Pursuant to 42 U.S.C. 1396a(bb)(5), the Puerto Rico Health Department shall pay the FQHCs applicable wrap-around payments to make up the difference, if any, between the Capitation Contractor pays to the FQHC under this Contract, and the amounts Puerto Rico Health Department pays to the FHQCs under the prospective payment system formula.

10.5.3
Requirement To Verify Eligibility. The Contractor will require that all of its Network Providers verify the eligibility of Enrollees before the Provider provides Covered Services.  This verification of eligibility is a condition of receiving payment from the Contractor for Covered Services.

10.5.4
Payments to Providers Owing Funds to the Government.  ASES and the Contractor will agree to a process to recoup money owed by Providers to the Government.  All of the Contractor’s Provider Contracts shall contain a provision giving notice of the agreed to procedures, such that the Provider’s execution of the Contract shall constitute agreement with the agreed to procedures.

10.5.5
Payment Rates Subject to Change. The Contractor shall adjust its negotiated rates with Providers to reflect budgetary changes, as directed by the Executive Director of ASES, to the extent that such adjustments can be made within funds appropriated to ASES and available for payment to the Contractor; provided, however, that if such rates adversely affect the Provider ratios required to be maintained under Section 9.5 of this Contract, the Parties agree to negotiate in good faith to make such adjustment to the rates as required to comply with such Section 9.5 of this Contract. The Contractor’s Provider contracts shall contain a provision giving notice to the Provider that its rates are subject to adjustment, such that the Provider’s execution of the Contract shall constitute agreement with the Contractor’s obligation to ASES.

10.5.6
Payments for Hospitalization Services or Services Extending for More than Thirty (30) Days. In the event of hospitalization or extended services that exceed thirty (30) Calendar Days, the Provider may bill and collect at least once per month for services rendered to the Enrollee.  These services shall be paid according to the procedures specified in this Article 10.  The Contractor shall implement Medicare hospital readmission payment policies and shall require all hospital Providers to implement the Medicare hospital readmission guidelines.

10.5.7
Payments for Services to Dual Eligible Beneficiaries. The Contractor shall include in its Provider Contracts a notice that the Contractor shall not pay claims for services covered under the Medicare Program.  No Provider may bill both MI Salud and the Medicare Program for a single service to a Dual Eligible Beneficiary.

10.5.8	Payment for Pharmacy Services. The Contractor shall abide by and comply with following payment process hereby established:

10.5.8.1
Except as provided in Section 7.5.12 of this Contract, the PMG shall accept the financial risk of ingredient cost and dispensing fees for pharmacy services relating to Basic Coverage.  ASES shall accept the financial risk of ingredient cost and dispending fees for pharmacy services relating to Special Coverage.

10.5.8.2	In covering Pharmacy Services, the Contractor shall adhere to the Retail Pharmacy Reimbursement Levels established in Attachment 6 to this Contract.

10.5.8.3
On a semi-monthly payment cycle to be set by the PBM, the PBM will provide the Contractor with the proposed claims listing.  The Contractor shall promptly review the payment listing and submit it to ASES within five (5) Business Days with a certification from the Authorized Signatory.

10.5.8.4
ASES shall transmit funds to the Contractor on account of the PBM Claims no later than five (5) Business Days after receipt of the proposed claims listing.  The Contractor shall then submit funds for claims payment to the PBM’s zero-balance account. The Contractor shall provide funds or wire transfers to a bank account established for the payment of the claims, or otherwise submit payment, within two (2) Business Days of the date that the prescription was filled.

10.5.8.5	The Contractor, ASES, and the PBM shall cooperate to identify additional savings opportunities, including special purchasing opportunities, changes in network fees, etc.

10.5.9
Payments to State Health Facilities. ASES will establish a payment system to improve cash flow to health facilities administered or operated by the Central Government, State Academic Medical Centers, and certain facilities in the San Juan Municipality that participate in the Network.  To that end, at the request of ASES, the Contractor shall make advance payments directly (based on historical payments, not on billings) to health facilities.  The Contractor shall submit a reconciliation report on a quarterly basis that is certified by the Authorized Signatory pursuant to the terms of this Contract. The following health facilities may participate, subject to reaching agreement with the Contractor under contracts to be approved by ASES:

10.5.9.1	Cardiovascular Hospital;

10.5.9.2	Pediatric Hospital;

10.5.9.3	University Hospital;

10.5.9.4	Medical Center Trauma Room;

10.5.9.5	Mayagüez Center Trauma Room;

10.5.9.6	Dr.Ramón Ruiz-Arnau University Hospital (HURRA, acronym in Spanish);

10.5.9.7	Dr. Federico Trilla UPR Hospital; and

10.5.9.8	San Juan Municipal Hospital.

10.5.10	Payments to Providers Outside the PPN. The Contractor shall provide for adequate payment in its contracts with Providers outside the PPN.

10.6	Acceptable Risk Arrangements

10.6.1
The Contractor’s Provider Contracts with PMGs shall comply with the following guidelines concerning the apportionment of financial risk between ASES and the PMG for MI Salud services.  Any sharing of risk between ASES and PMGs other than as expressly provided in this 10.6 shall require prior written approval by ASES.

10.6.2
The distribution of risks for Covered Services between and ASES and the PMGs shall be in accordance with Attachment 16 of this Contract.   Any proposed arrangement between the Contractor and a PMG that changes such risk distribution shall require prior written approval from ASES.

10.6.3
The risk associated with Emergency Services related to Basic Coverage Services shall be borne by the PMG.  The risk associated with Emergency Services related to Special Coverage Services shall be borne by ASES.  The risk associated with Emergency Services received outside of Puerto Rico that are covered under this Contract shall be borne by ASES.

10.6.4
The risk associated with Basic Coverage services, including Diagnostic Test Services in Special Coverage which are not related to high risk registered members and excluding those services mentioned in Sections 10.6.2 and 10.6.3 of this Contract, shall be borne in full by the PMG.

10.6.5	Notwithstanding Sections 10.6.2-10.6.4 of this Contract, ASES shall assume full risk for services provided in the Virtual Region.

10.7	Physician Incentive Plan

10.7.1
The Contractor will design and implement a plan that evaluates the quality of care delivered by PCPs and provides financial incentives to promote PCPs’ commitment to Preventive Services (the “Physician Incentive Plan”).  The Contractor will submit such plan to ASES for approval at on or before December 1, 2011, and ASES shall approve it no later than thirty (30) Calendar Days after its submission.  The Provider Incentive Plan will include, at a minimum, the following components:

10.7.1.1	The Contractor shall allocate three cents ($0.03) PMPM of the Per Member Per Month Administrative Fee received from ASES to the Provider Incentive Plan (the “Provider Incentive Pool”).

10.7.1.2
Each PCP who reaches the minimum target, which shall be mutually established between ASES and the Contractor, for each of the criteria set forth below (the “Qualification Criteria”) shall receive a pro-rata portion of the Provider Incentive Pool.

10.7.1.3
The Contractor will review the Medical Records at the PMG or PCP level to ascertain and evidence the Preventive Services provided by the PCPs to Enrollees.  ASES requires through this review that the PCPs comply with the documentation requirements established by the Health Department and EPSDT guidelines.

10.7.2
The Qualification Criteria shall be based, to the extent applicable, on certain HEDIS measures to be mutually agreed by the Parties and may include, without limitation, the following additional criteria:

10.7.2.1	That the PCP performs preventive screening to its population according to evidence based on clinical practice guidelines.

10.7.2.2	That the PCP provides early detection of population with neuro-developmental disorders and autism.

10.7.2.3	That the PCP adopts a certified EHR system meeting the specifications contained in Attachment 15 to this Contract.

10.7.2.4	That the PCP complies with the EPSDT screening and parent education requirements.

10.7.2.5	That the PCP complies with the requirements of a mental and physical health integration program to be mutually agreed between the Parties.

10.7.3	The Contractor will provide a quarterly report on the Physician Incentive Plan to ASES, which report shall contain, with respect to each Provider:

10.7.3.1	Service Region

10.7.3.2	PMG Name

10.7.3.3	PMG Number

10.7.3.4	Provider ID

10.7.3.5	Provider Name

10.7.3.6	Preventive Services Compliance Percentage

10.7.3.7	Provider’s Education Contact Hours

10.7.3.8	Provider’s percentage of Compliance with Qualification Criteria

10.7.4
The Contractor will provide the incentive based on a mathematically sound formula, which shall have the prior written approval of ASES, which approval shall not be unreasonably withheld, conditioned or delayed.

10.7.5
The Contractor will grant the incentive to those PCPs that comply with the preceding requirements, based on a twelve month natural year measuring period, or as otherwise provided in the Physician Incentive Plan with respect to any partial natural year, plus a three month Claims run out period and a three month period for incentive calculation and analysis.

10.7.6	The Physician Incentive Plan shall comply with federal and Puerto Rico regulations, including 42 CFR 422.208, 42 CFR 422.210, and 42 CFR 438.6(h).

10.8	Required Information Regarding Providers

10.8.1
The Contractor shall provide to ASES, according to the timeframe specified in Attachment 12 to this Contract, an electronic file and a list of all of the Network Providers, listed by municipality, indicating the capacity of each Provider, as well as the specialty or subspecialty of physicians.  This file must be updated in accordance with Section 18.2 of this Contract.

10.8.2	Electronic files shall be provided on compact discs (CD) in Microsoft Excel format (.XLS or .XLSX) without column titles. Two hard copies will be included in the same submission.

10.8.3
List of Doctors and Providers Who Are Individuals. This list will include all available doctors and other Health Care Professionals who are individuals, such as optometrists, podiatrists, psychologists, social workers, health educators, physical therapists, speech therapists, occupational therapists, respiratory therapists, dietitians, nutritionists, and any other health service Provider who is an individual, as applicable.  The information file shall include all of the following information:

10.8.3.1	EIN or SSN;

10.8.3.2	Whether the Provider is a member of the PPN (list “Y” for yes or “N” for no);

10.8.3.3	Last name;

10.8.3.4	Mother’s maiden name;

10.8.3.5	First name;

10.8.3.6
Municipality (The Provider’s municipality is the place where his or her office is located.  If the Provider maintains more than one office, he or she will have to appear more than once in the list and file.  Similarly, a physician or Provider with more than one specialty has to be listed for each specialty.);

10.8.3.7	Specialty Code (see Attachment 9 for a list of Specialty Codes);

10.8.3.8	Provider license number; and

10.8.3.9	Provider’s National Provider ID (“NPI”), if applicable.

10.8.4
List of Providers That Are Not Individuals. In another separate list, the Contractor shall include a list of all Providers that are not individuals, such as PMGs, Clinics, Hospitals (identified as private or government), laboratories, x-ray facilities, dialysis facilities, blood banks, and others, using the following format.

10.8.4.1	EIN;

10.8.4.2	Name of Entity;

10.8.4.3	Municipality Code;

10.8.4.4	Provider Type Code; and

10.8.4.5	Provider’s National Provider ID (“NPI”), if applicable.

10.8.5
With these two (2) files, the Contractor shall submit a control sheet that includes (1) a general description of the content of each file, and (2) the total number of records in each file, i.e. “control totals.”  The Contractor shall submit all information required in this paragraph to ASES according to the timeframe specified in Attachment 12 to this Contract.

ARTICLE 11	UTILIZATION MANAGEMENT

11.1	Utilization Management Policies and Procedures

11.1.1
The Contractor shall provide assistance to Enrollees and Providers to ensure the appropriate utilization of resources.  The Contractor shall have written Utilization Management Policies and Procedures that:

11.1.1.1
Include protocols and criteria for evaluating Medical Necessity, authorizing services, and detecting and addressing over-Utilization and under-Utilization.  Such protocols and criteria shall comply with federal and Puerto Rico laws and regulations.

11.1.1.2
Address which services require PCP Referral, which services require Prior Authorization and how requests for initial and continuing services are processed, and which services will be subject to concurrent, retrospective or prospective review.

11.1.1.3	Describe mechanisms in place that ensure consistent application of review criteria for Prior Authorization decisions.

11.1.1.4	Provide that all Medical Necessity determinations made by the Contractor be made in accordance with ASES’s Medical Necessity definition as stated in Section 7.2 of this Contract.

11.1.2
The Contractor shall submit its Utilization Management Policies and Procedures to ASES for review and prior approval according to the timeframe specified in Attachment 12 to this Contract.  Any subsequent changes to Utilization Management Policies and Procedures must be previously approved in writing by ASES, which approval shall not be unreasonably withheld, conditioned, or delayed.

11.1.3
Providers may participate in Utilization Management activities in their own Service Region to the extent that there is not a conflict of interest.  The Utilization Management Policies and Procedures shall define when such a conflict may exist and shall describe the remedy.

11.1.4	The Contractor, and any delegated Utilization Management agent, shall not permit or provide compensation or anything of value to its employees, agents, or contractors based on:

11.1.4.1	Either a percentage of the amount by which a Claim is reduced for payment or the number of Claims or the cost of services for which the person has denied authorization or payment; or

11.1.4.2	Any other method that encourages a decision to deny or limit a service.

11.2	Utilization Management Guidance to Enrollees.

As provided in Section 6.4.4.22 of this Contract, the Contractor shall provide clear guidance in its Enrollee Handbook on Utilization Management policies.

11.3	Prior Authorization and Referral Policies

11.3.1
Prior Authorization is authorization granted by the Contractor, including based on an Enrollee’s Service Authorization Request, in advance of the rendering of a service after review to determine whether the service is Medically Necessary.

11.3.2
A Referral is a request by a PCP or other Provider in the PMG for an Enrollee to be evaluated or treated by a different Provider, usually a specialist.  Referrals shall be required only for services outside the Contractor’s PPN.

11.3.3	In situations, as set forth below in this Section 11.3 of this Contract, where a Provider Referral is permitted or required:

11.3.3.1	The Contractor shall not impose any requirement of Contractor review of the Provider’s Referral decision; and

11.3.3.2
The Contractor shall ensure that a Referral shall be either made or refused by the PCP or other Provider in the PMG within five (5) Calendar Days of the Enrollee’s request for the Referral.  Referrals shall be made expeditiously in the event that a Provider perceives that an Enrollee’s life or health could be endangered by a delay in accessing services; in such situations, a Referral must be made, at a maximum, three (3) Calendar Days from the Enrollee’s request for the Referral (in compliance with 42 CFR 438.210, and a higher standard than that regulation, which refers to working days).

11.3.4
In situations, as set forth in this Section 11.3 of this Contract, in which Prior Authorization is required, the Contractor shall ensure that Prior Authorization is provided for the Enrollee in the following timeframes, including on holidays and outside of business hours.

11.3.4.1
The decision whether to grant a Prior Authorization must not exceed fourteen (14) days  from the time of the Enrollee’s Service Authorization Request for any Covered Service; except that, where the Contractor or the Enrollee’s Provider determines that the Enrollee’s life or health could be endangered by a delay in accessing services, Prior Authorization must be provided as expeditiously as the Enrollee’s health requires, and no later than within seventy two (72)  hours of the Service Authorization Request.

11.3.4.2	ASES may, in its discretion, grant an extension of the time allowed for Prior Authorization decisions, where:

11.3.4.2.1	the Enrollee, or the Provider, requests the extension; or

11.3.4.2.2	the Contractor justifies to ASES a need for the extension in order to collect additional information, such that the extension is in the Enrollee’s best interest.

11.3.5
The Contractor shall use appropriately licensed professionals to supervise all Prior Authorization decisions, and shall in its policies and procedures specify the type of personnel responsible for each type of Prior Authorization.  Any decision to deny a Service Authorization Request or to authorize a service in an amount, duration, or scope that is less than requested shall be made by a Health Care Professional who has appropriate clinical expertise in treating the Enrollee’s condition, and for Service Authorization Requests for Dental Services, only licensed dentists may make such decisions.

11.3.6	Emergency Services

11.3.6.1
Neither a Referral nor Prior Authorization shall be required for any Emergency Service, no matter whether the Provider is within the PPN, and notwithstanding whether there is ultimately a determination that the condition for which the Enrollee sought treatment in the emergency room was not an Emergency Medical Condition.

11.3.7	Basic Coverage and Dental Services

11.3.7.1	No Referral shall be required for any service category of Basic Coverage other than Pharmacy and Behavioral Health Services; or for Dental Services, so long as the service is provided within the PPN.

11.3.7.2
The Contractor shall require a Referral for the services listed in this subsection 11.3.7, where the Enrollee seeks such services outside of the PPN.  Such Referral shall be provided by the PCP or other PMG Provider.  The Referral shall serve as a determination that the service for which the Referral is being made is Medically Necessary.

11.3.7.3	Where a Provider does not make in the required timeframe specified, or refuses to make a Referral, the Contractor may issue an Administrative Referral.

11.3.8	Pharmacy Services

11.3.8.1	The Contractor shall require Prior Authorization for filling a drug prescription for certain drugs specified on the PDL, as provided in Section 7.5.12.10 of this Contract.

11.3.8.2	The Contractor shall require a Countersignature of the Enrollee’s PCP in order to fill a prescription written by a Provider who is not in the PPN.

11.3.8.3	Any required Prior Authorization or Countersignature for Pharmacy Services shall be conducted within the timeframes provided in Sections 11.3.4 and 7.5.12.4.2 of this Contract.

11.3.9	Special Coverage

11.3.9.1
In order to obtain services under Special Coverage, an Enrollee must register, as provided in Section 7.7.6 of this Contract.  Registration is a form of utilization control, to determine whether the Enrollee’s health condition warrants Access to the expanded services included in Special Coverage.

11.3.9.2	In addition, as noted in Section 7.7.12 of this Contract, some individual Special Coverage services require Prior Authorization for an Enrollee who has registered under Special Coverage.

11.3.10	Behavioral Health Services. Referrals shall be required for Behavioral Health Services as provided in Section 8.3 of this Contract.

11.4	Use of Technology to Promote Utilization Management

11.4.1
ASES strongly encourages the Contractor to develop electronic, web-based Referral processes and systems. In the event that a Referral is made via the telephone, the Contractor shall ensure that Referral data are maintained in a data file that can be accessed electronically by the Contractor, the Provider and ASES.

11.4.2	In conjunction with its other Utilization Management policies, the Contractor shall submit the Referral processes to ASES for review and approval.

11.5	Court-Ordered Evaluations and Services

11.5.1
In the event that an Enrollee requires Medicaid-covered services ordered by a court, the Contractor shall fully comply with all court orders while maintaining appropriate Utilization Management practices.

11.6	Second Opinions

11.6.1
The Contractor shall adopt procedures to obtain a second opinion in any situation when there is a question concerning a diagnosis or the options for surgery or other treatment of a health Condition when requested by any Enrollee, or by a parent, guardian, or other person exercising a custodial responsibility over the Enrollee.

11.6.2
The second opinion must be provided by a qualified Network Provider, or, if a Network Provider is unavailable, the Contractor shall arrange for the Enrollee to obtain a second opinion from an Out-of-Network Provider.

11.6.3	The second opinion shall be provided at no cost to the Enrollee.

11.7	Utilization Reporting Program.

11.7.1	The Contractor shall submit to ASES on a monthly basis by Service Region health care data reports that should include, among other things:

11.7.1.1	Useful data of Claim experience broken down by diagnosis and health care providers;

11.7.1.2	Claim experience by Enrollee and by coverage (basic, special, dental and pharmacy);

11.7.1.3	Claim cost and benefit utilization levels;

11.7.1.4
Benefits utilization levels or indicators, as well as comparative data such as: (i) hospital inpatient days per year per 1,000 Enrollees, (ii) hospital admission rate per 1,000 Enrollees, (iii) average length of inpatient stays, (iv) number of inpatient and outpatient surgeries, (v) number of outpatient visits per year per Enrollee, and (vi) emergency room visits per 1,000 Enrollee;

11.7.1.5	Cost measures, such as (i) average annual cost per Enrollee, (ii) total hospital inpatient payments, (iii) total surgical payments and (iv) total out of hospital payments; and

11.7.1.6	Demographics of the population of the Service Region.

11.7.2
The Contractor shall assist ASES in analyzing the utilization report data to determine trends, necessary plan design modifications, effectiveness of educations programs for both Enrollees and Providers, the impact of cost-control measures and the appropriateness of cost-management programs.

11.7.3
As part of this program, and in conformance with 42 CFR 438.240(2)(b)(3), the Contractor shall submit to ASES, on a quarterly basis, utilization statistical reports.  ASES requires the following reports, with data to be submitted according to specifications determined by ASES:

11.7.3.1	Provider Credentialing Report;

11.7.3.2	Network Providers and Out-of-Network Providers;

11.7.3.3	Ratio of Enrollees to PCPs;

11.7.3.4	Utilization of Diabetes Disease Management;

11.7.3.5	Utilization of Asthma Disease Management;

11.7.3.6	Utilization of Hypertension Disease Management;

11.7.3.7	EPSDT Utilization;

11.7.3.8	Tele MI Salud Utilization;

11.7.3.9	Preventive Services Utilization;

11.7.3.10	Pharmacy Services Utilization;

11.7.3.11	Dental Services Utilization;

11.7.3.12	ER Utilization by Region and by PMG;

11.7.3.13	Prenatal Care; and

11.7.3.14	Covered Population by Municipality, Group, Age, and Gender.

ARTICLE 12	QUALITY IMPROVEMENT AND PERFORMANCE PROGRAM

12.1	General Provisions

12.1.1
The Contractor shall provide for the delivery of quality care to all Enrollees with the primary goal of improving health status or, in instances where the Enrollee’s health is not amenable to improvement, maintaining the Enrollee’s current health status by implementing measures to prevent any further deterioration of health status.

12.1.2	The Contractor shall seek input from, and work with, Enrollees, Providers and community resources and agencies to actively improve the quality of care provided to Enrollees.

12.1.3	The Contractor shall ensure that its Quality Improvement and Performance Program effectively monitors the program elements listed in 42 CFR 438.66.

12.2	Quality Assessment Performance Improvement (QAPI) Program

12.2.1	The Contractor shall have in place a quality assessment and performance improvement program (QAPI) that specifies the Contractor’s quality measurement and performance improvement activities.

12.2.2	For Medicaid and CHIP Eligible Persons, the QAPI program shall be in compliance with federal requirements specified at 42 CFR 438.240.

12.2.3	The Contractor’s QAPI program shall be based on the latest available research in the area of quality assurance and at a minimum shall include:

12.2.3.1
A method of monitoring, analyzing, evaluating and improving the delivery, quality and appropriateness of health care furnished to all Enrollees (including under and over utilization of services), including those with special health care needs;

12.2.3.2	Written policies and procedures for quality assessment, utilization management and continuous quality improvement that are periodically assessed for efficacy;

12.2.3.3	A health information system sufficient to support the collection, integration, tracking, analysis and reporting of data, in compliance with 42 CFR 438.242;

12.2.3.4	Designated staff with expertise in quality assessment, Utilization Management and continuous quality improvement;

12.2.3.5	Reports that are evaluated, indicated recommendations that are implemented, and feedback provided to Providers and Enrollees;

12.2.3.6	A methodology and process for conducting Provider profiling, Credentialing and re-Credentialing;

12.2.3.7	Procedures for validating completeness and quality of Encounter Data;

12.2.3.8	Annual performance improvement projects (PIPs) as provided in Section 12.3 below;

12.2.3.9	Development of an emergency room (ER) quality initiative program (see Section 12.4 of this Contract);

12.2.3.10	Development of a quality incentive program (see Section 12.5 of this Contract);

12.2.3.11	Reporting on specified performance measures, including specified HEDIS measures (see Section 12.6 of this Contract);

12.2.3.12	Conducting Provider and Enrollee surveys (see Section 12.7 of this Contract);

12.2.3.13	Quarterly reports on program results, conclusions, recommendations and implemented system changes, as specified by ASES; and

12.2.3.14	Process for evaluating the impact of the Contractor’s QAPI program.

12.2.4
The Contractor’s QAPI program shall be submitted to ASES for review and approval according to the timeframe specified in Attachment 12 to this Contract.  Any subsequent changes to the QAPI program must be previously approved in writing by ASES, which approval shall not be unreasonably withheld, conditioned, or delayed.

12.2.5	The Contractor shall submit any changes to its QAPI program to ASES for review and approval sixty (60) Calendar Days prior to implementation of the change.

12.2.6	Upon the request of ASES, the Contractor shall provide any information and documents related to the implementation of the QAPI program.

12.3	Performance Improvement Projects

12.3.1	As part of its QAPI program the Contractor shall conduct performance improvement projects (PIPs) in accordance with ASES and, as applicable, federal protocols.

12.3.2	The Contractor shall perform the following required PIPs ongoing for the duration of this Contract Term:

12.3.2.1	One (1) in the area of diabetes;

12.3.2.2	One (1) in the area of kidney disease;

12.3.2.3	One (1) in the area of asthma;

12.3.2.4	One (1) in the area of Developmental Screening for Children; and

12.3.2.5	The Contractor shall conduct such additional PIPs as mutually agreed by the Parties.

12.3.3	In designing its PIPs, the Contractor shall:

12.3.3.1	Show that the selected area of study is based on a demonstration of need and is expected to achieve measurable benefit to Enrollee (rationale);

12.3.3.2	Establish clear, defined and measurable goals and objectives that the Contractor shall achieve in each year of the project;

12.3.3.3	Measure performance using quality indicators that are objective, measurable, clearly defined and that allow tracking of performance and improvement over time;

12.3.3.4	Implement interventions designed to achieve quality improvements;

12.3.3.5	Evaluate the effectiveness of the interventions;

12.3.3.6	Establish standardized performance measures (such as HEDIS or another similarly standardized product);

12.3.3.7	Plan and initiate activities for increasing or sustaining improvement; and

12.3.3.8	Document the data collection methodology used (including sources) and steps taken to assure data is valid and reliable.

12.3.4	The Contractor shall submit all descriptions of PIPs and program details to ASES as part of the QAPI program.

12.3.5
Each performance improvement project shall be completed in a time period to be specified by ASES to allow information on the success of the project in the aggregate to produce new information on quality of care each year.

12.3.6
When requested, the Contractor shall submit data to ASES for standardized PIPs, within specified timelines and according to the established procedures data collection and reporting. The Contractor shall collect valid and reliable data, using qualified staff and personnel to collect the data. Failure of the Contractor to follow data collection and reporting requirements may result in sanctions under this Contract.

12.4	ER Quality Initiative Program

12.4.1
The Contractor shall develop an Emergency Room (ER) Quality Initiative Program, implementing efficient and timely monitoring of Enrollees’ use of the emergency room, including whether such use was justified by a legitimate Medical Emergency.

12.4.2
The ER Quality Initiative Program shall be designed to identify high users of Emergency Services for non-emergency situations and to allow for early interventions in order to ensure appropriate utilization of services and resources.

12.4.3
The ER Quality Initiative Program shall specify all strategies to be used by the Contractor to address high users of inappropriate Emergency Services and include, at a minimum, the following components:

12.4.3.1	Description of system(s) for tracking, monitoring and reporting high users of ER services for non-emergency situations;

12.4.3.2	Criteria for defining non-emergency situations;

12.4.3.3
Educational component to inform: (1) Enrollees about the proper use of ER services and how to access ER services; and (2) PCPs about identifying high users or potential high users of ER services and reporting to the Contractor;

12.4.3.4	Protocols for identifying high users of inappropriate ER services and referring them to Case Management for needs assessment and identification of other more appropriate services and resources;

12.4.3.5	Process for coordinating with and referring to MBHO upon identification of the need for behavioral health services and interventions based upon a needs assessment.

12.4.3.6	Quarterly reporting on ER services utilization; and

12.4.3.7	Process for monitoring and evaluating program effectiveness, identifying issues and modifying the ER Quality Initiative Program as necessary to improve service utilization.

12.4.4	The Contractor shall submit its ER Quality Initiative Program to ASES as part of its QAPI program.

12.5	Quality Incentive Program

12.5.1
The Contractor shall establish and implement a Quality Incentive Program as a mechanism to improve the quality of services provided to Enrollees.  The Quality Incentive Program shall be based on a work plan to be submitted to ASES by the Contractor as part of its QAPI program, pursuant to Attachment 12 of this Contract.  The Contractor shall implement the Quality Incentive Program within thirty (30) Calendar Days of its approval by ASES.

12.5.2
The Quality Incentive Program shall consist of three (3) categories of performance indicators:  performance measures, preventive clinical program measures and ER Utilization measures.  ASES will Withhold a total of one and a half percent (1½%) of Contractor’s Administrative Fee (hereinafter the “Retention Fund”), and will reimburse the Contractor according to compliance with each of the categories of performance indicators in this Section 12.5. Before any withholding may take place, the parties shall have agreed on a Quality Improvement Program Procedure Manual to be effective within thirty (30) calendar days of the Effective Date of the Contract. Such Manual will contain the mutual agreements of the parties on reasonable and achievable performance indicators for each category to be measured under the program.  Once the Manual is approved by both parties the performance indicators therein stated will be effective during the Term of the Contract, unless that amendments might be required by law or regulation, or reached by mutual agreement during such Term.

12.5.3
The Contractor shall, within thirty (30) Calendar Days after the end of each calendar quarter, submit a quarterly report for each of the performance indicators to be evaluated by ASES.  For each measure, ASES shall, within thirty (30) Calendar Days after receipt of the Contractor’s quarterly report, make a determination whether the Contractor has met the applicable performance objectives for the quarter.  In addition, the Contractor shall submit an annual report within thirty (30) Calendar Days after the end of the year for which the performance is measured.  If the Contractor is then in compliance with the applicable performance targets or portions thereof for said period, ASES shall then release to the Contractor, no later than thirty (30) Calendar Days after ASES determines compliance with the performance objectives, the portion of the Retention Fund associated with each measure for such period, or the portion corresponding to the percentage of compliance with each such indicator, as the case may be.

12.5.4	The following is a description of each of the three categories of performance indicators and the associated reimbursement level for each.

12.5.4.1	Performance Measures

12.5.4.1.1
The Contractor shall demonstrate a three percent (3%) annual increase in performance measures (measured by ASES reporting protocol and HEDIS coding for each measure) using base line measures to be provided by ASES within fifteen (15) Calendar Days of the Effective Date of the Contract, which measures shall be based on actual and verifiable information for the following HEDIS measures of effectiveness for medical care and Access:

12.5.4.1.1.1	Effectiveness of medical care;

12.5.4.1.1.2	Prevention and screening metrics;

12.5.4.1.1.3	Respiratory condition metrics;

12.5.4.1.1.4	Cardiovascular conditions; and

12.5.4.1.1.5	Comprehensive Diabetes Care (with all its components).

12.5.4.1.1.6	Access;

12.5.4.1.1.7	Metrics for availability of health services.

12.5.4.1.2
The Contractor shall demonstrate a five percent (5%) annual increase in EPSDT screenings (measured by ASES reporting protocol and HEDIS coding for each measure) using baseline measures to be provided by ASES within fifteen (15) Calendar Days of the Effective Date of the Contract, which measures shall be based on actual and verifiable information.

12.5.4.1.3	ASES shall release to the Contractor, in accordance with Section 12.5.3 above, forty percent (40%) of the Retention Fund for compliance with the above quality performance measures of this Contract.

12.5.4.1.3.1
The foregoing notwithstanding, the Contractor shall comply with the HEDIS measures as required by CMS.  The Contractor shall prepare (i) the HEDIS activity for 2012 measure year 2011 provided that ASES delivers on a timely basis the data required to accurately complete such report and (ii) the HEDIS activity for 2013 measure year 2012.  The Contractor shall continue to collect HEDIS measures throughout the term of the Contract.

12.5.5	Preventive Clinical Programs

12.5.5.1	The Contractor shall comply with objectives to be established by mutual agreement of the Parties for each of the following preventive clinical programs:

12.5.5.1.1	Case Management;

12.5.5.1.2	Disease Management;

12.5.5.1.3	Pre-Natal and Maternal Wellness Program; and

12.5.5.1.4	Provider Education Program, including EPSDT and Provider and Enrollee based education.

12.5.5.2	ASES shall release to the Contractor, in accordance with Section 12.5.3, twenty percent (20%) of the retained Retention Fund for compliance with these objectives.

12.5.6	Emergency Room Use Indicators

12.5.6.1
As described in Section 12.4 above, the Contractor shall develop an ER Quality Initiative Program to reduce the inappropriate use of ER services for non-emergency situations.  ASES will provide the Contractor with the related baseline measures within fifteen (15) Calendar Days of the Effective Date of the Contract, which measures shall be based on actual and verifiable information.

12.5.6.2	[Intentionally left blank].

12.5.6.3	ASES shall release to the Contractor, in accordance ith Section 12.5.3, forty percent (40%) of the retained Retention Fund for compliance with this objective.

12.5.7	The Contractor shall submit its Quality Incentive Program as part of its QAPI program. The program description shall include, at a minimum:

12.5.7.1	How the Contractor will educate Providers regarding the program requirements; and

12.5.7.2	Strategies for ensuring and monitoring program compliance.

12.5.8
During the Contract Term ASES may issue from time to time normative or policy letters setting forth the terms and conditions it may deem necessary or convenient for the purpose of implementing the Quality Incentive Program described in this Article 12.

12.6	HEDIS Measures

12.6.1	The Contractor shall report, annually, on the following HEDIS measures in the format specified by ASES.

12.6.1.1	Effectiveness of Care: Prevention and Screening Measures

12.6.1.1.1	Childhood immunization;

12.6.1.1.2	Breast cancer screening;

12.6.1.1.3	Cervical cancer screening;

12.6.1.1.4	Chlamydia screening;

12.6.1.1.5	Adult BMI assessment; and

12.6.1.1.6	Weight assessment and counseling for nutrition and physical activities for children and adolescents.

12.6.1.2	Effectiveness of Care: Respiratory Condition Measures

12.6.1.2.1	Use of appropriate medication for people with asthma.

12.6.1.2.2	Appropriate treatment for children with upper respiratory conditions.

12.6.1.3	Effectiveness of Care: Cardiovascular Conditions

12.6.1.3.1	Cholesterol management for people with cardiovascular conditions;

12.6.1.3.2	Controlling high blood pressure; and

12.6.1.3.3	Comprehensive diabetes care (with all its components).

12.6.1.4	Access/Availability of Care Measures

12.6.1.4.1	Adult Access to preventive/outpatient health services;

12.6.1.4.2	Annual dentist visit;

12.6.1.4.3	Children and adolescent Access to PCPs;

12.6.1.4.4	Prenatal and postpartum care;

12.6.1.4.5	Frequency of ongoing prenatal care;

12.6.1.4.6	Well Child visits in the first 15 months of life; and

12.6.1.4.7	Adolescent well care visits.

12.6.1.5	ASES may add, change, or remove reporting requirements with sixty (60) Calendar Days notice in advance of the effective date of the addition, change, or removal.

12.6.1.6
The Contractor shall contract with an NCQA certified HEDIS auditor to validate the processes of the Contractor in accordance with NCQA requirements.  For Medicaid and CHIP Eligible Persons, the validation procedures shall be consistent with federal requirements specified at 42 CFR 438.358(b)(2).

12.6.1.7
When requested, the Contractor shall submit data to ASES for standardized performance measures, within specified timelines and according to the established procedures for data collection and reporting. The Contractor shall collect valid and reliable data, using qualified staff and personnel to collect the data. Failure of the Contractor to follow data collection and reporting requirements may result in sanctions under this Contract.

12.7	Provider and Enrollee Satisfaction Surveys

12.7.1
During the Contract Term, the Contractor shall perform at least two (2) satisfaction surveys of Providers and Enrollees.  The first survey will encompass the period to be ended on December 31, 2013 and shall be delivered to ASES by January 31, 2014.  The second survey will encompass the period to be ended on June 30, 2014 and shall be delivered to ASES by July 31, 2014. The survey for Enrollees shall use the CAHPS survey instrument.

12.7.2
The sample size for both surveys shall equal the number of respondents needed for a statistical confidence level of ninety-five percent (95%) with a margin of error not more than five percent (5%) and shall not have a response rate less than fifty percent (50%).

12.7.3	The results of the surveys shall be submitted to ASES and to the Puerto Rico Medicaid Program.

12.7.4	The Contractor shall have a process for notifying Providers and Enrollees about the availability of survey findings and making survey findings available upon request.

12.7.5	The Contractor shall have a process for utilizing the results of the Provider and Enrollee surveys for monitoring service delivery and quality of services and for making program enhancements.

12.8	External Quality Review

12.8.1
In compliance with federal requirements at 42 CFR 438.358(b)(3), ASES will contract with an External Quality Review Organization (EQRO) to conduct annual, external, independent reviews of the quality outcomes, timeliness of, and Access to, the services covered in this Contract.  The Contractor shall collaborate with ASES’s EQRO to develop studies, surveys and other analytic activities to assess the Quality of care and services provided to Enrollees and to identify opportunities for program improvement.  To facilitate this process the Contractor shall supply data, including but not limited to claims data and medical records, to the EQRO. Upon the request of ASES, the Contractor shall provide its protocols for providing information, participating in review activities, and using the results of the reviews to improve the quality of the services and programs provided to Enrollees.

12.8.2	The EQRO will evaluate the following program components:

12.8.2.1	Enrollee rights and protection;

12.8.2.2	Availability of services;

12.8.2.3	Coordination and continuity of care;

12.8.2.4	Coverage and authorization of services;

12.8.2.5	Provider selection;

12.8.2.6	Enrollee information;

12.8.2.7	Confidentiality;

12.8.2.8	Enrollment and Disenrollment;

12.8.2.9	Grievance System;

12.8.2.10	Subcontracts;

12.8.2.11	Provider guidelines; and

12.8.2.12	Health Information Systems.

ARTICLE 13	FRAUD, WASTE AND ABUSE

13.1	General Provisions

13.1.1
The Contractor shall have in place on the Effective Date internal controls and policies and procedures designed to prevent, detect, and timely and adequately investigate and report known or suspected Fraud, Waste and Abuse.

13.1.2
For Medicaid and CHIP Eligible Persons, the Contractor’s internal controls, policies and procedures shall comply with all federal requirements regarding Fraud, Waste and Abuse and program integrity, including but not limited to Sections 1128, 1156, and 1902(a)(68) of the Social Security Act and 42 CFR 438.606.  The Contractor shall exercise diligent efforts to ensure that no payments are made to any person or entity that has been excluded from participation in Federal health care programs.  (See State Medicaid Director Letter #09-001, January 16, 2009.)

13.1.3
The Contractor shall submit its Fraud, Waste and Abuse policies and procedures, its proposed compliance plan, and its Program Integrity Plan to ASES for approval according to the timeframe specified in Attachment 12 to this Contract.

13.1.4
Any changes to the Contractor’s Fraud, Waste and Abuse policies and procedures must be submitted to ASES for approval within fifteen (15) Calendar Days of the date the Contractor plans to implement the changes; and the changes shall not go into effect until ASES gives written approval.

13.2	Compliance Plan

13.2.1	The Contractor shall have a written Fraud, Waste and Abuse compliance plan with stated program goals and objectives, program scope and methodology to evaluate program performance.

13.2.2	At a minimum, the Contractor’s Fraud, Waste and Abuse compliance plan shall:

13.2.2.1	Ensure that all of its officers, directors, managers and employees know and understand the provisions of the Contractor’s Fraud, Waste and Abuse compliance plan;

13.2.2.2	Require the designation of a compliance officer and a compliance committee that are accountable to senior management;

13.2.2.3	Ensure and describe effective training and education for the compliance officer and the organization’s employees;

13.2.2.4	Ensure that Providers and Enrollees are educated about Fraud, Waste and Abuse identification and reporting in Provider and Enrollee materials;

13.2.2.5	Ensure effective lines of communication between the Contractor’s compliance officer and the Contractor’s employees;

13.2.2.6	Ensure enforcement of standards through well-publicized disiplinary guidelines;

13.2.2.7
Ensure internal monitoring and auditing with provisions for prompt response to potential offenses, and for the development of corrective action initiatives relating to the Contractor’s Fraud, Waste and Abuse efforts;

13.2.2.8	Describe standards of conduct that articulate the Contractor’s commitment to comply with all applicable Puerto Rico and federal requirements and standards;

13.2.2.9	Ensure that no individual who reports Provider violations or suspected Fraud, Waste and Abuse is retaliated against; and

13.2.2.10
Include a monitoring program that is designed to prevent, detect and timely and adequately investigate and report all instances of potential, suspected or known Fraud, Waste and Abuse.  This monitoring program shall include but not be limited to:

13.2.2.10.1	Monitoring the Claims of its Providers to ensure Enrollees receive services for which the Contractor is administering Claims and ASES is required to pay under this Contract;

13.2.2.10.2
Requiring that a preliminary investigation of said potential, suspected or known Fraud, Waste, and Abuse and/or  over billings, be performed within forty five (45) Calendar days after receiving first notification, subject to an additional one hundred and twenty (120) Calendar days extension, if needed, to complete a thorough investigation;

13.2.2.10.3	Reviewing Providers for over or under-utilization;

13.2.2.10.4	Verifying with Enrollees the delivery of services as claimed; and

13.2.2.10.5	Reviewing and trending Enrollee complaints regarding Providers.

13.2.2.11
The Contractor shall include in any employee handbook a specific discussion of its Fraud, Waste and Abuse policies and procedures, the rights of whistleblowers, and the Contractor’s procedures for detecting and preventing Fraud, Waste and Abuse.

13.2.2.12	The Contractor shall include in the Enrollee Handbook instructions on how to report Fraud, Waste and Abuse and the protections for whistleblowers.

13.3	Program Integrity Plan

13.3.1	The Contractor shall develop a Program Integrity Plan that at a minimum:

13.3.1.1	Defines Fraud, waste and Abuse;

13.3.1.2	Specifies methods to detect Fraud, waste and Abuse,

13.3.1.3	Describes a process to perform investigations on each suspected case of Fraud, waste and Abuse;

13.3.1.4	Describes persons responsible for conducting these investigations;

13.3.1.5	Includes a variety of methods for identifying, investigating and referring suspected cases to appropriate entities;

13.3.1.6	Includes a systematic approach to data analysis;

13.3.1.7	Defines mechanisms to monitor frequency of Encounters and services rendered to Enrollees billed by Providers; and

13.3.1.8	Identifies requirements to complete the preliminary investigation of Providers and Enrollees.

13.3.2
The Contractor’s Program Integrity Plan shall comply in all respects with the ASES Guidelines for the Development of Program Integrity Plan, included as Attachment 14 to this Contract.  Upon review of the Contractor’s Program Integrity Plan (see Section 13.1.3 of this Contract), ASES will promptly (within twenty (20) Business Days) notify the Contractor of any needed revisions in order for the Program Integrity Plan to comply with the Guidelines for the Development of Program Integrity Plan (Attachment 14) and with federal law.  The Contractor, in turn, shall promptly (within twenty (20) Business Days of receipt of the ASES comments) re-submit its Plan for ASES review and approval.

13.3.3
The Contractor shall notify ASES within twenty (20) Business Days of any initiated investigation of a suspected case of Fraud, waste, or Abuse.  The Contractor shall subsequently report preliminary results of such investigations activities to ASES and other appropriate Puerto Rico and federal entities.  ASES will provide the Contractor with guidance during the pendency of the investigation and will refer the matter to the U.S. Department of Justice.

13.4	Prohibited Affiliations with Individuals Debarred by Federal Agencies

13.4.1	The Contractor shall not knowingly have a relationship with the following:

13.4.1.1
An individual who is debarred, suspended, or otherwise excluded from participating in procurement activities under the Federal Acquisition Regulation or from participating in non-procurement activities under Executive Order No. 12549.

13.4.1.2	An individual who is an affiliate, as defined in the Federal Acquisition Regulation, of a person described in Section 13.4.1.1 of this Contract. The relationship is defined as follows:

13.4.1.2.1	A director, officer, or partner of the Contractor;

13.4.1.2.2	A person with beneficial ownership of five percent of more of the Contractor’s equity; or

13.4.1.2.3
A person with an employment, consulting or other arrangement with the Contractor for the provision of items or services that are significant and material the Contractor’s obligations under this Contract.

13.5	Reporting and Investigations

13.5.1	On a quarterly basis, the Contractor shall submit to ASES a report with the results of the investigations, using the format and data elements prescribed by ASES.

13.5.1.1	At a minimum, the Contractor shall include in each report, with respect to individual investigations of Fraud, Waste or Abuse:

13.5.1.1.1	Enrollee name and ID number;

13.5.1.1.2	Provider name and NPI;

13.5.1.1.3	Source of complaint;

13.5.1.1.4	Type of provider;

13.5.1.1.5	Nature of complaint, including alleged persons or entities involved, category of services, factual explanation of the allegation, and dates of the conduct;

13.5.1.1.6
Together with each individual investigation report the Contractor will make available to ASES a copy of the investigation file with all the documents that support its findings of Medicaid Fraud, Waste or Abuse, including but not limited to all communication between the Contractor and the Provider about the complaint;

13.5.1.1.7	Date of the complaint;

13.5.1.1.8	Approximate dollars involved or amount paid to the Provider during the past three years, whichever is greater;

13.5.1.1.9	Disciplinary measures imposed, if any;

13.5.1.1.10	Contact information for a Contractor staff person with relevant knowledge of the matter; and

13.5.1.1.11	Legal and administrative disposition of the case.

13.5.1.2	The Contractor shall also include in the report a summary (not specific to an individual case) of

13.5.1.2.1	Investigative activities, corrective actions, prevention efforts, and results; and

13.5.1.2.2	Trending and analysis of Utilization Management and Provider payment management.

13.5.2	The Contractor shall report to ASES any case of Medicaid, Fraud, Waste or Abuse referred to the Office of the Inspector General.

13.5.3
The Contractor shall report to ASES, within (1) one Business Day of obtaining knowledge with respect to the identity of any Provider or other person who, in violation of 42 CFR 438.610 (a) and (b), is debarred, suspended, or otherwise prohibited from participating in procurement activities.  ASES shall promptly notify the Secretary of HHS of the noncompliance, as required by 42 CFR 438.610(c).

13.5.4
The Contractor and all Subcontractors shall cooperate fully with federal and Puerto Rico agencies in Fraud, Waste and Abuse investigations and subsequent legal actions.  Such cooperation shall include providing, upon request, information, access to records, and access to interview employees and consultants, including but not limited to those with expertise in the administration of the program and/or medical or pharmaceutical questions or in any matter related to an investigation.

13.5.5
In accordance with Section 6402 of the PPACA, the Contractor must have a mechanism in place to identify and suspend payments to any provider or other subcontractor when there is a pending investigation of a credible allegation of fraud under the Medicaid program.

13.6	Stark Law Compliance

The Contractor shall have mechanisms in place to ensure that payments are not made to in violation of Section 1903(s) of the Social Security Act with respect to certain physician referrals as defined in Section 1877 of the Social Security Act. The Contractor shall require Providers and suppliers to self-report and return overpayments by the later of: (1) the date which is sixty (60) Calendar Days after the date on which the overpayment was identified; or (2) the date any corresponding cost report is due, if applicable. The Contractor shall ensure that disclosing parties provide a financial analysis that includes the total amount actually or potentially due and owing as a result of the disclosed violation, a description of the methodology used to determine the amount due and owing, the total amount of remuneration involved physicians (or an immediate family member of such physicians) received as a result of an actual or potential violation, and a summary of Audit activity and documents used in the Audit. In accordance with Section 6409 of the PPACA, the Contractor shall encourage Provider use of the self-referral disclosure protocol, under which Providers of services and suppliers may self-disclose actual or potential violations of the physicians self-referral statute (Section 1877 of the Social Security Act).

ARTICLE 14	GRIEVANCE SYSTEM

14.1	General Requirements

14.1.1
The Contractor shall have a Grievance System in place to address Enrollee concerns and Appeals of service decisions.  The Grievance System shall consist of the following four (4) components:  1) Complaint process, 2) Grievance process, 3) Appeal process, and 4) access to the Administrative Law Hearing process.

14.1.2
The Contractor shall designate, in writing, an officer who shall have primary responsibility for ensuring that Complaints, Grievances, and Appeals are resolved pursuant to this Contract and for signing all Notices of Action.

14.1.3
The Contractor shall develop written Grievance System policies and procedures that detail the operation of the Grievance System. The Grievance System policies and procedures shall be submitted to ASES for review and approval according to the timeframe specified in Attachment 12 to this Contract. In the event that changes are made to the existing approved Grievance System policies and procedures, a copy of the proposed changes shall be made available to ASES for approval according to the timeframe specified in Attachment 12 to this Contract.

14.1.4	At a minimum, the Contractor’s Grievance System Policies and Procedures shall include the following:

14.1.4.1	Process for filing a Complaint, Grievance, or Appeal, or seeking an Administrative Law Hearing;

14.1.4.2	Process for receiving, recording, tracking, reviewing, reporting and resolving Grievances filed verbally, in writing, or in-person;

14.1.4.3	Process for receiving, recording, tracking, reviewing, reporting and resolving Appeals filed verbally or in writing;

14.1.4.4	Process for requesting an expedited review of an Appeal;

14.1.4.5	Process for notifying Enrollees of their right to file a Complaint, Grievance or Appeal with the Patient Advocate Office and how to contact the Patient Advocate Office;

14.1.4.6	Procedures for the exchange of information regarding Complaints, Grievances and Appeals;

14.1.4.7	Process and timeframes for notifying Enrollees in writing regarding receipt of Complaints, Grievances or Appeals, resolution, action, delay of review, and denial of request for expedited review.

14.1.5
The Contractor’s Grievance System shall fully comply with the Patient’s Bill of Rights Act and with Act No. 11 of April 11, 2001 (known as the Organic Law of the Office of the Patient Advocate), to the extent that such provisions do not conflict with, or pose an obstacle to, federal regulations.

14.1.6	For Medicaid and CHIP Eligible Persons, the Contractor’s Grievance System shall be in compliance with federal requirements at 42 CFR 438.400 – 438.424 and 42 CFR 431.200 – 431.250.

14.1.7
The Contractor shall process each Complaint, Grievance, or Appeal in accordance with applicable Puerto Rico and federal statutory and regulatory requirements, this Contract, and the Contractor’s written policies and procedures.  Pertinent facts from all parties must be collected during the process.

14.1.8	The Contractor shall include in the Enrollee Handbook educational information regarding the Contractor’s Grievance System which at a minimum includes:

14.1.8.1	A description of the Contractor’s Grievance System;

14.1.8.2	Instructions on how to file Complaints, Grievances and Appeals including the timeframes for filing;

14.1.8.3	The Contractor’s toll-free telephone number and office hours;

14.1.8.4	Information regarding an Enrollee’s right to file a Complaint, Grievance or Appeal with the Patient Advocate Office and how to file a Complaint, Grievance or Appeal with the Patient Advocate Office;

14.1.8.5	Information describing the Administrative Law Hearing process and governing rules; and

14.1.8.6	Timelines and limitations associated with filing Grievances or Appeals.

14.1.9
The Contractor shall give Enrollees reasonable assistance in completing forms and taking other procedural steps for Complaints, Grievances and Appeals.  This includes, but is not limited to, providing interpreter services and toll-free numbers that have adequate TDD and interpreter capability.

14.1.10
The Contractor shall include information regarding the Grievance System in the Provider guidelines and upon joining the Contractor’s Network, all Providers shall receive education regarding the Contractor’s Grievance System, which includes but is not limited to:

14.1.10.1	The Enrollee’s right to file Complaints, Grievances and Appeals and the requirements and timeframes for filing;

14.1.10.2	The Enrollee’s right to file a Complaint, Grievance or Appeal with the Patient Advocate Office;

14.1.10.3	The Enrollee’s right to an Administrative Law Hearing, how to obtain an Administrative Law Hearing, and representation rules at a Administrative Law Hearing;

14.1.10.4	The availability of assistance in filing a Complaint, Grievance, or Appeal;

14.1.10.5	The toll-free numbers to file oral Complaints, Grievances and Appeals;

14.1.10.6
The Enrollee’s right to request continuation of Benefits during an Appeal, or an Administrative Law Hearing filing, and that if the Contractor’s action is upheld in a Administrative Law Hearing, the Enrollee may be liable for the cost of any continued Benefits; and

14.1.10.7	Any Puerto Rico-determined Provider Appeal rights to challenge the failure of the Contractor to cover a service.

14.1.11	The Contractor shall acknowledge receipt of each filed Grievance and Appeal in writing within ten (10) Business Days of receipt.

14.1.12	The Contractor shall have procedures in place to notify all Enrollees in their primary language of Complaint, Grievance and Appeal dispositions.

14.1.13
All Complaints, Grievances and Appeals files and forms shall be made available to ASES for auditing. All Complaint, Grievance, and Appeal documents and related information shall be considered as containing protected health information and shall be treated in accordance with HIPAA regulations and other applicable laws of Puerto Rico.

14.1.14
The Contractor shall develop Grievance System forms to be submitted for approval by ASES according to the timeframe specified in Attachment 12 to this Contract.  The approved forms shall be made available to all Enrollees, shall meet all requirements listed in Sections 6.2 and 6.3 of this Contract for written materials, and shall, at a minimum:

14.1.14.1	Instruct the Enrollee or Enrollee’s Authorized Representative that documentary evidence should be included, if available; and

14.1.14.2	Include instructions for completion and submission.

14.1.15
The Contractor shall ensure that the individuals who make decisions on  Grievances and Appeals were not involved in any previous level of review or decision-making; and are Health Care Professionals who have the appropriate clinical expertise, as determined by ASES, in treating the Enrollee’s condition or disease if deciding any of the following:

14.1.15.1	An Appeal of a denial that is based on lack of Medical Necessity;

14.1.15.2	A Grievance regarding denial of expedited resolutions of Appeal; and

14.1.15.3	Any Grievance or Appeal that involves clinical issues.

14.1.16	The Contractor shall have a system in place to collect, analyze and integrate data regarding Complaints, Grievances and Appeals. At a minimum, the following information shall be recorded:

14.1.16.1	Date Complaint, Grievance or Appeal was filed;

14.1.16.2	Enrollee’s name;

14.1.16.3	Enrollee’s Medicaid ID number, if applicable;

14.1.16.4	Name of the individual filing the Complaint, Grievance or Appeal on behalf of the Enrollee;

14.1.16.5	Date acknowledgement of receipt of Grievance/Appeal was mailed to the Enrollee;

14.1.16.6	Summary of Complaint, Grievance or Appeal;

14.1.16.7	Date Notice of Disposition or Notice of Adverse Action was mailed to the Enrollee;

14.1.16.8	Corrective action required; and

14.1.16.9	Date of resolution.

14.2	Complaint

14.2.1
The Complaint process is the procedure for addressing Enrollee Complaints, defined as expressions of dissatisfaction about any matter other than an Action that are resolved at the point of contact rather than through filing a formal Grievance.

14.2.2
An Enrollee or Enrollee’s Authorized Representative may file a Complaint either orally or in writing.  The Enrollee or Enrollee’s Authorized Representative may follow up an oral request with a written request, however, the timeframe for resolution begins with the date the Contractor receives the oral request.

14.2.3	An Enrollee or Enrollee’s Authorized Representative shall file a Complaint within fifteen (15) Calendar Days after the date of occurrence that initiated the Complaint.

14.2.4	The Contractor shall have procedures in place to notify all Enrollees in their primary language of Complaint dispositions.

14.2.5
The Contractor shall resolve each Complaint within seventy-two (72) hours of the time the Contractor received the initial Complaint, whether orally or in writing.  If the Complaint is not resolved within this timeframe, the Complaint shall be treated as a Grievance.

14.2.6
The Notice of Disposition shall include the results and date of the resolution of the Complaint and shall include notice of the right to file a Grievance or Appeal and information necessary to allow the Enrollee to request an Administrative Law Hearing, if appropriate, including contact information necessary to pursue an Administrative Law Hearing.

14.3	Grievance Process

14.3.1	The Grievance process is the procedure for filing an expression of dissatisfaction about any matter other than an Action (see Section 14.4 of this Contract for definition of Action).

14.3.2
Any written or verbal communication from an Enrollee or Network Provider, which expresses dissatisfaction about any matter other than an Action shall be promptly and properly handled and resolved by the Contractor.

14.3.3
An Enrollee or Enrollee’s Authorized Representative may file a Grievance with the Contractor or with the Office of the Patient’s Advocate of Puerto Rico either orally or in writing.  A Provider cannot file a Grievance on behalf of an Enrollee unless written consent is granted by the Enrollee.

14.3.4
The Contractor shall provide written notice of the disposition of the Grievance as expeditiously as the Enrollee’s health condition requires, but in any event, within ninety (90) Calendar Days of the filing date. The notice shall include the resolution and the basis for the resolution. However, if the Contractor resolved the Grievance and verbally informed the Enrollee of the resolution within five (5) Business Days of receipt of the Grievance, the Contractor shall not be required to provide written notice of resolution, but the Grievance shall be included in the Contractor’s Grievance and Appeals report as described in Section 14.8 of this Contract.

14.3.5
The Contractor may extend the timeframe for disposition of a Grievance for up to fourteen (14) Calendar Days if the Enrollee requests the extension or the Contractor demonstrates (to the satisfaction of ASES, upon its request) that there is a need for additional information and how the delay is in the Enrollee’s interest.  If the Contractor extends the timeframe, it shall, for any extension not requested by the Enrollee, give the Enrollee written notice of the reason for the delay prior to the delay.

14.4	Action

14.4.1	As defined in 42 CFR §438.400(b), an Action means:

14.4.1.1	The denial or limited authorization of a requested service, including the type or level of service;

14.4.1.2	The reduction, suspension, or termination of a previously authorized service;

14.4.1.3	The denial, in whole or in part, of payment for a service;

14.4.1.4	The failure to provide services in a timely manner, as defined by this Contract;

14.4.1.5	The failure of the Contractor to act within the timeframes provided in 42 CFR 438.408(b); or

14.4.1.6	For a resident of a rural area, the denial of an Enrollee's request to exercise his or her right, under 42 CFR 438.52(b)(2)(ii), to obtain services outside the General Network.

14.4.2
In the event of an Action, the Contractor shall notify the Enrollee in writing.  The Contractor shall also provide written notice of an Action to the Provider.  This notice shall meet the language and format requirements in accordance with Sections 6.2 and 6.3 of this Contract and be sent in accordance with the timeframes described in Section 14.4.4 of this Contract.

14.4.3	The Notice of Action shall contain the following:

14.4.3.1	The Action the Contractor has taken or intends to take;

14.4.3.2	The reasons for the Action;

14.4.3.3	The Enrollee’s right to file an Appeal through the Contractor’s internal Grievance System and the procedure for filing an Appeal;

14.4.3.3.1	The Provider’s right to dispute an ASES determination as described in Section 16.11 of this Contract;

14.4.3.4	The Enrollee’s right to request an Administrative Law Hearing;

14.4.3.5	The Enrollee’s right to allow a Provider to act on behalf of the Enrollee, upon written consent;

14.4.3.6	The circumstances under which expedited review is available and how to request it; and

14.4.3.7
The Enrollee’s right to have Benefits continue pending resolution of the Appeal with the Contractor or during the Administrative Law Hearing, how to request that Benefits be continued, and the circumstances under which the Enrollee may be required to pay the costs of these services.

14.4.4	The Contractor shall mail the Notice of Action within the following timeframes:

14.4.4.1
For termination, suspension, or reduction of previously authorized Covered Services at least ten (10) Calendar Days before the date of Action or not later than the date of Action in the event of one of the following exceptions:

14.4.4.1.1	The Contractor has factual information confirming the death of an Enrollee.

14.4.4.1.2
The Contractor receives a clear written statement signed by the Enrollee that he or she no longer wishes services or gives information that requires termination or reduction of services and indicates that he or she understands that this must be the result of supplying that information.

14.4.4.1.3
The Enrollee’s whereabouts are unknown and the post office returns Contractor mail directed to the Enrollee indicating no forwarding address (refer to 42 CFR 431.231(d) for procedures if the Enrollee’s whereabouts become known).

14.4.4.1.4	The Enrollee’s Provider prescribes a change in the level of medical care.

14.4.4.1.5	The date of action will occur in less than ten (10) Calendar Days in accordance with 42 CFR 483.12(a)(5)(ii).

14.4.4.1.6
The Contractor may shorten the period of advance notice to five (5) Calendar Days before the date of Action if the Contractor has facts indicating that Action should be taken because of probable Enrollee Fraud and the facts have been verified, if possible, through secondary sources.

14.4.4.2	For denial of payment, at the time of any Action affecting the Claim.

14.4.4.3	For standard authorization decisions that deny or limit Covered Services, within the timeframes required in Section 11.3 of this Contract.

14.4.4.4
If the Contractor extends the timeframe for the authorization decision and issuance of Notice of Action according to Section 14.4.3 of this Contract, the Contractor shall give the Enrollee written notice of the reasons for the decision to extend if he or she did not request the extension. The Contractor shall issue and carry out its determination as expeditiously as the Enrollee’s health requires and no later than the date the extension expires.

14.4.4.5
For authorization decisions not reached within the timeframes required in Section 11.3.4 of this Contract for either standard or expedited authorizations, the Notice of Action shall be mailed on the date the timeframe expires, as this constitutes a denial and is thus an Action.

14.5	Appeal Process

14.5.1
An Appeal is the request for review of an “Action.”  It is a formal petition by an Enrollee, an Enrollee’s Authorized Representative, or the Enrollee’s Provider, acting on behalf of the Enrollee with the Enrollee’s written consent, to reconsider a decision where the Enrollee or Provider does not agree with an Action taken.

14.5.2
The Enrollee, the Enrollee’s Authorized Representative, or the Provider may file an Appeal either orally or in writing.  Unless the Enrollee requests expedited review, the Enrollee, the Enrollee’s Authorized Representative, or the Provider acting on behalf of the Enrollee with the Enrollee’s written consent, must follow an oral filing with a written, signed, request for Appeal.

14.5.3
Oral inquiries seeking to Appeal an action are treated as Appeals (to establish the earliest possible filing date for the Appeal), but Enrollees must confirm oral requests for Appeals in writing, unless the Enrollee requests expedited resolution.

14.5.4	The requirements of the Appeal process shall be binding for all types of Appeals, including expedited Appeals, unless otherwise established for expedited Appeals.

14.5.5
The Enrollee, the Enrollee’s Authorized Representative, or the Provider acting on behalf of the Enrollee with the Enrollee’s written consent, may file an Appeal to the Contractor during a period no less than twenty (20) Calendar Days and not to exceed ninety (90) Calendar Days from the date on the Contractor’s Notice of Action or Notice of Adverse Action.

14.5.6	Appeals shall be filed directly with the Contractor, or its delegated representatives. The Contractor may delegate this authority to an Appeal committee, but the delegation shall be in writing.

14.5.7
The Appeals process shall provide the Enrollee, the Enrollee’s Authorized Representative, or the Provider acting on behalf of the Enrollee with the Enrollee’s written consent, a reasonable opportunity to present evidence and allegations of fact or law, in person, as well as in writing.  The Contractor shall inform the Enrollee of the limited time available to provide this in case of expedited review.

14.5.8
The Appeals process shall provide the Enrollee, the Enrollee’s Authorized Representative, or the Provider acting on behalf of the Enrollee with the Enrollee’s written consent, opportunity, before and during the Appeals process, to examine the Enrollee’s case file, including Medical Records, and any other documents and records considered during the Appeals process.

14.5.9
The Appeals process shall include as parties to the Appeal the Enrollee, the Enrollee’s Authorized Representative, the Provider acting on behalf of the Enrollee with the Enrollee’s written consent, or the legal representative of a deceased Enrollee’s estate.

14.5.10
The Contractor shall establish and maintain an expedited review process for Appeals when the Contractor determines (based on a request from the Enrollee) or the Provider indicates (in making the request on the Enrollee’s behalf) that taking the time for a standard resolution could seriously jeopardize the Enrollee’s life or health or ability to attain, maintain, or regain maximum function.  The Enrollee, the Enrollee’s Authorized Representative, or the Provider acting on behalf of the Enrollee with the Enrollee’s written consent, may file an expedited Appeal either orally or in writing.  The Contractor shall ensure that punitive action is not taken against either a Provider who requests an expedited resolution, or a Provider that supports an Enrollee’s Appeal.

14.5.11
The Contractor shall resolve each expedited Appeal and provide a notice of disposition, as expeditiously as the Enrollee’s health condition requires, within the Government-established timeframes not to exceed three (3) Business Days after the Contractor receives the Appeal.

14.5.12
The Contractor shall resolve each Appeal and provide written notice of the disposition, as expeditiously as the Enrollee’s health condition requires but shall not exceed forty-five (45) Calendar Days from the date the Contractor receives the Appeal.  For expedited reviews of an Appeal and notice to affected parties, the Contractor has no longer than seventy-two (72) hours or as expeditiously as the Enrollee’s physical or mental health condition requires. If the Contractor denies an Enrollee’s request for expedited review, it shall transfer the Appeal to the timeframe for standard appeal specified herein and shall make reasonable efforts to give the Enrollee prompt oral notice of the denial, and follow up within two (2) Calendar Days with a written notice. The Contractor shall also make reasonable efforts to provide oral notice for resolution of an expedited review of an Appeal.

14.5.13
The Contractor may extend the timeframe for standard or expedited resolution of the Appeal by up to fourteen (14) Calendar Days if the Enrollee, Enrollee’s Authorized Representative, or the Provider acting on behalf of the Enrollee with the Enrollee’s written consent, requests the extension or the Contractor demonstrates (to the satisfaction of ASES, upon its request) that there is need for additional information and how the delay is in the Enrollee’s interest.  If the Contractor extends the timeframe, it shall, for any extension not requested by the Enrollee, give the Enrollee written notice of the reason for the delay.  The Contractor shall inform the Enrollee of the right to file a grievance if the Enrollee disagrees with the decision to extend the timeframe.

14.5.14	The Contractor shall provide written notice of disposition. The written notice shall include:

14.5.14.1	The results of the Appeal resolution; and

14.5.14.2	For decisions not wholly in the Enrollee’s favor:

14.5.14.2.1	The right to request an Administrative Law Hearing;

14.5.14.2.2	How to request an Administrative Law Hearing;

14.5.14.2.3	The right to continue to receive benefits pending an Administrative Law Hearing;

14.5.14.2.4	How to request the continuation of Benefits; and

14.5.14.2.5	Notification that if the Contractor’s action is upheld in a hearing, the Enrollee may liable for the cost of any continued benefits.

14.6	Administrative Law Hearing

14.6.1	The Contractor is responsible for explaining the Enrollee’s right to and the procedures for an Administrative Law Hearing.

14.6.2	The parties to the Administrative Law Hearing include ASES, the Contractor as well as the Enrollee or his or her representative, or the representative of a deceased Enrollee’s estate.

14.6.3
If the Contractor takes an Action and the Enrollee requests an Administrative Law Hearing, ASES shall grant the Enrollee such hearing.  The right to such fair hearing, how to obtain it, and the rules concerning who may represent the Enrollee at such hearing shall be explained to the Enrollee and by the Contractor.

14.6.4	ASES shall permit the Enrollee to request an Administrative Law Hearing before it within a reasonable time period, as follows:

14.6.4.1
In the event that the Enrollee first files an appeal with the Contractor, per Section 14.5 of this Contract, not less than twenty (20) Calendar Days or more than ninety (90) Calendar Days from receipt of Contractor’s Notice of Action; or

14.6.4.2
In the event that the Enrollee seeks an Administrative Law Hearing without recourse to the Contractor’s appeal process, as expeditiously as the Enrollee’s health condition requires; but no later than three (3) Business Days after ASES receives, directly from the Enrollee, a hearing request on a decision to deny a service, when ASES determines that taking the time for a standard resolution could seriously jeopardize the Enrollee’s life or health or ability to attain, maintain, or regain maximum function.

14.6.5	The Contractor shall make available any records and any witnesses at its own expense in conjunction with a request pursuant to an Administrative Law Hearing.

14.6.6	The decision issued as a result of the Administrative Law Hearing is subject to review before the Court of Appeals of the Commonwealth of Puerto Rico.

14.7	Continuation of Benefits while the Contractor Appeal and Administrative Law Hearing are Pending

14.7.1	As used in this Section, “timely” filing means filing on or before the later of the following:

14.7.1.1	Within ten (10) Calendar Days of the Contractor mailing the Notice of Adverse Action; or

14.7.1.2	The intended effective date of the Contractor’s Action.

14.7.2
The Contractor shall continue the Enrollee’s Benefits if the Enrollee or the Enrollee’s Authorized Representative files the Appeal timely; the Appeal involves the termination, suspension, or reduction of a previously authorized course of treatment; the services were ordered by a Provider; the period covered by the original authorization has not expired; and the Enrollee requests extension of the Benefits.

14.7.3
If, at the Enrollee’s request, the Contractor continues or reinstates the Enrollee’s Benefits while the Appeal or Administrative Law Hearing is pending, the Benefits shall be continued until one of the following occurs:

14.7.3.1	The Enrollee withdraws the Appeal or request for the Administrative Law Hearing.

14.7.3.2
Ten (10) Calendar Day pass after the Contractor mails the Notice of Adverse Action, unless the Enrollee, within the ten (10) Calendar Day timeframe, has requested an Administrative Law Hearing with continuation of Benefits until an Administrative Law Hearing decision is reached.

14.7.3.3	An Administrative Law Judge issues an Administrative Law Hearing decision adverse to the Enrollee.

14.7.3.4	The time period or service limits of a previously authorized service has been met.

14.7.4
If the final resolution of Appeal or Administrative Law Hearing is adverse to the Enrollee, that is, upholds the Contractor action, the Contractor (on behalf of ASES) may recover from the Enrollee the cost of the services furnished to the Enrollee while the Appeal / Administrative Law Hearing was pending, to the extent that they were furnished solely because of the requirements of this Section.  After recoupment of the cost of the service from the Enrollee (either in full or in part), the Contractor shall submit such funds to ASES.

14.7.5
If the Contractor or ASES reverses a decision to deny, limit, or delay services that were not furnished while the Appeal / Administrative Law Hearing was pending, the Contractor shall authorize or provide this disputed services promptly and as expeditiously as the Enrollee’s health condition requires.

14.7.6
If the Contractor or ASES reverses a decision to deny authorization of services, and the Enrollee received the disputed services while the Appeal / Administrative Law Hearing was pending, those services shall be paid for in accordance with Article 16 this Contract.

14.8	Reporting Requirements

14.8.1
The Contractor shall log and track all Complaints, Grievances, Notices of Action, Appeals and Administrative Law Hearing requests (see Section 14.1.16 of this Contract for details regarding information collected).

14.8.2	ASES may publicly disclose summary information regarding the nature of Complaints, Grievances and Appeals and related dispositions or resolutions in consumer information materials.

14.8.3	The Contractor shall submit quarterly Grievance System Reports to ASES using a format prescribed by ASES.

14.9	Remedy for Contractor Non-Compliance with Advance Directive Requirements.

In addition to the Complaint, Grievance, and Appeal rights described in this Article, an Enrollee may lodge with ASES a complaint concerning the Contractor’s non-compliance with the Advance Directive requirements stated in Section 7.10 of this Contract.

ARTICLE 15	ADMINISTRATION AND MANAGEMENT

15.1	General Provisions

15.1.1	The Contractor shall be responsible for the administration and management of all requirements of this Contract, and consistent with the Medicaid managed care regulations at 42 CFR Part 438.

15.1.2	All costs and expenses related to the administration and management of this Contract shall be the responsibility of the Contractor.

15.2	Place of Business and Hours of Operation

15.2.1
Given that Enrollment occurs chiefly on site in the Contractor’s administrative offices, the Contractor shall ensure that its administrative offices are physically accessible to all Enrollees and fully equipped to perform all functions related to carrying out this Contract.

15.2.2	The Contractor shall maintain administrative offices in each Service Region.

15.2.3
The Contractor shall accommodate any request by ASES to visit the Contractor’s administrative offices to ensure that the offices are compliant with Americans with Disabilities Act (“ADA”) requirements for public buildings, and with all other applicable federal and Puerto Rico rules and regulations.

15.2.4	The Contractor must maintain one (1) central administrative office and an additional administrative office in each Service Region covered under this Contract.

15.2.5
The Contractor’s office shall be centrally located and in a location accessible by foot and vehicle traffic.  The Contractor may establish more than one (1) administrative office within each of its Service Regions, but must designate one (1) of the offices as the central administrative office.

15.2.6
All of the Contractor’s written communications to Enrollees must contain the address of the location identified as the legal, duly licensed, central administrative office.  This administrative office must be open at least between the hours of 9:00 a.m. and 5:00 p.m. Puerto Rico Time, Monday through Friday; in addition, pursuant to the Contractor’s Enrollment Outreach Plan (see Section 6.12.2 of this Contract), the Contractor’s administrative office must have extended opening hours (until 7:00 p.m.) one Business Day per week; and must be open (to the extent necessary to permit Enrollment activities) one Saturday per month, from 9:00 a.m. to 5:00 p.m.

15.2.7
The Contractor shall ensure that the office(s) are adequately staffed, throughout the Term of this Contract, to ensure that Enrollees may visit the office to enroll at any time during Contractor’s hours of operation; and to ensure that Enrollees and Providers receive prompt and accurate responses to inquiries.

15.2.8	The Contractor shall provide access to information to Enrollees through Tele MI Salud, during the hours provided in Section 6.8.3 of this Contract.

15.2.9	The Contractor shall provide access twenty-four (24) hours a day, seven (7) days per week to its Web site.

15.3	Training and Staffing

15.3.1
The Contractor shall conduct ongoing training for all of its staff involved in Contractor’s performance of its obligations under this Contract, in all departments, to ensure appropriate functioning in all such areas and to ensure that such staff:

15.3.1.1	Understand the MI Salud program and the Medicaid managed care requirements;

15.3.1.2	Are aware of all programmatic changes; and

15.3.1.3	Are trained in the Contractor’s Cultural Competency Plan

15.3.2
The Contractor shall submit a Staff Training Plan and a current organizational chart to ASES for review and approval according to the timeframe specified in Attachment 12 to this Contract.  Any subsequent changes to the Staff Training Plan must be previously approved in writing by ASES.

15.4	Data Certification

15.4.1
The Contractor shall certify all data that (i) is the basis of ASES payments under this Contract pursuant to 42 CFR 438.604 and 42 CFR 438.606 or (ii) that is otherwise required to be certified by ASES. The data that must be certified include, but are not limited to, Enrollment information, Encounter Data, Claims Reports, reconciliation reports and other information reasonably required on a timely basis by ASES as a basis for payment. The data must be certified by the Authorized Signatory. The certification must attest, based on best knowledge, information, and belief, as follows:

15.4.1.1	To the accuracy, completeness and truthfulness of the data; and

15.4.1.2	To the accuracy, completeness, and truthfulness of the documents specified by ASES.

15.4.1.3	The Contractor shall submit the certification concurrently with the certified data.

15.5	Implementation Plan and Submission of Initial Deliverables

15.5.1
The Contractor shall develop an Implementation Plan that verifies that the Contractor will submit the Deliverables listed in the chart in Attachment 12 to this Contract, and that details any additional procedures and activities that will be accomplished during the period between the Effective Date of this Contract and the Implementation Date of this Contract.  The Implementation Plan shall include coordination and cooperation with ASES and its representatives during all phases.  The continued effectiveness of this Contract shall be contingent upon the Contractor’s submission and ASES’s approval of any Deliverables that, as provided in Attachment 12, were due before the Implementation Date of this Contract, and provided that ASES’s approval shall not be unreasonably withheld, conditioned or delayed.

15.5.2
The Contractor shall submit its Implementation Plan to ASES for ASES’s review and approval according to the timeframe specified in Attachment 12 to this Contract.  Implementation of the Contract shall not commence prior to ASES approval.

15.5.2.1	The Contractor will not receive any additional payment to cover start up or implementation costs.

ARTICLE 16	PROVIDER PAYMENT MANAGEMENT

16.1	General Provisions

16.1.1
ASES expressly guarantees payment for all Medically Necessary Covered Services rendered to Enrollees by any Network Providers and all Providers. So long as ASES is making the Claims Payments, the Contractor shall pay Claims to Providers in the manner described in this Contract, and shall monitor the implemented compensation systems to prevent the compromise of access to services or their quality.  The Contractor shall administer an effective, accurate and efficient Provider payment management function that (a) under this Contract’s arrangement adjudicates and settles Provider Claims for Covered Services that are filed within the timeframes specified by this Article and in compliance with all applicable Puerto Rico and federal laws, rules, and regulations; (b) processes Claims Payments to applicable Providers within the timeframes specified by this Article; and (c) performs third-party administration functions.

16.1.2
The Contractor shall maintain a Claims management system that can identify the date of receipt (the date the Contractor receives the Claim as indicated by the date-stamp), real-time-accurate history of actions taken on each Provider Claim (i.e. paid, denied, suspended, appealed, etc.), and the date of payment (the date of the check or other form of payment).

16.1.3
To the extent feasible, the Contractor shall implement an Automated Clearinghouse (“ACH”) mechanism that allows Providers to request and receive electronic funds transfer (“EFT”) of Claims payments.  The Contractor shall encourage its Providers, as an alternative to the filing of paper-based Claims, to submit and receive Claims information through electronic data interchange (“EDI”), i.e., electronic Claims.  Electronic Claims must be processed in adherence to information exchange and data management requirements specified in Article 17.  As part of this Electronic Claims Management (“ECM”) function, the Contractor shall also provide on-line and phone-based capabilities to obtain Claims processing status information.

16.1.4
If the Contractor does not make payments through an ACH system, the Contractor shall either provide a central address to which Providers must submit Claims; or provide to each Network Provider a complete list, including names, addresses, and phone number, of entities to which the Providers must submit Claims.

16.1.5
The Contractor shall notify Providers in writing of any changes in the Claims filing list at least thirty (30) Calendar Days before the effective date of the change.  If the Contractor is unable to provide 30 Calendar Days of notice, it must (i) give Providers a thirty- (30) Calendar Day extension on their Claims filing deadline to ensure Claims are routed to the correct processing center and (ii) provide written notification to ASES within one (1) Business Day.

16.1.6
All Claims submitted for payment, in order to be processed, shall comply with the Clean Claim standards as established by federal regulation (42 CFR 447.45), and as described in Section 16.10.2 of this Contract.

16.1.7	The Contractor shall generate explanations of benefits and remittance advices in accordance with ASES standards for formatting, content, and timeliness.

16.1.8
The Contractor shall not pay any Claim submitted by a Provider who is excluded or suspended from the Medicare, Medicaid or CHIP programs for Fraud, Abuse or waste or otherwise included on HHS Office of the Inspector General exclusions list, or employs someone on this list.  The Contractor shall not pay any Claim submitted by a Provider that is on payment hold under the authority of ASES (see Section 10.5.4 of this Contract).  The Contractor shall only pay Claims that have been submitted by the Provider within ninety (90) Calendar Days of providing such service.

16.2	[Intentionally left blank].

16.3	[Intentionally left blank].

16.4	[Intentionally left blank].

16.5	Payment Schedule

16.5.1
At a minimum, the Contractor shall run two (two) Provider payment cycles per month, on the same day each week, as determined by the Contractor.  The Contractor shall develop a payment schedule to be submitted to ASES for review and approval according to the timeframe specified in Attachment 12 to this Contract.

16.5.2
Other than for cause explicitly stated in the Provider Contract, payment to Providers made in the form of a Capitation payment shall be issued no later than the fifteenth (15th) Calendar Day of the month in which ASES issues its Claims Payment to the Contractor.  Any Provider Capitation payment retained by the Contractor past this date in a given month shall accrue interest at the prevailing legal interest rate for personal loans as such rate is determined by the Board of the Office of the Commissioner of Financial Institutions, and interest shall be paid along with the Capitation payment to the Provider for that month.

16.6	Contractor Administration Responsibilities –for Vieques and Guaynabo.

16.6.1
ASES will set up a separate account from which the Contractor shall draw the necessary funding to process payments for services rendered in the Centro de Diagnostico y Tratamiento de Vieques (“Vieques CDT”); these draws shall be in accordance with ASES specifications.  All draws against this account shall be substantiated through the submission of Encounter Data as prescribed in 16.8.1 and reconciled to these data on a monthly basis on a schedule to be agreed upon between ASES and the Contractor.

16.6.2
The Contractor shall coordinate with the applicable appropriate personnel of the Vieques CDT and the Grupo Medico de Guaynabo to ensure proper incorporation of the service management and reimbursement terms associated with such Provider into the Contractor’s business operations and information systems.

16.7	Required Claims Processing Reports

16.7.1
The Contractor shall provide to ASES each fifteenth (15th) and (30th) day of each calendar month  a Claims Payment Report listing all Claims submitted by Providers that are pending and have not been paid.  The Claims Payment Report shall be certified by the Authorized Signatory in accordance with Sections 15.4 and 22 of this Contract.  The report shall include a pre-check register with proposed payments to be made by the Contractor to the Providers.  The Claims Payment Report shall not include requests for the payment of Claims that are determined not to be Medically Necessary.  The format of the report shall be provided by ASES.

16.7.2
The Contractor shall provide an additional report listing all paid and denied Claims each fifteenth (15th) and (30th) day of each calendar month.  The format of the report shall be provided by ASES and shall detail payments made to all Providers.

16.7.2.1	The report shall list, by Provider, Claims from the preceding month that were paid, and those that have not been made by reason of administrative delay or the Contractor’s decision to deny the Claim.

16.7.3	In the event that Providers associated with a PMG consent to the disbursement of payment directly to the PMG, the Contractor shall so specify in its report.

16.7.4
The Contractor shall provide to ASES, each fifteenth (15th) and (30th) day of each calendar month, records or financial data related to Claims submitted but not paid by reason of accounting or by reason of Contractor decision to deny the Claim.  Such data shall be submitted in a format acceptable to ASES.

16.7.5
The Contractor shall provide to PMGs, on a monthly basis, and through an electronic or machine readable media format, a detailed report classified by Enrollee, by Provider, by diagnosis, by procedure, by date of service and by real cost, of all payments made by the Contractor to the PMG. The Contractor shall provide this report to ASES at the same time the report is provided to the PMGs.

16.8	Submission of Encounter Data

16.8.1	The Contractor shall establish an efficient information system to maintain all data pertaining to Enrollee Encounters, Claims processing and rapid transmission of all the information required by ASES.

16.8.2
The PMGs must report on a quarterly basis each Encounter to the Contractor, classified by each participating Provider within the PMG, as well as the health services of each Encounter. The data shall be submitted regardless of the payment arrangement, Capitated or otherwise, agreed upon between the Contractor and the Provider.  The Contractor must submit to ASES the Capitation distribution, if applicable, within each PMG as established in the formats required by ASES actuarial reports.

16.8.3
To assure that all Enrollees Encounters are registered and recorded, the Contractor shall conduct audits of Encounter data submitted by Providers.  Any violations with respect to Encounter reporting shall be subject to corrective measures.  The Contractor shall provide quarterly reports to ASES of all the findings and corrective measures taken with respect to the Encounter Data reporting requirements.

16.8.4	Providers shall furnish complete Encounter Data to the Contractor on a monthly basis.

16.9	Relationship With Pharmacy Benefit Manager (PBM)

16.9.1
The Contractor shall work with the PBM selected by ASES to facilitate the processing of Pharmacy Services Claims submitted by the PBM, as provided in Section 7.5.12.11 of this Contract.  ASES is responsible for the funding of pharmacy claims, and the Contractor is responsible to execute the payment of the Claims to be paid to the PBMs on behalf of the network of pharmacies in accordance with the PBM contract.

16.9.2
The Contractor acknowledges its obligation with respect to the validation and payment of Pharmacy Claims, and timely notification, and certification to ASES with respect to the process and payment of those Claims.  The Contractor shall submit Pharmacy Services Claims reports in accordance with Section 18.2 of this Contract in a format approved by ASES.

16.9.3	PBMs’ switching and transaction fees are to be paid by ASES with corresponding validation by the Contractor.

16.9.4
ASES acknowledges that the Contractor is undertaking the process of validation and payment of those claims on behalf of ASES and the Contractor is not responsible in any manner for the liability and/or risk of pharmacy coverage within the Contractor responsibilities, other than for reasons solely attributable to Contractor, its employees and agents.

16.9.5	In order to facilitate Claims processing, the Contractor shall send to the PBM, on a daily basis, the Enrollee data described in Section 5.2.9 of this Contract.

16.10	Timely Payment of Claims

16.10.1
The Contractor shall comply with the timely processing of claims standards contained  in section 1902(a)(37) of the Social Security Act, Section 5001(f)(2) of the American Recovery and Reinvestment Act of 2009 (ARRA) and in implementing Federal Medicaid regulations at 42 CFR 447.45(d).

16.10.2	Provider Contracts shall include the following provisions for timely payment of Clean Claims.

16.10.2.1
A Clean Claim, as defined in 42 CFR 447.45, is a Claim received by the Contractor for adjudication, which can be processed without obtaining additional information from the Provider of the service or from a Third Party, as provided in Section 23.4.5.1 of this Contract.  It includes a Claim with errors originating in the Contractor’s claims system.  It does not include a Claim from a Provider who is under investigation for Fraud or Abuse, or a Claim under review for Medical Necessity.

16.10.2.2
Provider Contracts shall provide that ninety-five percent (95%) of all Clean Claims must be paid by the Contractor not later than thirty (30) Calendar Days from the date of receipt of the Claim (including Claims billed by paper and electronically), and one hundred percent (100%) of all Clean Claims must be paid by the Contractor not later than fifty (50) Calendar Days from the date of receipt of the Claim.

16.10.2.3
Any Clean Claim not paid within thirty (30) Calendar Days shall bear interest in favor of Provider on the total unpaid amount of such Claim, according to the prevailing legal interest rate fixed by the Puerto Rico Commissioner of Financial Institutions.  Such interest shall be considered payable on the day following the terms of this Section 16.10, and interest shall be paid together with the Claim.  If the delay in payment to a Provider is the result of the actions or omissions by the Contractor, the Contractor shall be responsible (i) for payment of any interest due to the Provider under this Section and (ii) compliance with the applicable requirements of the PR Prompt Payment Law. If the delay in payment to a Provider is the result of ASES’s failure to make timely and complete Claims Payments to the Contractor when due, ASES (and not the Contractor) shall be responsible to (i) pay any such interest due to the Provider and (ii) compliance with the applicable requirements of the PR Prompt Payment Law.

16.10.3
An Unclean Claim is any Claim that falls outside the definition of Clean Claim in Section 16.10.2.1 of this Contract.  The Contractor shall include the following provisions in its Provider Contracts for timely resolution of Unclean Claims.

16.10.3.1
Ninety percent (90%) of Unclean Claims must be resolved and processed with payment by the Contractor, if applicable, not later than thirty (30) Calendar Days from the date of initial receipt of the Claim.  This includes Claims billed on paper or electronically.

16.10.3.2	Of the remaining ten percent (10%) of total Unclean Claims that may remain outstanding after thirty (30) Calendar Days.

16.10.3.2.1
Nine percent (9%) of the Unclean Claims must be resolved and processed with payment by the Contractor, if applicable, not later than ninety (90) Calendar Days from the date of initial receipt (including Claims billed on paper and those billed electronically); and

16.10.3.2.2
One percent (1%) of the Unclean Claims must be resolved and processed with payment by the Contractor, if applicable, not later than one year (12 months) from the date of initial receipt of the Claim (including Claims billed on paper and those billed electronically).

16.10.3.2.3
The Contractor shall submit an Unclean Claims Report each fifteenth (15th) and (30th) day of each calendar month in a format to be provided by ASES.  The Contractor shall continue to submit an Unclean Claims Report until all such Claims have been resolved or through the Runoff Period, whichever is longer.

16.10.4
The Contractor shall not establish any administrative procedures, such as administrative audits, authorization number, or other formalities under the control of the Contractor, which could prevent the Provider from submitting a Clean Claim.

16.10.5
The foregoing timely payment standards are more stringent than those required in the federal regulations, at 42 CFR 447.45(d).  The Contractor shall include the foregoing standards in each Provider Contract and ASES will submit proof of this alternative payment agreement to CMS.

16.10.6
The Contractor shall deliver to Providers, within fifteen (15) Calendar Days of award of the Provider Contract (along with the Provider guidelines described in Section 10.2.1 of this Contract), Claims coding and processing guidelines for the applicable Provider type, and the definition of a Clean Claim to be applied.

16.10.7	The Contractor shall give Providers ninety (90) Calendar Days notice in advance of the effective date of any change in Claims coding and processing deadlines.

16.11	Contractor Denial of Claims and Resolution of Contractual and Claims Disputes

16.11.1
Not later than the fifth (5th) Business Day after the receipt of a Provider Claim that the Contractor has deemed not to meet the Clean Claim requirements, the Contractor shall suspend the Claim and request in writing (notification via e-mail, the Contractor’s Web site, or an interim remittance advice satisfies this requirement) all outstanding information such that the Claim can be deemed clean.  Upon receipt of all the requested information from the Provider, the Contractor shall complete processing of the Claim in accordance with the standards outlined in Section 16.10 of this Contract.

16.11.2	Claims suspended for additional information must be closed (paid or denied) such that compliance with the timely payment rules outlined in Section 16.10 of this Contract is achieved.

16.11.3
The Contractor must process, and finalize, all appealed Claims to a paid or denied status within thirty (30) Calendar Days of receipt of the Appealed Claim; for Claims for which the Contractor has requested further information, per Section 16.11.1 of this Contract, the Contractor shall pay or deny the Claim within thirty (30) Calendar Days of receipt of the requested information.

16.11.4
The Contractor shall send Providers written notice (notification via e-mail, surface mail, the Contractor’s Web site, or a remittance advice satisfies this requirement) for each Claim that is denied, including the reason(s) for the denial, the date the Contractor received the Claim, and a reiteration of the outstanding information required from the Provider to adjudicate the Claim.

16.11.5
In situations in which the Contractor denies a Provider’s Claim for services, and the Provider disputes the denial, as provided in Section 16.11.6 of this Contract, the Contractor shall not Withhold payment pending final resolution of the dispute, but instead shall pay the Claim within thirty (30) Calendar Days of the Contractor’s receipt of the Provider’s written complaint and request for mediation (see Section 16.11.6.2.1 of this Contract).  The Contractor shall seek recoupment of the paid Claim only in the event that the dispute is resolved, at the level of the mediation described in Section 16.11.6.2.1 of this Contract, in the Contractor’s favor.

16.11.6	Provider Dispute Resolution System

16.11.6.1	The Contractor shall establish and use a procedure to resolve billing, payment, and other administrative disputes between Providers and the Contractor arising under Provider Contracts including:

16.11.6.1.1	A mediation system for resolution of Provider disputes of denied Claims; and

16.11.6.1.2
A Provider complaint resolution process implemented by the Contractor to address, among others, lost or incomplete Claims forms or electronic submissions; Contractor requests for additional explanation as to services or treatment rendered by a Provider; and inappropriate or unapproved Referrals issued by Providers.

16.11.6.1.3	This dispute resolution system shall exclude Grievances filed by Providers on behalf of Enrollees pursuant to Section 14.3 of this Contract.

16.11.6.2	Provider Complaints Concerning Denied Claims

16.11.6.2.1
If there is no agreement between the Contractor and the Provider on a denied Claim, a third party, external to the Contractor and the Provider and chosen by mutual agreement, shall be appointed to adjudicate the denial, upon the Provider’s submission of a written complaint and request for mediation.  The third party shall render his or her decision no more than thirty (30) Calendar Days from the date of the Provider’s request for third-party mediation.  If there is no agreement on the third party’s selection, he or she shall be appointed by ASES, and, subject to the appeal rights described in this Section, the parties will comply with the third party’s decision.  The party adversely affected shall pay for the third party’s service fees.  If both the Provider and the Contractor have caused an error, the third party shall determine the percentage attributable to each party, and payment to the third party shall be in accordance with percentage of responsibility.

16.11.6.2.2
The party adversely affected by the mediator’s decision may pursue an Administrative Law Hearing.  The parties to the Administrative Law Hearing shall be the Contractor and the Provider.  ASES shall grant a Provider or Contractor request for an Administrative Law Hearing, provided that the Provider or Contractor, as the case may be, submits a written appeal, accompanied by supporting documentation, not more than thirty (30) Calendar Days following the Provider’s or Contractor’s receipt of the mediator’s written decision.  ASES, at its sole expense, shall contract with an independent party to serve as the examining officer in any such Administrative Law Hearing.

16.11.6.3	Other Disputes Arising Under the Provider Contract

16.11.6.3.1
For any dispute between the Provider and Contractor arising under the Provider Contract, other than a disputed denial of a Claim, the Contractor shall implement an internal dispute resolution system, which shall include the opportunity for an aggrieved Provider to submit a timely written complaint to the Contractor.  The Contractor shall issue a written decision on the Provider’s complaint within fifteen (15) Calendar Days of receipt of the Provider’s written complaint.  A Contractor written decision that is in any way adverse to the Provider shall include an explanation of the grounds for the decision and a notice of the Provider’s right to and procedures for an Administrative Law Hearing within ASES.

16.11.6.3.2
If the Provider is not satisfied with the decision on its complaint within the Contractor’s dispute resolution system, the Provider may pursue an Administrative Law Hearing.  The parties to the Administrative Law Hearing shall be the Contractor and the Provider.  ASES shall grant a Provider request for an Administrative Law Hearing, provided that the Provider submits a written appeal, accompanied by supporting documentation, not more than thirty (30) Calendar Days following the Provider’s receipt of the Contractor’s written decision.  ASES, at its sole expense, shall contract with an independent party to serve as the examining officer in any such Administrative Law Hearing.

16.11.6.4
Judicial Review.  A decision issued as a result of the Administrative Law Hearing provided for in Section 16.11.6.2.2 or 16.11.6.3.2 of this Contract shall be subject to review before the Court of Appeals of the Commonwealth of Puerto Rico.

16.11.7	[Intentionally left blank].

16.11.8	ASES Guarantee of Payment

16.11.8.1
ASES expressly guarantees payment for all Covered Services and Benefits rendered to Enrollees by any Provider pursuant to the terms of this Contract. Subject to Section 16.11.8.10 of this Contract, the Contractor shall use such ASES Claims Payments to compensate Providers for all Covered Services and Benefits, and its compensation systems will not compromise access to services or their quality.

16.11.8.2
The insolvency, liquidation, bankruptcy or breach of contract by ASES, the Contractor, a PMG or Provider shall not release said party from its corresponding obligation to pay for Covered Services rendered as authorized herein.

16.11.8.3
ASES’s obligation to guarantee payment to all PMGs, Providers or Subcontractors for services rendered by them in connection with this Contract is subject to compliance with established claim proceedings and requisites set forth in this Contract.

16.11.8.4
If Providers or Subcontractors claim direct substitute payments due from the Contractor or PMG to ASES in accordance with this Section, then ASES shall deduct any amounts payable to Providers or Subcontractors from amounts due to a PMG as Claims Payments.

16.11.8.5	ASES agrees to pay direct substitute payments to the PMGs and/or Providers according to the payment schedule agreed in their respective contracts.

16.11.8.6	ASES shall Immediately notify the Contractor in writing in the event sufficient funds are not available to satisfy ASES’s payment obligations under this Contract when due.

16.11.8.7	[Intentionally left blank].

16.11.8.8	[Intentionally left blank].

16.11.8.9	[Intentionally left blank].

16.11.8.10
The Contractor shall have no obligation to pay Claims to Providers for Covered Services to the extent that ASES has failed to make timely and complete payments of the Claims Payment as required under Section 22 of this Contract and shall not be subject to any prompt payment law penalties (including the PR Prompt Payment Law) for such non-payment or any interest to Providers.  ASES agrees to guaranty any interest due to the Providers and penalties under any prompt payment laws (including the PR Prompt Payment Law) as a result of such non-payment.

16.12	Contractor Recovery from Providers

16.12.1
When ASES or the Contractor determines after the fact that it has paid a Claim incorrectly, or when ASES or the Contractor, per Section 16.11.5 of this Contract, is entitled to seek recoupment after a mediation concerning a denied Claim has been resolved in the Contractor’s favor, ASES or the Contractor (on behalf of ASES) may request applicable reimbursement from the Provider through written notice, stating the basis for the request.  The notice shall list the Claims and the amounts to be recovered.

16.12.2
The Provider will have a period of ninety (90) Calendar Days to make the requested payment, to agree to ASES or the Contractor’s retention of said payment (on behalf of ASES), or to dispute the recovery action following the process described in Section 16.11 of this Contract.  To the extent the Provider requests additional time to make the requested payment, the Contractor may agree to a payment plan; however, the Contractor shall not accept any payment plan in excess of one (1) year, unless the Contractor receives advance written authorization from ASES.

16.12.3
To the extent the Contractor recoups amounts on behalf of ASES, the Contractor shall remit such amounts to ASES within fourteen (14) Business Days.  The Contractor shall not be authorized to reduce any amount, unless the Contractor receives advance written authorization from ASES. For the avoidance of doubt, the Contractor shall not retain any amount of the recouped funds for such administrative service.

ARTICLE 17	INFORMATION MANAGEMENT AND SYSTEMS

17.1	General Provisions

17.1.1
The Contractor shall have Information management processes and Information Systems (hereafter referred to as the “Systems”) that enable it to meet MI Salud requirements, ASES and federal reporting requirements, all other Contract requirements, and any other applicable Puerto Rico and federal laws, rules and regulations, including but not limited to the standards and operating rules in Section 1104 of the PPACA and associated regulations, the Health Insurance Portability and Accountability Act of 1996 (HIPAA) and associated regulations and 42 CFR 438.242.

17.1.1.1
The Contractor shall file a statement of certification with the U.S. Department of Health and Human Services (HHS) no later than December 31, 2013 certifying that the Contractor’s Data and Systems are in compliance with the standards and operating rules for EFT, eligibility, claim status and health care payment/remittance advice transactions, in accordance with Section 1104 of the PPACA and associated regulations.

17.1.2
The Contractor’s Systems shall possess capacity sufficient to handle the workload projected for the start of the program and will be scalable and flexible so they can be adapted as needed, within negotiated timeframes, in response to program or Enrollment changes.

17.1.3
The Contractor’s Systems shall have the capability of adapting to any future changes necessary as a result of modifications to the service delivery system and its requirements, including data collection, records and reporting based upon unique Enrollee and Provider identifiers to track services and expenditures across funding streams.  The Systems shall be scalable and flexible so they can be adapted as needed, within negotiated timeframes, in response to changes in Contract requirements, increases in enrollment estimates, etc.  The System architecture shall facilitate rapid application of the more common changes that can occur in the Contractor’s operation, including but not limited to:

17.1.3.1	Changes in pricing methodology;

17.1.3.2	Rate changes;

17.1.3.3	Changes in utilization management criteria;

17.1.3.4	Additions and deletions of Provider types; and

17.1.3.5	Additions and deletions of procedure, diagnosis and other service codes.

17.1.4
The Contractor shall provide secure, online access to select system functionality to at least three (3) ASES personnel to facilitate resolution of Enrollee inquiries and to research Enrollee-related issues as needed.

17.1.5	The Contractor shall participate in Systems Work Groups organized by ASES. The Systems Work Groups will meet on a designated schedule as agreed to by ASES and the MI Salud Plans and the MBHO.

17.1.6	The Contractor shall provide a continuously available electronic mail communication link (E-mail system) with ASES. This system shall be:

17.1.6.1	Available from the workstations of the designated Contractor contacts; and

17.1.6.2
Capable of attaching and sending documents created using software products other than Contractor systems, including the Commonwealth’s currently installed version of Microsoft Office and any subsequent upgrades as adopted.

17.2	Global System Architecture and Design Requirements

17.2.1
The Contractor shall comply with federal and Puerto Rico policies, standards and regulations in the design, development and/or modification of the Systems it will employ to meet the aforementioned requirements and in the management of Information contained in those Systems.  Additionally, the Contractor shall adhere to ASES and Puerto Rico-specific system and data architecture standards and/or guidelines.

17.2.2	The Contractor’s Systems shall:

17.2.2.1
Be (i) SQL and ODBC compliant and/or have the connectivity required to for proper system communication with ASES’s system, and (ii) capable of storing in relational databases all Enrollee-related information as required by ASES;

17.2.2.2	Adhere to Internet Engineering Task Force/Internet Engineering Standards Group standards for data communications, including TCP and IP for data transport;

17.2.2.3	Conform to HIPAA standards for data and document management and in total compliance with HIPAA Security Rule;

17.2.2.4
Contain controls to maintain information integrity.  These controls shall be in place at all appropriate points of processing.  The controls shall be tested in periodic and spot audits following a methodology to be developed jointly by and mutually agreed upon by the Contractor and ASES; and

17.2.2.5
Partner with ASES in the development of transaction/event code set, data exchange and reporting standards not specific to HIPAA or other federal effort and will conform to such standards as stipulated in the plan to implement the standards.

17.2.3
Where Web services are used in the engineering of applications, the Contractor’s Systems shall conform to World Wide Web Consortium (W3C) standards such as XML, UDDI, WSDL and SOAP so as to facilitate integration of these Systems with ASES and other State systems that adhere to a service-oriented architecture.

17.2.4
Audit trails shall be incorporated into all Systems to allow information on source data files and documents to be traced through the processing stages to the point where the Information is finally recorded.  The audit trails shall:

17.2.4.1	Contain a unique log-on or terminal ID, the date, and time of any create/modify/delete action and, if applicable, the ID of the system job that effected the action;

17.2.4.2	Have the date and identification “stamp” displayed on any on-line inquiry;

17.2.4.3	Have the ability to trace data from the final place of recording back to its source data file and/or document shall also exist;

17.2.4.4	Be supported by listings, transaction Reports, update Reports, transaction logs, or error logs;

17.2.4.5	Facilitate auditing of individual Claim records as well as batch audits; and

17.2.4.6
Be maintained for seven (7) years in either live and/or archival systems.  The duration of the retention period may be extended at the discretion of and as indicated to the Contractor by ASES as needed for ongoing audits or other purposes, subject to and in accordance with Section 33 of this Contract.

17.2.5
The Contractor shall house indexed images of documents used by Enrollees and Providers to transact with the Contractor in the appropriate database(s) and document management systems so as to maintain the logical relationships between certain documents and certain data.  The Contractor shall follow all applicable requirements for the management of data in the management of documents.

17.2.6
The Contractor shall institute processes to insure the validity and completeness of the data it submits to ASES.  At its discretion, ASES will conduct general data validity and completeness audits using industry-accepted statistical sampling methods.  Data elements that will be audited include but are not limited to: Enrollee ID, date of service, Provider ID, category and sub category (if applicable) of service, diagnosis codes, procedure codes, revenue codes, date of Claim processing, and date of Claim payment.

17.2.7	Where a System is herein required to, or otherwise supports, the applicable batch or on-line transaction type, the system shall comply with HIPAA-standard transaction code sets.

17.2.8	The Contractor shall assure that all Contractor staff is trained in all HIPAA requirements, as applicable.

17.2.9
The layout and other applicable characteristics of the pages of Contractor Web sites shall be compliant with Federal “section 508 standards” and Web Content Accessibility Guidelines developed and published by the Web Accessibility Initiative.

17.3	System and Data Integration Requirements

17.3.1
The Contractor’s applications shall be able to interface with ASES’s systems for purposes of data exchange and will conform to standards and specifications set by ASES.  These standards and specifications are detailed in Attachment 9.

17.3.2	The Contractor’s System(s) shall be able to transmit and receive transaction data to and from ASES’s systems as required for the appropriate processing of Claims.

17.3.3
Each month the Contractor shall generate Encounter Data files from its claims management system(s) and/or other sources.  The files will contain settled Claims and Claim adjustments and Encounter Data from Providers for the most recent month for which all such transactions were completed.  The Contractor shall provide these files electronically to ASES and/or its Agent in adherence to the procedure, content standards and format indicated in Attachment 9.  The Contractor shall make changes or corrections to any systems, processes or data transmission formats as needed to comply with Encounter Data quality standards as originally defined or subsequently amended.

17.3.4	The Contractor’s System(s) shall be capable of generating files in the prescribed formats for upload into ASES Systems used specifically for program integrity and compliance purposes.

17.3.5	The Contractor’s System(s) shall possess mailing address standardization functionality in accordance with US Postal Service conventions.

17.4	System Access Management and Information Accessibility Requirements

17.4.1	The Contractor’s System shall employ an access management function that restricts access to varying hierarchical levels of system functionality and Information. The access management function shall:

17.4.1.1	Restrict access to Information on a “need to know" basis, e.g. users permitted inquiry privileges only will not be permitted to modify information;

17.4.1.2
Restrict access to specific system functions and information based on an individual user profile, including inquiry only capabilities; global access to all functions will be restricted to specified staff jointly agreed to by ASES and the Contractor; and

17.4.1.3	Restrict attempts to access system functions to three (3), with a system function that automatically prevents further access attempts and records these occurrences.

17.4.2
The Contractor shall make System Information available to duly Authorized Representatives of ASES and other Puerto Rico and federal agencies to evaluate, through inspections or other means, the quality, appropriateness and timeliness of services performed.

17.4.3
The Contractor shall have procedures to provide for prompt transfer of System Information upon request to other Network or Out-of-Network Providers for the medical management of the Enrollee in adherence to HIPAA and other applicable requirements.

17.4.4
All Information, whether data or documents, and reports that contain or make references to said Information, involving or arising out of this Contract are owned by ASES except as provided in Section 28.1.2 of this Contract.  The Contractor is expressly prohibited from sharing or publishing ASES Data without the prior written consent of ASES.  In the event of a dispute regarding the sharing or publishing of ASES Data, ASES’s decision on the matter shall be final and not subject to appeal.

17.5	Systems Availability and Performance Requirements

17.5.1
The Contractor shall ensure that Enrollee and Provider portal and/or phone-based functions and information, such as confirmation of Contractor Enrollment (CCE) and electronic claims management (ECM), Enrollee services and Provider services, are available to the applicable System users twenty-four (24) hours a day, seven (7) Days a week, except during periods of scheduled System Unavailability agreed upon by ASES and the Contractor.  Unavailability caused by events outside of a Contractor’s Span of Control is outside of the scope of this requirement.

17.5.2
The Contractor shall ensure that at a minimum all other System functions and Information are available to the applicable system users between the hours of 7:00 a.m. and 7:00 p.m. Monday through Friday.

17.5.3	The Contractor shall develop an automated method of monitoring the CCE and ECM functions on at least a thirty (30) minute basis twenty-four (24) hours a day, seven (7) days per week.

17.5.4
Upon discovery of any problem within its Span of Control that may jeopardize System availability and performance as defined in this Section of the Contract, the Contractor shall notify the applicable ASES staff in person, via phone, electronic mail and/or surface mail.

17.5.5
The Contractor shall deliver notification as soon as possible but no later than 7:00 pm if the problem occurs during the business day and no later than 9:00 am the following business day if the problem occurs after 7:00 pm.

17.5.6
Where the operational problem results in delays in report distribution or problems in on-line access during the business day, the Contractor shall notify the applicable ASES staff within fifteen (15) minutes of discovery of the problem, in order for the applicable work activities to be rescheduled or be handled based on System Unavailability protocols.

17.5.7
The Contractor shall provide to appropriate ASES staff information on System Unavailability events, as well as status updates on problem resolution.  These up-dates shall be provided on an hourly basis and made available via electronic mail, telephone and, if applicable, the Contractor’s Web site.

17.5.8	The following rules govern Unscheduled System Unavailability for CCE functions, ECM functions, and all other functions.

17.5.8.1	CCE Functions

17.5.8.1.1
Unscheduled System Unavailability of CCE functions caused by the failure of systems and telecommunications technologies within the Contractor’s Span of Control will be resolved, and the restoration of services implemented, within thirty (30) minutes of the official declaration of System Unavailability.

17.5.8.1.2
From the Effective Date of the Contract through December 31, 2011, Unscheduled System Unavailability for CCE functions shall be remedied within sixty (60) minutes of the official declaration of System Unavailability, if unavailability occurs during normal business hours; or within sixty (60) minutes of the start of the next Business Day, if unavailability occurs outside business hours.

17.5.8.1.3
Throughout the Contract Term, the Contractor shall have in place a method to validate eligibility manually twenty-four (24) hours per day, seven (7) days a week as a contingency to any Unscheduled Systems Unavailability for CCE functions.

17.5.8.2
ECM Functions.  Unscheduled System Unavailability of ECM functions caused by the failure of systems and technologies within the Contractor’s Span of Control will be resolved, and the restoration of services implemented, within sixty (60) minutes of the official declaration of System Unavailability, if unavailability occurs during normal business hours; or within sixty (60) minutes of the start of the next Business Day, if unavailability occurs outside business hours.

17.5.8.3
All Other Contractor System Functions.  Unscheduled System Unavailability of all other Contractor System functions caused by systems and telecommunications technologies within the Contractor’s Span of Control shall be resolved, and the restoration of services implemented,

17.5.8.3.1	Within four (4) hours of the official declaration of Unscheduled System Unavailability, when unavailability occurs during business hours, and

17.5.8.3.2	Within two (2) hours of the start of the next Business Day, when unavailability occurs during non-business hours.

17.5.9	[Intentionally left blank].

17.5.10
Cumulative System Unavailability caused by systems and telecommunications technologies within the Contractor’s Span of Control shall not exceed one (1) hour during any continuous five (5) day period for functions that affect MI Salud Enrollees and services.  For functions that do not affect MI Salud Enrollees, Cumulative System Unavailability caused by systems and telecommunications technologies within the Contractor’s Span of Control shall not exceed four (4) hours during any continuous five (5) Business Day period.

17.5.11	The Contractor shall not be responsible for the availability and performance of systems and telecommunications technologies outside of the Contractor’s Span of Control.

17.5.12
Full written documentation that includes a Corrective Action Plan, describing how the problem will be prevented from occurring again, shall be delivered within five (5) Business Days of the problem’s occurrence.

17.5.13
Regardless of the architecture of its Systems, the Contractor shall develop and be continually ready to invoke a Business Continuity and Disaster Recovery (BC-DR) plan that at a minimum addresses the following scenarios: (a) the central computer installation and resident software are destroyed or damaged, (b) System interruption or failure resulting from network, operating hardware, software, or operational errors that compromises the integrity of transactions that are active in a live system at the time of the outage, (c) System interruption or failure resulting from network, operating hardware, software or operational errors that compromises the integrity of data maintained in a live or archival system, (d) System interruption or failure resulting from network, operating hardware, software or operational errors that does not compromise the integrity of transactions or data maintained in a live or archival system but does prevent access to the System, i.e. causes unscheduled System Unavailability.

17.5.14
The Contractor shall on an annual basis test its BC-DR plan through simulated disasters and lower level failures in order to demonstrate to ASES that it can restore System functions per the standards outlined elsewhere in this Section 17.5 of the Contract.  The results of these tests shall be reported to ASES within thirty (30) Calendar Days of completion of said tests.

17.5.15
In the event that the Contractor fails to demonstrate in the tests of its BC-DR plan that it can restore system functions per the standards outlined in this Contract, the Contractor shall be required to submit to ASES a Corrective Action Plan that describes how the failure will be resolved.  The Corrective Action Plan will be delivered within five (5) Business Days of the conclusion of the test.

17.5.16	The Contractor shall submit a monthly Systems Availability and Performance Report to ASES.

17.6	System Testing and Change Management Requirements

17.6.1
The Contractor shall absorb the cost of routine maintenance, inclusive of defect correction, System changes required to effect changes in Puerto Rico and federal statute and regulations, and production control activities, of all Systems within its Span of control.

17.6.2	The Contractor shall respond to ASES reports of System problems not resulting in System Unavailability according to the following timeframes:

17.6.2.1	Within five (5) Calendar Days of receipt the Contractor shall respond in writing to notices of system problems.

17.6.2.2	Within fifteen (15) Calendar Days, the correction will be made or a Requirements Analysis and Specifications document will be due.

17.6.3	The Contractor shall correct the deficiency by an effective date to be determined by ASES.

17.6.4	Contractor systems will have a system-inherent mechanism for recording any change to a software module or subsystem.

17.6.5	The Contractor shall put in place procedures and measures for safeguarding ASES from unauthorized modifications to Contractor Systems.

17.6.6
Unless otherwise agreed to in advance by ASES, scheduled System Unavailability to perform System maintenance, repair and/or upgrade activities to Contractor’s CCE systems shall take place between 11 p.m. on a Saturday and 6 a.m. on the following Sunday.

17.6.7	The Contractor shall work with ASES pertaining to any testing initiative as required by ASES.

17.6.8
The Contractor shall provide sufficient system access to allow verification of system functionality, availability and performance by ASES during the times required by ASES prior to the Implementation Date and as subsequently required during the term of the Contract.

17.7	System Security and Information Confidentiality and Privacy Requirement

17.7.1
The Contractor shall provide for the physical safeguarding of its data processing facilities and the systems and information housed therein. The Contractor shall provide ASES with access to data facilities upon ASES’s request.  The physical security provisions shall be in effect for the life of this Contract.

17.7.2
The Contractor shall restrict perimeter access to equipment sites, processing areas, and storage areas through a card key or other comparable system, as well as provide accountability control to record access attempts, including attempts of unauthorized access.

17.7.3
The Contractor shall include physical security features designed to safeguard processor site(s) through required provision of fire retardant capabilities, as well as smoke and electrical alarms, monitored by security personnel.

17.7.4
The Contractor shall ensure that the operation of all of its Systems is performed in accordance with Puerto Rico and federal regulations and guidelines related to security and confidentiality of the protected information managed by Contractor and strictly comply with HIPAA Privacy and Security Rule, as amended, and with Breach Notification Rules under HITECH Act.

17.7.5	The Contractor will put in place procedures, measures and technical security to prohibit unauthorized access to the regions of the data communications network inside of a Contractor’s Span of Control.

17.7.6	The Contractor shall ensure compliance with:

17.7.6.1	42 CFR Part 431 Subpart F (confidentiality of information concerning applicants and Enrollees of public medical assistance programs);

17.7.6.2	42 CFR Part 2 (confidentiality of alcohol and drug abuse records); and

17.7.6.3	Special confidentiality provisions in Puerto Rico or federal law related to people with HIV/AIDS and mental illness.

17.7.6.4	Section 105 of Title I of GINA, and the new privacy protections for genetic information, 78 Federal Register 5658-5659.

17.7.7	The Contractor shall provide its Enrollees with a privacy notice as required by HIPAA. The Contractor shall provide ASES with a copy of its Privacy Notice for its filing.

17.8	Information Management Process and Information Systems Documentation Requirements

17.8.1
The Contractor shall ensure that written System Process and Procedure Manuals document and describe all manual and automated system procedures for its information management processes and information systems.

17.8.2	The System User Manuals shall contain information about, and instructions for, using applicable System functions and accessing applicable system data.

17.8.3
When a System change that would alter the conditions and services agreed upon in this Contract is subject to ASES sign off, the Contractor shall draft revisions to the appropriate manuals prior to ASES sign off of the change.

17.8.4	Updates to the electronic version of these manuals shall occur in real time; updates to the printed version of these manuals shall occur within ten (10) Business Days of the update taking effect.

17.8.5	ASES reserves the right to Audit the Contractor’s Policies and Procedures Manuals/ Protocols compliance related to their Information Management Systems upon five (5) days prior notice to Triple S.

17.9	Reporting Functionality Requirements

17.9.1
The Contractor’s Systems shall have the capability of producing a wide variety of reports that support program management, policymaking, quality improvement, program evaluation, analysis of fund sources and uses, funding decisions and assessment of compliance with federal and Puerto Rico requirements.

17.9.2
The Contractor shall support a mechanism for obtaining service and expenditure reports by funding source, Provider, Provider Type or other characteristic; and Enrollee, Enrollee Group/Category or other characteristic.

17.9.3
The Contractor shall extend access to this mechanism to select ASES personnel in a secure manner to access data, including program and fiscal information regarding Enrollees served, services rendered, etc. and the ability for said personnel to develop and/or retrieve reports.  This requirement could be met by the provision of access to a decision support system/data warehouse.  The Contractor shall provide training in and documentation on the use of this mechanism.

17.10	Disaster Recovery, Disaster Declaration, Data Content Delivery to ASES

17.10.1
Contractor shall maintain a disaster recovery and business recovery plan in effect throughout the term of the Contract.  The disaster recovery plan shall be subject to ASES review upon reasonable notice to Contractor.  Contractor shall maintain reasonable safeguards against the destruction, loss, intrusion and unauthorized alteration of printed materials and data in its possession.  At a minimum, Contractor shall perform (i) incremental daily back-ups, (ii) weekly full backups, and (iii) such additional back-ups as Contractor may determine to be necessary to maintain such reasonable safeguards.

17.10.2
Both Parties recognize that a failure by the Contractor’s Network may adversely impact ASES business and operations, as the responsible party for MI Salud Health Service Program.  Therefore, in the event that the Contractor’s Network designed to deliver the Administrative Services herein contemplated becomes unable, or is anticipated to become unable, to deliver such Administration Services on a timely basis, Contractor shall Immediately notify ASES by telephone, and shall work closely with ASES to fix the problem.  In the event that Contractor fails to provide such required notice to ASES and such delay in the notification has a material and adverse effect upon ASES and/or MI Salud Enrollees, ASES may terminate this Contract for cause as provided in Article 35 of this Contract.

17.10.3
Within five (5) Calendar Days upon ASES request, Contractor will deliver a copy of the then current ASES’s Data Content to ASES in a mutually acceptable form and format which is useable and readable and understandable by ASES.

17.11	Health Information Organization and Health Information Exchange (HIE) Requirements

17.11.1
The Contractor shall initiate the active participation in any Health Information Organization that offers Health Information Exchange services, in order to integrate the Enrollees’ Personal Health Information, facilitate access to and retrieval of their clinical data to provide safer and more timely, efficient, effective, and equitable patient-centered care. The HIO participation is also required to support the analysis of the health of the population.  At the time  ASES may require, the Contractor shall be active in a HIO and cooperate with this effort.

17.11.2
ASES shall retain the right to request from Contractor the active participation in the Puerto Rico Health Information Exchange Corporation (PRHIEC), the Puerto Rico HIO State Designated Entity, in order to achieve the effective alignment of activities across Medicaid and state public health programs, to avoid duplicate efforts and to ensure integration and support of a unified approach to information exchange for the MI Salud Enrollees Program.

17.11.3
The Contractor shall verify that the HIO complies with all IT standards and requirements for interoperability and security capabilities dictated by ONCHIT, as other federal and Puerto Rico regulations.

17.11.4	The Contractor shall work with Network Providers and staff to encourage an active participation in an HIO, as specified in the Strategic Plan found in Attachment 22.

ARTICLE 18	REPORTING

18.1	General Requirements

18.1.1
The Contractor shall comply with all the reporting requirements established by ASES in this Article 18. ASES has provided the Contractor with the appropriate reporting formats, data elements, instructions, and/or submission timetables in this Article 18. The Parties may upon mutual agreement, change the content, format or frequency of such reports.

18.1.2
ASES may, at its discretion, require the Contractor to submit additional reports not otherwise included in Section 18.2 of this Contract, both ad hoc and recurring (collectively, the “Additional Reports”). If ASES requests any revisions or corrections to the reports already submitted, the Contractor shall make the changes and re-submit the reports, according to the time period and format specified by ASES in Section 18.1.4 below.

18.1.3	All reports containing information about a Provider must include the Provider’s NPI, if applicable.

18.1.4	The Contractor shall submit all reports to ASES, unless indicated otherwise in this Contract, according to the schedule below:

DELIVERABLES	DUE DATE
Weekly Reports	Friday of the following week
Each fifteenth (15th) and (30th) day of each calendar month Reports	The fifteenth (15th) and (30th) day of each calendar month
Monthly Reports	5th Calendar Day of the following month
Quarterly Reports	30th Calendar Day of the following month
Annual Reports	Ninety (90) Calendar Days after the end of the calendar year
Additional Reports	Within ten (10) Business Days of the date of the request (or such shorter period if circumstances so require subject to agreement by the Parties)

18.1.5
The Contractor shall submit all reports to ASES in the manner and format prescribed by ASES.  On or before September 30, 2013 ASES will submit to the Contractor the proposed templates for the submission of reports under this Contract.  Review and comments to the proposed templates will be completed in forty five (45) days maximum. The Contractor will have forty five (45) days from the end of the review and comments period to make any programming changes to its information system to comply with the reporting requirements under this Contract.  The reporting requirements will be effective on the earlier of the following dates: (i) at the end of the submission, review and programming period described above; or (ii) January 1, 2014,

18.1.6
The Contractor shall transmit to and receive from ASES all transactions and code sets in the appropriate standard formats as specified under HIPAA and as directed by ASES, so long as ASES’s direction does not conflict with federal law.

18.1.7
At all times, the Contractor shall have the following Data available and ready to be delivered to ASES within twenty-four (24) hours of receipt of the request for new contracted providers and within five (5) days of the receipt of the request for any other provider, in addition to the provider Master File requirements stated in Attachment 5:

18.1.7.1	Physicians:

18.1.7.1.1	Front Cover Sheet (Valid Template de MI Salud reference)

18.1.7.1.2	Validation of provider Signature in the agreement

18.1.7.1.3	Reforma Rider Model and signature

18.1.7.1.4	Type of Specialty

18.1.7.1.5	Fee-Schedule (According to locator included in Attachment 23)

18.1.7.2	Other facilities:

18.1.7.2.1	Front Cover Sheet (Valid Template de MI Salud reference)

18.1.7.2.2	Validation of provider Signature in the agreement

18.1.7.2.3	Type of Specialty

18.1.7.2.4	Fee-Schedule (According to locator included in Attachment 23)

18.1.7.3	Allied professionals:

18.1.7.3.1	Front Cover Sheet (Valid Template of MI Salud reference)

18.1.7.3.2	Validation of provider Signature in the agreement

18.1.7.3.3	Type of Specialty

18.1.7.3.4	Fee-Schedule (According to locator included in Attachment 23)

18.1.8
Attachment 24 will contain reporting templates and instructions that the Contractor shall use to submit for the following reports. ASES will periodically add reports to this list and will update the Contractor as necessary.

18.1.9	All quantitative reports shall include a summary table that presents Data over time including monthly, quarterly and/or year-to-date summaries as directed by ASES.

18.1.10
Each report must include an analysis, which shall include, at a minimum: (i) identification of any changes compared to previous reporting periods as well as trending over time; (ii) an explanation of said changes (positive or negative); (iii) an action plan or performance improvement activities addressing any negative changes; and (iv) any other additional information pertinent to the reporting period. ASES may assess liquidated damages for failure to address any of these requirements.

18.1.11	If a report is rejected for any reason, the Contractor shall resubmit the report within ten (10) Business Days from notification of the rejection or as directed by ASES.

18.1.12	The Contractor shall submit all reports electronically to ASES unless directed otherwise in writing by ASES.

18.2	Specific Requirements

The following is an overview of the Contract reporting requirements.  This list constitutes all reports required for the Contractor (collectively, the “Reports”).  ASES has the discretion to add Additional Reports pursuant to Section 18.1.2 of this Contract as deemed appropriate.

CONTRACT ARTICLE	FREQUENCY	GENERAL DESCRIPTION OF REQUIREMENTS
Contractor Responsibilities – Enrollment (Article 5)	Daily Within One Business Day of change	Report on new Enrollments Enrollment Database: notify ASES when Database is updated to reflect a change in the place of residence of an Enrollee
	Quarterly	Member Enrollment Materials Report
	Bi-Annually	Report on Contractor’s utilization of the Administrative Fee to perform the different administrative services.

CONTRACT ARTICLE	FREQUENCY	GENERAL DESCRIPTION OF REQUIREMENTS
Covered Services (Article 7)	Quarterly Quarterly Quarterly Quarterly Quarterly Quarterly
Report  on EPSDT screening

Executive Director’s Report

Executive Director’s Pharmacy Report

Report on the case management services received by Enrollees with specific chronic conditions and associated outcomes

Report on number of Enrollees  diagnosed with predicate conditions for disease management services

Report on the Maternal and Pre-Natal Wellness Plan

Provider Network (Article 9)	Monthly	Report on Credentialing and re credentialing status of Providers
Provider Contracting (Article 10)	Quarterly	Reconciliation report of advance payments made to State Health Facilities
	Quarterly	Report on Physician Incentive Plan
Utilization Management (Article 11)Quality Improvement (Article 12)	Monthly Quarterly	Health Care Data Reports Reports on: Network and Out-of Network Providers Ratio of Enrollees to PCPs Utilization of Diabetes

CONTRACT ARTICLE	FREQUENCY	GENERAL DESCRIPTION OF REQUIREMENTS

Disease Management

Utilization of Asthma Disease Management

Utilization of Hypertension Disease Management

EPSDT Utilization

Call Center Report

MI SaludPreventive Services Utilization

Pharmacy Services Utilization

Dental Services Utilization

ER Utilization by Region and by PMG

Prenatal Care Utilization

Covered Population by Municipality, Group, Age, and Gender

Quality Improvement (Article 12)	Quarterly	Various HEDIS medical care and Access measures listed in Section 12.5.3 of this Contract; Preventive Clinical Programs; Emergency Room Use Indicators

	Annually	Report on HEDIS Measures in the areas of Prevention and Screening, Respiratory Conditions, Cardiovascular Conditions, and Access / Availability of Care
Fraud, Waste and Abuse (Article 13)	Quarterly	Employee and Contractor Suspension/Disbarment Report Provider Suspensions and Terminations Report

CONTRACT ARTICLE	FREQUENCY	GENERAL DESCRIPTION OF REQUIREMENTS
	Within one Business Day of obtaining knowledge	Fraud, Waste and Abuse Report Disclosure of persons debarred, suspended, or excluded from participation in the Medicaid, Medicare or CHIP Programs
Grievance System (Article 14)	Quarterly	Grievance and Appeals Report
Provider Payment Management (Article 16)	Each fifteenth (15th) and (30th) day of each calendar month	Claims Payment Report

	Each fifteenth (15th) and (30th) day of each calendar month	Report listing all paid and denied Claims

	Monthly	Encounter Data

	Quarterly	Findings and corrective measures taken with respect to encounter registration and reporting

	Each fifteenth (15th) and (30th) day of each calendar month	Pharmacy Claims report

	Each fifteenth (15th) and (30th) day of each calendar month	Unclean Claims Report
Information Systems (Article 17)	Monthly	Systems Availability and Performance Report

CONTRACT ARTICLE	FREQUENCY	GENERAL DESCRIPTION OF REQUIREMENTS
	Quarterly Quarterly	Website Report Privacy and Security Incident Report
Payment for Services (Article 22)	Quarterly Monthly Monthly Quarterly	Actuarial Report IBNR report Administrative Fee Disbursement Report PMG IBNR report
Financial Management (Article 23)	Quarterly Quarterly Monthly
Contractor’s findings regarding routine audits of Providers to evaluate cost-avoidance performance

Contractor’s unaudited quarterly financial statement

Report listing Enrollees who have new health insurance coverage, casualty insurance coverage, or a change in health or casualty insurance coverage

	Monthly	Report on Provider stop loss limits

	Annually	Audited financial statement

	Annually	Report to the Puerto Rico Insurance Commissioner’s Office

	Annually	Corporate annual report

	Annually	Report on Controls Placed in Operation and Tests of Operating Effectiveness

	Annually	Disclosure of Information on Annual Business Transactions

CONTRACT ARTICLE	FREQUENCY	GENERAL DESCRIPTION OF REQUIREMENTS
Termination of Contract (Article 35)	Upon reasonable request during the Transition Period	Any Transition Report (not otherwise listed above)
Transition of Contract (Article 36)	Once, on the Termination Date	Final Report

18.3	Summarized Statistical Data

18.3.1
The Contractor shall produce and deliver to ASES, a summary record of Covered Services provided to Beneficiaries on a monthly basis. The Records will classify Covered Services provided, including but not limited to:

18.3.1.1	Region

18.3.1.2	Age of Beneficiary

18.3.1.3	Sex of Beneficiary

18.3.1.4	Federal/State Medicaid

18.3.1.5	Coverage Code

18.3.1.6	Diagnosis

18.3.1.7	DRG’s, if applicable

18.3.1.8	Procedure

18.3.1.9	Type of Service

18.3.1.10	Place of Service

18.3.1.11	Length of Stay

18.3.1.12	NDC Name

18.3.1.13	Cost

18.3.1.14	Number of Beneficiaries

18.3.1.15	Other

18.3.2	During the Contract Term, ASES will provide instructions as to the summary record specifics.

18.3.3	The Records produced must include all Data on Covered Services given by the Provider Network including those paid under a capitation arrangement.

18.4
At any time after the Effective Date of this Contract, ASES may redefine the mechanisms for transmission of Data between ASES and the Contractor. The Contractor commits to applying the required changes in their systems and operational processes to support these modifications.

ARTICLE 19	ENFORCEMENT INTERMEDIATE SANCTIONS

19.1	General Provisions

19.1.1
In the event the Contractor is in default as to any applicable term, condition, or requirement of this Contract, and in accordance with any applicable provision of 42 CFR 438.700 and Section 4707 of the Balanced Budget Act of 1997, at any time on or after one hundred twenty (120) Calendar Days following the Effective Date, the Contractor agrees that, in addition to the terms of Section 35.1.1 of this Contract, ASES may impose intermediate sanctions against the Contractor for any such default in accordance with this Article 19; provided, however, that ASES may not impose intermediate sanctions with respect to any specific event of default of Contractor for which liquidated damages are sought to be imposed or are imposed against the Contractor in accordance with Article 20; provided, however, that the assessment of intermediate sanctions under this Contract shall not limit the authority of ASES to impose any other fines, civil money penalties, sanctions or other remedies pursuant to the laws or regulations of the Commonwealth of Puerto Rico or the United States of America.

19.1.2
Notwithstanding any intermediate sanctions imposed upon the Contractor under this Article 19, other than Contract termination, the Contractor shall continue to provide Administrative Services and make available through its Network Providers all Covered Services and other Benefits under this Contract.

19.1.3
Except where a particular provision of this Contract or any law or regulation of Puerto Rico or the United States expressly provides for the imposition of civil monetary penalties on the basis of individual Enrollees, no intermediate sanction under this Article 19 shall be determined on such basis.

19.2	ASES may impose the following intermediate sanctions:

19.2.1	Civil Money Penalty – ASES may impose a civil money penalty for the following categories of events.

19.2.1.1
Category 1 - A civil money penalty in accordance with any applicable provision of 42 CFR 438.700 of $100,000 per determination shall be imposed for this category.  The following constitute Category 1 events:

19.2.1.1.1
Acts by the Contractor that discriminate among Enrollees on the basis of their health status or need for health care services. This includes termination of enrollment or refusal to reenroll a beneficiary, except as permitted under the Medicaid program, or any practice that would reasonably be expected to discourage enrollment by beneficiaries whose medical condition or history indicates probable need for substantial future medical services.  Notwithstanding the foregoing, ASES may impose a civil money penalty in the amount of $15,000 per each beneficiary that was not enrolled because of discriminatory practices as described above, subject to the overall limit of $100,000 per each determination.

19.2.1.1.2	The misrepresentation or falsification by the Contractor of information it submits to ASES and/or CMS.

19.2.1.2
Category 2 - A civil money penalty in accordance with any applicable provision of 42 CFR 438.700 of $25,000 per determination shall be imposed for this category.  The following constitute Category 2 events:

19.2.1.2.1
Failure by the Contractor to substantially provide medically necessary services that the Contractor is required to provide, under applicable law or under this Contract, to an Enrollee covered by this Contract.

19.2.1.2.2	Misrepresentation or falsification by the Contractor of information that it furnishes to an enrollee, potential enrollee, or health care provider.

19.2.1.2.3	Failure by the Contractor to comply with the requirements for physician incentive plans, as set forth in 42 CFR 422.208 and 422.210.

19.2.1.2.4
The distribution by the Contractor, directly or indirectly through any agent or independent contractor, of marketing materials that have not been approved by ASES or that contain false or materially misleading information.

19.2.1.3
Category 3 – Pursuant to 42 CFR 438.704 (c), ASES may impose a civil money penalty for the Contractor’s imposition of premiums or charges in excess of the amounts permitted under the Medicaid program.  The maximum amount of the penalty is $25,000 or double the amount of the excess charges, whichever is greater. ASES will deduct from the penalty the amount of overcharge and return it to the affected enrollees.

19.2.2
Temporary Management - ASES may appoint temporary management for the Contractor’s MI Salud operations, as provided in 42 C.F.R. 438.702 and 42 C.F.R. 438.706, until the Contractor’s orderly termination or reorganization, or as a result of Contractor’s:

19.2.2.1	Continued egregious behavior including but not limited to behavior described in Categories 1 thru 3 of this Article 19;

19.2.2.2	Behavior that is contrary to, or is non-compliant with, Sections 1903(m) or 1932 of the Social Security Act, as amended, found at 42 U.S.C. §§ 1396b (m) and 1396u-2;

19.2.2.3	Actions which have caused substantial risk to enrollee’s health; or

19.2.2.4
Behavior which has led ASES to determine that temporary management is necessary to ensure the health of Contractor’s enrollees while improvements to remedy Category 1 through 3 violations are being made.

19.2.2.5
If temporary management is appointed for any reason specified in Sections 19.1.4.2.1 – 19.1.4.2.4 above, such temporary management will cease once ASES has determined that the sanctioned behavior will not recur.

19.2.3	Enrollment Termination – ASES may grant Enrollees the right to terminate enrollment without cause, and notify the affected Enrollees of their right to disenroll when:

19.2.3.1	The Contractor has engaged in continued egregious behavior, including but not limited to behavior described in Categories 1 thru 3 of this Article 19;

19.2.3.2	The Contractor has engaged in behavior that is contrary to, or is non-compliant with, Sections 1903(m) or 1932 of the Social Security Act, as amended, found at 42 U.S.C. §§ 1396b (m) and 1396u-2;

19.2.3.3	The Contractor has taken actions that have caused substantial risk to Enrollees’ health;

19.2.3.4	ASES determines that temporary management is necessary to ensure the health of the Contractor’s enrollees; or

19.2.3.5	ASES determines that such enrollment termination is necessary to remedy Category 1 thru 3 violations.

19.2.4
Enrollment Suspension – ASES may suspend all new enrollments, including default enrollment, after the effective date of the intermediate sanction and until the intermediate sanction is no longer in effect.

19.2.5
Payment Suspension – ASES may suspend payment of the Administrative Fee for beneficiaries enrolled after the effective date of the intermediate sanction and until the Centers for Medicare and Medicaid (CMS) or ASES is satisfied that the reason for imposition of the intermediate sanction no longer exists and is not likely to recur or upon Contract Termination.

19.2.6
Mandatory Imposition of Certain Intermediate Sanctions – ASES shall impose the temporary management and enrollment suspension intermediate sanctions described in Sections 19.1.4.2 and 19.1.4.3 above, if ASES finds that the Contractor has repeatedly failed to meet substantive requirements in Sections 1903(m) or 1932 of the Social Security Act, as amended, found at 42 U.S.C. §§ 1396b (m) and 1396u-2.

19.2.7
Subject to Article 35 of this Contract, in lieu of imposing a sanction allowed under this Article 19, ASES may terminate this Contract, without any liability whatsoever (but subject to making any payments due under this Contract through any such date of termination), if the terms of a Corrective Action Plan implemented pursuant to this Article 19 to address a failure specified in Category 1 or Category 2 of this Article 19 are not implemented to ASES’s reasonable satisfaction or if such failure continues or is not corrected, to ASES’s sole reasonable satisfaction.

19.3	Notice of Administrative Inquiry

19.3.1
Prior to the imposition of an intermediate sanction under this Article 19, ASES shall issue a notice of administrative inquiry to be delivered personally to the Contractor or through the United States Postal Service Certified Mail that will inform the Contractor about ASES’s compliance, monitoring and auditing activities regarding potential non-compliance as described in this Article 19.  This notice of administrative inquiry shall include the following:

19.3.1.1	A brief description of the facts;

19.3.1.2	Applicable Puerto Rico and federal laws and regulations, or Contract provisions;

19.3.1.3	The Contractor’s potential non-compliance with Puerto Rico and federal laws and regulations as referenced in the Contract;

19.3.1.4	The Contractor’s potential breach of applicable Contract provisions and event categories that could result in intermediate sanctions pursuant to this Article 19;

19.3.1.5	ASES’s authority to determine and impose intermediate sanctions under this Article 19;

19.3.1.6	The amount of Contractor’s potential exposure to intermediate sanctions, and how they were computed; and

19.3.1.7	A statement describing the Contractor’s right to submit a Corrective Action Plan within thirty (30) days of receipt of the notice of administrative inquiry under this Article 19.

19.3.2
The Contractor shall have the right to submit a Corrective Action Plan within thirty (30) days of receipt of the notice of administrative inquiry issued pursuant to this Article 19.  If the Contractor submits a Corrective Action Plan to ASES on a timely basis, ASES shall not impose intermediate sanctions with respect to the facts described in its notice of administrative inquiry.

19.3.3
A notice of administrative inquiry shall not constitute ASES’s final or partial determination of intermediate sanctions; thus, any administrative inquiries issued by ASES are not subject to administrative review under Section 19.4, and would be considered premature, rendering any administrative examiner without jurisdiction to review the matter.

19.3.4	If the Contractor fails to comply with any material provision under a Corrective Action Plan submitted to ASES pursuant to Section 19.3.2 above, ASES may, in accordance with Section 19.4, impose:

19.3.4.1	A daily $5,000 civil money penalty, up to maximum of $100,000, for Contractor’s ongoing failure to comply with any material provision of the Corrective Action Plan; or

19.3.4.2	The applicable intermediate sanction for any or all behavior that resulted in the Contractor’s submission of the Corrective Action Plan pursuant to Section 19.3.2 above.

19.4	Notice of Imposition of Intermediate Sanctions

19.4.1
Prior to the imposition of intermediate sanctions, ASES will issue a notification to the Contractor, to be delivered personally or through the United States of America Postal Service Certified Mail that includes the following:

19.4.1.1	A brief description of the facts;

19.4.1.2	Applicable Puerto Rico and federal laws and regulations, or Contract provision;

19.4.1.3	The Contractor’s non-compliance with Puerto Rico and federal laws and regulations as referenced in the Contract;

19.4.1.4	The Contractor’s breach of applicable Contract provisions;

19.4.1.5	ASES’s determination to impose intermediate sanctions;

19.4.1.6	Intermediate sanctions imposed and their effective date;

19.4.1.7	Methodology for the determination and calculation of the intermediate sanctions including, to the extent imposed, the any civil monetary penalty; and

19.4.1.8
In ASES’s discretion, a statement describing the Contractor’s option to submit a Corrective Action Plan within thirty (30) days following receipt of the notice of imposition of intermediate sanctions or, in lieu thereof, seek administrative review of the imposed intermediate sanctions pursuant to Section 19.5.

19.4.2
In ASES’s discretion, the Contractor shall have the option to submit a Corrective Action Plan to ASES within thirty (30) days of receipt of the notice of intermediate sanctions. If the Contractor submits a Corrective Action Plan under this section, ASES may only recover 10% of the civil money penalty, if any, imposed under the notice of intermediate sanctions, and/or discontinue the imposition of the intermediate sanction.  Alternatively, the Contractor may seek administrative review of the imposition of intermediate sanctions pursuant to Section 19.5.

19.4.3
ASES shall notify CMS in writing of the imposition of intermediate sanctions within thirty (30) days of imposing the intermediate sanctions, and concurrently provide the Contractor with a copy of such notice.

19.5	Administrative Review

19.5.1	Contractor has the right to seek administrative review of the imposition of intermediate sanctions, including but not limited to civil money penalties, by ASES, pursuant to the following procedure:

19.5.1.1
The Contractor has the right within thirty (30) days following receipt of the notice of imposition of intermediate sanctions to seek administrative review in writing of ASES’s determination and any such intermediate sanctions, pursuant to Act 72, Act No. 170 of August 12, 1988, as amended, 42 CFR Part 438 and any other applicable law or regulation.

19.5.1.2	As part of the administrative review, the Parties shall cooperate with the examining officer, and follow all applicable procedures for the administrative review.

19.5.1.3	Upon completion of the administrative review, the examining officer may recommend to:

19.5.1.3.1	Confirm the intermediate sanctions;

19.5.1.3.2	Modify or amend the intermediate sanctions pursuant to applicable law or regulation; or

19.5.1.3.3	Eliminate the imposed intermediate sanctions.

19.5.1.4
In addition to the actions described under Section 19.4.3, the examining officer may recommend the institution of a Corrective Action Plan with respect to Contractor’s alleged noncompliance set forth in ASES’s notice of intermediate sanctions.

19.5.2
ASES shall notify CMS in writing of any modification in the imposition of intermediate sanctions through the administrative review process within thirty (30) days of receipt of the ASES’s final determination, and concurrently provide the Contractor with a copy of such notice.

19.6	Judicial Review

To the extent administrative review is sought by the Contractor pursuant to Section 19.5, the Contractor has the right to seek judicial review of ASES’s actions by the Puerto Rico Court of Appeals, San Juan Panel, within thirty (30) days of the notice of final determination issued by ASES.

ARTICLE 20	ENFORCEMENT - LIQUIDATED DAMAGES AND OTHER REMEDIES

20.1	General Provisions

20.1.1
In the event the Contractor is in default as to any applicable term, condition, or requirement of this Contract, and in accordance with any applicable provision of 42 CFR 438.700 and Section 4707 of the Balanced Budget Act of 1997, at any time on or after one hundred twenty (120) Calendar Days following the Effective Date, the Contractor agrees that, in addition to the terms of Section 35.1.1 of this Contract, ASES may assess liquidated damages against the Contractor for any such default, in accordance with this Article 20; provided, however, that ASES may not impose liquidated damages with respect to a specific event of default of Contractor if ASES has not complied with its obligations with respect to, or giving rise to, the same event. Furthermore, ASES may not impose liquidated damages with respect to a specific event of default of Contractor for which intermediate sanctions, including but not limited to civil monetary penalties, sought to be imposed or are imposed against the Contractor in accordance to Article 19. The Parties further acknowledge and agree that the specified liquidated damages are reasonable and the result of a good faith effort by the Parties to estimate the anticipated or actual harm caused by the Contractor’s breach and are in lieu of any other financial remedies to which ASES may otherwise have been entitled. The Contractor shall not be subject to the assessment of liquidated damages under more than one category of this Article 20 for the same event, or arising from the same occurrence of non-compliance with this Contract.

20.1.2
Notwithstanding any sanction, including liquidated damages, imposed upon the Contractor under this Article 20, other than Contract termination, the Contractor shall continue to provide Administrative Services and make available through its Network Providers all Covered Services and other Benefits under this Contract.

20.1.3
Except where a particular provision of this Contract or any law or regulation of Puerto Rico or the United States expressly provides for liquidated damages on the basis of individual Enrollees, no liquidated damages under this Article 20 shall be determined on such basis.

20.2
The Parties have determined that Contractor’s breach or failure to comply with the terms and conditions of this Contract for which liquated damages may be assessed under this Article 20 shall be divided into four (4) categories of events:

20.2.1
Category 1 - Liquidated damages in accordance with any applicable provision of this Contract of up to $100,000 per violation, incident or occurrence shall be imposed for Category 1 events. The following constitute Category 1 events:

20.2.1.1
Material non-compliance with an ASES or CMS directive, determination or notice to cease and desist not otherwise described in Article 19 or other provision of this Article 20, provided that the Contractor has received prior written notice with respect to such specific material non-compliance.

20.2.2
Category 2- Liquidated damages in accordance with any applicable provision of this Contract of up to $25,000 per violation, incident or occurrence shall be imposed for Category 2 events.  The following constitute Category 2 events:

20.2.2.1
Subject to ASES compliance with its obligations under Article 22 of this Contract, repeated noncompliance by the Contractor with any material obligation that adversely affects the services that the Contractor is required to provide under Article 7 of this Contract;

20.2.2.2	Failure of the Contractor to assume its material duties under this Contract in accordance with the transition timeframes specified herein;

20.2.2.3
Failure of the Contractor to terminate a Provider that imposes Co-Payments or other cost-sharing on Enrollees that are in excess of the fees permitted by ASES, as listed on Attachment 8 (ASES will deduct the amount of the overcharge and return it to the affected Enrollees);

20.2.2.4	Failure of the Contractor to address Enrollees’ Complaints, Appeals, and Grievances, and Provider disputes, within the timeframes specified in this Contract;

20.2.2.5	Failure of the Contractor to comply with the confidentiality provisions in accordance with 45 CFR 160 and 164; and

20.2.2.6	Violation of the Contractor to comply with a subcontracting requirement in the Contract.

20.2.3	Category 3 - Liquidated damages in accordance with any applicable provision this Contract of $5,000 per day shall be imposed for Category 3 events. The following constitute Category 3 events:

20.2.3.1	Failure to submit required Reports in the timeframes prescribed in Article 18;

20.2.3.2	Submission of incorrect or deficient Deliverables or Reports in accordance with Article 18 of this Contract;

20.2.3.3	Failure to comply with the Claims processing standards as follows:

20.2.3.3.1	Failure to process and finalize to a paid or denied status ninety-five percent (95%) of all Clean Claims within thirty (30) Calendar Days of receipt;

20.2.3.3.2	Failure to process and finalize to a paid or denied status one hundred percent (100%) of all Clean Claims within fifty (50) Calendar Days of receipt; and

20.2.3.3.3	Failure to process Unclean Claims as specified in Section 16.10.3 of this Contract;

20.2.3.4
Failure to pay Providers interest at the rate identified in and otherwise in accordance with Section 16.10.2 of this Contract when a Clean Claim is not adjudicated within the claims processing deadlines;

20.2.3.5	Failure to comply with the quarterly submission of EPSDT reports to ASES;

20.2.3.6	Failure to notify PCPs of the Gaps in Care analysis in accordance with the EPSDT guidelines specified in Section 7.9 of this Contract;

20.2.3.7	Failure to provide the Claims Payment Disbursement Illustration and Actuarial Report information required in Section 22.4.1.2 of this Contract;

20.2.3.8	Failure to seek, collect and/or report Third Party Liability information as provided in Section 23.4 of this Contract; and

20.2.3.9	Failure of Contractor to issue written notice to Enrollees upon Provider’s termination of a Provider as described in Section 10.4.3 of this Contract.

20.2.4	Category 4 - Liquidated damages as specified below shall be imposed for Category 4 events. The following constitute Category 4 events:

20.2.4.1	Failure to implement the business continuity-disaster recovery (BC-DR) plan as follows:

20.2.4.1.1	Implementation of the BC-DR plan exceeds the proposed time by two (2) or less Calendar Days: five thousand dollars ($5,000) per day up to day 2;

20.2.4.1.2	Implementation of the BC-DR plan exceeds the proposed time by more than (2) and up to five (5) Calendar Days: ten thousand dollars ($10,000) per each day beginning with Day 3 and up to Day 5;

20.2.4.1.3	Implementation of the BC-DR plan exceeds the proposed time by more than five (5) and up to ten (10) Calendar Days, twenty-five thousand dollars ($25,000) per day beginning with Day 6 and up to Day 10;

20.2.4.1.4	Implementation of the BC-DR plan exceeds the proposed time by more than ten (10) Calendar Days: fifty thousand dollars ($50,000) per each day beginning with Day 11;

20.2.4.2	Unscheduled System Unavailability in violation of Article 17, in ASES’s discretion, two hundred fifty dollars ($250) for each thirty (30) minutes or portions thereof;

20.2.4.3
Failure to make available to ASES or its Agent, valid extracts of Encounter Information for a specific month within fifteen (15) Calendar Days of the close of the month: five hundred dollars ($500) per day.  After thirty (30) Calendar Days of the close of the month:  two thousand dollars ($2,000) per day;

20.2.4.4
Failure to correct a system problem not resulting in System Unavailability within the allowed timeframe, where failure to complete was not due to the action or inaction on the part of ASES as documented in writing by the Contractor:

20.2.4.4.1	One (1) to fifteen (15) Calendar Days late: two hundred and fifty dollars ($250) per Calendar Day for Days 1 through 15;

20.2.4.4.2	Sixteen (16) to thirty (30) Calendar Days late: five hundred dollars ($500) per Calendar Day for Days 16 through 30; and

20.2.4.4.3	More than thirty (30) Calendar Days late: one thousand dollars ($1,000) per Calendar Day for Days 31 and beyond; and

20.2.4.5	Failure to meet the Tele MI Salud performance standards:

20.2.4.5.1	$1,000 for each percentage point that is below the target answer rate of eighty percent (80%) in thirty (30) seconds;

20.2.4.5.2	$1,000 for each percentage point that is above the target of a three percent (3%) Blocked Call rate; and

20.2.4.5.3	$1,000 for each percentage point that is above the target of a five percent (5%) Abandoned Call rate.

20.3	Other Remedies

20.3.1
Subject to Article 35 of this Contract, in lieu of imposing a remedy allowed under this Article 20, ASES may terminate this Contract, without any liability whatsoever (but subject to making any payments due under this Contract through any such date of termination), if the terms of a Corrective Action Plan implemented pursuant to this Article 20 to address a failure specified in Category 1 or Category 2 of this Article 20 are not implemented to ASES’s reasonable satisfaction or if such failure continues or is not corrected, to ASES’s sole reasonable satisfaction.

20.3.2
In the event of noncompliance by the Contractor with Article 18 or Sections 22.3.2 or 22.3.3 of this Contract, ASES shall have the right to Withhold, with respect to Article 18, a sum not to exceed ten percent (10%) - and with respect to Sections 22.3.2 or 22.3.3 of this Contract, a sum not to exceed thirty percent (30%)—of the Administrative Fee for the following month and for continuous consecutive months thereafter until such noncompliance is cured and corrected, in lieu of imposing any liquidated damages, penalties or sanctions against the Contractor hereunder.  ASES shall release the Withhold of the Administrative Fee to the Contractor within two (2) Business Days after the corresponding event of noncompliance is cured to ASES’s sole but reasonable satisfaction.

20.4	Notice of Administrative Inquiry regarding Liquidated Damages and/or Other Article 20 Remedies

20.4.1
Prior to the imposition of any remedies under this Article 20, ASES shall issue a notice of administrative inquiry to be delivered personally to the Contractor or through the United States Postal Service Certified Mail that will inform the Contractor about ASES’s compliance, monitoring and auditing activities regarding potential non-compliance as described in this Article 20.  This notice of administrative inquiry shall include the following:

20.4.1.1	A brief description of the facts;

20.4.1.2	Applicable Puerto Rico and federal laws and regulations, or Contract provisions;

20.4.1.3	The Contractor’s potential non-compliance with Puerto Rico and federal laws and regulations as referenced in the Contract;

20.4.1.4	The Contractor’s potential breach of applicable Contract provisions and event categories that could result in remedies or liquidated damages pursuant to this Article 20;

20.4.1.5	ASES’s authority to determine and seek liquidated damages or other remedies against the Contractor under this Article 20;

20.4.1.6	The amount of Contractor’s potential exposure to liquidated damages, or other Article 20 remedies, and how they were computed; and

20.4.1.7	A statement describing the Contractor’s right to submit a Corrective Action Plan within thirty (30) days of receipt of the notice of administrative inquiry under this Article 20.

20.4.2
The Contractor shall have the right to submit a Corrective Action Plan within thirty (30) days of receipt of the notice of administrative inquiry issued pursuant to this Article 20.  If the Contractor submits a Corrective Action Plan to ASES on a timely basis, ASES shall not impose damages or other remedies under this Article 20 with respect to the facts described in its notice of administrative inquiry.

20.4.3
A notice of administrative inquiry shall not constitute ASES’s final or partial determination of liquidated damages; thus, any administrative inquiries are not subject to administrative review under Section 20.6; and would be construed to be premature rendering any administrative examiner without jurisdiction to review the matter.

20.4.4	If the Contractor fails to comply with any material provision under a Corrective Action Plan submitted to ASES pursuant to Section 20.7.2 above, ASES may, in accordance with Section 20.5, impose:

20.4.4.1	A daily amount of $5,000 in liquidated damages, up to a maximum of $100,000, for the Contractor’s failure to comply with any material provision part or condition of the Corrective Action Plan; and/or

20.4.4.2	The applicable Article 20 remedy for any or all behavior that resulted in the submission of Corrective Action Plan pursuant to Section 20.4.2 above.

20.5	Notice of Imposition of Liquidated Damages and/or Other Article 20 Remedies

20.5.1
Prior to the imposition of liquidated damages and/or any other remedies under this Article 20, ASES will issue a notification  to the Contractor to be delivered personally or through the United States of America Postal Service Certified Mail that includes the following:

20.5.1.1	A brief description of the facts;

20.5.1.2	Applicable Puerto Rico and federal laws and regulations, or Contract provision;

20.5.1.3	ASES’s determination to assess and impose liquidated damages or any other Article 20 remedy;

20.5.1.4	Liquidated damages and/or any other Article 20 remedy imposed and their effective date;

20.5.1.5	Methodology for the determination and calculation of liquidated damages and/or any other Article 20 remedy; and

20.5.1.6
In ASES’s discretion, a statement describing the Contractor’s option to submit a Corrective Action Plan within thirty (30) days of receipt of a notice of liquidated damages or other remedies pursuant to this Article 20.  If the Contractor submits a Corrective Action Plan under this section, ASES may only recover 10% of the liquidated damages imposed under such notice of liquidated damages. Alternatively, the Contractor may seek administrative review of the imposition of remedies pursuant to Section 20.7.

20.6	Administrative Review

20.6.1	Contractor has the right to seek administrative review of the imposition of liquidated damages and/or any other remedy under this Article 20, pursuant to the following procedure:

20.6.2
The Contractor has the right within thirty (30) days following the receipt of the notice of liquidated damages and/or any other remedy under this Article 20 to seek administrative review in writing of ASES’s determination and any such remedies, pursuant to Act 72, Act No. 170 of August 12, 1988, as amended, and any other applicable law or regulation.

20.6.3	As part of the administrative review, the Parties shall cooperate with the examining officer, and follow all applicable procedures for the administrative review.

20.6.4	Upon the completion of the administrative review, the examining officer may recommend to:

20.6.4.1	Confirm the liquidated damages and/or any other remedy;

20.6.4.2	Modify or amend the liquidated damages and/or any other remedy; or

20.6.4.3	Eliminate the imposed liquidated damages and/or any other remedy.

20.6.5
In addition to the actions described under Section 20.6.4, the examining officer may recommend the institution of a Corrective Action Plan with respect to Contractor’s alleged noncompliance described in ASES’s notice of liquidated damages.

20.7	Judicial Review

To the extent administrative review is sought by the Contractor pursuant to Section 20.9, the Contractor has the right to seek judicial review of ASES’s actions by the Puerto Rico Court of Appeals, San Juan Panel, within thirty (30) days of the notice of final determination issued by ASES.

ARTICLE 21	TERM OF CONTRACT

21.1
Subject to and upon the terms and conditions herein this Contract shall continue in full force and effect for a period of one year commencing on July 1, 2013 (the “Effective Date) and shall terminate on June 30, 2014 (the “Termination Date”).  The foregoing notwithstanding,  ASES reserves the right to amend or partially terminate, with prior written notice of ninety (90) Calendar Days, the Contract at any time to implement a demonstrative plan to  incorporate the new public health policies and/or strategies of the Government of the Commonwealth of Puerto Rico.

21.2
Except as provided under section 61, hereunder the term of this contract (“Contract Term”) shall begin at 12:01 a.m., Puerto Rico Time, on July 1, 2013 (also referred to as the “Effective Date of the Contract”) and shall continue until June 30, 2014.

21.3	The provision of Benefits under this Contract shall begin on the Effective Date of the Contract.

21.4
The Administrative Fee shall be the same during the Contract Term, unless otherwise agreed to by the Parties in writing.  In the event of an amendment or partial termination pursuant to Section 21.1 that results in a significant reduction of covered lives under the Contract, ASES will consider, based upon the needs of the Government of the Commonwealth of Puerto Rico and ASES, evaluating a renegotation of the Administrative Fee with the Contractor.

21.5	The Contract shall be terminated absolutely at the close of the Contract Term.

ARTICLE 22	PAYMENT FOR SERVICES

22.1	General Provisions

22.1.1	ASES’s obligations under this Contract to make Claims Payments and Administrative Fee payments to the Contractor shall commence on the Effective Date of the Contract.

22.1.2
The Parties acknowledge and agree that any change in the scope or extent of the services to be performed by the Contractor hereunder that materially affects the basis upon which the Administrative Fee was originally calculated will be grounds for recalculation of the Administrative Fee paid hereunder.

22.1.3	[Intentionally left blank].

22.1.4
ASES acknowledges that the Claims Payments agreed to under the terms of this Contract in addition to any applicable cost-sharing as provided in Attachment 8 may not constitute full payment for Covered Services and Benefits under MI Salud.  The Contractor will have no responsibility for payment for Covered Services and Benefits in excess of the Claims Payments unless the Contractor has obtained prior written approval, in the form of a Contract amendment, authorizing an increase in the total payment and the payments for Covered Services are increased by an amount sufficient to cover any such increase by an amount which is actuarially sound, as certified by ASES actuaries.

22.1.5
The Contractor shall maintain all the utilization and financial data related to this Contract duly segregated from its commercial and Platino business accounting system including, but not limited to, the general ledger.  In addition, the Contractor shall maintain separate utilization and financial data for each Service Region covered under this Contract.

22.1.6	[Intentionally left blank].

22.1.7
Fee-for-service amounts paid by the Contractor for Claims, or Capitation payments made by the Contractor derived or otherwise based on Encounter Data submitted by Providers, resulting from services determined not to be Medically Necessary by the Contractor, will not be considered in the MI Salud Program experience for any purposes or for the incentive plans contemplated under this Contract.

22.2	Administrative Fee

22.2.1
The Administrative Fee shall be calculated by multiplying the actual number of Enrollees as of the last day of the month preceding the month in which payment is made by the Per Member Per Month Administrative Fee agreed to between the Contractor and ASES for each Service Region covered by this Contract.  The Per Member Per Month Administrative Fee for each Service Region is specified in Attachment 11.

22.2.1.1	The Administrative Fee shall be due to the Contractor on the last day of the month.

22.2.1.2
The Administrative Fee payment will be done through Automated Clearinghouse system (ACH).  On or before to the Effective Date, the Contractor shall execute any and all documents required to effectuate the payments of the Administrative Fee by ACH, as provided in Attachment 19.

22.2.1.3
The Contractor shall electronically transfer to ASES all the adjudicated claims received from the Providers prior to the payment. Electronic transfer of Claims must be processed in adherence to information exchange and data management requirements specified by ASES.

22.2.2
The Per Member Per Month Administrative Fee shall only be paid for Enrollees for whom ASES has received adequate notification of Enrollment from the Contractor as of the date specified by ASES, under Section 5.2.3 of this Contract; provided, however, that the Contractor shall receive the applicable fee once it cures, to ASES’s reasonable satisfaction, any deficiency in the notification of Enrollment.

22.2.3
The Per Member Per Month Administrative Fee for Enrollees not enrolled in MI Salud for the entire month shall be determined on a pro rata basis by the following calculation: (i) the Per Member Per Month Administrative Fee shall be divided by the number of days in the month, (ii) such amount shall be multiplied by the number of days in the month the Enrollee was enrolled in MI Salud, including the Effective Date of Enrollment and the period referred to in Section 4.4.1.2 of this Contract.

22.2.4
Any Administrative Fee invoice to be submitted by the Contractor shall be certified as provided in this Contract and any Federal requirement.  The certification must attest, based on best knowledge, information, and belief, as to the accuracy, completeness and truthfulness of the enrollment data, encounter data, and any other financial data as ASES may reasonably request under the terms of this Contract.  The monthly Administrative Fee invoice that the Contractor must submit to ASES shall include the following certification:

“Bajo pena de nulidad absoluta certifico que ningún servidor público de ASES es parte o tiene algún interés en las ganancias o beneficios producto del contrato objeto de esta factura y, de ser parte o tener interés en las ganancias o beneficios productos del contrato, ha mediado una dispensa previa.  La única consideración para suministrar los bienes o servicios objeto del contrato han sido el pago acordado con el representante autorizado de ASES.  El importe de esta factura es justo y correcto.  Los trabajos han sido realizados, los productos y servicios han sido entregados y/o prestados y no han sido pagados.”

Under penalty of absolute nullity, I certify that no employee of ASES is a party to or has any interest in the payments or benefits arising from the Contract that underlies this invoice or, alternatively, that if an employee thereof is a party to or has an interest in the payments or benefits arising of said Contract, that the necessary waiver was obtained in connection hereto.  The payment agreed upon with the appropriate, duly authorized representative of ASES constitutes the sole consideration for providing the services called for in the Contract.  The amount billed in this invoice is just and correct.  The services billed for in this invoice have been performed according to the Contract's terms and have not been paid.”

22.2.5	[Intentionally left blank].

22.2.6
If ASES makes payment in excess of the Administrative Fee or Claims Payment, ASES may, upon five (5) Business Days prior written notice to the Contractor, Withhold any future payment of the Administrative Fee or Claims Payment, as applicable, to offset any such excess payment.

22.2.7
Administrative expenses to be included in determining the experience of the MI Salud Program are those related to this Contract in accordance with Section 23.1.8 of this Contract.  Separate allocations of expenses from any other of the Contractor’s business or insurance plans other than expenses under this Contract related to the MI Salud Program, from the Contractor’s subsidiaries or affiliated companies, from the Contractor’s parent company, or from other entities will not be reflected or commingled with the financial data of the MI Salud Program. Any cost-shifting, financial consolidation or the implementation of other combined financial measures is expressly forbidden.

22.2.8	The Contractor is solely responsible, at its cost and expense, for its web site maintenance, update, and to be in full compliance with all regulations applicable to cyber security.

22.3	Claims Payment

22.3.1
The Claims Payment Report shall be certified as provided in this Contract and any Federal requirement.  The certification must attest, based on best knowledge, information, and belief, as to the accuracy, completeness and truthfulness of the enrollment data, encounter data, and any other data required in this Contract.

22.3.2
After receipt of the Claims Payment Report, ASES shall have five (5) Business Days to review the Claims Payment Report and transfer funds into a zero-balance account.  To the extent ASES determines that a request for payment of a Claim is unwarranted under the terms of this Contract, ASES shall provide notice to the Contractor of such determination and the corresponding explanation before deducting any such amount(s) from the total amount requested in the Claims Payment Report.  The Contractor shall have two (2) Business Days to remit payment to Providers after such payment by ASES.

22.3.3
After receipt of the Pharmacy Claims Payment Report, ASES shall have five (5) Business Days to review the Pharmacy Claims Payment Report and transfer funds into a zero-balance account.  In compliance with Section 10.5.8.4 of this Contract after such payment by ASES, the Contractor shall have two (2) Business Days to remit payment into the zero-balance account for the PBM after such payment by ASES.

22.3.4
ASES shall provide written instructions to the Contractor on or before the Implementation Date with respect to the management and operation of all zero balance accounts to be established under this Contract.

22.4	Claims Incurred But Not Reported

22.4.1
As part of its Administrative Services and in accordance with the Insurance Code of Puerto Rico, the Contractor shall perform, on a monthly basis, an actuarially sound process to estimate and track potential liability associated with Claims incurred but not reported (“IBNR”) for each Service Region and for each PMG.  In addition, as part of its Administrative Services, the Contractor shall conduct annual reviews to its IBNR methodology and make adjustments as necessary or otherwise as reasonably required by ASES.

22.4.1.1	IBNR Claims at the Contractor

22.4.1.1.1	Every thirty (30) Calendar Days, the Contractor shall submit an estimated amount of Claims incurred but not reported (“IBNR”).

22.4.1.2	IBNR Claims at the PMG

22.4.1.2.1
ASES shall establish a reserve fund for IBNR for Capitation payments to PMGs based on actuarial estimates to be provided by the Contractor.  If such reserve fund were to exceed twenty percent (20%) of Per Member Per Month Capitation payments to PMGs for the first Fiscal Year of the Contract (i.e., the period from the Effective Date of the Contract through June 30, 2012); or ten percent (10%) of Per Member Per Month Capitation payments to PMGs for the second Fiscal Year (i.e., the period from July 1, 2012 to June 30, 2013), the Contractor shall inform ASES so that ASES may determine, in its discretion, any change in the reserve fund under this section 22.4.1.2.

22.4.1.2.2
The reserve shall be reconciled and adjusted every ninety (90) Calendar Days.  The Contractor shall submit quarterly reconciliation reports to ASES.  ASES shall have five (5) Business Days to review the IBNR reconciliation reports and, if necessary, any excess will be liquidated in the following twenty five (25) Business Days.  Once the PMG has the reserve necessary as determined by the Contractor, the monthly retention may not exceed three percent (3%) of Per Member Per Month Capitation payments to PMGs; provided, that if at any time the reserve falls below the amount determined as adequate by the Contractor’s actuaries, the Contractor shall inform ASES so that ASES may determine, in its discretion, any change in the retention amount to ensure the adequacy of the reserve fund.  Any increase must be justified in information from the PMG file.

22.4.1.2.3
The Contractor shall continue to submit quarterly IBNR reconciliation reports to ASES until three hundred and sixty-five (365) Calendar Days after the end of the Contract Term.  Any remainder of the IBNR funds shall be returned to the PMGs in an unextendable period of sixty (60) Calendar Days from the date that ASES approves in writing the Contractor’s final quarterly reconciliation report.

22.5	Contractor Objections to Payment

22.5.1
If the Contractor wishes to contest the amount of payments (including but not limited to the Administrative Fee) made by ASES in accordance with the terms outlined in this Article for services provided under the terms of this Contract, the Contractor shall submit to ASES all relevant documentation supporting the Contractor’s objection no later than ninety (90) Calendar Days after payment is made.   Once this term has ended, the Contralor forfeits its rights to object payments made by ASES hereunder.

22.5.2
After the Contractor’s submission of all relevant information, the Contractor and ASES will meet to discuss any objections to payment and the relevant data and information.  If after discussing the matter and analyzing all relevant data it is subsequently determined that an error in payment was made, the Contractor and ASES will develop a plan to remedy the situation, which would include a timeframe for resolution agreed to by both Parties, within a time period mutually agreed upon by both Parties.

22.6	Retention Fund for Quality Incentive Program

ASES will Withhold and release the Retention Fund for the Quality Incentive Program in accordance with Section 12.5 of this Contract.

22.7	Financial Performance Incentive

22.11.1
  A financial performance incentive has been agreed to between ASES and the Contractor.  If the member-weighted average of the cost of actual Claims incurred per member per month for all Service Regions is more than one and a half percent (1.5%) below the member-weighted average of ASES’s projected Claims cost per member per month for all Service Regions, excluding the Virtual Region (the “Threshold Amount”) as per Attachment 10 of this Contract, the Contractor shall be entitled to fifty percent of the difference between the aggregate Threshold Amount and the actual incurred Claims for such regions.  The calculation methodology for the Claims cost is included in Attachment 10A to this Contract.

22.11.2
Calculation of the actual Claims incurred will be made on June 30, 2015 (after the end of the Runoff Period), following a reconciliation process to be agreed upon by the Parties.  No later than July 31, 2015, the agreed amount of the Contractor’s share of the savings below the Threshold Amount, if any, will be paid to the Contractor.

ARTICLE 23	FINANCIAL MANAGEMENT

23.1 General Provisions

23.1.1
Subject to ASES timely payment of all Claims Payment for each Service Region under the terms of this Contract, the Contractor shall be responsible for the sound financial management of the MI Salud Program.

23.1.2
The Contractor shall notify ASES of any loans or other special financial arrangements made between the Contractor and any PMG or other Network Provider.  Any such loans shall strictly conform to the legal requirements of federal and Puerto Rico anti-fraud and anti-kickback laws and regulations.

23.1.3
The Contractor shall provide ASES with copies of its audited financial statements following Generally Accepted Accounting Principles (“GAAP”) in the United States, at its own cost and charge, for the duration of the Contract, and as of the end of each the Contractor’s fiscal year during the Contract Term, regarding the financial operations related to the MI Salud Program.  The statements shall provide (1) a separate accounting of activities relating to each Service Region, and (2) a consolidated section accounting for all MI Salud Program activities.  These reports shall be submitted to ASES no later than ninety (90) days after the close of each Fiscal Year during the term of this Contract.

23.1.4
The Contractor shall provide to ASES a copy of its Annual Report to the Office of the Insurance Commissioner, as applicable, in the format agreed upon by the National Association of Insurance Commissioners (NAIC), for the year ended on December 31, 2010, and subsequently thereafter, if the Contract is renewed, not later than March 31 of each year.

23.1.5
The Contractor shall provide to ASES unaudited financial statements for each quarter during the Contract Term, not later thirty (30) Calendar Days after the closing of each quarter.  The Contractor shall submit (1) a separate accounting of activities relating to each Service Region, and (2) a consolidated section accounting for all MI Salud Program activities.

23.1.6	The Contractor shall provide to ASES a copy of its annual corporate report at the close of the calendar year.

23.1.7
The Contractor shall maintain adequate procedures and controls to ensure that any payments pursuant to this Contract are properly made.  The Contractor shall submit such proposed procedures and controls to ASES for review and approval according to the timeframe specified in Attachment 12 to this Contract.  Any subsequent changes to these procedures and controls must be previously approved in writing by ASES.  In establishing and maintaining such procedures, the Contractor will provide for separation of the functions of certification and disbursement.

23.1.8
The Contractor acknowledges, and shall incorporate in contracts with Providers, Subcontractors, and other persons engaged by the Contractor in connection with this Contract, that the MI Salud Program is a government-funded program.  As such, administrative costs shall be in accordance with cost principles permissible, and with applicable federal and Puerto Rico guidelines, including applicable Office of Management and Budget Circulars, primarily recognizing that: (1) a cost shall be reasonable if it is of the type generally recognized as ordinary and necessary, and if in its nature and amount, and taking into consideration the purpose for which it was disbursed, it does not exceed that which would be incurred by a prudent person in the ordinary course of business under the circumstances prevailing at the time the decision was made to incur the cost; and (2) a cost shall be reasonable if it is allocable to or related to the cost objective that compels cost association.

23.1.9
The Contractor shall maintain an accounting system for MI Salud separate from the rest of its commercial activities. This system will only include only MI Salud data.  The data contained in any report required to be provided by the Contractor to ASES hereunder will be provided by Service Region unless otherwise agreed to in writing by the Parties.

23.1.10
The Contractor shall provide, throughout the Contract Term, any other necessary and related information that is deemed necessary by ASES in order to evaluate the Contractor’s financial capacity and stability.

23.2	Solvency and Financial Requirements

23.2.1	The Contractor shall establish and maintain adequate net worth, working capital, and financial reserves to carry out its obligations under this Contract.

23.2.2	The Contractor shall comply with the Puerto Rico Insurance Code with respect to insolvency protection.

23.3	Reinsurance and Stop Loss

23.3.1
ASES may enter, in its discretion, into a Reinsurance program at any time.  The Contractor shall provide any information requested by ASES in a timely manner as may be required for ASES to enter into a Reinsurance program.

23.3.2
ASES shall establish a stop-loss limit of ten thousand dollars ($10,000) per Enrollee for Primary Medical Groups.  Stop-loss coverage shall comply with the limits specified in 42 CFR 422.208(f).  The limit shall be activated when the expense of providing Covered Services to an Enrollee, including all outpatient and inpatient expenses, reaches this sum.  The Contractor shall have mechanisms in place to identify the stop loss once it is reached for an Enrollee, and shall establish monthly reports to inform ASES and the PMGs of Enrollees who have reached the stop-loss limit.  ASES shall assume all losses exceeding the limit.

23.3.3
The stop-loss responsibility shall not be transferred to a PMG unless the PMG and the Contractor expressly agree to the PMG’s assuming this risk and the associated risk distribution arrangement has been previously approved in writing by ASES.

23.4	Third Party Liability and Cost Avoidance

23.4.1	General Provisions

23.4.1.1
The MI Salud program shall be the payer of last resort for all Covered Services rendered on behalf of Medicaid and CHIP Enrollees in accordance with federal regulations; ASES intends to enforce this rule with respect to all MI Salud Enrollees. ASES and the Contractor shall agree to develop protocols and procedures for the coordination of benefits in the event any other source of payment or health insurance with respect to the Covered Services.

23.4.1.2
The Contractor shall exercise full assignment rights as applicable and shall be responsible for making every reasonable effort to determine the legal liability of Third Parties to pay for services rendered to Enrollees under this Contract and to cost avoid or recover any such liability from the Third Party.  “Third Party,” for purposes of this Section, shall mean any person or entity that is or may be liable to pay for the care and services rendered to a MI Salud Enrollee.  Examples of a Third Party include an Enrollee’s health insurer, casualty insurer, a managed care organization, and Medicare.

23.4.1.3
The Contractor hereby agrees to utilize, and cause its Providers to utilize, available public or private sources of payment for services rendered to Enrollees in the MI Salud Plan for claims cost avoidance purposes, within thirty (30) Calendar Days of becoming aware of such sources. If Third Party Liability (TPL) exists for part or all of the Covered Services provided directly by the Contractor to an Enrollee, the Contractor shall make Reasonable Efforts to recover from TPL sources the value of Covered Services rendered.  If TPL exists for part or all of the Covered Services provided to an Enrollee by a Subcontractor or a Provider, and the Third Party will make payment within a reasonable time, the Contractor may pay the Subcontractor or Provider only the amount, if any, by which the Subcontractor’s or Provider’s allowable claim exceeds the amount of TPL.

23.4.1.4
The Contractor shall deny payment on a Claim that has been denied by a Third Party payer when the reason for denial is the Provider’s  failure to follow prescribed procedures, including, but not limited to, failure to obtain Prior Authorization, failure to file Claims timely, etc.

23.4.1.5	The Contractor shall, within five (5) Business Days of issuing a denial of any claim based on TPL, provide TPL data to the Provider.

23.4.1.6
The Contractor shall treat funds recovered from Third Parties as offsets to Claims payments. The Contractor shall report all cost avoidance values to ASES in accordance with federal guidelines and as described subsequently in this Section.

23.4.1.7	The Contractor shall post all Third Party payments or recoveries to Claim-level detail by Enrollee.

23.4.1.8
If the Contractor operates or administers a non-MI Salud health plan, the Contractor shall, to the extent permitted by law, assist ASES with the identification of Enrollees with access to other insurance to coordinate benefits for such Enrollees.

23.4.1.9
The Contractor shall audit and review its Providers’ claims, using monthly the reports submitted pursuant to Section 16.7 of this Contract or other pertinent data, to ensure that Providers are not receiving duplicate payment for services billable to third parties, in particular the Medicare program.  The Contractor shall report to ASES on a quarterly basis its findings regarding claims, invoices, or duplicate or inappropriate payments.  According to the timeframe specified in Attachment 12 to this Contract, the Contractor shall submit to ASES for its review and approval a plan for such routine audits.  Any subsequent changes to the plan for routine audits must be previously approved in writing by ASES.

23.4.1.10
The Contractor shall make a reasonable effort (in accordance with reasonable industry standards and practices), including through collaboration with Providers, to collect and report Third Party recoveries.  Third Party recoveries shall be remitted to ASES promptly upon receipt by the Contractor.

23.4.1.11
The Contractor shall comply with the applicable provisions of 42 CFR 433 Subpart D – Third Party Liability and 42 CFR 447.20 Provider Restrictions: State Plan Requirements, or work cooperatively with ASES to assure compliance with the requirements therein, as it relates to the Medicaid and CHIP populations served by the MI Salud Plan and its Third Party Liability and cost avoidance responsibilities.

23.4.2
Legal Causes of Action for Damages.  ASES (or another agency of the Commonwealth) will have the sole and exclusive right to pursue and collect payments made by the Contractor when a legal cause of action for damages is instituted on behalf of a MI Salud Enrollee against a Third Party, or when ASES receives notices that legal counsel has been retained by or on behalf of any Enrollee.  The Contractor shall cooperate with ASES in all collection efforts, and shall also direct its Providers to cooperate with ASES in these efforts.

23.4.3
Estate Recoveries.  ASES (or another agency of the Commonwealth) will have the sole and exclusive right to pursue and recover correctly paid benefits from the estate of a deceased MI Salud Enrollee who was Medicaid Eligible in accordance with federal and Puerto Rico law.   Such recoveries will be retained by ASES.

23.4.4	Subrogation

23.4.4.1
Third Party resources shall include subrogation recoveries. The Contractor shall be required to seek subrogation amounts regardless of the amount believed to be available as required by federal Medicaid guidelines and Puerto Rico law.

23.4.4.2
The amount of any subrogation recoveries collected by the Contractor outside of the Claims processing system shall be treated by the Contractor as offsets to medical expenses for the purposes of reporting.

23.4.4.3
The Contractor shall conduct diagnosis and trauma code editing to identify potential subrogation claims. This editing should, at minimum, identify claims with a diagnosis of 900.00 through 999.99 (excluding 994.6) or claims submitted with an accident trauma indicator of ‘Y.’

23.4.5	Cost Avoidance

23.4.5.1
When the Contractor is aware of health or casualty insurance coverage before paying for a Covered Service, the Contractor shall avoid payment by promptly (within fifteen (15) Business Days of receipt) rejecting the Provider’s claim and directing that the Claim be submitted first to the appropriate Third Party.

23.4.5.2
Exceptions to the Cost-Avoidance Rule. In the following situations, the Contractor shall first pay its Providers and then coordinate with the liable Third Party, unless prior approval to take other action is obtained from ASES:

23.4.5.2.1	The coverage is derived from a parent whose obligation to pay support is being enforced by a government agency.

23.4.5.2.2	The claim is for Maternal and Prenatal Services to a pregnant woman or for EPSDT services that are covered by the Medicaid program.

23.4.5.2.3	The claim is for labor, delivery, and post-partum care and does not involve hospital costs associated with an inpatient stay.

23.4.5.2.4	The claim is for a child who is in the custody of ADFAN.

23.4.5.2.5	The claim involves coverage or services mentioned in this subsection in combination with another service.

23.4.5.3
If the Contractor knows that the Third Party will neither pay for nor provide the Covered Service, and the service is Medically Necessary, the Contractor shall neither deny payment for the service nor require a written denial from the Third Party.

23.4.5.4
If the Contractor does not know whether a particular service is covered by the Third Party, and the service is Medically Necessary, the Contractor shall promptly (within ten (10) Business Days of receipt of the Claim) contact the Third Party and determine whether or not such service is covered rather than requiring the Enrollee to do so.  Further, the Contractor shall require the Provider to bill the Third Party if coverage is available.

23.4.6	Sharing of TPL Information by ASES

23.4.6.1
By the fifth (5th) Calendar Day after the close of the month during which ASES learns of such information, ASES will provide the Contractor with a list of all known health insurance information on Enrollees for the purpose of updating the Contractor’s files.

23.4.6.2
Additionally, by the fifteenth (15th) Calendar Day after the close of the calendar quarter, ASES will provide to the Contractor a copy of a document containing all of the health insurers licensed by the Commonwealth as of the close of the previous quarter, and any other related information that is needed in order to file TPL claims.

23.4.7	Sharing of TPL Information by the Contractor

23.4.7.1
The Contractor shall submit a monthly report to ASES (following ASES file content, format and transmission specifications) by the fifth (5th) Calendar Day after the close of the month during which the Contractor learns that an Enrollee has new health insurance coverage, or casualty insurance coverage, or of any change in an Enrollee’s health insurance coverage. The Contractor shall impose a corresponding requirement on its Providers to notify the Contractor of any newly discovered coverage.

23.4.7.2
When the Contractor becomes aware that an Enrollee has retained counsel, who either may institute or has instituted a legal cause of action for damages against a Third Party, the Contractor shall notify ASES in writing, including the Enrollee’s name and MI Salud Enrollee Identification number, the date of the accident / incident, the nature of the injury, the name and address of Enrollee’s legal representative, copies of the pleadings, and any other documents related to the action in the Contractor’s possession or control.  This shall include, but not be limited to, the name of the Provider, the Enrollee’s diagnosis, the Covered Service provided to the Enrollee, and the amount paid to the Provider for each service.

23.4.7.3
The Contractor shall notify ASES within thirty (30) Calendar Days of the date it becomes aware of the death of one of its Medicaid Eligible Enrollees age fifty-five (55) or older, giving the Enrollee’s full name, Social Security number, and date of death.  ASES will then determine whether it can recover correctly paid Medicaid benefits from the Enrollee’s estate.

23.4.7.4	The Contractor agrees to share with ASES instances of Enrollee non-cooperation with the Contractor’s and with Network Providers’ efforts to determine sources of Third Party Liability.

23.4.8
Historic cost avoidance due to the existence of liable Third Parties is embedded in the cost of health services delivery and is reflected in the rates upon which ASES will base Claims Payments to the Contractor.  The Claims Payment does not include any reductions due to tort recoveries.

23.5	MI Salud as Secondary Payer to Medicare

23.5.1
In general, as provided in Section 7.12 of this Contract, save for services offered by Medicare Platino plans which operate independently of this Contract, MI Salud does not duplicate coverage provided by Medicare to Dual Eligible Beneficiaries and the Contractor shall not be a secondary payer for services for which Medicare is liable.

23.5.1.1
However, in a situation in which a Covered Service is covered in whole or part by both Medicare and MI Salud (for example, hospitalization services for a Dual Eligible Beneficiary who is enrolled in Medicare Part A only and whose hospitalization costs exceed the Medicare limit, per Section 7.12.1.1.1 of this Contract), the Contractor shall determine liability as a secondary payer as follows:

23.5.1.1.1
If the total amount of Medicare’s established liability for the services (Medicare paid amount) is equal to or greater than the negotiated contract rate between the Contractor and the Provider for the services, minus any MI Salud cost-sharing requirements, then the Provider is not entitled to, and the Contractor shall not pay, any additional amounts for the services.

23.5.1.1.2
If the total amount of Medicare’s established liability (Medicare paid amount) is less than the negotiated contract rate between the Contractor and the Provider for the services, minus any MI Salud cost-sharing requirements, the Provider is entitled to, and the Contractor shall pay, the lesser of:

23.5.1.1.2.1	The Medicaid cost-sharing (deductibles and coinsurance) payment amount for which the Dual Eligible Beneficiary is responsible under Medicare, and

23.5.1.1.2.2
An amount which represents the difference between (1) the negotiated contract rate between the Contractor and the Provider for the service minus any MI Salud cost-sharing requirements, and (2) the established Medicare liability for the services.

23.5.2
Enrollment Exclusions and Contractor Liability for the Cost of Care.  Any Dual Eligible Beneficiary who is already enrolled in a Medicare Platino Plan may not be enrolled by the Contractor. However, if the Contractor operates its own Medicare Platino Plan, the Contractor may enroll a Dual Eligible Beneficiary in the Platino Plan, which furnishes MI Salud benefits, per separate contract with ASES.

23.5.3	Protections for Medicaid Enrollees

23.5.3.1
The Contractor shall neither impose, nor allow Network Providers to impose, any cost-sharing charges of any kind upon Medicaid Eligible Persons enrolled in MI Salud, other than as authorized in this Contract.

23.5.3.2
Unless otherwise permitted by federal or Puerto Rico law, Covered Services may not be denied to a Medicaid Enrollee because of a Third Party’s potential liability to pay for the services, and the Contractor shall ensure that its cost avoidance efforts do not prevent Enrollees from receiving Medically Necessary services.

23.6	[Intentionally left blank].

23.7	Reporting Requirements

23.7.1	The Contractor shall submit to ASES all of the reports as indicated in Section 18.2 of this Contract.

23.7.2
Failure to submit the reports within the established timeframes, or failure to submit complete, accurate reports, may result in the imposition of liquidated damages pursuant to Article 19 of this Contract or Withhold of the Administrative Fee as outlined in Section 19.6.3 of this Contract.

23.7.3
The Contractor, at its sole expense, shall submit by May 15 (or a later date if approved by ASES) of each year a “Report on Controls Placed in Operation and Tests of Operating Effectiveness,” meeting all standards and requirements of the AICPA’s SAS 70, for the Contractor’s operations performed for ASES under the MI Salud Contract.

23.7.3.1
The audit shall be conducted by an independent auditing firm, which has prior SAS 70 audit experience.  The auditor must meet all AICPA standards for independence.  The selection of, and contract with the independent auditor shall be subject to the prior written approval of ASES.  ASES reserves the right to, at the Contractor’s expense, designate other auditors or reviewers to examine the Contractor’s operations and records for monitoring and/or stewardship purposes.

23.7.3.2
The independent auditing firm shall simultaneously deliver identical reports of its findings and recommendations to the Contractor and ASES within forty-five (45) Calendar Days after the close of each review period.  The audit shall be conducted and the report shall be prepared in accordance with generally accepted auditing standards for such audits as defined in the publications of the AICPA, entitled “Statements on Auditing Standards” (SAS).  In particular, both the “Statements on Auditing Standards Number 70-Reports on the Processing of Transactions by Service Organizations” and the AICPA Audit Guide, “Audit Guide of Service-Center-Produced Records” are to be used.

23.7.3.3
The Contractor shall respond to the audit findings and recommendations within thirty (30) Calendar Days of receipt of the audit and shall submit an acceptable proposed corrective action to ASES.  The Contractor shall implement the Corrective Action Plan within forty (40) Calendar Days of its approval by ASES.

23.7.4	The Contractor shall submit to ASES a “Disclosure of Information on Annual Business Transactions.” This Report must include:

23.7.4.1	Definition of A Party in Interest – As defined in Section 1318(b) of the Public Health Service Act, a party in interest is:

23.7.4.1.1
Any director, officer, partner, or employee responsible for management or administration of the Contractor; any person who is directly or indirectly the beneficial owner of more than five percent (5%) of the equity of the Contractor; any person who is the beneficial owner of a mortgage, deed of trust, note, or other interest secured by, and valuing more than five percent (5%) of the Contractor; or, in the case of a Contractor organized as a nonprofit corporation, an incorporator or Enrollee of such corporation under applicable State corporation law;

23.7.4.1.2
Any organization in which a person described in Section 23.7.4.1.1 above is director, officer or partner; has directly or indirectly a beneficial interest of more than five percent (5%) of the equity of the Contractor; or has a mortgage, deed of trust, note, or other interest valuing more than five percent (5%) of the assets of the Contractor;

23.7.4.1.3	Any person directly or indirectly controlling, controlled by, or under common control with the Contractor; or

23.7.4.1.4	Any spouse, child, or parent of an individual described in Sections 23.7.4.1.1-23.7.4.1.3 of this Contract.

23.7.4.2	Types of Transactions Which Must Be Disclosed. Business transactions which must be disclosed include:

23.7.4.2.1	Any sale, exchange or lease of any property between the Contractor and a party in interest;

23.7.4.2.2	Any lending of money or other extension of credit between the Contractor and a party in interest; and

23.7.4.2.3
Any furnishing for consideration of goods, services (including management services) or facilities between the Contractor and the party in interest.  This does not include salaries paid to employees for services provided in the normal course of their employment.

23.7.4.3	The information which must be disclosed in the transactions listed in this Section 23.7.4 between the Contractor and a party of interest includes:

23.7.4.3.1	The name of the party in interest for each transaction;

23.7.4.3.2	A description of each transaction and the quantity or units involved;

23.7.4.3.3	The accrued dollar value of each transaction during the Fiscal Year; and

23.7.4.3.4	Justification of the reasonableness of each transaction.

ARTICLE 24	PAYMENT OF TAXES

24.1	The Contractor certifies and guarantees that at the time of execution of this Contract:

24.1.1	It is a corporation duly authorized to conduct business in Puerto Rico and has filed income tax returns for the previous five (5) years;

24.1.2	It complied with and paid unemployment insurance tax, disability insurance tax (Law 139), social security for drivers (“seguro social choferil”), if applicable;

24.1.3	It filed any required corporation reports with the State Department for the five (5) previous years; and

24.1.4	It does not owe any kind of taxes to the Commonwealth of Puerto Rico, its instrumentalities, dependencies, corporations or municipalities.

24.2
The Contractor will forthwith pay all taxes lawfully imposed upon it with   respect to this Contract or any product delivered in accordance herewith. ASES makes no representation whatsoever as to the liability or exemption from liability of Contractor to any tax imposed by any governmental entity.

24.3
Notwithstanding the above, if, as a result of the enactment of any state, local or municipal legal provision, administrative regulation or government directive, Contractor is burdened with a requirement to pay a fee, tax, imposition, levy, or duty with regards to any of the proceeds of this Agreement, including but not limited to the imposition of any fees pertaining to the existence of any government contracts, or any added value tax (IVU, for its Spanish acronym), the parties will renegotiate, in good faith, an adjustment to the Administrative Fee.

ARTICLE 25	RELATIONSHIP OF PARTIES

25.1
Neither Party is an agent, employee, or servant of the other.  It is expressly agreed that the Contractor and any Subcontractors and agents, officers, and employees of the Contractor or any Subcontractor in the performance of this Contract shall act as independent contractors and not as officers or employees of ASES.  The Parties acknowledge, and agree, that the Contractor, its agent, employees, and servants shall in no way hold themselves out as Agent, employees, or servants of ASES.  It is further expressly agreed that this Contract shall not be construed as a partnership or joint venture between the Contractor or any Subcontractor and ASES.

ARTICLE 26	INSPECTION OF WORK

26.1
ASES, the Puerto Rico Medicaid Program, other agencies of the Commonwealth, the Department of Health and Human Services, the General Accounting Office, the Comptroller General of the United States, the Comptroller General of the Commonwealth, if applicable, or their Authorized Representatives, shall have the right to enter into the premises of the Contractor or all Subcontractors, or such other places where duties under this Contract are being performed for ASES, to inspect, monitor or otherwise evaluate the services or any work performed pursuant to this Contract.  All inspections and evaluations of work being performed shall be conducted with reasonable prior notice and during normal business hours.  All inspections and evaluations shall be performed in such a manner as will not unduly impact or delay the Contractor’s business operations.

ARTICLE 27	GOVERNMENT PROPERTY

27.1
The Contractor agrees that any papers, materials and other documents that are produced or that result, directly or indirectly, from or in connection with the Contractor’s provision of the services under this Contract shall be the property of ASES upon creation of such documents, for whatever use that ASES deems appropriate, and the Contractor further agrees to prepare any and all documents, including the Deliverables listed in Attachment 12 to this Contract, or to take any additional actions that may be necessary in the future to effectuate this provision fully.  In particular, if the work product or services include the taking of photographs or videotapes of individuals, the Contractor shall obtain the consent from such individuals authorizing the use by ASES of such photographs, videotapes, and names in conjunction with such use.  Contractor shall also obtain necessary releases from such individuals, releasing ASES from any and all claims or demands arising from such use.

27.2
The Contractor shall be responsible for the proper custody and care of any ASES-owned property furnished for the Contractor’s use in connection with the performance of this Contract.  The Contractor will reimburse ASES for its loss or damage, normal wear and tear excepted, while such property is in the Contractor’s custody or use.

ARTICLE 28	OWNERSHIP AND USE OF DATA AND SOFTWARE

28.1	Ownership and Use of Data

28.1.1
ASES holds the total ownership of all Information created from Data, documents, and messages (verbal or electronic), reports, or meetings involving or arising out of or in connection with this Contract (the information will be hereinafter referred to as “ASES Data”).  The Contractor shall make all ASES Information and or Data available to ASES, which will also provide such ASES Data to CMS or other pertinent government agencies and authorities upon request.  The Contractor is expressly prohibited from sharing or publishing ASES Data without the prior written consent of ASES, except as required by law.  .

28.1.2
ASES acknowledges that before executing this Contract and in contemplation of the same, the Contractor has developed and designed certain programs and systems such as standard operating procedures, programs, business plans, policies and procedures, which ASES acknowledges are the exclusive property of the Contractor (the “Contractor Proprietary Information”).  Nevertheless, in case of default by the Contractor or termination pursuant to the terms of this Contract, ASES is hereby authorized to use to the extent allowable by any applicable commercial software and hardware licensing that exists at that moment or with which agreement can be reached at that moment with the vendor to modify such licensing to permit its use by ASES, at no cost to ASES, such Contractor properties for a period of one hundred and twenty (120) Calendar Days to effect an orderly transition to any new contractor or service provider for the Service Regions.  In any cases where the use of such systems from an operational perspective would also impact other lines of Contractor’s business or where licensing restrictions cannot be remedied, Contractor shall operate such systems on behalf of ASES.  Such operation by Contractor on behalf of ASES can occur at ASES’ reasonable discretion under the full supervision of their employees or appointed third party personnel.  Under such a scenario, ASES’ access to data will be restricted through the most efficient means possible.

28.1.3
Contractor shall not deny ASES access to ASES’s Data in any case, nor will Contractor retain ASES’s Data or, deny ASES access to ASES’s Data, while controversies that exist between ASES and the Contractor are being resolved and finally adjudicated.

28.2	Responsibility for Information Technology Investments

The Parties understand and agree that the cost of any newly acquired or developed software programs or upgrades or enhancements to existing software programs, hardware, or other related information technology equipment or infrastructure component, made in order to comply with the requirements of this Contract shall be borne in its entirety by the Contractor.

ARTICLE 29	CRIMINAL BACKGROUND CHECKS

29.1
ASES is prohibited by law from entering into contracts with any entity that has been, or whose president, vice president, director, executive director, member of the board of directors or a person performing equivalent functions been convicted of, or entered a guilty plea, in Puerto Rico, the United States of America, or any other jurisdiction, for any crime involving corruption, fraud, embezzlement, or unlawful appropriation of public funds, pursuant to Act 458, as amended, and Act 84 of 2002.

29.2
Before the Implementation Date of this Contract, and  as a condition for the continued effectiveness of the Contract, the Contractor shall provide to ASES a certification that neither the Contractor nor the persons listed in Section 29.1 of this Contract, fall under the prohibition stated in Section 29.1 of this Contract.  As an essential and indispensable condition for the execution and delivery of this Contract, the Contractor must deliver concurrently with the execution of the Contract, the sworn statements required to comply with Act 458 of December 29, 2000, as amended.  The certification should be included in Attachment 12.

29.3
ASES may terminate this Contract if ASES determines that the Contractor, or any of the natural persons listed in Section 29.1 of this Contract, falls within the prohibition stated in Section 29.1 of this Contract, or failed to provide an accurate certification as required in Section 29.2 of this Contract.  In addition, the Contractor shall terminate a Provider Contract if it learns that a Provider, or any of the natural persons listed in Section 29.1 of this Contract related to the Provider, falls within the prohibition stated in Section 29.1 of this Contract.

29.4
During the Contract Term, the Contractor shall promptly (within twenty (20) Business Days of the date it receives the information) provide to ASES any material information it obtains regarding any of the claims referred to in Section 29.1 and attributed to the persons listed in Section 29.1.

29.5
In cases in which none of the events listed in Section 29.1 of this Contract has occurred, but statements or admissions of crimes have been made by or against the Contractor, or one of its shareholders, partners, officers, principals, subsidiaries, or parent companies, ASES shall provide all pertinent information about the matter, within twenty (20) Business Days from the date it receives the information, to the Secretary of Justice of Puerto Rico, who will make the pertinent findings and recommendations concerning the Contract.

29.6
In addition, as provided in 42 CFR 455.106(c), ASES may refuse to enter into or renew an agreement with any entity if any person who has an ownership or control interest in the entity, or is an agent or managing employee of the entity, has been convicted of a criminal offense related to the person’s involvement in any program established under Medicare, Medicaid, or the Title XX services programs.  Before the Implementation Date of this Contract, pursuant to 42 CFR 455.106(a), the Contractor shall disclose to ASES the identity of any person who has an ownership or control interest in the Contractor, or is an agent or managing employee of the such entity who has been convicted of a criminal offense related to the Medicare, Medicaid, or Title XX services programs.  The Contractor shall collect the same information on criminal conviction for Providers during the Credentialing process, as provided in Section 9.4.3.21 of this Contract, and shall, immediately upon receipt of such information relating to a Provider, disclose the information to ASES.  ASES will notify the HHS Inspector General of any disclosures related to criminal convictions within twenty (20) Business Days from the date that ASES receives the information, as required by 42 CFR 455.106.

ARTICLE 30	SUBCONTRACTS

30.1	Use of Subcontractors

30.1.1
The Contractor shall not subcontract or permit anyone other than Contractor personnel to perform any of the work, services, or other performances required of the Contractor under this Contract relating to the Administrative Services associated with the provision of Covered Services and Benefits to Enrollees or assign any of its rights or obligations hereunder, without the prior written consent of ASES.  Prior to hiring or entering into an agreement with any Subcontractor, any and all Subcontractors shall be approved by ASES; provided, that such approval shall not be unreasonably withheld, conditioned or delayed; and further provided, that the subcontracts included in Attachment 17 to this Contract are expressly approved by ASES as of the Effective Date of this Contract.  ASES reserves the right to inspect all subcontract agreements at any time during the Contract period.  Upon request from ASES the Contractor shall provide in writing the names of all proposed or actual Subcontractors.  The Contractor is solely accountable for all functions and responsibilities contemplated and required by this Contract, whether the Contractor performs the work directly or through a Subcontractor.

30.1.2
All contracts between the Contractor and Subcontractors must be in writing and must specify the activities and responsibilities delegated to the Subcontractor containing terms and conditions consistent with this Contract.  The contracts must also include provisions for revoking delegation or imposing other sanctions if the Subcontractor’s performance is inadequate.

30.1.3
All contracts must ensure that the Contractor evaluates the prospective Subcontractor’s ability to perform the activities to be delegated; monitors the Subcontractor’s performance on an ongoing basis and subjects it to formal review according to a periodic schedule established by ASES and consistent with industry standards or Puerto Rico laws and regulations; and identifies deficiencies or areas for improvement, ensuring that corrective action is taken as appropriate.

30.1.4
The Contractor shall give ASES prompt notice in writing by registered mail or certified mail of any action or suit filed by any Subcontractor and prompt notice of any Claim made against the Contractor by any Subcontractor or vendor that, in the opinion of Contractor, may result in litigation related in any way to this Contract.

30.1.5	All Subcontractors must fulfill the requirements of applicable law, including 42 CFR 438 as appropriate.

30.1.6	All Provider Contracts shall be in compliance with the requirements and provisions as set forth in Section 10.3 of this Contract.

30.1.7
The Contractor shall be held directly accountable and liable for all of the contractual provisions in this Contract regardless of whether the Contractor chooses to subcontract their responsibilities to a third party.  No subcontract shall operate to terminate the legal responsibility of the Contractor to assure that all activities carried out by the subcontractor conform to the provisions of the Contract.  Subcontracts shall not terminate the legal liability of the Contractor under this Contract.

30.1.8
Notwithstanding Section 30.2.1 of this Contract, ASES agrees that the Contractor will be allowed to assign or subcontract all or part of its obligations under the Contract to its sister company Triple-C, Inc., provided that notwithstanding such assignment or subcontract the Contractor shall remain obligated to ASES under the terms of this Contract.

30.2	Cost or Pricing by Subcontractors

30.2.1
The Contractor shall submit, and shall require any Subcontractors hereunder to submit, cost or pricing data for any subcontract to this Contract prior to award.  The Contractor shall also certify that the information submitted by the Subcontractor is, to the best of the Contractor’s knowledge and belief, accurate, complete and current as of the date of agreement, or the date of the negotiated price of the subcontract or amendment to the Contract.  The Contractor shall insert the substance of this Section in each subcontract hereunder.

30.2.2
If ASES determines that any price, including profit or fee negotiated in connection with this Contract, or any cost reimbursable under this Contract was increased by any significant sum because of the inaccurate cost or pricing data, then such price and cost shall be reduced accordingly and this Contract and the subcontract shall be modified in writing to reflect such reduction.

ARTICLE 31	REQUIREMENT OF INSURANCE LICENSE

31.1
In order for this Contract to take effect, the Contractor must be licensed to underwrite health insurance by the Puerto Rico Insurance Commissioner.  The Contractor must submit a copy of its insurance license according to the timeframe specified in Attachment 12 to this Contract.

31.2	The Contractor shall renew the license as required, and shall submit evidence of the renewal to ASES within thirty (30) Calendar Days of the expiration date of the license.

ARTICLE 32	CERTIFICATIONS

32.1
As essential and indispensable condition for the execution and delivery of the Contract, the Contractor must deliver concurrently with the execution of the Contract the sworn statement required by Article 29 of the Contract to comply with act 458 of December 29, 2000, as amended.

32.2
The Contractor shall provide to ASES within fifteen (15) Calendar Days of the execution of this Contract, and thereafter by January 10 of each calendar year, the certifications and other documents set forth below, according to the timeframe specified below.  If any certification, document, acknowledgment, or other representation or assurance on the Contractor’s part under this Article, or elsewhere in this Contract, is determined to be false or misleading, ASES shall have cause for termination of this Contract pursuant to Article 35 of this Contract.  In the event that the Contract is terminated based upon this Article, the Contractor shall reimburse ASES all Administrative Fees received by the Contractor under the Contract.

32.3	The Contractor shall submit the following certifications:

32.3.1
Certification issued by the Treasury Department of Puerto Rico (Model SC-2888) evidencing that Contractor has filed income tax returns in the past five years, or evidence of Contractor’s non-profit status;

32.3.2
Certification from the Treasury Department of Puerto Rico that Contractor has no outstanding debt with the Department or, if such a debt exists, it is subject to a payment plan or pending administrative review under applicable law or regulation (Model SC-3537);

32.3.3
Certification from the Center for the Collection of Municipal Revenues (“CRIM”,  its Spanish acronym) certifying  that there is no outstanding debt or, if a debt exists, that such debt is subject to payment plan or pending administrative review under applicable law or regulations;

32.3.4	Certification from the Department of Labor and Human Resources certifying compliance with unemployment insurance, temporary disability insurance and/or chauffeur’s social security, if applicable;

32.3.5	Evidence of Incorporation and of Good Standing issued by the Department of State of Puerto Rico;

32.3.6	Certification of current municipal license tax (“Patentes Municipales”), if applicable; and

32.3.7	Certification issued by the Minor Children Support Administration (“ASUME”, by its Spanish acronym) of no outstanding alimony or child support debts, if applicable.

32.4	The Contractor shall, in addition, provide the following documents:

32.4.1	A list of all contracts Contractor has with government agencies, public corporations or municipalities, including those contracts in the process of being executed;

32.4.2	A letter indicating if any of its directors serves as member of any governmental board of directors or commission;

32.4.3	A certificate of the Corporate Resolution authorizing the person signing this Contract to appear on behalf of the Contractor;

32.4.4	Evidence of compliance with the Compensation System for Work-Related Accidents Act (“Fondo del Seguro del Estado de Puerto Rico”); and

32.4.5	A copy of the Insurance Coverage Certificate as required in Article 37.

32.4.6
A sworn statement certifying that it has no debt with the government of the Commonwealth of Puerto Rico, or with any state agencies, corporations or instrumentalities that provide or are related to the provision of health services.

32.5
If the Contractor fails to meet the obligations of Sections 32.2 and 32.3 of this Contract within the required timeframe, ASES shall cease payment to the Contractor until the documents have been delivered to the ASES’s satisfaction, or adequate evidence is provided to ASES that reasonable efforts have been made to obtain the documents.

ARTICLE 33	RECORDS REQUIREMENTS

33.1	General Provisions

33.1.1
The Contractor shall preserve and make available all of its records pertaining to the performance under this Contract for inspection or audit, as provided below, throughout the Term of this Contract, for a period of seven (7) years from the date of final payment under this Contract, and for such period, if any, as is required by applicable statute or by any other Section of this Contract.  If the Contract is completely or partially terminated, the records relating to the work terminated shall be preserved and made available for period of seven (7) years from the date of termination or of any resulting final settlement.  The Contractor is responsible to preserve all Records pertaining to the performance under this Contract, and have it available and accessible in a timely manner in a reasonable format that assures the integrity of it.   Records that relate to Appeals, litigation, or the settlements of Claims arising out of the performance of this Contract, or costs and expenses of any such agreements as to which exception has been taken by the  Contractor or any of its duly Authorized Representatives, shall be retained by Contractor until such Appeals, litigation, Claims or exceptions have been disposed of.

33.2	Records Retention and Audit Requirements

33.2.1
Since funds from the Puerto Rico Plans under Title XIX and Title XXI of the Social Security Act Medical Assistance Programs (Medicaid and CHIP) are used to finance this project in part, the Contractor shall agree to comply with the requirements and conditions of the Centers for Medicare and Medicaid Services (CMS), the Comptroller General of the United States, the Comptroller of Puerto Rico and ASES, as to the maintenance of records related to this Contract.

33.2.2
Puerto Rico and federal standards for audits of ASES agents, contractors, and programs are applicable to this Section and are incorporated by reference into this Contract as though fully set out herein.

33.2.3
Pursuant to the requirements of 42 CFR 434.6(a)(5) and 42 CFR 434.40, the Contractor shall make all of its books, documents, papers, Provider records, Medical Records, financial records, data, surveys and computer databases available for examination and audit by ASES, HSS and its sub-agencies, the Comptroller of Puerto Rico, the Comptroller General of the United States of America and/or their authorized representatives.  Any records requested hereunder shall be produced for on-site review by ASES or sent to the requesting authority by mail within fourteen (14) Calendar Days following a request.  All records shall be provided at the sole cost and expense of the Contractor.  ASES shall have unlimited rights to use, disclose, and duplicate all information and data in any way relating to this Contract in accordance with applicable Puerto Rico and federal laws and regulations but subject to any proprietary rights of the Contractor over such information and data.

33.2.4
In certain circumstances, as follows, the authorities listed in Section 33.2.3 of this Contract shall have the right to inspect and audit records in a timeframe that exceeds the timeframe set forth in Section 33.1.1 of this Contract.

33.2.4.1
ASES determines that there is a special need to retain a particular record or group of records for a longer period and notifies the Contractor at least thirty (30) Calendar Days before the expiration of the timeframe set forth in Section 33.1.1 of this Contract.

33.2.4.2
There has been a Contract termination, dispute, Fraud, or similar fault by the Contractor, resulting in a final judgment or settlement against the Contractor, in which case the retention may be extended to three (3) years from the date of the final judgment or settlement.

33.2.4.3
ASES determines that there is a reasonable possibility of Fraud, and gives the Contractor notice, before the expiration of the timeframe set forth in Section 33.1.1 of this Contract, that it wishes to extend the time period for retention of records.

33.2.4.4
There has been, during the time period set forth in Section 33.1.1, an audit initiated by CMS, the Comptroller of Puerto Rico, the Comptroller General of the United States, or ASES, in which case the timeframe for retention of records shall extend until the conclusion of the audit and publication of the final report.

33.2.5
All records retention requirements set forth in this Article or in any other Article shall be subject at all times and to the extent mandated by law and regulation, to the HIPAA regulations described elsewhere in this Contract.

33.2.6
Subject to Article 53 of this Contract, the Contractor shall be subject to Claims audits once every six months commencing on the Implementation Date.  The Contractor shall maintain accurate records at all times.  Upon five (5) Business Days notice, the Contractor shall provide ASES reasonable access to Claims’ records to verify conformance with the terms of the Contract.  If any such audit is an on-site audit, it shall be conducted during the Contractor’s normal business hours, and shall not be disruptive to the normal operations of the Contractor.  ASES shall be permitted to conduct audits in accordance with this Section with any or all of its own internal resources or by securing the services of a third party accounting or auditing firm, solely at ASES’s election and expense.

33.2.7	Every six months commencing on the Implementation Date, ASES shall have the right to perform MIS audits.

33.3	Medical Record Requests

33.3.1
The Contractor shall require that the Network Providers agree that a copy of each Enrollee’s Medical Record, in hard copy or electronic format, be made available, without charge, upon the written request of the Enrollee or Authorized Representative within fourteen (14) Calendar Days of the receipt of the written request.

33.3.2
The Contractor shall require that the Network Providers agree that Medical Records be furnished at no cost to a new PCP, a PMG, an Out-of-Network Provider or other specialist, upon the Enrollee’s written request, no later than fourteen (14) Calendar Days following the written request.

33.3.3
Notwithstanding the foregoing, the Contractor must comply with the Puerto Rico Patient Bill of Rights which states that every provider, medical-hospital institution, and every insurer shall provide every patient a speedy access to their files and records.  A patient is entitled to receive a copy of his/her medical record within a term which shall not exceed five (5) Calendar Days.

ARTICLE 34	CONFIDENTIALITY

34.1	General Confidentiality Requirements

34.1.1
The Contractor shall treat all information, including Medical Records and any other health and Enrollment information that identifies a particular Enrollee or that is obtained or viewed by it or through its staff and Subcontractors’ performance under this Contract as confidential information, consistent with the confidentiality requirements of 45 CFR parts 160 and 164 and the terms of that certain Business Associate Agreement dated as of September 19, 2011 by and between the Contractor and ASES (the “Business Associate Agreement”).  The Contractor shall not use or disclose any information so obtained in any manner, except as may be necessary for the proper discharge of its obligations under this Contract and permitted under the Business Associate Agreement.

34.1.2
Employees or authorized Subcontractors of the Contractor who have a reasonable need to know such Enrollee information for purposes of performing their duties under this Contract shall use personal or patient information, provided such employees or Subcontractors are covered by a non-disclosure agreement that has been approved by ASES; provided, however, that the Business Associate Agreement shall be considered pre-approved by ASES.  The Contractor shall remove any person from performance of services hereunder upon notice that ASES reasonably believes that such person has failed to comply with the confidentiality obligations of this Contract.  The Contractor shall replace such removed personnel in accordance with the staffing requirements of this Contract.

34.1.3
ASES, the Commonwealth, federal officials as authorized by federal law or regulations, or the Authorized Representatives of these parties shall have access to all confidential information in accordance with the requirements of Puerto Rico and federal laws and regulations.

34.1.4
The confidentiality provisions contained in this Contract survive the termination of this Contract and shall bind the Contractor, and its PMGs and Network Providers, so long as they maintain any “protected health information” relating to Enrollees, as such term is defined by 45 CFR Parts 160 and 164.

34.2	HIPAA Compliance

34.2.1
The Contractor shall assist ASES in its efforts to comply with the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and its amendments, rules, procedures, and regulations.  To that end, the Contractor shall cooperate with and abide by any requirements mandated by HIPAA and any other applicable laws.  The Contractor and ASES are bound by the terms and conditions of the Business Associate Agreement for HIPAA compliance purposes.  In addition, the Contractor is required to sign a business associate agreement with the PBM and the MBHO.  The Parties shall cooperate on these matters and sign all documents required to be HIPAA compliant including but not limited to the Business Associate Agreement.

34.2.2	The Contractor must inform ASES in writing within two (2) Business Days of any HIPAA compliance issues as a result of any breach or threatened breach of this Article 34.

34.3	Data Breach

34.3.1
Data Breach. Contractor shall report ASES, as required in § 13402 of the HITECH Act, of any event where the ASES Data could be exposed in a non-authorized circumstance or illegally circumstance and/or when any data breach occurs. Contractor must take all reasonable steps to mitigate the breach.

34.3.2
Security Breach Notification. Contractor agrees that without unreasonable delay but no later than twenty-four hours after suspects or determining that a Data Breach occurred, the Contractor will notify ASES of such Breach. The notification should include sufficient information for ASES to understand the nature of the Breach. For instance, such notification could include, to the extent available at the time of the notification, the following information:

34.3.2.1	One or two sentence description of the event;

34.3.2.2	Description of the roles of the people involved in the Breach (e.g., employees, Participant Users, service providers, unauthorized persons, etc.)

34.3.2.3	The type of Data/ Information as well as Protected Health Information that was breached;

34.3.2.4	Enrollees likely impacted by the Breach. Name, date of birth, member number, phone number and address shall be provided for each Enrollee likely impacted by the Breach;

34.3.2.5	Number of Individuals or records impacted/estimated to be impacted by the Breach;

34.3.2.6	Actions taken by the Contractor to mitigate the Breach;

34.3.2.7	Current status of the Breach (under investigation or resolved);

34.3.2.8	Corrective action taken and steps planned to be taken to prevent a similar Breach.

The Contractor shall have a duty to supplement the information contained in the notification as it becomes available and cooperate with ASES.  The notification required by this Section shall not include any PHI.

34.3.3
Once the Contractor notified ASES according to Clause 34.3.2, the Contractor will continue the internal investigation if so required and will remain in communication with ASES. The Contractor will be subject to ASES guidance with respect to the mitigation or correction plan/ processes. ASES reserves the right of performing a forensic analysis to the Contractor information system related to the Security Breach. The Contractor will assume and/or reimburse the total costs of the forensics analysis.

34.3.4
Any determination or official statement related to the Security Breach to the relevant authorities in compliance with the federal and state laws, potentially affected citizens, affected citizens and/or the media will be made by ASES, as the covered entity. Any determinations made by ASES shall not be understood as any waiver and/or release of liability to the Contractor.

34.3.5
ASES reserves the right to select and hire the resources needed to comply with federal and state provisions related to protection and mitigation of damages to the Enrollee. ASES reserves the right to request the formally contract and/or hire the necessary resources previously selected by ASES, if that process accelerates the mitigation of damages to the Enrollee’s and/or ASES public image.

ARTICLE 35	TERMINATION OF CONTRACT

35.1	Termination by ASES

35.1.1
In addition to any other non-financial remedy set forth in this Contract or available by law, or in lieu of any financial remedy contained in Article 19 of this Contract or available by law, and subject to compliance with the termination procedures set forth in Section 35.4 below, ASES may terminate this Contract:

35.1.1.1
Termination Due to the Contractor’s Default.  Upon thirty (30) Calendar Days notice to the Contractor in the event the Contractor has failed to carry out the material terms of this Contract, unless ASES, in its reasonable discretion, determines that the Contractor has cured the default to ASES’s reasonable satisfaction within the notice period.  For purposes of this Section a default shall not include any delay or non-performance of the Contractor’s obligations that is caused by ASES’s failure to timely fulfill its obligations hereunder, including but not limited to payments of the Claims Payment under Section 22.3 of this Contract.

35.1.1.2
Termination Due to the Contractor’s Insolvency or Bankruptcy.  Immediately, upon ASES providing written notice to the Contractor, in the event of the Contractor is Insolvent or the Contractor files a petition in bankruptcy.

35.1.1.2.1
In the event of the filing of a petition in bankruptcy, the Contractor shall advise ASES within one (1) Business Day.  If ASES reasonably determines that the Contractor’s financial condition is not sufficient to allow the Contractor to perform its Administrative Functions as described herein in the manner reasonably required by ASES, ASES may terminate this Contract in whole or in part, Immediately or in stages.

35.1.1.2.2	In the event that this Contract is terminated the Contractor is Insolvent, the Contractor shall guarantee that Enrollees shall not be liable for:

35.1.1.2.2.1	the Contractor’s debts; or

35.1.1.2.3	the Covered Services provided to the Enrollees for which ASES does not pay the Contractor or its Network Providers.

35.1.1.3
Termination Due to Insufficient Funding.  Immediately, upon ASES providing the Contractor written notice pursuant to Section 16.11.8.6 that appropriated  federal and/or Puerto Rico funds become unavailable or that such funds will be insufficient for the payment of ASES’s obligations under this Contract when due, unless both Parties agree, through a written Amendment, to a modification of the obligations under this Contract.

35.1.1.4
Termination Due to the Contractor’s Breach of Article 29. Immediately, upon ASES providing written notice to the Contractor, in the event that the Contractor or any of the persons listed in Section 29.1 of this Contract fall under the prohibition stated in Section 29.1 or 29.6 of this Contract; or, subject to Section 35.3 of this Contract, upon the occurrence of any of the events specified in Section 29.3 of this Contract, as required under Act 458 and Act 458 and Act 84.

35.1.1.5
Termination Due to Change In Law Adversely Affecting Finances.   Immediately, upon prior written notice, upon the occurrence of any circumstance described in Section 38.2.6 or any amendment of this Contract pursuant to Section 55.2 that would adversely affect the economic circumstances of ASES, in its reasonable determination.

35.2	Termination by the Contractor

35.2.1
In addition to any other remedy set forth in this Contract  or available by law, and subject to compliance with the termination procedures set forth in Section 35.4 below, the Contractor may terminate this Contract:

35.2.1.1
Termination Due to ASES’s Financial Breach. Upon fifteen (15) Calendar Days written notice, in the event ASES is in arrears more than ninety (90) Calendar Days with respect to the full payment of a monthly Administrative Fee, or defaults in making full payment of three (3) consecutive monthly payments of the Administrative Fee or in making full payment of two (2) consecutive monthly payments of Claims Payments, and fails to cure such breach within the notice period.  For purposes of this Section, a default in making full payment does not include instances where ASES has made any Withhold payments of the Administrative Fee pursuant to the terms of this Contract, provided that ASES has given the Contractor advance written notice of any such Withhold of the Administrative Fee.

35.2.1.2
Termination Due to ASES’s General Breach. Upon thirty (30) Calendar Days written notice to ASES, in the event  ASES has failed to carry out the material terms of this Contract unless the Contractor, in its reasonable discretion, determines that ASES has cured the default to the Contractor’s reasonable satisfaction within the notice period.  For purposes of this Section, a default does not include the delay or failure in making payment of the Administrative Fee or Claims Payments due under this Contract.

35.2.1.3
Termination Due to Insufficient Funding.  Immediately, upon receipt from ASES of a written notice pursuant to Section 16.11.8.6 that appropriated  federal and/or Puerto Rico funds become unavailable or that such funds will be insufficient for the payment of ASES’s obligation under this Contract when due, unless both Parties agree, through a written Amendment, to a modification of the obligations under this Contract.

35.2.1.4
Termination Due to Change In Law Adversely Affecting Finances.   Immediately, upon prior written notice, upon the occurrence of any circumstance described in Section 38.2.6 or any amendment of this Contract pursuant to Section 55.2 that would adversely affect the economic circumstances of the Contractor, in its reasonable determination.

35.3	General Procedures

35.3.1
Opportunity to Cure.  Each Party shall have the opportunity to cure any default alleged in a termination notice sent pursuant to this Article 35, upon receiving a written termination notice the other Party.  With respect to termination by ASES, the Contractor shall have the right to submit to ASES a written Corrective Action Plan containing terms and conditions acceptable to ASES to cure such default or an explanation of non-default in the thirty (30) Calendar Day period from the date of receipt of ASES’ written termination notice and such plan or explanation of non-default is accepted by ASES, in ASES’ sole discretion, which acceptance shall not be unreasonably withheld, conditioned or delayed.  With respect to termination by the Contractor, ASES shall have the right to submit to the Contractor a written Corrective Action Plan containing terms and conditions acceptable to the Contractor to cure such default or an explanation of non-default in the thirty (30) Calendar Day period from the date of receipt of the Contractor’s written termination  notice and such plan or explanation of non-default is accepted by the Contractor, in the Contractor’s sole discretion, which acceptance shall not be unreasonably withheld, conditioned or delayed.  Failure to respond to a termination notice within such thirty (30) Calendar Day notice period, shall constitute the Party’s waiver of its right to contest the termination notice.

35.3.2
Continuing Obligations of the Contractor.  Notwithstanding the termination of this Contract pursuant to this Article 35 for any reason, the Contractor shall remain obligated to provide the Administrative Functions as described in Article 36, including but not limited to the payment of Claims for Covered Services provided to Enrollees prior to the Termination Date and as specified in the Patient’s Bill of Rights Act through the Runoff Period.

35.3.3
Continuing Obligations of ASES. Notwithstanding the termination of this Contract for pursuant to this Article 35 for any reason, ASES shall remain obligated to pay to the Contractor the Administrative Fee through the Termination Date (inclusive of the Transition Period) and the Claims Payments through the end of the Runoff Period.

35.3.4
Termination Procedures to be Strictly Followed.  No termination of this Contract shall be effective unless the termination procedures under Section 35.4 of this Contract have been strictly followed or waived by the Parties.

35.4	Termination Procedures

35.4.1
Provision of Termination Notice.  ASES or the Contractor shall issue a written termination notice pursuant to this Article 35 by certified mail, return receipt requested, or in person with proof of delivery.  Any such termination notice shall cite the provision of this Contract giving the right to terminate, the circumstances giving rise to termination, and the Termination Date.  Notwithstanding such termination notice (including any Immediate termination), the Parties agree that this Contract shall remain in full force and effect during a period not to exceed one-hundred twenty (120) Calendar Days commencing  on the date: (i) of the termination notice if such notice is not challenged by the non-moving Party or the breach giving rise to the notice of termination is not cured in accordance with Section 35.3.1of this Contract; or (ii); or as the Parties otherwise mutually agree in writing (such period to be referred to as the “Transition Period”, as further described under Article 36 of this Contract).  Termination of this Contract shall be effective at 11:59 p.m. Puerto Rico time on the last day of the Transition Period, which shall be known as the Termination Date.

35.4.2	Termination Procedure. The Parties agree that the following actions must occur to effectuate the termination of this Contract:

35.4.2.1
The moving Party shall provide the written termination notice to the non-moving Party pursuant to Section 35.4.1 of this Contract, stating the reason for the termination and the Termination Date (inclusive of the Transition Period), which shall become effective unless the non-moving Party responds to the termination notice in a timely manner pursuant to Section 35.4.2 B below;

35.4.2.2
The non-moving Party shall provide to the moving Party a Corrective Action Plan to address the alleged breach stated in the termination notice or a written explanation of non-breach, within thirty (30) Calendar Days following receipt of such termination notice;

35.4.2.3
The moving Party shall provide written notice to the other Party of its determination as to whether the breach described in the termination notice has been waived or cured to its reasonable satisfaction within the thirty (30) Calendar Days period;

35.4.2.4
ASES, upon any termination, , shall give Enrollees notice of the termination and information consistent with 42 CFR 438.10 on their options for receiving Covered Services and Benefits following the Termination Date.

35.4.3
Termination Procedures During Transition Period.  As provided in the Transition Plan required under Section 36.4 of this Contract, the Contractor shall, during the Transition Period leading up to the Termination Date:

35.4.3.1	Stop work under the Contract on the date and to the extent specified in the notice of termination;

35.4.3.2	Place no further orders or subcontract for materials, services, or facilities, except as may be necessary for completion of such portion of the work under the Contract as is not terminated;

35.4.3.3	Terminate all orders and subcontracts to the extent that they relate to the performance of work terminated by the notice of termination;

35.4.3.4
Assign to ASES, in the manner and to the extent directed by ASES, all of the right, title, and interest of Contractor under the orders or subcontracts so terminated, in which case ASES will have the right, at its discretion, to settle or pay any or all claims arising out of the termination of such orders and subcontracts;

35.4.3.5
With the approval of ASES, settle all outstanding liabilities and all claims arising out of such termination or orders and subcontracts, the cost of which would be reimbursable in whole or in part, in accordance with the provisions of the Contract;

35.4.3.6	Complete the performance of such part of the work as shall not have been terminated by the notice of termination;

35.4.3.7
Take such action as may be necessary, or as ASES may direct, for the protection and preservation of any and all property or information related to the Contract that is in the possession of Contractor and in which ASES has or may acquire an interest;

35.4.3.8
Promptly make available to ASES, or to another MCO or third party administrator acting on behalf of ASES, any and all records, whether medical or financial, related to the Contractor’s activities undertaken pursuant to this Contract and the Transition Plan.  Such records shall be provided at no expense to ASES;

35.4.3.9
Promptly supply all information necessary to ASES, or a managed care plan or third party administrator acting on behalf of ASES, for payment of any outstanding Claims at the time of termination subject to the terms of this Contract; and

35.4.3.10
Submit a Transition Plan to ASES for review and approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Such plan shall include commitments to carry out the following obligations:

35.4.3.10.1
Maintain Claims processing functions during the Transition Period and the Runoff Period, as necessary, in order to complete adjudication of all Claims.  No Administrative Fee will be paid during the Runoff Period;

35.4.3.10.2
Comply with all duties and/or obligations incurred prior to the Termination Date of the Contract, including but not limited to, any pending Appeal process as described in Section 14.5 of this Contract;

35.4.3.10.3	File all Reports require to Article 18 of this Contract during the Term of the Contract (including the Transition Period) in the manner described in this Contract;

35.4.3.10.4
Ensure the efficient and orderly transition of Enrollees from coverage under this Contract to coverage under any new arrangement developed or agreed to by ASES, including diligent cooperation with another contractor, upon the terms set forth in Article 36;

35.4.3.10.5	Maintain the financial requirements and insurance set forth in this Contract until the Termination Date;

35.4.3.10.6	Meet with ASES personnel, as requested, to ensure satisfactory completion of all obligations under the Transition Plan; and

35.4.3.10.7
Submit Reports to ASES as directed, but no less frequently than every thirty (30) Calendar Days, detailing the Contractor’s progress in completing its obligations under this Contract during the Transition Period, unless otherwise established in Article 18 of this Contract.

35.4.4
Final Report.  On the Termination Date, the Contractor shall submit a final report to ASES describing how the Contractor has completed its obligations under this Contract as of the Termination Date (the “Final Report”).  ASES will advise, within twenty (20) Calendar Days of receipt of the Final Report, if all of the Contractor’s obligations are discharged.  If ASES finds that the Final Report does not evidence that the Contractor has fulfilled its continuing obligations, then ASES will require the Contractor to submit a revised Final Report to ASES for approval, and take any other action necessary to discharge all of its duties under this Contract, as directed by ASES.  ASES acknowledges that it shall not unreasonably withhold, condition or delay its approval of the Final Report or revised Final Report, as applicable.

35.5	Except as provided in this Article 35, a notification from a Party that it intends to terminate this Contract shall not release the other Party from its obligations under this Contract.

ARTICLE 36	PHASE IN, PHASE-OUT AND COOPERATION WITH OTHER CONTRACTORS

36.1	[Intentionally left blank].

36.2
If in the best interest of Enrollees of MI Salud, ASES develops and implements new projects that impact the scope of services in the Service Regions, the Contractor shall assist in the implementation process after receiving at least ninety (90) Calendar Days written notice from ASES of such change, and pursuant to written Amendment of the Contract.  The Per Member Per Month Administrative Fee shall be adjusted accordingly and documented in the Amendment.

36.3
In the event that ASES has entered into, or enters into, agreements with other contractors for additional work related to the Covered Services and Benefits made available by the Contractor hereunder, the Contractor agrees to cooperate fully with such other contractors.  The Contractor shall not commit any act or omission that will interfere with the performance of work by any other contractor, or actions taken by ASES to facilitate the work.

36.4
If either Party exercises its right of termination under Article 35, the Contractor agrees that it will not engage in any behavior or inaction that prevents or hinders the work of another contractor or ASES, as the case may be.  The Contractor shall continue to comply with the terms of this Contract until the Termination Date, subject to compliance by ASES with its obligations under this Contract including those set forth in Article 22.  Upon receiving ASES’s notice that it intends to terminate the Contract or upon Contractor exercising its limited termination rights, the Parties shall formulate and agree on a written transition plan (the “Transition Plan”) within thirty (30) Calendar Days of receiving or giving the notice, as the case may be.  The Transition Plan shall include all the elements listed in Section 35.8 of this Contract.  The Parties agree that the Contractor will not have successfully met its obligation under this Section until ASES accepts the Contractor’s Transition Plan, which acceptance shall not be unreasonably withheld, conditioned or delayed.

36.5	Phase Out Transition Period

36.5.1
The Transition Period shall allow a new physical health care services plan designated by ASES under the MI Salud Program to take over for the Contractor in the Service Regions.  During the Transition Period, this Contract shall remain in full force and effect.

36.5.2
The Transition Period shall always be deemed to end on the last day of a month, and shall never be of a term of more than one hundred twenty (120) Calendar Days from the date specified under the applicable circumstances in Section 36.  Upon termination of the Transition Period, the Contractor shall not be obligated to continue to provide Administrative Services and arrange for Covered Services except as required under the Patient’s Bill of Rights Act.  The Contractor shall continue all reporting requirements in accordance with the Contract.

36.5.3
The Contractor will comply with any clarifications, amendments or supplements made to this Contract during the Transition Period as required by applicable federal law or CMS regulations; provided, that the Contractor may contact CMS directly to clarify any doubts regarding to the applicability of any such clarifications, amendments or supplements to this Contract.

36.5.4
The Parties agree that during the Transition Period and, if applicable, the Runoff Period, the terms and conditions of the Contract shall remain in full force and effect, including but not limited to ASES’ ongoing obligation to pay the Administrative Fee during the Transition Period and Claims Payments during the Transition Period and Runoff Period.

36.5.5	Continuation and Access of Care

36.5.5.1
During the Transition Period, the Contractor shall arrange for the continuation of care and access to Covered Services and Benefits for Enrollees as provided and contemplated under the Contract.  To assure continuation of care and access of Covered Services and Benefits during the Transition Period, the Contractor shall comply with the requirements of Section 9.5 and 9.6 of the Contract.  Any proposed change, modification, or reduction in the Provider ratio requirements in Section 9.5 of this Contract or the Network Provider ratio requirements in Section 9.6 of this Contract during the Transition Period must be previously approved in writing by ASES.  If a Provider leaves the Network, the Contractor shall notify Enrollees pursuant to Sections 6.6 of this Contract.

36.5.5.2
Following the Transition Period, the Contractor shall have no obligation to arrange for the continuation of care and access to Covered Services and Benefits for any Enrollee, except as required under the Patient’s Bill of Right Act.

36.5.6	Providers’ Claims Payment

36.5.6.1
The Contractor shall pay Providers’ Claims for Covered Services furnished prior to and during the Transition Period provided ASES has complied with its obligations under this Contract including those set forth in Article 22 of this Contract.

36.5.6.2	ASES or its designee shall have the right to audit and monitor payments made to Providers during the Transition Period and the Runoff Period.

36.5.6.3	ASES or its designee may verify the payment process once completed and the verification process may proceed as follows:

36.5.6.3.1	Final check register for each payment cycle will be provided to ASES or its designee and will be used as the master document for the validation of payments being produced and delivered to Providers.

36.5.6.3.2
Confirmation to ASES or its designee of the production of checks or electronic wire payments to the Providers, as per the final check registers.  ASES or its designee will confirm the production of the checks by being present at the Contractor’s facility when the Contractor is issuing the checks and at the time the processing of the electronic wire transfers is taking place.

36.5.6.3.3
Upon notification by the Contractor to ASES or its designee that the production of the checks or the wire transfer will take place, ASES or its designee agree to be present at the Contractor’s facilities as soon as practicable.

36.5.6.3.4
Confirmation to ASES or its designee of the delivery of payments to Providers either by checks or electronic wire transfer.  The confirmation to ASES may include the examination of the delivery of such payments by ASES or its designee.

36.5.6.3.5	Certification issued by the Contractor that the checks to Providers reflected in the final check registers were duly issued and mailed to Providers.

36.5.6.3.6
ASES retains the ability to reasonably request and receive pertinent documents from the Contractor with respect to confirmation of payments made by the Contractor to Providers.  This may include, at ASES’s discretion, but pursuant to and as provided in the Contract, without limitation the actual examination of pertinent documents, other than checks, as they are processed through the payment cycle.

36.5.6.3.7
The monitoring process may include the verification by ASES or its designee of the delivery of the corresponding payments made by the Contractor to the corresponding Providers, including the presence of ASES or its designee at the time of actual delivery of the checks to the Providers.  In the case such delivery consists in payment by mail, ASES retains the ability to monitor the delivery of such payments to the US Post Office, either by the Contractor or by any Subcontractor retained by the Contractor to perform such delivery.

36.5.6.3.8	ASES or its designee may reasonably request information regarding advances of future payment of Claims made by the Contractor to its Providers.

36.5.6.3.9	The activities of ASES or its designee shall in no manner unduly or unreasonably delay, disrupt or interfere with the Contractor’s customary process for Claims payment to Providers.

36.5.6.3.10
ASES acknowledges that in order for the Contractor to process the cycle of payments to Providers as hereby contemplated during the Contract Term (inclusive of the Transition Period) and the Runoff Period, it must receive the Claims Payment in accordance with the Contract.

36.5.6.4
The Contractor shall process all Claims for Covered Services provided during the Contract Term (inclusive of the Transition Period) and the Runoff Period, provided ASES has complied with its obligations under this Contract including those set forth in Article 22.

36.5.6.5	During the Transition Period and Runoff Period, the Contractor shall continue to comply with all Claims reporting requirements in this Contract.

36.5.7	Grievance System

36.5.7.1
The Contractor shall comply with all duties and/or obligations incurred under the Contract during the Transition Period, with respect to the Grievance System process established in Article 14 of the Contract.

36.5.8	Phase-Out Transition Reports and Meetings

36.5.8.1
The Contractor shall file, on a timely basis, all necessary Reports concerning the operations of the Contractor pursuant to the Contract, including the Transition Period and the Runoff Period as required by applicable law and as otherwise required pursuant to this Contract.  The Contractor shall also deliver Reports concerning the operations of the Contractor with respect to the MI Salud Program reasonably requested by ASES throughout the duration of the Transition Period or the Runoff Period, as the case may be (collectively “Transition Reports”).  Unless otherwise specifically indicated, the Contractor shall use Reasonable Efforts to submit to ASES any Transition Reports requested by ASES at least three (3) Calendar Days prior to the due date of any such Report, provided the request is made during normal business hours Monday through Thursday, excluding Friday and holidays, unless otherwise a shorter period is reasonably warranted under the then existing circumstances.

36.5.8.2	ASES shall provide Transition Report templates. ASES will provide training on the Transition Report templates.

36.5.8.2.1
Transition Reports may include the following: (i) Grievances and Appeals (Enrollee complaints, grievances, notices of Action, Appeals, and Administrative Law Hearing requests); (ii) Enrollee and Provider Mailings (ID cards mailed to Enrollees, Enrollee and Provider notices mailed and date mailed, Enrollee notices returned to the Contractor); (iii) Provider Network (network report by Provider type including Providers leaving the Contractor Provider network (General or PPN) to ensure network adequacy as defined in the Contract during the Transition Period); (iv) Financial Management and Claims Payment (financial records, encounter data, paid, pending, and denied Claims); (v) Call Center Operations, and (vi) PMG Services and Payments.

36.5.8.3
ASES and the Contractor shall meet with each other’s personnel, as reasonably requested, to ensure satisfactory completion of all obligations under the Contract, the Transition Period or Runoff Period, including, but not limited to weekly meetings and designating a transition team and a team leader.

36.6	Phase-In Transition Reports and Meetings

36.6.1	Upon request by ASES, the Contractor shall assist and diligently cooperate with other contractors that ASES enters into agreement with during the Transition Period.

36.6.1.1	The Contractor cooperation and assistance includes, but is not limited to, submission of data and reports as reasonably required by ASES to protect the Enrollees and to promote continuity of care.

36.6.2	External Quality Review

36.6.2.1
The Contractor shall be available to participate in the EQRO’s onsite evaluation process during the Transition Period.  The Contractor shall assist the EQRO with all reasonable requests including, but not limited to, providing samples of Grievances for the period covered by the Contract Term, by Service Region.

36.6.2.2
The HEDIS activity for calendar year 2013 shall be prepared by the new physical health service provider or providers.  The Contractor shall provide all HEDIS data to the new physical health service provider or providers, as of the Termination Date of the Contract.

36.6.3	Notices and Communications to Enrollees and Providers

36.6.3.1
The Contractor shall make all necessary notices to Enrollees and Providers as may be legally required under the Contract, or otherwise required under applicable law during the Transition Period.  Such notices shall be previously approved in writing by ASES.

36.6.4	Call Centers

36.6.4.1	The call center scripts used during the Transition Period shall be previously approved in writing by ASES.

36.6.5	Records Retention

36.6.5.1
The Contractor shall abide by the record retention schedule provided by ASES in compliance with the Contract.  Records must be provided and made available to ASES for inspection and audit for a period of seven (7) years from the date of final payment under the Contract, the Transition Period or the Runoff Period, as applicable.  The Contractor shall provide ASES during normal business hours, the right to inspect these records during the seven (7) year period specified in the Contract.

36.7	ASES Obligations

36.7.1	ASES shall continue to pay the Contractor its Administrative Fee pursuant to the terms of the Contract until the Termination Date of the Contract, inclusive of the Transition Period.

36.7.2
ASES shall process the Per Member Per Month Administrative Fee corresponding to Enrollees that were enrolled during the last month of the Transition Period to calculate the Administrative Fee.  This Administrative Fee will be due on the next month following the termination of the Transition Period.

36.7.3	During the Transition Period, ASES will continue submitting to the Contractor the eligibility files, including new eligible, cancellations, rejections and full files.

36.8	Contractor Objections to Payment

36.8.1
The Contractor shall present to ASES, in accordance with the provisions of the Contract, any objections to payment of Claims Payment or the Administrative Fee payment due or other amounts due by ASES to the Contractor under the Contract, as the case may be.

36.8.2
Once ASES submits to the Contractor the payment file corresponding to the last month of the Transition Period, the Contractor will have ninety (90) Calendar Days from the date the Contractor receives the detailed payment file to reconcile the Administrative Fee and submit the enrollment discrepancies and corrections to ASES for processing.

36.9	Runoff Period

36.9.1	During the Runoff Period the Contractor shall:

36.9.1.1
Arrange for the continuation of care and access to Covered Services and Benefits for those certain Enrollees specified, and under the circumstances described, in Section 36.5.5.2 of this Contract; provided, that ASES shall be responsible for the payment of such services in accordance with Article 22 of this Contract;

36.9.1.2
Pay Providers’ Claims for Covered Services furnished to Enrollees prior to and during the Transition Period provided ASES has complied with its obligations under this Contract including those set forth in Article 22 of this Contract;

36.9.1.3	Provide to ASES upon its reasonable request Transition Reports regarding the operations of the Contractor with respect to the MI Salud Program during the Runoff Period; and

36.9.1.4
Cooperate and meet with representatives of ASES at mutually agreed upon times to review and facilitate the Contractor’s provision of its limited Administrative Services described in this Section 36.9.1 of this Contract during the Runoff Period.

36.9.2	During the Runoff Period ASES shall:

36.9.2.1
Make Claims Payments to the Contractor pursuant to Article 22 of this Contract to enable the Contractor to pay Providers’ Claims for Covered Services furnished to Enrollees prior to and during the Transition Period;

36.9.2.2
Provide to the Contractor upon its reasonable request such information, including but not limited to information described in Article 4 of this Contract, reasonably necessary for the Contractor to render its limited Administrative Services as described in Section 36.9.1 of this Contract during the Runoff Period; and

36.9.2.3
Cooperate and meet with representatives of the Contractor at mutually agreed upon times to review and facilitate the Contractor’s provision of its limited Administrative Services described in this Section 36.9.1 of this Contract during the Runoff Period.

ARTICLE 37	INSURANCE

37.1
The Contractor shall, at a minimum, prior to the commencement of work, procure the insurance policies identified below at the Contractor’s own cost and expense and shall furnish ASES with proof of coverage at least in the amounts indicated.  It shall be the responsibility of the Contractor to require any Subcontractor to secure the same insurance coverage as prescribed herein for the Contractor, and to obtain a certificate evidencing that such insurance is in effect. In the event that any such insurance is proposed to be reduced, terminated or cancelled for any reason, the Contractor shall provide to ASES at least thirty (30) Calendar Days prior written notice.  Prior to the reduction, expiration and/or cancellation of any insurance policy required hereunder, the Contractor shall secure replacement coverage upon the same terms and provisions to ensure no lapse in coverage, and shall furnish, at the request of ASES, a certificate of insurance indicating the required coverage.  The provisions of this Section shall survive the expiration or termination of this Contract for any reason.  The Contractor shall maintain insurance coverage sufficient to insure against claims arising at any time during the term of the Contract, consisting of the following:

37.1.1
Workers’ Compensation Insurance, the policy(ies) to insure the statutory limits established by law of the Commonwealth. The Workers’ Compensation Policy must include Coverage B – Employer’s Liability Limits of:

37.1.1.1	Bodily injury by accident: five hundred thousand dollars ($500,000) each accident;

37.1.1.2	Bodily Injury by Disease: five hundred thousand dollars ($500,000) each employee; and

37.1.1.3	One million dollars ($1,000,000) policy limits.

37.1.2	The Contractor shall require all Subcontractors performing work under this Contract to obtain an insurance certificate showing proof of Worker’s Compensation Coverage.

37.1.3	The Contractor shall have commercial general liability policy(ies) as follows:

37.1.3.1	Combined single limits of one million dollars ($1,000,000) per person and three million dollars ($3,000,000) per occurrence;

37.1.3.2	On an “occurrence” basis; and

37.1.3.3	Liability for property damage in the amount of three million dollars ($3,000,000) including contents coverage for all records maintained pursuant to this Contract.

ARTICLE 38	COMPLIANCE WITH ALL LAWS

38.1	Nondiscrimination

38.1.1
The Contractor shall comply with applicable federal and Puerto Rico laws, rules, and regulations, and the Puerto Rico policy relative to nondiscrimination in employment practices because of political affiliation, religion, race, color, sex, physical handicap, age, or national origin.  Applicable federal nondiscrimination law includes, but is not limited to, Title VI of the Civil Rights Act of 1964, as amended; Title IX of the Education Amendments of 1972, as amended; the Age Discrimination Act of 1975, as amended; Equal Employment Opportunity and its implementing regulations (45 CFR 74 Appendix A (1), Executive Order 11246 and 11375); the Rehabilitation Act of 1973; and the Americans with Disabilities Act of 1993 and its implementing regulations (including but not limited to 28 CFR § 35.101 et seq.). Nondiscrimination in employment practices is applicable to employees for employment, promotions, dismissal and other elements affecting employment.

38.1.2	The Contractor shall comply with all applicable provisions of the Puerto Rico Patient’s Bill of Rights and its implementing regulation, which prohibit discrimination against any patient.

38.2	Compliance with All Laws

38.2.1
Each Party agrees that it will comply fully with and abide by all federal and Puerto Rico laws, rules, regulations, statutes, policies, or procedures that may govern the Contract, including but not limited to those listed in Attachment 1, to the extent applicable.

38.2.2
Subject to Sections 35.1.1.5, 35.1.3.4, 38.26 and 55.2 of this Contract, all Puerto Rico and federal laws, rules, and regulations, consent decrees, court orders, policy letters and normative letters, and policies and procedures, including but not limited to those described in Attachment 1, are hereby incorporated by reference into this Contract to the extent applicable.

38.2.3
To the extent that applicable laws, rules, regulations, statutes, policies, or procedures require the Contractor to take action or inaction, any costs, expenses, or fees associated with that action or inaction shall be borne and paid by the Contractor solely.  Such compliance-associated costs include, but are not limited to, attorneys’ fees, accounting fees, research costs, or consultant costs, where these costs are related to, arise from, or are caused by compliance with any and all laws.

38.2.4
The Contractor shall include notice of grantor agency requirements and regulations pertaining to reporting and patient rights under any contracts involving research, developmental, experimental or demonstration work with respect to any discovery or invention which arises or is developed in the course of or under such contract, and of grantor agency requirements and regulations pertaining to copyrights and rights in data.

38.2.5
The Contractor certifies and warrants to ASES that at the time of execution of this Contract: (i) it is a corporation duly authorized to conduct business in Puerto Rico, and has filed all the required income tax returns for the preceding five years; and (ii) it filed its report due with the Office of the Commissioner of Insurance during the five (5) years preceding the Effective Date of this Contract.

38.2.6
Notwithstanding any other provision of this Contract to the contrary, if, as a result of (i) any change in or adoption of any Puerto Rico and/or federal laws, rules, regulations, policies, or procedures, or the interpretation of such laws, rules, regulations, policies, or procedures, including without limitation, those from CMS or any change to the Medicaid State plan, (ii) any amendment of this Contact pursuant to Section , (iii) any change required pursuant to Section 56.2 due to changes, clarifications, or supplementations as a result of CMS requirements, or (iv) any change in an adoption of any MI Salud Policies and Procedures, either Party is adversely affected by such change, it may so notify the other Party.  The Parties shall use good faith efforts to promptly renegotiate, in a term not to exceed thirty (30) Business Days, the Administrative Fee and amend the Contract to reflect the additional cost and expenses to the Contractor as a result of such change or amendment.

ARTICLE 39	CONFLICT OF INTEREST AND CONTRACTOR INDEPENDENCE

39.1	The duty to provide information about interests and conflicting relations is continuous and extends throughout the Contract Term.

39.2
The Contractor covenants that it presently has no interest and shall not acquire any interest, direct or indirect, that would conflict in any material manner or degree with, or have a material adverse effect on the performance of its services hereunder.  The Contractor further covenants that in the performance of the Contract no person having any such interest shall be employed.  The Contractor shall submit a conflict of interest form, attesting to these same facts, by January 10 of each calendar year; and at any time, within fifteen (15) Calendar Days of request by ASES.  The form will be included in Attachment 12.

39.3
It shall be the responsibility of the Contractor to maintain independence and to establish necessary policies and procedures to assist the Contractor in determining if the actual Contractors performing work under this Contract have any impairment to their independence.

39.4
The Contractor further agrees to take all necessary actions to eliminate threats to impartiality and independence, including but not limited to reassigning, removing, or terminating Providers or Subcontractors.

39.5
ASES acknowledges that it has no objections to the Contractor during the Term of this Contract acquiring and operating, through an affiliated HMO organized under Chapter 19 of the Puerto Rico Insurance Code, health facilities that may provide Covered Services to Enrollees in the MI Salud Program. Upon the request of the Contractor, ASES shall request the opinion of the Puerto Rico Department of Justice confirming that any such action by the Contractor and its affiliated HMO would not adversely affect the Contractor’s ability to comply with applicable Puerto Rico law.

39.6
ASES acknowledges that: (i) the Contractor has disclosed to ASES that the Contractor holds a minority ownership interest in NeoDeck Holdings, Inc., a software development company that offers a certified EHR system that meets the specifications in Attachment 15 of this Contract; and (ii) Network Providers may select the NeoDeck EHR system, from among other EHR Systems produced by other software developers with which the Contractor has no affiliation, to meet their obligations to implement and maintain an EHR system in accordance with the specifications set forth in Attachment 15 of this Contract.  The Contractor acknowledges that it will not require the use of NeoDeck Holdings, Inc.’s EHR system to satisfy such Provider obligation.

ARTICLE 40	CHOICE OF LAW OR VENUE

40.1
This Contract shall be governed in all respects by the laws of Puerto Rico.  Any lawsuit or other action brought against ASES or the Commonwealth based upon or arising from this Contract shall be brought in a court or other forum of competent jurisdiction of the Commonwealth of Puerto Rico.

ARTICLE 41	THIRD-PARTY BENEFICIARIES

41.1
Except as expressly provided herein, no term or provision hereof shall be construed in any way to grant, convey or create any rights or interest to or in any person or entity not a Party to this Contract, except with respect to payments to Providers that have rendered Covered Services and Benefits to Enrollees in the MI Salud Plan as set forth in this Contract.

ARTICLE 42	SURVIVABILITY

42.1	The representations and warranties made by the Parties in this Contract shall survive the delivery or provision of all services hereunder.

ARTICLE 43	PROHIBITED AFFILIATIONS WITH INDIVIDUALS DEBARRED AND SUSPENDED

43.1
The Contractor certifies that it is not presently debarred, suspended, proposed for debarment or declared ineligible for award of contracts by any federal or Puerto Rico agency, as provided in Section 13.4 of this Contract.  In addition, the Contractor certifies that, to the best of its knowledge based on its compliance with the procedures established in Section 9.4.9 of this Contract, it does not presently employ or subcontract with any person or entity that could be excluded from participation in the Medicaid Program under 42 CFR 1001.1001 (exclusion of entities owned or controlled by a sanctioned person) or 1001.1051 (exclusion of individuals with ownership or control interest in sanctioned entities).  Any violation of this Article shall be grounds for termination pursuant to Article 35 of this Contract.

ARTICLE 44	WAIVER

44.1
The waiver by either Party of any breach of any provision contained in this Contract by the other Party shall not be deemed to be a waiver of such provision on any subsequent breach of the same or any other provision contained in this Contract and shall not establish a course of performance between the Parties contradictory to the terms hereof.

ARTICLE 45	FORCE MAJEURE

45.1
Neither Party to this Contract shall be responsible for delays or failures in performance resulting from acts beyond the control of such Party. Such acts shall include, but not be limited to, acts of God, strikes, riots, lockouts, acts of war, epidemics, fire, earthquakes, or other disasters.

ARTICLE 46	BINDING

46.1	This Contract and all of its terms, conditions, requirements, and amendments shall be binding on ASES and the Contractor and their respective successors and permitted assigns.

ARTICLE 47	TIME IS OF THE ESSENCE

47.1	Time is of the essence in this Contract. Any reference to “Days” shall be deemed Calendar Days unless otherwise specifically stated.

ARTICLE 48	AUTHORITY

48.1
ASES has full power and authority to enter into this Contract, and the person signing on behalf of ASES has been properly authorized and empowered to enter into this Contract on behalf of ASES and to bind ASES to the terms of this Contract.  The Contractor has full power and authority to enter into this Contract, and the person signing on behalf of the Contractor has been properly authorized and empowered to enter into this Contract on behalf of the Contractor and to bind the Contractor to the terms of this Contract.  Each Party further acknowledges that it has had the opportunity to consult with and/or retain legal counsel of its choice, read this Contract.  Each party acknowledges that it understands this Contract and agrees to be bound by it.

ARTICLE 49	ETHICS IN PUBLIC CONTRACTING

49.1
The Contractor understands, states, and certifies that it made its proposal without collusion or fraud and that it did not offer or receive any kickbacks or other inducements from any other contractor, supplier, manufacturer, or subcontractor in connection with its proposal.

ARTICLE 50	INFORMAL DISPUTE RESOLUTION PROCEDURES.

50.1
The Parties agree that, at all times, they will attempt in good faith to resolve all disputes that may arise under this Contract.  The Parties further agree that, upon receipt of written notice of a dispute from a Party, the Parties shall refer the dispute to the designated person of each Party.  The designated persons shall negotiate in good faith to resolve the dispute, conferring as often as they deem reasonably necessary, and shall gather and in good faith furnish to each other the information pertinent to the dispute.  Statements made by representatives of the Parties during the dispute resolution mechanisms set forth in this Article 51 and documents specifically created for such dispute resolution mechanisms shall be considered part of settlement negotiations and shall not be admissible in evidence in any proceeding without the mutual written consent of the Parties.

50.2	The Parties agree that this Article 50 will not apply to the procedures in Articles 19 and 20 of this Contract.

ARTICLE 51	SECTION TITLES NOT CONTROLLING

51.1	The Section and Article titles used in this Contract are for reference purposes only and shall not be deemed a part of this Contract.

ARTICLE 52	HOLD HARMLESS

52.1
The Contractor shall indemnify and hold ASES, and its officers and directors harmless from and against all losses, damages, claims, demands, fines, costs, penalties, liabilities and expenses of every kind, including but not limited to reasonable attorneys’ fees (collectively, “Losses”) to which they may be subjected based on or arising from (i) the acts or omissions of the Contractor, or its employees and permitted assigns in the conduct, performance, or execution of any obligation of the Contractor under this Contract; or (ii) any breach by the Contractor of any of its representations or warranties contained in this Contract.  The Parties acknowledge that the Contractor shall not be liable for any such Losses to the extent that such Losses are caused by or arise from the negligence or willful misconduct of ASES.

52.2
ASES shall indemnify and hold the Contractor, Triple-C, Inc., and their respective officers and directors harmless from and against all Losses to which they may be subjected: (i) based on or arising from the acts or omissions of the ASES or its employees, and permitted assigns in the conduct, performance, or execution of any obligation of ASES under this Contract; (ii) based on or arising from any breach by ASES of any of its representations or warranties contained in this Contract; (iii) by any FQHC with respect to any dispute regarding payment for any FQHC Service provided outside the scope of this Contract; or (iv) by any Provider, PMG or Enrollee on account of the conduct, performance, execution, decisions, and representations of MCS during its tenure and administration of the MI Salud Program in the Service Regions.  ASES further agrees that the Contractor shall not be liable for the financial condition of any PMG or Provider who served an Enrollee in the Service Regions during such tenure and administration or for monies owed or that may be owed by MCS to such PMG or Provider.  The Parties acknowledge that ASES shall not be liable for any such Losses to the extent that such Losses are caused by or arise from the negligence or willful misconduct of the Contractor.

ARTICLE 53	COOPERATION WITH AUDITS

53.1	The Contractor agrees to assist and cooperate with ASES in any and all matters and activities related to or arising out of any audit or review, whether federal or internal in nature.

53.2
The Parties also agree that each Party shall be solely responsible for any costs it incurs for any audit related inquiries or matters.  Moreover, neither party may charge or collect any fees or compensation from the other party for any matter, activity, or inquiry related to, arising out of, or based on an audit or review.

ARTICLE 54	OWNERSHIP AND FINANCIAL DISCLOSURE

54.1	The Contractor shall disclose financial statements for each person or corporation with a direct ownership or control interest of five percent (5%) or more in the Contractor’s entity.

ARTICLE 55	AMENDMENT IN WRITING

55.1
No amendment, waiver, termination or discharge of this Contract, or any of the terms or provisions hereof, shall be binding upon either party unless confirmed in writing.  Additionally, CMS approval shall be required before any such amendment is effective.  Any agreement of the Parties to amend, modify, eliminate, or otherwise change any part of this Contract shall not affect any other part of this Contract, and the remainder of this Contract shall continue to be of full force and effect as set out herein.

55.2
ASES reserves the authority to seek an amendment of this Contract at any time if such amendment is necessary in order for the terms of this Contract to comply with federal law or a CMS requirement, and the Contractor shall consent to any such amendment, subject to its renegotiation rights under Section 38.2.6 of this Contract and its termination rights under Section 35.1.3.4 of this Contract.

ARTICLE 56	CONTRACT ASSIGNMENT

56.1
Contractor shall not assign this Contract, in whole or in part, without the prior written consent of ASES, and any attempted assignment not in accordance herewith shall be null and void and of no force or effect. Notwithstanding the foregoing, the Contractor shall have a right to delegate any obligation arising hereunder or to assign this Contract to Triple-C, Inc., its corporate affiliate, upon prior written notice to ASES.

ARTICLE 57	SEVERABILITY

57.1
Any section, subsection, paragraph, term, condition, provision, or other part of this Contract that is judged, held, found or declared to be voidable, void, invalid, illegal or otherwise not fully enforceable shall not affect any other part of this Contract, and the remainder of this Contract shall continue to be of full force and effect as set out herein.

ARTICLE 58	ENTIRE AGREEMENT

58.1
This Contract constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, representations or contracts. No written or oral agreements, representatives, statements, negotiations, understandings, or discussions that are not set out, referenced, or specifically incorporated in this Contract shall in any way be binding or of effect between the parties.

58.2	All applicable laws as in effect on the Effective Date of the Contract are incorporated by reference into this Contract, as provided in Section 38.2.

58.3
Subject to Section 38.2.6 of this Contract, the Contractor acknowledges that it may be necessary or convenient during the Term of this Contract to clarify or supplement certain terms and conditions of this Contract to conform it to or otherwise to incorporate CMS requirements.  In any of these events, the Contractor agrees that ASES shall have the right to issue from time to time normative letters which shall be then incorporated into the Contract.  Such normative letters are advisory in nature, and shall not, absent an amendment to the Contract, change the Contractor’s obligations under this Contract.

ARTICLE 59	NOTICES

59.1
All notices, consents, approvals and requests required or permitted shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) personal delivery, (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (c) telecopier or (d) electronic mail (in each case of (c) and (d), with answer back acknowledged, addressed as follows:

59.1.1	If to ASES at:

Mailing Address: Administración de Seguros de Salud P.O. Box 195661 San Juan, PR 00919-5661	Physical Address: Urb. Caribe 1552 Ave. Ponce de León, Sec. El Cinco San Juan, PR 00926-2706

Attention: Executive Director

59.1.2	If to Contractor at:

Mailing Address: Triple-S Salud, Inc. P.O. Box 363628 San Juan, PR 00936-3628	Physical Address: Triple-S Salud, Inc. 1441 Ave. Roosevelt, 6th Floor San Juan, PR 00920

Attention:  President

59.1.3
All notices, elections, requests and demands under this Contract shall be effective and deemed received upon the earliest of (i) the actual receipt of the same by personal delivery or otherwise, (ii) two (2) Business Days after being deposited with a nationally recognized overnight courier service as required above, (iii) three (3) Business Days after being deposited in the United States mail as required above or (iv) on the day sent if sent by facsimile with voice confirmation on or before 4:00 p.m. Puerto Rico time on any Business Day or on the next Business Day if so delivered after 4:00 p.m. Puerto Rico time or on any day other than a Business Day.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, election, request, or demand sent.

ARTICLE 60	OFFICE OF THE COMPTROLLER

60.1	ASES will file this Contract before the Office of the Comptroller of Puerto Rico within fifteen (15) Calendar Days from the Effective Date.

ARTICLE 61	PHASE OUT AND PHASE IN OF ADDITIONAL SERVICE REGIONS

61.1
ASES and Humana Health Plans of Puerto Rico, Inc., (“Humana”) entered into a Restated Contract dated as of June13, 2011 (the “Humana Contract”) for the provision of Covered Services in the Southwest, Southeast and East Regions (collectively the “Humana Regions”).  ASES and Humana were unable to agree on the Per Member Per Month fee for each of the Humana Regions for Fiscal Year 2013-2014, and therefore, ASES elected not to renew the Humana Contract, which terminated under the terms thereof on June 30, 2013 (the “Humana Termination Date”).

61.2
Under the terms of Section 34.8.2.10 and Section 35.4 of the Humana Contract, Humana is required to submit a transition plan (the ”Transition Plan”) which, among other requirements, (i) must maintain Claims processing functions for ten (10) consecutive months from the Humana Termination Date, (ii) complete adjudication of all Claims and (iii) ensure the efficient and orderly transition of Enrollees in the Humana Regions from coverage under the Humana Contract to any new arrangement agreed to by ASES, including cooperation with the contractor selected by ASES to take over the provision of Covered Services in the Humana Regions.  In addition, and as mandated by the Patient’s Bill of Rights, Humana is required to notify the Beneficiaries in the Humana Regions of the non-renewal of the Humana Contract and is obligated to continue to render Covered Services during a period of ninety (90) Calendar Days from the Humana Termination Date (such period, as may be shortened by ASES and Humana in writing, shall be referred to as the “Transition Period”).

61.3
The Contractor and ASES have agreed that (i) once the Transition Period terminates and (ii) the terms and conditions of the Transition Plan have been complied with by Humana, to ASES’ satisfaction, but (iii) no later than October 1, 2013, the Contractor shall commence to render Covered Services to Enrollees in the Humana Regions under the terms and conditions of this Contract (the “Humana Regions Effective Date). The Parties agree to execute a written instrument confirming the Humana Regions Effective Date, which instrument shall be considered as a supplement to this Contract.

61.4	Commencing on the Human Regions Effective Date, subject to all the terms and conditions of the Contract:

61.4.1	Each of the Humana Regions shall be considered a Service Region for all purposes of the Contract;

61.4.2	The Contractor shall perform the Administrative Services in each Humana Region; and

61.4.3	ASES shall pay the Contractor the Per Member Per Month Administrative Fee indicated below for each Humana Region:

Southwest	$5.44;

Southeast	$5.50; and

East	$5.21.

61.5
The Parties agree to negotiate in good faith with respect to any circumstances; needs or requirements not contemplated in the Transition Plan or that otherwise arise during the Transition Period to ensure the efficient and orderly transition of Enrollees in the Humana Regions from coverage under the Humana Contract to coverage under the Contract.

(Signatures on following page)

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties state and affirm that they are duly authorized to bind the respected entities designated below as of the Effective Date.

ADMINISTRACIÓN DE SEGUROS DE SALUD DE PUERTO RICO (ASES)

(signed)	7/1/2013
Ricardo A. Rivera Cardona	Date
Executive Director

TRIPLE-S SALUD, INC.

(signed)	7/1/2013
Pablo Almodóvar	Date
President and Chief Executive Officer

Puerto Rico MiSalud Model TPA Contract
Index of Attachments

Attachment			Attachment #
Applicable Federal and Puerto Rico Laws			1
Map of Geographical Service Regions			2
ASES Universal Beneficiary Guidelines			3
List of CPTET Centers and Community Board Organizations			4
Master Formulary (as of March 21, 2013 for Physical Health, and December 13 for Mental Health). Includes the following documents:			5
●	“List of Specialty Drugs (contracted) Physical Health 2013-2014”
●	Normative Letter 11-0119
●	“List of Preferred Drugs – Physical Health 2013-2014”
Retail Pharmacy Reimbursement Levels			6
Uniform Guide for Special Coverage (as of July, 2009)			7
Enrollee Co-Payment Chart (as of July 1, 2013)			8
Information System Process and Data Exchange Layout, including:
●	Enrollment Manual (as of June 2011)
	o	Addendum b – Enroll Relationship Requirements (Enrollment Record Layout)
	o	Addendum c – Error Code Table (Subscription File Error Description)
	o	Addendum d – Carrier Eligibility File Layout (Family Record, Member Record)
	o	Addendum e – Flow Diagram
●	ASES 820 Mapping		9
●	ASES Query Process
	o	Eligibility File Layout (as of August 1, 2008)
	o	Query Response File Layout, with Query Response Flow (as of October 2008)
●	Carrier to ASES Data Submissions: Version 1.7C (File layouts as of May 10, 2011)
Projected Medical Cost by Region Calculation to threshold Per Member Per Month			10
Administrative Fee			11
Deliverables			12
Normative Letters:
●	ASES Normative Letter 10-10-06 “Medical Services Contracted for the year 2011”
●	Amendment to ASES Normative Letter 10-10-06 (issued October 2, 2011)
●	Normative Letter 11-06-29 (issued June 29, 2011)
●	ASES Normative Letter 04-130 (issued February 13, 2004)		13
●	PRICO Normative Letter CA-I-2-1232-91 (issued February 21, 1991)
●	Special Needs Children Diagnostic Codes (issued December 23, 2008)
Program Integrity Guidelines (2013-2014)			14
Electronic Health Record Specifications			15
Distribution of Risk for Covered Risks			16
List of Subcontractors			17
ASES 90 Day Supple (10-25-2011)			18
Auto Enrollment: Protocol for Dispatch of Prescription Drugs			19
Authorization of Automated Clearing House (ACH) Payment			20
Network Provider Lists (Master File Templates) ● Mental Health ● Physical Health			21
Strategic Plan for Health Information Organization (HIO)			22
Provider Fee Schedule Locators			23
ASES Template Reports			24

ATTACHMENT 1

Relevant Puerto Rico and Federal Laws and Regulations

Applicable Puerto Rico laws and regulations:

●	Act 72 of September 7, 1993, as amended, known as “Puerto Rico Health Insurance Administration Law”.
●	Puerto Rico Insurance Code and its applicable regulations.
●	Act 81 of May 14, 1912; known as “Organic Law for the Puerto Rico Health Department”
●	Act 194 of August 25, 2000, as amended, known as “The Declaration of Patient’s Rights and Responsibilities”
●	Act 408 of October 2, 2000, as amended, known as “Puerto Rico Pharmacy Law”
●	Act 11 of April 11, 2011, as amended, known as “Organic Law of the Office of Patient Advocate”
●	Act 247 of September 3, 2004, as amended, known as the “Puerto Rico Pharmacy Law”
●	Act 139 of August 1, 2008, as amended, known as “Law for the Medical Licensing and Discipline Board”
●	Act 109 of June 28, 1974, as amended, known as “Law for the Puerto Rico Public Services Commission”
●	Act 225 of July 23, 1974, as amended, known as “Law for Ambulance Services”
●	The Public Services Commission’s Regulations for ambulance services in Puerto Rico, Regulation Num. 6737 of December 1, 2003.
●	Act 86 of August 16, 1997, known as “Law for Residents of Culebra and Vieques”
●	Act 27 of August 12, 1999, known as “Law for the Implementation of the Public Policy on Suicide Prevention”
●	Act 243 of November 10, 2006, known as “Law to establish the public policy concerning the use of the Social Security Number for identification and the protection of its confidentiality”
●	Act 84 of June 18, 2002, known as “Code of Ethics for Contractors, Suppliers and Applicants for Economic Incentives from the Executive Agencies of the Commonwealth”
●	Act 12 of July 24, 1985, as amended, known as the “Government Ethics Law”
●	Act 458 of December 29, 2000, as amended, known as “Law to Prohibit the Adjudication of Auctions to convicts of Fraud, Embezzlement or Illegal Misappropriation of Public Funds”
●	Act 70 of August 12, 1988, as amended, known as the “Puerto Rico Uniform Administrative Proceedings Law”

Applicable federal laws and regulations:

●	Puerto Rico Health Department’s State Plan (“Medicaid State Plan” and “CHIPS State Plan”
●	Title XIX of the Medical Assistance Program (“Grants to States for Medical Assistance Programs”)
●	Title XXI of the Social Security Act, Children’s Health Insurance Program (“CHIP”)
●
Federal rules and Regulations as established by the Center for Medicare & Medicaid Services (“CMS”) and the Checklist for Managed Care Contract Approval including, but not limited to: 42 CFR 422.208 and 210 (Physician incentive plans); 422.560-422.626; 42 CFR 438 (managed care) including subsections 56, 60, 66, 206(b), 214, 242; 42 CFR 431 (fair hearings and appeals); 42 CFR 455 (fraud and abuse reporting); 42 CFR 447 (timely claims payment); 45 CFR 74.53 (retention requirements for records); 42 CFR 433 Subpart D, 42 CFR 447.20 and 42 CFR 434 (third party liability); 42 CFR 435.911 and 435.914; 42 CFR 431.52-53 (ambulance services); 42 CFR 405.2402; 42 CFR Part 455.104; 42 CFR Part 455.106; 42 CFR 447.20 and 42 CFR 434.6(a)(9)

●	Federal rules and regulations as established by the United States Department of Labor in Title XXIX of the Code of Federal Regulations as applicable
●	Davis-Bacon Act, 40 U.S.C. 276a, et seq.;
●	The Social Security Act, including Titles VI, VII, XIX and XXI
●	Copeland Anti-Kickback Act, 40 U.S.C 276c
●	Fair Labor Standards Act of 1938, 29 U.S.C 201 et seq.
●	Clean Air Act, 42 U.S.C. 7401 et seq.
●	Federal Water Pollution Control Act as Amended, 33 U.S.C. 1251 et seq.
●	Federal Rehabilitation Act of 1973
●	Byrd Anti-Lobbying Amendment, 31 U.S.C. 1352
●	The Clinical Laboratory Improvement Amendments of 1988;
●	The Health Insurance Portability and Accountability Act of 1996 (HIPAA);
●	Omnibus Budget Reconciliation Act of 1981, P.L. 97-38;
●	Debarment and Suspensions, 45 CFR 74 Appendix A(8) and Executive Orders 12549 and 12689
●	Americans with Disabilities Act, 42 USC 12101 et seq.;
●	Medicare Modernization Act of 2003, P.L. 108-173
●	Mental Health Parity and Addiction Equity Act of 2008, P.L. 110-343
●	Children Health Insurance Program Act of 2009, P.L. No. 111-5; and
●	Health Reform Act of 2010, P.L. 111-148

Medicaid Laws, regulations and requirements pertain only to the Medicaid population.

ATTACHMENT 2

Insurers / Third Party Administrators / Direct Contracting

The island is divided in eight (8) regions: North, San Juan, Metro North, Northeast, East, Southeast, Southwest and west.

www.misaludpuertorico.com

Mental Health Service Organizations

www.misaludpuertorico.com

Pharmacy Benefit Administrators

www.misaludpuertorico.com

ATTACHMENT 3

July 1, 2013

Dear Enrollee:

Greetings and welcome to MI Salud, the Health Plan of the Government of Puerto Rico!

The Health Insurance Administration (ASES, by its Spanish acronym) has developed this Uniform Guide for the Enrollees to keep them informed on the use of the benefits provided by MI Salud. In this way enrollees have available the information they need to satisfy their information needs, regardless of the company that provides the services.

MI Salud offers the broadest benefit coverage through a Coordinates Care model.  Under the new MI Salud model you will be able to move freely within the Preferred Network and visit your specialists, sub-specialists, laboratories, x-rays and other health provider without the need or referrals and without copays. Your Primary Care Group and your Insurer will inform you the providers that compose the Preferred Network.

You must choose a Primary Care Group and your primary care physician, who will keep a complete clinical record on your health, including your conditions, alergies and medications, among others. In this way we can assure that all the services offered comply with the strictest quality and cost–effectivity standards required by the federal and state regulations relato to the health industry.

You must remember to keep your address and personal information updated by contacting with the Medicaid Program Office in which you submitted your Plan eligibility application. Besides, you must attend your re-certification appointments, so you don ot lose this benefit that is so necessary for your health.

Visit your primary care provider, for the doctor to order the necessary tests to keep your cholesterol, sugar, and blood pressure and be able to detect early diseases such as cardiovascular dieases, diabetes and cancer, among others.

We invite you to make good use of this benefit offered by the Government of Puerto Rico, whose aim is to safeguard your health.

Cordially,

Ricardo A. Rivera-Cardona
Executive Director

TABLE OF CONTENT

TELÉFONOS	5
LANGUAGE	6
DEFINITIONS	6
HIPAA	10
IMPORTANT INFORMATION ON YOUR HEALTH PLAN	10
Mi Salud	10
Who are elegible to enjoy the services and benefits of Mi Salud?	10
AUTO-ENROLLMENT	12
Auto-Assignment	12
THIS YOUR ID CARD OF THE HEALTH PLAN OF THE GOVERNMENT OF PUERTO RICO	12
FRAUD AND ABUSE	13
What is fraud?	13
What is abuse?	14
What can I do to avoid fraud and abuse?	14
How can I report situations on fraud and/or abuse?	14
PRIMARY MEDICAL GROUP AND PRIMARY CARE PHYSICIAN	15
Can I change my Primary Medical Group or the Primary Care Physician?	15
Choosing the Primary Care Group and the Primary Care Physician	16
RECERTIFICATION OF ELIGIBILITY	17
PUBLIC EMPLOYEE	17
What can I do if my eligibility to the Plan is cancelled?	18
How can I enroll in another of the plans contracted for government employees?	18
Can the members of the Police Department of Puerto Rico enroll in Mi Salud?	19
WHAT IS COORDINATED CARE?	19
YOUR PRIMARY MEDICAL GROUP AND YOUR PRIMARY CARE PHYSICIAN	19
What is a Primary Medical Group?	19
What is a Preferred Providers Network?	20
Are all my specialists within the Preferred Network of my Primary Medical Group?	21
What is Triple S General Network?	22
Will I need the Countersignature on the Prescriptions of Medications?	22
KNOW THE RESPONSIBILITY OF YOUR PRIMARY CARE PHYSICIAN	22
HOW TO OBTAIN INFORMATION ABOUT PARTICIPATING PHYSICIANS	23
THESE ARE YOUR RIGHTS	23
THESE ARE YOUR RESPOSIBILITIES	24
EMERGENCIES AND URGENCIES	25
How do I know when it is an emergency?	25
When can I receive emergency services?	25
And then, what is an urgency?	26

How can I receive urgency services?	26
How can I receive services outside business hours from my Primary Care Physician, the Primary Medical Group or the Preferred Network of Providers?	26
WHAT IS AN ADVANCE DIRECTIVE?	26
GRIEVANCES AND APPEALS	27
What is a grievance?	27
How can you file a complaint?	27
What is a Notice of Action?	28
What can I do if I do not agree if the Notice of Action?	28
What is an appeal?	28
Who will hear your appeal?	28
How much time will they take to make a determination on my appeal?	28
TIME TO SOLVE REQUESTS, COMPLAINTS AND APPEALS	29
DENTAL SERVICES	29
MENTAL HEALTH SERVICES	30
How can I receive mental health services or services against drug dependence?	30
PREVENTIVE SERVICES	30
What are preventive services?	30
HIV-AIDS	31
HEPATITIS-C	36
This is your Benefits Coverage	36
Preventive Services	37
Dental Services	38
Diagnostic Testing Services	39
Ambulatory Rehabilitation Services	39
Medical and Surgical Services	40
Ambulance Services	40
Maternity and Prenatal Services	40
Emergency Room Services	41
Hospitalization Services	41
Mental Health Services	42
Mental Health Hospitalization Services	43
Pharmacy Services	43
Services Excluded from the Basic Coverage	43
Special Coverage Services	45
Services excluded from the Special Coverage	48
Medicare Coverage Services	48
DISEASE MANAGEMENT AND SPECIAL CONDITION REGISTRY	49
Chronic Disease Management	49
Case Management	49
Special Condition Registry	49
THESE ARE YOUR COPAYMENTS AND COINSURANCES	50

HEALTH REGION MAPS	53

TELÉFONOS

TELE MI SALUD
Metro area	787-775-1352
Toll-free	1-800-981-1352
TTY	1-855-295-4040

MENTAL HEALTH
1-888-695-5416
Toll-free	787-641-0785
TTY

Patients Advocate Office Toll-free Metro Area	1-800-981-0031 787-977-1100

Puerto Rico Health Insurance Administration Toll-free 1-800-981-2737

LANGUAGE

This Guide is provided in Spanish and English for your benefit. If any member of your family is enrolled in Mi Salud and the person has problems to read or has a disability such as blindness and needs special services to be able to receive the information provided in this Guide, the person may request help to Triple S. Triple S must have different formats for the information to make them available to the enrollees.

If the information provided in this guide is confusing or if you need to clarify any questions, you may contact Triple S for assistance. Information is a vital component of the commitment of Mi Salud with you, our enrollees. You may contact Triple S at the telephones numbers found on the back of your Mi Salud ID card.

DEFINITIONS

Abuse: An action carried out by a provider or health professional, a private or public institution or any other person that intentionally causes and injury or submits the person to unreasonable confinement, intimidation or punishment that may result in physical or mental harm to a patient.

Access to services: The guarantee that the enrollee will be able to receive all the medically necessary services included in the Mi Salud coverage without any impediment.

Administrative Referral: Written authorization issued by Triple S for the enrollee to receive the required service, if medically necessary

Advance Directives:  Written or verbal instructions, such as wills or powers-of attorney related to decisions about services and health care expressed by the person in advance in case an event occurs and he may be unable to make such decisions.

Ancillary Services: All those supplementary services provided to the patient to assist in the diagnosis and treatment of illness or injury. Examples of these services include laboratory, radiology, therapies, etc.

Authorization:  A written document through which  a person freely and voluntarily authorizes  another person or provider to represent, him, apply, use and disclose your health information for medical or treatment purposes or to initiate an action such as a grievance. It may also be used to annul a previous authorization.

CHIP:  Children Health Insurance Program, a federal program that provides medical Service coverage to low-income children under age 18 through health plans qualified to offer coverage under this program.

Coinsurance: A percentage of the cost of a health service which the enrollee must pay after receiving the service.

Complaint: informal claim on the quality of care, customer service or treatment received by suppliers, personnel of Triple S, Primary Care Group or ASES. It does not include disputes involving medical services, coverage or payment for services.

Confidentiality of information: The right of an individual to have his personal or health information kept private, which will not be disclosed to any person or entity without the person’s consent.

Consultation: An opinion health professional requests to another health professional on a matter related to the health condition of a patient

Coordinated Care: Is the service provided to enrollees by doctors who are part of the preferred network of providers Primary Medical Group. The Primary Care physician is the leading provider of services for he is responsible to periodically evaluate their health and coordinate all medical services they need.

Coordination of benefits: The order in which health services are paid when the person has more than one medical plan. One of the plans is considered the primary plan and the other the secondary plan or secondary payer.

Copayment: An established fixed amount that is the enrollee’s contribution to the expense for a medical Service he receives.

Covered Services: Those services and benefits included in Mi Salud coverage

Deductible: A fixed amount pre-determined by ASES, which the enrollee must pay when he receives, health services.

Disclosure: The transfer, access or release of information to a person or entity outside the entity holding the information.

ELA Puro: An option available to public employees so they can maintain medical coverage when they lose eligibility in the Medicaid Program and the enrollment for other health plans contracted under Law 95 has ended. This coverage is the same as the coverage of Mi Salud.

Elective surgery: A medically necessary surgical procedure carried out at a time convenient for the patient and the surgeon because it is performed to correct a condition that is not life-threatening,

Enrollee: A person who after being certified as eligible under the Medicaid Program has completed the enrollment process with Triple S and for whom they have issued the ID card that identifies the person as a Mi Salud enrollee.

Fair cause:  It refers to situations that allow enrollees to change his PCP or Primary Care Group. These are: 1) The enrollee moved outside the Region, 2) For reasons of moral or religious nature, the supplier does not perform the services the insured needs, 3) The insured need services that can be provided at the same time and not all services are available; failure to receive all the services as ordered may expose the insured to unnecessary risk, 4) Other acceptable reasons include, but are not limited to, poor quality of care, lack of access to services covered or lack of providers with experience to provide the health care the enrollee needs. ASES will determine if the reason constitutes a fair cause.

Grievance: formal claim made by the insured in writing, by telephone or by visiting Triple S, the Patients Advocate Office or ASES, requesting a solution be granted when a service has been denied or allowed on a limited basis a service; reduction , suspension or termination of a previously authorized service; total or partial denial of payment for a service; not having received services in a timely manner; when Triple S has not acted on a situation according to the established terms, refusal of Triple S let the insured exercise his right to receive services outside the network

Guardian: Person with authority to take care of a minor or adult, who for some reason has no civil capacity to handle his situation.

HIPAA (Health Insurance Portability and Accountability ACT): The law that includes regulations for establishing safe electronic health registers that will protect the privacy of a person’s medical information and prevent the misuse of this information. It is also called the Health Insurance Portability and Accountability Act and the Kassebaum Kenney Act.

Hospital: A facility that provides medical-surgical services to hospitalized patients.

Identification Card: A card Triple S delivers to the enrollee once he completes the subscription process, which identifies the enrollee by name and contract number, and includes information on coverages, copayments and telephones to receive information on customer service and health advice.

Insurer: An entity duly authorized by the Insurance Commissioner to do business in Puerto Rico with a contract with PRHIA to offer services and benefits to the population insured under Mi Salud.

Medical emergency: a medical condition that manifests itself by acute symptoms of sufficient severity (including severe pain) that a prudent layperson who has average knowledge of medicine and health would reasonably expect the absence of immediate medical attention to result in placing a person’s health in serious jeopardy, serious impairment of bodily functions or serious dysfunction of any bodily organ or part. In case of a pregnant woman that has contractions it may be that there is not enough time to transfer her to any facility before delivery or, that transferring her to a facility, may seriously jeopardize her health or the health of the unborn child.

Medical record:   Detailed collection of data and information on the treatment and care the patient receives from a health professional.

Medicare Beneficiary: Persons aged 65 or more, who are disabled or have renal disease, who have Medicare Parts A coverage for hospital services or Parts A and B for hospital, ambulatory and medical services.

Medicaid: Program that provides health insurance for people with low or no income and limited resources, according to federal regulations

Primary Care Physician: A health professional licensed to practice medicine and surgery in Puerto Rico that provides specialized and complementary medical services to the services provided by primary care physicians. Physicians in this category include: cardiologists, endocrinologists, neurologists, surgeons, radiologists, psychiatrists, ophthalmologists, nephrologists, urologists, physiatrists, orthopedists, and other physicians not included in the definition of PCP.

Patient: Person receiving treatment for his mental and physical health

Preauthorization: Permission Triple S grants in writing to the insured, at the request of the PCP, specialist or sub-specialist, to obtain a specialized service.

Prescription: original written order issued by a duly licensed health professional, ordering the dispensing of a product, drug or formula

Preferred Provider Network: Health Professionals duly licensed to practice medicine in Puerto Rico contracted by Triple S for the enrollee to use as the first option. Enrollees can access these providers without referral or co-payments if they belong to the insured’s Primary Care Group.

Primary Care Group: Health Professionals grouped to contract with Triple S to provide health services under a coordinated care model.

Referral: Written authorization a PCP issues to an enrollee to receive services from a specialist, sub-specialist or facility outside the preferred network of the Primary Care Group.Semi-private room: Hospital room with two beds.

Special Coverage Registry: A form Triple S fills out at the request of the PCP when the insured is diagnosed with one or more of the conditions that are part of the Special Coverage, for the patient to receive treatment and services directly from specialists or sub-specialists without the need of a referral.

Specialist: A health professional licensed to practice medicine and surgery in Puerto Rico that provides specialized medical and complementary services to the primary physicians. This category includes: cardiologists, endocrinologists, neurologists, surgeons, radiologists, psychiatrists, ophthalmologists, nephrologists, urologists, physiatrists, orthopedists, and other physicians not included in the definition of PCP.

Service Coverage: All the services offered to Mi Salud enrollees under the Basic, Special, Mental, Dental and Pharmacy Coverages.

Second Medical Opinion: additional consultation the enrollee makes to another physician with the same medical specialty to receive or confirm that the initially recommended medical procedure is the treatment indicated for his condition.

Subscription Application: Form to be completed by the participant eligible to become an enrollee of Mi Salud and be able to receive medically necessary services.

Treatment: To provide, coordinate or manage health care and related services offered by health care providers.

Urgency: A medical condition that poses no risk of imminent death that can be treated in the doctor’s office or in the facilities with extended hours and not in emergency rooms. An urgency can become an emergency if not properly dealt with at the right time.

HIPAA

The Health Insurance Administration (ASES) and the Insurance Companies are committed to maintain the confidentiality of your information. We may use and share information related to your treatment, payment for medical services  and everything related to health care within the strictest standards of confidentiality. With your written authorization we may provide your information to others for any purpose

If you are interested in more information about the privacy practices or have questions or concerns, contact Triple S of the Region to which you belong.

IMPORTANT:
As a member of MI Salud Plan, you authorize the Federal Government, ASES, and the Patients Advocate Office, the Insurers or their representatives, to see your medical records to assess the quality, convenience, cost and promptness of services rendered to you.

IMPORTANT INFORMATION ON YOUR HEALTH PLAN

Mi Salud

Now, the new Mi Salud Health Plan of Government of Puerto Rico offers more services and benefits. It also offers a Preferred Provider Network within the Primary Medical Group of your choice, which you can visit freely without the need for referrals or paying copayments.

Under Mi Salud you will not require the countersignature of the Primary Care Physician on the prescriptions ordered by specialists or sub-specialists within the Preferred Provider Network of your Primary Care Group. You can freely choose dentists and pharmacies of your choice, among those contracted by Mi Salud.

In addition, you can receive mental health services within the same facility of Primary Care Group. Mi Salud offers physical and mental health integrated services,  so you can receive these services in one place.

Who are elegible to enjoy the services and benefits of Mi Salud?

The persons eligible under Law 72 of September 7, 1993, are:

•	American citizens.
•	Persons with low or no income
•	Population of Federal Medicaid Program: persons over age 65, persons that are blind or disabled and pregnant women
•	Children under the CHIP Program.
•	Government employees, retirees and their dependents whose payroll is processed by the Treasury Department.
•	Members of the Police Department of Puerto Rico, their widows, widowers and children that survive them.
•	Veterans.
•	Children under State custody through the Family and Children Administration (ADFAN, for its acronym in Spanish)
•	Survivors of domestic violence through the Women’s Advocate Office.

The Medicaid program will determine whether you are eligible for Mi Salud Plan of the Government of Puerto Rico. Once you are certified eligible for Medicaid, they will give you form MA-10 entitled “Notice of Action Taken on Application and/or Re-Assessment” which indicates that you have been certified eligible. The date to determine how long the person is insured is indicated in the section entitled “Certification Date” of the MA-10. They will also give the welcome letter to Mi Salud Plan, from Triple S in your region.

You will receive your card by mail within 5 to 7 days after being certified eligible for Medicaid. If you do not receive the card that period and you need medical services, you can show the welcome letter and the MA-10 form to the contracted service provider with a contract with Mi Salud Plan to show that your name is on the MA-10, that it is signed and you are authorized to receiving services. The welcome letter allows you to access medical services during a period of 30 days. After the 30-day period the letter will not be valid to receive medical services. You may only receive services if you show your Mi Salud Plan card.

AUTO-ENROLLMENT

As of July 1, 2011, every new beneficiary, who is eligible to Mi Salud Plan of the Government of Puerto Rico, will be automatically enrolled and insured. This means you no longer have to visit Triple S to select your Primary Care Group or your primary physician.

Auto-Assignment

Triple S will send you the cards and information regarding your Primary Medical Group and the Primary Physician the Insured assigned so you can access medical services immediately. You must receive your ID card by mail with 5 to 7  days from the date you were certified as eligible. If you do not receive your card within this period, you must contact ASES Customer Service at 1-800-091-2737, where they will inform you if your case is already registered in the system and the location of Triple S Service Office and their telephone number, so you can go there to get your card. If you do not agree with Medical Group or the Primary Care Physician, you have the right to request a change within 90 days from the date you received your plan ID card.

THIS YOUR ID CARD OF THE HEALTH PLAN OF THE GOVERNMENT OF PUERTO RICO

On the front of the card, you will find the following information:

•	Your name and both last names;

•	Your contract number;

•	The group to which you belong;

•	Your coverages;

•	Your copayments and coinsurances.

Be sure that:

-	You take your ID card with you when you visit your physicians, request laboratory or X- rays services or need health services.

-	They give you your ID card back after you receive medical services.

-	Each insured person in your family even if he is a baby, has his own ID card.

-	You keep your card in a safe place to avoid losing and having to wait for a new card.

On the back of your ID card you will find the toll-free numbers for Tele-Mi Salud, Customer Service and the Mental Health Crisis helpline.

If you lose your card, you may request a duplicate by visiting the Insurance Company Service Centers or by calling Customer Service at the number that appears on the back of your card.

IMPORTANT:

No hospital can refuse emergency services for not having Mi Salud card. Under EMTALA you have the right to receive adequate emergency services, including evaluation and treatment of a emergency condition or delivery in Hospital Emergency Rooms.

FRAUD AND ABUSE

What is fraud?

Fraud affects adversely insured beneficiaries, health plans and professionals and entities that render health services. Fraud refers to any intentional and deliberate act to deprive another of property or money through deception or any other unfair action.  It is done with the purpose of deceiving or making false misrepresentation with the purpose of obtaining a personal benefit or to benefit another person.

You have the responsibility of reporting any situation you understand may involve fraud against the Medicaid Program.  Some examples of fraud are:

•	Billing for medical services or procedures not actually performed.
•	Billing for supplies or medications not dispensed.

•	Lending an ID card to someone who is not entitled to it (misrepresentation) to obtain clinical services or medications
•	Billing for a more costly payment that the one actually performed to obtain a higher payment.
•	Submitting false documents to obtain reimbursements.
•	Billing for the same service more than once.
•	Providing false information in a health enrollment form.
•	Billing for the dispensing of full prescription when the prescription was actually filled partially.
•	Receiving services rendered by a provider that has been excluded from the Medicaid Program.
•	Receiving reimbursement for services that are not medically necessary or that do not comply with the health care professional standards.

It is important that any illegal or fraudulent action be reported immediately to Triple S’s Complaint Unit, the Patient’s Advocate Office or to ASES.

What is abuse?

It is the excessive and improper use of a product, Service or benefit, which results in unnecessary or excessive costs for the health care system.

Some examples are:

•	Overuse of services that are not medically necessary, such as the constantly using the emergency room instead of going to the primary care physician
•	Excess in the orders for diagnostic tests that do not have a medical justification.
•	Waiving health plan copayments or coinsurances to attract customers.

What can I do to avoid fraud and abuse?

•	Protect your ID card information: never provide information on your health plan to strangers or to callers by phone.

•
Learn the terms of your coverage and keep a copy of the medical studies to avoid duplicating services. If you visit a doctor, keep a copy of your laboratory results and other tests performed and have on hand a list of the medications you are taking. In this way you will not have to repeat tests that will consume time and money.

•	Verify the information before signing any insurance enrollment form or health service form

•	Request and review the quarterly summary of the services you receive. You may request the summary of services directly to Triple S that provides you Mi Salud Services. .

How can I report situations on fraud and/or abuse?

If you have information or suspicion that you have been a victim of health plan fraud, you may contact Triple S through Tele Mi Salud at the numbers that appear on the back of your ID card. You may also contact the Health Advocate Office at 787-977-0909 or, ASES at 1-800-981-2737 or by visiting Triple S, PAO or ASES Offices or Customer Service Centers.

Your call or written communication will be handled confidentially and your Mi Salud Coverage will not be affected by this referral. If the investigation carried out shows that fraud was committed, the case will be referred to the corresponding authorities.

PRIMARY MEDICAL GROUP AND PRIMARY CARE PHYSICIAN

Can I change my Primary Medical Group or the Primary Care Physician?

Yes, you may change your Primary Medical Group or your Primary Care Physician either by visiting Triple S Service Centers or by calling Tele-Mi Salud at the number that appears on the back of your Mi Salud Plan ID card.

Changes to the Primary Medical Group – you will only be able to change within the first 90 days following the date in which you received your Mi Salud Plan ID card. After this 90-day period, you may only change your Primary Medical Group once a year. If there is a fair cause, you may change your Primary Medical Group or your Primary Care Physician at any time.

The following events are considered a fair cause for a change:

1.	The beneficiary moved out of the Region;
2.	For moral or religious reasons, the provider does not render the services the beneficiary needs;
3.	The beneficiary needs services that must be rendered at the same time and the services are available. Not receiving all the services as ordered may put the beneficiary at risk unnecessarily.
Other acceptable reasons include, but are not limited to:
a.	bad quality of services,
b.	lack of access to covered services,
c.	lack or providers with experience to take care of the beneficiary’s health care needs.

ASES will determine if the reason is a fair cause.

Changing the Primary Care Physician and the Primary Medical Group must be made during the first 5 days of the month, so the change becomes effective the next month (e.g. If you make the change on January 5, the change will be effective on February 1). Nevertheless, if you change after the first 5 days of the month, the change will be effective on the subsequent month.  (e.g. If you  make the change on January 6, it will be effective on March 1).

To change the Primary Care Physician within the same Primary Medical Group, you only have to choose the new Primary Care Physician within same Primary Medical Group you have now and the change will be effective on the following month.

IMPORTANT:
The Medicaid Program is the only office authorized to make changes on your personal information and your residential address. You must notify the Medicaid Program of any changes such as changes in address, family group, marital status, your income, corrections to names, and dates of birth, among others.

Triple S must keep you informed when a Primary Care Physician. Specialist or Sub-specialist is no longer their medical service provider, so you can choose a new Primary Care Physician, Specialist or Sub-specialist. You must receive the notice sent by Triple S within 15 days from the date Triple S was informed that the provider will not continue providing services. Triple S must provide you in the notice the instructions for you to be able to choose a new physician among those with a contract in the Primary Medical Group.

Choosing the Primary Care Group and the Primary Care Physician

Remember that you have the freedom to choose the Primary Medical Group and the Primary Care Physician you want if you do not agree with auto-assignation made by Triple S. The Primary Medical Group and the Primary Care Physician you choose must render services with the region to which you belong.

You must choose a Primary Care Physician for each insured beneficiary in your family. The primary care physicians you use for you and your dependents that are included in the contract may be different, but they must belong to the same Primary Medical Group.

If you are a woman, you may choose a gynecologist/obstetrician in addition to any other  Primary Care Physician. If you are pregnant, your Primary Care physician will be your gynecologist/obstetrician during your pregnancy. When your pregnancy ends you will go back to receive care from the primary care physician you chose: a Generalist, Internist, and gynecologist/obstetrician during your pregnancy. When your pregnancy ends you will go back to receive care from the primary care physician you chose: a Generalist, Internist, Family Practitioner, or Pediatrician for your baby. Your gynecologist will still be your other primary care physician to meet your gynecological situations.

IMPORTANT:
Remember, you must register your baby in the Medicaid Program before he is 90 days of age. You must bring with you the birth certificate.

RECERTIFICATION OF ELIGIBILITY

Once the Medicaid Program (PAM, for its acronym in Spanish) of the Health Department certifies you as eligible, you must attend all the appointments to all reevaluation appoints, so you don’t lose your eligibility. If you lose eligibility you will lose the benefits of Mi Salud, because you will not have the benefits of your health plan. Triple S will send you a letter at 90 days, 60 days and 30 days before your eligibility ends as a reminder that you must visit the Medicaid Office in your hometown recertify your eligibility.

If you miss your recertification appointment, you must immediately to the Medicare Program Call Center at the toll-free number 1-885-400-4224 or visit your Medicaid Office located in your hometown to request a new appointment.

You must notify the Medicaid Program of any changes in address, income level, to add or disembroil dependents, make corrections to you address or name, inform changes in marital status (married, divorced widower, etc.)

If you are pregnant, when you have your baby, you must visit the Medicaid Program Office and submit the birth certificate to enroll the baby in Mi Salud. If you do not comply with this requirement, the baby will lose the right to receive services under Mi Salud Health Plan of the Government of Puerto Rico. It is possible that with the arrival of this new baby you can obtain more benefits if your level of poverty changes.

IMPORTANT:
Remember, it is your responsibility to keep appointments and update your information and mailing address in the Office of the Medicaid program in order to receive communications related to your recertification. If you do not receive the notification from the Insurer, it is your responsibility to request the reevaluation appointment.

PUBLIC EMPLOYEE

IF you are a public employee or a retiree from the Government of Puerto Rico and your payroll is process by the Treasury Department, you may enroll in Mi Salud during the open enrollment period to choose public employees health insurance plans. If you choose Mi Salud, the employer contribution will go to ASES and you will pay the difference, if any.

You can also visit the Medicaid Program for them to evaluate your case and, if found eligible and medically indigent, you will not have to pay the difference, if any, between the premium and the employer contribution as it will be paid with government funds.

Medical indigence is granted for a period of 12 months. Triple S will send you a letter 90 days prior to the end of your eligibility period, reminding you that your eligibility is about to end and that you must visit your Medicaid Program Office located in your town of residence and request the reevaluation of your case

In case of public employees that are married, they may enroll in Mi Salud combining both employer contributions (known as joint enrollment) for your eligibility. Your employer will the contributions ASES, while you remain active and eligible under the Medicaid Program.

If after the evaluation, it results that you are no longer eligible to Mi Salud as medically indigent, you can enroll in Mi Salud as ELA Puro until the new health plan open enrollment period for public employees or you may enroll in any other health insurance plans contracted for public employees. It is your choice!
IMPORTANT:
Remember to attend on time to your eligibility reevaluations, so you do not lose your Mi Salud benefits.

What can I do if my eligibility to the Plan is cancelled?

If the Medicaid Program determined that you are no longer eligible to Mi Salud,  and you are an employee or retiree of the Government of Puerto Rico, you have the right to enroll in Mi Salud Plan  under ELA Puro with the 30 days following the date in which you lost your eligibility. In this way, you will not lose your medical coverage until the new government employee open enrollment period and you can choose any of the health plans contracted, including enrolling in Mi Salud.

If you are not an employee or retiree of the Government of Puerto Rico and you lose your eligibility, you may enroll in a Pago Directo Plan by submitting an application with Triple S. You must complete the formalities within 30 days from the date your eligibility to Mi Salud was cancelled.

How can I enroll in another of the plans contracted for  government employees?

IF you decide to join another plan from among the plans contracted for government employees according to Law 95, which is not Mi Salud, before you enroll in the new plan you will have to go to the Medicaid Program Office in your hometown to cancel your eligibility. The cancelation of your Mi Salud coverage will be effective on the first day of the month following the date in which you requested your cancellation under the Medicaid Program.

If you do not cancel your eligibility to the Medicaid Program, ASES will continue receiving you employer contribution and you will have to pay  the total premium of the Private Plan you chose.

IMPORTANT:
Remember that for you to be able to enroll in another plan, you must have lost your eligibility and may only enroll in another plan during the open health insurance enrollment period for the employees of the Government of Puerto Rico established by ASES.

Can the members of the Police Department of Puerto Rico enroll in Mi Salud?

The members of the Police Department of Puerto Rico, their spouses and children may also enroll in Mi Salud Plan of the Government of Puerto Rico and the Police Department of Puerto Rico will transfer to ASES  their employer contribution.

You must visit the Medicaid Program Office located in your town of residence to be certified under the Medicaid Program. This  benefit will remain valid  even if the member of the Police Department dies under any circumstance and as long as the widow does not re-marry and the children are under age 26 and are not married.

WHAT IS COORDINATED CARE?

MI Salud uses a coordinated care model in which you health is under the care of a Primary Care Physician, who will be responsible to evaluate the beneficiary periodically and coordinate all the health services the person may need.. Under this model your Primary Care Physician will keep an updated record of all the services you receive.

YOUR PRIMARY MEDICAL GROUP AND YOUR PRIMARY CARE PHYSICIAN

What is a Primary Medical Group?

Primary Medical Group (PCG)- is composed of several physicians who have joined to provide the services you need to keep you healthy. What was known as IPA, now it is known as PMG. Within this Group, there are physicians with different specialization which have been classified as Primary Care Physicians, among which there are:
•	General Practitioners
•	Family Physicians
•	Pediatricians
•	Gynecologists/Obstetricians
•	Internists

Besides these five categories of Primary Care Physicians, under the new model of Mi Salud you will also have specialists, sub-specialists, laboratories, X-rays facilities and hospitals, among others, to form what we call the Preferred Providers Network of the Primary Medical Group. You have the freedom to visit the physicians and providers that are part of the Preferred Network without the need of a referral or copayment.

IMPORTANT:
Physical Exam - You must make an appointment with your Primary Care Physician for him to make your annual physical exam.
Routine Medical Appointments- services that are not urgent, but that present symptoms, must be coordinated within a term that does not exceed 14 days. Regarding routine mental services, the term should not exceed 15 days.

Appointment for urgent situations – as long there is not a risk of death or damage to the body or body organs, they must be obtained within a period of 24 hours..
These conditions must be treated at the medical office or offices with extended business hours, not at emergency rooms.

What is a Preferred Providers Network?

They are a Group of specialists, sub-specialists and health service facilities with a contract with Triple S to provide services under your Primary Medical Group. As long as you visit your Primary Medical Group Preferred Network, you will not have to wait for a referral or pay copayments.

The information below tells about some physicians and providers, without limiting to these specializations, that may belong to the Primary Medical Group of your choice:

•
Specialists and sub-specialists (Cardiologists, Orthopedians, Rheumatologists, Endocrinologists, Urologists, Gastroenterologist, Oncologists and Physiatrists, among others, without it being understood that it is limited to only these specialist.

•	Ancillary medical services providers: Physical therapists, nutritionists, speech pathologists, among others:
•	Clinical laboratories
•	Specialized diagnostic tests
•	Imaging Centers
•	Cardiovascular Surgery and Catheterism Centers
•	Hospitals
•	Urgency Rooms
•	Emergency Rooms

Another benefit you will now have under Mi Salud is that you will no longer need the countersignature of your Primary Care Physician on the prescriptions ordered by any other physician that is not your primary care physician, as long as the physician ordering the prescription is part of the Preferred Network of your Primary Medical Group.

For laboratory and X-rays services you will need an order from the prescribing physician, but the authorization of your Primary Care Physician, as long as you receive the services at a laboratory or X-rays belong to your Primary Medical Group.

The preferred networks will guarantee Access, quality and availability of the health services to be rendered to beneficiaries.

Are all my specialists within the Preferred Network of my Primary Medical Group?

In case that the specialist or sub-specialist that you need is not part of the Preferred Network  of your Primary Medical Group, your Primary Care Physician must give you a referral so you can visit a  the specialists or sub-specialists outside the Preferred Network of your Primary Medical Group and you will have to pay corresponding copayments. Your Primary Care Physician will be the one to coordinate the visits to physician and providers of medical services outside the Preferred Network of Providers of your Primary Medical Group.

You may visit specialists or sub-specialists from Triple S’s General Network of Providers as long as your Primary Care Physician gives you the corresponding referral and coordinates the visit, which will be subject to the applicable copayments.

If you wish to visit a specialist or sub-specialist that does not belong to the Preferred Network of your Primary Medical Group, when there is a physician with the same specialty in the Preferred Network of the Primary Medical Group , you will also need a referral from your Primary Care Physician and you will be responsible of paying the corresponding copayment..

Referrals to visit a specialist must be provided within 5 days and, authorizations or preauthorizations for services must be provided within 72 hours. Non-compliance with these terms will be a reason to submit a complaint.  Nevertheless, if you are in the Special Coverage Registry you will not need referrals from your Primary Care Physician, as long as the treatment you are going to receive corresponds to the diagnostic of the Special Coverage.

IMPORTANT:
Your Primary Care Physician is the only authorized to give you the referrals you need for your health condition. None of the Administrator, the Medical Director or the Board of the Primary Medical Group, cannot issue or authorize the referral. If your Primary Care Physician does not provide you the referral, you can request an administrative referral from Triple S  by submitting a complaint.

Triple S will mail to you the Directory of the Providers of the Primary Medical Group and General Directory.

What is Triple S General Network?

They are the specialists, sub-specialists and health services facilities Triple S has contracted to provide support to the Primary Medical Groups. This General Network of Triple S will be available to provide those services the beneficiary cannot obtain through the Preferred Network of his Primary Medical Group, as long as his Primary Care Physician gives him a referral.

To be able to receive services from Triple S General Network, you must obtain a referral from your Primary Care Physician and pay the corresponding copayments. Prescription drugs or other service orders issued by Triple S General Network will need the countersignature or authorization of your Primary Care Physician. That is, you will always have to go back to your Primary Care Physician for him to authorize the service ordered (laboratory, x-rays) and to countersign the prescription of the medications for the pharmacy to be able to dispense them.

Will I need the Countersignature on the Prescriptions of Medications?

No participating pharmacy of Mi Salud can request the countersignature of the Primary Care Physician on prescriptions ordered by specialists or sub-specialists that belong to the Preferred Network of the Primary Medical Group.

If the prescription of medications is from a specialist or sub-specialist that belong to Triple S General Network or the Preferred Network of another Primary Medical Group that is not the Primary Medical Group you chose, you will need the countersignature of Primary Care Physician for the prescription to be dispensed.

Remember, you must visit the specialists and sub-specialists within the Preferred Network of your Primary Medical Group, so you will not need the countersignature of your Primary Care Physician.

IMPORTANT:
Remember to use the specialists and sub-specialists within the Preferred Network of your Primary Medical Group, so you do not need the countersignature of your Primary Care Physician on your prescriptions.

KNOW THE RESPONSIBILITY OF YOUR PRIMARY CARE PHYSICIAN

 Your Primary Care Physicians is responsible of:

•	Perform medical assessments relevant to your health.
•	To provide, coordinate and manage all health services and treatments that you and your family need.
•	Provide preventive health services to keep you healthy.
•	Provide care when you feel or are sick.
•	Tell you when he believes it is necessary that you visit a specialist or sub-specialist
•	Provide referrals when necessary, if you should visit a specialist or sub-specialist outside of the Preferred Network of Primary Medical Group or when you want a second opinion.
•	Coordinate visits to specialists or sub-specialists outside the Preferred Network of the Primary Medical Group

•	Provide the prescriptions for your medications or the orders for your treatments.
•	Keep your medical record updated with all the information on your health conditions, medications, treatments, etc.
•	Consult with other health professionals about your diagnosis and treatment.
Call or visit your primary care physician every time you need medical services.

HOW TO OBTAIN INFORMATION ABOUT PARTICIPATING PHYSICIANS

Triple S will mail you the Directory of Participating Physicians and Providers that are part of the Preferred Network of your Primary Medical Group, which also includes the Medical Groups that belong to the Region. You will also receive the Directory of Triple S’s General Network Physicians and Providers. These Directories will also be available in the Primary Medical Groups and at Triple S’s Service Centers. The directories provide the following information about the physicians:

•	Medical Specialty
•	Name
•	Address
•	Telephone numbers
•	Office days and business hours

You can contact Triple S to receive information on the providers available in your Region at the telephones that appear on the back of your ID card, calling Tele Mi Salud, going to Triple S’s office or through Triple S’s website. You may also contact your Primary Medical Group, which will provide information on the providers that belong to your Primary Medical Group.

Besides, when you contact Triple S, you can request  additional information on your providers such as, where the physician studies, what did he studied, certifications of specialties the physician has, as well as all the information required to practice medicine.

THESE ARE YOUR RIGHTS

•	You have the right to demand to be kept informed and receive information about:

o	your health plan
o	health care facilities
o	health care professionals
o	health services covered,
o	access to contracted services.

•	The right to be treated with respect and with due regard for your dignity and privacy.

•	Select freely your Primary Medical Group, your primary care physician, laboratory, X-rays, hospital, specialist and sub-specialists available within the Preferred Network of Primary Medical Group

•	Contact your primary care physician or specialist, freely and under the strict confidentiality.

•	Be free to receive emergency services 24 hours a day, 7 days a week.

•	Receive information about treatment alternatives and options available and, that these alternatives and options be presented to you in a manner appropriate to your condition and ability to understand.

•	Participate in decisions regarding your health care, including the right to refuse treatment.

•	Request a second opinion if you are interested in confirming a diagnosis or treatment plan.

•
Express with advance directives, either verbally or in writing, your wish as to what treatment and services you want to be provided or do not want to be provided if you become unable to make such decisions.

•	Be free from any form of restraint or seclusion used as a means of limitation, discipline, convenience or retaliation.

•	Receive copies of your medical records.

•	Receive highest quality services.

•	Continuity of health care

•	Access to adequate health services

•	Filing complaints and appeals, when you understand that your rights have been violated by denial of, limitation of or, improper collection for services.

•	Do not allow to be discriminated against for any reason

•	Have the freedom to choose the pharmacy or dentist of your preference among those contracted by Triple S.

THESE ARE YOUR RESPOSIBILITIES

•	Inform yourself about Mi Salud Coverage, its limits and exclusions.

•	Give your physician all your health-related information.

•	Inform your doctor of any changes in your health.

•	Follow the medical treatment as recommended by your primary care physician, specialist or sub-specialist.

•	Inform your physician when you do not understand an instruction or does not clearly understand what you are being inform.

•	Inform your physician when there is a reason why you cannot comply with the recommended treatment.

•	Recognize when you need to make changes to your lifestyle to benefit your health.

•	Participate in any decision regarding your health.

•	Communicating either verbally or in writing any advance directive you want to be fulfilled regarding your decision on medical treatment for the extension of your life.

•	Maintain appropriate behavior, so your behavior does not affect or does not allow other patients to receive necessary medical care.

•	Maintain an appropriate behavior, so your behavior does not affect the operation of Triple S Service Centers or prevent other beneficiaries from receiving the services provided at the Service Centers.

•	Provide all the information on other health insurance plans you may have.

•	Inform ASES of any fraud or improper action related to the services, providers and health facilities.

EMERGENCIES  AND URGENCIES

How do I know when it is an emergency?

“It is a medical condition that manifests itself by acute symptoms of sufficient severity (including severe pain) that a prudent layperson who has average knowledge of medicine and health would reasonably expect the absence of immediate medical attention to result in placing a person’s health in serious jeopardy, serious impairment of bodily functions or serious dysfunction of any bodily organ or part. In case of a pregnant woman that has contractions it may be that there is not enough time to transfer her to any facility before delivery or, that transferring her to a facility, may seriously jeopardize her health or the health of the unborn child.

When can I receive emergency services?

You just have to arrive at any emergency room throughout Puerto Rico. You do not need referrals or pre-authorization for emergency services.

 You can also call the Tele Mi Salud at the toll-free number listed on the back of your Mi Salud ID card my. When you contact Tele MI Salud for information and medical advice, you will be provided a code, so you do not have to pay copayments if you had to go to an ER.

And then, what is an urgency?

A medical condition that poses no risk of imminent death that can be treated in the doctor’s office or in the facilities with extended hours and not in emergency rooms. An urgency can become an emergency if not properly dealt with at the right time.

How can I receive urgency services?

Visit or call your Primary Care Physician.  If you have an urgency or a question about your health, you may call toll-free to the Tele Mi Salud hotline for medical information and advice. The telephone to this hotline, which is available 24 hours a day, 7 days a week, appears on the back of your Mi Salud ID card.

How can I receive services outside business hours from my Primary Care Physician, the Primary Medical Group or the Preferred Network of Providers?

You must consult the Directory of Providers Triple S provided you, to learn about the business hours of your physicians. In addition, the Directory gives you the number for Tele Mi Salud, so you can receive information and advice regarding your health condition as well as how to obtain services on extended hours.

If you understand that it is necessary to go to an emergency room, nobody can stop that right. When you use Tele Mi Salud for information and medical advice, they will provide you a code, so you do not have to pay copayments if you need to go to an emergency room. They will have to give you the code, regardless of your condition.

WHAT IS AN ADVANCE DIRECTIVE?

AN Advance Directive is a written legal document which allows you to instruct your attending physician on your treatment preferences in case there is a moment that you lose your capacity to approve the treatment. The written document that states the Advance D is known as a living will.

The instructions regarding your treatment may be stated before a lawyer, who will prepare a legal document with your instructions or before your attending physician with two witnesses, of legal age and legal capacity, who are not relatives.

Your physician can provide you information on how you can exercise your right to advance directives.  In case you are confined in a hospital, the staff from the Hospital Administration Office can provide you the necessary information and the forms you must you fill out to validate your Advance Directives. You may also contact the Senior Citizens Advocate Office at 787-721-6121, who provides information booklets on this topic.

GRIEVANCES AND APPEALS

What is a grievance?

It is a formal complaint a beneficiary makes in writing, by telephone or by visiting any of Triple S’s Service Centers, the Patient’s Advocate Office (OPP, for its acronym in Spanish) or the Puerto Rico Health Insurance Administration (ASES, for its acronym in Spanish), requesting their intervention when you do not agree with any of the following determinations:

•	They have denied or partially approved a service.

•	They have reduced, suspended or terminated a Service previously authorized.

•	They have denied the total or partial payment of a Service.

•	You did not receive timely services.

•	Triple S has not taken any action on any situation according to the terms established.

•
Insurer’s refusal to your receiving services outside the Preferred Network of your Primary Medical Group or outside Triple S General Network, if the covered Service is not available in the contracted networks or if there is a shortage of such services.

In addition, you may also file a complaint or a grievance if you feel dissatisfied with the quality of health services offered or the harsh treatment received from a provider or employee of the health facility you visited or if you feel that your rights as beneficiary have been violated.

How can you file a complaint?

You  can call write or visit Triple S Service Centers for them to take your complaint. Your physician, a relative or a person authorized by you,  can file the complaint on your behalf. Triple S staff can provide help for you to file your claim.

You have up to 365 days from the date of the event to file your complaint. Once Triple S receives your complaint, they will acknowledge receipt of your complaint within 20 days from the date they received it.

What is a Notice of Action?

After you receive the acknowledgement of receipt of your complaint, Triple S will send you another communication in which it will inform you the decision made on your complaint. This communication is known the Action Notice and you must receive it within a 30-day term. The time limit for Triple S to make its determination will not exceed 90 days from the date it received the complaint.

If they need additional time they could be granted up to 14 additional days after the 90 days as long as said extension is for the benefit of the beneficiary or when they need additional documents to be able to make the determination. The beneficiary may also request the 14-day extension if he needs to submit any additional evidence to support his case and does not have it available.

The request for an additional time extension must be submitted to ASES for your approval.

What can I do if I do not agree if the Notice of Action?

If you do not agree with Triple S’s determination, you have the right to appeal the determination before Triple S, the Patients Advocate Office (OPP, for its acronym in Spanish) or before ASES.

What is an appeal?

An appeal is a formal request that you file with Triple S, the Patients Advocate Office or the Puerto Rico Health Insurance Administration (ASES, for its acronym in Spanish) when you do not agree with the determination (Notice of Action) or with the denial of a service, procedure, study, collection or payment. Once you receive the Notice of Action from Triple S, you have a period between 20 and 90 days to file your appeal with Triple S, the Patients’ Advocate Office (OPP, for its acronym in Spanish) or the Puerto Rico Health Insurance Administration (ASES, for its acronym in Spanish) or both.

Who will hear your appeal?

Your appeal will be evaluated by a team of experts in your health condition that did not take part in the determination or in the notice of action that you received when you filed your complaint for the first time.  In this way it is assured that it a fair, transparent and dependable.

How much time will they take to make a determination on my appeal?

if it were an appeal in which your health condition  does not affect you even more or your life is not at risk, you must receive the determination on your appeal within a period that does not exceed 45 days. However, is your health condition requires an expedite determination; you will receive an answer within a period of 3 days or less.

Triple S can request ASES a 14-day extension to send its determination, as long as this extension benefit the beneficiary or when you request it because you need more time to find evidence or data that may benefit your case.

If you understand that the final determination does not favor you, you may then appeal the determination before ASES or the Patients’ Advocate Office, or both. If the unfavorable determination is sustained, you may request an Administrative Hearing before ASES or the Patients’ Advocate Office between 20 to 90 days from the date you received the adverse decision. At this hearing all the parties will meet to try to reach a final agreement. If at the hearing the parties sustain the initial unfavorable decision, you may appeal the decision before a Court of First Instance of Puerto Rico.

TIME TO SOLVE REQUESTS, COMPLAINTS AND APPEALS

•	To be able to receive services outside the preferred network, your Primary Care Physician must give you a referral or the referrals in a period that does not exceed 5 days.

•	Authorizations for covered services must be granted within a period that foes not exceed 72 hours.

•	Expedite authorizations for covered services must be given within 24 hours.

•	Determinations on standard complaints must be notified to the affecter parties within a term that does not exceed 90 days.

•	The beneficiary can appeal the determination within a period of 20 to 90 days after receiving the notice of action.

•
The notices of action on standard appeals must be set to the affected parties within a period that does not exceed 45 days. Triple S may request a 14-day extension, as long as it is for the benefit of the beneficiary.

•	Decisions on expedited appeals will always depend on the patient’s health condition and may not exceed 3 days. They may request a 14-day extension as long as it is for the benefit of the beneficiary.

•	The beneficiary may request an Administrative Hearing before ASES between 20 to 90 days from the date you received notification of action on your appeal

DENTAL SERVICES

Dental services are free choice services and do not need referrals, that is, you can visit the dentist whenever you need dental services. You can visit your dentist as you have always done, as long as they are participating dentists of Mi Salud.
The information on participating dentists is included in the Directory of Contracted Providers which Triple S will mail to you. Dentists are not part of the Preferred Networks.

MENTAL HEALTH SERVICES

How can I receive mental health services or services against drug dependence?

Mental Health services and services against substance abuse are directly contracted by ASES. To receive these services you do not need a referral from your Primary Care Physician, you my request these services by yourself when you understand it is necessary.

MI Salud offers integrated Mental Health and Physical Health services. Under Mi Salud you can receive Mental Health services at the same facility where you visit your Primary Care Physician.

This means that when your Primary Care Physician detects that you need Mental Health Services, he does not have to send you to another office to receive the services. The psychologist and social worker will be there physically at least two days a week during the regular business hours of your Primary Medical Group.

Depending on the severity of the condition, it may be necessary that you receive the services at the Mental Health facilities APS Healthcare has throughout the Island.

When you fill out your enrollment form at Triple S’s Service Centers, among the materials you will receive there will be information about APS Healthcare that will provide you detailed information on the services they offer and how to obtain them when you need them. In addition, the Directory of Providers will indicate the address and telephone numbers of the providers that render Mental Health Services in your Region. For additional information regarding the services and benefits, you may refer to the Mental Health Coverage Section this Guide offers.

You may also contact Tele Mi Salud helpline if you do not know where to go. Tele Mi Salud will provide you all the information you need to this regard or you may contact the Mental Health Crisis Hotline at the numbers that appear on the back of your card.

 PREVENTIVE SERVICES

Your Government of Puerto Rico Health Plan offers you a variety of services under preventive services.

What are preventive services?

are health care services offered to will help you keep your health in optimal condition. If you have any condition, preventive services will help you have better knowledge of your condition, Aso you can keep it under control and prevent that it gets worse deteriorating your health. These services not only will help you understand your condition, but also will tell you what to do to keep you healthy. Refer to the Preventive Service Coverage found in this Guide, so you find out all the services covered under Mi Salud.

To keep your health in optimal conditions you must:

●	Maintain health nutrition.

●      Exercise, such as walking, at least 30 minutes 4 to 5 days a week

●	Avoid being overweight.

●	Be calm and in peace.

●	Take a few minutes daily to relax. This will help you reduce stress.

●	Get enough rest.

●	Do not smoke.

●	Do not use drugs or alcohol.

●	Visit or consult your doctor whenever you feel sick.

Triple S will provide you the Preventive Services, as required by Mi Salud and some additional services about which Triple S will provide information in booklets to be added to this Enrollee Manual.

HIV-AIDS

If you are diagnosed with the Acquired Immunodeficiency Syndrome or the Human Immunodeficiency Virus (HIV), your Primary Care Physician must request that you be included in the Special Coverage Registry. Once the Insures includes you in the Special Coverage Registry, they will mail you a letter authorizing you to receive services under the Special Coverage. This letter will include information on the effective date and the expiration of this coverage.

This letter will allow you to Access all the services and treatments for your condition without referrals, countersignatures on your prescriptions or Service orders for laboratory, X-rays services, among others, from your Primary Care Physician.

There are certain medications for your HIV/AIDS condition that will be provided by the Health Department, which may be acquired through the following Immunology Centers and Pharmacies:

Centers for the Prevention and Treatment of Communicable Diseases (CPTET, for its acronym in Spanish)
Updated as of August 2010

REGION	Coordinator	TELEPHONE/FAX	ADDRES
ARECIBO	Dr. Evelyn Reyes García INTERNIST	(787) 878-7895 (787) 881-5773 (787) 879-3388	Antiguo Hosp. Distrito Carr. 129 hacia Lares Box 897 Arecibo, PR 00618

REGION	Coordinator	TELEPHONE/FAX	ADDRES
Contracted Pharmacies:	Farmacia Garcia (en Hatillo) Lcdo. Daniel Mahiques	(787) 898-3975 (787) 820-9048 fax	121 Calle Vidal Feliz Hatillo, PR
	Farmacia Camuy Health Services, Inc.	787-898-2660 787-262-4822	53 Avenida Muñoz Rivera Camuy
	Farmacia CDT Quebradillas	787-895-2670 787-895-1540	Calle Muñoz Rivera Quebradillas
	Farmacia Centro de Salud de Lares, Inc.	787-897-3610 787-897-2725	Carretera 111 KM 1 HM 9 Lares
	Farmacia Ciales Primary Health Care Services, Inc.	787-871-0601 787-871-3960	Carretera 149 KM 12.3 Ciales
	Farmacia San Miguel	787-898-5764 787-262-3984	127 Avenida Dr. Susoni Hatillo
	Farmacia García	787-898-3975 787-820-9048	121 Calle Vidal Feliz Hatillo
CPTET BAYAMON	Dr. Aileen Romero (Administrator) Physicians: Dr. Francisco R. Bellaflores (Internist) Dr. Verónica Pérez (Family Physician)	(787) 787-5151 Ext. 2224 /2435 (787) 787-5154 (d) (787) 787-4211 (787) 778-1209 fax	Hosp. Regional Bayamón Dr. Ramón Ruiz Arnau Ave. Laurel Santa Juanita Bayamón, PR 00956
Contracted Pharmacies:	Farmacia Caridad 4	787-269-3140 787-269-0022	Carretera 862 KM 1.9 Bayamon
	Farmacia Centro de Salud Integral en Comerío	787-875-3375 787-875-4230	18 Calle Georgetti Comerio
	Farmacia Centro de Salud Integral en Corozal	787-859-2560 787-859-5390	Calle Nueva Final Corozal

REGION	Coordinator	TELEPHONE/FAX	ADDRES
	Farmacia Centro de Salud Integral en Naranjito	787-869-1290 787-869-1800	Barrio Achiote Sector Desvío Naranjito
	Farmacia Plaza 3	787-785-0000 787-785-2387	57 Calle Barbosa Bayamon
CPTET CAGUAS	Dr. Gloria Morales	Ext. 11142, 11150 (787) 744-8645 (787) 746-2898 fax	Hosp. San Juan Bautista Apartado 5729 Caguas, PR
Contracted Pharmacies	Farmacia Arleen Lcdo. Roberto Peirats	(787) 746-5952 (787) 744-3397	Urbanización Villa del Rey Caguas, PR
	Farmacia Central	787-852-0520 787-850-5500	11 Calle Noya y Hernández Humacao
	Farmacia COSSMA	787-852-2551 787-937-0062	50 Calle Ulises Martínez Norte Humacao
	Farmacia COSSMA	787- 937-0058 787-037-0064	186 Calle Muñoz Rivera San Lorenzo
	Farmacia COSSMA	787-739-8182 787-714-1444	Carretera 172 Avenida El Jíbaro, Cidra
	Farmacia Gurabo Community Health Center	787-737-2311 787-737-1242	Carretera 941 Salida Barrio Jaguas, Gurabo
	Farmacia Hospital Ryder Memorial	787-852-0768 787-850-1444	Avenida Font Martelo Humacao
Satellite Clinic Humacao		(787) 640-0980	Centro Comercial Humacao Ave. Font Martelo 100 Humacao, PR

REGION	Coordinator	TELEPHONE/FAX	ADDRES
Contracted Pharmacies:	Farmacia Central Lcdo. Julio Garriga	(787) 852-0520 (787) 850-5500	#11 Calle Nolla y Hernández Humacao, PR
	Farmacia Centro de Salud Integral en Orocovis	787-867-6010 787-867-6008 fax	Carretera 155 Salida Desvío Orocovis
	Farmacia Sonia	787-837-2666 787-837-4602 fax	61 Calle Comercio Juana Díaz
	Farmacia Centro de Salud Integral en Barranquitas	787-857-5923 787-857-1730 fax	Calle Barceló Salida A Comerio Barranquitas
	Farmacia Centro de Salud Familiar de Patillas	787-839-4320 787-271-0004 fax	99 Calle Guillermo Riefkhol Patillas
	Farmacia Centro de Salud Familiar Dr. Julio Palmie	787-839-4150 787-839-3989 fax	Calle Morse Esquina Valentina Arroyo
CPTET CAROLINA	Dr. Milton Garland Médico Internista	(787) 757-1800 Ext. 454, 459 (787) 257-3615 (d) (787) 257-3615 fax	Hosp. Universitario de Carolina P.O. Box 8969 Carolina, PR 00984-3869
Contracted Pharmacies:	Farmacia Hospital Universitario Dr. Federico Trill	787-757-1800 787-750-4214	Carretera 3 KM 8.3 Carolina
FAJARDO	Dr. Arturo Hernández Médico Generalista Dr. Jorge Ruiz Médico Infectólogo	(787) 801-1992 (787) 801-1995 (787) 801-6767 (787) 863-5487 fax	Calle Rafael #55 Fajardo, PR
Contracted Pharmaciesas:	Farmacia Denirka Lcdo. Gil Nieves	(787) 863-7788 (787) 863-1422	305 Ave. General Valero Fajardo, PR 00738
	Farmacia Concilio de Salud Integral	787-876-2042 787-876-2005	Carretera 187 INT 188 Loíza
	Farmacia Denirka	787-863-7788 787-863-1422	305 Avenida General Valero Fajardo

REGION	Coordinator	TELEPHONE/FAX	ADDRES
CPTET MAYAGUEZ	Dr. Ramón Ramírez Ronda Médico Infectólogo	(787) 884-2110 (787) 884-2115 (787) 884-2118 Ext. 4634 (787) 881-4495 fax	Centro Médico Mayagüez Hosp. Ramón Emeterio Betances, Suite 6, Ave. Hostos # 40 Mayagüez, PR 00680
Contracted Pharmacies:	Farmacia Migrant Health Center Western	787-896-1665 787-896-1690	Carretera 119 KM 35.2 San Sebastián
	Farmacia Centro de Prevención y Tratamiento de ETS	787-834-2115 787-834-6488	PR-2 KM 157.0 Antigua Casa Salud Mayaguez
	Farmacia Migrant Health Center	787-805-2920 787-805-4707	Carretera 1 KM 7.1 Mayaguez
	Farmacia Rincón Health Center	787-823-5555 787-823-2990	28 Calle Muñoz Rivera Rincón
CPTET PONCE	Sra. Ineabelle Alameda Clínica ETS Dr. Gladys Sepúlveda Coordinadora CIR Médico Infectólogo	787) 848-2000 (787) 848-5574 (d) (787) 844-2080 Ext. 1516 (787) 842-1948 fax (787) 259-4731 (787) 259-4046 (787) 842-8626 (787) 259-8998 fax	Antiguo Hosp. Distrito-Ponce Dr. José Gándara, ahora Hosp. San Lucas II Carr. Estatal, Bo. Machuelo 14 Ponce, PR 00731
Contracted Pharmacies:	Farmacia El Apotecario	787-844-2135 787-284-2135 fax	Urbanización La Rambla Ponce
	Farmacia El Tuque	787-844-2805 787-841-5551 fax	553 Ernesto Ramos Antonini Ponce
	Farmacia Sección de Prevención de ETS	787-843-2188 787-840-7427 fax	Antiguo Hospital Regional San Lucas 2, Ponce
	Farmacia Hospital General Castañer	787-829-5010 787-829-2913 fax	Carretera 135 KM 64.2 Castañer, Adjuntas

REGION	Coordinator	TELEPHONE/FAX	ADDRES
	Farmacia MedCentro Consejo de Salud de Puerto Rico	787-843-9370 787-843-9395 fax	1034 Avendia Hostos Ponce
	Farmacia Migrant Health Center	787-821-4511 787-821-4511 fax	23 Calle Montalva Guánica
NIVEL CENTRAL	Dr. Hermes Garcia Division Director Prevention and Treatment of Communicable Diseases	(787) 274-5504 (787) 274-5505 (787) 274-5501 (787) 274-5502 (787) 274-5508 fax	Antiguo Hosp. Psiquiatría Pabellón 1, Primer Piso Centro Médico Río Piedras, P.O. Box 70184 San Juan, PR 00936
CLETS (Medical Center, Rio Piedras)	Dr. Hermes García Internist	(787) 754-8118 (c) (787) 754-8128 (d) (787) 754-8127 (787) 754-8199 fax	P.O. Box 71423 Correo General San Juan, PR 00936-8523

IMPORTANT:

The Special Coverage is authorized for a specific time period. When this period expires, your physician must justify any extension that is medically necessary for your condition and will have to request your registration in the Special Coverage again.

HEPATITIS-C

If you were diagnosed with Hepatitis C, once laboratory tests are performed confirming that you have been infected with this disease, all the services and treatments  will be provided through the Health Department. Your Primary Care Physician must inform your diagnostic to Triple S Disease Management Program, for Triple S to provide you information and coordinate your enrollment in the Hepatitis C Program of the Health Department.

This is your Benefits Coverage

I Salud offers a broad service coverage with a minimum of exclusion. Your services will not be reduced, limited or will be excluded because you had a preexisting conditions before enrolling in Mi Salud. You will either have to comply with a waiting period to receive any of the covered services. Services will be covered from the moment Medicaid grants your eligibility.

The information that follows details all the services covered:

Preventive Services

●	Vaccines – Provided by the Health Department. Mi Salud will cover the administration of the vaccines following the dates established in the schedule provided by the Health Department.

●	Healthy Child Care - during the child’s first 2 years of life.

●
Healthy Child Care - One comprehensive annual assessment performed by a certified health professional. This annual assessment supplements the services for children and young adults is provided during the period established in the schedule of the American Academy of Pediatrics and Title XIX (EPSDT)

●	Vision Test.

●	Hearing exam, including the newborn hearing screening before they are released from the hospital nursery.

●	Nutritional evaluations and tests.

●	Laboratory tests and all the diagnostic and screening tests according to the beneficiary’s age, sex and health condition.

●
Prostate and gynecologic cancer screening according to the accepted medical practices, including Papanicolau, mammography and PSA tests when medically necessary and according to the age of the beneficiary.

●	Puerto Rico public policy sets the age of 40 years as a starting point for mammograms and breast cancer screening.

●	Sigmoidoscopy and colonoscopy to detect colon cancer in adults aged 50 or more, classified by risk Group, according to the accepted medical practices.

●	Education on physical, nutritional and oral health.

●
Reproductive Health Counseling (Family Planning). Health Care Organizations, Insurers and Primary Medical Groups, through their providers, will ensure access to contraceptives, which will be provided, as available, by the Health Department.

●      Syringes for the administration of medications at home.

●	Health certificates covered under the Government Health Plan Mi Salud (Any other health certificates are excluded)

●
Health Certificates that include tests for sexually transmitted diseases (VDRL) and tuberculin tests. The certificate must have the seal of the Health Department with a copayment that will not exceed $5.00.

●	Any certification for Mi Salud beneficiaries related to the Medicaid Program eligibility (e.g. Medications History) will be provided to the beneficiary free of charge.

●	Any copayment that applies to necessary procedures and laboratory tests for the issuance of a Health Certificate will the responsibility of the beneficiary..

●	Annual physical exam and follow-up to diabetic patients according to treatment guidelines for the treatment of diabetic patients and the protocols of the Health Department.

Dental Services

You may visit the dentist of your choice that accepts Mi Salud. Covered dental services will be identified using the codes published by the American Dental Association  (ADA) for the procedures established by ASES. The services that follow are covered under Mi Salud:

●	Preventive services for children

●	Preventive services for adults

●	Restorative services

●	A comprehensive oral exam

●	A periodic oral evaluation every 6 months

●	Limited oral evaluation- problem focused

●	Intraoral X-rays complete series, including bitewings, every 3 years.

●	One intraoral/periapical first film.

●	Up to a maximum of 5 additional intraoral/periapical X-rays a year

●	Bitewing single film a year

●	One Bitewings double film a year

●	One set of panoramic film every 3 years.

●	Prophylaxis – adult, every 6 months

●	Prophylaxis – children, every 6 months

●	Topical fluoride application for children under age 19, every 6 months.

●
Topical application of sealant, per tooth, on posterior teeth for beneficiaries up to 14 years old. Includes deciduous molars up to 8 years of age when it is medically necessary because of a tendency to cavities. This service is limited to one lifetime treatment.

●	Resin composite restorations

●	Amalgam restoration

●	Pediatric therapeutic pulpotomy

●	Stainless steel crowns for primary teeth followed by a pediatric therapeutic pulpotomy.

●	Root canals

●	Palliative treatment

●	Oral surgery

Diagnostic Testing Services

●	High tech laboratories

●	Clinical laboratories including, but not limiting to, any laboratory order with the purpose of diagnosing the disease, even if the diagnosis is an excluded condition or disease.

●	X-rays

●	Radiotherapy

●	Electrocardiograms

●	Pathology

●	Arterial blood gases

●	Electroencephalograms

Ambulatory Rehabilitation Services

●	Physical therapy – a minimum of 15 physical therapy treatments a year per condition, per beneficiary, when prescribed by an orthopedist or a physiatrist.

●	Occupational therapy – unlimited

●	Speech therapy – unlimited

Medical and Surgical Services

●	Visits to primary care providers, including primary care physicians and nursing services.
●	Treatments by specialists and sub-specialists, without referral, if they belong to the Preferred Network of your Primary Medical Group
●	Treatments by specialists and sub-specialists outside the Preferred Network of the Primary Medical Group with a referral of the Primary Care Physician you chose.
●	Physician home visits when it is medically necessary.
●	Respiratory therapy, without limits
●	Anesthesia services, except epidural anesthesia
●	Radiological services
●	Pathology services
●	Surgery
●	Use of ambulatory surgery facilities
●	Diagnostic services for cases of learning disabilities
●	Practical nurse services
●	Voluntary sterilization for men and women of appropriate age after being previously informed on the consequences of the medical procedure. The physician must have the written consent of the patient.
●	Prosthesis: includes the supply of all body extremities including therapeutic ocular prosthesis, segmented instrument tray and spinal fusion in scoliosis and vertebral surgery.
●	Ostomy equipment for patients ostomized ambulatorily.
●	Blood, plasma and their derivatives
●	Services to patients with chronic kidney disease in the first two levels (levels 3 to 5 are included in the Special Coverage).
●	Breast reconstruction surgery after a mastectomy because of cancer.
●	Treatments and surgery in cases of morbid obesity

Ambulance Services

●	Sea, air and land transportation will be covered within Puerto Rican territory limits in cases of emergency. These services do not require preauthorization or precertification.

Maternity and Prenatal Services

●
Women have the freedom to choose a gynecologist/obstetrician  among the providers of the Primary Medical Group or from Triple S General Network or any gynecologist/obstetrician, subject to the final coordination with the provider. The different interventions until the confirmation of the pregnancy  are not part of this coverage. Any procedure after the pregnancy is confirmed will be Triple S’s risk.

●	Pregnancy tests
●	Pre-natal services’
●	Services of the physician and an obstetric nurse during a normal delivery, c-section and in any other complication that may arise.
●	Maternity hospitalization or for pregnancy secondary conditions , when medically recommended.
●	Hospitalization of at least 48 hours for the mother and the newborn in case of a vaginal delivery and of 96 hours in case of c-section.
●	Anesthesia, except epidural anesthesia
●	Use of incubator, unlimited
●	Nursery room care for the newborn
●	Circumcision and dilatation services for the newborn
●	Transportation of the newborn to tertiary facilities
●	Assistance of a Pediatrician during a c-section or high risk delivery..

Emergency Room Services

●	Visits, medical attention, routine emergency room necessary services.
●	Services for trauma
●	You do not need a preauthorization or a precertification to receive these services.
●	Use of emergency room and surgery
●	Necessary and routine emergency room services
●	Respiratory services, without limitations
●	Treatment by a specialist or a sub-specialist when requested by the emergency room physician.
●	Anesthesia, excluding epidural anesthesia
●	Surgical supplies
●	Clinical laboratory tests
●	X-rays
●	Drugs, medications and intravenous solutions to be used in the emergency room
●	Blood, plasma and their derivatives, without limitations

●	Emergency services outside Puerto Rico will be covered for the federal population according to non-participating providers’ fees and by reimbursement.

Hospitalization Services

●	Semi-private room, available 24 hours a day, year round
●	Isolation room for medical reasons

●	Nursery
●	Meals, including specialized nutrition services
●	Regular nursing services
●	Use of specialized rooms such as surgery room, recovery room, treatment and delivery room, without limitations
●	Drugs, medications and contrast agents, without limitations
●	Materials such as bandages, gauze, plaster bandages or any other therapeutic dressing materials
●	Therapeutic and maintenance care services, including the use of the necessary equipment to render the service
●
Specialized diagnostic tests such as electrocardiograms, electroencephalograms, arterial blood gases, and other specialized test available at the hospital and necessary during the beneficiary’s hospitalization.

●	Supply of oxygen, anesthesia and other gases, including their administration
●	Respiratory therapy, without limitations.
●	Rehabilitation services while the patient is confined in the hospital, including physical, occupational and speech therapy.
●	Blood, plasma and their derivatives, without limitations

Mental Health Services

●	Evaluation, screening and treatment to individuals, couples, families and groups
●	Ambulatory services rendered by psychiatrists, psychologists and social workers
●	Hospital and ambulatory services for substance abuse and alcoholism
●	Intensive ambulatory services
●	Emergency and crisis intervention services available 24 hours a day, 7 days a week
●	Detoxification services for beneficiaries that use illegal drugs, have had suicidal attempts or accidental poisoning
●	Administration of and treatment with Buprenorphine (requires preauthorization)
●	Clinics for injectable extended-release medications
●	Escort, professional assistance and ambulance services when the services are necessary
●	Prevention services and secondary education
●	Pharmacy coverage and access to medications within 24 hours
●	Laboratory tests that are medically necessary
●
Treatment for patients diagnosed with Attention Deficit Disorder (ADD) with or without hyperactivity. This includes, but is not limited to, visits to neurologists and tests related to the treatment of this diagnosis.

●	Consultations and coordination with other Agencies.

Mental Health Hospitalization Services

●	Partial hospitalization services for cases referred by a psychiatrist for primary phase diagnostic and treatment, according to the parity provisions of Law 408 of October 2, 2000.
●
Hospitalization that presents a mental pathology that is not drug abuse when referred by a psychiatrist for primary phase diagnosis and treatment, according to the parity provisions of Law 408 of October 2, 2000

Pharmacy Services

●	Copayments for prescribed medications
●	Medications included in the Preferred Medications List (PDL)
●	Medications included in the Master Formulary are covered through the exception processes.

Services Excluded from the Basic Coverage

●	Services to patients not eligible to Mi Salud
●	Services for non-covered illnesses or trauma
●	Services for automobile accidents covered by the Administration of Compensation for Automobile Accidents (ACAA, for its acronym in Spanish)
●	Accidents on the job that are covered by the State Insurance Fund Corporation
●	Services covered by another insurance or entity with primary responsibility (third party liability)
●	Specialized nursing services for the comfort of the patient when they are not medically necessary
●	Hospitalizations for services that can be rendered on an outpatient basis
●	Hospitalization of a patient for diagnostic services only
●	Expenses for services or materials for the patient’s comfort such as telephone, television, admission kits, etc.
●	Services rendered a patient’s relative (parents, children, siblings, grandparents, grandchildren, spouse, etc.)
●	Organ and tissue transplants
●	Weight control treatments (obesity or weight increase for aesthetic reasons
●	Sports medicine, music therapy and naturopathy
●	Tuboplasty, vasovasectomy and any other procedure to restore the ability to procreate
●	Cosmetic surgery to correct physical appearance defects
●	Services, diagnostic tests ordered or provided by naturopaths, chiropractors, iridologists and osteopaths
●	Mammoplasty or plastic reconstruction of breast for aesthetic purposes only
●	Ambulatory use of fetal monitor

●	Services, treatment or hospitalization as a result of induced, non-therapeutic abortions or their complications. The following are considered induced abortions (code and description)
✓	59840 – Induced abortion – dilation and curettage
✓	59841 – Induced abortion – dilation and expulsion
✓	59850 – Induced abortion – intra-amniotic injection
✓	59851 – Induced abortion – intra-amniotic injection
✓	59852 - Induced abortion – intra-amniotic injection
✓
59855 - Induced abortion – by one or more vaginal suppositories (e.g. prostaglandin) with or without cervical dilation  (e.g. laminate) including admission and visits, expulsion of the fetus and afterbirth

✓	59856 - Induced abortion – by one or more vaginal suppositories (e.g. prostaglandin) with dilation and curettage or evacuation
✓	59857 - Induced abortion – by one or more vaginal suppositories (e.g. prostaglandin) with hysterectomy (failed medical evaluation)

●
Rebetron or any other prescribed medication for Hepatitis C treatment, both treatment and medications are excluded from the Mental Health and Physical Coverages. The medications as well as the treatment will be provided by the Hepatitis Program of the Health Department. For additional information refer to the Hepatitis Section previously mentioned in this Handbook.

●	Epidural anesthesia services
●	Polisomnography studies
●
Services that are not reasonable or necessary according to the regulations accepted in the practice of medicine. Services rendered in excess to those normally required for diagnostics, prevention, diseases, treatment, injury or organ system dysfunction or pregnancy condition.

●
Mental health  services that are not reasonable or necessary according to the accepted regulations for the practice of medical Psychiatry or the services rendered in excess to those usually required for the diagnostic, prevention and treatment of a mental illness.

●	Treatment for chronic if it is determined that the pain is of psychological or psychosomatic.
●	Treatment to stop smoking
●	Educational tests, educational services
●	Peritoneal dialysis or hemodialysis services (Covered under the Special Coverage)
●	New or experimental procedures not approved by ASES to be included in the Basic Coverage.
●	Custody, rest and convalescence one the disease is under control or in irreversible terminal cases
●	Expenses for payments issued by the beneficiary to a participating provider, without a contractual limit to do it
●	Neurological and cardiovascular surgeries and related services (Services covered under the Special Coverage)

●	Services received outside the territorial limit of the Commonwealth of Puerto Rico
●
Expenses incurred as a result of procedures or benefits not covered by MI Salud. Maintenance prescriptions and laboratories required for the continuity of a stable healthy condition, as well as any emergency that may alter the result of the preferred procedure will be covered.

●	Judicial order for evaluations for legal purposes
●	Psychological/Psychometric tests and evaluations to obtain an employment, an insurance or a related administrative/judicial procedure
●	Travel expenses, even when ordered by the Primary Care Physician are excluded.
●	Eyeglasses, contact lenses and hearing aids
●	Acupuncture services
●
Rental or purchase of durable medical equipment (DME) wheelchairs or any other means of transportation for the disabled, be it manual ort electric and, any expense for the repair or alteration of said equipment, except when the life of the patients depends on this service. The determination regarding this exception is Triple S’s responsibility.

●	Procedures for sex changes, including hospitalizations and complications.
●	Services for the treatment of infertility and services related to conception by artificial means.

Special Coverage Services

Beneficiaries have the freedom to choose the providers for these services among the providers in the Preferred Network of the Primary Medical Group  or Triple S’s General Network, Differential diagnostic interventions up to the verification of the final diagnosis are not part of the Special Coverage. Any procedure performed after the diagnosis has been confirmed will be Triple S’s risk

Medications, laboratory test, diagnostic test and other related procedures specified in this coverage as necessary for ambulatory treatment or convalescence  are part of this coverage and do not require the preauthorization of the Primary Care Physician or of Triple S. Triple S must identify the patients included under this coverage to facilitate access to the contracted services. MI Salud Special Coverage will be activated when the beneficiary reaches the limit of any other Special Coverage he may have under any other plan.
The purpose of this coverage is to facilitate the effective management of beneficiaries with special health condition that require specialized medical attention. This Coverage will become effective when the diagnosis is confirmed through the results of tests or procedures performed..

The benefits under this coverage are::

●      Coronary disease services and intensive care, without limitations

●	Maxillary surgery.

●	Neurosurgical and cardiovascular procedures, including pacemakers, valves and any other instrument or artificial device (Requires preauthorization)

●	Peritoneal dialysis, hemodialysis and related services (Requires preauthorization).

●	Clinical and pathological laboratory test that must be sent outside Puerto Rico for their processing (Requires preauthorization)

●	Neonatal intensive care unit services, without limitations

●	Treatment with radioisotopes, chemotherapy, radiotherapy and cobalt.

●	Gastrointestinal conditions, allergies and nutritional evaluation for autistic patients.

●	The following procedures and diagnostic tests, when medically necessary (Require preauthorization):

✓	Computerized Tomography

✓	Magnetic resonance tests

✓	Cardiac Catheterisms

✓	Holter Test

✓	Doppler Test

✓	Stress Test

✓	Lithotripsy

✓	Electromyography

✓	Tomography test (SPECT)

✓	Ocular Pletismography test (OPG)

✓	Impedance Pletismography (IPG)

✓	Other neurological cerebral-vascular and cardiovascular tests, invasive or non-invasive

✓	Nuclear Medicine tests

✓	Diagnostic Endoscopies

✓	Genetic Studies

●	Physical therapy – up to 15 additional treatments per condition per beneficiary a year, when ordered by an Orthopedist or Physiatrist (Require preauthorization from Triple S)

●	General Anesthesia.

✓	General anesthesia for dental treatment to children with special needs.

●	Hyperbaric chamber.

●
Immunosuppressive drugs and laboratory tests required for the maintenance treatment of patients who have been operated to receive any transplant, which assure the stability of the beneficiary’s health and the emergencies that may arise after this surgery.

●	Treatment for the following conditions after being confirmed by the results of laboratory tests and the diagnosis has been established:

✓
Positive HIV Factor and Acquired Immunodeficiency Syndrome (AIDS) – Ambulatory and hospitalization services are included. You do not need a referral or preauthorization from Triple S or the Primary Care Physician for the visits and treatment at the Immunology Regional Clinics of the Health Department  .

✓	Tuberculosis

✓	Leprosy

✓	Lupus

✓	Cystic fibrosis

✓	Cancer

✓	Hemophilia

✓
Children with special needs, including the conditions described in the Manual of Diagnosis for Children with Special Needs of the Health Department, Office of Health Protection and Promotion, Habilitation Division (the manual) which is part of this part of this document, except:

m	Asthma and diabetes, which are included in the Disease Management Program
m	Mental disorders, and
m
Mental retardation, behavior manifestations will be managed by the mental health providers under the basic coverage, with the exception of a catastrophic disease. Triple S must request ASES authorization for any special condition not included in the manual for which the Primary Care Group or the Primary Medical Group request the activation of the Special Coverage.

●	Scleroderma

●	Multiple Sclerosis

●	Services for the treatment of conditions resulting from self-inflicted damage or as a result of a felony committed by a beneficiary or negligence.

●	Chronic renal disease in levels 3, 4 and 5. (Levels 1 and 2 are included in the Basic Coverage).

The following is a description of the stages of chronic renal disease:

Level 3 - FG (glomerular filtration - ml / min. bu 1.73 m ² per unit of body area) between 30 and 59, a moderate decrease in kidney function

Level 4 - TFG between 15 and 29, a serious decrease in kidney function

Level 5 - TFG under 15, renal failure with probability of dialysis or kidney transplantation.

●
The medications required for the ambulatory treatment of Tuberculosis and Leprosy re included under the Special Coverage. Medications required for the ambulatory treatment or hospitalization for beneficiaries diagnosed with AIDS or that are VIH positive  are covered under the Special Coverage, except protease inhibitors, which will be provided by the Clinics for the Prevention and Treatment of Sexually Transmitted Diseases (CPTEST, for its acronym in Spanish).

Services excluded from the Special Coverage

Exclusions and limitations under the Basic Coverage are not covered under the Special unless expressly included in the Special Coverage.

Medicare Coverage Services

For Medicare Parts A and B beneficiaries, the following factors will be considered to determine the Coverage to be offered:

●	Beneficiaries eligible to Part A:

✓
They will be offered the regular MI Salud coverage, excluding the benefits covered by Part A until they reach their limit. In other words, once you reach the benefit limit of Medicare Part A coverage, Mi Salud will be activated.

✓	Part A deductibles are not included.
✓	The payment of deductibles for the regular coverage will be according to the payment capacity table provided to all Mi Salud beneficiaries.

●	Beneficiaries eligible to Parts A/B:

✓	They are offered the regular Mi Salud pharmacy and dental coverage.

✓	Part A deductibles are not included.

✓	Part B Deductibles and copayments will be included.

DISEASE MANAGEMENT AND SPECIAL CONDITION REGISTRY

Chronic Disease Management

Triple S Salud has programs that will help you control your chronic diseases, such as Diabetes Mellitus, Hypertension, and Congestive Heart Failure (CHF). Obesity, Kidney Failure and Bronchial Asthma. To benefit from these programs you may call at 1-866-788-6770. Triple S has a nursing and nutritionist staff available to manage your condition in coordination with the primary care physician.

Case Management

Triple S Salud has a Case Management Program, which is designed to help you with the coordination of medically necessary services for high cost conditions or catastrophic diseases.  This program has a staff of nurses, social workers and nutritionists to assist you. You physician, the hospital staff, your family or you may seek help through this program by calling at   (787)277-6544.

Special Condition Registry

Your primary care physician, the personnel designated by the Primary Medical Group or the case coordinator of the Primary Medical Group can instruct you on the conditions that qualify for the special coverage. Any of them can help you to be included in the Special Coverage by sending all the necessary information on your medical condition to Triple-S Salud to the fax number (787) 774-4835.

THESE ARE YOUR COPAYMENTS AND COINSURANCES

CO-PAYS & CO-INSURANCE - Effective on November 1st, 2011
Services	Federal		CHIPS	Población Estatal				ELA*
	100	110	230	300	310	320	330	400
HOSPITAL	HOSPITAL		HOSPITAL	HOSPITAL				HOSPITAL
Admissions	$0	$3	$0	$3	$5	$6	$20	$50
Nursery	$0	$0	$0	$0	$0	$0	$0	$0
EMERGENCY ROOM (ER)	EMERGENCY ROOM (ER)		EMERGENCY ROOM (ER)	EMERGENCY ROOM (ER)				EMERGENCY ROOM (ER)
Emergency Room (ER) Visit	$0	$0	$0	$1	$5	$10	$15	$20
Non-emergency visit to a hospital emergency room.	$3.80	$3.80	$0	$15	$15	$15	$15	$20
Trauma	$0	$0	$0	$0	$0	$0	$0	$0
AMBULATORY VISITS TO	AMBULATORY VISITS TO		AMBULATORY VISITS TO	AMBULATORY VISITS TO				AMBULATORY VISITS TO
Primary Care Physician (PCP)	$0	$1	$0	$0	$1	$2	$2	$3
Specialist	$0	$1	$0	$1	$1	$3	$4	$7
Sub-Specialist	$0	$1	$0	$1	$1	$3	$5	$10
Pre-natal services	$0	$0	$0	$0	$0	$0	$0	$0
OTHER SERVICES	OTHER SERVICES		OTHER SERVICES	OTHER SERVICES				OTHER SERVICES
High-Tech Laboratories**	$0	50¢	$0	$1	$1	$2	$3	20%
Clinical Laboratories**	$0	50¢	$0	$1	$1	$2	$3	20%
X-Rays**	$0	50¢	$0	$1	$1	$2	$3	20%
Special diagnostic Tests**	$0	$1	$0	$1	$2	$2	$6	40%
Therapy – Physical	$0	$1	$0	$1	$2	$2	$3	$5
Therapy – Respiratory	$0	$1	$0	$1	$2	$2	$3	$5
Therapy – Occupational	$0	$1	$0	$1	$2	$2	$3	$5
Vaccines	$0	$0	$0	$0	$0	$0	$0	$0
Healthy Child Care	$0	$0	$0	$0	$0	$0	$0	$0
DENTAL	DENTAL		DENTAL	DENTAL				DENTAL
Preventive (Child)	$0	$0	$0	$0	$0	$0	$0	$0
Preventive (Adult)	$0	$1	$0	$0	$1	$2	$3	$3
Restorative	$0	$1	$0	$0	$1	$5	$6	$10
PHARMACY***	PHARMACY***		PHARMACY***	PHARMACY***				PHARMACY***
Generic (Children 0-21)	$0	$0	$0	$0	$0	$0	$0	$5
Generic (Adult)****	$1	$1	N/A	$1	$2	$3	$5	$5
Brand (Children 0-21)	$0	$0	$0	$0	$0	$0	$0	$10
Brand (Adult)****	$3	$3	N/A	$3	$4	$5	$7	$10
Services	Federal		CHIPS	Población Estatal				ELA*
	100	110	230	300	310	320	330	400

*Code 400 in ELA column refers to the population that subscribes as public employees of the Puerto Rico Government.
** Apply to diagnostic tests only.  Copays do not applied to tests required as part of a preventive service.
***Copays apply to each drug included in the same prescription pad.  Pharmacy exception (children 0- 21) does not apply to 400 ELA employees.
****Co-pays for children 0-21 years of age are not applicable for Medicaid,Commonwealth medically indigent eligible, and for children 0-18 enrolled in the  CHIP Program in group ages 0-18.

Co-pays may apply to children ages over twenty one  (21)  as well as to adults.

As established in 42 CFR 447.53(b) the following exceptions will be applicable for federal population under code 110:

(b) Exclusions from cost sharing. The plan may not provide for impositions of a deductible, coinsurance, copayment, or similar charge upon categorically or medically needy individuals for the following:

(1) (Children. Services furnished to individuals under 18 years of age (and, at the option of the State, individuals under 21, 20, or 19 years of age, or any reasonable category of individuals 18 years of age or over but under 21) are excluded from cost sharing.

(2) Pregnant women. Services furnished to pregnant women if such services related to the pregnancy, or to any other medical condition which may complicate the pregnancy are excluded from cost sharing obligations. These services include routine prenatal care, labor and delivery, routine post-partum care, family planning services, complications of pregnancy or delivery likely to affect the pregnancy, such as hypertension, diabetes, urinary tract infection, and services furnished during the postpartum period for conditions or complications related to the pregnancy. The postpartum period is the immediate postpartum period which begins on the last day of pregnancy and extends through the end of the month in which the 60-day period following termination of pregnancy ends. States may further exclude from cost sharing all services furnished to pregnant women if they desire.

(3) Institutionalized individuals. Services furnished to any individual who is an inpatient in a hospital, long-term care facility, or other medical institution if the individual is required (pursuant to §435.725, §435,733, §435.832, or §436.832), as a condition of receiving services in the institution, to spend all but a minimal amount of his income required for personal needs, for medical care costs are excluded from cost sharing.

(4) Emergency services. Services as defined at section 1932(b)(2) of the Act and §438.114(a).

(5) Family planning. Family planning services and supplies furnished to individuals of child-bearing age are excluded from cost sharing.

(6) American Indians. Items and services furnished to an American Indian directly by an American Indian health care provider or through referral under contract health services.

Pharmacy Management Program

Program of 90 days dispensing for patients with chronic conditions:  Providers can prescribe a 90-day supply for certain medications.  This program allows the beneficiary to pay one (1) co-payment for a 90-day supply of medications instead of paying three (3) co-payments (1 co-payment per month).

HEALTH REGION MAPS

Administración de Seguros de Salud de Puerto Rico
Aseguradoras y PBMs por Región
1ro. de Noviembre de 2011

Aguadilla
Isabela
Moca
Aguada
Rincón
Añasco
San Sebastián
Las Marías
Mayagüez
Maricao
San Germán
Sabana Grande
Cabo Rojo
Lajas
Guánica
Yauco
Guayanilla
Peñuelas
Ponce
Adjuntas
Jayuya
Utuado
Lares
Camuy
Hatillo
Arecibo
Barceloneta
Florida
Manatí
Ciales
Morovis
Vega Baja
Vega Alta
Dorado
Toa Baja
Toa Alta
Corozal
Naranjito
Bayamón
Comerío
Orocovis
Barranquitas
Villalba
Coamo
Aibonito
Juana Díaz
Santa Isabel
Salinas
Guayama
Arroyo
Patillas
Maunabo
Cataño
Guaynabo
San Juan
Trujillo Alto
Carolina
Loíza
Canóvanas
Río Grande
Luquillo
Fajardo
Ceiba
Culebra
Vieques
Aguas Buenas
Cidra
Caguas
Gurabo
Juncos
Las Piedras
Naguabo
Humacao
San Lorenzo
Cayey
Yabucoa

- Región Oeste — Triple-S — CAREMARK
- Región Norte — Triple-S — MC-21
- Región Metro Norte — Triple-S — CAREMARK
- Municipio de San Juan — Triple-S — CAREMARK
- Región Noreste — Triple-S — MC-21
- Región Suroeste — Humana — MC-21
- Región Sureste — Humana — MC-21
- Región Este — Humana — MC-21

Salud Mental - Todas las Regiones
APS

ATTACHMENT 4

OFFICE OF AIDS AFFAIRS AND TRANSMISSION DISEASES

Directory of Centers for Prevention and Treatment of Transmissible Diseases (CPTET, by its Spanish acronym)

REGION	MEDICAL DIRECTOR	TELEPHONE/FAX	ADDRESS
ARECIBO	Dr. Evelyn Reyes García Director Internist	(787) 878-7895 Fax (787) 881-5773 Fax of Medical Director Fax (787) 878-8288 Tel. (787) 879-3168	Former District Hospital 129 Rd. to Lares #627 San Luis Avenue Arecibo, PR 00612-3666
BAYAMON	Dr. Odette García Viña Director Dr. Francisco Bellaflores Internist	(787) 787-5151 Ext. 2224 /2435 (787) 787-5154 (d) Fax (787) 778-1209 (787) 787-4211	Former Health Home Bayamón Regional Hospital Dr. Ramón Ruiz Arnau Ave. Laurel Santa Juanita Bayamón, PR 00956
CAGUAS	Dr. Gloria Morales Director General Physician	(787) 653-0550 Ext. 1142, 1150 (787) 744-8645 (787) 746-2898 fax	San Juan BautistaHospital PO Box 8548 Caguas, PR 00726-8548
Satellite Clinic Humacao		(787) 640-0980 (787) 852-0665	Humacao Shopping Center Ave. Font Martelo 100 Humacao, PR
CAROLINA	Dr. Milton Garland Director Internist	(787) 757-1800 Ext. 454, 459 Direct and fax (787) 257-3615	Dr. Federico Trilla UPR Hospital P.O. Box 6021 Carolina, PR 00984-6021 Road 3, Km. 8.3
CLETS	Dr. Hermes García Internist	(787) 754-8118 (c) (787) 754-8128 (direct) (787) 754-8127 Fax (787) 754-8199	P.O. Box 70184 San Juan, PR 00936-8523
FAJARDO	Dr. Arturo Hernández Director General Physician	(787) 801-1992 (787) 801-1995 Fax (787) 863-5437	St. Rafael #55 Fajardo, PR
MAYAGUEZ	Dr. Ramón Ramírez Ronda Infectious Disease Physician	(787) 884-2115, 2118 Ext. 4634 Regional Director’s fax (787) 806-3440	Centro Médico Mayagüez Ramón Emeterio Betances Hospital Suite 6 Ave. Hostos # 410 Former Health Home Mayagüez, PR 00680
PONCE	Dra. Gladys Sepúlveda Director Infectious Disease Physician	(787) 259-4731 (787) 259-4046, (787) 842-8626 Fax (787) 259-3998 Phamacy fax (787) 843-2188	Antiguo Hosp. Distrito-Ponce Dr. José Gándara, ahora Hosp. San Lucas II Rd.Estatal, Bo. Machuelo 14 Ponce, PR 00731
CENTRAL LEVEL	Dr. Greduvel Durán Executive Director Medical Services Director OCASET	(787) 765-2929 Ext. 4026, 4027 Fax (787) 274-5523	P.O. Box 70184 San Juan, PR 00936 Former Psychiatric Hospital Pavillion 1, First Floor, 4th Door Medical Center, Río Piedras

ATTACHMENT 5

#	Restriction	Product by category

1		ANTIDOTES/DETERRENTS/POISON CONTROL
2		ALCOHOL DETERRENTS
3	PA	DISULFIRAM ORAL
4		ANTIDOTES/DETERRENTS/POISON CONTROL EXCHANGE RESINS
5		SODIUM POLYSTYRENE SULFONATE PWDR
6		SODIUM POLYSTYRENE SULFONATE RTL SUSP
7		SODIUM POLYSTYRENE SULFONATE SUSP
8
9		ANTIHISTAMINES
10		PROMETHAZINE HCL TAB, SYP, SUPP, INY
11		DIPHENHYDRAMINE 50MG
12		HYDROXYZINE ORAL
13	AL 6 MO-2 Y/O	CETIRIZINE SYR (OTC)
14		NON-SEDATING ANTIHISTAMINES
15		FEXOFENADINE TAB
16		LORATADINE TAB, CHEW TAB, SYR, RDT TAB (OTC)
17		LORATADINE/PSEUDOPHEDRINE TAB SR (OTC)
18
19		ANTIMICROBIALS
20		ANTIBIOTICS
21		PENICILLINS
22		PENICILLIN G BENZATHINE INJ
23		PENICILLIN G PROCAINE INJ
24		PENICILLIN VK ORAL
25		AMOXICILLIN ORAL
26		AMOXICILLIN/CLAVULANATE K ORAL
27		AMPICILLIN ORAL
28		CARBENICILLIN ORAL
29		CEPHALOSPORINS
30		CEPHALEXIN ORAL
31	AL < 12 Y/O	CEFADROXIL SUSP.
32		CEFACLOR ORAL
33		CEFPROZIL ORAL
34		CEFDINIR ORAL
35		ERYTHROMYCIN / MACROLIDES
36		AZITHROMYCIN ORAL
37		CLARITHROMYCIN TAB, SUSP
38		ERYTHROMYCIN ORAL
39		ERYTHROMYCIN / SULFA
40		TETRACYCLINES
41		DEMECLOCYCLINE HCL ORAL
42		AT LEAST ONE OF THE FOLLOWING
43		DOXYCYCLINE ORAL
44		MINOCYCLINE HCL ORAL
45		TETRACYCLINE HCL ORAL
46		AMINOGLYCOSIDES
47		STREPTOMYCIN SULFATE INJ
48	PA	TOBRAMYCIN INH
49		LINCOMYCINS

50		CLINDAMYCIN ORAL
51		CLINDAMYCIN PALMITATE ORAL SOLN
52		ANTITUBERCULARS

ASES MASTER FORMULARY  Updated as of:

MAR 21, 2013 (Physical Health)
DEC 13, 2012 (Mental Health)

53		CAPREOMYCIN INJ
54		CYCLOSERINE ORAL
55		ETHAMBUTOL HCL ORAL
56		ETHIONAMIDE ORAL
57		ISONIAZID ORAL
58		ISONIAZID / RIFAMPIN ORAL
59		PYRAZINAMIDE ORAL
60		RIFAMPIN ORAL
61		RIFABUTIN
62		NITROFURANS ANTIMICROBIALS
63		NITROFURANTOIN MONOHYDRATE MACROCRYSTAL ORAL
64		NITROFURANTOIN MACROCRYSTAL ORAL
65		SULFONAMIDE/RELATED ANTIMICROBIALS
66		SULFADIAZINE ORAL OR TRIPLE SULFA
67		SULFAMETHOXAZOLE/TRIMETHOPRIM ORAL
68
69		ANTIFUNGALS
70		FLUCONAZOLE ORAL
71		GRISEOFULVIN ORAL
72	PA	VORICONAZOLE ORAL (TAB, SUSP)
73	VIH/SIDA	ITRACONAZOLE ORAL
74		KETOCONAZOLE ORAL
75		NYSTATIN SUSP
76		TERBINAFINE HCL ORAL
77		FLUCYTOSINE ORAL
78		CLOTRIMAZOLE TROCHE
79
80		ANTIVIRALS
81		ANTI-HERPES AGENTS
82		ACYCLOVIR ORAL
83		ANTI-HEPATITIS B AGENTS
84	PA	LAMIVUDINE ORAL (EPIVIR HBV)
85	PA	ENTECAVIR ORAL (TAB. SOL.)
86		MISCELLANEOUS ANTIVIRALS
87	PA	PALIVIZUMAB
88		GANCICLOVIR ORAL
89		VALGANCICLOVIR ORAL
90		AMANTADINE HCL CAP, SYR
91		RIMANTADINE HCL ORAL
92		VIDARABINE INJ
93		NUCLEOSIDE REVERSE TRANSCRIPTASE INHIBITORS
94		ABACAVIR ORAL
95		ABACAVIR / LAMIVUDINE ORAL
96		ABACAVIR / LAMIVUDINE / ZIDOVUDINE ORAL
97		DIDANOSINE ORAL
98		EMTRICITABINE
99		EMTRICITABINE / TENOFOVIR
100		EMTRICITABINE / TENOFOVIR / EFAVIRENZ

101		EMTRICITABINE / RILPIVIRINE / TENOFOVIR
102		LAMIVUDINE ORAL
103		LAMIVUDINE / ZIDOVUDINE ORAL

ASES MASTER FORMULARY  Updated as of:

MAR 21, 2013 (Physical Health)
DEC 13, 2012 (Mental Health)

104		STAVUDINE (d4T) ORAL
105		ZALCITABINE (ddC) ORAL
106		ZIDOVUDINE INJ
107		ZIDOVUDINE ORAL
108		NUCLEOTIDE REVERSE TRANSCRIPTASE INHIBITOR
109		TENOFOVIR
110		NON-NUCLEOSIDE REVERSE TRANSCRIPTASE INHIBITORS
111		DELAVIRDINE ORAL
112		EFAVIRENZ ORAL
113		NEVIRAPINE IR, SR
114	PA	ETRAVIRINE ORAL
115		RILPIVINE ORAL
116
117		FUSION OF HIV INHIBITOR
118	PA	ENFUVIRTIDE INJ
119		HIV INTEGRASE STRAND TRANSFER INHIBITOR (HIV-INSTI)
120		RALTEGRAVIR ORAL
121		CCR5 CO-RECEPTOR ANTAGONIST
122	PA	MARAVIROC ORAL
123
124		THE FOLLOWING PROTEASE INHIBITORS ARE COVERED ONLY THROUGH OCASET (PUERTO RICO DEPARTMENT OF HEALTH)
125		AMPRENAVIR
126		ATAZANAVIR
127		FOSAMPRENAVIAR
128		INDINAVIR S04 ORAL
129		NELFINAVIR ORAL
130		RITONAVIR ORAL
131		SAQUINAVIR 200MG CAP, 500MG TAB
132		LOPINAVIR / RITONAVIR
133
134		QUINOLONES
135		CIPROFLOXACIN IR
136		AT LEAST ONE OF THE FOLLOWING
137		LEVOFLOXACIN
138		MOXIFLOXACIN
139
140		MISCELLANEOUS ANTI-INFECTIVES
141		CLOFAZIMINE ORAL
142		DAPSONE ORAL
143		METRONIDAZOLE ORAL
144	PA	VANCOMYCIN CAP
145
146		ANTIPARASITICS
147		HYDROXYCHLOROQUINE SULFATE ORAL
148		PRIMAQUINE PHOSPHATE ORAL
149		PYRIMETHAMINE ORAL

150		CHLOROQUINE PHOSPHATE
151		QUININE SULFATE
152		IODOQUINOL

ASES MASTER FORMULARY  Updated as of:

MAR 21, 2013 (Physical Health)
DEC 13, 2012 (Mental Health)

153		QUINACRINE
154		MEFLOQUINE
155		SULFADOXIME/PYRIMETHAMINE
156		ATOVAQUONE ORAL
157		PENTAMIDINE ISETHIONATE+C108 INHL SOLN
158		FURAZOLIDONE
159		ALBENDAZOLE ORAL
160		MEBENDAZOLE ORAL
161	PA	NITAZOXANIDE TAB, SUSP
162		THIABENDAZOLE ORAL
163		LINDANE CREAM
164	STEP THERAPY; LC =60ML LINDANE LOTION
165	LC = 60MG	PERMETRIN CREAM 0.5%
166
167		ANTINEOPLASTICS
168		BUSULFAN INJ
169		BUSULFAN ORAL
170		CARMUSTINE INJ
171		CHLORAMBUCIL ORAL
172		CYCLOPHOSPHAMIDE INJ
173	PA	CYCLOPHOSPHAMIDE ORAL
174		IFOSFAMIDE INJ
175		IFOSFAMIDE/MESNA INJ
176		LOMUSTINE ORAL
177		MECHLORETHAMINE INJ
178		MELPHALAN HCL INJ
179		MELPHALAN ORAL
180		MEGESTROL ACETATE
181		THIOTEPA INJ
182		URACIL MUSTARD ORAL
183		BLEOMYCIN SO4 INJ
184		DACTINOMYCIN INJ
185		DAUNORUBICIN INJ
186		DOXORUBICIN INJ
187		IDARUBICIN INJ
188		MITOMYCIN INJ
189		PLICAMYCIN INJ
190		STREPTOZOCIN INJ
191		CLADRIBINE INJ
192		CYTARABINE INJ
193		FLUDARABINE INJ
194		FLUOROURACIL INJ
195		HYDROXYUREA ORAL
196		MERCAPTOPURINE ORAL
197		METHOTREXATE NA INJ
198	PA	METHOTREXATE NA ORAL
199		THIOGUANINE ORAL

200		LEVAMISOLE ORAL
201	PA	BORTEZOMIB INJ
202	PA	CAPECITABINE TAB

ASES MASTER FORMULARY  Updated as of:

MAR 21, 2013 (Physical Health)
DEC 13, 2012 (Mental Health)

203	PA	OXALIPLATIN INJ
204	PA	CETUXIMAB INJ
205	PA	BEVACIZUMAB INJ
206
207		MULTIKINASE INHIBITORS
208	PA	SORAFENIB
209	PA	SUNITINIB
210
211		MTOR KINASE INHIBITORS
212		EVEROLIMUS
213		TEMSIROLIMUS
214
215		VASCULAR ENDOTHELIAL GROWTH FACTOR (VEGF) INHIBITORS
216	PA	BEVACIZUMAB
217
218		GONADOTROPIN-RELEASING HORMONE ANALOGS
219	PA	GOSERELIN
220	PA	LEUPROLIDE
221
222		TYROSINE KINASE INHIBITORS
223	PA	IMATINIB MESYLATE ORAL
224	PA	DASATINIB TAB
225	PA	NILOTINIB CAP
226	PA	PAZOPANIB TAB
227
228		SELECTIVE ESTROGEN RECEPTOR MODULATORS
229		TAMOXIFEN CITRATE ORAL
230
231		TARGETED AGENTS
232	PA	TRASTUZUMAB
233	PA	LAPATINIB
234
235		TESTOLACTONE ORAL
236		DEXRAZOXANE INJ
237		ASPARAGINASE INJ
238		BCG,TICE VACCINE
239		CARBOPLATIN INJ
240		CISPLATIN INJ
241		DACARBAZINE INJ
242		ESTRAMUSTINE ORAL
243		ETOPOSIDE INJ
244		ETOPOSIDE ORAL
245	PA	GEMCITABINE INJ
246	PA	IRINOTECAN INJ
247		MITOTANE ORAL
248	PA	MITOXANTRONE INJ
249		PACLITAXEL INJ

250	PA	DOCETAXEL
251	PA	PENTOSTATIN/MANNITOL INJ
252		PROCARBAZINE ORAL

ASES MASTER FORMULARY  Updated as of:

MAR 21, 2013 (Physical Health)
DEC 13, 2012 (Mental Health)

253	PA	TEMOZOLOMIDE
254		TENIPOSIDE INJ
255		VINBLASTINE INJ
256		VINCRISTINE INJ
257		VINORELBINE INJ
258		AT LEAST ONE OF THE FOLLOWING
259		FLUTAMIDE
260		BICALUTAMIDE
261
262		AROMATASE INHIBITORS
263		AT LEAST ONE OF THE FOLLOWING
264		ANASTRAZOLE
265		EXEMESTANE
266		LETROZOLE
267
268		BLOOD PRODUCTS/MODIFIERS/VOLUME EXPANDERS
269	PA	DALTEPARIN INJ
270	PA	ENOXAPARIN INJ
271	PA	FONDAPARINUX INJ
272		HEPARIN SODIUM INJ
273		WARFARIN NA ORAL
274	PA	DARBEPOETIN ALFA
275	PA	EPOETIN ALFA, RECOMBINANT HUMAN INJ.
276	PA	FILGRASTIM INJ
277	PA	SARGRAMOSTIM INJ
278	PA	PEGFILGRASTIM
279		CLOPIDOGREL
280	PA	PRASUGREL
281	PA	RIVAROXABAN 10MG TAB
281		ASPIRIN/DIPYRIDAMOLE
282
283	90-Days Supply with each pad ASPIRIN TAB., EC TAB. 81MG, 325MG
284
285		INTERMITTENT CLAUDICATION AGENTS
286		CILOSTAZOLE TAB.
287		PENTOXIPHYLLINE
288
289	PA	ANTIHEMOPHILIC AGENTS
290
291		AUTONOMIC MEDICATIONS
292		METOCLOPRAMIDE HCL TAB, SYR, INY
293		NEOSTIGMINE BROMIDE ORAL
294		PYRIDOSTIGMINE BROMIDE ORAL
295		BENZTROPINE MESYLATETAB
296		DICYCLOMINE HCL ORAL
297		PROPANTHELINE BR ORAL
298
299		TRIHEXYPHENIDYL HCL ELIXIR, TAB

300		BROMOCRIPTINE MESYLATE TAB, CAP
301
302		CENTRAL NERVOUS SYSTEM AGENTS

ASES MASTER FORMULARY  Updated as of:

MAR 21, 2013 (Physical Health)
DEC 13, 2012 (Mental Health)

303		OPIOID ANALGESICS
304		CODEINE SO4 ORAL
305		CODEINE/ACETAMINOPHEN ORAL
306		FENTANYL PATCH
307		HYDROCODONE/ACETAMINOPHEN ORAL
308		MEPERIDINE HCL INJ
309		MORPHINE SULFATE ORAL
310		MORPHINE SO4 RTL SUPP
311		OXYCODONE HCL ORAL
312		OXYCODONE HCL/ACETAMINOPHEN ORAL
313		TRAMADOL ORAL
314		HYDROMORPHONE TAB, SUPP, INJ, liq
315		APAP/BUTALBITAL/CAFN ORAL
316		CAFFEINE/ERGOTAMINE ORAL
317
318		MU-OPIOID RECEPTOR ANTAGONISTS
319	PA	METHYLNALTREXONE BROMIDE INJ
320
321		THROMBOPOIETIN RECEPTOR AGONIST
322	PA	ROMIPLOSTIM FOR INJ
323
324		ANTIMIGRAINE AGENTS
325		AT LEAST ONE OF THE FOLLOWINGS:
326	LC	RIZATRIPTAN ORAL
327	LC	SUMATRIPTAN SUCCINATE ORAL, NASAL
328	LC	ZOLMITRIPTAN ORAL,NASAL
329	LC ALMOTRIPTAN ORAL
330	LC ELETRIPTAN ORAL
331		ANTIANXIETY AND SEDATIVE/HYPNOTIC AGENTS
332		ANXIOLYTICS
333		ALPRAZOLAM TAB, CONC
334		ALPRAZOLAM XR
335		CHLORDIAZEPOXIDE CAP
336		CLONAZEPAM TAB
337		CLORAZEPATE TAB
338		DIAZEPAM TAB, SOLN ,CONC
339		LORAZEPAM TAB, CONC
340	LC	MIDAZOLAM INJ
341		OXAZEPAM CAP
342		BUSPIRONE
343		SEDATIVES / HYPNOTICS
344		FLURAZEPAM CAP
345		TEMAZEPAM CAP
346		ESTAZOLAM TAB
347		PHENOBARBITAL ORAL
348		SEDATIVES/ HYPNOTICS NO-BENZODIAZEPINES
349	LC=30 days	ZALEPLON
350		ZOLPIDEM

351
352		ANTICONVULSANTS
353		CARBAMAZEPINE TAB, CHW TAB, SUSP

ASES MASTER FORMULARY  Updated as of:

MAR 21, 2013 (Physical Health)
DEC 13, 2012 (Mental Health)

354		CARBAMAZEPINE ER TAB
355		CLONAZEPAM TAB
356		ETHOSUXIMIDE CAP, SYR
357		GABAPENTIN TAB, CAP
358		GABAPENTIN SYR
359		LAMOTRIGINE TAB, ODT
360		OXCARBAZEPINE TAB, SUSP
361		PHENYTOIN CHW TAB, CAP, SUSP
362		PRIMIDONE TAB
363		TIAGABINE TAB
364		TOPIRAMATE CAP, TAB
365		VALPROIC ACID CAP, SYR
366		DIVALPROEX SODIUM EC TAB, CAP
367		DIVALPROEX SODIUM ER TAB
368		LEVETIRACETAM TAB, SOL
369		ZONISAMIDE CAP
370
371		ANTIPARKINSON AGENTS
372		CARBIDOPA / LEVODOPA CR TAB
373		CARBIDOPA / LEVODOPA IR TAB
374		CARBIDOPA-LEVODOPA-ENTACAPONE TAB
375		SELEGILINE HCL ORAL TAB
376		ANTIPARKINSON AGENTS - DOPAMINE RECEPTOR AGONISTS
377		AT LEAST ONE OF THE FOLLOWING
378		PRAMIPEXOLE ORAL
379		ROPIRINOLE ORAL
380
381		ANTIDEPRESSANTS
382		TRICYCLIC ANTIDEPRESSANTS
383		AMITRIPTYLINE HCL
384		CLOMIPRAMINE
385		DESIPRAMINE HCL
386		DOXEPIN HCL
387		IMIPRAMINE HCL
388		NORTRIPTYLINE HCL
389		SELECTIVE SEROTONIN RE-UPTAKE INHIBITORS (SSRI’S)
390		FLUOXETINE (REGULAR RELEASE - 10MG, 20MG, 40MG capsules and 10 mg, 20mg tabs)
391		PAROXETINE HCL REGULAR RELEASE 20MG, 30 MG, 40MG
392		CITALOPRAM
393		AT LEAST TWO OF THE FOLLOWING SSRI’S
394	PA	ESCITALOPRAM
395		SERTRALINE
396	PA	PAROXETINE CR
397		MISCELLANEOUS ANTIDEPRESSANTS
398		BUPROPION REGULAR RELEASE
399		BUPROPION SUSTAINDED RELEASE (SR)

400		MIRTAZAPINE TAB
401		TRAZODONE 50MG, 100MG, 150MG
402	PA	VENLAFAXINE SUSTAINED RELEASE (SR) TAB, CAP

ASES MASTER FORMULARY  Updated as of:

MAR 21, 2013 (Physical Health)
DEC 13, 2012 (Mental Health)

403		VENLAFAXINE IR TAB
404	PA (SALUD MENTAL)	DULOXETINE
405
406		ANTIPSYCHOTICS
407		TYPICAL ANTIPSYCHOTICS
408		CHLORPROMAZINE ORAL
409		CHLORPROMAZINE SUPP RTL
410		FLUPHENAZINE ORAL
411		FLUPHENAZINE DECAONATE INJ
412		PERPHENAZINE ORAL
413		THIORIDAZINE ORAL
414		THIOTHIXENE ORAL
415		TRIFLUOPERAZINE ORAL
416		HALOPERIDOL ORAL
417		HALOPERIDOL DECANOATE INJ
418		ATYPICAL ANTIPSHYCOTICS
419	PA	CLOZAPINE ORAL 25 mg, 100 mg
420		AT LEAST THREE OF THE FOLLOWING WITH PRIOR AUTHORIZATION
421	PA	ARIPIPRAZOLE ORAL TAB 5 MG, 10 MG, 15 MG, 20 MG, 30 MG
422	PA	OLANZAPINE ORAL
423	PA	RISPERIDONE ORAL
424	PA, LC=10 days	QUETIAPINE ORAL TAB 25 MG, 50 MG
425	PA	QUETIAPINE ORAL TAB 100 MG, 200 MG, 300 MG, 400 MG
426	PA, LC= 3 days	QUETIAPINE ER ORAL TAB 50MG
427	PA	QUETIAPINE ER ORAL TAB 150MG, 200MG, 300MG, 400MG
428	PA	ZIPRASIDONE ORAL
429
430		LITHIUM SALTS
431		LITHIUM CARBONATE ORAL
432		LITHIUM CITRATE SYRUP
433
434	AL 6-18 y/o, LE, PA	ATOMOXETINE
435
436		CNS STIMULANTS
437		AMPHETAMINES
438	AL 4-18 y/o	DEXTROAMPHETAMINE REGULAR RELEASE TAB
439	AL 4-18 y/o	DEXTROAMPHETAMINE CONTROLLED RELEASE CAP
440	AL 4-18 y/o	DEXTROAMPHETAMINE / AMPHETAMINE TAB
441		AMPHETAMINE - LIKE STIMULANTS
442	AL 6-18 y/o	METHYLPHENIDATE REGULAR RELEASE TAB
443	AL 6-18 y/o, P	METHYLPHENIDATE EXTENDED RELEASE
444	AL 6-18 y/o	DEXMETHYLPHENIDATE REGULAR RELEASE TAB
445		AT LEAST THREE OF THE FOLLOWING MODIFIED RELEASE (DRUG DELIVERY SYSTEM)
446	AL 6-18 y/o, P, ST	METHYLPHENIDATE MR (DIFFUCAP)
447	AL 6-18 y/o, ST	METHYLPHENIDATE MR (OROS)
448	AL 6-18 y/o, ST	METHYLPHENIDATE MR (SODAS)

449 AL 6-18 y/o, ST DEXMETHYLPHENIDATE XR
450
451		CHOLINESTERASE INHIBITORS AGENTS

ASES MASTER FORMULARY  Updated as of:

MAR 21, 2013 (Physical Health)
DEC 13, 2012 (Mental Health)

452		AT LEAST TWO OF THE FOLLOWING
453		DONEPEZIL ORAL
454		RIVASTIGMINE ORAL AND PATCH
455		GALANTAMINE ER
456
457		NMDA ANTAGONISTS
458	ST	MEMANTINE TAB, ORAL SOLN
459
460		CNS MEDICATIONS, OTHER
461		ERGOLOID MESYLATES ORAL
462
463		CARDIOVASCULAR MEDICATIONS
464		DIGITALIS GLYCOSIDES
465		DIGOXIN ORAL
466
467		BETA-BLOCKERS/RELATED
468		ATENOLOL TAB
469		CARVEDILOL ORAL
470		METOPROLOL TARTRATE TAB
471		METOPROLOL SUCCINATE SR TAB
472		PROPRANOLOL HCL TAB, SOLN, ORAL CONC
473		PINDOLOLTAB
474		LABETALOL TAB
475
476		BETA-BLOCKERS COMBINATIONS
477		PROPRANOLOL / HYDROCHLOROTHIAZIDE TAB
478		METOPROLOL / HYDROCHLOROTHIAZIDE TAB
479		ATENOLOL / CHLORTHALIDONE TAB
480
481		ALPHA-BLOCKERS/RELATED
482		DOXAZOSIN TAB
483		TERAZOSIN CAP
484
485		CALCIUM CHANNEL BLOCKERS
486		DILTIAZEM HCL TAB IR
487		DILTIAZEM SR 12 HR CAP
488		DILTIAZEM SR 24 HR CAP
489		DILTIAZEM HCL COATED BEADS SR 24HR CAP
490		DILTIAZEM HCL EXTENDED RELEASE COATED BEADS 24HR CAPS
491		VERAPAMIL ORAL REGULAR RELEASE Y EXTENDED RELEASE
492		NIFEDIPINE ORAL EXTENDED RELEASE TAB
493
494		AT LEAST ONE OF THE FOLLOWING
495		AMLODIPINE TAB
496		FELODIPINE TAB
497
498		ANTIANGINALS

499		ISOSORBIDE DINITRATE ORAL
500		ISOSORBIDE MONONITRATE
501		NITROGLYCERIN PATCH

ASES MASTER FORMULARY  Updated as of:

MAR 21, 2013 (Physical Health)
DEC 13, 2012 (Mental Health)

502		NITROGLYCERIN SL TAB
503
504		ANTIARRHYTHMICS
505		AMIODARONE ORAL
506		QUINIDINE ORAL
507		FLECAINIDE ORAL
508		MEXILITINE ORAL
509		PROPAFENONE ORAL
510		SOTALOL ORAL
511
512		ANTILIPEMIC AGENTS
513		BILE ACID SEQUESTRANTS
514		AT LEAST ONE OF THE FOLLOWING
515		COLESTIPOL TAB, GRANULES
516		CHOLESTYRAMINE RESIN
517
518		ANTILIPEMIC AGENTS, OTHERS
519		GEMFIBROZIL TAB
520		FENOFIBRATE MICRONIZED (Generic ONLY)
521		NIACIN CR TAB
522
523		HMG-CoA REDUCTASE INHIBITORS (STATINS)
524		AT LEAST ONE OF THE FOLLOWING HIGH POTENCY AGENTS
525		ATORVASTATIN TAB
526	ST	ROSUVASTATIN TAB
527		SIMVASTATIN TAB
528		LOW POTENCY AGENTS
529		PRAVASTATIN TAB
530
531		INTESTINAL CHOLESTEROL ABSORPTION INHIBITORS
532	PA	EZETIMIBE TAB
533
534		HMG-CoA REDUCTASE INHIBITORS (STATINS)/INTESTINAL CHOLESTEROL ABSORPTION INHIBITORS
535	ST	EZETIMIBE / SIMVASTATIN TAB
536
537		ANTIHYPERTENSIVES, OTHER
538	PA	CLONIDINE PATCH
539		CLONIDINE HCL ORAL
540		HYDRALAZINE HCL ORAL
541		METHYLDOPA ORAL
542		MINOXIDIL ORAL
543
544		DIURETICS
545		THIAZIDES/RELATED DIURETICS
546		METOLAZONE ORAL
547		CHLORTHALIDONE ORAL
548		HYDROCHLOROTHIAZIDE ORAL

549		CHLOROTHIAZIDE ORAL
550		INDAPAMIDE
551

ASES MASTER FORMULARY  Updated as of:

MAR 21, 2013 (Physical Health)
DEC 13, 2012 (Mental Health)

552		LOOP DIURETICS
553		FUROSEMIDE ORAL
554		BUMETANIDE ORAL
555
556		CARBONIC ANHYDRASE INHIBITORS DIURETICS
557		ACETAZOLAMIDE ORAL
558
559		POTASSIUM SPARING/COMBINATION DIURETICS
560		HYDROCHLOROTHYAZIDE / TRIAMTERENE ORAL
561		SPIRONOLACTONE ORAL
562
563		ACE INHIBITORS
564		CAPTOPRIL TAB
565		ENALAPRIL TAB
566		LISINOPRIL TAB
567		FOSINOPRIL TAB
568		CAPTOPRIL/ HYDROCHLOROTHIAZIDE TAB
569		ENALAPRIL/ HYDROCHLOROTHIAZIDE TAB
570		LISINOPRIL/ HYDROCHLOROTHIAZIDE TAB
571
572		ANGIOTENSIN II INHIBITORS
573		AT LEAST ONE OF THE FOLLOWING
574	ST	CANDESARTAN
575	ST	IRBESARTAN
576		LOSARTAN
577	ST	VALSARTAN
578	ST	TELMISARTAN
579		AT LEAST ONE OF THE FOLLOWING
580	ST	CANDESARTAN/ HYDROCHLOROTHIAZIDE TAB
581	ST	IRBESARTAN/ HYDROCHLOROTHIAZIDE TAB
582		LOSARTAN/ HYDROCHLOROTHIAZIDE TAB
583	ST	VALSARTAN/ HYDROCHLOROTHIAZIDE TAB
584	ST	TELMISARTAN / HYDROCHLOROTHIAZIDE TAB
585
586		DERMATOLOGICAL AGENTS
587		ANTIBACTERIAL, TOPICAL
588		GENTAMICIN SULFATE CREAM
589		METRONIDAZOLE TOP GEL 0.75%
590		MUPIROCIN OINT
591		SILVER SULFADIAZINE CREAM
592
593		ANTIFUNGAL, TOPICAL (ONLY LEGEND DOSAGE FORMS ARE COVERED)

594	OTC	CLOTRIMAZOLE 1% TOP CREAM
595	OTC	CLOTRIMAZOLE 1% TOP SOLN
596		KETOCONAZOLE 2% SHAMPOO
597		KETOCONAZOLE 2% CREAM
598	OTC	MICONAZOLE NITRATE 2% TOP PWDR

599	OTC	MICONAZOLE NITRATE 2% TOP TINCTURE
600		NYSTATIN 100000 UNT/GM TOP OINT
601

ASES MASTER FORMULARY  Updated as of:

MAR 21, 2013 (Physical Health)
DEC 13, 2012 (Mental Health)

602		ANTI-INFLAMMATORY, TOPICAL
603		AT LEAST ONE OF THE FOLLOWING HIGHEST POTENCY AGENTS
604		AUGMENTED BETAMETHASONE DIPROPIONATE 0.05% OINTMENT
605		CLOBETASOL DIPROPIONATE 0.05% CREAM, OINTMENT, GEL, SOLUTION
606		AT LEAST ONE OF THE FOLLOWING HIGH POTENCY AGENTS
607		BETAMETHASONE DIPROPIONATE 0.05% CREAM, OINTMENT, LOTION
608		FLUOCINONIDE 0.05% CREAM, OINTMENT, GEL, SOLUTION
609		TRIAMCINOLONE ACETONIDE 0.5% CREAM, OINTMENT
610		AT LEAST ONE OF THE FOLLOWING INTERMEDIATE POTENCY AGENTS
611		BETAMETHASONE VALERATE 0.1% LOTION, CREAM, OINTMENT
612		DESOXIMETHASONE 0.05% GEL
613		FLUOCINOLONE ACETONIDE 0.025% CREAM, OINTMENT
614		MOMETASONE FUROATE 0.1% OINTMENT
615		TRIAMCINOLONE ACETONIDE 0.1% CREAM, LOTION, OINTMENT
616		AT LEAST ONE OF THE FOLLOWING LOW POTENCY AGENTS
617		HYDROCORTISONE > 2% CREAM, OINTMENT, LOTION
618		DESONIDE 0.05% CREAM, OINTMENT, LOTION
619		FLUOCINOLONE ACETONIDE 0.01% CREAM, SOLUTION
620
621		TOPICAL IMMUNOMODULATORS
622		AT LEAST ONE OF THE FOLLOWING
623		PIMECROLIMUS 1% CREAM
624		TACROLIMUS 0.03% OINTMENT
625		TACROLIMUS 0.1% OINTMENT
626
627		SOAPS/SHAMPOOS/SOAP-FREE CLEANSERS
628		SELENIUM SULFIDE 2.5% SHAMPOO
629
630		ANTINEOPLASTICS, TOPICAL
631		FLUOROURACIL 2% TOP SOLN
632		FLUOROURACIL 5% CREAM
633		FLUOROURACIL 5% TOP SOLN
634		IMIQUIMOD 5% CREAM
635
636		ANTIACNE AGENTS
637		ANTIACNE AGENTS, SYSTEMIC
638		ISOTRETINOIN ORAL
639		ANTIACNE AGENTS, TOPICAL
640		CLINDAMYCIN PHOSPHATE 1% TOP SOLN
641		ERYTHROMYCIN 2% TOP GEL
642		ERYTHROMYCIN 2% TOP SOLN
643
644	AL 21 < Y/O	TRETINOIN 0.025% TOP CREAM

ASES MASTER FORMULARY  Updated as of:

MAR 21, 2013 (Physical Health)
DEC 13, 2012 (Mental Health)

645	AL 21 < Y/O	TRETINOIN 0.1% TOP GEL
646	AL 21 < Y/O	TRETINOIN 0.025% TOP GEL
647	AL 21 < Y/O	TRETINOIN 0.01% TOP GEL
648	AL 21 < Y/O	TRETINOIN 0.05% TOP CREAM
649	AL 21 < Y/O	TRETINOIN 0.1% TOP CREAM
650
651		ROSACEA AGENTS
652	AL > 21 Y/O	AZELAIC ACID GEL, CREAM
653		METRONIDAZOLE 0.75% TOP CREAM
654		METRONIDAZOLE 0.75% TOP GEL
655		METRONIDAZOLE 0.75% TOP LOTION
656		SULFACETAMIDE/SULFUR 10-5% CREAM
657		SULFACETAMIDE/SULFUR 10-5% SUSP
658		SULFACETAMIDE/SULFUR 10-5% EMULSION
659		SULFACETAMIDE/SULFUR 10-5% LOTION
660
661		ANTIPSORIATICS
662		ANTIPSORIATICS, SYSTEMIC
663		ACITRETIN ORAL
664		METHOXSALEN ORAL
665		ANTIPSORIATICS, TOPICAL
666		ANTHRALIN 0.25% TOP CREAM
667		ANTHRALIN 0.5% TOP CREAM
668		ANTHRALIN 1% TOP CREAM
669		CALCIPOTRIENE 0.005% OINT
670		CALCIPOTRIENE 0.005% CREAM
671		TAZAROTENE 0.1% CREAM, GEL
672		TAZAROTENE 0.05% CREAM, GEL
673
674		GASTROINTESTINAL MEDICATIONS
675		ANTIULCER AGENTS
676		HISTAMINE-2 RECEPTOR ANTAGONISTS
677		AT LEAST ONE OF THE FOLLOWING
678		CIMETIDINE ORAL
679		FAMOTIDINE ORAL
680		NIZATIDINE ORAL
681		RANITIDINE ORAL
682
683		PROTECTANTS, ULCER
684		SUCRALFATE ORAL
685
686		ANTIULCER AGENTS, OTHER
687		MISOPROSTOL ORAL
688
689		ANTIDIARRHEAL AGENTS
690		ATROPINE SO4 /DIPHENOXYLATE HCL ORAL
691	MENTAL	LOPERAMIDE ORAL
692	PA	OCTREOTIDE ACETATE INJ
693
694		DIGESTANTS
695		PANCREATIC ENZYMES

ASES MASTER FORMULARY  Updated as of:

MAR 21, 2013 (Physical Health)
DEC 13, 2012 (Mental Health)

696
697		ANTIEMETICS
698		PROCHLORPERAZINE TAB, SUPP, INY
699		METOCLOPRAMIDE TAB, SYR, INJ
700		TRIMETHOBENZAMIDE CAP, SUPP, INTRAMUSCULAR INJ
701	PA	APREPITANT CAP
702		AT LEAST ONE OF THE FOLLOWING 5HT3 AGENTS
703	PA	DOLASETRON TAB
704	PA	GRANISETRON TAB
705	PA	ONDANSETRON TAB, ODT
706
707		GASTRIC MEDICATIONS, OTHER
708		OLSALAZINE
709		MESALAMINE 250MG AND 500MG, 1000mg
710		MESALAMINE DELAYED RELEASE
711		SULFASALAZINE ORAL
712	PA	BUDESONIDE ORAL
713	PA	URSODIOL ORAL
714		PROTOM PUMP INHIBITORS
715	LC	LANSOPRAZOLE CAP PRESENTACIONES GENERICAS
716	LC	OMEPRAZOLE CAP 10 MG , 20 MG, 40 mg
717
718		GENITOURINARY MEDICATIONS
719		ANALGESICS, URINARY
720	LC	PHENAZOPYRIDINE HCL ORAL
721		METHENAMINE-HYOSCIAMINE-METHYLENE BLUE-DOD-PHEN SALICYLATE

722		ANTISPASMODICS, URINARY
723		OXYBUTYNIN CHLORIDE IR TAB, SYRUP
724
725		ANTI-INFECTIVES, VAGINAL
726		CLINDAMYCIN PHOSPHATE VAG CREAM
727		METRONIDAZOLE VAG GEL
728		TERCONAZOLE VAG CREAM AND SUPP
729		ESTROGENS, VAGINAL
730		ESTROGENS CONJUGATED VAG CREAM
731		ESTRADIOL VAG CREAM
732
733		HORMONES/SYNTHETICS/MODIFIERS
734		SYSTEMIC CORTICOSTEROIDS
735		SYSTEMIC CORTICOSTEROIDS, SHORT ACTING
736		HYDROCORTISONE TAB
737		CORTISONE ACETATE TAB 25MG
738		SYSTEMIC CORTICOSTEROIDS, INTERMEDIATE ACTING
739		METHYLPREDNISOLONE TAB
740		PREDNISOLONE TAB
741		PREDNISOLONE SYRUP
742		PREDNISONE ORAL
743		TRIAMCINOLONE ACETONIDE INJ.
744		TRIAMCINOLONE DIACETATE
745		TRIAMCINOLONE HEXACETONIDE

ASES MASTER FORMULARY  Updated as of:

MAR 21, 2013 (Physical Health)
DEC 13, 2012 (Mental Health)

746		METHYLPREDNISOLONE ACETATE INJ.
747		SYSTEMIC CORTICOSTEROIDS, LONG ACTING
748		DEXAMETHASONE TAB
749		DEXAMETHASONE SYRUP
750	OB-GYN	BETAMETHASONE SODIUM PHOSPHATE AND ACETATE
751	OB-GYN	DEXAMETHASONE SODIUM PHOSPHATE 4MG/ML
752		MINERALOCORTICOID
753		FLUDROCORTISONE ACETATE ORAL
754
755		ANDROGENS/ANABOLICS
756		NANDROLONE DECANOATE
757		METHYLTESTOSTERONE ORAL
758		AT LEAST ONE OF THE FOLLOWING
759		TESTOSTERONE CYPIONATE
760		TESTOSTERONE ENANTHATE
761
762		CONTRACEPTIVES, SYSTEMIC (FOR THERAPEUTIC USE ONLY)
763	PA	DESOGESTREL0.15/ETHINYL ESTRADIOL 30 TAB
764	PA	ETHINYL ESTRADIOL 30MCG/NORGESTREL 0.3MG TAB
765	PA	ETHINYL ESTRADIOL 35MCG/NORETHINDRONE 1MG TAB,21
766	PA	ETHINYL ESTRADIOL 35MCG/NORETHINDRONE 1MG TAB,28
767	PA	MESTRANOL 50MCG/NORETHINDRONE 1MG TAB,21
768	PA	MESTRANOL 50MCG/NORETHINDRONE 1MG TAB,28
769	PA	NORGESTREL 0.075 TAB
770	PA	TRIPHASIC ORAL CONTRACEPTIVE(ORTHO-NOVUM 7/7/7/BASED),21
771	PA	TRIPHASIC ORAL CONTRACEPTIVE(ORTHO-NOVUM 7/7/7/BASED),28
772
773		ESTROGENS
774		DIETHYLSTILBESTROL ORAL
775		ESTRADIOL MICRONIZE TAB
776
777		BLOOD GLUCOSE REGULATION AGENTS
778		INSULIN
779		INSULIN HUMAN 50/50 (NPH/REG) INJ (OTC)
780		INSULIN HUMAN 70/30 (NPH/REG) INJ (OTC)
781		INSULIN HUMAN NPH 100U/ML INJ (OTC)
782		INSULIN HUMAN REGULAR 100U/ML INJ (OTC)
783		ANALOGS INSULIN
784		AT LEAST ONE OF THE FOLLOWING
785		INSULIN GLARGINE
786		INSULIN DETERMIR
787		AT LEAST ONE OF THE FOLLOWING ULTRA SHORT ACTING AGENTS

788		INSULIN ASPART VIAL
789		INSULIN GLULISINE VIAL
790		INSULIN LISPRO VIAL
791
792		HYPOGLYCEMIC AGENTS, ORAL

ASES MASTER FORMULARY  Updated as of:

MAR 21, 2013 (Physical Health)
DEC 13, 2012 (Mental Health)

793		METFORMIN HCL ORAL
794		METFORMIN HCL TAB SR
795
796		ALPHA-GLUCOSIDASE INHIBITORS
797		AT LEAST ONE OF THE FOLLOWING
798		ACARBOSE ORAL
799		MIGLITOL ORAL
800
801		SECOND GENERATION SULFONYUREAS
802		GLIMEPIRIDE
803		GLIPIZIDE ORAL
804		GLIPIZIDE TAB SR
805		GLYBURIDE ORAL
806
807		TIAZOLIDINEDIONES
808		AT LEAST ONE OF THE FOLLOWING
809		PIOGLITAZONE
810		TIAZOLIDINEDIONES COMBINATION
811		PIOGLITAZONE/METFORMIN
812		PIOGLITAZONE/GLIMEPIRIDE
813
814		DIPEPTIDYL PEPTIDASE-4 INHIBITOR
815		AT LEAST ONE OF THE FOLLOWING
816	ST	SAXAGLIPTIN
817	ST	SITAGLIPTIN TAB
818	ST	SAXAGLIPTIN/METFORMIN TAB
819	ST	SITAGLIPTIN/METFORMIN TAB
820	ST	SITAGLIPTIN/METFORMIN TAB SR
821
822		GLUCAGON FOR INJECTION (EMERGENCY KIT)
823	PA	HUMAN GROWTH HORMONE (SOMATROPIN)
824
825		POSTERIOR PITUITARY
826		DesMOPRESSIN ACETATE inj 4mcg/ml
827		DesMOPRESSIN ACETATE tab
828		DESMOPRESSIN ACETATE NASAL SOLN
829
830		PROGESTINS
831		MEDROXYPROGESTERONE ACETATE ORAL
832	PA	MEDROXYPROGESTERONE ACETATE 150MG INJ, 400MG INJ
833
834		THYROID MODIFIERS
835		THYROID SUPPLEMENTS
836		LEVOTHYROXINE NA ORAL
837
838		ANTITHYROID AGENTS
839		METHIMAZOLE ORAL
840		PROPYLTHIOURACIL ORAL
841
842		HORMONES/SYNTHETICS/MODIFIERS, OTHER
843		ETIDRONATE ORAL

ASES MASTER FORMULARY  Updated as of:

MAR 21, 2013 (Physical Health)
DEC 13, 2012 (Mental Health)

844
845		5-ALPHA REDUCTASE INHIBITOR
846		FINASTERIDE TAB
847
848		BIPHOSPHONATES
849		AT LEAST ONE OF THE FOLLOWING
850		ALENDRONATE SODIUM TAB
851		RISEDRONATE TAB
852
853		PARATHYROID HORMONE
854	PA	TERIPARATIDE INJ
855
856		IMMUNOLOGICAL AGENTS
857		IMMUNE STIMULANTS
858	PA	INTERFERON ALFA-2A INJ.
859	PA	INTERFERON ALFA-2B INJ.
860	PA	INTERFERON GAMMA-1B INJ
861		IMMUNOLOGICAL AGENTS, OTHER
862		CROMOLYN SODIUM ORAL
863		IMMUNOSUPPRESSANTS
864	PA	AZATHIOPRINE ORAL
865	PA	CYCLOSPORINE ORAL
866	PA	CYCLOSPORINE MODIFIED ORAL
867	PA	MYCOPHENOLATE MOFETIL ORAL
868	PA	MYCOPHENOLATE SODIUM ORAL
869	PA	RAPAMYCIN (SIROLIMUS) ORAL
870	PA	TACROLIMUS ORAL
871
872		NEURAMINIDASE INHIBITORS
873	PA	OSELTAMIVIR
874
875		MULTIPLE SCLEROSIS AGENTS
876		IMMUNOLOGICAL AGENTS
877	PA	GLATIRAMER ACETATE INJ
878	PA	NATALIZUMAB INJ
879		AT LEAST ONE OF THE FOLLOWING
880	PA	INTERFERON BETA-1A IM INJ (Avonex)
881	PA	INTERFERON BETA-1A INJ (Rebif)
882	PA	INTERFERON BETA-1B INJ (Extavia)
883	PA	INTERFERON BETA-1B INJ (Betaseron)
884
885		MUSCULOSKELETAL MEDICATIONS
886		ANTIRHEUMATICS
887		SALICYLATES, ANTIRHEUMATIC
888		AT LEAST ONE OF THE FOLLOWING
889		CHOLINE SALICYLATE
890		MAGNESIUM CHOLINE SALICYLATE
891		DIFLUNISAL
892		MAGNESIUM SALICYLATE
893		SALSALATE ORAL
894		SODIUM SALICYLATE

ASES MASTER FORMULARY  Updated as of:

MAR 21, 2013 (Physical Health)
DEC 13, 2012 (Mental Health)

895
896		NONSALICYLATE - NSAID’s
897		IBUPROFEN ORAL
898		INDOMETHACIN ORAL
899		NABUMETONE
900		NAPROXEN ORAL
901		SULINDAC ORAL
902
903	PA	PENICILLAMINE ORAL
904
905		GOLD COMPOUNDS, ANTIRHEUMATIC
906	PA	AURANOFIN ORAL
907	PA	AUROTHIOGLUCOSE SUSP INJ
908
909		COX-2 INHIBITORS
910	ST	CELECOXIB CAP.
911
912		SKELETAL MUSCLE RELAXANTS
913		BACLOFEN ORAL
914		CYCLOBENZAPRINE ORAL
915		DANTROLENE ORAL
916		DIAZEPAM ORAL
917
918		ANTIGOUT AGENTS
919		ALLOPURINOL ORAL
920		COLCHICINE ORAL (COLCRYS)
921		PROBENECID ORAL
922
923		NASAL AND THROAT AGENTS, TOPICAL
924		ANTI-INFLAMMATORIES,NASAL
925		FLUTICASONE PROPIONATE (GENERIC)
926
927		NASAL AND THROAT AGENTS, TOPICAL, OTHER
928		CLOTRIMAZOLE TROCHE
929
930		OPHTHALMIC AGENTS
931		ANTIGLAUCOMA AGENTS
932		PROSTAGLANDIN / PROSTAMIDE ANALOGS
933		TWO OF THE FOLLOWING
934		LATANOPROST OPH SOLN
935	ST	TRAVAPROST OPH SOLN
936	ST	TRAVAPROST OPH SOLN (BAK-FREE PRESERVATIVE)
937	ST	BIMATROPROST OPH SOLN 0.03%
938	ST	BIMATROPROST OPH SOLN 0.01%
939		CARBONIC ANHYDRASE INHIBITORS
940		TWO OF THE FOLLOWING
941		DORZOLAMIDE OPH SOLN
942		BRINZOLAMIDE OPH SOLN
943		ALPHA-2 ADRENORECEPTOR AGONISTS
944		BRIMONIDINE TARTRATE 0.2%
945		APRACLONIDINE HCL OPH SOLN

ASES MASTER FORMULARY  Updated as of:

MAR 21, 2013 (Physical Health)
DEC 13, 2012 (Mental Health)

946		BETA ADRENERGIC BLOCKERS - OPH
947		TIMOLOL OPH GEL
948		TIMOLOL OPH SOLN
949		BETAXOLOL 0.25% SUSP
950		BETAXOLOL 0.5% SOLN
951		LEVOBUNOLOL OPH SOLN
952
953		MIOTICS, TOPICAL OPHTHALMIC
954		PILOCARPINE OPH SOLN
955
956		MYDRIATICS/CYCLOPEGICS, TOPICAL OPHTHALMIC
957		ATROPINE SULFATE OPH OINT
958		ATROPINE SULFATE OPH SOLN
959
960		ANTI-INFECTIVE, TOPICAL OPHTHALMIC
961		QUINOLONES, TOPICAL OPHTHALMIC
962		AT LEAST ONE OF THE FOLLOWING
963		CIPROFLOXACIN HCL OPH SOLN
964		CIPROFLOXACIN HCL OPH OINT
965		OFLOXACIN OPH SOLN
966		ANTI-BACTERIALS, TOPICAL OPHTHALMIC
967		GENTAMICIN SO4 OPH OINT
968		GENTAMICIN SO4 OPH SOLN
969		TOBRAMYCIN OPH SOLN
970		TOBRAMYCIN OPH OINT
971		BACITRACIN OPH OINT
972		ERYTHROMYCIN OPH OINT
973		SULFACETAMIDE SODIUM OPHTH SOLN 10%
974		ANTI-BACTERIALS COMBINATIONS, TOPICAL OPHTHALMIC
975		POLYMYXIN B / TRIMETHOPRIN OPH SOLN
976
977		ANTI-VIRALS, TOPICAL OPHTHALMIC
978		AT LEAST ONE OF THE FOLLOWING
979	PA	GANCICLOVIR OPH GEL
980	PA	TRIFLURIDINE OPH SOLN
981
982		ANTI-INFLAMMATORIES, TOPICAL OPHTHALMIC
983		AT LEAST ONE OF THE FOLLOWING
984	MDL (30 DAYS IN 365 DAYS, MAX 60 DAYS IN 365 DAYS FOR CISTOID MACULAR EDEMA)
DICLOFENAC NA OPH SOLN
985	MDL (30 DAYS IN 365 DAYS, MAX 60 DAYS IN 365 DAYS FOR CISTOID MACULAR EDEMA)
KETOROLAC TROMETHAMINE OPH SOLN 0.4%, 0.5%
986		ANTI-INFLAMMATORIES, TOPICAL OPHTHALMIC, OTHER
987		PREDNISOLONE PHOSPHATE OPH SOLN 1%
988		PREDNISOLONE OPH SUSP
989		FLUOROMETHOLONE ALCOHOL
990		FLUROMETHOLONE ACETATE
991		DEXAMETHASONE/TOBRAMYCIN OPH SUSP
992
993		ORAL (MOUTH) AGENTS
994		LIDOCAINE HYDROCHLORIDE TOPICAL SOLUTION

ASES MASTER FORMULARY  Updated as of:

MAR 21, 2013 (Physical Health)
DEC 13, 2012 (Mental Health)

995		CHLORHEXIDINE GLUICONATE ORAL RINSE
996
997		OTIC AGENTS
998		POLYMYXIN B / NEOMYCIN / HC OTIC SOL, SUSP
999		OFLOXACIN OTIC SOLN
1000		ACETIC ACID 2% OTIC SOLN
1001		ACETIC ACID / ALUMINUM ACETATE OTIC SOLN
1002		ACETIC ACID 2% / HC 1% OTIC SOLN
1003
1004		RESPIRATORY TRACT MEDICATIONS
1005		CROMOLYN SODIUM NEB SOLN
1006		ANTIASTHMA/BRONCHODILATORS
1007		ANTI-INFLAMMATORIES, INHALATION
1008		THREE OF THE FOLLOWING INHALED CORTICOSTEROIDS
1009		BECLOMETHASONE DIPROPIONATE HFA
1010		BUDENOSIDE RESPULES, INHALER
1011		FLUTICASONE HFA INHALER
1012		FLUTICASONE AER POWDER
1013		RESPIRATORY AGENTS - COMIBINATIONS
1014	ST	ALBUTEROL/IPRATROPIUM INHALER
1015		AT LEAST ONE OF THE FOLLOWING
1016	ST	SALMETEROL/FLUTICASONE
1017	ST	BUDESONIDE/ FORMOTEROL
1018
1019		BRONCHODILATORS, SHORT ACTING
1020		ALBUTEROL INHL SOLN
1021		AT LEAST ONE OF THE FOLLOWING
1022		ALBUTEROL HFA INH
1023		LEVALBUTEROL HFA
1024
1025		BRONCODILATORS, LONG ACTING
1026		AT LEAST ONE OF THE FOLLOWING
1027		SALMETEROL DISCUS
1028		FORMOTEROL
1029
1030		BRONCHODILATORS, SYMPATHOMIMETIC, ORAL
1031		ALBUTEROL ORAL
1032		TERBUTALINE ORAL
1033		THEOPHYLLINE ORAL
1034
1035		ANTICHOLINERGICS
1036		IPRATROPIUM BROMIDE INHL SOLN
1037		IPRATROPIUM BROMIDE HFA INHALER
1038	PA	TIOTROPIUM
1039
1040		ANTIASTHMA, ANTILEUKOTRIENES
1041		MONTELUKAST TABLETS AND ORAL GRANULES
1042
1043		ANTITUSSIVES/EXPECTORANTS
1044		OPIOID CONTAINING ANTITUSSIVES/ESPECTORANTS
1045		CODEINE/GUAIFENESIN SYRUP

ASES MASTER FORMULARY  Updated as of:

MAR 21, 2013 (Physical Health)
DEC 13, 2012 (Mental Health)

1046
1047		RECTAL, LOCAL
1049		ANTI-INFLAMMATORIES, RECTAL
1050		HYDROCORTISONE ENEMA
1051		MESALAMINE ENEMA
1052		MESALAMINE RTL SUPP
1053
1054		HEMORRHOIDAL PREPARATIONS WITH STEROID
1055		HEMORRHOIDAL/HC RTL OINT
1056		HYDROCORTISONE/PRAMOXINE RTL CREAM
1057		HYDROCORTISONE/PRAMOXINE RTL FOAM
1058		HYDROCORTISONE/PRAMOXINE RTL OINT
1059
1060		THERAPEUTIC NUTRIENTS/ MINERAL/ELECTROLYTES
1061		IRON INJ
1062		POTASSIUM CHLORIDE ORAL
1063	PA	LEVOCARNITINA
1064
1065		VITAMINS
1066		LEUCOVORIN CALCIUM INJ
1067		LEUCOVORIN CALCIUM ORAL
1068		CYANOCOBALAMIN 1000MCG INJ
1069		FOLIC ACID ORAL
1070		CALCITRIOL ORAL
1071		ERGOCALCIFEROL INJ
1072		VITAMIN D ORAL
1073		PHYTONADIONE ORAL
1074	OTC	FERROUS SULFATE TAB (325MG)
1075	OB/GYN ONLY	PRENATAL VITAMINS (WITH AT LEAST 1MG FA AND 30 MG ELEMENTAL IRON)
1076
1077		NUTRITIONALS FOR NEPHROLOGY
1078	NEPHROLOGY	RENAPHRO
1079	NEPHROLOGY	RENAL CAP
1080	NEPHROLOGY	NEPHRONEX
1081	NEPHROLOGY	NEPHROCAP
1082
1083		HYPERPHOSPHATEMIA AGENTS
1084		CALCIUM ACETATE
1085		ONE OF THE FOLLOWING
1086	PA	SEVELAMER CARBONATE TAB, PACKET
1087	PA	LANTHANUM CARBONATE
1088		CALCIMIMETICS
1089	PA	Cinacalcet
1090
1091		PROSTHETICS/SUPPLIES/DEVICES
1092		INSULIN SYRINGE 22
1093		INSULIN SYRINGE LOW DOSE

ASES MASTER FORMULARY  Updated as of:

MAR 21, 2013 (Physical Health)
DEC 13, 2012 (Mental Health)

1094
1095		MISCELLANEOUS PRODUCTS
1096		ANTI-HYPERPROLACTEMIA
1097		CABERGOLINE
1098
1099		TNF ANTAGONISTS
1100		AT LEAST TWO OF THE FOLLOWINGS
1101	PA	INFLIXIMAB INJ
1102	PA	ADALIMUMAB INJ
1103	PA E	TANERCEPT INJ
1104
1105		PULMONARY ARTERIAL HYPERTENSION
1106	PA	BOSENTAN
1107	PA	SILDENAFIL (20 MG TAB)
1108
1109		OPIOID PARTIAL AGONISTS
1110		PA BUPRENORPHINE HCL/ NALOXONE HCL, SL, FILM
1111
1112		FIBROMYALGIA AGENTS
1113	PA	PREGABALIN

ST =           STEP THERAPY
PA =           PRIOR AUTHORIZATION
AL =           AGE LIMITATION
LC =           QUANTITY LIMITATION

Administration of Health Insurance
of the Commonwealth of Puerto Rico (ASES)

Mi Salud Specialty Drug List (contracted)
2013-2014

I.	Antibiotic		Manufacturer

	Linezolid tab.	Zyvox	PA, P	Pfizer

II.	Antineoplasic Agents

	Ixabepilone	Ixempra	PA, P	BMS

III.	Anticonvulsant Agents

	Lacosamide tab. sol.	Vimpat	PA, P	UCB

IV.	Anticoagulant Agents

	Rivaroxaban tab.	Xarelto	PA, P	Janssen

V.	Osteoporosis

	Teriparadide inj.	Forteo	PA, P	Lilly

VI.	Immune Modulators

	Abatacept inj. (SQ & IV)	Orencia	PA, P	BMS
	Certolizumab inj.	Cimzia	PA, P	UCB
	Infliximab inj.	Remicade	PA, P	Janssen
	Golimumab inj.	Simponi	PA, P	Janssen
	Ustekinumab inj.	Stelara	PA, P	Janssen

VII.	Multiple Sclerosis

	Natalizumab inj.	Tysabri	PA, P	Elan
	Dalframpridine tab.	Ampyra	PA, P	Acorda

IX.	Antipsychotics

	Paliperidone inj.	Invega Sustenna	PA, P	Janssen

PA:	Requires preauthorization
P:	Contracted brand name product (rebate)

Access to the List of Contracted Specialized Medications:

In the situation in which a provider of medical services prescribes a specialized medication from the List of Contracted Specialized Medications, the MCO, MBHO, TPA or the organization contracted by ASES, shall evaluate the specialized medication requested by means of the exception mechanism.  The evaluation shall take into consideration the specific conditions of each case, which may include, but that is not limited to the following: 1) therapeutical failure with regard to all the alternatives in ASES’s PDL, 2) the lack of availability of therapeutic alternatives in ASES’s PDL for the services or conditions covered, 3) history record of adverse reactions to the medications included in ASES’s PDL, 4) contraindications of use in the medications included in ASES’s PDL.

PHYSICAL HEALTH
2013-2014

PREFERRED DRUG LIST

ASES

HEALTH INSURANCE ADMINISTRATION
Commonwealth of Puerto Rico

December 19, 2012

Dear provider:

I am pleased to present to you the list of Preferred Drugs (PDL) for Physical Health from the Health Plan of the Commonwealth of Puerto Rico (“Mi Salud”), effective since January 1, 2013.

The medications included herein have been evaluated and approved by a Pharmacy and Therapeutics Committee comprised by primary physicians and clinical pharmacists.

This committee meets periodically to evaluate the therapeutical classifications and issue recommendations based on clinical aspects.  Therefore, this PDL and the specialized PDLs that are included in this guide, may suffer changes, which are notified by means of Normative Letters, in conformity to how they arise.

I exhort you to conserve this Guide for your reference as long as it is necessary.  The same is also available in our electronic page www.asespr.org.

Cordially,

(signed)
Frank R. Díaz Ginés, MHSA
Executive Director

PO Box 195661, San Juan, Puerto Rico 00919-5661	Tel. (787) 474-3300	Fax (787) 474-3346

GENERAL ASPECTS OF THE PHARMACY COVERAGE
FROM THE HEALTH PLAN OF THE GOVERNMENT OF PUERTO RICO

1.	Listing of Drugs

The Administration of Health Insurance (ASES) is the agency responsible for establishing and reviewing the Preferred Drug List (PDL, on the basis of its initials in English) for Physical Health and Mental Health of “Mi Salud” (My Health).  For this purpose, there has been established a Pharmacy and Therapeutics Committee for Physical Health, and another one for Mental Health, both comprised by different health professionals.  These committees meet periodically to evaluate the different therapeutical classifications and issue their recommendations to ASES about the drug lists, based on scientific evidence and clinical aspects.

The Preferred Drug List (PDL) shall serve as a guide in the supplying of drugs under the pharmacy coverage. The PDL has the purpose of improving, putting up to date and attaining the effective cost use of drugs within the coverage of Mi Salud.

In addition, ASES maintains the Uniform Core List (FMU), which is utilized as the official listing from which the PDL is derived.  The drugs in this list which do not appear in the PDL may be utilized the insurance companies, mental health organizations and service providers only as exceptions in the cases in which the drugs in the PDL were not the most clinically effective for the patient in particular.

In like manner, a List of Specialized Drugs (contracted) was created.  In the situation where one provider of medical services prescribes a specialized drug from this list, it should be evaluated by means of the exception process by the MCO, MBHO, TPA or the organization contracted by ASES.

In exceptional cases drugs outside of the aforementioned lists may be utilized by means of an exception procedure.

2.	Exception Process

In the case of patients who need a drug that does not appear in the PDL or in the FMU, the insurance companies, mental health organizations and health service providers must utilize the process described herein for the approval of the drugs.  This procedure shall consider the particular merits of each case, which may include:

1.	Contraindication to the drug(s) that appear in the PDL.
2.	History record of adverse reaction to the drug(s) that appear in the PDL.
3.	Therapeutical failure with regard to all the alternatives available in the PDL.
4.	Non-existence of a therapeutical alternative in the PDL.

This exception process requires the official documentation from the service provider regarding the clinical reasons that justify the use of drugs outside the PDL.

3.	Other aspects of the pharmacy coverage

A.	The pharmacy coverage of Mi Salud establishes as mandatory the use of bioequivalent products, as long as it is not contraindicated and it is so clinically justified by the provider.

B.	The insurance companies, mental health organizations and health service providers shall process their pharmacy claims through the Pharmacy Benefit Managers (PBMs) contracted by the Administration.

C.
ASES has an active process to continuously review the drugs that it is required to include in the pharmacy coverage to the insurance companies or TPA, mental health organizations and health service providers.  In addition, it shall evaluate any new drug for inclusion in the same or remove drugs from said listing.  Due to the dynamic nature of this process, ASES may require the inclusion or exclusion of drugs pursuant to changes or advances in standards of practice within an illness or area of treatment.

D.
No entity contracted by ASES or the entities contracted by these ( Medical groups, IPAs, independent providers, specialists, etc.) may be ruled by a listing different from the PDL and the Core List, nor can they create an internal drug list that is different from the ones established by ASES.  Neither can they, in any way, limit in a manner contrary to what is established in the contract between ASES and the insurance companies and in this coverage, the drugs that are included in said lists.  The insurance companies shall be responsible for keeping tabs in their providers and employees with regard to the compliance with these provisions.

E.	The maximum of dispatch for severe conditions shall be to cover a thirty (30) day therapy. When medically necessary, additional prescriptions shall be covered.

F.
The maximum of dispatch for chronic conditions (maintenance drugs) shall be to cover a thirty (30) day therapy, except at the beginning of the therapy when, on the basis of medical criterion, a minimum of fifteen (15) days may be prescribed for the purpose of reevaluating compliance and tolerance.  On the basis of a recommendation on the part of the physician, the dispatch of each prescription may be refilled up to five (5) times (original prescription plus five (5) refills).  The drugs that require pre-authorization shall be in effect for six months unless there are contraindications or secondary effects.  On or before the ninety (90) days after having prescribed said maintenance drug, the physician must reevaluate the pharmacotherapy for the purpose of compliance, tolerance and classification. Changes in the dosage will not require pre-authorization.  Changes in the drugs utilize may require pre-authorization.

G.
The indications in the prescriptions for chronic use drugs, in favor of Children with Special Health Needs, must indicate clearly that they are covering a thirty (30) day therapy and that they may be refilled up to five (5) times (original prescription plus five (5) refills), according to medical criterion.  When it is medically necessary, additional prescriptions shall be refilled.

H.
Coordination with the Department of Health is required for the supplying of birth control methods for family planning.  The contraceptives for the treatment of menstrual dysfunction and for other menstrual conditions shall be covered through your primary physician from Physical Health.

I.
The use of bioequivalents approved by the Food and Drug Administration (FDA), classified as AB, is required, as well as authorized by the local regulations as long as it is not contraindicated and it is so consigned by the provider in the medical prescription.

J.
The lack of existence in the inventory of bioequivalent drugs does not exempt the dispatch of the prescribed drug nor does it imply any additional payment whatsoever on the part of the beneficiary. As a general rule, bioequivalent drugs should be dispatched as long as there exists a bioequivalent for the drug of the corresponding brand name unless, in spite of the existence of a particular bioequivalent, ASES decides to cover the brand name drug or to cover both.

K.	All the prescriptions must be dispatched by a pharmacy contracted by the PBM, duly authorized under the laws of the Commonwealth of Puerto Rico and freely selected by the beneficiary.

L.
The right to free selection requires the availability of a determinate number of pharmacies in every municipality to be able to so exercise it.  The PBM is the entity in charge of contracting the network of pharmacies, pursuant to the terms specified by ASES.

M.	The prescribed drugs must be delivered concurrently on the date and time when the beneficiary receives the prescription and requires the dispatch of the drug.

For any doubt regarding the pharmacy coverage you may get in touch with the insurance company contracted by ASES in your service region.

PART I - DESIGN OF THE PREFERRED DRUG LIST, PRESENTATION OF THE PREFERRED DRUG LIST (“PDL”) AND REFERENCE GUIDES

In the example that follows we can see the information that is provided for the drugs included in the PDL.

Indicator of Relative Cost	Generic Name (in bold if the drug is available in generic)	Brand Name	Reference Guides
$ sign	Nystatin ssp.	Mycostatin	P, PA

For every drug included in the PDL, there appears an Indicator of Cost (Relative Cost), the Generic Name, the Brand Name and Reference Guides as applicable. In the cases in which the generic drug is available, the same appears in bold. Those generic drugs that have an asterisk (*) indicates that not all of the product's presentations have a generic available. As long as the bioequivalent generic of drug exists, the same shall be dispatched. The brand name is mentioned only for reference.

We exhort you to utilize the PDL as reference when you are going to prescribe drugs to the beneficiaries of the Health Plan of the Commonwealth of Puerto Rico.

INDICATOR OF RELATIVE COST

The indicator of relative cost is included in the PDL to offer an estimated value of the cost of a drug therapy including any discount for utilization and comparing the specific product with the other alternatives available in that classification, or to treat the specific disease or condition. In the majority of the cases, the cost per therapy for fifteen or thirty days is compared depending on whether the drug is of acute or of maintenance use, respectively. The comparison of costs and assignment of dollar signs is made on the basis of all the products included within a therapeutical classification, (for example, cardiovascular drugs, gastrointestinal drugs). The dollar signs next to a drug identify its relative cost and must be construed in the following manner:

$	Less Costly
$$ $$$ $$$$ $$$$$ $$$$$! $$$$$!!	Most Costly

When several drugs within the same therapeutical classification have the same number of dollar signs, the drug that is mentioned first must be considered as the least costly one.

Where there exists an alternative for a number of adequate preparations to treat a particular disease or condition, the indicator of relative cost may be utilized to make a selection on the basis of the cost.

The designation of the relative costs is effective at the moment of the publication of this edition of the PDL. The cost of the drugs is subject to constant changes.

GENERIC DRUGS

The bioequivalent generic drugs are identified in bold. Certain bioequivalent generics have a Maximum Allowable Cost (or MAC List) for the payment of the same. This price typically covers the cost of the purchase of the generic products, but not of the brand name ones. The selection of products to be included in the MAC List are those that are prescribed commonly and have been approved by the Food and Drug Administration (FDA, on the basis of its initials in English) to be marketed.

REFERENCE GUIDES

The drugs which appear in the PDL are those preferred drugs in the coverage of the Health Plan of the Commonwealth of Puerto Rico. These drugs are selected on the basis of their safety, efficacy, high quality, existence of bioequivalents and cost. It is suggested to the physicians that they prescribe and to the pharmacists that they dispense only the drugs which are in the PDL. Ail the drugs included in this document are covered drugs unless they are designated as Unlisted (NF; for example, forms of dosage with prolonged action that are not included in the PDL).

KEY FOR THE SYMBOLS AND ABBREVIATIONS
IN THE LIST

$ up to $$$$$!	Represents the relative cost of the drug. The smaller the number of dollar signs, the lower is the cost of the drug. The nigher the number of dollar signs, the higher is the cost.
PA	Requires that the pharmacy endeavor a Preauthorization.
NF	Unlisted
P	Contracted brand name product “Rebates”
Bold	Identifies that the drug has generic bioequivalent available in all the presentations.
Bold*	Identifies those drugs for which not all the presentations or forms are available in generics; for example, tablets, liquids, injections, etc.
LC	Identifies those drugs for which there exists some limitation in the amount that the pharmacy can dispatch
AL	Identifies those drugs for which there exists some limitation as to the age for the dispatch of the medication.
Cap.	Capsule
Tab.	Tablet
Chew tab.	Chewable tablet
Disp. tab.	In English, dispersible tab.
Inj.	Injectable
Susp.	Suspension
ER, SR, CR	Prolonged action (extended release, sustained release, controlled release)
SL	Sublingual
Cr.	Creme
Oint.	Ointment
Sol.	Solution
Syr.	Syrup
Lot.	Lotion
Ophth.	Ophtalmic
Inh.	Inhaler
SNC	Central Nervous System
Supp.	Suppository
TDS	Transdermal Patch (transdermal release system)
TTS	Transdermal Patch (transdermal topic system)
OTC	Over the counter
OTC NF	Over the Counter Unlisted

PHYSICIAL HEALTH

HEALTH PLAN OF THE COMMONWEALTH OF PUERTO RICO
PREFERRED DRUG LISTING (PDL)
PHYSICAL HEALTH
2013-2014

PART II – MEDIATIONS BY THERAPEUTICAL CLASSIFICATION

1.0 ANTIINFECTIOUS

1.1 CEPHALOSPORINS

1.1.1 FIRST GENERATION

$	Cephalexin cap.	Keflex
$	Cephalexin susp.	Keflex
$$$	Cefadroxil* susp.	Duricef	AL < 12 years

1.1.2 SECOND GENERATION

$	Cefaclor cap.	Ceclor
		Ceclor CD	NF
$$$	Cefprozil tab., susp.	Cefzil

1.1.3 THIRD GENERATION

$$$	Cefdinir cap., susp.	Omnicef

1.2 MACROLIDS

$	EES/Sulfi soxazole susp.	Pediazole
$	Erythromycin cap.
$	Erythromycin stearate tab.	Erythrocin
$	Erythromycin tab.
$	Erythromycin EC* tab.	E-Mycin,
EryTab
$	Erythromycin ethylsuccinate*	E.E.S., Eryped
tab., susp.
$$	Azithromycin tab.,susp.,	Zithromax
	powder pack for susp. (1 gm)	Zithromax Tri-Pack	NF
$$$	Clarithromycin tab., susp.	Biaxin
		Biaxin XL	NF

1.3 PENICILLINS

$	Ampicillin cap., susp.	Principen
$	Penicillin VK tab., sol.	Veetids,
Pen-Vee K
$	Amoxicillin* cap., tab.,	Trimox, Amoxil,
	chew tab., susp.	Wymox
$	Penicillin G Procaine inj.
$$	Penicillin G Benzathine inj.	Bicillin LA
$$$	Amoxicillin / Clavulanic	Augmentin
	acid tab., chew tab., susp.	Augmentin ES	NF
		Augmentin XR	NF

1.4	SULFONAMIDES

	$	Trimethoprim /	Bactrim, Bactrim DS,
		Sulfamethoxazole tab., susp.	Septra, Septra DS
	$$$$	Sulfadiazine tab.

1.5	TETRACYCLINES

	$	Doxycycline hyclate tab., cap.	Vibratab, Vibramycin
	$	Tetracycline cap.	Achromycin
	$	Minocycline cap.	Minocin
	$$$$	Doxycycline syr., susp.	Vibramycin
	$$$$$!	Demeclocycline tab.	Declomycin

1.6	QUINOLONES

	$	Ciprofloxacin tab. (250mg,	Cipro
500mg, 750mg)
	$	Levofloxacin tab.	Levaquin
	$$$	Moxifloxacin tab.	Avelox	P
	$$$$	Ciprofloxacin susp.	Cipro

1.7 ANTIVIRALS

1.7.1 INFLUENZA

	$	Amantadine cap., syr.	Symmetrel

1.1.2 HERPETIC INFECTIONS

	$	Acyclovir cap.	Zovirax
	$$	Acyclovir susp.	Zovirax

1.7.3	HIV-AIDS THERAPY & HEPATITIS

1.7.3.1	NON-NUCLEOSIDES ANALOGOUS TO TRANSCRIPTASE

	$	Nevirapine tab., susp.	Viramune
	$$$$$	Delavirdine tab.	Rescriptor
	$$$$$!	Efavirenz tab., cap.	Sustiva	P
	$$$$$!	Nevirapine ER tab.	Viramune

1.7.3.2	NUCLEOSIDES ANALOGOUS TO TRANSCRIPTASE

	$$	Stavudine cap., sol. *	Zerit
	$$$	Zidovudine* tab., cap.,	Retrovir
syr., inj.
	$$$$	Abacavir tab., sol.	Ziagen
	$$$$	Didanosine delayed	Videx EC
release cap.
	$$$$	Didanosine sol.	Videx
	$$$$	Lamivudine tab., sol.	Epivir

1.7.3.3	NUCLEOSIDES ANALOGOUS TO TRANSCRIPTASE IN COMBINATION

	$$$$	Lamivudine / Zidovudine tab.	Combivir
	$$$$$!!	Abacavir/Lamivudine/
		Zidovudine tab	Trizivir	P

1.7.3.4	PROTEASE INHIBITORS

Covered via the Transmissible Diseases Prevention and Treatment Centers (CPTETs)
(Inmunology Clinics)

1.7.3.5	ORAL AGENTS FOR HEPATITIS B

	$$$$$!! Lamivudine tab., sol.		Epivir HBV	PA

1.7.4	MISCELANEOUS ANTIVIRALS

	$$	Rimantadine tab.	Flumadine
	$$$$$!!	Palivizumab inj.	Synagis	PA, P
	$$$$$!!	Ganciclovir cap.	Cytovene
	$$$$$!!	Valganciclovir tab.	Valcyte

1.8	ANTIMYCOTICS

	$	Terbinafine tab.	Lamisil	LC= 84 tab.
	$	Ketoconazole tab.	Nizoral
	$	Nystatin susp.	Mycostatin, Nystat
	$	Fluconazole tab., susp.	Diflucan
	$	Griseofulvin microsize tab.	Grifulvin V
	$$$	Griseofulvin	Gris-PEG
ultramicrosize * tab.
	$$$	Clotrimazole troche	Mycelex
	$$$	Itraconazole* cap., sol.	Sporanox	VIH-SIDA
	$$$$$	Flucytosine cap. Ancobon

1.9	ANTITUBERCULOUS

	$	Isoniazid tab.
	$$	Isoniazid syr.
	$$$$	Ethambutol tab.	Myambutol
	$$$$	Pyrazinamide tab.
	$$$$	Rifampin cap.	Rifadin
	$$$$	Isoniazid/Rifampin cap.	Rifamate
	$$$$$	Ethionamide tab.	Trecator
	$$$$$!	Rifabutin cap.	Mycobutin
	$$$$$!	Cycloserine cap.	Seromycin
	$$$$$!	Capreomycin inj.	Capastat

1.10	ANTIPARASITICS

	$$$	Iodoquinol tab.	Yodoxin
	$$$	Albendazole tab.	Albenza

1.11	ANTIMALARIALS

	$	Pyrimethamine tab.	Daraprim
	$	Hydroxychloroquine tab.	Plaquenil
	$	Quinine sulfate* tab., cap.
	$	Primaquine phosphate tab.	Primaquine
	$	Chloroquine phosphate tab.	Aralen
	$$$	Mefl oquine tab.	Lariam

1.12	MISCELANEOUS ANTIINFECTIOUS

	$	Metronidazole tab.	Flagyl
			Flagyl ER	NF
	$	Metronidazole Extemporaneous	Giardia lamblia
Preparation
	$	Dapsone tab.	Dapsone
	$	Nitrofurantoin monohydrate	Macrobid
macrocrystalline cap.
	$	Clindamycin cap.	Cleocin
(150mg, 300mg)
	$$	Nitrofurantoin	Macrodantin
macrocrystals* cap.
	$$$	Clindamycin cap. (75mg), sol.	Cleocin
	$$$	Pentamidine inh.	NebuPent
	$$$$	Streptomycin inj.
	$$$$$!	Atovaquone susp.	Mepron
	$$$$$!!	Vancomycin cap., oral sol.	Vancocin
	$$$$$!!	Tobramycin inh.	Tobi	PA

2.0	CARDIOVASCULAR AGENTS FOR HYPERTENSION AND LIPIDS

2.1	GLYCOSIDES

	$	Digoxin* tab.	Lanoxin
	$$	Digoxin elixir	Lanoxin

2.2	ANTIHYPERTENSIVE THERAPY

2.2.1	DIURETICS

2.2.1.1	THIAZYDES

	$	Indapamide tab.	Lozol
	$	Hydrochlorothiazide* tab.	Microzide
	$	Chlorothiazide* tab., susp.	Diuril
	$	Chlorthalidone tab.	Hygroton
	$$	Metolazone tab.	Zaroxolyn

2.2.1.2	ANHIDRASE INHIBITORS

	$	Acetazolamide tab.	Diamox
			Diamox sequels		NF

2.2.1.3	LOOP DIURETICS

	$	Furosemide tab., sol.	Lasix
	$	Bumetanide tab.	Bumex

2.2.1.4	MISCELLANEUOS DIURETICS

	$	Triamterene/HCTZ tab.	Maxzide
	$	Triamterene/HCTZ cap.	Dyazide
	$$	Spironolactone tab.	Aldactone

2.2.2	BETA BLOCKERS

	$	Atenolol tab.	Tenormin
	$	Atenolol/ Chlortalidone tab.	Tenoretic
	$	Metoprolol tartrate tab.	Lopressor
	$	Propranolol tab.	Inderal
	$	Propranolol/ HCTZ tab.	Inderide
	$	Labetalol tab.	Normodyne

$	Pindolol tab.	Visken
$$	Metoprolol tartrate / HCTZ tab.	Lopressor HCT
$$	Propranolol sol., conc.
$$	Metoprolol succinate SR* tab.	Toprol XL	PA
$$	Carvedilol tab.	Coreg

2.2.3 CALCIUM CHANNEL ANTAGONISTS

$	Amlodipine tab.	Norvasc
$	Verapamil tab.	Isoptin,
Calan
$	Diltiazem tab.	Cardizem
		Cardizem LA	NF
$	Verapamil ER tab.	Calan SR,
Isoptin SR
		Verelan	NF
		Verelan PM	NF
		Covera HS	NF

$	Diltiazem SR 24hr cap.	Dilacor XR
$$	Diltiazem HCl Extended	Tiazac
Release Beads SR 24hr
cap. (120mg, 180mg,
240mg, 300mg, 360mg)
$$	Diltiazem SR 12hr cap.	Cardizem SR
$$$	Nifedipine SR tab., CR tab.	Generic only
		Adalat CC	NF
		Procardia XL	NF
$$$	Diltiazem HCl coated
	beads SR 24hr cap.	Generic only

2.2.4 ANGIOTENSINE INHIBITORS (ACE)

$	Captopril tab.	Capoten
$	Enalapril tab.	Vasotec
$	Lisinopril tab.	Privinil, Zestril
$	Lisinopril/HCTZ tab.	Prinzide, Zestoretic
$	Enalapril/HCTZ tab.	Vaseretic
$	Captopril/HCTZ tab.	Capozide
$$	Fosinopril tab.	Monopril

2.2.5 ANGIOTENSINE RECEPTOR BLOCKERS (ARB)

$	Losartan tab.	Cozaar
$	Losartan HCT tab.	Hyzaar
$	Irbesartan tab.	Avapro
$	Irbesartan/ HCTZ tab.	Avalide

2.2.6 ANTIHYPERTENSIVES WITH CENTRAL ACTION

$	Clonidine tab.	Catapress
$	Methyldopa tab.	Aldomet
$$$$	Clonidine TTS	Catapress TTS

2.2.7 VASODILATORS
$	Isosorbide dinitrate SL tab.	Isordil
$	Isosorbide mononitrate ER tab.	Imdur
$	Nitroglycerin SL tab.	Nitrostat
$	Isosorbide dinitrate* tab.	Isordil
$	Isosorbide mononitrate tab.	Ismo, Monoket

	$	Hydralazine tab.	Apresoline
	$$	Minoxidil tab.	Loniten
	$$	Isosorbide dinitrate* ER
tab., cap.
	$$$	Nitroglycerin Film ER TD	Generic only
			NitroDur		NF
			Minitran		NF

2.2.8	ALPHA RECEPTOR BLOCKERS

	$	Doxazosin tab.	Cardura
	$	Terazosin cap.	Hytrin

2.3	ANTIARRHYTHMICS

	$$	Quinidine sulfate tab.
	$$$	Quinidine gluconate tab.	Quinaglute
	$$$	Mexiletine cap.	Mexitil
	$$$	Sotalol tab.	Betapace,
Betapace AF
	$$$	Quinidine sulfate CR tab.
	$$$	Flecainide tab.	Tambocor
	$$$$	Amiodarone tab. (200mg,	Cordarone
400mg)
	$$$$	Propafenone tab.	Rythmol

2.4	CHOLESTEROL AND LIPID REDUCING AGENTS

	$	Simvastatin tab.	Zocor
	$	Atorvastatin tab.	Lipitor
	$	Gemfi brozil tab.	Lopid tab.
	$	Pravastatin	Pravachol
	$$	Cholestyramine powder packs	Questran
	$$	Niacin CR tab.	Niaspan	P

3.0	AUTONOMIC MEDICATIONS AND FOR THE CENTRAL NERVOUS SYSTEM,
NEUROLOGY AND PHYCHIATRY

3.1	ANALGESICS, NARCOTICS AND AGENTS IN COMBINATION

	$	Meperidine inj. Demerol
	$	APAP/Codeine* tab., cap.,
elixir, sol., susp.
	$	Tramadol tab.	Ultram
	$	Methadone* tab., disp. tab., sol., conc.	ASSMCA
	$	Morphine sulfate tab., sol.
	$$	APAP/Hydrocodone* tab.,
cap., elixir
	$$	Oxycodone tab., cap., sol.	Roxicodone
	$$	APAP/Butalbital/Caffeine
		tab., cap.	Fioricet
	$$	Hydromorphone tab., liq., inj.	Dilaudid
	$$	Codeine sulfate tab.
	$$	Oxycodone/APAP* tab.,
cap., sol.
	$$$$	Morphine sulfate SR tab., supp.
	$$$$	Fentanyl TDS	Duragesic
	$$$$$	Hydromorphone supp.	Dilaudid

3.2 MIGRAINE

	$	Divalproex sodium ER	Depakote ER
tab. (500 mg)
	$	Ergotamine tartrate/	Cafergot
Caffeine tab.
	$	Sumatriptan tab.	Imitrex	LC=6 tab.
	$$	APAP/Butalbital/Caffeine
		tab., cap.	Fioricet
	$$$	Divalproex sodium ER	Depakote ER	P
tab. (500 mg)
	$$$	Ergotamine tartrate/	Cafergot
Caffeine supp.
	$$$$	Sumatriptan Nasal Spray	Imitrex Nasal	LC=6
			Spray	inhalers
3.3	ANTICONVULSIVES

	$	Phenobarbital tab., elixir
	$	Clonazepam tab.	Klonopin
	$	Carbamazepine tab.	Tegretol
	$	Carbamazepine chew tab.	Tegretol
	$	Phenytoin* chew tab.,	Dilantin
cap, susp.
	$	Valproic acid cap., syr.	Depakene
	$	Divalproex sodium EC tab.,
		sprinkle cap.	Depakote
	$	Divalproex sodium ER	Depakote ER
tab. (500 mg)
	$$	Primidone tab.	Mysoline
	$$	Carbamazepine susp.	Tegretol
	$$	Divalproex sodium EC tab.,
		cap. sprinkle cap.	Depakote	P
	$$	Zonisamide cap.	Zonegran
	$$	Carbamazepine ER tab.*	Tegretol XR
	$$	Gabapentin cap., tab.	Neurontin
	$$	Ethosuximide cap., syr.	Zarontin
	$$	Oxcarbazepine tab., susp.	Trileptal
	$$	Lamotrigine tab.,	Lamictal, Lamictal CD
chew disp. tab.
	$$	Topiramate tab., cap.	Topamax
	$$	Levetiracetam tab., sol.	Keppra
	$$$	Divalproex sodium ER	Depakote ER	P
tab. (500 mg)
	$$$	Gabapentin sol. Neurontin
	$$$$	Tiagabine tab. Gabitril

3.4	ANTIVERTIGO AND ANTIEMETICS

	$	Promethazine inj.	Phenergan
	$	Metoclopramide syr., inj.	Reglan
	$	Trimethobenzamide inj.	Tigan
	$	Promethazine syr.	Phenergan
	$	Prochlorperazine tab.	Compazine
	$	Prochlorperazine inj.	Compazine inj.
	$	Metoclopramide tab.	Reglan
	$	Promethazine* tab.	Phenergan
	$	Ondansetron tab., ODT	Zofran
tab.
	$$	Trimethobenzamide cap.,
		supp.	Tigan

	$$	Promethazine supp.	Phenergan
	$$$	Prochlorperazine* supp.	Compazine

3.5	ANTIPARKINSON

3.5.1	ANTICHOLINERGIC

	$	Benztropine tab.	Cogentin
	$	Trihexyphenidyl HCl tab.	Artane
	$	Trihexyphenidyl HCl elixir	Artane

3.5.2	DOPAMINERGICS

	$	Selegiline tab.	Carbex
	$	Carbidopa/Levodopa tab.	Sinemet
	$	Carbidopa/Levodopa ER tab.	Sinemet CR
	$$$	Bromocriptine tab., cap.	Parlodel

3.5.3	DOPAMINE RECEPTOR AGONISTS

	$	Pramipexole tab.	Mirapex
	$	Ropinirole tab.	Requip

3.5.4	MISCELLANEOUS AGENTS

	$	Amantadine cap., syr.	Symmetrel
	$$$	Carbidopa/ Levodopa/	Stalevo	P
Entacapone tab.

3.6 PSYCHOTROPIC AGENTS

3.6.1	ANTIDEPRESSIVES

3.6.1.1	TRICYCLICS

	$	Amitriptyline tab.	Elavil
	$	Nortriptyline cap., sol.	Pamelor, Aventyl
	$	Doxepin cap., conc.	Sinequan
	$	Clomipramine cap.	Anafranil
	$	Imipramine HCl tab.	Tofranil
	$	Desipramine tab.	Norpramin

3.7	ANTIANXIETY/HYPNOTICS

3.7.1	BENZODIAZEPINES

	$	Clonazepam tab.	Klonopin
	$	Flurazepam cap.	Dalmane
	$	Temazepam* cap.	Restoril
	$	Chlordiazepoxide cap.	Librium
	$	Estazolam tab.	ProSom
	$	Clorazepate tab. T	ranxene
	$	Lorazepam tab.	Ativan
	$	Alprazolam tab.	Xanax
	$	Diazepam tab.	Valium
	$$	Oxazepam cap.	Serax
	$$	Midazolam inj.	Versed	LC=5mg/30días

3.8	SNC AGENTS AND MISCELLANEOUS

	$	Ergoloid mesylate cap.	Hydergine LC
	$$	Disulfi ram tab.	Antabuse	PA
	$$$	Ergoloid mesylate liq.	Hydergine
	$$$	Pyridostigmine tab.	Mestinon
	$$$	Pyridostigmine CR tab.	Mestinon Timespan
	$$$	Ergoloid mesylate tab.	Hydergine
	$$$	Ergoloid mesylate SL tab.	Hydergine SL
	$$$$	Neostigmine tab.	Prostigmin
	$$$$	Pyridostigmine syr.	Mestinon

3.9	ALZHEIMER

	$$	Rivastigmine cap., sol.	Exelon
	$$$	Donepezil tab., ODT	Aricept
	$$$$	Memantine tab., sol.	Namenda	ST
	$$$$	Rivastigmine patch	Exelon patch	P

4.0	DERMATOLOGICAL AGENTS

4.1	TOPICAL CORTICOSTEROIDS

4.1.1	TOPICAL CORTICOSTEROIDS OF VERY HIGH POTENCY

	$	Clobetasol cr., oint. (0.05%)	Temovate
	$	Augmented betamethasone	Diprolene
dipropionate oint. (0.05%)
	$	Clobetasol gel (0.05%)	Temovate
	$$	Clobetasol sol. (0.05%)	Temovate

4.1.2	TOPICAL CORTICOSTEROIDS OF HIGH POTENCY

	$	Betamethasone dipropionate	Diprosone
cr., oint., lot. (0.05%)
	$	Triamcinolone acetonide	Kenalog
cr., oint. (0.5%)
	$	Fluocinonide cr., oint., gel,	Lidex
sol. (0.05%)

4.1.3	TOPICAL CORTICOSTEROIDS OF MEDIUM POTENCY

	$	Triamcinolone acetonide	Kenalog
cr., oint. (0.1%)
	$	Fluocinolone acetonide	Synalar
cr., oint. (0.025%)
	$	Betamethasone valerate	Valisone
cr., oint., lot. (0.1%)
	$	Mometasone furoate oint.(0.1%)	Elocon
	$	Desoximetasone gel (0.05%)	Topicort
	$$	Triamcinolone acetonide lot. (0.1%)	Kenalog

4.1.4	TOPICAL CORTICOSTEROIDS OF LOW POTENCY

	$	Desonide cr., oint, lot. (0.05%)	Desowen
	$	Hydrocortisone cr., oint. (≥ 2%)
	$	Fluocinolone acetonide	Synalar
cr., sol. (0.01%)
	$$	Hydrocortisone lot. (≥ 2%)

4.2	THERAPY FOR ACNE

	$	Erythromycin topical sol. (2%)
	$	Clindamycin sol. (1%)	Cleocin T sol.
	$	Erythromycin gel (2%)	EryGel
	$$	Tretinoin gel (0.01%, 0.025%)	Retin A	AL<21 años
	$$	Tretinoin cr. (0.025%, 0.05%, 0.1%)	Retin A	AL<21 años
	$$$	Isotretinoin cap. (10mg, 20mg,	Accutane, Sotret,
		40mg)	Claravis, Amnesteem

4.3	TOPICAL ANTIPSORIATICS

	$$$$	Tazarotene cr., gel	Tazorac	P

4.4	TOPICAL ANTIMYCOTICS

	$	Nystatin oint.	Mycostatin
	$	Clotrimazole cr., sol. (1%)	Various	OTC
	$	Miconazole nitrate powder,	Various	OTC
tincture (2%)
	$	Ketoconazole cr.,	Nizoral
shampoo (2%)

4.5	TOPICAL ANTIBACTERIALS

	$	Gentamicin cr., oint.	Garamycin
	$	Silver sulfadiazine cr.	Silvadene
	$$	Mupirocin oint.	Bactroban

4.6	SCABIES DRUGS

	$	Permethrin cr. (5%)	Elimite	LC = 60gm
			Acticin	NF
	$$$$	Lindane lot. (1%)	ST, LC=60cc

4.7	MISC. TOPICAL AGENTS

	$	Selenium sulfide	Selsun
shampoo 2.5%
	$$$	Anthralin cr. (0.5%)	Drithocream
	$$$	Fluorouracil sol. (2%, 5%)	Efudex
	$$$$	Fluorouracil cr. (5%)	Efudex
	$$$$	Calcipotriene cr. (0.005%)	Dovonex

4.8	THERAPY FOR ROSACEA

	$$	Sulfacetamide/Sulfur cr.,
		lot., emulsion	Sulfacet – R
	$$$	Metronidazole cr., gel, lot.	MetroCream, MetroGel,
		(0.75%)	MetroLotion
	$$$	Sulfacetamide/Sulfur susp.	Sulfacet-R

4.9	ORAL DERMATOLOGICAL AGENTS
	$$$$	Methoxsalen cap.	Oxsoralen
	$$$$$	Acitretin cap.	Soriatane	P

4.10	MISCELLANEOUS ANTIPSORIATICS

4.10.1	TNF ANTAGONISTS

	$$$$$! Adalimumab inj.		Humira,			PA, P
			Humira Pen			PA, P
	$$$$$! Etanercept inj.		Enbrel			PA, P

5.0	MEDICATIONS FOR THE EAR, NOSE AND THROAT

5.1	OTIC PREPARATIONS

	$	Hydrocortisone/Neomycin/
		Polymixin B otic sol., susp.			Cortisporin
	$	Burrow’s (Acetic acid 2%/
		Aluminum acetate) otic sol.			Domeboro
	$$	Ofloxacin otic sol.			Floxin Otic
					Floxin Otic Singles		NF
	$$	Acetic acid otic sol.			Vosol
	$$	Acetic acid/			Vosol-HC
Hydrocortisone otic sol.

5.2 AGENTS FOR THE MOUTH AND THROAT
	$	Chlorhexidine gluconate sol. (0.12%)			Peridex
	$	Lidocaine viscous sol.			Xylocaine
	$	Hydrocortisone acetate			Orabase
dental paste
	$$	Clotrimazole troche			Mycelex

6.0	GASTROENTEROLOGY

6.1	AGENTS FOR ULCERS

6.1.1	H2 ANTAGONISTS

	$	Ranitidine tab. (300mg)		Zantac
	$	Cimetidine tab., sol.		Tagamet
	$$	Ranitidine syr.		Zantac

6.1.2 PROTON PUMP INHIBITORS

	$	Omeprazole cap. (10mg, 20mg)		Prilosec

6.1.3 MISCELLANEUOUS ULCER AGENTS

	$	Sucralfate tab.		Carafate
	$$$	Sucralfate susp.		Carafate
	$$$$	Misoprostol tab.		Cytotec

6.2 ANTIDIARRHEA DRUGS

	$	Diphenoxylate/ Atropine		Lomotil
tab., liq.

6.3 ANTIPASMODICS

	$	Dicyclomine tab., cap.		Bentyl
	$	Dicyclomine syr.		Bentyl

6.4 MISCELLANEOUS GASTROINTESTINAL AGENTS

6.4.1 GASTROINTESTINAL AGENTS

	$	Sulfasalazine tab.	Azulfi dine
	$$	Sulfasalazine EC tab.	Azulfi dine EN
	$$$$	HC retention enema	Colocort, Hydrocort
	$$$$	Mesalamine EC tab.	Asacol, Asacol HD		P
	$$$$	Olsalazine cap.	Dipentum
	$$$$$	Mesalamine supp.	Canasa
	$$$$$	Mesalamine CR cap.	Pentasa		P
	$$$$$	Budesonide cap.	Entocort EC		PA
	$$$$$	Mesalamine enema	Rowasa

6.4.2 BILIARY ACIDS

	$$$ Ursodiol cap. (300 mg)		Actigall

6.4.3 DIGESTIVES

	$$	Pancreatic enzymes	Creon		P
	$$	Pancreatic enzymes*

6.4.4 OTHERS

	$	Hydrocortisone rectal cr.	Anusol-HC
(2.5%)
	$$	Hydrocortisone acetate/	Analpram-HC
Pramoxine rectal cr.
	$$$	Hydrocortisone acetate/	Proctofoam HC
Pramoxine rectal foam
	$$$$$	Cromolyn conc.	Gastrocrom

7.0	ENDOCRINOLOGY AGENTS

7.1	DIABETES THERAPY

7.1.1	HYPOGLYCEMIC AGENTS

7.1.1.1	SULPHONILUREA

	$	Glyburide micronized tab.	Generic Only
	$	Glipizide tab.	Glucotrol
	$	Glipizide XL tab.	Glucotrol XL
	$	Glyburide tab.	Generic Only
	$	Glimepiride tab.	Amaryl

7.1.1.2	ALFA GLUCOSIDASE INHIBITORS

	$$$	Acarbose tab.	Precose

7.1.1.3	TIAZOLIDINEDIONAS

	$$$	Pioglitazone tab.	Actos

7.1.1.4	DPP IV INHIBITOR

	$$$	Saxagliptin tab.	Onglyza	ST, P
	$$$	Saxagliptin/Metformin tab.	Kombiglyze	ST, P

7.1.1.5	INSULIN

	$	Human insulin (regular, NPH,	Humulin	P
		70/30, lente) vial	Humulin Pen	NF
	$$$	Insulin lispro vial	HumaLog	P
			HumaLog Mix	NF
			HumaLog Pen	NF
	$$$	Insulin glargine vial	Lantus	P
			Lantus Solostar	P

7.1.1.6	OTHERS

	$	Insulin syringe & needle	Several
	$	Metformin tab.	Glucophage
	$	Metformin tab.	Glucophage XR

7.1.2	HIPERGLYCEMIC AGENTS

	$$	Glucagon inj.

7.2	THYROID

7.2.1	ANTITHYROID AGENTS

	$	Propylthiouracil tab.
	$$	Methimazole tab.	Tapazole

7.2.2	THYROID HORMONES

	$	Levo-thyroxine tab.	Several
	$	Levo-thyroxine tab.	Synthroid	P
	$	Levo-thyroxine tab.	Levoxyl	P

7.3	CORTICOSTEROIDS

	$	Dexamethasone sodium phosphate inj.		OB-GYN
	$	Prednisone tab.	Deltasone
	$	Dexamethasone tab.	Decadron
	$	Methylprednisolone* tab.	Medrol
	$	Prednisolone syrup	Prelone
	$	Triamcinolone acetonide inj.	Kenalog,
Aristocort Forte
			Aristospan	NF
	$	Hydrocortisone* tab., sol.	Cortef
	$	Cortisone acetate tab.
	$	Fludrocortisone acetate tab.	Florinef
	$	Dexamethasone elixir,	Decadron
syrup, sol.
	$$	Betamethasone acetate &	Celestone	OB-GYN
		sodium phosphate inj.	Soluspan

7.4	GROWTH HORMONES

	$$$$$	Somatropin inj.	Omnitrope	PA, P

7.5	MISCELLANEOUS ENDOCRINOLOGICAL AGENTS

7.5.1	ANDROGENS

	$$$ Testosterone cypionate* in oil inj.		Depo-Testosterone

7.5.2	ANTIHYPERPROLACTINEMIA AGENTS

	$$$$$ Cabergoline tab.		Dostinex

7.5.3 OTHERS

	$$$	Desmopressin acetate	DDAVP
nasal sol. (0.01%)
	$$$	Etidronate disodium tab.	Didronel	PA
	$$$$	Desmopressin acetate	DDAVP
nasal spray sol. (0.01%)
	$$$$	Desmopressin acetate tab.	DDAVP
	$$$$$	Desmopressin acetate inj.	DDAVP
(4mcg/ml vial, small vial)
	$$$$$!	Desmopressin acetate nasal	Stimate
spray sol. 1.5 mg/ml
	$$$$$!!	Octreotide acetate* inj.	Sandostatin	PA
			Sandostatin LAR	PA

8.0	MUSCULOSKELETAL SYSTEM AND RHEUMATOLOGY

8.1	NONSTEROID ANTIINFLAMATORIES

	$	Ibuprofen tab. (≥ 400mg)	Motrin (≥ 400mg)	OTC are NF
	$	Naproxen tab.	Naprosyn
	$	Indomethacin cap.	Indocin
	$	Salsalate tab.	Disalcid
	$	Sulindac tab.	Clinoril
	$$	Naproxen EC tab.	EC-Naprosyn
	$$	Naproxen sodium tab.	Anaprox, Anaprox DS
			Naprelan	NF
	$$	Nabumetone tab.	Relafen
	$$$$	Indomethacin ER cap.	Indocin SR
	$$$$	Celecoxib cap.	Celebrex	ST, P

8.2	GOUT

	$	Colchicine tab.
	$	Allopurinol tab.	Zyloprim
	$	Probenecid tab.	Benemid

8.3 MUSCLE RELAXANTS

	$	Cyclobenzaprine tab. (10mg)	Flexeril
	$	Diazepam* tab., sol., conc.	Valium
	$	Baclofen tab.	Lioresal
	$$	Dantrolene cap.	Dantrium

8.4 TNF ANTAGONISTS

	$$$$$! Adalimumab inj.		Humira,	PA, P
			Humira Pen	PA, P
	$$$$$! Etanercept inj.		Enbrel	PA, P

8.5 MISC. RHEUMATOLOGICAL AGENTS

	$	Methotrexate* tab.	Rheumatrex
	$	Penicillamine cap.	Cuprimine
	$$$	Azathioprine tab.	Imuran

	$$$$	Aurothioglucose inj.	Solganal	PA
	$$$$$	Auranofin cap.	Ridaura	PA

9.0	OBSTETRICS AND GYNECOLOGY

9.1	PRENATAL VITAMINS

	$	Prental Vitamins with iron and	Generic only	OB-GYN
folic acid

9.2	BIOLOGICAL AGENTS

Rho Gam- Second dose (post partum).
(The Department of Health covers the first dose at selected Pharmacies – Mothers and Children Program.)

9.3	ESTROGEN AND PROGESTIN

9.3.1	ESTROGEN

	$	Estradiol tab.
	$	Estropipate tab.
	$$	Conjugated estrogens tab.	Premarin	P
(0.3mg, 0.625mg, 0.9mg, 1.25mg, 2.5mg)

9.3.2	ESTROGENS IN COMBINATION

	$$	Conjugated estrogen/	PremPro	P
		Medroxyprogesterone tab.	PremPro Low Dose	NF
(0.625/2.5mg; 0.625/5mg)
	$$$	Estradiol/Norethindrone	Activella
acetate tab.

9.3.3	PROGESTERONE

	$	Medroxyprogesterone	Provera
acetate tab.

9.3.4	BIRTH CONTROL PILLS

	Available through the Department of Health			PA-AUB

9.4	TOPICAL AGENTS

9.4.1	VAGINAL ESTROGENS

	$$	Conjugated estrogen vaginal cr.	Premarin	P
Vaginal cream
	$$	Estradiol vaginal tab.	Vagifem

9.4.2	VAGINAL ANTIINFECTIOUS

	$$	Terconazole* vaginal cr., supp.	Terazol - 3,
Terazol - 7
	$$$	Clindamycin phosphate
		vaginal* cr., supp.	Cleocin
	$$$	Metronidazole vaginal gel	Vandazole
(0.75%)

9.5	MISCELANEOUS AGENTS

9.5.1	OSTEOPOROSIS

	$$ Alendronate tab. (includes		Fosamax
weekly dose)
	$$$ Risedronate tab.		Actonel	P

10.0	NUTRIENTS, VITAMINS AND CLOTTING THERAPY

10.1	NUTRIENTS AND VITAMINS

10.1.1	NUTRIENTS

	$	Potassium chloride CR tab.	Klor-Con
	$	Potassium chloride* CR cap.	Kay-Ciel/ Kaon Cl
	$	Potassium chloride* packs	Klor-Con
	$$	Potassium chloride* sol.	Kay-Ciel/ Kaon Cl
	$$	Levocarnitine tab. (330mg), sol.	Carnitor
	$$	Iron dextran inj.	Infed

10.1.2 VITAMINS

	$	Phytonadione tab.	Mephytoin
	$	Vitamin D tab., cap.		OTC
	$	Ferrous sulfate tab. (325 mg)	Several	OTC
	$	Acido fólico tab. (1 mg)
	$	Cyanocobalamin inj.	Vit B-12 inj.
	$	Leucovorin inj.
	$$	Ergocalciferol inj.	Calciferol
	$$	Calcitriol cap.	Rocaltrol
	$$	Leucovorin tab.

10.2	CLOTTING THERAPY

10.2.1	ANTICOAGULANTS

	$	Heparin* inj.
	$	Warfarin tab.	Coumadin
	$$$	Prasugrel tab.	Effient	PA, P
	$$$$	Enoxaparin inj.	Lovenox	PA

10.2.2	ANTIPLATELETS

	$	Aspirin tab., EC tab.	Several		OTC
		(81mg, 325mg)	(90 days’ supply per prescription)
	$$$$	Clopidogrel tab.	Plavix
	$$$$	Dipyridamole/ ASA cap.	Aggrenox

10.2.3 ANTIHEMOPHILIC AGENTS

	$$$$$!!	Factor IX	Complex for inj.	PA
	$$$$$!!	Antihemophilic factor VIII	Hemofil M	PA, P
(human) for inj.
	$$$$$!!	Antihemophilic factor VIII	Kogenate	PA, P
		recombinant inj.	Recombinate	PA, P
			Advate	PA, P
			Xyntha	PA, P
	$$$$$!!	Coagulation factor IX inj. PA
	$$$$$!!	Antihemophilic factor VWF PA
(human) inj.

	$$$$$!!	Coagulation factor IX	Benefix	PA, P
recombinant inj.
	$$$$$!!	Coagulant factor VIIA		PA
recombinant inj.
	$$$$$!!	Antiinhibitor coagulant		PA
complex inj.

10.2.4 AGENTS FOR INTERMITENT CLAUDICATION

	$	Pentoxifylline tab.	Trental
	$	Cilostazol tab.	Pletal

11.0 ANTIDOTES

	$$	Sodium polystyrene/	Kayexalate
		sulfonate powder, susp.	Kionex
	$$	Calcium acetate cap.	Phoslo
	$$$$	Sevelamer carbonate tab.,	Renvela	PA, P
powder
	$$$$	Cinacalcet tab.	Sensipar	PA, P

12.0	RESPIRATORY AGENTS

12.1	ANTIHISTAMINES

12.1.1	ANTIHISTAMINES

	$	Diphenhydramine cap. (50mg)	Benadryl	OTC are NF
	$	Hydroxyzine pamoate cap.	Vistaril
	$	Hydroxyzine* HCl tab., syr.	Atarax

12.1.2	NON-SEDATIVE ANTIHISTAMINES

	$	Loratadine OTC tab., syr.	Claritin		OTC

12.2	INTRANASAL STEROIDS

	$$	Fluticasone nasal susp.	Flonase

12.3	OTHERS

	$	Cromolyn nasal sol.	Nasalcrom		OTC

12.4	ASTHMA AGENTS

12.4.1	BRONCHIODILATORS

12.4.1.1 XANTINES

	$	Theophylline sol.
	$	Theophylline SR 12hr tab.	Theo-Dur
	$	Theophylline elixir	Aerolate,
Elixophylline
	$	Theophylline* SR cap., CR cap.	Slo-BID Gyro,
Theo – 24, Theocap,
Theo-Dur SPR
	$$	Theophylline* SR 24hr tab.	Uniphyl
	$$$	Theophylline tab.	Theolair

12.4.1.2 ORAL BETA AGONISTS

	$	Albuterol tab., syr.	Ventolin, Proventil
		Albuterol CR tab.	Volmax	NF
			Proventil Repetabs	NF
	$	Terbutaline tab.	Brethine

12.4.1.3 INHALED BETA AGONISTS

	$	Albuterol inh. sol.		Generic Only
	$$	Albuterol HFA inh.	ProAir HFA	P
			Ventolin HFA	P
			Proventil HFA	NF
	$$	Levalbuterol inh.	Xopenex HFA	P
	$$$	Formoterol inh.	Foradil	P
	$$$$	Salmeterol inh., diskus	Serevent

12.4.1.4 ANTICHOLINERGICS

	$	Ipratropium Br inh. sol.	Atrovent
	$$$	Ipratropium Br inh.	Atrovent HFA
	$$$	Tiotropium inhalation powder	Spiriva	PA

12.4.1.5 INHALED CORTICOSTEROIDS

	$$	Beclomethasone inh.	Qvar	P
	$$$	Fluticasone inhalation powder	Flovent HFA	P
			Flovent Diskus	P
	$$$$	Budesonide inh. susp.	Pulmicort
(respules)

12.4.1.6 AGENTS IN COMBINATION

	$$$	Albuterol / Ipratropium	Combivent	ST
bromide inh.
	$$$$	Fluticasone / Salmeterol powder	Advair Diskus	ST, P
			Advair HFA	ST, P
12.4.1.7	MISCELLANEOUS AGENTS

	$	Montelukast tab., chew tab.	Singulair
	$	Cromolyn sodium inh. sol.	Intal
	$$$	Cromolyn inh.	Intal inh.

12.5	ANTITUSSIVES AND EXPECTORANTS

	$	Codeine / Guaifenesin		Generic Only
liq., syr.

13.0	OPHTALMIC AGENTS

13.1	OPHTALMIC ANTIBIOTICS

	$	Gentamicin ophth. sol.	Garamycin
	$	Erythromycin ophth. oint.
	$	Tobramycin ophth. sol.	Tobrex
	$	Bacitracin ophth. oint.	Bacitracin
	$	Sodium sulfacetamide	Bleph 10
ophth. sol. (10%)
	$	Trimethoprim/Polymyxin B	Polytrim
ophth. sol.

	$	Sodium sulfacetamide ophth.
oint. (10%)
	$	Ofloxacin ophth. sol.	Ocuflox
	$	Gentamicin ophth. oint.	Garamycin
	$	Ciprofloxacin ophth. sol.	Ciloxan
	$$	Tobramycin ophth. oint.	Tobrex
	$$	Ciprofloxacin ophth. oint.	Ciloxan
	$$$	Trifluridine ophth. sol.	Viroptic	PA

13.2	OPHTALMIC ANTIINFLAMATORIES

13.2.1	CORTICOSTEROIDS

	$	Prednisolone acetate ophth.
		susp. (1%)	Pred Forte
	$	Fluorometholone ophth.
		susp. (0.1%) FML	Liquifi lm
	$$	Prednisolone phosphate
		ophth. sol. (1%)	Inflamase
	$$	Fluorometholone acetate	Efl one
		ophth. susp. (0.1%)	Flarex	NF

13.2.2	NON STEROIDAL ANTIINFLAMMATORIES

	$$$ Ketorolac ophth. sol.		Acular
(max 30 days in 365 days)
Acular LS
			Acular PF	NF
	$$$ Diclofenac ophth. sol.		Voltaren
(max 30 days in 365 days)

13.3	PRODUCTS IN COMBINATION

$$$	Tobramycin/Dexamethasone		Tobradex
	ophth. susp.		Tobradex oint.	NF

13.4	AGENTS FOR GLAUCOMA

13.4.1	MYOTICS

	$	Pilocarpine ophth. sol.

13.4.2	SELECTIVE ADRENERGIC AGONISTS

	$	Brimonidine ophth. sol. (0.2%)	Alphagan
			Alphagan P	NF

13.4.3	BETA BLOCKERS

	$	Timolol* ophth. sol.	Timoptic
	$	Levobunolol ophth. sol.	Betagan
	$	Betaxolol* ophth. sol. (0.5%)	Betoptic
			Betopic S	NF
	$	Timolol XE ophth. gel	Timoptic-XE

13.4.4	ANHIDRASE INHIBITORS

	$	Dorzolamide ophth. sol.	Trusopt Plus
	$	Brinzolamide ophth. susp.	Azopt	P

13.4.5	PROSTAGLANDINES

	$	Latanoprost ophth. sol.	Xalatan
	$$	Bimatoprost ophth. sol.	Lumigan	ST, P
	$$	Travaprost ophth. sol.	Travatan Z	ST, P

13.5	MISCELLANEOUS OPHTALMIC AGENTS

	$	Atropine ophth. sol., oint.	Iso-Atropine

14.0	UROLOGY

14.1	ANTISPASMODICS

	$	Oxybutinin tab.	Ditropan
			Ditropan XL		NF
	$$	Oxybutynin syr.	Ditropan

14.2	ANESTHESICS

	$ Phenazopyridine tab.		Pyridium	LC= 6 tab.
(100 mg, 200 mg)

14.3	MISCELLANEOUS UROLOGICAL AGENTS

	$	Methenamine-hyosciaminemethylene
		blue-sod biphosphenyl	Urin D/S,
		salicilate tab. 81.6 mg	Uretron D/S
	$$	Finasteride tab. (5 mg)	Proscar

15.0	CANCER

There shall be covered under the pharmacy coverage only the oral presentations of the cancer products which are detailed as follows. Other presentations shall be covered through the ambulatory chemotherapy clinics.

15.1 ANTIMETABOLITS

	$$	Methotrexate tab.
	$$$	Mercaptopurine tab.	Purinethol
	$$$	Thioguanine tab.
	$$$$$!	Capecitabine tab.	Xeloda		PA

15.2 ALKALATING AGENTS

	$$	Lomustine cap.	CEENU
	$$$$	Busulfan tab.	Myleran
	$$$$$	Melphalan tab.	Alkeran
	$$$$$!	Cyclophosphamide tab.	Cytoxan
	$$$$$!	Chlorambucil tab.	Leukeran
	$$$$$!!	Temozolamide cap.	Temodar		PA
	$$$$$!!	Procarbazine cap.	Matulane

15.3 ANDROGENS, ESTROGENS, PROGESTINS

15.3.1 PROGESTINS

	$$$	Megestrol acetate tab., susp.	Megace
	$$$$	Medroxyprogesterone acetate	Depo-Provera		PA
inj. (400 mg)

15.3.2	ANTIANDROGENS

	$$ Bicalutamide tab.		Casodex	PA
	$$ Flutamide cap.		Eulexin	PA

15.3.3	BREAST CANCER

15.3.3.1	ANTISTROGENS

	$	Tamoxifen tab.	Nolvadex

15.3.3.2 AROMATASE INHIBITORS

	$	Letrozole tab.	Femara
	$	Anastrozole tab.	Arimidex
	$	Exemestane tab.	Aromasin

15.3.4 HORMONAS

	$$$$$!!	Estramustine cap.	Emcyt

15.4 MISCELANEOUS CANCER AGENTS

	$$$	Hydroxyurea cap.	Hydrea
	$$$$	Leuprolide inj.	Eligard	PA, P
(all the presentations)
	$$$$$	Leuprolide inj.	Lupron Depot	PA, P
(all the presentations)
	$$$$$!	Etoposide cap.	Vepesid
	$$$$$!	Dasatinib tab.	Sprycel	PA, P
	$$$$$!	Sunitinib cap.	Sutent	PA, P
	$$$$$!	Sorafenib tab.	Nexavar	PA, P
	$$$$$!	Nilotinib	Tasigna	PA, P
	$$$$$!	Everolimus tab. Afinitor PA, P
	$$$$$!!	Goserelin implant	Zoladex	PA
	$$$$$!!	Mitotane tab.	Lysodren
	$$$$$!!	Imatinib tab., cap.	Gleevec	PA

15.5 INMUNOSUPRESSORS

	$$$$	Azathioprine tab.	Imuran
	$$$$	Cyclosporine modifi ed cap., sol.	Neoral	PA, P
	$$$$	Cyclosporine modifi ed cap., sol.	Generic only	PA
			Gengraf	NF
	$$$$$	Cyclosporine* cap., sol.	Sandimmune	PA
	$$$$$	Cyclosporine cap., sol.	Sandimmune	PA, P
	$$$$$!	Sirolimus tab., sol.	Rapamune	PA
	$$$$$!	Mycophenolate sodium tab.	Myfortic	PA, P
	$$$$$!	Mycophenolate mofetil tab.,	CellCept	PA
cap., liq.
	$$$$$!	Tacrolimus cap.	Prograf	PA

16.0 BIOTECHNOLOGY

16.1 MULTIPLE SCLEROSIS

	$$$$$!!	Glatiramer acetate inj.	Copaxone	PA, P
	$$$$$!!	Interferon beta-1A inj.	Avonex	PA, P

$$$$$!!	Interferon beta-1B inj.	Extavia	PA, P
$$$$$!!	Mitoxantrone inj.	Novantrone	PA

16.2 ERYTHROID STIMULANTS

$$$$$	Darbepoetin alfa inj.	Aranesp	PA, P
$$$$$	Epoetin alfa inj.	Procrit	PA, P

16.3 MYELOID STIMULANTS

$$$$$!	Sargramostim inj.	Leukine	PA, P
$$$$$!!	Filgrastim inj.	Neupogen	PA, P
$$$$$!!	Pegfi lgrastim inj.	Neulasta	PA, P

16.4 INTERFERONS

$$$$$!!	Interferon alfa-2B inj.	Intron A	PA
$$$$$!!	Interferon Gamma-1B inj.	Actimmune	PA

Revised 12/26/2012

NF Unlisted
PA Requires preauthorization
P Contracted brand name product (rebate)
Bold Generic bioequivalent available in all the presentations
Bold* Some presentations of the medications are not available in generic
LC Limit as to the amount to be dispatched
ST: Step therapy, Clinical protocol for its use
AL Age limit
OB-GYN Only in Obstetrics-Gynecology listing
VIH-AIDS Only in HIV-AIDS listing
OTC-Over the Counter
OTC-Over the Counter-Unlisted

PART III - APPENDIX I
PRODUCTS WITH A LIMITATION
AS TO THE AMOUNT TO BE DISPATCHED

1.	Antimycotics

Product	Generic	Limitation
Name
Lamisil	Terbinafine	Maximum 12 weeks
	tab.	(lifetime) - 84 tablets

2.	Triptanes (Agents for migraine)

Product	Generic Name	Limitation
Imitrex	Sumatriptan nasal spray	Maximum amount within a 30 day
period = 6 inhalers
Imitrex	Sumatriptan tab.	Maximum amount within a 30 day
period = 6 tablets

3.	Antianxiety/Hypnotic

Product	Generic Name	Limitation
Versed	Midazolam inj.	Maximum amount within a 30 day
period = 5 mg.

4.	Scabicides
Product	Generic Name	Limitation
Elimite	Permethrin cr. (5%)	Maximum amount within a 30 day
period = 60 gm.
Lindane	Lindane lot. (1%)	Maximum amount within a 30 day
period = 60 cc

5.	Anesthesics

Product	Generic Name	Limitation
Pyridium	Phenazopyridine tab.	Maximum treatment for three days
= 6 tablets

HEALTH PLAN OF THE COMMONWEALTH OF PUERTO RICO
PREFERRED DRUG LIST DENTAL 2013-2014

	1.0	ANTIINFECTIOUS

	1.1	CEPHALOSPORINES

	1.1.1	FIRST GENERATION
		$	Cephalexin cap.	Keflex
		$	Cephalexin susp.	Keflex
		$$$	Cefadroxil* susp.	Duricef	AL < 12 years

1.2 MACROLIDS

		$	Erythromycin cap.
		$	Erythromycin stearate tab.	Erythrocin
		$	Erythromycin tab.
		$	Erythromycin EC* tab.	E-Mycin,
EryTab
		$	Erythromycin
			ethylsuccinate* tab., chew	E.E.S.,
			tab., susp.	Eryped

	1.3	PENICILLINS

		$	Ampicillin cap., susp.	Principen
		$	Penicillin VK tab., sol.	Veetids,
Pen-Vee K
		$	Amoxicillin* cap., tab., Trimox,
			chew tab., susp.	Amoxil,
Wymox

1.4	ANTIINFECTIOUS MISCELLANEOUS

		$	Clindamycin cap.	Cleocin
(150mg, 300mg)
		$$$	Clindamycin cap. (75mg), sol.	Cleocin

2.0	NARCOTIC ANALGESICS AND AGENTS IN COMBINATION

	$		APAP/ Codeine* tab., cap.,
elixir, sol., susp.
	$		APAP/ Hydrocodone tab.,
cap., elixir

3.0 NON-STEROID ANTIINFLAMMATORIES
	$		Ibuprofen tab. (≥400mg)	Motrin (≥400mg)	OTC are NF
	$		Naproxen tab.	Naprosyn
	$$		Naproxen EC tab.	EC-Naprosyn
	$$		Naproxen sodium tab.	Anaprox, Anaprox DS
				Naprelan	NF

Revided 12/26/12

HEALTH PLAN OF THE COMMONWEALTH OF PUERTO RICO

PREFERRED DRUG LIST
EMERGENCY ROOMS
2013-2014

1.0	ANTIINFECTIOUS

1.1.1	CHEPHALOSPORINES

1.1.1	FIRST GENERATION

	$	Cephalexin cap.	Keflex
	$	Cephalexin susp.	Keflex
	$$$	Cefadroxil* susp.	Duricef AL « 12 years

1.1.2	SECOND GENERATION

	$$	Cefaclor cap.	Ceclor
			Ceclor CD	NF
	$$$	Cefprozil tab., susp.	Cefzil

1.1.3	THIRD GENERATION

	$$$	Defdninir cap., susp.	Omnicef

1.1.2	MACROLIDS

	$	EES/Sulfisoxasole susp.	Pediazole
	$	Erythromycin cap.
	$	Erythroycim stearate tab.	Erythrocin
	$	Erythromycin tab.
	$	Erythromycin EC*tab.	E-Mycin,
Ery Tab
	$	Erythromycin ethylsuccinate*	E.E.S.,
		Tab., susp.	Eryped
	$$$	Azithromycin tab.,susp.,	Zithromax
		powder pack for susp. (1 gm)	Zithromax Tri-Pack		NF
	$$$	Clarithromycin tab., susp.	Biaxin

1.3	PENICILINS

	$	Ampicillin cap., susp.	Principen
	$	Penicillin VK tab., sol.	Veetids,
Pen-Vee K
	$	Amoxicillin* cap., tab.,	Trimox,
		Chew tab., susp.,	Amoxil
Wymox
	$$$	Amoxicillin / Clavulanic	Augmentin
		acid tab., chew tab., susp.	Augmentin ES		NF
			Augmentin XR		NF

1.4	SULFONAMIDES

	$	Trimethoprim /	Bactrim, Bactrim DS,
		Sulfamethoxazole tab., susp.	Septra, Septra DS

1.5	TETRACYICLINES

	$	Doxycycline hyclate tab.,	Vibratab,
		cap.	Vibramycin
	$	Tetracycline cap.	Achromycin
	$$$$	Doxycycline syr., susp.	Vibramycin

1.6	ANTIMYCOTICS

	$	Nystatin susp.	Mycostatin, Nystat

1.7	ANTIVIRALS

	$	Acyclovir tab., cap.	Zovirax
	$$	Acyclovir susp.	Zovirax

1.8.	QUNINOLONES

	$	Ciprofloxacin tab. (250mg,	Cipro
500mg, 750mg)
	$	Levofloxacin tab.	Levaquin
	$$$$	Ciprofloxacin susp.	Cipro

1.9	MISCELLANEOUS ANTIINFECTIOUS

	$	Metronidazole tab.	Flagyl
			Flagyl ER	NF
	$	Nitrofurantoin/monohydrate Macrobid
Macrocrystals* cap.
	$	Clindamycin cap.	Cleocin
(150mg, 300mg)
	$$	Nitrofurantoin	Macrodantin
macrocrystals* cap.
	$$$	Clindamycin cap. (75mg), susp.	Cleocin

2.0	CARDIOVASCULAR AGENTS FOR HYPERTENSION AND LIPDS

2.1	GLYCOSIDES

	$	Digoxin* tab.	Lanoxin
	$$	Digoxin elixir	Lanoxin

2.2	ANTIHYPERTENSIVE THERAPY

2.2.1	DIURETICS

2.2.1.1	THIAZIDES

	$	Hydrochlorothiazide* tab.	Microzide

2.2.1.2	LOOP	DIURETICS

	$	Furosemide tab., sol.	Lasix

2.2.2	BETA BLOCKERS

	$	Atenolol tab.	Tenormin
	$	Atenolol/ HCTZ	Tenoretic
	$	Metoprolol tartrate tab.	Lopressor
	$	Metroprolol/HCTZ	Lopressor HCT

2.2.3	CALCIUM CHANNEL ANTAGONISTS

	$	Verapamil tab.	Isoptin, Calan

2.2.4	ANGIOTENSINE INHIBITORS (ACE)

	$	Captopril tab.	Capoten
	$	Captopril/HCTZ	Capozide
	$	Enalapril tab.	Vasotec
	$	Enalapril/HCTZ	Vaseretic

2.2.5	ANGIOTESINE RECEPTOR BLOCKER (ARB)

	$	Losartan tab.	Cozaar

2.2.6	ANTIHYPTERTENSIVES WITH CENTRAL ACTION

	$	Clonidine tab.	Catapress

2.2.7	VASODILATORS

	$	Nitroglycerin SL tab.	Nitrostat

3.0	AUTONOMIC DRUGS FOR THE CENTRAL NERVOUS SYSTEM, NEUROLOGY
AND PSYCHIATRY

3.1	ANALGESICS, NARCOTICS AND AGENTS IN COMBINATION

	$	APAP/Codeine* tab.,
elixir, sol., susp.
	$	Tramadol tab.	Ultram
	$$	APAP/Butalbital/Caffeine	Fioricet
tab., cap.

3.2	ANTICONVULSIVES

	$	Phenobarbital tab., elixir
	$	Phenytoin* chew tab.,	Dilantin
cap, susp.
	$$	Levetiracetam tab., sol. Keppra

3.3	ANTIVERTIGO AND ANTIEMETICS

	$	Promethazine Syr.	Phenergan
	$	Prochlorperazine tab.	Compazine
	$	Metoclopramide tab., syr., inj.	Reglan
	$	Promethazine* tab.	Phenergan
	$$	Trimethobenzamide cap., supp.	Tigan
	$$	Promethazine supp.	Phenergan
	$$$	Prochlorperazine* supp.	Compazine

4.0	DERMATOLOGICAL AGENTS/ TOPICAL THERAPY

4.1	TOPICAL ANTIBATERIAL

	$	Gentamicin cr., oint.	Garamycin
	$	Silver sulfadiazine cr.	Silvadene
	$$	Mupirocin oint.	Bactroban

4.2	ESCABIDES

	$$$$	Lindane lot. (1%)		ST, LC = 60cc

5.0	DRUGS FOR THE EARS AND THROAT

5.1	OTIC PREPARATIONS

	$	Burrow’s (Acetic acid 2%/
		Aluminum acetate) otic sol.	Domeboro
	$	Acetic acid/ Hydrocortisone	Vosol-HC
Otic sol.
	$	Hydrocortisone/Neomycin/
		Polymixin B otic sol., susp.	Cortisporin
	$$	Acetic acid otic sol.	Vosol
	$$	Ofloxacin otic sol. Floxin Otic

5.2	AGENTS FOR THE MOUTH AND THROAT

	$	Lidocaine viscous sol.	Xylocaine
	$$$	Clotrimazole troche	Mycelex

6.0	GASTROENTEROLOGY

6.1	AGENTS FOR ULCERS

6.1.1	H2 ANTAGONISTS

	$	Ranitidine tab. (300mg)	Zantac
	$	Cimetidine tab., sol.	Tagamet
	$$	Ranitidine syr.	Zantac

6.1.2	PROTON PUMP INHIBITOR

	$	Omeprazole cap. Prilosec
(10mg, 20mg)

6.2	ANTIDIARRHEICS

	$	Diphenoxylate/	Lomotil
Atropine Tab., liq.

7.0	ENDOCRINOLOGICAL AGENTS

7.1	DIABETES THERAPY

7.1.1.	HIPOGLYCEMIC AGENTS

7.1.1.1	SULFONILUREANS

	$	Glipizide tab.	Glucotrol
	$	Glipizide XL tab.	Glucotrol XL
	$	Glimepiride tab.	Amaryl

7.1.1.2	INSULIN

	$	Human insulin (regular) vial	Humulin R	P

7.1.1.3.	OTHERS

	$	Insulin syringe & needle	Varios
	$	Metformin tab.	Glucophage

7.2	CORTICOSTEROIDS

	$	Prednisone tab.	Deltasone
	$	Dexamethasone tab.	Decadron
	$	Dexamethasone elixir,	Decadron
syrup, sol.
	$	Methylprednisolone* tab.	Medrol
	$	Prednisolone syrup	Prelone

8.0	MUSCULOSKELETAL SYSTEM AND RHEUMATOLOGY

8.1	NON-STEROIDAL ANIINFLAMMATORIES

	$	Ibuprofen tab. (≥400mg)	Motrin (≥400mg) OTC are NF
	$	Naproxen tab.	Naprosyn
	$	Indomethacin cap.	Indocin

	$	Salsalate tab.	Disalcid
	$$	Naproxen sodium tab.	Anaprox,
Anaprox DS
			Naprelan	NF
$$ Nabumetone tab. Relafen

8.2	GOUT

	$	Colchicine tab.	Colcrys

8.3	MUSCLE RELAXANTS

	$	Cyclobenzaprine tab. (10mg)	Flexeril

9.0	COAGULATION THERAPHY

9.1	ANTICOAGULANTS

	$	Warfarin tab.	Coumadin

9.2	ANTIPLATELETS

	$	Clopidogrel tab.	Plavix

10.0	RESPIRATORY AGENTS

10.1	ANTIHISTAMINES

	$	Diphenhydramine cap. (50mg)	Benadryl cap.	OTC are NF
	$	Hydroxyzine pamoate cap.	Vistaril
	$	Hydroxyzine* HCl tab., syr.	Atarax

10.2	ASTHMA AGENTS

10.2.1	BRONCODILATORS

10.2.1.1	BETA ORAL AGONISTS

	$	Albuterol tabl, syr.	Ventolin
		Albuterol CR tab.	Volmax	NF
			Proventil Repetab	NF
	$$	Terbutaline tab.	Brethine

10.2.1.2	INHALED BETA AGONISTS

	$	Albuterol inh. sol.		Generic only
	$$	Albuterol HFA	ProAir HFA	P
			Ventolin HFA	P
			Proventil HFA	NF
	$$	Levalbuterol inh.	Xopenex HFA	P

10.2.1.3	ANTICHOLINERGICS

	$	Ipratropium Br inh. sol.	Atrovent
	$$$	Ipratropium Br inh.	Atrovent HFA

10.3	ANTITUSSIVES AND EXPECTORANTS

	$	Codeine / Guaifenesin liq.	Generic only

11.0	OPHTHALMIC AGENTS

11.1	OPHTHALMIC ANTIBIOTICS

	$	Gentamicin ophth. sol.	Garamycin
	$	Gentamicin ophth. oint.	Garamycin
	$	Trimethoprim/Polymyxin B	Polytrim
ophth. sol.
	$	Tobramycin ophth. sol.	Tobrex

11.2	OPHTHALMIC ANTIINFLAMMATORIES

	$	Prednisolone acetate ophth.	Pred Forte
susp. (1%)

12.0	UROLOGY

12.1	ANESTHESICS

	$	Phenazopyridine tab.	Pyridium	LC=6 tab.
(100mg, 200mg)

12.2	MISCELLANEOUS UROLOGICAL AGENTS

	$	Methenamine-hyosciaminemethylene
		blue-sod biphosphenyl	Urin D/S,
		salicilate tab. 81.6 mg	Uretron D/S

Revised 12/23/2012

NEPHROLOGY
HEALTH PLAN OF THE COMMONWEALTH OF PUERTO RICO
PREFERRED DRUG LIST
NEPHROLOGY
2013-2014

1.0	ANTIINFECTIOUS

1.1	CEPHALOSPORINES

1.1.1	FIRST GENERATION

	$	Cephalexin cap.	Keflex
	$	Cephalexin susp.	Keflex
	$$$	Cefadroxil* susp.	Duricef	AL less than 12 years

1.1.2	SECOND GENERATION

	$	Cefaclor cap.	Ceclor
			Ceclor CD	NF
	$$$	Cefprozil tab., susp.	Cefzil

1.1.3	THIRD GENERATION

	$$$	Cefdinir cap., susp.	Omnicef

1.2	MACROLIDS

	$	EES/Sulfisoxazole susp.	Pediazole
	$	Erythromycin cap.
	$	Erythromycin stearate tab.	Erythrocin
	$	Erythromycin tab.
	$	Erythromycin EC* tab.	E-Mycin,
EryTab
	$	Erythromycin	E.E.S., Eryped
ethylsuccinate* tab., susp.
	$$	Azithromycin tab., susp.,	Zithromax
		powder pack for susp. (1 gm)	Zithromax Tri-Pack		NF
	$$$	Clarithromycin tab., susp.	Biaxin
			Biaxin XL		NF
1.3	PENICILLINS

	$	Ampicillin cap., susp.	Principen
	$	Penicillin VK tab., sol.	Veetids,
Pen-Vee K
	$	Amoxicillin* cap., tab.	Trimox,
		chew tab., susp.	Amoxil,
Wymox
	$	Penicillin G Procaine inj.
	$$	Penicillin G Benzathine inj.	Bicillin LA
	$$$	Amoxicillin/Clavulanic	Augmentin
		acid tab., susp.	Augmentin ES		NF
			Augmentin XR		NF

1.4	SULFONAMIDES

	$	Trimethoprim/	Bactrim, Bactrim DS,
		Sulfamethoxazole tab., susp.	Septra, Septra DS

1.5	QUINOLONES

	$	Ciprofloxacin tab. (250 mg,	Cipro
500 mg, 750 mg)
	$	Levofloxacin tab. Levaquin
	$$$	Moxifloxacin tab.	Avelox		P
	$$$$	Ciprofloxacin susp.	Cipro

2.0	CARDIOVASCULAR AGENTS FOR HYPERTENSION AND LIPIDS

2.1	ANTIHYPERTENSIVE THERAPY

2.1.1	DIURETICS

2.1.1.1	THIAZIDES

	$	Hydrochlorothiazide* tab.	Microzide
	$	Chlorothiazide* tab., susp.	Diuril
	$	Chlorthalidone tab.	Hygroton
	$$	Metolazone tab.	Zaroxolyn

2.1.1.2 LOOP DIURETICS

	$	Furosemide tab., sol.	Lasix
	$	Bumetanide tab.	Bumex

2.1.2	BETA BLOCKERS

	$	Atenolol tab.	Tenormin
	$	Atenolol/Chlortalidone tab.	Tenoretic
	$	Metoprolol tartrate tab.	Lopressor
	$	Propranolol tab.	Inderal
	$	Propranolol/HCTZ tab.	Inderide
	$	Labetalol tab.	Normodyne
	$$	Metoprolol tartrate/HCTZ tab.	Lopressor HCT
	$$	Propranolol sol., conc.
	$$	Metoprolol succinate SR* tab.	Toprol XL
	$$	Carvedilol tab.	Coreg

2.1.3	CALCIUM CHANNEL ANTAGONISTS

	$	Amlodipine tab.	Norvasc
	$	Verapamil tab.	Isoptin,
Calan
	$	Ditiazem tab.	Cardizem
			Cardizem LA	NF
	$	Verapamil ER tab.	Calan SR,
Isoptin SR

			Verelan	NF
			Verelan PM	NF
			Covera HS	NF
	$	Diltiazem SR 24 hr cap.	Dilacor XR
	$$	Diltiazem HCL Extended	Tiazac
Release Beads SR 24 hr
cap. (120mg, 180mg,
240mg, 300mg, 360mg)
	$$	Diltiazem SR 12 hr cap.	Cardizem SR
	$$$	Nifedipine SR tab., CR tab.		Generic only
			Adalat CC	NF
			Procardia XL	NF
	$$$	Diltiazem HCI coated		Generic only
beads SR 24hr cap.

2.1.4	ANGIOTENSINE INHIBITORS (ACE)

	$	Captopril tab.	Capoten
	$	Enalapril tab.	Vasotec
	$	Lisinopril tab.	Privinil,
Zestril
	$	Captopril HCTZ	Capozide
	$	Enalapril HCTZ	Vaseretic
	$	Lisinopril HCTZ	Prinzide,
Zestoretic
	$$	Fosinopril tab.	Monopril

2.1.5	ANGIOTENSINE RECEPTOR BLOCKERS (ARB)

	$	Losartan tab.	Cozaar
	$	Losartan HCT tab.	Hyzaar
	$	Irbesartan tab.	Avapro ST, P
	$	Irbesartan/HCTZ tab.	Avalide ST, P

2.1.6	VASODILATORS

2.1.6.1	ALPHA RECEPTOR BLOCKERS

	$	Doxazosin tab.	Cardura
	$	Terazosin cap.	Hytrin

2.2	CHOLESTEROL AND LIPID REDUCING AGENTS

	$	Simvastatin tab.	Zocor
	$	Atorvastatin tab.	Lipitor
	$	Gemfibrozil tab.	Lopid tab.
Lopid cap.
	$	Pravastatin	Pravachol
	$$$	Cholestyramine powder packs	Questran
	$$$	Niacin CR tab.	Niaspan	P

3.0	ANTIVERTIGO AND ANTIEMETICS

	$	Metoclopramide syr., inj.	Reglan
	$	Metoclopramide tab.	Reglan

4.0	GASTROENTEROLOGY

4.1	AGENTS FOR ULCERS

4.1.1	H2	ANTAGONISTS

	$	Ranitidine tab. (300 mg)	Zantac
	$	Cimetidine tab., sol.	Tagamet
	$	Ranitidine syr.	Zantac

4.2	ANTIDIARRHEA

	$	Diphenoxylate/	Lomotil
Atropine tab., liq.

5.0	ENDOCRINOLOGIC AGENTS

5.1	DIABETES THERAPY

5.1.1	HYPOGLYCEMIC AGENTS

5.1.1.1.1 SULFONILUREAS

	$	Glyburide micronized tab.	Generic Only
	$	Glipizide tab.	Glucotrol
	$	Glipizide XL tab. G	lucotrol XL
	$	Glyburide tab.	Generic Only
	$	Glimepiride	Amaryl

5.1.1.2 ALPHA GLUCOSIDASE INHIBITORS

	$$$	Acarbose tab.	Precose

5.1.1.3 THIAZOLIDINEDIONES

	$$$$	Pioglitazone tab.	Actos

5.1.1.4 DPP IV INHIBITOR

	$$$ Saxagliptin tab.		Onglyza	ST, P
	$$$ Saxagliptin/Metformin tab.		Kombiglyze	ST, P

5.1.1.5 INSULIN

	$	Human insulin (regular, NPH,	Humulin	P
		70/30, lens) vial	Humulin Pen	NF
	$$$	Insulin lispro vial	Humalog	P
			Humalog Mix	NF

			Humalog Pen	NF
	$$$	Insulin glargine vial	Lantus	P
			Lantus Solostar	P

5.1.1.6 OTHERS

	$	Insulin syringe & needles	Several
	$	Metformin tab.	Glucophage
	$	Metformin XR tab	Glucophage XR

5.2	CORTICOSTEROIDS

	$	Prednisone tab.	Deltasone
	$	Dexamethasone tab.	Decadron
	$	Methylprednisolone* tab.	Medrol
	$	Prednisolone syrup	Prelone
	$	Hydrocortisone* tab., sol.	Cortef
	$	Fludrocortisone acetate tab.	Florinef
	$	Dexamethasone elixir,	Decadron
syrup, sol.

5.3	MISCELLANEOUS ENDOCRINOLOGIC AGENTS

	$$$	Desmopressin acetate	DDAVP
nasal sol. (0.01%)
	$$$$	Desmopressin acetate	DDAVP
nasal spray sol. (0.01%)
	$$$$$!	Desmopressin acetate nasal	Stimate
spray sol. 1.5 mg/ml

6.0	NUTRIENTS AND VITAMINS

6.1	NUTRIENTS

	$	Potassium chloride CR tab.	Klor-Con
	$	Potassium chloride* CR cap.	Kay-Ciel, Kaon Cl
	$	Potassium chloride* packs	Klor-Con
	$$	Potassium chloride* sol.	Kay-Ciel, Kaon CI
	$$	Iron dextran inj.	INFed

6.2	VITAMINS

	$	Vitamin D tab., cap.		OTC
	$	Ferrous sulfate tab. (325 mg)	Several	OTC
	$	Folic acid tab. (1 mg)
	$	Cyanocobalamin inj.	Vit. B-12 inj.
	$$	Ergocalciferol inj.	Calciferol
	$$	Calcitriol cap.	Rocaltrol

7.0	ANTIDOTES

	$$	Sodium polystyrene/	Kayexalate
		sulfonate powder, susp.	Kionex
	$$	Calcium acetate cap.	Phoslo
	$$$$	Sevelamer carbonate tab.	Renvela	PA, P
	$$$$	Cinacalcet tab.	Sensipar	PA, P

8.0	IMMUNOSUPPRESSORS

	$$$$	Azathioprine tab.	Imuran
	$$$$	Cyclosporine modified cap., sol.	Neoral	PA, P
	$$$$	Cyclosporine modified	Generic only	PA
cap., sol.
			Gengraf	NF
	$$$$$	Cyclosporine* cap., sol.	Sandimmune	PA
	$$$$$	Cyclosporine cap., sol.	Sandimmune	PA, P
	$$$$$!	Sirolimus tab., sol.	Rapamune	PA
	$$$$$!	Mycophenolate sodium tab.	Myfortic	PA, P
	$$$$$!!	Mycophenolate mofetil tab.,	CellCept	PA
cap., liq.
	$$$$$!!	Tacrolimus cap.	Prograf	PA

9.0	BIOTECHNOLOGY

9.1	ERYTHROID STIMULANTS

	$$$$$	Darbepoetin alpha inj.	Aranesp	PA, P
	$$$$$	Epoetin alpha inj.	Procrit	PA, P

10.0	MISCELLANEOUS AGENTS

	$	Indomethacin cap.	Indocin
	$$$	Megestrol acetate tab., susp.	Megace
	$$$	Indomethacin ER cap.	Indocin

Revised	12/26/2012

Code  (for all the pages):
NF - Unlisted
P - Contracted brand name product (rebate)
Bold - Bioequivalent generic available in all presentations
Bold* - Some presentations of the drugs are not available in generic
ST - Step Therapy, Clinical protocol for its use
AL - Age Limitation

HEALTH PLAN OF THE COMMONWEALTH OF PUERTO RICO
PREFERRED DRUG LIST
OBSTETRICS-GYNECOLOGY
2013-2014

1.0	ANTIINFECTIOUS

1.1	CEPHALOSPORINES

1.1.1	FIRST GENERATION

	$	Cephalexin cap.	Keflex
	$	Cephalexin susp.	Keflex

1.1.2	SECOND GENERATION

	$	Cefaclor cap.	Ceclor
			Ceclor CD	NF
	$$$	Cefprozil tab., susp.	Cefzil

1.1.3	THIRD GENERATION

	$$$	Cefdinir cap., susp.	Omnicef

1.2	MACROLIDS

	$	Erythromycin cap.
	$	Erythromycin stearate tab.	Erythromycin
	$	Erythromycin tab.
	$	Erythromycin EC* tab.	E-Mycin
EryTab
	$	Erythromycin
		ethylsuccinate* tab susp.	E.E.S., Eryped
	$$	Azithromycin susp., powder	Zithromax
		pack for susp. (1 gm)	Zithromax
			Zithromax Tri-Pack	NF
1.3	PENICILLINS

	$	Ampicillin cap., susp.	Principen
	$	Penicillin VK tab., sol.	Veetids,
Pen-Vee K
	$	Amoxicillin* cap., tab.	Trimox,
		chew tab., susp.	Amoxil,
Wymox
	$	Penicillin G Procaine inj.
	$$	Penicillin G Benzathine inj.	Bicillin LA
	$$$	Amoxicillin, Clavulanic	Augmentin
		acid tab., susp.	Augmentin ES	NF
			Augmentin XR	NF
1.4	SULFONAMIDES

	$	Trimethoprim/	Bactrim, Bactrim DS
		Sulfamethoxazole tab.	Septra, Septra DS
susp.

1.5	ANTIVIRALS

1.5.1	HERPETIC INFECTIONS

	$	Acyclovir tab., cap.	Zovirax
	$$	Acyclovir susp.	Zovirax

1.5.2	HIV-AIDS THERAPY

1.5.2.1	ANALOGOUS NUCLEOSIDES OF TRANSCRIPTASE

	$$$$$	Zidovudine* tab., cap.,	Retrovir
syr., inj.

1.5.2.2	PROTEASE INHIBITORS

Covered through the Prevention and Treatment Centers for Transmissible Diseases (CPTETs)
(Immunology Clinics)

1.6	ANTITUBERCULOUS

	$	Isoniazid tab.
	$$	Isoniazid syr.
	$$$$	Ethambutol tab.	Myambutol
	$$$$	Rifampin cap.	Rifadin
	$$$$	Isoniazid/Rifampin cap.	Rifamate
	$$$$$	Ethionamide tab.	Trecator
	$$$$$!	Rifabutin cap.	Mycobutin

1.7	MISCELLANEOUS ANTIINFECTIOUS

	$	Metronidazole tab.	Flagyl
			Flagyl ER	NF
	$	Dapsone tab.	Dapsone
	$	Clindamycin cap.	Cleocin
(150mg, 300mg)
	$$	Nitrofurantoin	Macrodantin
macrocystals* cap.
	$$$	Clindamycin cap. (75mg)	Cleocin
	$$$	Pentamidine inh.	NebuPent

2.0	ANTIHYPERTENSIVE THERAPY

2.1	BETA BLOCKERS

	$	Atenolol tab.	Tenormin
	$	Atenolol/HCTZ	Tenoretic
	$	Metoprolol tartrate tab.	Lopressor
	$	Propranolol tab.	Inderal
	$	Propranolol/HCTZ	Inderide
	$	Labetalol tab.	Normodyne
	$	Metoprolol/HCTZ	Lopressor HCT
	$$	Metoprolol succinate SR*	Toprol XL
tab.
	$$	Carvedilol tab.	Coreg	ST

2.2	CALCIUM CHANNEL ANTAGONISTS

	$$$	Nifedipine SR tab., CR tab	Generic only
			Adalat CC	NF
			Procardia XL	NF

3.3	ANTIHYPERTENSIVES WITH CENTRAL ACTION

	$	Methyldopa tab.	Aldomet

3.4	VASODILATORS

	$	Hydralazine tab.	Apresoline

3.0	ANALGESICS, NARCOTICS AND AGENTS IN COMBINATION

	$	Oxycodone/APAP cap.
	$	Oxycodone/APAP sol.
	$$$	Oxycodone/APAP tab.

4.0	ANTIVERTIGO AND ANTIEMETICS

	$	Metoclopramide syr., inj.	Reglan
	$	Trimethobenzamide inj.	Tigan
	$	Promethazine syr.	Phenergan
	$	Prochlorperazine tab.	Compazine
	$	Prochlorperazine inj.	Compazine inj.
	$	Metoclopramide tab.	Reglan
	$	Promethazine* tab.	Phenergan
	$$	Trimethobenzamide cap., supp.Tigan
	$$	Promethazine supp.	Phenergan
	$$$	Prochlorperazine* supp.	Compazine

5.0	DEMALOTOGIC AGENTS/TOPICAL THERAPY

5.1	TOPICAL ANTIMYCOTICS

	$	Nystain oint.	Mycostatin
	$	Ketoconazole cr.,	Nizoral
shampoo (2%)

5.2	TOPICAL ANTIBACTERIALS

	$	Gentamicin cr., oint.	Garamycin

6.0	GASTROENTEROLOGY

6.1	H2 ANTAGONISTS

	$	Ranitidine tab. (300mg)	Zantac
	$	Cimetidine tab., sol.	Tagamet
	$$	Ranitidine syr.	Zantac

6.2	MISCELLANEOUS ANTIULCER AGENTS

	$	Sucralfate tab.	Carafate
	$$$	Sucralfate susp.	Carafate

6.3	MISC. GASTROINTESTINAL AGENTS

	$	Hydrocortisone rectal cr.	Anusol-HC
(2.5%)
	$$	Hydrocortisone acetate/	Analpram-HC
Pramoxine rectal cr.
	$$$	Hydrocortisone acetate/	Proctofoam HC
Pramoxine rectal foam

7.0	ENDOCRINOLOGICAL AGENTS

7.1	DIABETES THERAPY

7.1.1	HYPOGLYCEMIC AGENTS

7.1.1.1	INSULIN

	$ Human insulin (regular,	Humulin	P
NPH, 70/30, lens)vial
		Humulin Pen	NF
	$$$ Insulin lispro vial	Humalog	P
		Humalog Mix	NF
		Humalog Pen	NF
	$$$ Insulin glargine vial	Lantus	P
		Lantus Solostar	P

7.1.1.2	OTHERS

	$ Insulin syringe & needles	Several

7.2	THYROID

7.2.1	THYROID HORMONES

	$ Levo-thyroxine tab.	Several
	$ Levo-thyroxine tab.	Synthroid	P
	$ Levo-thyroxine tab.	Levoxyl	P

7.3	CORTICOSTEROIDS

$	Dexmethasone sodium		OB-GYN
phosphate inj.
$	Prednisone tab.	Deltasone
$	Dexamethasone tab.	Decadron
$	Methylprednisolone* tab.	Medrol
$	Prednisolone tab., syrup	Prelone
$	Hydrocortisone* tab., sol.	Cortef
$	Fludrocortisone acetate tab.	Florinef
$	Dexamethasone elixir,	Decadron
syrup, sol.
$$	Betamethasone acetate &	Celestone	OB-GYN
	sodium phosphate inj.	Soluspan

8.0	OBSTETRICS AND GYNECOLOGY

8.1	PRENATAL VITAMINS

	$ Prenatal vitamins with	Generic only	OB-GYN
iron and folic acid

8.2	BIOLOGICAL AGENTS

Rho Gam- Second dose (post-partum)
(The Department of Health covers the first dose at selected pharmacies - Mothers and Children Program.)

8.3	ESTROGEN AND PROGESTIN

8.3.1	ESTROGEN

	$	Estradiol tab.
	$	Estropipate tab.
	$$	Conjugated estrogens tab.	Premarin	P
(0.3mg, 0.625mg, 0.9mg,
1.25mg, 2.5mg)

8.3.2	ESTROGENS IN COMBINATION

	$$	Conjugated estrogen/	PremPro	P
		Medroxyprogesterone tab.	PremPro Low Dose	NF
(O.625/2.5mg; 0.625/5mg)
	$$$	Estradiol/Norethindrone	Activella
acetate tab.

8.3.3	PROGESTERONE

	$	Medroxyprogesterone	Provera
acetate tab.

8.3.4	BIRTH CONTROL PILLS

	Available through the Department of Health			PA-AUB

8.4	TOPICAL AGENTS

8.4.1	VAGINAL ESTROGENS

	$$	Conjugated estrogen vaginal cr.	Premarin	P
Vaginal
	$$	Estradiol vaginal tab.	Vagifem

8.4.2	VAGINAL ANTIINFECTIVES

	$$	Terconazole* vaginal cr., supp.	Terazol - 3,
Terazol - 7
	$$$	Clindamycin phosphate	Cleocin
vaginal* cr., supp.
	$$$	Metronidazole vaginal gel	Vandazole
(0.75%)
8.5	MISCELLANEOUS AGENTS

8.5.1	OSTEOPOROSIS

	$$	Alendronate tab. (includes	Fosamax
weekly dosage)
	$$$	Risedronate tab.	Actonel	P

9.0	NUTRIENTS AND VITAMINS

9.1	NUTRIENTS

	$$	Iron dextran inj.	Infed

1.1	VITAMINS

	$	Ferrous sulfate tab. (325 mg)		Several	OTC
	$	Folic acid tab. (1 mg)
	$	Cyanocobalamin inj.		Vit.B-12 inj.
	$	Leucovorin inj.
	$$$$$	Leucovorin tab.

10.0	ANTICLOTTING

	$	Heparin* inj.

11.0	RESPIRATORY AGENTS

11.1	LOW SEDATION ANTIHISTAMINES

	$	Diphenhydramine cap. (50 mg)		Benadryl	OTC are NF
	$	Hydroxyzine pamoate cap.		Vistaril
	$$	Hydroxyzine* HCI tab., syr.		Atarax

11.2	NON-SEDATING ANTIHISTAMINES

	$	Loratadine OTC tab., syr.		Claritin	OTC

11.3	ASTHMA AGENTS

11.3.1	ORAL BETA AGONISTS

	$$	Terbutaline tab.		Brethine

11.3.2	INHALED BETA AGONISTS

	$	Albuterol inh., inh. sol.		Generic only
	$$	Albuterol HFA inh.	P	roAir HFA	P
				Ventolin HFA	P
				Proventil	NF
	$$	Levalbuterol inh.		Xopenex HFA	P
	$$$	Formoterol inh.		Foradil	P
	$$$$	Salmeterol inh., diskus		Serevent

11.3.3	ANTICHOLINERGICS

	$	Ipratropium Br inh. sol.		Atrovent
	$$$	Ipratropium Br Inh.		Atrovent HFA
	$$$	Tiotropium inh.		Spiriva	PA

11.3.4	INHALED CORTICOSTEROIDS

	$$	Beclomethasone inh.		Qvar	P
	$$$	Fluticasone inh., powder		Flovent HFA	P
				Flovent Diskus	P
	$$$$	Budesonide inh. Susp.		Pulmicort
(respules)

11.3.5	AGENTS IN COMBINATION

	$$$$	Fluticasone/Salmeterol		Advair Diskus	ST, P
		powder		Advair HFA	ST, P

12.0	CANCER

12.1	PROGESTINS

	$$$	Megestrol acetate tab., susp.	Megace
	$$$$	Medroxyprogesterone acetate	Depo-Provera
inj. (400 mg)

Revised 12/26/2012

Code (for all the pages):
NF - Unlisted
P - Contracted brand name product
Bold - Bioequivalent generic available in all the presentations
Bold* -Some presentations of the drugs are not available in generic
ST - Step Therapy, Clinical protocol for use
OB-GYN - Only in OB-GYN list

HEALTH PLAN OF THE COMMONWEALTH OFPUERTO  RICO
PREFERRED DRUG  LIST
ONCOLOGY
2011-2012

1.0	ANTIINFECTIOUS

1.1	MACROLIDS

	$	EEE/Sulfisoxazole susp.	Pediazole
	$	Erythromycin cap.
	$	Erythromycin stearate tab.	Erythrocin
	$	Erythromycin tab.
	$	Erythromycin EC* tab.	E-Mycin,
EryTab
	$	Erythromycin
		ethylsuccinate* tab., susp.	E.E.S., Eryped
	$$	Azithromycin tab., susp.	Zithromax
		powder pack for susp. (1 gm)	Zithromax Tri-Pack		NF
	$$	Clarithromycin tab., susp.	Biaxin
			Biaxin XL		NF
1.2	PENICILLINS

	$	Ampicillin cap., susp.	Principen
	$	Penicillin VK tab., sol.	Veetids,
Pen-Vee K
	$	Amoxicillin* cap., tab.,	Trimox,
		chew tab., susp.	Amoxil,
Wymox
	$	Penicillin G Procaine inj.
	$$	Penicillin G Benzathine inj.	Bicillin LA
	$$$	Amoxicillin/Clavulanic acid	Augmentin
		tab., susp.	Augmentin ES	NF
			Augmentin XR	NF
1.3	SULFONAMIDES

	$	Trimethoprim /	Bactrim, Bactrim DS,
		Sulfamethoxazole tab.,	Septra, Septra DS
susp.
	$$$$	Sulfadiazine tab.

1.4	QUINOLONES

	$	Ciprofloxacin tab. (250 mg.,	Cipro
500 mg., 750 mg.)
	$	Levofloxacin tab.	Levaquin
	$$$	Moxifloxacin	Avelox P
	$$$$	Ciprofloxacin susp.	Cipro

1.5	ANTIVIRALS

1.5.1	HERPETIC INFECTIONS

	$	Acyclovir tab., cap.	Zovirax
	$$	Acyclovir susp.	Zovirax

1.6	ANTIMYCOTICS

	$	Terbinafine tab.	Lamisil	LC=84 tab.
	$	Ketoconazole tab.	Nizoral
	$	Nystatin susp.	Mycostatin, Nystat
	$	Fluconazole tab., susp.	Diflucan
	$	Griseofulvin microsize tab.	Grifulvin V
	$$	Griseofulvin
		ultramicrosize tab.*	Gris-PEG

1.7	MISCELLANEOUS ANTIINFECTIOUS

	$	Dapsone tab.	Dapsone

2.0	ANALGESICS, NARCOTICS AND AGENTS IN COMBINATION

	$	Meperidine inj.	Demerol
	$	APAP/Codeine* tab., cap.,
elixir, sol., susp.
	$	APAP/Hydrocodone tab.,
cap., sol.
	$	Morphine sulfate tab., sol.
	$$	Codeine sulfate tab.
	$$	Oxycodone tab., cap., sol.	Roxicodone
	$$	Oxycodone/APAP* tab.
cap., sol.
	$$$$	Morphine sulfate SR tab.,
supp.
	$$$$	Fentanyl TDS	Duragesic

3.0	ANTICONVULSIVES

	$	Phenytoin* chew tab,	Dilantin
cap., susp.
	$$	Gabapentin cap., tab.	Neurontin
	$$	Gabapentin sol.	Neurontin

4.0	ANTIVERTIGO AND ANTIEMETICS

	$	Promethazine inj.	Phenergan
	$	Metoclopramide syr., inj.	Reglan
	$	Trimethobenzamide inj.	Tigan
	$	Promethazine syr.	Phenergan
	$	Prochlorperazine tab.	Compazine
	$	Prochlorperazine inj.	Compazine inj.
	$	Metoclopramide	Reglan
	$	Promethazine* tab.	Phenergan
	$$	Ondansetron tab., ODT tab.	Zofran
	$$	Trimethobenzamide cap., supp.	Tigan
	$$	Promethazine supp.	Phenergan
	$$$	Prochlorperazine* supp.	Compazine

5.0	DERMATOLOGIC AGENTS/TOPICAL THERAPY

5.1	TOPICAL ANTIMYCOTICS

	$	Ketoconazole cr.,	Nizoral
shampoo (2%)

5.2	MISCELLANEOUS TOPICAL AGENTS

	$$$	Fluorouracil sol. (2%, 5%)	Efudex
	$$$$	Fluorouracil cr. (5%)	Efudex

6.0	AGENTS FOR THE MOUTH AND THROAT

	$	Lidocaine viscous sol.	Xylocaine
	$$$	Clotrimazole troche	Mycelex

7.0	GASTROENTEROLOGY

7.1	AGENTS FOR ULCERS

7.1.1	H2 ANTAGONISTS

	$	Ranitidine tab. (300 mg)	Zantac
	$	Cimetidine tab., sol.	Tagamet
	$$	Ranitidine syr.	Zantac

7.1.2	PROTO PUMP INHIBITOR

	$$	Omeprazole cap.	Prilosec	LC=8 weeks

7.1.3	MISCELLANEOUS AGENTS

	$	Sucralfate tab.	Carafate
	$$$	Sucralfate susp.	Carafate
	$$$	Misoprostol tab.	Cytotec

2.2	ANTIDIARRHEA

	$	Diphenoxylate/Atropine	Lomotil
tab., liq.

8.0	ENDOCRINOLOGIC AGENTS

8.1	CORTICOSTEROIDS

	$	Dexamethasone elixir,	Decadron
syrup, sol.
	$	Prednisone tab.	Deltasone
	$	Dexamethasone tab.	Decadron
	$	Methylprednisolone* tab.	Medrol
	$	Prednisolone tab., syrup	Prelone
	$	Hydrocortisone* tab., sol.	Cortef
	$	Prednisolone sodium	PediaPred
phosphate liq.
	$	Fludrocortisone acetate tab.	Florinef

9.0	MUSCULOSKELETAL SYSTEM AND RHEUMATOLOGY

9.1	NON-STEROIDAL ANTIINFLAMMATORIES

	$	Ibuprofen tab. (≥400 mg)	Motrin (≥400mg)	OTC are NF
	$	Naproxen tab.	Naprosyn
	$	Indomethacin cap.	Indocin
	$	Sulindac tab.	Clinoril

	$$	Naproxen EC tab.	EC-Naprosyn
	$$	Naproxen sodium tab.	Anaprox, Anaprox DS.
			Naprelan	NF
	$$	Nabumetone tab.	Relafen
	$$	Indomethacin ER cap.	Indocin SR
	$$	Celecoxib cap.	Celebrex	ST, P

10.0	NUTRIENTS AND VITAMINS

10.1	NUTRIENTS

	$$	Iron dextran inj.	Infed

10.2	VITAMINS

	$	Ferrous sulfate tab. (325 mg)	Several	OTC
	$	Folic acid tab. (1 mg)
	$	Cyanocobalamin inj.	Vit. B-12 inj.
	$	Leucovorin inj.
	$	Ergocalciferol	Calciferol
	$$$$	Leucovorin tab.

11.0	ANTIHISTAMINES

	$ Diphenydramine cap. (50mg)		Benadryl	OTC are NF

12.0	CANCER

There shall be covered under the pharmacy coverage only the oral presentations of the cancer products pursuant to how they are detailed as follows. Other presentations shall be covered via the ambulatory chemotherapy clinics.

12.1	ANTIMETABOLITES

	$$	Methotrexate tab.
	$$$	Mercaptopurine tab.	Purinethol
	$$$	Thioguanine tab.
	$$$$$!	Capecitabine tab.	Xeloda	PA

12.2	Alkalating Agents

	$$	Lomustine cap.	CEENU
	$$$	Busulfan tab.	Myleran
	$$$$$	Melphalan tab.	Alkeran
	$$$$$!	Cyclophosphamide tab.	Cytoxan
	$$$$$!	Chlorambucil tab.	Leukeran
	$$$$$!!	Temozolomide cap.	Temodar	PA
	$$$$$!!	Procarbazine cap.	Matulane

12.3	PROGESTINS, ANDROGENS, ANTIANDROGENS

12.3.1	PROGESTINS

	$$$	Megestrol acetate tab., susp.	Megace
	$$$$	Medroxyprogesterone acetate	Depo-Provera	PA
inj. (400 mg)

12.3.3	ANTIANDROGENS

	$$$$	Flutamide cap.	Eulexin	PA
	$$$$$!	Bicalutamide tab.	Casodex	PA

12.4	CANCER OF THE MAMMA

12.4.1	ANTIESTROGENS

	$	Tamoxifen tab.	Nolvadex

12.4.2	AROMATASE INHIBITORS

	$	Anastrozole tab.	Arimidex
	$$$	Exemestane tab.	Aromasin	P
	$$$	Letrozole tab.	Femara		P
12.4.3	HORMONES

	$$$$$!	Estramustine cap.	Emcyt

12.5	MISCELLANEOUS CANCER AGENTS

	$$$	Hydroxyurea cap.	Hydrea
	$$$$	Leuprolide inj.	Eligard	PA, P
(all the presentations)
	$$$$$	Leuprolide inj.	Lupron	PA, P
(all the presentations)
	$$$$$!	Etoposide cap.	Vepesid
	$$$$$!	Dasatinib tab.	Sprycel	PA, P
	$$$$$!	Sunitinib cap.	Sutent	PA, P
	$$$$$!	Sorafenib tab.	Nexavar	PA, P
	$$$$$!	Nilotinib	Tasigna	PA, P
	$$$$$!	Everolimus tab.	Afinitor	PA, P
	$$$$$!	Goserelin implant	Zoladex	PA
	$$$$$!!	Mitotane tab.	Lysodren
	$$$$$!!	Imatinib tab., cap.	Gleevec	PA

12.6	IMMUNOSUPPRESSORS

	$$$$	Azathioprine tab.	Imuran
	$$$$	Cyclosporine modified cap., sol.	Neoral	PA, P
	$$$$	Cyclosporine modified	Generic only	PA
		cap., sol.	Gengraf	NF
	$$$$$	Cyclosporine* cap., sol.	Sandimmune	PA
	$$$$$	Cyclosporine cap., sol.	Sandimmune	PA, P
	$$$$$!	Sirolimus tab., sol.	Rapamune	PA
	$$$$$	Mycophenolate sodium tab.	Myfortic	PA, P
	$$$$$!	Mycophenolate mofetil tab.,	CellCept	PA
cap., liq.
	$$$$$!	Tacrolimus cap.	Prograf	PA

13.0	BIOTECHNOLOGY

13.1	ERYTHROID STIMULANTS

	$$$$$	Darbepoetin alpha inj.	Aranesp	PA, P
	$$$$$	Epoetin alpha inj.	Procrit	PA, P

13.2	MYELOID STIMULANTS

	$$$$$!!	Sargramostim inj.	Leukine	PA, P

	$$$$$!!	Filgrastim inj.	Neupogen	PA, P
	$$$$$!!	Pegfilgrastim inj.	Neulasta	PA, P

13.3	INTERFERONS

	$$$$$!!	Interferon alpha-2B inj.	Intron A	PA
	$$$$$!!	Interferon Gamma-1B inj.	Actimmune	PA

Revised    2/26/2012

Code (for all the pages):
NF - Unlisted
PA - Requires preauthorization
P - Contracted brand name product (rebate)
Bold - Bioequivalent generic available in all the presentations
Bold* - Some presentations of the drugs are not available in generic
LC - Limit in the amount to be dispatched
ST- Step Therapy,Clinical protocol for use

HIV-AIDS & HEPATITIS

HEALTH PLAN OF THE COMMONWEALTH OF PUERTO RICO
PREFERRED DRUG LIST
HIV-AIDS & HEPATITIS
2011-2012

1.0	ANTIINFECTIOUS

1.1.1	MACROLIDS

	$	EES/Sulfisoxazole susp.	Pediazole
	$	Erythromycin cap.
	$	Erythromycin stearate tab.	Erythrocin
	$	Erythromycin tab.
	$	Erythromycin EC* tab.	E-Mycin,
EryTab
	$	Erythromycin ethylsuccinate*	E.ES., Eryped
tab., susp.
	$$	Azithromycin tab., susp.,	Zithromax
		powder pack for susp. (1gm)	Zithromax Tn-Pack	NF
	$$$	Clarithromycin* tab., susp.	Biaxin
			Biaxin XL	NF
1.2	PENICILLINS

	$	Ampicillin cap., susp.	Principen
	$	Penicillin VK tab., sol.	Veetids,
Pen-Vee K
	$	Amoxicillin* cap., tab.,	Trimox,
		chew tab., susp.	Amoxil,
Wymox
	$	Penicillin G Procaine inj.
	$$	Penicillin G Benzathine inj.	Bicillin	LA
	$$$	Amoxicillin/Clavulanic acid	Augmentin
		tab., susp.	Augmentin ES	NF
			Augmentin XR	NF

1.3	SULFONAMIDES

	$	Trimethoprim I	Bactrim, Bactrim DS,
		Sulfamethoxazole tab.,	Septra, Septra DS
susp.
	$$$$	Sulfadiazine tab.

1.4	TETRACYCLINES

	$	Doxycycline hyclate tab., cap.	Vibratab,
Vibramycin
	$	Tetracycline cap.	Achromycin
	$	Minocycline cap.	Minocin
	$$$	Doxycycline syr., susp.	Vibramycin
	$$$$$	Demeclocycline tab.	Declomycin

1.5	QUINOLONES

	$	Levofloxacin tab.	Levaquin

	$	Moxifloxacin tab.	Avelox	P
	$$$	Ciprofloxacin susp.	Cipro

1.6	ANTIVIRALS

1.6.1	HERPETICS INFECTIONS

	$	Acyclovir tab., cap.	Zovirax
	$$	Acyclovir susp.	Zovirax

1.6.2	HIV-AIDS & HEPATITIS THERAPY

1.6.2.1	ANALOGOUS NON-NUCLEOSIDES OF TRANSCRIPTASE

	$	Nevirapine tab., susp.	Viramune
	$$$$$	Delavirdirie tab.	Rescniptor
	$$$$$!	Efavirenz tab., cap.	Sustiva	P
	$$$$$!	Nevirapine tab., susp.	Viramune

1.6.2.2	ANALOGOUS NUCLEOSIDES OF TRANSCRIPTASE

	$$	Stavudine cap., sol.	Zenit
	$$$$$	Zidovudine* tab.,	Retrovir
cap., syr., inj.
	$$$$$!	Abacavir tab., sol.	Ziagen
	$$$$$	Didanosine delayed release	Videx EC
cap.*
	$$$$$	Didanosine sol.	Videx
	$$$$$	Lamivudine tab., sol.	Epivir

1.6.2.3	ANALOGOUS NUCLEOSIDES OF TRANSCRIPTASE IN COMBINATION

	$$	Lamivudine / Zidovudine tab.	Combivir
	$$$$$!!	Abacavir/Lamivudine/	Trizivir	P
Zidovudine tab.

1.6.2.4	PROTEASE INHIBITORS

Covered through the Prevention and Treatment Centers for Transmissible Diseases
(CPTETs) (Immunology Clinics)

1.6.2.5	ORAL AGENTS FOR HEPATITIS B

	$$$$$!!	Lamivudine tab., sol.	Epivir HBV	PA

1.6.3	MISCELLANEOUS ANTIVIRALS

	$$$$$!!	Ganciclovir cap.	Cytovene
	$$$$$!!	Valganciclovir tab.	Valcyte
1.7	ANTIMYCOTICS

	$	Terbinafine tab.	Lamisil	LC= 84 tab.
	$	Ketoconazole tab.	Nizoral
	$	Nystatin susp.	Mycostatin, Nystat
	$	Fluconazole tab., susp.	Diflucan

	$	Griseofulvin microsize tab.	Grifulvin V
	$$$	Griseofulvin ultramicrosize* tab.	Gnis-PEG
	$$$	Clotrimazole troches	Mycelex
	$$$	Itraconazole* cap., sol.	Sporanox	HIV-AIDS
	$$$$$	Flucytosine cap.	Ancobon

1.8	ANTITUBERCULOUS

	$	Isoniazid tab.
	$$	Isoniazid syr.
	$$$$	Ethambutol tab.	Myambutol
	$$$$	Pyrazinamide tab.
	$$$$	Rifampin cap.	Rifadin
	$$$$	Isoniazid/Rifampin cap.	Rifamate
	$$$$$	Ethionamide tab.	Trecator
	$$$$$!	Rifabutin cap.	Mycobutin
	$$$$$!	Cycloserine cap.	Seromycin
	$$$$$!	Capreomycin in	Capastat

1.9	ANTIPA RASITES

	$$$	Albendazole tab.	Albenza

1.10	ANTIMALARIA

	$	Pynimethamine tab.	Darapnim
	$	Primaquine phosphate tab.	Primaquine

1.11	MISCELLANEOUS ANTIINFECTIOUS

	$	Dapsone tab.	Dapsone
	$	Clindamycin cap.	Cleocin
(150mg, 300mg)
	$$$	Clindamycin cap. (75mg), SUSP.	Cleocin
	$$$	Pentamidine inh.	NebuPent
	$$$$	Streptomycin inj.
	$$$$$!	Atovaquone susp.	Mepron

2.0	AGENTS FOR THE MOUTH AND THROAT

	$	Lidocaine viscous sol.	Xylocaine
	$$$	Clotrimazole troche	Mycelex

3.0	ANTIDIARRHEA

	$	Diphenoxylatel	Lomotil
Atropine tab., Iiq.

4.0	ENDOCRINOLOGIC AGENTS

4.1	CORTICOSTEROIDS

	$	Prednisone tab.	Deltasone
	$	Dexamethasone tab.	Decadron
	$	Methylprednisolone* tab.	Medrol
	$	Prednisolone syrup	Prelone
	$	Hydrocortisone* tab., sol.	Cortef

	$	Fludrocortisone acetate tab. Floninef
	$	Dexamethasone elixir,	Decadron
syrup, sol.

5.0	MISCELLANEOUS AGENTS

	$	Ferrous sulfate tab. (325mg)	Varios	OTC
	$	Leucovorin inj.
	$$$	Megestrol acetate tab., susp.Megace
	$$$$$	Leucovorin tab.

6.0	BIOTECHNOLOGY

6.1	ERYTHROID STIMULANTS

	$$$$$	Darbepoetin alfa inj.	Aranesp	PA, P
	$$$$$	Epoetin alfa inj.	Procrit	PA, P

ATTACHMENT 6

PUERTO RICO HEALTH INSURANCE ADMINISTRATION Retail Pharmacy Reimbursement Level Effective date: November 1, 2011
Pharmacy Type	Ingredient Cost (AWP Discounts)	Dispensive Fee
Independent:
Brand	11%	$2.50
Bioequivalent Generics	ASES’ MAC List	$2.50
Non *MAC Generics	11%	$2.50
Local Pharmacy Chains:
Brand	11%	$2.50
Bioequivalent Generics	ASES’ MAC List	$2.50
Non MAC Generics	11%	$2.50
National Pharmacy Chain:
Brand	15%	$1.75
Generics	ASES’ MAC List	$2.50
Non-MAC Generics	15%	$2.00
*Walgreens	Not Contracted
Diagnostic and Treatment Centers
Brand	12%	$2.50
Generics	ASES’ MAC List	$2.50
Non-MAC Generics	12%	$2.50

*MAC=Maximum Allowable Cost		Rev./06.2013

ATTACHMENT 7

UNIFORM AND MANDATORY PROTOCOL FOR THE CONDITIONS INCLUDED IN THE
SPECIAL COVERAGE

Diagnoses	Definitive diagnoses in the criteria for inclusion in the Special Coverage	Effectiveness and Duration of the Coverage	Tests and Labs for follow-up	Assignment of Risks	General Considerations

UNIFORM AND MANDATORY PROTOCOL FOR THE CONDITIONS INCLUDED IN THE
SPECIAL COVERAGE
REVISED AS OF 7-2009

I.    PURPOSE

The benefits of the State health system should be similar for all patients or beneficiaries, regardless of the region, geographical area or participating Insurance company.

To make uniform and to regulate throughout Puerto Rico and by all the insurance companies and participating groups, the process of the identification, inclusion and coverage similar for all the beneficiaries with a Special Condition diagnosis.

To facilitate to the beneficiaries as well as to the providers, the dynamics required in the Special Conditions, without burocratic delays, as could occur if there existed different protocols for each Insurance Company or Group.

The following table presents in a detailed fashion the diagnoses that are included as of today under the special coverage, as well as the required diagnostic criteria, tests, examinations and procedures indicated for the follow-up of the special condition indicated, it also outlines in a clear fashion the assignment of risk, so that discrepancies, erroneous constructions, delays in the service and/or treatments can be prevented. In like manner, it details the effectiveness and duration of the coverage, as well as other considerations.

The condition of Autism is updated within the catalogue of Special Conditions.

Diagnoses	Definitive diagnoses criteria for inclusion in the Special Coverage	Effectiveness and Duration of the Coverage	Tests and Labs for follow-up	Assignment of Risks	General Considerations
HIV-AIDS
1. Positive Western Blot
or
(IFA) positive
Immunofluorescent Assay

and/or

2. CD4 lower than 200
and/or
3. Evidence of Opportunistic Diseases:
-  Candidiasis
-  Cancer of the neck of the uterus (invasive)
-  Cocciodioidomycosis, Cryptococcosis, Cryptosporydiosis
-  Illness due to Cytmegalovirus
-  Encephalopathy (related to eh HIV)
-  Simple herpes (serious infection)
-  Histplasmosis
-  Isoporiasis
-  Daposi’s Sarcom
-  Lymphoma (certain types)
-  Mycobacterium avium complex
-  Pneumonia due to pneumocystis carinii/jiroveci
-  Pneumonia (recurrent)
-  Progressive multifocal leukoencephalopathy (PML)
-  Septicaemia due to salmonella (recurrent)
-  Toxoplasmosis of the brain
-  Tuberculosis
-  Emaciation syndrome

The effectiveness of the Coverage shall commence from the date when the definitive diagnosis is established. It’s imperative that the registration of the special condition be officially documented within a prudent period of time that could be established within 30 days or less. The special coverage shall be in effect while the eligibility in the PSG is maintained. If its eligibility is interrupted, for six (6) months or less, upon renewing its eligibility, it must be registered once again in the special coverage without having to repeat all the laboratories and going through the evaluation and registry procedure. Once again.

1.     Recounting of CD4 lymphocytes – 4 per year
2.     Viral Load test – 4 per year
3.     Genotype twice per year
4.    Amplification of the ARM of the HIV (RCP-TI)
5.     Analysis of the DNA of the branched chain (DNAr)
6.     Test of resistence to medications.
7.    Urine tests.
8.     Tests for other sexually transmitted diseases.
9.    Endoscopies which are diagnostic and/or thereapeutic
10.   X-ray and nuclear tests or studies (CT; MRI; Sonography; MRS)
11.   Biopsies
12.   Bronchoscopies and broncholveolar wash
13.   Ophtalmologic examinations
14.   Cultures and preparations for fungi
15.   Baciloscopies
16.  Analysis of cephalorachideal fluid

The medical services related to the condition, follow-up, complications, or complications of the diagnosis or of the treatment that may arise as part of the diagnostic studies performed, or of the complications themselves inherent to the disease. Among others:
· Candidiasis
· Cancer of the neck of the uterus (invasive)
· Cocciodioidomycosis, Cryptococcosis, Cryptosporydiosis
· Illness due to Cytmegalovirus
· Encephalopathy (related to eh HIV)
· Simple herpes (serious infection)
· Histplasmosis
· Isoporiasis
· Daposi’s Sarcom
· Lymphoma (certain types)
· Mycobacterium avium complex
· Pneumonia due to pneumocystis carinii/jiroveci
· Pneumonia (recurrent)
· Progressive muyltifocal leukoencephalopathy
· Septicaemia due to salmonella (recurrent)
· Toxoplasmosis of the brain
· Tuberculosis
· Emaciation síndrome
· Non-melanoma skin cáncer
· Nephropathies associated to HIV
· Anal Dysplasia
· Ano-genital neoplasias

Must be referred to the coverage for its registration as soon as possible due to any of the following:

1- PCP 2-
2- HIC specialist
3- Infectious disease specialists
4- Pneumologists
5- Dermatologists
6- Hematologists/ Oncologists
7- Handlers of cases of immunology clinics
In these cases, the Pharmacy coverage shall be immediately activated by the PBM, once it has entered the Registry. To be able to activate the coverage the Subscription Area in the newly entered cases shall assign the IPA and the PCP.

Autism	1- Gastrointestinal problems	The effectiveness of the Special	Endoscopies and all those to be	The medical services related to the	It must be referred to the

Diagnoses	Definitive diagnoses criteria for inclusion in the Special Coverage	Effectiveness and Duration of the Coverage	Tests and Labs for follow-up	Assignment of Risks	General Considerations

2- Allergies
Coverage shall begin from the date when the definitive diagnosis is established.
It’s imperative that it be officially documented in the special condition registry within a prudent period of time that could be established within 30 days or less.
The special coverage shall be in effect as long as the insured maintains his/her eligibility to the PSG in effect. If his/her eligibility is interrupted, for six (6) months or less, upon renewing his/her eligibility must be registered once again in the special coverage without having to repeat the clinical procedures or going through the evaluation and registration process once again.
determined by the PCP, gastroenterologist, allergist or ENT; justified by the condition or complications.
condition its complications, or complications of the treatment shall be at the risk of the Insurance Company from the date of the effectiveness of the Special Coverage.
There shall be included in the same any medication indicated to treat or control the special condition or conditions that may arise as part of the diagnostic studies performed.
special coverage for its registration by any of the following: 1- Psychiatrist 2- PCP 3- Gastroenterologist 4- Any other specialist as soon as possible, once the condition has been diagnosed.

Diagnoses	Definitive diagnoses criteria for inclusion in the Special Coverage	Effectiveness and Duration of the Coverage	Tests and Labs for follow-up	Assignment of Risks	General Considerations

Erythematous Systemic Lupus
Have a minimum of four (4) of the following criteria:
1. Malar eruption

2. Discoidal Lupus

3. Photosensitivity

4. Oral or nasal ulcers

5. Non-erosive arthritis on two (2) or more peripheral articulations.

6. Serositis:
· Pleuritis and/or
· Pericarditis

7. Renal findings:
· Proteinuria of >0.5g/d and/or
· Cellular cylinders
8. Neurological findings:
· Convulsions and/or psychosis

9. Hematological findings:
· Hemolytic anaemia and/or
· Thrombocythopenia <100,000 and/or
· Leukopenia <4,000 and/or
· Linphocytopenia <1,500

10. Immunological findings:
· Anti-ds DNA and/or
· Anti-Sm and/or
· Ab Anti-phospholipids

11. Positive ANA
· Usually > 1:80 dil.

The effectiveness of the Special Coverage shall commence from the date when the definitive diagnosis is made. It’s imperative that the registration of special condition be officially documented within a prudent period of time that could be established within 30 days or less.

The special coverage shall be in effect while the eligibility in the PSG is maintained. If the eligibility is interrupted, for six (6) months or less, upon the renewal of the eligibility, it must be registered once again in the special
Coverage without having to repeat the laboratory tests and going through the evaluation and registration procedure once again.

To be determined by the Rheumatologist, Neurologist, Cardiologist, Nephrologist, Hematologist, Pneumologist, Dermatologist, and justified by complications. Among others:
·   CRP
·   ESR
·   Anti-DNA
·   Hepatic function
·   Renal function
·   CPK – Isoenzymes
·   U/a
·   EKG
·   Echocardiograms
·   X-rays
·   Brain CT
·   Brain MRI
·   EEG
·   CBC and platets
·   Coombs test
·   Complement
·   ANA, FANA
·   Biopsies

The medical services related to the condition, follow-up, complications and/or complications of the diagnosis and/or of the treatment shall be at the risk of the Insurer from the date of effectiveness of the Special Coverage.
There shall be included in the same any medication indicated for treatment or control of the special condition or conditions that may arise as part of the diagnostic studies performed, or of complications pertaining to the disease.

Must be referred to the special coverage for its registration by any of the following:
PCP
Rheumatologist
Neurologist
Cardiologist
Nephrologist
Hematologist
Pneumologist
Dermatologist or any other specialist participating in the diagnosis, the moment it is definitive.

Diagnoses	Definitive diagnoses criteria for inclusion in the Special Coverage	Effectiveness and Duration of the Coverage	Tests and Labs for follow-up	Assignment of Risks	General Considerations

Scleroderma
The American College of Rheumatology requires for its diagnosis at least one (1) criterion greater than or two (2) lesser criteria:
GREATER CRITERIA: (1)
Proximal scleroderma
Loss of skin elasticity
Hyperpigmentation and hypopigmentation of the skin in the pattern of salt and pepper

or
MINOR CRITERIA: (2)
· Sclerodactylia
· Loss of substance from the finger pads
· Pulmonary fibrosis in both bases

In addition to at least one of the following:
· Positive biopsy of skin
· Positive ANA >1:80 dil.
· Evaluation and certification from the Rheumatologist or Dermatologist.

The effectiveness of the Special Coverage shall commence from the date when the definitive diagnosis is established. It’s imperative that it be documented officially in the registry of special conditions within a prudent period of time which could be established at 30 days or less.
The special coverage shall be in effect while the eligibility in the PSG is maintained.
If its eligibility is interrupted, during six (6) months or less, upon the renewal of the eligibility, must be registered once again in the special coverage without having to repeat the laboratories and go through the evaluation and registry procedure.

As required by:
1. Rheumatologist
2. Dermatologist
3. Cardiologist
4. Pneumologist
5. Gastroenterologist

Among others:
-Lung X-rays
-Pulmonary function tests
-Chest CT
-Thallium centellography
-SPECT
-Esophagogram
-Esophagoscopy
-Esophagus Manometry
-Antibodies
-Erithrosedimentation
-CRP
-U/a

The medical services related to the condition, follow-up, complications and/or complications of the diagnosis and/or of the treatment shall be at the risk of the Insurerr from the date of effectiveness of the Special Coverage.
There shall be included in the same any medication indicated to treat or control the special condition or conditions that
May arise as part of the diagnostic studies performed, or of complications pertaining to the disease.
Must be referred to the special coverage for ist registration by any of the following: -PCP -Rheumatologist -Dermatologist

Diagnoses	Definitive diagnoses criteria for inclusion in the Special Coverage	Effectiveness and Duration of the Coverage	Tests and Labs for follow-up	Assignment of Risks	General Considerations

Chronic Renal Diseases Level III Level IV	Glomerular Filtration Rate of 30 to 59 cc/min./1.73 m2 Glomerular Filtration Rate of 15 to 29 cc/min./1.73 m2
The effectiveness of the Special Coverage shall commence from the date when the definitive diagnosis is established. It’s imperative that it be officially documented in the registry of special conditions within a prudent period of time that could be established in 30 days or less. The special coverage shall be in effect while the eligibility in the PSG is maintained. If its eligibility is interrupted, during six (6) months or less, upon renewal of the eligibility, may be registered once again in the special coverage without having to repeat the laboratory tests and going through the evaluation and registry procedure.

The continuous monitoring of the patients at risk for this condition is important for the early identification and registration of these, prior to commencing dialysis.

The visits to the Nephrologist and the laboratories related to the chronic renal condition are considered at the risk of the Insurance company

All the medical services related to the condition, its complications and/or the complications of the treatment, from the date of effectiveness of the coverage is at the risk of the Insurance company. Included but not limited to:
-Insertion of catheters for dialysis
-Surgeries to establish arterio-venous fistulas
-Required immunizations
-Administration of haematopoietic agents
-Transfusions
-Infections related to catheters
May be referred by: -PC -Internist -Nephrologist -Urologist
Chronic Renal Diseases Level V	Glomerular Filtration Rates <15 cc. min./1.73 m2
The Special Coverage shall commence from the date when the definitive diagnosis is established. It’s imperative that it be officially documented in the special condition registry within a prudent period of time that could be established in 30 days or less.
In the Renal-IPA all the services of the insurer ordered by the Nephrologist shall be at the risk of the insurance companies. The surgery necessary to set up the fistula required for the hemodialysis and the insertion of the catheters for the dialysis are considered part of the risk of the insurance companies, even when the insured person is not registered.

Once the Registration for Chronic Renal Condition has been authorized, the insured receives a notice by mail, indicating to him/her the changes in his/her coverage or IPA change to one of the Renal IPAs (Dialysis Center). The IPA change shall be effective the month when the request for change is made. From that moment onwards, the IPA ceases to receive the per capita payment corresponding to this insured person. The risk of the services received by the insured person before the change in the IPA or registration of the insured person shall be at the risk of the IPA, except the ones directly related to the dialysis.
The ambulatory services, not the emergency ones, that is provided to these insured persons at the Renal IPA have
May be referred by: -PCP -Internist -Nephrologist -Urologist
Chronic		Once the fistula has been set up,		to be coordinated by means of the

Diagnoses	Definitive diagnoses criteria for inclusion in the Special Coverage	Effectiveness and Duration of the Coverage	Tests and Labs for follow-up	Assignment of Risks	General Considerations

Renal Diseases (cont.)		it may be registered in the Renal IPA.		aforementioned referral from the Nephrologist, who will go on to become the primary physician for these insured persons.
Tuberculosis
A. Tuberculin test (although negative, could have TB)
+
B. Thorax x-rays
     a. (infiltrates, cavities, consolidation, hilar lymphatic nodules, milar)
+
C. Certification from the Pneumologist
or
D. Samples of sputum for AFB and culture for M, tuberculosis
or
E. Brchial Wash (BW) (when they cannot expectorate)
or
F. Biopsies (affected site)

G. HIV Test

The Special Coverage shall commence from the date when the definitive diagnosis is made. It’s imperative that the registry of the special condition be officially documented within a prudent period of time that could be established in 30 days or less. The coverage shall be variable, depending on the duration of the treatment, which may vary from six (6) months up to two (2) years.

Samples of sputum for AFB and curture for M. tuberculosis as ordered by the physicians in charge of the treatment.
The medical services related to the condition, follow-up, complications, and/or complications of the diagnostic procedure and/or of the treatment shall be at the risk of Insurance company from the date of effectiveness of the Special Coverage. There shall be included in the same any medication indicated to treat or control the special condition or conditions that may arise as part of the diagnostic studies performed, or of complications pertaining to the disease.

Follow-up chest x-rays until the completion of the treatment is at the risk of the insurance company.

The Department of Health covers:
·   Tuberculin
·   Cultures
·   Bronchial Wash
·   Medical Treatment
It’s of great importance to prepare the report required by Law for the TB Control Program of the Department of Health as soon as possible for its registration.

Diagnoses	Definitive diagnoses criteria for inclusion in the Special Coverage	Effectiveness and Duration of the Coverage	Tests and Labs for follow-up	Assignment of Risks	General Considerations

Cancer	-Positive Pathology or Biopsy -Specialized studies if it cannot be confirmed via pathology. Ex: CT-Scan, MRI, Sonogram
The Special Coverage shall commence from the date when the definitive diagnosis is established. It’s imperative that it be officially documented in the special condition registry within a prudent period of time that could be established in 30 days or less.

The ones justified on the basis of their condition, its complications of the treatment at the petition of the specialist.
In general, the procedures for the purpose of diagnosing are tat ht risk of the IPA; the presumptive diagnoses (ex: “rule out”, the biopsy or surgery procedures, by means of which one can obtain samples of the pathological tissues to perform the diagnosis and the hospitalizations associated to these, shall be considered at the risk of the IPA, except when the procedure confirms the definitive diagnosis which in that case shall be a the risk of the insurance company. The hospitalization for the carrying out of the definitive diagnosis shall only be considered at the risk of the Insurance company, if the diagnosis is confirmed in the same and a schedule is established in which to receive radiation therapy or chemotherapy, if necessary. All the tests or procedures prior to the confirmatory test are at the risk of the IPA.

The medical services related to condition, follow-up complications, and/or complications of the diagnostic procedure and/or the treatment shall be at the risk of the Insurance company from the date of effectiveness of the Special Coverage. There shall be included in the same any medication indicated to treat or control the special condition or conditions that could arise as part of the diagnostic studies performed, or of complications pertaining to the disease.

It’s necessary that when requesting the registration of an insured person with a cancer diagnosis, the completed registration sheet be provided with copy of the pathology results, other studies that confirm the diagnosis, the information about the recommended treatment and the period of time in which they shall be receive it.
If all this information is not provided, the insured person shall be temporarily registered during four (4) months, while the IPA or the specialist send the information that is necessary for the definitive registration.
The registration may be requested by:
-PCP
-Surgeon
-Gynecologist
-Urologist
-Oncologist
-Radiation therapist in charge of the insured person.

Diagnoses	Definitive diagnoses criteria for inclusion in the Special Coverage	Effectiveness and Duration of the Coverage	Tests and Labs for follow-up	Assignment of Risks	General Considerations

This coverage requires that the insured person register with the insurance company in the Cancer Registry and it shall be extended until the chemotherapy and radiation therapy treatment has been completed.

-Once the tumor has been eliminated and there exists no evidence of metastasis and (the person) is in remission or not requires chemotherapy and/or radiation therapy treatments, the services shall no longer be considered at the risk of the Insurance company.
-The cases of insured persons who have been diagnosed with cancer in the past and are free of the illness at the present time, shall be considered at the risk of the IPA.
-The follow-up on the part of the oncologist, surgeon, etc. with regard to the insured persons in remission shall also be at the risk of the IPA.

Diagnoses	Definitive diagnoses criteria for inclusion in the Special Coverage	Effectiveness and Duration of the Coverage	Tests and Labs for follow-up	Assignment of Risks	General Considerations

Skin Cancer- IN SITU Carcinoma	Positive biopsy	The Special Coverage shall commence from the date on which the definitive diagnosis is established.
Medical services at the time of the surgery as long as they are for the purpose of establishing the diagnosis are at the risk of the insurance company All the medical services to confirm the diagnosis are at the risk of the insurance company.

Diagnoses	Definitive diagnoses criteria for inclusion in the Special Coverage	Effectiveness and Duration of the Coverage	Tests and Labs for follow-up	Assignment of Risks	General Considerations
Skin cancer – such as Invasive Melanoma or those of the Squamous cells with Evidence of Metastasis	1. Positive Pathology or Biopsy 2. Special studies: CT Scan, MRI, Sonogram
The Special Coverage shall commence from the date on which it is established.  It’s imperative that it be officially documented the registry of special condition within a prudent period of time that could be established in 30 days or less.

The time that the radiation therapy lasts or the surgical procedure until completed.  The medical services related to the condition, follow-up, complications and/or complications of the diagnostic procedure and/or the treatment shall be at the risk of the Insurance company from the date of effectiveness of the Special Coverage.  There shall be included in the same any medication in indicated to treat or control the special condition or conditions that could arise as part of the diagnostic studies.

Multiple Sclerosis (MS)
McDonald revised criteria:
The diagnosis is confirmed when there concurs a combination of:
1. Two (2) different episodes of neurogical sysmptoms verifiable by a Neurologist.

or

2. Symptoms that indicate damage or injury in more than one region of the Central Nervous System.

+

MRI

+

Laboratory tests with abnormal findings and consistent with MS.

+

The Special Coverage shall commence from the date on which the definitive diagnosis is established.  It’s imperative that it be officially documented in the registry of special condition within a prudent period of time that could be established in 30 days or less.
The Special Coverage shall be in effect while the insured person continues to be eligible in the PSG.  If the eligibility is interrupted, during six (6) months or less, upon renewal of the eligibility, may be registered once again in the special coverage without having to repeat the laboratory tests and go through the evaluation and registration procedure once again.

All the once indicated by the condition and its complications.

Among others:
1. MRI
2. Extraction and examination of the spinal liquid.
3. IgG tests in Spinal fluid.
4. Evoked potentials.
5. Tests

Neuropsychological ones.
1. Evaluation of the urinary system.

The medical services related to the condition, follow-up, complications and/or complications of the diagnosis and/or of the treatment shall be at the risk of the Insurance Company from the date of effectiveness of the Special Coverage.  There shall be included in the same any medication indicated for the treatment or control of the condition of the special condition or conditions that could arise as part of the diagnostic studies performed, or  of the complications pertaining to the disease.

The treatment for the MS patients is multidisciplinary.  It must include:
1. Neurologist who is making the diagnosis
2. and other health professionals such as:
·  Urologists
·  Psychiatrist
·  Psychologists
·  Neuro-ophtalmologists

Diagnoses	Definitive diagnoses criteria for inclusion in the Special Coverage	Effectiveness and Duration of the Coverage	Tests and Labs for follow-up	Assignment of Risks	General Considerations
3. Absence of another illness or condition which may be causing the symptoms or the laboratory findings.
Cyst Fibrosis (CF)	1. Evaluation from the pneumologist 2. Perspiration test 3. Clinical picture
The Special Coverage shall commence from the date when the definitive diagnosis is established.  It’s imperative that it be officially documented in the special condition registry within a prudent period of time that could be established in 30 days or less.
The special coverage shall be in effect while the insured person remains eligible in the PSG.  If the eligibility is interrupted, for six (6) months or less, upon renewal of the eligibility, they must be registered once again in the special coverage without having to repeat the laboratory tests and going through the evaluation and registration process once again.

At least every 3 months:

1. Sputum culture
2. Pulmonary function
3. Nutritional evaluation
4. Review of postural drainage techniques

Once a year:

1. Hepatic function
2. Levels of vitamins A; E

One occasion:

1. Genetic tests CFTR-DNA test

The medical services related to the condition, follow-up, complications, and/or complications of the diagnosis and/or of the treatment shall be at the risk of the Insurance Company from the date of effectiveness of the Special Coverage.  There shall be included in the same any medication indicated to treat or control the special condition or conditions that may arise as part of the diagnostic studies performed, or from complications pertaining to the disease.

Rheumatoid Arthritis
Clinical Picture

Criteria of the American College of Rheumatology:  at least four (4) out of seven (7) must be present:

1. Perarticular morning numbness of at least one hour in duration and that is present for at least six (6) weeks.
2. Swelling of the soft tissues (arthritis) in three or more articulations, present for at least six (6) weeks.
3. Swelling (arthritis) of the proximal interphalangic (PIP) and/or metacarpophalangic (MCP) articulations and/or of the carpus for at least during six (6) weeks.
4. Symmetric arthritis present at least during six (6) weeks.

The Special Coverage shall commence from the date when the definitive diagnosis is established.  It’s imperative that it be officially documented in the special condition registry within a prudent period of time that could be established in 30 days or less.

The Special Coverage shall be in effect while the insured person remains eligible in the PSG.  If the eligibility is interrupted, for six (6) months or less upon renewal of the eligibility may be registered once again in the special coverage without having to repeat the laboratory tests and going the evaluation and registration procedure.
To be determined by the primary physician and/or the rheumatologist. Among others: 1. ESR 2. CRP 3. CBC 4. Hepatic function test 5. CCP (citric citrullinated peptide) 6. ANA test 7. X-rays
The medical services related to the condition, follow-up, complications, and/or complications of the diagnosis and/or the treatment shall be at the risk of the Insurance Company from the date of effectiveness of the Special Coverage.

There shall be included in the same any medication indicated to treat or control the special condition or conditions that could arise as part of the diagnostic studies performed, or of complications pertaining to the disease.
May be referred by: 1. PCP 2. Rheumatologist

Diagnoses	Definitive diagnoses criteria for inclusion in the Special Coverage	Effectiveness and Duration of the Coverage	Tests and Labs for follow-up	Assignment of Risks	General Considerations
5. Subcutaneous nodules. 6. Positive test for the Rheumatoid factor. 7. Radiographic erosions and/or Perarticular osteopenia in hands and/or carpus. II. Rheumatological evaluation
Aplastic Anemia	I. Hematological evaluation: 1. Absolute count of neutrophils < 500/mm3 2. Platelets < 20,000 mm3 3. Reticulocytes < 1% and II. Aspiration and/or biopsy of bone marrow
The Special Coverage shall commence from the date when the definitive diagnosis is established. It’s imperative that it be officially documented in the special condition registry within a prudent period of time that could be established in 30 days or less.

The Special Coverage shall be in effect while the insured person remains eligible in the PSG.  If the eligibility is interrupted for six (6) months or less, upon renewal of the eligibility, it may be registered once again in the Special Coverage without having to repeat the laboratory tests and going through the evaluation and registration process once again.
The ones required by the Hematologist or Internist.
The medical services related to the condition, follow-up, complications, and/or complications of the diagnosis and/or of the treatment shall be at the risk of the Insurance Company from the date of effectiveness of the Special Coverage.  There shall be included in the same any medication indicated to treat or control the special condition or conditions that may arise as part of the diagnostic studies performed, or of complications pertaining to the disease.
May be referred by: 1. PCP 2. Hematologist 3. Internist
Hemophilia
I. Evaluation of the Hematologist:

a. Severe:  Levels of Factor VIII < 1%
b. Moderate:  Level of Factor VIII < 1-5%
c. Slight: Level of Factor VIII 5-25% with manifestations of severe bleeding

II.  Levels of Clotting Factors:

a. Patients with severe Hemophilia A and B.
b. Patients with severe Hemophilia A and B with the presence of inhibitors.
c. Moderate Hemophilia A and B with the presence of inhibitors

The Special Coverage shall commence from the date when the definitive diagnosis is established. It’s imperative that it be officially documented in the special condition registry within a prudent period of time that could be established in 30 days or less.
The Special Coverage shall be in effect while the insured person remains eligible in the PSG.. If the eligibility is interrupted, for six (6) months or less, upon the renewal of the eligibility, can be registered once again in the special coverage without having to repeat the laboratory tests and going through the evaluation and registry procedure once again.
Levels of inhibitors every (6) months
The services related to the condition, follow-up, complications, and/or complications of the diagnosis and/or of the treatment shall be at the risk of the Insurance company from the date of effectiveness of the Special Coverage.
There shall be included in the same any medication indicated to treat or control the special condition or conditions that could arise as part of the diagnostic studies performed, or of complications pertaining to the disease.

ATTACHMENT 8

CO-PAYS & CO-INSURANCE - effective on July 1, 2013
	Federal		CHIPS	Commonwealth Population				ELA*
SERVICES	100	110	230	300	310	320	330	400
HOSPITAL	HOSPITAL		HOSPITAL	HOSPITAL				HOSPITAL
Admissions	$0	$3	$0	$3	$5	$6	$20	$50
Nursery	$0	$0	$0	$0	$0	$0	$0	$0
EMERGENCY ROOMS	EMERGENCY ROOMS		EMERGENCY ROOMS	EMERGENCY ROOMS				EMERGENCY ROOMS
Emergency Room (ER) Visit	$0	$0	$0	$1	$5	$10	$15	$20
Non-emergency visit to a hospital emergency room.	$3.80	$3.80	$0	$15	$15	$15	$15	$20
Trauma	$0	$0	$0	$0	$0	$0	$0	$0
AMBULATORY VISITS TO	AMBULATORY VISITS TO		AMBULATORY VISITS TO	AMBULATORY VISITS TO				AMBULATORY VISITS TO
Primary Care Physician	$0	$1	$0	$0	$1	$2	$2	$3
Specialist	$0	$1	$0	$1	$1	$3	$4	$7
Sub-Specialist	$0	$1	$0	$1	$1	$3	$5	$10
Pre-natal services	$0	$0	$0	$0	$0	$0	$0	$0
OTHER SERVICES	OTHER SERVICES		OTHER SERVICES	OTHER SERVICES				OTHER SERVICES
High-Tech Laboratories**	$0	50¢	$0	$1	$1	$2	$3	20%
Clinical Laboratories**	$0	50¢	$0	$1	$1	$2	$3	20%
X-Rays**	$0	50¢	$0	$1	$1	$2	$3	20%
Special Diagnostic Tests**	$0	$1	$0	$1	$2	$2	$6	40%
Therapy – Physical	$0	$1	$0	$1	$2	$2	$3	$5
Therapy – Respiratory	$0	$1	$0	$1	$2	$2	$3	$5
Therapy – Occupational	$0	$1	$0	$1	$2	$2	$3	$5
Vaccines	$0	$0	$0	$0	$0	$0	$0	$0
Healthy Child Care	$0	$0	$0	$0	$0	$0	$0	$0
DENTAL	DENTAL		DENTAL	DENTAL				DENTAL
Preventive (Children)	$0	$0	$0	$0	$0	$0	$0	$0
Preventive (Adults)	$0	$1	$0	$0	$1	$2	$3	$3
Restorative	$0	$1	$0	$0	$1	$5	$6	$10
PHARMACY***	PHARMACY***		PHARMACY***	PHARMACY***				PHARMACY***
Generic (Children 0-21)	$0	$0	$0	$0	$0	$0	$0	$5
Generic (Adults)	$1	$1	N/A	$1	$2	$3	$5	$5
Brand (Children 0-21)	$0	$0	$0	$0	$0	$0	$0	$10
Brand (Adults)	$3	$3	N/A	$3	$4	$5	$7	$10
	Federal		CHIPS	Commonwealth Population				ELA*
SERVICES	100	110	230	300	310	320	330	400
*	Code 400 in ELA column apply for the population subscribed as public employees of the Puerto Rico Government.
**	Apply for diagnostic tests only. Copays will not apply in tests required as preventive treatment.
***	Co-pays will apply for each drug included in the same prescription pad. Exceptions shown on Pharmacy (Children 0-21) does not apply for 400 ELA employees.

Attachment 9

Information Data Processes and Data Exchange Layout

ASES

Enrollment Manual

June 2011

ASES

Enrollment Manual

June 2011

Table of Contents #

I. INTRODUCTION

A.	BACKGROUND
B.	BASIC ELIGIBILITY CONCEPTS
C.	GENERAL ENROLLMENT CONCEPTS

II. ENROLLMENT PROCESS

A.	DATA FLOW
i. Mi Salud
ii. Platino
B.	ENROLLMENT RECORD
i. Data definition
ii. Uses
iii. Edit & Update Process
C.	CARRIER RESPONSIBILITIES
D.	ENROLLMENT RECORD REJECTIONS
i. Reject Process
ii. Error Codes

III. PREMIUM PAYMENT

A.	CONCEPTS
B.	RELATION TO ENROLLMENT
C.	TYPES OF PAYMENT CALCULATIONS

IV. SYSPREM – ENROLLMENT IN HISTORY

A.	ENROLLMENT CONCEPTS
B.	SYSPREM FUNCTIONALITY
C.	PREMIUM PAYMENT FOR SYSPREM ENROLLMENTS

V. ADDENDUMS

A.	ENROLLMENT RECORD LAYOUT
B.	Consistency Hierarchy Table
C.	ERROR CODE TABLE
E.	FLOW DIAGRAM

I.  Introduction This document is the reference manual to guide Insurance Companies and Medicare Advantage Organizations contracted by ASES in enrolling their contracted beneficiaries.

a.	Background

Previous to January 2006 Mi Salud beneficiaries were assigned to MCO’s or TPA’s by region. (MCO’s, TPA’s and MAO’s will be referred to as “carriers” in this document). Enrollment, which is the process by which the carrier sends an electronic record to ASES notifying of the subscription of a member, was done at the family level. With one record the carrier would enroll all the members of a family. At the most there could be two carriers in a region, one MCO and one TPA so conflicts were minimal. The establishment of the Medicare Platino Plans by ASES starting on January 2006 increased the complexity of identifying in the ASES database which member is covered by which organization. Once Platino was implemented the enrollment had to be done at the member level since a family could have members subscribed by different carriers. The complexity was also affected by having MAO’s providing  services  to  all  the  ASES  regions.  Therefore Platino beneficiaries had a wide choice of options which included the capacity to change carriers on a monthly basis.

b.	Basic Eligibility Concepts

i.	Eligibility for Mi Salud beneficiaries is determined by Medicaid Offices. Typically the beneficiaries are given eligibility for a year after which they must recertify.
ii.	Those beneficiaries which do not recertify are cancelled at the eligibility expiration date. This occurs at the end of each month.
iii.	Data for eligible beneficiaries is sent by Medicaid Offices to ASES and updated in the ASES database on a daily basis.
iv.	ASES sends any updates, cancellations or additions to the carriers on a daily basis.
	1)	Mi Salud carriers receive data for all the members in their contracted regions.
	2)	Platino carriers receive data for all their members enrolled in each contracted region.
v.	Mi Salud eligible members are those which appear as eligible in the ASES database.
vi.	Platino eligible members are those Mi Salud eligible members which also have Medicare A&B coverage.

	1)	Medicare A&B coverage is determined by the Platino carriers by querying CMS.
	2)	Platino carriers also have to query ASES to determine Mi Salud eligibility.

c.	General Enrollment Concepts

The enrollment record (see attached) used by the carriers to notify ASES of the subscription of a member contains a series of data elements for verification of correctness and to inform ASES the particulars of the enrollment. A member can be enrolled in one of three different  Plan Types :

i. 01 = Mi Salud ii. 02 = Platino MA-SNP (Special Needs Plan) iii. 03 = Platino MA-PD (Medicare Advantage Prescription Drugs)

A particular carrier can offer different products under a Plan Type. These products are identified by their Plan Version  number. ASES assigns a Plan Version  number for each Platino product contracted. For Mi Salud enrollments the Plan Version field must equal the coverage code  assigned to the particular beneficiaries. Some of the Plans contracted with ASES may require the assignment of Primary Centers  (IPAs) and /or  PCP s to the beneficiaries. The enrollment record includes those fields as well as the Plan Type and Version. The record also informs of the date the member was processed by the carrier and the effective date of the enrollment. (For more detail se section II.b below.)

II.	Enrollment Process

a.	Data Flow

The data flow for Mi Salud and Platino enrollments is similar with the principal exception of the queries that are needed in the Platino process. (see flow diagram attached)

i.
Mi Salud – The process starts with the receipt of the eligibility data by the carriers. The carriers update their database and communicate with the beneficiaries. The beneficiaries visit the carriers’ premises and sign up in the Mi Salud Plan. The carrier then produces the electronic enrollment record and sends it to ASES. These transmissions occur on a daily basis. In ASES the records are passed through an edit program. The records that pass the edits are updated to the ASES database and the beneficiaries are deemed enrolled. Those record found with error are returned to the carriers for correction. Until the records are submitted correctly the member is not enrolled in ASES.

ii.
Platino – Before a Platino Plan can enroll a member it must verify Medicare coverage by querying CMS. They must also query ASES to verify if the member is eligible for Mi Salud. Once those requirements are met then the enrollment is submitted to ASES. In ASES the record follows the same process as described above for Mi Salud.

b.	Enrollment Record

i.	Data Definition – The enrollment record contains the following data elements to be complimented by the carrier:

1)        RECORD_TYPE – This is always an “E” it identifies the record as an enrollment file record.

2)        TRAN_ID  –  This  is  the  field  which  identifies  to  the ASES system which action to take based on the data contained in the record. It can have one of several values:
a) E = means that the record is a new enrollment for a member which has not been previously enrolled.
b) C = Change Carrier. Used when the member has selected a different carrier than the one in which he/she is presently enrolled. It is also used for initial enrollment in Platino Plans.

c)        P = Changes the Plan Type. It is used when a member enrolled under a particular carrier chooses to change the product the carrier offers to one which is identified under a different Plan Type under the same carrier. Example: changing from an MA-PD Plan (Type 03) to a SNP Plan (Type 02) under the same carrier.

d)        V = Type  Version  change.  It  is  used  when  a member enrolled under a particular carrier and Plan Type chooses to change the product the carrier offers to one which is identified under the same Plan Type but with a different version number under the same carrier. Example: changing from a SNP Plan (Type 02 Version 001) to a SNP Plan (Type 02 Version 002) under the same carrier. The version change value in the Tran_id is also used when a Mi Salud member changes coverage code. In this case the carrier must reissue an ID Card with the new benefits and submit a version change enrollment record to ASES where the Version number is equal to the coverage code.

e) I = IPA (Primary Center) Change. Used to record in ASES a change in the beneficiaries’ selected IPA under the same carrier, Plan Type and Version.
f) 1 = PCP1 change. Used to record in ASES a change in the beneficiaries’ selected PCP1 under the same carrier, Plan Type, Version and IPA.
g) 2 = PCP2 change. Used to record in ASES a change in the beneficiaries’ selected PCP2 under the same carrier, Plan Type, Version and IPA.
h) 3 = PCP1 and PCP2 change. Used to record in ASES a change in the beneficiaries’ selected PCP1 and PCP2 under the same carrier, Plan Type, Version and IPA.
i) X = delete incorrect enrollment 10)
j) O = Contract number change only 11)
k) D = Disenroll. For future use.

3)        PROCESS_DATE – Sign up date. Date the member contracted with the carrier. Relationship with effective date:

a) Platino – Process date must be less than effective date.
b) Mi Salud – process date must be equal or less than effective date.

4)        REGION – Contains ASES region code. Must be the region in which the member is located in the ASES database. Platino carriers obtain this code from the ASES query response.

5)        CARRIER - Two digit carrier code assigned by ASES.

6)        MEMBER_PRIMARY_CENTER – Up to four digits assigned by carrier to identify their Primary centers (IPAs). Not required for some Plan Types/Versions.

7)        ODSI_FAMILY_ID – Eleven digit family ID assigned by MEDICAID OFFICES (ODSI). This is the first part of the key for the beneficiaries in the ASES database. Platino carriers obtain this code from the ASES query response.

8)        MEMBER_SSN– Social Security number of the member. It is required that this number matches with the one for the member in the ASES database.

9)        MEMBER_SUFFIX – Two digit number which identifies a member within a family. Second part of the key in the ASES database.

10) EFFECTIVE_DATE  –  Date  in  which  the  carriers starts coverage for the member under the enrolled Plan or   effective   date   of   the   change   for   which   the

11) PLAN_TYPE – Plan Type code under which the member is enrolled.

12) PLAN_VERSION – Plan version under which the member is enrolled.

13) MPI – Master Patient Index. Unique number which identifies a Member in ASES and MEDICAID OFFICESs databases.

14) PCP1 – Fifteen digit number assigned by carriers. Use to identify the PCP1 selected by the beneficiaries.

15) PCP1_EFFECTIVE_DATE  –  Date  in  which  the PCP1 assignment was effective.

16)         PCP2 – Fifteen digit number assigned by carriers. Use to identify the PCP2 selected by the beneficiaries.

17)         PCP2_EFFECTIVE_DATE  –  Date  in  which  the PCP2 assignment was effective.

18)         FAMILY_PRIMARY_CENTER – IPA assigned to all Mi Salud family members.

19)         FAM_PRIMARY_CENTER_EFF_DATE    –Datein which the assignment of the family IPA was effective.

20)         IPA_PCP_CHANGE_REASON – Not in use.

21)         MEDICARE   INDICATOR   –   Required   for Platino enrollments. (1=A&B, 3=A, 9=B)

22)         HIC  NUMBER  –  Medicare  Health  Insurance Claim Number. Required for Platino enrollment.

23)         IPA_ESPECIAL – A “1” indicates that the member is assigned to a special IPA which is not the family IPA. Used for Mi Salud.

24)         Contract Number – Contract number assigned by the carrier. It should be the number by which the member is identified in the carriers ID card and internally in their database.

25)         Special Enroll – Used to identify that the enrollment is for a newborn (N) or an emergency (E) case submitted by MEDICAID OFFICES or ASES.
When this field is used then if the values is:

a) N – The system allows enrollment as of the date of birth.
b) E – The system allows enrollment as of the certification date.
c) This mechanism can be utilized in cases where the date of birth or certification is on or after January 1, 2006.

26) Other data elements complimented by ASES – When the record is edited the ASES system enters the following data in the enrollment record:

a) Reject Identifier - As a result of the edits the record could  be  accepted  or  rejected.  This  field  contains  the codes that specify that result. ( “A” = Accepted; “M” = Accepted Retroactive; “R” = Rejected; “X” = Deleted)
b) Record Key – Internal number assigned by the ASES system.
c) Error Codes one to ten – record up to ten possible error codes.
d) Update Date – Date to which the edit run belongs. Correspond to the date of the daily cycle the edit run was a part of.
e) Update User – ASES internal user code.

ii. Uses
1.   The  enrollment  record  can  be  used  to  trigger  several actions in the ASES database. The content of the TRAN_ID field determines which action. An “E” for a Mi Salud carrier will perform the original enrollment of a member. A “C” will transfer a member from one carrier to the one submitting the enrollment or perform the original enrollment for a Platino carrier. Codes P, V, I, 1, 2, and 3 will inform the ASES system that the carrier has changed a beneficiaries Plan, Version, IPA or PCP. An “X” will delete a previously submitted record and an “O” will change a beneficiaries Contract number. In the future a “D” will produce the disenrollment of a member from its existing carrier.

iii.        Edit and update process – Carriers can transmit enrollment files to ASES on a daily basis. They must follow the naming convention for those files which is as follows:

1.      CCYYMMDD.SUS
1.      CC = Carrier Code
2.      YY = Year
3.      MM = Month
                            4.      DD = Day
5.      .SUS = File extension identifies enrollment file.

The enrollment file can contain records pertaining to any of the regions contracted by the carrier. The files received by 9:00am are entered in the ASES daily cycle. If a file is received after 9:00am it will be entered in the following day’s cycle. In the cycle there are several steps which handle the enrollment records:

2) Enrollment Merge – joins the enrollment files from all carriers into a single file.

3)           Enrollment Region Split – Separates the merged file into different files (one per region) based on the region code in the enrollment records. If the record sent does not have a valid region code it will go into a special error file and will not continue processing.

4)           Edits - ASES run a separate edit and update cycle for each  region.  The  enrollments  are  passed  though  the  edit programs and are identified as valid or rejected.

5)           Update - Valid enrollments will be used to update the beneficiaries’ record in the ASES database. In this process the data in the enrollment record is entered into the beneficiaries’ record. There are to types of Valid enrollments:

a)   Reject   identifier   =   A   –   Identifies   an   accepted enrollment which is to be applied at a future effective date. The update process moves the enrollment fields (carrier, Plan, Version, Ipa and PCP) to the fields destined for new enrollments in the member’s record. Until the new effective date is reached the member stays under the present enrollment condition (same carrier, Plan, Version, Ipa and PCP). At the month end cycle previous to the effective date the new field are moved to the actual fields and the enrollment becomes effective.

b) Reject identifier = M – Indicates a retroactive enrollment.   In   these   cases   the   enrollment   data (carrier, Plan, Version, Ipa and PCP) is updated directly to the actual enrollment field in the member’s record.

6)           Carrier eligibility file extract – When the member’s information is updated because of an enrollment being processed, a record is sent to the carrier affected in the Carrier eligibility file which is produced in every daily cycle.

c. Carrier Responsibilities - In order to process enrollment transactions correctly the carriers need to maintain in their particular systems the updated member eligibility data received from ASES. Such data is sent by ASES in the following files:

i.          Carrier Eligibility File (Daily & Month End) – Produced by the   ASES   daily   cycle.   Contains   all   the   data   pertaining   to   the beneficiaries that have been added, updated or cancelled in the daily cycle. This includes updates caused by enrollment records being processed in that cycle. The carrier’s system must identify the following situations based on the data received in these files:

1) When a member is added.
a) Mi Salud carriers must start the enrollment process with the member.

2) When a member changes carrier:
a) The carrier which lost the member must identify the loss of business.

3) When  any  of  the  enrollment  data  changes.  This includes Plan Type, Version, IPA, PCPs.
a) The carrier system must be updated accordingly, If not this could cause the rejection of future enrollment record submissions.

4) When a Member’s demographics Changes:
a) The carrier needs to update the new data in their database.

5) When a member is cancelled:
a) All carriers must cancel effective at the end of the month
b) Carriers  should  follow  up  with  member  in  case  the cancellation is caused by expiration of certification.

6) When a member has a change in coverage code:
a)        Carriers must evaluate if the new coverage code requires that the member be enrolled in a different Plan_Version  and  send  a  Version  change  enrollment record to ASES before the end of the month.
b)         Members where the Plan_Version does not agree
with  the  coverage  code  will  be  disenrolled  by  ASES during the month end cycle. (For valid members, the carrier must then re-enroll the member under a new Plan_Version that agrees with the new coverage code.)

ii.         Enrollment Reject File – Produced by the ASES daily cycle. It contains the enrollment records rejected by the validation program. The carrier must examine the rejected records and take action to correct the cause based on the error codes included. See details below about the specific error codes. The carriers system must have the capability of identifying the errors and provide the mechanisms for correction and submittal to ASES for reprocessing.

d. Enrollment Record Rejections
i.          Reject Process - Rejected enrollments are sent daily on a file which includes the error codes for the edit that failed the validation process. The carriers must correct the errors found and submit the corrected records to ASES in the next enrollment file. The file name for the reject file is:

1.       CCYYMMDD.rjc
a.       CC = Carrier Code
b.       YY = Year
c.       MM = Month
d.       DD = Day
e.       .rjc = File extension identifies reject file.

ii.           Error  Codes  –  The  attached  (Subscription Error table) table  contains  the  error  codes produced by the Validation Program. Additional descriptions and possible corrective actions have been included to assist in the correction process.

III. Premium Payment

 a. Concepts - The new Premium Payment System works under the concept that premiums are calculated and paid for only those beneficiaries that are enrolled by the first day of the payment month. The carriers do not need to submit billing documents or files. There is one payment run per month per ASES region in which the payment for all carriers in the region is calculated.

b. Relation to Enrollment - Enrolled beneficiaries are those which are eligible and assigned to a particular carrier as the result of an enrollment transaction. For a particular month’s run the system will consider enrolled beneficiaries in the ASES database with an enrollment date (update date in ASES) previous to the 1 st  day of that month. Beneficiaries enrolled after that date will be considered for payment in the next payment run after the enrollment date.

c.            Types of payment calculations - The payment system computes several categories of payments:
a.  Monthly  payments  –  For  all  beneficiaries  enrolled  at  the beginning of the month for which the system is run ( Payment Month ).
b. Prorate Payments – Prorate payments are calculated for Mi Salud beneficiaries  that  were  enrolled  during  the  previous  month  to  the payment  month.  A  prorated  daily  premium  is  calculated  based  on effective date of the enrollment.
c. Retroactive Payments – Is calculated when the effective date of the enrollment is previous to the payment month. In Platino this calculation may include the previous month since no prorate is paid and because the enrollment always starts at the beginning of a month. In Mi Salud retroactive payments are always for periods two month or more before the payment month.
d. Retroactive  prorate  payments  -  Retroactive  prorate  payments  are calculated when the effective date of the enrollment falls within the first month considered for a retroactive payment
e. Adjustments – Adjustments are calculated when a member changes Carrier retroactively after ASES had paid the first carrier in a previous payment run. The adjustment takes away the premium amount paid the first carrier.

IV.           SYSPREM – Enrollment in History

a.           Enrollment concepts
i.           Enrollments are applied to the current eligibility data.
ii.          Enrollments are allowed only in a member’s current eligibility period. The current eligibility period  is the:
1)            eligibility period after a cancellation period (for a member that has been cancelled and then re-certified)
2)	the current period since the initial update in ASES (as eligible) and the present time when the member has not been cancelled and remains eligible
iii.	When an enrollment is not sent in time by the carrier (or a rejected record is not corrected) the eligibility data for the member will remain un-enrolled.
iv.           Premiums will not be paid for un-enrolled beneficiaries when the premium payment system is run.
v.	If the member is then cancelled or enrolled in a second carrier the first carrier is prevented (by the system edits) to enroll the member in a period previous to the cancellation or the enrollment.

b.           SYSPREM Functionality.  The SYSPREM sub-system will permit the enrollment of beneficiaries to be recorded in historic data. The main functions are:

i.           Identification of enrollment records that are candidates for processing against the history database.  Rejected with error codes:
1)           107- Effective date before current eligibility period for family
2)           108- Effective date before current eligibility period for member
3)           280- Family must be eligible in current eligibility period
4)           281- Member must be eligible in current eligibility period
5)           177- Enrolled in another carrier at or after effective date

ii.         Limitations:

1) Member must be active on effective date
2) Member must not have family members with errors not acceptable by SYSPREM in the same Mi Salud enrollment batch
3) Enroll record must not have Effective Date before 01/01/2006***

iii.  New Error Codes (Reject File) for accepted history enrollments:

1) 996 – SYSPREM record inserted in history. No action by the carrier is required.

iv.  New Error Codes (Reject File) for rejected history enrollments:

1) 980 - Process date in enroll record must be greater than process date of the previously enrolled Member record
2) 981 – Member must not have family members with errors not acceptable by SYSPREM in the same enrollment batch (for Mi Salud).
3) 982 – Enroll record must not have Effective Date before 01/01/2006***

v.        Carrier  Eligibility  File  –  The  daily  carrier  eligibility  file  will include the data for the members updated in history by the SYSPREM sub-system. The TRAN_ID field will contain an “H” to identify history data. The carriers must modify their systems so that the SYSPREM data is not included as actual data when processing the eligibility file.

c.             Premium Payment for SYSPREM enrollments

i.              Monthly Premium Payment run will include all SYSPREM records processed during the previous month.
ii.             Payment will be calculated for months from the effective date of the SYSPREM enrollment up to:

1) The month in which the member is enrolled in a different carrier
2) The month in which the Member is cancelled
3) Actual Billing date

d.             SYSPREM in summary

i.             SYSPREM will enroll beneficiaries in history for cases where the enrollment cannot be applied to actual data.
ii.            Some members will not be enrolled in history because they are:
1) Not eligible at the effective date
2) Enrolled in a different carrier
iii.          Carriers need to evaluate cases rejected by SYSPREM in order to determine:
1) Errors in the effective date assigned
2)  Correctness  of  the  beneficiaries’  data  included  in  the enrollment record

V. Addendums

e.     Enrollment Record Layout
f.     Consistency Hierarchy Table
g.    Error Code Table
h.    Flow Diagram

Addendum – b

Enroll Relationship Requirements

ENROLLMENT RECORD DATA – BASIC FIELD RELATIONSHIP

TRANS_ID	CARRIER	Plan_TYPE	VERSION	Primary_Center	PCP1	PCP2
E – New Enrollment	Y	Y	Y	Y	Y	O
C – Change Carrier	Must be different to ASES DB	Y	Y	Y	Y	O
P – Plan change	Must be the same as in ASES DB	Must be different to ASES DB	Y	Y	Y	O
V – Version Change	Must be the same as in ASES DB	Must be the same as in ASES DB	Must be different to ASES DB	Y	Y	O
I – Change Primary Center	Must be the same as in ASES DB	Must be the same as in ASES DB	Must be the same as in ASES DB	Must be different to ASES DB	Y	O
1 – Change PCP1	Must be the same as in ASES DB	Must be the same as in ASES DB	Must be the same as in ASES DB	Must be the same as in ASES DB	Y	N
2 – Change PCP2	Must be the same as in ASES DB	Must be the same as in ASES DB	Must be the same as in ASES DB	Must be the same as in ASES DB	N	Y
3 – Change PCP1 & PCP3	Must be the same as in ASES DB	Must be the same as in ASES DB	Must be the same as in ASES DB	Must be the same as in ASES DB	Y	Y

Y = Field must have data
N = The field must be blank
O = Use of this field is Optional

Notes:

1.	If the Plan Detail Table indicares that a a Primary Center of PCP is required the enrollment record must include date in those fields.
2.	If the Plan Detail Table indicares that a a Primary Center of PCP is not required the enrollment record must not include date in those fields.
3.
Retroactive Enrollment – For Plan_Type other than “01” (Reforma) any changes (Trans_ID not “E”) after the effective date will be treated as Retroactive Enrollments (Trans_ID = “E”).  Actual fields will be populated instead of new fields.

ENROLLMENT AND CARRIER IPA/PCP CHANGE FILE

November 1, 2007
This file is received by ASES from the insurance companies and TPO’s on a daily basis. It contains data pertinent to new enrollment and families which have selected to change their enrollment to the organization sending the file. Modified for Medicare Plan Enrollment on September 2005.  Concept change from one record per family enrolled to one record per member.  Modify to include special enroll field on novembre 2007.  Modified on April 2013 to include Trailer record for the Migration Project.

Member Record
Record Fields	Position	Size	Notes
RECORD_TYPE	1	1	“E” for Enrollment Record (Constant)
TRAN_ID	2	1
E=new enrollment, P=Plan Type change, C=Carrier change, V= Version change, I=IPA change, 1=PCP1 change, 2=PCP2 change, 3=PCP1 and PCP2 change, X= Delete incorrect enrollment, O=Contract Number Change only

PROCESS_DATE	3	8	MMDDYYYY - Date Enrolled by Carrier
REGION	11	1	Region code
CARRIER	12	2	Carrier code
MEMBER_PRIMARY_CENTER	14	4	IPA or PHO code
ODSI_FAMILY_ID	18	11
MEMBER_SSN	29	9
MEMBER_SUFFIX	38	2
EFFECTIVE_DATE	40	8	MMDDYYYY- Card issue date for new Reforma enrollment (Trans_ID= E) or Effective date (1st day of month) for other Trans_ID’s
PLAN_TYPE	48	2	See Plan Type Table
PLAN_VERSION	50	3	Used to identify version of Plan within PLAN_TYPE (if needed)
MPI	53	13	Alpha-numeric ej.-“0080012345678”
PCP1	66	15	Text
PCP1_EFFECTIVE_DATE	81	8	MMDDYYYY
PCP2	89	15	Text
PCP2_EFFECTIVE_DATE	104	8	MMDDYYYY
FAMILY_PRIMARY_CENTER	112	4	IPA or PHO code
FAM_PRIMARY_CENTER_EFF_DATE	116	8	MMDDYYYY
IPA_PCP_CHANGE_REASON	124	2	Code Table to be supplied
MEDICARE INDICATOR	126	2	1=A&B, 3=A, 9=B
HIC NUMBER	127	12
Reject Identifier	139	1	“A” = Accepted; “M” = MA Retroactive; “R” = R ejected; “X” = Deleted
Record Key	140	14	YYYYMMDD999999
Error Code 1	154	3	Indicates error (see error code table)
Error Code 2	157	3	Indicates error (see error code table)
Error Code 3	160	3	Indicates error (see error code table)
Error Code 4	163	3	Indicates error (see error code table)
Error Code 5	166	3	Indicates error (see error code table)
Error Code 6	169	3	Indicates error (see error code table)
Error Code 7	172	3	Indicates error (see error code table)
Error Code 8	175	3	Indicates error (see error code table)
Error Code 9	178	3	Indicates error (see error code table)
Error Code 10	181	3	Indicates error (see error code table)
Update Date	184	8	YYYYMMDD
Update User	192	8	“SYSTUPD ”
IPA_ESPECIAL	200	1	1 = IPA Especial
Contract Number	201	13	Character left justified
Special Enroll	214	1	E = Emergency N = New Born
Filler	215	15
	230

TRAILER Record
Record Fields	Position	Size	Notes
RECORD_TYPE	1	7	“TRAILER” for Record (Constant)
FILLER	8	10	SPACES
NUMBER OF RECORDS	18	8	99999999 Numeric – right justified – zero filled
Filler	26	10	SPACES
Filler	36	3	“230” (Numeric Constant)
Filler	39	191	SPACES
	230

*** NUMBER OF RECORDS FILED CONTAINS THE SUM OF THE NUMBER OF RECORDS IN THE FILE NOR INCLUDING THE TRAILER.

Addendum – c

Error Code Table

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SUBSCRIPTION FILE ERROR DESCRIPTION

Error Code	Error Message	Additional Description (where needed)	Possible Corrective Actions
011	Invalid Record Type		Must be “E”
021	Spaces in Trans ID.
022	Invalid Trans ID.
031	Spaces in Process Date.
032	Invalid Process Date.
033	Except for newborns enrollments, Process Date should be less or equal than Effective Date and greater or equal than three months before Effective Date (Reforma)	For Mi Salud (Plan Type = 01) the Process Date must be equal or less that the Effective Date. Effective Date has to be within 2 months of the Process Date.	Verify process date versus effective date.
034	If Tran_Id = “E” and Reform and Process_Date >= 11/16/2006, then Effective_Date cannot be 11/01/2006	Special edit for coverage conversion of Nov.2006.
035	Process Date should be less than Effective Date and greater or equal than three months before Effective Date (Platino)	For Platino (Plan Type = 02 or 03) the Process Date must be less that the Effective Date. Effective Date has to be within 2 months of the Process Date.	Verify process date versus effective date.
036	Process Date should be greater or equal than three months before PCP1_EFFECTIVE_DATE	PCP1_EFFECTIVE_DATE can not be more than 3 month greater that the process date.
037	Process Date should be greater or equal than three months before PCP2_EFFECTIVE_DATE	PCP2_EFFECTIVE_DATE can not be more than 3 month greater that the process date.
038	Process Date should be greater or equal than three months before FAM_PRIMARY_CENTER_EFF_DATE	FAM_PRIMARY_CENTER_EFF_DATE can not be more than 3 month greater that the process date.
041	Spaces in Region
042	Invalid Region
051	Spaces in Carrier
052	Invalid Carrier
053	Carrier equal to actual Carrier and is requesting a change.	The enrollment has a C (carrier change) in the Tran_ID and the carrier is the same as the carrier in the member record in ASES.	Verify if the record should have been send with another Tran_ID (like V or I). If not the member is already enrolled and no further action should be required.
054	If plan type=01 and effective_date is future should be 1st of the month	Enrollments for future dates must have effective dates for the 1st of the month.

055	Carrier not contracted in the municipality or region at the enrollment effective date.
Match Carriers_contracted table by Carrier and region. The effective date of the enrollment has to be within the effective and expiration dates of the selected carriers_contracted table record for that carrier and Region. Carrier must be contracted at the effective date of the enrollment. The enrollment record plan_type has to be 01 if the Reforma column is “Y”. Else the plan in the enrollment has to be “02” or “03”. The Plan_Type must match the carriers_contracted table record for the effective date of the enrollment. If the “Todos_Municipios” column is “N” then the municipality code in the member_eligibility record for the member in the enrollment record has to match one of the municipality codes in the selected table record. If some municipalities are contracted in a region then the municipality code must match.
Carrier should review member’s address an insure that the municipality in included in the ASES contract.
056	Plan type = 01 and effective date is 20101001 at enrollment, and new_plan_type = 02 and new_carrier_eff_date is 20101001 at member_eligibility	This is a temporary error code to be operating during the month of September 2010 related to the October 1, 2010 conversion.
057	Plan type = 01 and effective date is 20101001 at enrollment, and plan_type = 02 at member_eligibility	This is a temporary error code to be operating during the month of September 2010 related to the October 1, 2010 conversion.
061	Trans ID in (“E”,“C”,“P”,“V”,“I”) and is required then Member Primary Center had spaces	Member Primary center is required when the enrollment has a Tran_ID of “E”,“C”,“P”,“V”,“I” in Reforma or if the Platino Plan is identified as requiring Primary Center.
062	Trans ID in (“1”,“2”,“3”) and Member PrimaryCenter is different from actual subscribed Primary Center.	The enrollment is for a PCP change but has aPrimary Center different from the one in the member record in ASES.
PCP changes are accepted if the record has thesame carrier, Plan Type, Version and IPA as the ASES database for the member. Check if the intention is to change both the IPA and the PCP and submit a IPA change (Tran_ID = I) with the new IPA and PCPs.

063	Primary Center equal to actual Primary Center	IPA change when the IPA in the ASES database for the member is the same.	Verify if the record should have been send with another Tran_ID. If not the member is already enrolled in the IPA and no further action should be required.
064	if Tran_ID=“D” should be space
065	For the Special region. Invalid Member Primary Center for Direct Contract Carrier. A record in our tables was not found for the given region, carrier, member_primary_center and effective_date.	Incorrect IPA in the enrollment record.	Verify and correct.

066
For any region other than Special. Invalid
Member Primary Center for Direct Contract Carrier. A record in our tables was not found for the given region, carrier, member_primary_center and effective_date.
		Incorrect IPA in the enrollment record.	Verify and correct.
071	Spaces in Family ID
072	Length of Family ID not equal 11
073	Family ID Not Found	Family_Id not found in the region indicated in the enrollment record.	Verify if the family ID used is correct. Verify if the region code is the correct one for the member.
081	Spaces Member SSN
082	Length of Member SSN not equal 9
083	Member SSN Not Found		Verify if the Member SSN used is correct. Verify if the region code is the correct one for the member.
091	Spaces in Member Suffix
092	Length of Member Suffix not equal 2
093	Member Suffix Not Found in ASES Eligibility	No record for the member found in the ASES database.	Verify that the assignment of the Suffix in the carrier database coincides with ASES. If the family_id or the Member SSN is also in error this code will appear.
101	Spaces in Effective Date
102	Invalid Effective Date
103	In Enroll and Reform, effective date should be less than run process date
For Reforma (Plan Type = 01) original enrollment (Tran_ID = E) the Effective Date has to be less than the run date. It is assumed that the member was enrolled before the enrollment record was sent to ASES. Original enrollments are not for future periods.
Verify dates and correct.
104	Other than Enroll and Reform, effective date should be greater than daily process date and 1st of the month.	For Reforma (Plan Type = 01) where the Tran_ID is not E the effective date must be greater than the run date and 1st of the month.	Verify dates and correct.
105	Other than Reform, effective date should be 1st of the month.
106	if TRAN_ID IN (“D”) then effective date should be 1st of the month
107	EFFECTIVE DATE SHOULD BE DURING THE LAST ACTIVE PERIOD FOR THE FAMILY	The family to which the member belongs was cancelled after the effective date in the enrollment record.	This cases will be submitted to be enrolled in history under the new version of the enrollment system (SYSPREM).
108	EFFECTIVE DATE SHOULD BE DURING THE LAST ACTIVE PERIOD FOR THE MEMBER	The the member was cancelled after the effective vdate in the enrollment record.	This cases will be submitted to be enrolled in history under the new version of the enrollment system (SYSPREM).

109	There should be records for family at family_eligibility_history at or before effective_date except for special_enroll in (‘E’,‘N’)	The family was not eligible at the effective date in the enrollment record.	Verify the Effective Date submitted and correct. Verify if the enrollment should be identified as new born or emergency and correct accordingly.
10A	If special_enroll = ‘E’, effective date should be at least as recent as the family eligibility effective date.	For emergencies the effective date can not be less that the family eligibility effective date.	Verify and correct.
10B	If special_enroll = ‘N’, effective date should be at least as recent as member birth date and effective date should not be more than a year forward from the birth date	For new borns the effective date can not be less than the birth date or a year after the birth date.	Verify and correct.
111	Spaces in Plan Type
112	Length of Plan Type not equal 2
113	Invalid Plan Type,Carrier and Plan Version	Enrollment records have to match the Plan Type and Plan Version contracted by the carrier with ASES.	Verify and correct.
114	if Trans_ID=“D” should be “01”
121	Spaces in Plan Version
122	Length of Plan Version not equal 3
123	Invalid Plan Version		Verify that the Plan, Version in the enrollment is the Plan Version contracted with ASES.
124	if Trans_ID=“D” should be “001”
131	Length of MPI Number not equal 13
132	MPI Number Not Found in ASES Eligibility		Verify that the correct MPI was used. Verify if the region code is the correct one for the member.
141	Spaces in PCP1 when Tran ID <> “2” <>“D” is required.	For enrollments where the PCP1 is required the PCP1 Field must not be in spaces.
142	PCP1 should be spaces when Tran ID = “2” =“D”	For changes in PCP2 the PCP1 field must be spaces.
151	Spaces in PCP1 Effective Date when Tran ID <> “2” <>“D” is required.	Spaces or invalid date was entered in PCP1 Effective Date in enrollments where PCP1 is required.	Verify and correct.
152	Invalid PCP1 Effective Date when Tran ID <> “2” <> “D” is required.
153	PCP1 Effective Date whitout spaces when Tran ID <> “2” <> “D” is not required.	PCP1 effective date must be in spaces when the enrollment is not for a PCP2 change and PCP1 is not required.	Verify and correct.
154	PCP1 Effective Date should be spaces when Tran ID = “2”	PCP1 effective date must be in spaces when the enrollment is for a PCP2 change.	Verify and correct.
155	In Enroll, PCP1 effective date should be less than run process date
For Reforma (Plan Type = 01) original enrollment (Tran_ID = E) the PCP1 Effective Date has to be less than the run date. It is assumed that the member was enrolled before the enrollment record was sent to ASES. Original enrollments are not for future periods.
Verify and correct.
156	Other than Enroll, PCP1 effective date should be 1st of the month.

157	if PCP1 not null PCP1_effective_Date should be not null and viceversa	When there is data in the PCP1 field there should be a valid date in the PCP1 Effective Date field and vice versa.	Verify and correct.
158
if new enroll, carrier change or ipa change,
and PCP1 not null, PCP1_effective_Date should be same as Effective_Date. if plan type change, plan version change, pcp1 change or pcp1 and pcp2 change, and PCP1 not null, PCP1_effective_Date should be greater or equal than Effective_Date in member_eligibility.
Verify and correct.
161	Spaces in PCP2 when If Trans_ID in (“2”, “3”)	Tran_ID 2 and 3 require data in PCP2 field.	Verify and correct.
162	PCP2 should be spaces when If Trans_ID not in (“2”, “3”)
171	Spaces in PCP2 Effective Date when If Trans_ID in (“2”, “3”)	Tran_ID 2 and 3 require date in PCP2 effective Date field field.	Verify and correct.
172	Invalid PCP2 Effective Date when Tran ID <> “2”	Invalid data in PCP2 Effective Data
173	In Enroll, PCP2 effective date should be less than run process date
For Reforma (Plan Type = 01) original enrollment (Tran_ID = E) the PCP2 Effective Date has to be less than the run date. It is assumed that the member was enrolled before the enrollment record was sent to ASES. Original enrollments are not for future periods.
Verify and correct.
174	Other than Enroll, PCP2 effective date should be 1st of the month.
175	if PCP2 not null PCP2_effective_Date should be not null and viceversa	When there is data in the PCP2 field there should be a valid date in the PCP2 Effective Date field an dvice versa.
176	if Tran_ID=“D” should be null
177	Enrolled in other carrier at or after enrollment Effective Date	The member was enrolled in another carrier after the effective date in the enrollment record
178
if new enroll, carrier change or ipa change,
and PCP2 not null, PCP2_effective_Date should be same as Effective_Date. if plan type change, plan version change, pcp2 change or pcp1 and pcp2 change, and PCP2 not null, PCP2_effective_Date should be greater or equal than Effective_Date in member_eligibility.
Verify and correct.
179	Future subscription already set for another carrier at enrollment future Effective Date
181	Is required then Family Primary Center had spaces	family Primary Center required for Reforma
182	Is not required and Family Primary Center didn’t had spaces.
183	if Tran_ID = “D” should be space
191	Is required and Family Primary Center Effective Date have spaces
192	Incorrect Family Primary Center Effective Date
193	Is not required and Family Primary Center Effective Date did not have spaces
194	if Tran_ID=“D” should be null
200	if Tran_ID = “D” should be space

211	Incorrect Plan and Version: Members is not Federal Medicaid	The Plan Type and Version contracted by the carrier require that the member be Federal Medicare and the ASES database indicates the member is not Federal Medicare.
221	Duplicate Enrollment	Two enrollment records entered in the same daily run for the same member as defined by Family_ID and Suffix.
222	Already Enroll in the Same Carrier	When the Tran_ID is E and the ASES database has the member as enrolled in the same carrier	Verify if the record should have been send with another Tran_ID (like V or I). If not the member is already enrolled and no further action should be required.
223	Already Enroll in Other Carrier	When the Tran_ID is E and the ASES database has the member as enrolled in another carrier.	Verify if the record should have been send with a carrier change Tran_ID (E).
224	Member Not Eligible At Carrier Effective Date
225	Incorrect SSN
226	Incorrect MPI
227	Trans ID = “P” and Carrier is different from actual subscribed Carrier.	Only the current carrier in the ASES database can submit a Plan Change enrollment record. The Member is enrolled under a different carrier in the ASES database.	Verify if the record should have been send with another Tran_ID.
228	Trans ID = “V” and Carrier or Plan Type are different as the actual data.
Version changes are allowed under the same carrier and Plan Type. Only the current carrier in the ASES database can submit a Version Change enrollment record. The Member is enrolled under a different carrier or Plan Type in the ASES database.
Verify if the record should have been send with another Tran_ID
229	Trans ID = “I” and Carrier or Plan Type or Version are different as the actual data.
Ipa changes are allowed under the same carrier, Plan Type and Version. Only the current carrier in the ASES database can submit a IPA Change enrollment record. The Member is enrolled under a different carrier or Plan Type or Version in the ASES database.
Verify if the record should have been send with another Tran_ID
22A	Trans ID in (“1”, “2”, “3”) and Carrier orPlan Type or Version or Primary Center are different as the actual data.
PCP changes are allowed under the same carrier, Plan Type, Version and IPA. Only the current carrier in the ASES database can submit a PCP Change enrollment record. The Member is enrolled under a different carrier or Plan Type or  version or IPA in the ASES database.
Verify if the record should have been send with another Tran_ID
22B	if TransID=3 , PCP1 and PCP2 both effective dates must be future or retroactive dates
22C	Member in the same family should be in the same carrier,plan_type,version,primary center, PCP1, PCP2	For Reforma members in a family.
22D	Invalid new field date values	Effective date can not be greater than run date by more than 4 months
22E	if PLAN_TYPE=“01” then PLAN_VERSION should be the same as the COVERAGE_CODE	In Enrollment record for Reform (Plan Type 01) beneficiaries the Version field must match the coverage code field in the ASES database for the member being enrolled.	Verify and correct.

22F	if PLAN_TYPE=“01” and exists an Error_code in one family_id all member are rejected
When and enrollment record for one family member has errors, all the family members are given the 22F error code. This Keeps all the enrollment record for a family together and avoids partial processing of the family members in the same run.
Correct the errors other than 22F in all family Members.
22G	if PLAN_TYPE=“02” or “03” (Platino) then PLAN_VERSION in the Enrollment record should match the PLAN_VERSION with the same COVERAGE_CODE assigned in the Plan Detail table.
For Platino enrollments: The member Coverage Code is assigned a specific Version in the Plan Detail Table. If a different Version is used this error will be produced. For members with Coverage  Code 012 or 013 the Version for Coverage Code 011 must be used.
Correct Version and submit Enrollment again.
241	When Plan Type =1 and new enrollment
242	carrier change to plan type =1 and alredy exist in Member eligibility table
250	if Tran_ID = “D” should be space
260	if Tran_ID = “D” should be space
270	if Tran_ID=“D” should be null
280	Family should be elegible
281	Member should be eligible
980	Record already enrolled in history has higher or equal process date.
981	Rejected family member has errors not accepted by SYSPREM.
982	Effective Date before ‘01/01/2006’
983	Already subscribed in the same Carrier at the specified Effective Date.
984	Tran_Id = ‘E’, Effective Date is not 1st of the month and member is already subscribed in another Carrier.		Must be resubmitted as a carrier change (tran_id = “C”. Effective date must be 1st of the following month.
985	If special_enroll = ‘E’, effective date should be at least as recent as member certification date at the specified Effective Date.
986	For SYSPREM processing, the Effective Date should be before the Effective Date of the current record at Member Eligibility.		Verify Effective Date.
995	Had 22F but was re-evaluated because the records with errors in its family were processed by SYSPREM.
996	Processed by SYSPREM	Not an Error	No Action Should be taken.
998	Spaces in Record Key.	Not an Error	No Action Should be taken.
999	New Case with a Record Key.	Not an Error	No Action Should be taken.

Addendum d - Carrier Eligibility File Layout

CARRIER ELIGIBILITY FILE
MEMBERS RECORD

CARRIER ELIGIBLITY OUTPUT FILE

This file is created by the HCRE export program and contains the demographic and eligibility information sent to ASES from the Department of Health and verified by ASES as eligible for Health Reform. Modified on May 2003 for the direct contracting pilot project.
Modified on March 2004 for Smartcard project. See entries in bold and highlighted.
Modified on Sept. 2005 for Medicare Project. Modified August 2006 to add Coverage Fiels for new PSG contrating.
Modified on January 2008 to add tran_id = H for sysprem records. Modify for Mediti on January 2011.

# Field	Record Fields	Position	Size	Notes
1	RECORD-TYPE	1	1	“M” for member
2	TRAN-ID	2	1	E=eligible, I=ineligible, R=reject, H= SYSPREM (history)
3	PROCESS-DATE	3	8	MMDDYYYY
4	FAMILY-SSN	11	9	SSN of Head-of-Household
5	FAMILY-SUFFIX	20	2	Zero fill, right justify.
6	FILLER	22	1
7	MEMBER-SSN	23	9
8	MEMBER-SUFFIX	32	2
9	FILLER	34	14
10	1ST-LAST-NAME	48	15
11	2ND-LAST-NAME	63	15
12	FIRST-NAME	78	20
13	MIDDLE-INITIAL	98	1
14	RELATIONSHIP	99	1
15	DATE-OF-BIRTH	100	8	MMDDYYYY
16	PLACE-OF-BIRTH	108	1
17	SEX	109	1
18	CATEGORY	110	1
19	CATEGORY-2	111	1
20	CONDITION	112	1
21	SOURCE-CODE	113	1
22	RECEIVE-SS	114	1
23	MED-INS-CODE	115	1	Zero fill, right justify.
24	POLICY	116	2
25	CLASS	118	1
26	CLASS-2	119	1
27	DENIAL-CAT	120	1
28	DENIAL-CAT-2	121	1
29	MARITAL-STATUS	122	1
30	SSN	123	9
31	PREG-IND	132	1
32	ABSENT-PARENT	133	1
33	HICN	134	11
34	PILOT-CAT	145	1
35	PILOT-CLASS	146	1
36	PILOT-DENIAL	147	1
37	HCRE-ELIGIBILITY-IND	148	1
38	HCRE-DENIAL-CODE	149	2	Zero fill, right justify.
39	OTHER-INSURER1	151	2	Insurance co. code NOT USED
40	OTH_POLICY1	153	20	Policy number NOT USED
41	OTHER-INSURER2	173	2	Insurance co. code NOT USED
42	OTH_POLICY2	175	20	Policy number NOT USED
43	OTHER-INSURER3	195	2	Insurance co. code NOT USED
44	OTH_POLICY3	197	20	Policy number NOT USED

45	GROUP-IDENT	217	2	“06” - ELA, “02” - Veteran, “22” - Small Bus. Zero fill, right justify.
46	ODSI-FAMILY-NO	219	11	“Gx”+HOH SSN for ELA (x=0,1,2 … by subscription period)
47	ELA-ERRORS	230	10	5 2-digit error codes for ELA-SB-Vet
48	AGENCY	240	5	Agency # for ELA / Group Num for SB. Zero fill, right justify.
49	MASTER PATIENT INDEX (MPI)	245	13
50	MEMBER CERTIFICATION DATE	258	8	MMDDYYYY
51	CONTRACT NUMBER	266	13	Include Suffix.
52	MEMBER PRIMARY CENTER	279	4
53	MEMBER PRIMARY CENTER EFFECTIVE DATE	283	8	MMDDYYYY
54	MEMBER NEW PRIMARY CENTER	291	4
55	MEMBER NEW PRIMARY CENTER EFFECTIVE DATE	295	8	MMDDYYYY
56	PCP1	303	15
57	PCP1 EFFECTIVE DATE	318	8	MMDDYYYY
58	PCP2	326	15
59	PCP2 EFFECTIVE DATE	341	8	MMDDYYYY
60	NEW PCP1	349	15
61	NEW PCP1 EFFECTIVE DATE	364	8	MMDDYYYY
62	NEW PCP2	372	15
63	NEW PCP2 EFFECTIVE DATE	387	8	MMDDYYYY
64	CARD ID NUMBER	395	15
65	CARD ID DATE	410	8	MMDDYYYY
66	ELA INDICATOR	418	1	1=NO PREMIUM 2=PREMIUM Spaces when not ELA.
67	PRIMARY CENTER PCP CHANGE REASON	419	2	Based on the Reason of Code table.
68	MEDICAID INDICATOR	421	1	1=Medicaid Federal, 2=SCHIPS 3=Estatal4= Estatal other
69	MEDICARE INDICATOR	422	1	1=A&B, 3=A, 9=B
70	CARRIER	423	2
71	CARRIER_EFF_DATE	425	8	MMDDYYYY
72	NEW_CARRIER	433	2
73	NEW_CARRIER_EFF_DATE	435	8	MMDDYYYY
74	PLAN_TYPE	443	2	“bb”=eligible not enrolled, See Plan Type table
75	PLAN_TYPE_EFF_DATE	445	8	MMDDYYYY
76	PLAN_VERSION	453	3	Version of MA plan enrolled
77	PLAN_VERSION_EFF_DATE	456	8	MMDDYYYY
78	NEW_PLAN_TYPE	464	2
79	NEW_PLAN_TYPE_EFF_DATE	466	8	MMDDYYYY
80	NEW_PLAN_VERSION	474	3
81	NEW_PLAN_VERSION_EFF_DATE	477	8	MMDDYYYY
82	INSTITUTIONAL_STATUS	485	1	Y or N
83	HIC NUMBER MA	486	12
84	AUTO_ENROLL_INDICATOR	498	1	0 = Not Auto; >0 = Auto Enroll
85	AUTO_ENROLL_DATE	499	8	MMDDYYYY
86	IPA_ESPECIAL	507	1	1 = IPA Special
87	CMS_Cert_Status	508	2	Status of certification in CMS
88	Coverage_Code	510	3
89	New Contract Number	513	13
	Special_Enroll	526	1	E = Emergency N = New Born
90	FILLER	527	13
		540
*** All are Text Fields

CARRIER ELIGIBILITY FILE
FAMILY RECORD

CARRIER ELIGIBLITY OUTPUT FILE

This file is created by the DAILY export program and contains the demographic and eligibility information sent to ASES from the Department of Health and verified by ASES as eligible for Health Reform.  (Modified on May 2003 for the direct contracting pilot project. See entries in bold. Modified on March 2004 for Smartcard project.  See entries in bold and highlighted. Modified on July 2005 for Medicare Project. Modified on January 2008 to add tran_id = H for sysprem records.) Modified for Mediti on January 2011.

# Field	Record Fields	Position	Size	Notes
1	RECORD-TYPE	1	1	“F” for family
2	TRAN-ID	2	1	E=eligible, I=ineligible, R=reject, H= SYSPREM (history)
3	PROCESS-DATE	3	8	MMDDYYYY
4	FAMILY-SSN	11	9	SSN of Head-of-Household(HOH)
5	FAMILY-SUFFIX	20	2	“00”
6	FILLER	22	14
7	ODSI-FAMILY-ID	36	11	“Gx”+HOH SSN for ELA (x=0,1,2 … by subscription period)
8	HOH-1ST-LAST-NAME	47	15
9	HOH-2ND-LAST-NAME	62	15
10	HOH-FIRST-NAME	77	20
11	REGION	97	1
12	MUNICIPALITY	98	4	Zero fill, right justify.
13	FACILITY	102	4
14	INVESTIGATION-IND	106	1
15	TRANSACTION-TYPE	107	1
16	EFFECTIVE-DATE	108	8	Start date of eligibility MMDDYYYY
17	FINANCIAL-RESP-PCT	116	1
18	CERTIFIER-NUMBER	117	2
19	EXPIRATION-DATE	119	8	End date of eligibility MMDDYYYY
20	COND-ELIG-IND	127	1
21	MAILING-ADDRESS1	128	25
22	MAILING-ADDRESS2	153	25
23	MAILING-CITY	178	16
24	MAILING-ZIP	194	5
25	MAILING-ZIP4	199	4
26	RESIDENCE-ADDRESS1	203	25
27	RESIDENCE-ADDRESS2	228	25
28	RESIDENCE-CITY	253	16
29	RESIDENCE-ZIP	269	5
30	RESIDENCE-ZIP4	274	4
31	PHONE	278	7
32	OTHER-INSURER1	285	2	Insurance co. code Not USED
33	OTH-POLICY1	287	20	Policy number NOT USED
34	OTHER-INSURER2	307	2	Insurance co. code NOT USED
35	OTH-POLICY2	309	20	Policy number NOT USED
36	OTHER-INSURER3	329	2	Insurance co. code NOT USED
37	OTH-POLICY3	331	20	Policy number NOT USED
38	MEMBERS	351	2	# members in family
39	ODSI-MEMBERS-ELIGIBLE	353	2	# members eligible ODSI / optionals ELA-SB-Vet
40	USER-CODE	355	6
41	ENTRY-DATE	361	8	MMDDYYYY
42	PCT-OF-POVERTY-LEVEL	369	3
43	DEDUCTIBLE-LEVEL-CODE	372	1
44	HCRE-MEMBERS-ELIGIBLE	373	2	# members eligible by ASES. Zero fill, right justify.
45	HCRE-DENIAL-CODE	375	2	Zero fill, right justify.

46	CARRIER-CODE	377	2
47	EFFECTIVE-CARRIER-DATE	379	8	For Family Carrier . MMDDYYYY
48	ELA-ERRORS	387	10	5 2-digit error codes for ELA-SB-Vet
49	MANCOMUNADO	397	1	Y / N (ELA Only)
50	FILLER	398	3
51	Family-PRIMARY-CENTER	401	4	IPA or PHO
52	NEW-CARRIER	405	2	New carrier code
53	NEW-Family-PRIMARY-CENTER	407	4	new IPA or PHO for families changing carrier
54	NEW-Family-PRIMARY CENTER EFFECTIVE DATE	411	8	MMDDYYYY - effective date of IPA/PHO change
55	CONTRACT NUMBER	419	13	Common part of Contract
56	REGION ASES	432	1
58	NEW CARRIER EFFECTIVE DATE	433	8	New Carrier MMDDYYYY
59	FAMILY PRIMARY CENTER EFFECTIVE DATE	441	8	MMDDYYYY
60	CERTIFICATION DATE	449	8	MMDDYYYY
61	PRIMARY CENTER PCP CHANGE REASON	457	2	Base on Reason Code table.
62	AUTO_ENROLL_INDICATOR	459	1	0 = Not Auto; >0 = Auto Enroll
63	AUTO_ENROLL_DATE	460	8	MMDDYYYY
64	PAM NEW FAMILY ID	468	11	New Family_Id assigned by PAM for Meditis. Use as a reference only.
65	FILLER	479	61
		540
*** All are Text Fields

CARRIER ELIGIBILITY OUTPUT FILE – Insurance Record

This file is created by the HCRE export program and contains the demographic and eligibility information sent to ASES from the Department of Health and verified by ASES as eligible for Health Reform.  This Insurance Record is added for the Meditis Implementaion on Februar 2011.

# Field	Record Fields	Position	Size	Notes
1	RECORD-TYPE	1	1	“I” for Insurance
2	TRAN-ID	2	1	E=eligible
3	PROCESS-DATE	3	8	MMDDYYYY
4	ODSI-FAMILY-ID	11	11
5	Member Suffix	22	2
6	Health Insurer Code	24	3	Code identifies Insurance Company
7	Policy Number	27	20
8	Policy-EXPIRATION DATE	47	8
9	Covered Services	55	40	20 coverage code filed (2 characters each)
10	FILLER	95	445
		540
*** All are text fields

Addendum – e

Flow Diagram

ASES 820 Mapping

ASES Query Process
ASES QUERY FILE

ELIGIBILITY QUERY FILE LAYOUT

August 1, 2008

This file is produced by MA Carriers and sent to ASES to verify the elegibility of Medicare Beneficiaries in the GHIP (Reforma).

Query Record
# Field	Record Fields	Position	Size	Notes
1	RECORD TYPE	1	1	“Q” for Query
2	PROCESS DATE	2	8	YYYYMMDD
3	BENEFICARY SSN	10	9
4	1ST LAST NAME	19	15
5	2ND LAST NAME	34	15
6	FIRST NAME	49	20
7	SEX	69	1	1 = Male, 2 = Female
8	DATE OF BIRTH	70	8	YYYYMMDD
9	REGION	78	1
10	CARRIER	79	2	Carrier Code
11	EFFECTIVE DATE	81	8	For historical queries. Enter the enrollment date for the enrollee. YYYYMMDD Fortmat. Day must be the first of the month. If the query is not hystorical, leave in blank.
12	FILLER	89	11
		100

*** All are Text Fields

QUERY RESPONSE FILE LAYOUT

October 20, 2008

This file is sent by ASES to Carriers as a response to query records. The Response Record informs if a Beneficiary is elegible for GHIP (Reform) coverage. It provides the key data elements which the Carrier will use to notify enrollment to ASES once approved by CMS.

Query Response Record
# Field	Record Fields	Position	Size	Notes
1	RECORD_TYPE	1	1	“R” for Response
2	CARRIER_PROCESS_DATE	2	8	YYYYMMDD
3	BENEFICARY SSN	10	9
4	CARRIER_1ST_LAST_NAME	19	15
5	CARRIER_2ND_LAST_NAME	34	15
6	CARRIER_FIRST_NAME	49	20
7	CARRIER_SEX	69	1	1 = Male, 2 = Female
8	CARRIER_DATE OF BIRTH	70	8	YYYYMMDD
9	CARRIER_REGION	78	1
10	CARRIER	79	2	Carrier Code
11	ASES_1ST_LAST_NAME	81	15
12	ASES_2ND_LAST_NAME	96	15
13	ASES_FIRST_NAME	111	20
14	ASES_SEX	131	1	1 = Male, 2 = Female
15	ASES_DATE OF BIRTH	132	8	YYYYMMDD
16	ASES_REGION	140	1
17	ELEGIBILITY_INDICATOR	141	1	Y or N
18	ODSI FAMILY ID	142	11
19	MEMBER SUFFIX	153	2
20	MPI	155	13	Alpha-numeric ej.-”0080012345678”
21	MEDICAID INDICATOR	168	1	1 = Federal Medicaid
22	ELEGIBILITY_EFFECTIVE_DATE	169	8	YYYYMMDD
23	ELEGIBILITY_EXPIRATION_DATE	177	8	YYYYMMDD
24	ASES_PROCESS_DATE	185	8	YYYYMMDD
25	MESSAGE_CODE	193	6	Spaces= no errors, 01=SSN no match, 02=Sex no match, 03=DOB no match, 04=Region no match, 05=Miembro de municipio no contratado por Carrier, 06=Empleado ELA, 07=SSN no match (history records)
26	ASES_DEDUCTIBLE_LEVEL	199	1
27	MUNICIPIO	200	4	Codigo Municipio en ASES
28	FECHA DE EFECTIVIDAD	204	8	Para uso en queries historicos. Formato YYYYMMDD.
29	CODIGO DE CUBIERTA	212	3	Codigo de Cubierta (Coverage Code)
30	FILLER	215	5
		220

Carrier to ASES Data Submissions
 New File Layouts
Version 1.7C
March 07, 2011

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Carrier to ASES Data Submissions
File Layouts

Version Changes	5

NOTES	14
Changes and Additions in Data File Layouts	14
General Notes on data layout requirements	20
File Naming Convention	23

SERVICES INPUT FILE LAYOUT	27

CLAIMS INPUT FILE LAYOUT	35

PROVIDERS INPUT FILE LAYOUT	41

IPA INPUT FILE LAYOUT	44

CAPITATION INPUT FILE LAYOUT	46

ERROR RETURN FILE LAYOUT	48

CLAIMS PROCESSING SUMMARY FILE LAYOUT	49

File Processing CODES	50

File Validation ERROR CODES	51

File Validation WARNING CODES	57

ATTACHMENTS	58

ATTACHMENT I - MUNICIPALITY CODES	59

ATTACHMENT II - CARRIER CODES	63

ATTACHMENT III - SPECIALTY CODES	65

ATTACHMENT IV - PLACE OF SERVICE CODES	71

ATTACHMENT V	77

ATTACHMENT VI - PROVIDER TYPE CODES	78

ATTACHMENT VII - CLAIMS / SERVICES BASIC FLOW OVERVIEW	79

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Version Changes

Version 1.7C

CLAIMS Input File Layout -

New codes for Plan Type and Plan Version and Region to include Government Employee claims. Substitution of content on field MPI with Contract Number for Government Employee Only.
New field #19 Network Provider.
Changed the size for all 6 diagnosis codes from 6 to 8.

NOTE THAT THE LENGTH OF THE CLAIMS INPUT FILE LAYOUT HAS CHANGED – LENGTH IS NOW 267.
SERVICES Input File Layout -

New field #34 Coverage Code.

PROVIDER Input File Layout -

New field #22 Network Provider.

CAPITATION Input File Layout -

Capitation Type updated to include type “F” for fixed payment capitations.

ATTACHMENTS –

Attachment II –                     Carrier Codes: Updated.

Version 1.7B

SERVICES Input File Layout -

Validation Rules clarified.

ERROR CODES Table -

Error codes C413.2 and C418.5 added.

ATTACHMENTS –

Attachment I –         Value added to table
Notes added to end of table.
Attachment II –        Carrier Codes: Updated.

Numerous updates have been made throughout the layouts to adjust, complete, or expand descriptions and validation rules.  Field numbers and the text are highlighted to indicate these changes in BLUE.

Version 1.7A

NOTES

Changes and Additions and Data File Layouts

UPDATED: Validation Process
INSERTED: Provider File Changes

PROVIDER Input File Layout -

MODIFIED: field 22 has been redefined as filler, replacing pcp_prov.
MODIFIED: field 23 has been redefined as filler, replacing pcp_ipa.

Version 1.6

NOTES

Changes and Additions and Data File Layouts

INSERTED: Validation Process INSERTED: Primary Carrier ID INSERTED: IPA codes and Provider codes INSERTED: Attending Provider

GENERAL Notes on data layouts requirements

INSERTED: MIP Numbers in fields.

SERVICES Input File Layout -

MODIFIED: field 19 has been redefined as filler, replacing tos_code.
MODIFIED: field 34 has been redefined as filler, replacing rx_form.
MODIFIED: Risk Type is allowed to be “UNK” for Unknown on PBM submitted files.
MODIFIED: Stop Loss Flag should be set to “N” on PBM submitted files.

CLAIMS Input File Layout -

MODIFIED: field 19 has been redefined as filler, replacing age.
INSERTED: Primary Carrier ID has been added as a required field

NOTE THAT THE LENGTH OF THE CLAIMS INPUT FILE LAYOUT HAS CHANGED – LENGTH IS NOW 253.
CAPITATION Input File Layout -

INSERTED: MPI Number has been added and as a required field.

NOTE THAT THE LENGTH OF THE CAPITATION INPUT FILE LAYOUT HAS CHANGED – LENGTH IS NOW 128.

Version 1.5

NOTES

Changes and Additions and Data File Layouts

INSERTED: Pharmacy Provider IDs
INSERTED: Provider telephone numbers

INSERTED: Capitation amount
INSERTED: Capitation adjustments
INSERTED: Claims / Services File Handling
INSERTED: Other File Handlin

GENERAL Notes on data layouts requirements

INSERTED: Justification and Filling of Fields
INSERTED: References to CMS 1500 and UB-92

File Naming Convention –

Added notes on the naming of the ERROR Return Files.

SERVICES Input File Layout -

MODIFIED: Prescription Days has been redefined to be 999 (3 digits in length)
INSERTED: Total Quantity Dispensed has been added and should be filled for Pharmacy claims

NOTE THAT THE LENGTH OF THE SERVICE INPUT FILE LAYOUT HAS CHANGED – LENGTH IS NOW 279.

ERROR RETURN File Layout –

MODIFIED:  Error Code field expanded to 600 bytes to allow for maximum possible error codes.

ATTACHMENTS –

Attachment II – Carrier Codes: Updated and corrected

Attachment VII – Claims / Services Basic Flow Overview: Added

Version 1.4

NOTES – File Naming Convention -

INSERTED:

ERROR RETURN File Layout -

INSERTED:

ERROR CODES Table -

INSERTED:

WARNING CODES Table –

INSERTED:

ATTACHMENTS –

Attachment II – Carrier Codes: Updated

Version 1.3

NOTES - Changes and additions in data file layouts -

ADDED: Explanation of Provider ID and the functioning of the ID on the Provider table.

NOTES - General Notes on data layout requirements -

MODIFIED: Amount fields

SERVICES Input File Layout -

INSERTED: Encounter Type (moved from Claims Input File Layout)
REMOVED: Primary Center (moved to Claims Input File Layout)
REMOVED: Service Center

CLAIMS Input File Layout -

REMOVED: Encounter Type (moved to Services Input File Layout)
INSERTED: Primary Center (moved from Services Input File Layout)
REMOVED: Service Provider Specialty

PROVIDERS Input File Layout -

INSERTED: Prov Telephone

IPA Input File Layout -

MODIFIED: IPA Code
REMOVED: Service Provider Specialty

 CAPITATION Input File Layout -

INSERTED: Family ID
MODIFIED: Capitation Amount

ATTACHMENTS -

INSERTED: Attachment I – Municipality Codes
INSERTED: Attachment II – Carrier Codes
INSERTED: Attachment III – Specialty Codes
INSERTED: Attachment IV – Place of Service Codes
INSERTED: Attachment V – Type of Service Codes
INSERTED: Attachment VI – Provider Type Codes

NOTES

Changes and Additions in Data File Layouts

ASES new file layouts for submission by Carriers for data generated from October 1, 2006 forward.

The following data layouts will be discontinued after the Data Layouts have been established in production and their use is stabilized:

Claims and Encounter Input File Layout

The following data layouts will be used with the submission of data from October 2006:

Services Input File Layout
Claims Input File Layout

New data layouts will be required from October 2006 as follows:

Provider Input File Layout
IPA Input File Layout
Capitation Input File Layout

Administrative Expenses - Table M from current monthly report will be use as a basis for gathering administrative expense data. Some expansion to include FTE data will be developed.

The Provider and IPA files will be used to build and maintain reference files within ASES’s systems for Providers, PCPs and IPA/HCOs.  At implementation carriers will be required to supply full files and every month thereafter to submit files of additions and changes to maintain these in an up-to-date status.

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Provider ID - ASES will not try to specify the format or construction of Provider IDs and will accept on incoming data the codes used by the delivering entity.  Internally within the ASES database system, a single ID will be generated for each provider.  The ASES system will be developed to match the carrier’s provider data to ASES’s stored provider data and therefore map IDs between the systems.  It is expected therefore that an actual provider who has multiple IDs across several of the carriers will still resolve to a single Provider ID in ASES.  The key to this will be the matching of records supplied to maintain the Provider file, which has been put into practice by Milliman in similar MedInsight projects in which multiple source entities are involved.

To implement this strategy, ASES requires that carriers provide accurate and timely provider files on a monthly basis.  The Provider file maintained in ASES from this data will be used to validate the Provider ID fields on the other data files being submitted, especially for Claims & Encounters and for Capitation.

PHARMACY PROVIDER IDs –

After considering situations presented by various carriers with regard to the coding of the Provider ID field on claims and in the Provider Input File for pharmacy claims we have decided to make the following change to the layout definitions and instructions. For pharmacy claims only

If the carrier includes all PBM providers (pharmacies) in its own provider file and these are part of the Provider Input File delivered to ASES then the carrier has no problem and should continue to handle the data in this way.   This assumes that in coding pharmacy providers into the Provider Input File for ASES the carrier is capable of filling all the required fields and the records will pass validation and be accepted.  When claims are validated the Billing Provider on the claim record will be validated against the Provider file and will be matched even if the provider is unique for the carrier.

For carriers who do not include PBM providers in their own Provider File - the claims must be coded with the Provider ID supplied by the PBM.  This ID in turn must be a valid NABP/NCPDP number identifying the pharmacy uniquely regardless of which PBM sourced the data.  The carrier will not include these pharmacy providers in their Provider Input File to ASES avoiding the problems created by their not having all the details required for the providers contracted by the PBM and not the carrier.  On Claims the carrier will use this same Provider ID from the PBM for the Billing Provider which will be matched during the validation against pharmacy providers loaded from PBM Provider Input File submissions to ASES.  The carrier’s records will still be found to fail validation if this provider number cannot be validated.

PROVIDER telephone numbers –

Prov Telephone remains a required field on the Provider Input Layout.  In the event, and as an exception, if the carrier does not have the actual provider’s telephone number they should insert their own (Carrier’s) telephone number.  This also applies to the IPA Work Phone field in the same way.

Note that all telephone number fields must be filled using only numbers.   No spaces or ()- characters should be included.   For example, the telephone number (939) 123-4567 will be coded in the data field as 9391234567

CAPITATION AMOUNT –

The amount to be reported on capitation records must be a net amount that represents any costs associated with providing services which are not reported in claims and encounters.  This may come from formal contracts with providers such as HCO/PCPs, or any other financial arrangement or allocation of costs.

The number should represent a calculation which includes the earned capitation for the period less claims paid amounts, if any, chargeable against the provider risk.  Other types of deductions which may be taken out of the provider’s payment such as repayment of advances, retentions for reserves should not be included in the calculation.

CAPITATION ADJUSTMENTS –

There may be circumstances in which capitation payments which have already been reported, need in a later month to be adjusted or even reversed.  To accomplish this, the Capitation records will behave differently than Claims and Services.  The carrier will send a new record for the provider / member / experience date with an amount to be added or subtracted from the previously reported amount.  If a capitation of $10.00 is to be reversed then the new record should contain the same information as the original but with a new Capitation Date and a Capitation Amount of -$10.00.  Inside MedInsight the capitation for that Provider / Member for that particular date will be the aggregate of all the records and this example will result in $0.00.

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Note that, as Capitation net amounts for any particular record may be negative, a reversal in such a case would be a positive amount.

CLAIMS / SERVICES File Handling –

CLAIMS /  SERVICES Files will be handled as related data sets in that a Claim must be associated with one or more Services.  While each type of file will have its own validation process, the relationship between claims records and services records will also be part of the validation process.

For new record sets, a Claim record, which validates successfully for all its data elements, will be rejected if there is not at least one valid Service record with a corresponding Carrier and Claim-ID.  Similarly, a Service record, which validates on all its data elements, will be rejected if there is not a valid claim record with a corresponding Carrier and Claim-ID.

“I” transactions may represent new claims in which case the relationship between Claim and Service records must be within the Claims Input File and Services Input File in the same submission.  When “I” records represent an update to records submitted in prior periods then a Claim record or a Service record may be submitted by itself provided it corresponds respectively to valid Service or Claim records matching on Carrier and Claims-ID already loaded in the database.

Claims and Services file will pass through a validation process as shown in Attachment VII.  Pre-validation will check the basic structure of the file and its records and may result in a file being rejected without proceeding to full record validation.  Such rejections may be caused for example, by – file names which fail to follow the naming convention, a file containing wrong length records or other basic tests.

A file which is processed through full validation may also be rejected if it fails to meet the error threshold level.  All files which are rejected will be notified to the carrier with an explanation of why the file is rejected.  No records from such a file will be retained in the system and the carrier will be required to re-submit the rejected file in its entirety before the next months files become due.  Such re-submitted files must be carefully named using the sequence number part of the naming convention to ensure the name is distinct from the rejected file and is named in the correct order.

If a file is accepted after validation, any records with errors will be returned in an Error Return file.  Only the individual records which are rejected must be corrected and re-submitted and not the entire file.   Such re-submitted records are to be included with the following month’s file.

OTHER File Handling –

For files other than Claims and Services, the handling in terms of file rejection and record rejection will be similar to that described above for the Claims and Services.  IPA, Provider and Capitation files will be validated individually without relationship to other files.

VALIDATION PROCESS –

The processing of files will take place on an individual file basis with first a Pre-Validation step in which files may be rejected if they fail structurally, cannot be read or are misnamed.  A file rejection report will indicate the cause of the rejection and the file must be corrected and re-submitted immediately.

On files which pass Pre-Validation there will be a two step validation process.  First, validation will take place on individual files to determine the compliance of each field with the validation rules.  Records marked in error will then be removed and files will be passed to a staging area at which point cross-file validation will take place.

In the staging area, files will be checked for fields which depend on other files or previously loaded data.  Such validations include the requirement for claims records to have at least one matching, valid service record and for service records that have a valid matching claim.  Also, fields on service records which are particular to the type of claim will be validated after matching to a claim record and the type of claim can be determined from Bill Type (e.g. Pharmacy field on service records will be validated after matching to a claim record with a Bill Type of “P”).  Any records marked in error at this stage will also be removed.

Files will be tested for error threshold compliance.  Those files which fail to achieve an error rate below the threshold will be rejected. In such cases, the rejected records will not be placed on the Held Records table and the rejected file will need to be re-submitted after correction in its entirety, but an Error Return file will be created and retuned to the carrier with the details of the records which were marked in error.

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Error records from accepted files will be placed on the Held Records table and the corresponding Error Return file will be given back to the carrier.  These rejected records need to be corrected and included in the following month’s submission.

Carriers  need  to  distinguish  error  return  files  as  being  for  file  rejects  or  record  records  and  process  them  accordingly.    The Claims/Services Basic Flow diagram in Attachment VII has been updated to reflect this process.

A Claims Processing Summary File will be generated which will contain a record for each file in a processing period (including expected files which were not received).  The layout of this file is contained in the section of tables defining each of the file layouts. This file is an electronic “report” on the validation process and will be placed with the error-return files on the FTP server for the carriers to download.

Primary Carrier ID –

A field for the Primary Carrier ID has been added to the Claims Input Layout to recognize the MCO or TPA which enrolls the member and assigns IPA and PCP Provider IDs.  The Carrier ID filed will carry the ID of the carrier generating the Claims Input File.  These files will contain the same value when the reporting carrier is an MCO or TPA.  When the reporting carrier is an MBHO or PBM the Carrier ID will contain the code of the MBHO or PBM and the Primary Carrier ID will contain the code of the MCO or TPA of the member.

IPA codes and Provider codes –

The Primary Carrier ID field has been added to be able to distinguish the validation of IPA and Provider codes by carrier.   The Primary Carrier ID will carry the code of the MCO or TPA which contracts the members IPA and PCP Provider.  In Claims records the codes for IPA and PCP Provider will be those created by the MCO/TPA and delivered to the MBHOs and PBMs in eligibility/enrollment data exchanges.

 Attending Provider –

The validation rules for Attending Provider have been changes to remove the requirement that the value match a valid provider (i.e. a provider code reported by the carrier in its Provider file.  The field is still required.

Municipality Service –

Recognizing that claims may be processed for services outside of Puerto Rico, code 0666 has been added to the list of Municipality Codes.  This value is valid only for use in the field Municipality Service on the Claims Input File.  This value should be used only when services are paid for outside of Puerto Rico.

PROVIDER FILE CHANGES –

The PCP Flag and IPA Code fields have been removed from the Provider Input File Layout.   It has become obvious through the experience gained in testing so far, that the value of these fields on the provider file is overwhelming outweighed by the complexities produced.  PCP and IPA codes will still be required on claims and these will be validated to ensure that they are valid Provider codes and IPA codes but no attempt will be made in validation to cross check that the PCP Provider on claims has been flagged as a PCP on the Provider table or that there is a correlation between PCP and IPA in the provider table.  With this change there should be no need for carriers to report providers on multiple records.

These fields have been eliminated from the Provider file and the validations rules in other files have been adjusted accordingly.  These changes do not affect the record length of the Provider Input Layout.

General Notes on data layout requirements

Date Fields -  All date fields in the following data layout are defined to the same size and format as YYYYMMDD.  An 8 byte field where YYYY = 4 digit year, MM = 2 digit month and DD = 2 digit day.  1 digit month and day values must always have the leading zero (0). Date fields must contain a valid date with months between 01 and 12 and days between 01 and maximum day in month. July 1, 2006 will be coded as 20060701.

PUERTO RICO HEALTH INSURANCE ADMINISTRATION
Carrier to ASES Data Submissions
File Layouts

Amount Fields – All amount fields representing money must be numeric and are defined as 9 bytes in the format 9(7)v99 where v represents and implied decimal point.  This allows a maximum of 7 digits for dollars plus the last two digits for cents.  These numbers are always right justified and zero filled to the left.  As examples:

$1.23 will be coded as          000000123
$100.00 will be coded as      000010000

All amount fields are positive and follow the above definition unless clearly specified otherwise.
End of Record Filler – All file layouts have been designed to end with a filler field of 1 byte which must always be coded as an “*” character.  This is done to avoid issues between different systems when generating and transferring ASCII files in which ending field may be empty.  The fixed End of Record Filler guarantees that all records in a file can be constructed to the fixed length format as defined in the layouts.

Justification and filling of Fields – The layouts have all been specified to provide fixed length fields and fixed length records.  While other methods can be used, it is felt that this provides the best common ground for working with multiple entities each of which uses varying systems.  To be sure everyone understands the same about the comments on justification and filling the following examples are given to help keep this concept clear.

All numeric fields must be filled completely with numeric digits.  If there are exceptions these are clearly spelled out in the documentation of the layouts.  Typically numeric field are right justified and to keep them numeric must be zero filled.  In a field specified as numeric such a 9(7)v99 where v represents an implied decimal the following examples illustrate how data will look in the field –

Value	Field
12.50	000001250
101	000010100
1,234.56	000123456
1,000,000	100000000

PUERTO RICO HEALTH INSURANCE ADMINISTRATION
Carrier to ASES Data Submissions
File Layouts

All alphanumeric fields must be filled completely.  If the value of data in the field is less than the width of the field then care must be taken to ensure that the field is filled with blanks.  Allowing “NULLS” or other special characters through may cause unexpected results and make reading, loading and validation of the data difficult.  Typically alphanumeric field are left justified and filled to the right with blanks to complete the field.  In a field specified as alphanumeric such a X(20) the following examples illustrate how data will look in the field where the [ ] characters represent the start and end of the field –

Value	Field
P.R.	[ P.R.	]
José Rivera	[ José Rivera	]
blanks	[	]
(Metro-North Region)	[(Metro-North Region)	]

References to CMS 1500 and UB-92 – All references to CMS 1500 or UB-92 in this document are for convenience and correspond equally to equivalent electronic formats and will apply equally to the next version of CMS 1500 or the UB-04 when implemented.

MPI Number fields – In all files in which MIP Number is required, carriers should code all 9s if the MPI is unknown.  This should not be true for any current beneficiary. This exception will continue until such time as ASES determines that the issue of MPI being unavailable has disappeared from historical data. For Government Employee MPI should be filled with Contract Number.

PUERTO RICO HEALTH INSURANCE ADMINISTRATION
Carrier to ASES Data Submissions
File Layouts

File Naming Convention

All files to be delivered to ASES by the carriers must follow the naming conventions below. Files which do not fit the naming convention will be ignored and the carrier deemed to have failed in delivery of such a file.

File names must adhere strictly to this naming convention as the structure includes information for identification of the carrier, region, dates and file type.  If not named correctly the file cannot be processed properly.

The general format of file names will be –

Where:	Dccrymms.fff Character 1		Always “D”
	Characters 2-3		cc = Carrier Code (See attachment II)
	Character 4		r = Region as defined by ASES
	A B E F G J L M S Z P Y	= = = = = = = = = = = =
Arecibo / North Region
Bayamón / Metro-North Region
Este / East Region
Fajardo / North-East Region
Guayama / South-East Region
Sanjuan / San Juan Region
Aguadilla / North-West Region (used for historical purposes only)
Montaña / Central Region (used for historical purposes only)
Suroeste / South-West Region
Mayaguez / West Region
SPECIAL / SPECIAL pseudo region
Government Employee
y           =           Last digit of year

Character 5
	Characters 6-7		mm = Month
	Character 8		s = sequence number of file submission.

All submission start with s = 0 and continue in numeric if files are re-submitted to 9
If files must be re-submitted beyond 9, then alphabetic characters will be used a, b, c …

Character 9		Always “.”
Characters 1-12		Extension code identifying type of file

SRV	for	SERVICES
CLM	for	CLAIMS
PRV	for	PROVIDERS
IPA	for	IPA
CAP	for	CAPITATIONS

PUERTO RICO HEALTH INSURANCE ADMINISTRATION
Carrier to ASES Data Submissions
File Layouts

Files are always dated for the month being reported. For example, when sending claims paid in September 2009 the ymm part of the file name will be  909  while the file will be sent to ASES in October.

When a file which is common for multiple regions is sent, the region code may be set as “X”.  This can only apply to files such as Provider and IPA.  Claims, Services and Capitation  must  be sent for their individual regions.

Examples of completing this naming convention are –

For imaginary carrier 96 in the Metro-North region files for services and payments in April 2008 will be named as follows –

Services                           D96B8040.SRV
Claims                              D96B8040.CLM
Providers                         D96B8040.PRV
IPA                                   D96B8040.IPA
Capitation                        D96B8040.CAP

When the Capitation file is rejected, the corrected file will be re-submitted as
D96B8041.CAP

If providers for carrier 96 are common with other contracted regions the file may have been submitted as
D96X8040.PRV

ERROR Return Files will be named by replacing the first character of the input file (the “D”) with an “E”.  For example, when a capitation file is delivered with the name D96G7111.CAP the ERROR Return file which contains all the errors for this capitation file will be named E96G7111.CAP.

ZIP Files will be accepted when named to the following standard. Use the file name as defined above, convert the “.” Between the body of the file name and the file extension to “_” and add the extension “.ZIP”. For Instance, using examples above -

Services file	D96B8040.SRV would become zipped as	D96B8040_SRV.ZIP
Claims file	D96B8040.CLM would become zipped as	D96B8040_CLM.ZIP
Providers	D96B8040.PRV would become zipped as	D96B8040_PRV.ZIP
IPA	D96B8040.IPA would become zipped as	D96B8040_IPA.ZIP
Capitation	D96B8040.CAP would become zipped as	D96B8040_CAP.ZIP

Return files to carriers will be zipped in a similar fashion when their size justifies it.

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SERVICES INPUT FILE LAYOUT

	Field	Internal Typ- Size	Name	Description	Deliverable Data Format	Validation Rules
1	trans_code	varcha (1)	Transaction Code	Identify the action to be taken with the record. I for Insert or E for Delete.	X	Required Must equal “I” or “E”
2	pmt_stat	varcha (1)	Payment Status	Indicates payment action on the service represented by this record. P for Paid or D for Denied	X	Required Must equal “P” or “D”
3	carrier_id	varcha (2)	Carrier ID	Value that identifies carrier. Must be a valid code. See Carrier Code List in Attachment II.	99	Required Must be two (2) digits (numeric). Must equal a valid Carrier ID as assigned by ASES.
4	claim_id	varchar(20)	Claim ID
Unique Identification number within Carrier. May be Carrier’s Internal Claim Identification number.
This number is used to avoid duplicated
Claims, but allows multiple service lines within the same claim.

					X(20)	Required Left justified, blank filled to 20 characters if value is less than 20 characters. Claim ID on Service must match with a Claim ID on a Claim record.
5	Sv_line	smallint()	Service Line Number	Number identifying individual service within a given claim.	99
Required
Must be a 2 digit un-duplicated ID of the
Service Line within the Claim ID. (line numbers less than 10 must be zero filled right justified)
Duplicates within Claim ID on the same submission will be considered errors (the combination of the claim_id plus the service_line_no must be unique within the carrier).
If Transaction Code is “E” then the key (Carrier
ID, Claim ID, Service Line Number) must exist.

6	enc_type	varchar(20)	Encounter Type
Indicates whether service is reimbursed to the Billing Provider or is covered under a capitation arrangement.
Valid values are –
“FFS” for fee for  service
“CAP” for capitated.
If value is “CAP”, service will have zero Paid Amount.

					X(20)	Required for Transaction Code “I” Must be a valid value Must be left justified and blank filled Not required for Transaction Code “E”
7	from_date	datetime()	Service From Date	Begin date of the treatment.	YYYYMMDD	Required for Transaction Code “I” Must be a valid date. Not required for Transaction Code “E”

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SERVICES INPUT FILE LAYOUT

	Field	Internal Type- Size	Name	Description	Deliverable Data Format	Validation Rules
8	to_date	datetime()	Service To Date	End date of the treatment.	YYYYMMDD	Required for Transaction Code “I” Must be a valid date Must be on or after Service From Date Not required for Transaction Code “E”
9	paid_date	datetime()	Payment Date	For an Encounter, this will be the date the transaction is processed by the carrier. For non-encounters, this will be the date of payment for paid claims or the process date for denied claims.	YYYYMMDD	Required for Transaction Code “I” Must be a valid date Must be on or after Service To Date Not required for Transaction Code “E”
10	Filler_10	n/a	Filler		X
11	proc_code	varchar(15)	Procedure Code	For non-Pharmacy Standard procedure code conforming to HCPCS/CPT or HCSPC/CDT as appropriate	X(15)
Allowed for Transaction Code “I”
For claims from CMS1500 / UB92, when present must be a HCPCS/CPT code. For Dental claims must be a valid dental HCPCS/CDT code
For Pharmacy claims this must be all blanks
Not required for Transaction Code “E”

12	cpt_mod	varchar(2)	Procedure Modifier Code	Modifier code valid for the Procedure Code	XX	Allowed for Transaction Code “I” Can only be present when Procedure Code is present and allows a modifier code. Must be valid as a modifier for the Procedure code Not required for Transaction Code “E”
13	rev_code	varchar(5)	Revenue Code	For UB92 Claims NUBC Revenue Code	X(5)	Allowed for Transaction Code “I” For UB92 claims. When present it must be a valid Revenue code. Must be left justified, blank filled to the right Not required for Transaction Code “E”
14	rx_ndc	varchar(11)	National Drug Code	For Pharmacy only. National Drug Code value for prescribed drug in 5 4 2 format	X(11)	Allowed for Transaction Code “I” Required on Pharmacy claims Must be a valid NDC code in 5 4 2 format filling all 11 bytes For non-Pharmacy claims must be blank Not required for Transaction Code “E”

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SERVICES INPUT FILE LAYOUT

	Field	Internal Type- Size	Name	Description	Deliverable Data Format	Validation Rules
15	tooth_code	varchar(3)	Tooth Code	For Dental only ADA standard tooth number as required by CDT code when procedure directly affects a tooth.	XXX
Allowed for Transaction Code “I”
Must be present on Dental claims when
Procedure code requires Tooth Code
Must be a valid Tooth Code when present Must be left justified and blank filled to complete the field
For non-Dental claims must be blank
Not required for Transaction Code “E”

16	surface_code	varchar(7)	Surface Code	For Dental only ADA standard surface code as required by CDT code when procedure directly affects one or more surfaces.	X(7)
Allowed for Transaction Code “I”
Must be present on Dental claims when procedure code requires Surface Code
Must be a valid Surface Code
Must be left justified and blank filled to complete the field
For non-Dental claims must be blank
Not required for Transaction Code “E”

17	cob_code	varchar(1)	COB Code	Identify if the beneficiary has other Health Insurance for this service. “Y if member has other health insurance, “N” otherwise	X	Required for Transaction Code “I” Must be “Y” or “N” Not required for Transaction Code “E”
18	pos_code	varchar(2)	Place of Service	Place of Service Code identifying the place in which the service is delivered. See POS Code List in Attachment IV	XX	Required for Transaction Code “I” Must be a valid Place of service Code Not required for Transaction Code “E”
19	amt_billed	money()	Billed Amount	For non-Pharmacy Cost of service as billed by the provider.	9(7)v99	Allowed for Transaction Code “I” Required for non-Pharmacy claims. Must be a number on all records Cannot be left blank Not required for Transaction Code “E”
20	amt_allowed	money()	Allowed Amount	For non-Pharmacy Amount allowed for the service by the carrier	9(7)v99
Allowed for Transaction Code “I”
Required for non-Pharmacy claims.
Must be a number on all records
Cannot be left blank
For pmt_stat “P” (Payment Status = “paid”) this must be greater than zero.
Not required for Transaction Code “E”

21	Deduct	money()	Deductible	Amount paid by member before payments by the carrier begin for this service	9(7)v99	Required for Transaction Code “I” Must be a number on all records Cannot be left blank Not required for Transaction Code “E”

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SERVICES INPUT FILE LAYOUT

	Field	Internal Type- Size	Name	Description	Deliverable Data Format	Validation Rules
22	Copay	money()	Co-Pay	Amount paid by member as dollar co-payment for this service	9(7)v99	Required for Transaction Code “I” Must be a number on all records Cannot be left blank Not required for Transaction Code “E”
23	Cob	money()	COB Amount	Amount paid by other Health Insurance attributable to this service.	9(7)v99	Required for Transaction Code “I” Must be a number on all records Cannot be left blank Not required for Transaction Code “E”
24	Coins	money()	Coinsurance Amount	Amount paid by member as percentage of cost for this service	9(7)v99	Required for Transaction Code “I” Must be a number on all records Cannot be left blank Not required for Transaction Code “E”
25	amt_paid	money()	Paid Amount	Amount paid by carrier for this service	9(7)v99
Required for Transaction Code “I”
Must be zero for encounters
Must be zero for Services with Payment Status of “D”

For Services with pmt_stat = “P” (Payment Status = Paid) one of the following calculations must be valid within a record –

For non-Pharmacy:
amt_paid = amt_allowed - deduct - copay - cob - coins
For Pharmacy:
amt_paid = rx_ingr_cost - deduct - copay - cob - coins + rx_disp_fee

For Plan Type “02” or “03” only -amt_paid may be zero if the appropriate calculation above results in 0.00.

For Plan Type “01” the amt_paid must be greater than zero.

Not required for Transaction Code “E”

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SERVICES INPUT FILE LAYOUT

	Field	Internal Type- Size	Name	Description	Deliverable Data Format	Validation Rules
26	rx_disc	money()	Drug Discount
For Pharmacy only
Amount Discounted at the Pharmacy
This is the discount given from AWP to get the
Ingredient Cost
When drug is paid from a MAC list the discount amount will be Zero (0)
This field does not form part of the calculation to get Amount Paid but can be used with Ingredient Cost to work back to AWP.

					9(7)v99	Allowed for Transaction Code “I” Required on Pharmacy claims On non-Pharmacy claims must be blank Not required for Transaction Code “E”
27	rx_ingr_cost	money()	Ingredient Cost	For Pharmacy only Cost of ingredient(s) dispensed for this Service	9(7)v99	Allowed for Transaction Code “I” Required on Pharmacy claims Must be greater than zero On non-Pharmacy claims must be blank Not required for Transaction Code “E”
28	rx_disp_fee	money()	Dispensing Fee	For Pharmacy only Dispensing fee charged by pharmacy	9(7)v99	Allowed for Transaction Code “I” Required on Pharmacy claims Must be a number On non-Pharmacy claims must be blank Not required for Transaction Code “E”
29	rx_days_supply	smallint()	Prescription Days	For Pharmacy only Number of days prescribed and dispensed	999	Allowed for Transaction Code “I” Required on Pharmacy claims Must be greater than zero On non-Pharmacy claims must be blank Not required for Transaction Code “E”
30	rx_drug_type	varchar(2)	Drug Type Code	For Pharmacy only Code identifying type of drug on pharmacy claims Valid codes are - 01=Generic 02=SSB 03=MSB	XX	Allowed for Transaction Code “I” Required on Pharmacy claims When present it must be one of the valid codes. On non-Pharmacy claims must be blank Not required for Transaction Code “E”

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SERVICES INPUT FILE LAYOUT

	Field	Internal Type- Size	Name	Description	Deliverable Data Format	Validation Rules
31	rx_daw	varchar(6)	Dispensed As Written
For Pharmacy only
Code indicating “Dispense as written” status of the prescription on pharmacy claims
Valid Codes are –
0 - NO DISPENSE AS WRITTEN (Substitution Allowed)
(or no product selection indicated)
1 - PHYSICIAN writes DISPENSE AS WRITTEN
2 - PATIENT REQUESTED
3 - PHARMACIST SELECTED BRAND
4 - GENERIC NOT IN STOCK
5 - BRAND DISPENSED, PRICED AS GENERIC
6 - OVERRIDE
7 - SUBSTITUTION NOT ALLOWED; BRAND MANDATED BY LAW
8 - GENERIC NOT AVAILABLE
9 - OTHER
					X(6)	Allowed for Transaction Code “I” Required on Pharmacy claims When present it must be one of the valid codes. On non-Pharmacy claims must be blank Not required for Transaction Code “E”
32	rx_refill_cnt	varchar(6)	Refill Count	For Pharmacy only The number of refills specified by the physician writing the prescription on pharmacy claims	9(6)	Allowed for Transaction Code “I” Required on Pharmacy claims When present must be a number On non-Pharmacy claims must be blank Not required for Transaction Code “E”
33	rx_par	varchar(7)	Participating Pharmacy Flag	For Pharmacy only Indicates whether prescription was dispensed by a participating pharmacy on pharmacy claims Valid values – “Y” = participating pharmacy “N” = non-participating pharmacy	X(7)	Allowed for Transaction Code “I” Required on Pharmacy claims Left justified, blank filled Must be “Y” or “N” On non-Pharmacy claims must be blank Not required for Transaction Code “E”
34	Cov_Code	Varchar(3)	Covarage Code	For government employee only Indicates the coverage applied on the service.	X(3)	Allowed for Transaction Code “I” Required for government employee claims Left justified, blank filled On non-government employee claims must be blank Not required for Transaction Code “E”
35	filler_34	n/a	Filler		X(4)

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SERVICES INPUT FILE LAYOUT

	Field	Internal Type- Size	Name	Description	Deliverable Data Format	Validation Rules
36	risk_type	varchar(3)	Risk Type
Distinguishes for this service whether risk belongs to PCP(/Group) or carrier.
If cost should be charged to PCP(/Group) then
value = “PCP”
Otherwise value = “CAR” (Carrier).
Where there is no risk sharing the value should be entered as “CAR”.
PBM ONLY – when a PBM is submitting this file this field should be coded as “UNK” for
Unknown.

					XXX	Required for Transaction Code “I” Must be filled Must be “PCP” or “CAR” For PBM only value can be “UNK” Not required for Transaction Code “E”
37	stop_loss_flag	Varchar(1)	Stop Loss Flag	When Risk Type is “PCP”, set to “Y” if stop loss for PCP(/Group) has been reached for PCP on member Otherwise “N” . When Risk Type is “CAR”, set to “N” PBM ONLY – set to “N”	X	Required for Transaction Code “I” Must be filled “”Y” or ”N” Not required for Transaction Code “E”
38	applied_cost	varchar(1)	Cost Applied To	For Medicare Platino, defines whether service is part of the ASES coverage, the CMS (MA) coverage or both. When filled the valid values are – 1=ASES 2=CMS 3=BOTH (SPLIT)	X
Required for Transaction Code “I” for Plan Type ”02” and ”03” (Medicare Platino) Must be filled and be a valid value
Not required for Transaction Code “I” for Plan
Type “01”
Not required for Transaction Code “E”

39	ases_split_amt	money()	ASES Split Amount	For Medicare Platino, indicates the part of the Paid Amount allocated to ASES coverage.	9(7)v99
Required for Transaction Code “I” for Plan Type ”02” and ”03” (Medicare Platino) Must be filled if Cost Applied To = 1 or 3
Not required for Transaction Code “I” for Plan
Type “01”
Not required for Transaction Code “E”

40	cms_split_amt	money()	CMS Split Amount	For Medicare Platino, indicates the part of the Paid Amount allocated to CMS (MA) coverage.	9(7)v99
Required for Transaction Code “I” for Plan Type ”02” and ”03” (Medicare Platino) Must be filled if Cost Applied To = 2 or 3
Not required for Transaction Code “I” for Plan
Type “01”
Not required for Transaction Code “E”

41	extract_date	datetime()	Extract Date	Date on which record is originally extracted from Carrier’s system to create the Services Input File.	YYYYMMDD	Required Must be a valid date Must be later or equal to any other date field on record

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

SERVICES INPUT FILE LAYOUT

	Field	Internal Type- Size	Name	Description	Deliverable Data Format	Validation Rules
42	rx_total_disp	Float()	Total Quantity Dispensed	For Pharmacy only Total quantity of drug dispensed by pharmacy.	9(7)v99	Allowed for Transaction Code ”I” Required on Pharmacy claims Must be a number, right justified, zero filled On non-Pharmacy claims must be blank Not required for Transaction Code “E”
43	Filler	n/a	End of Record Filler	Fixed filler with “*”	X	Required Must be = “*”
RECORD LENGTH					279

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

CLAIMS INPUT FILE LAYOUT

	Field	Internal Type-Size	Name	Description	Deliverable Data Format	Validation Rules
1	trans_code	varchar(1)	Transaction Code	Identify the action to be taken with the record. I for Insert or E for Delete.	X	Required Must equal "I" or "E"
2	carrier_id	varchar(2)	Carrier ID	Value that identifies carrier which is reporting claims. Must be a valid code. See Carrier Code List in Attachment II	99	Required Must be two (2) digits (numeric). Must equal a valid Carrier ID as assigned by ASES.
3	claim_id	varchar(20)	Claim ID	Unique Identification number within Carrier. May be Carrier's internal Claim Identification number. This number is used to avoid duplicated Claims, but allows multiple service lines within the same claim.	X(20)	Required Left justified, blank filled to the right Treated as a unique key within Carrier ID. When trans_code = "E", Carrier_ID + Claim_ID must already exist.
4	plan_type	varchar(2)	Plan Type	ASES defined Plan Type 01 = GHIP 02 = MA-SNP 03 = MA-PD 04 = State Agency 05 = Municipality 06 = Public Corporation	XX	Required for Transaction Code "I" Must equal "01", "02", "03","04","05"or "06" Value "01" must correspond to a GHIP carrier or to an MBHO, PBM, or other assigned carrier code which is not Medicare Platino. Values of "02" or "03" must correspond to Medicare Platino Carrier ID Values of "04","05"or "06"must correspond to government employees carrier ID. Not required for Transaction Code "E"
5	plan_version	varchar(3)	Plan Version	Plan Version to distinguish multiple plans within Plan Type. Always three numeric characters, e.g. 001 For government employee claims indicates contract type: 001 = Family 002 = Couple 003 = Individual 004 = Optional Dependent	XXX	Required for Transaction Code "I" Must be a 3 digit Plan Version Code Carrier ID, Plan Type and Plan Version must validate with a plan definition contracted with ASES Not required for Transaction Code "E"
6	bill_type	varchar(1)	Bill Type	Originating bill type – U=UB-92 / Institutional H=HCFA/CMS1500 / Individual / Professional, P=Pharmacy Claim, D=Dental Claim.	X	Required for Transaction Code "I" Must equal "U", "H", "P" or "D" Not required for Transaction Code "E"
7	adm_date	datetime()	Admit Date	For UB-92 claims this is the date of admission. For other claims this is the Service From Date of the earliest service.	YYYYMMDD	Required for Transaction Code "I" Must be a valid date Not required for Transaction Code "E"

ADMINISTRACION DE SEGUROS DE SALUD
Contrato Número 14-047

Version 1.7C

Carrier to ASES Data Submissions File Layouts

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Last Update: May 10, 2011

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

CLAIMS INPUT FILE LAYOUT

	Field	*Internal Type-Size*	*Name*	*Description*	*Deliverable Data Format*	*Validation Rules*
8	dis_date	datetime()	**Discharge Date**	For UB-92 claims this is the date of discharge. For other claims this is the Service To date of the latest service.	YYYYMMDD	Required for Transaction Code "I" Must be a valid date Must be equal or later than Admit Date Not required for Transaction Code "E"
9	region_code	varchar(1)	**Region Code**	Region of member as defined by ASES Regions are identified as: "A" = North "B" = Metro-North "E" = East "F" = North-East "G" = South-East "Z" = West "J" = San Juan "S" = South-West "P" = SPECIAL	X	Required for Transaction Code "I" Must be valid ASES Region code Not required for Transaction Code "E"
10	municipality_res	varchar(4)	**Municipality Residence**	Municipality of residence of member. See Municipality Codes in Attachment I.	XXXX	Required for Transaction Code "I" Must be a valid ASES Municipality Code All numeric, right justified, zero filled Must correspond to a municipality within Region Code Not required for Transaction Code "E"
11	municipality_code	varchar(4)	**Municipality Service**	Municipality in which services are provided based on provider address. See municipality Codes in Attachment I	XXXX	Required for Transaction Code "I" Must be a valid ASES Municipality Code All numeric, right justified, zero filled Not required for Transaction Code "E"
12	ssn_mainh	varchar(9)	**HOH Social Security**	Social Security number of Head of Household (HOH) of family. This is available from the Family record in ASES eligibility data sent to carriers.	9(9)	Required for Transaction Code "I" Must be all numeric Must be a full 9 digits Not required for Transaction Code "E"
13	ssn	varchar(9)	**Patient Social Security**	Social Security Number of member	9(9)	Required for Transaction Code "I" Must be all numeric Must be a full 9 digits Not required for Transaction Code "E"
14	member_suffix	varchar(2)	**ASES Member Suffix**	Identifies the beneficiary within the family group. <u>Must be the two digit member suffix as supplied in ASES Eligibility data.</u>	99	Required for Transaction Code "I" Must be ASES Assigned member suffix All numeric value 01 to 99 Not required for Transaction Code "E"
15	patient_name	varchar(30)	**Patient Name**	Member Name	X(30)	Required for Transaction Code "I" Must be left justified, blank filled to the right Not required for Transaction Code "E"

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	Field	Internal Type-Size	Name	Description	Deliverable Data Format	Validation Rules
16	family_id	varchar(11)	ASES Family ID	Family ID as supplied in ASES Eligibility data.	X(11)	Required for Transaction Code "I" ASES / ODSI Family ID Alphanumeric full 11 characters For government employee use SSN Main Holder . Must be left justified, blank filled to the right Not required for Transaction Code "E"
17	mpi	Varchar(13)	MPI Number	Master Patient Index (MPI) As supplied in ASES Eligibility Data For government employee contract number	X(13)	Required for Transaction Code "I" Must be a valid MPI number For government employee contract number Must be left justified, blank filled to the right Not required for Transaction Code "E"
18	sex	varchar(1)	Sex Code	Gender of member M = Male F = Female	X	Required for Transaction Code "I" Must equal "M" or "F" Not required for Transaction Code "E"
19	Network_Specialist	Varchar(1)	Network Specialist	Indicates if the service provider is a participating specialist of the preferred network in the PMG Y = Yes N = No	X	Allowed for Transaction Code "I" Must be "Y" or "N" Not required for Transaction Code "E"
20	filler_20	n/a	Filler		XX	
21	birth_date	datetime()	Birth Date	Member Date of Birth in YYYYMMDD format	YYYYMMDD	Required for Transaction Code "I" Must be a valid date Cannot be in the future compared to Extract Date Cannot be greater than 150 years ago compared to Extract Date Must be equal or earlier than Admit Date Not required for Transaction Code "E"
22	primary_center	varchar(10)	Primary Center	Identify the Primary Care Center (IPA/HCO) of the member. Code as assigned by the carrier.	X(10)	Allowed for Transaction Code "I" Must be present on all claims of Plan Type 01 May be present on claims of other Plan Types When present it indicates the Primary center (IPA/HCO etc.) of the member. Must be left justified and blank filled to complete the field. Must be found on the IPA table matched by Primary Carrier ID and IPA Not required for Transaction Code "E"

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CLAIMS INPUT FILE LAYOUT

	Field	Internal Type-Size	Name	Description	Deliverable Data Format	Validation Rules
23	date_accident	datetime()	**Accident Date**	Accident Date in YYYYMMDD format when claim corresponds to services provided as the result of an accident. From CMS 1500 field 14, required if due to an accident. From UB-92 Occurrence date fields if Occurrence code indicates and accident.	YYYYMMDD	Allowed for Transaction Code "I" When present, must be a valid date Must be equal or greater than Birth Date Must be equal or earlier than Admit Date Not required for Transaction Code "E"
24	rec_date	datetime()	**Received Date**	Date when claim was received in carrier in YYYYMMDD format	YYYYMMDD	Required for Transaction Code "I" Must be a valid date Must be equal or greater than Discharge Date Not required for Transaction Code "E"
25	entry_date	datetime()	**Entry Date**	Date when claim was entered into the carrier's system. YYYYMMDD format.	YYYYMMDD	Required for Transaction Code "I" Must be a valid date Must be equal or greater than Received Date Not required for Transaction Code "E"
26	icd_diag_01	varchar(8)	**Primary ICD diagnosis code**	Non-Pharmacy/Dental Principal diagnosis code. Must be a valid ICD or DSM IV diagnosis code. Diagnosis codes must be carried to their highest degree of detail. Left justified, blank filled.	X(8)	Allowed for Transaction Code "I" Not required for Pharmacy and Dental claims Required field for claims other than Pharmacy or Dental Must be a valid ICD/DSM IV code Not required for Transaction Code "E"
27	icd_diag_02	varchar(8)	**Second ICD diagnosis code**	Non-Pharmacy/Dental Other diagnosis code. Must be a valid ICD or DSM IV diagnosis code. Diagnosis codes must be carried to their highest degree of detail. Left justified, blank filled.	X(8)	Allowed for Transaction Code "I" Not required for Pharmacy and Dental claims Allowed field for claims other than Pharmacy or Dental Must be a valid ICD/DSM IV code Not required for Transaction Code "E"
28	icd_diag_03	varchar(8)	**Third ICD diagnosis code**	Non-Pharmacy/Dental Other diagnosis code. Must be a valid ICD or DSM IV diagnosis code. Diagnosis codes must be carried to their highest degree of detail. Left justified, blank filled.	X(8)	Allowed for Transaction Code "I" Not required for Pharmacy and Dental claims Allowed field for claims other than Pharmacy or Dental Must be a valid ICD/DSM IV code Not required for Transaction Code "E"
29	icd_diag_04	varchar(8)	**Fourth ICD diagnosis code**	Non-Pharmacy/Dental Other diagnosis code. Must be a valid ICD or DSM IV diagnosis code. Diagnosis codes must be carried to their highest degree of detail. Left justified, blank filled.	X(8)	Allowed for Transaction Code "I" Not required for Pharmacy and Dental claims Allowed field for claims other than Pharmacy or Dental Must be a valid ICD/DSM IV code Not required for Transaction Code "E"

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CLAIMS INPUT FILE LAYOUT

	Field	Internal Type-Size	Name	Description	Deliverable Data Format	Validation Rules
30	icd_diag_05	varchar(8)	**Fifth ICD diagnosis code**	Non-Pharmacy/Dental Other diagnosis code. Must be a valid ICD or DSM IV diagnosis code. Diagnosis codes must be carried to their highest degree of detail. Left justified, blank filled.	X(8)	Allowed for Transaction Code "I" Not required for Pharmacy and Dental claims Allowed field for claims other than Pharmacy or Dental Must be a valid ICD/DSM IV code Not required for Transaction Code "E"
31	icd_diag_06	varchar(8)	**Sixth ICD diagnosis code**	Non-Pharmacy/Dental Other diagnosis code. Must be a valid ICD or DSM IV diagnosis code. Diagnosis codes must be carried to their highest degree of detail. Left justified, blank filled.	X(8)	Allowed for Transaction Code "I" Not required for Pharmacy and Dental claims Allowed field for claims other than Pharmacy or Dental Must be a valid ICD/DSM IV code Not required for Transaction Code "E"
32	pcp_prov	varchar(10)	**PCP Provider**	Provider ID of member's PCP. Defined by Primary Carrier. MBHOs and PBMs use data supplied on eligibility/enrollment data from MCO/TPA	X(10)	Allowed for Transaction Code "I" Required for Plan Type "01" claims Must be found on the Provider table matched by <u>Primary Carrier ID</u> and Provider ID Not required for Transaction Code "E"
33	att_prov	varchar(10)	**Attending Provider**	Provider ID of the provider delivering the service. If not directly available from the claim it should be filled from the Billing Provider. On pharmacy claims this is the prescribing physician	X(10)	Required for Transaction Code "I" Must be filled with a value Not required for Transaction Code "E"
34	bill_prov	varchar(10)	**Billing Provider**	Provider ID of Provider billing services On pharmacy claims this is the dispensing pharmacy	X(10)	Required for Transaction Code "I" Must be a valid Provider ID Not required for Transaction Code "E"
35	dis_stat	varchar(2)	**Discharge Status Code**	On UB-92 claims, Patient Status Code at discharge.	XX	Allowed for Transaction Code "I" Required for UB-92 claims When present, it must not contain blanks Not required for Transaction Code "E"
36	extract_date	datetime()	**Extract Date**	Date on which record is originally extracted from Carrier's system to create the Claims Input File.	YYYYMMDD	Required Must be a valid date Must be later or equal to any other date field on record
37	primary_carrier_id	varchar(2)	**Primary Carrier ID**	Value that identifies the primary carrier – MCO or TPA. Must be a valid code. See Carrier Code List in Attachment II	XX	Required Must be two (2) digits (numeric). Must equal a valid Carrier ID as assigned by ASES
38	icd_ver	varchar(2)	**Diagnosis Code Version**	Version of ICD code that is used on this claim. Can be either 9 or 10.	XX	Required for Transaction Code "I" when diagnosis code is ICD code. Must be '9' or '10'

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CLAIMS INPUT FILE LAYOUT

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PROVIDERS INPUT FILE LAYOUT

	Field	Internal Type-Size	Name	Description	Deliverable Data Format	Validation Rules
1	prov_carrier	varchar(2)	Prov Carrier ID	Value that identifies carrier. Must be a valid code. See Carrier Code List in Attachment II	99	Required Must be two (2) digits (numeric). Must equal a valid Carrier ID as assigned by ASES.
2	prov_id	varchar(20)	Prov ID	Provider ID as assigned by carrier *SEE NOTES – Changes and Additions in Data File Layouts: PHARMACY PROVIDER IDs*	X(20)	Required Must be left justified and blank filled to the right
3	prov_lname	varchar(50)	Prov Lname	For an individual, Last Names (Apellidos) For an entity (other than an individual), the entity name	X(50)	Required Must be left justified, blank filled to the right
4	prov_fname	varchar(30)	Prov Fname	For an individual, First Name (Nombre)	X(30)	Optional Must be left justified, blank filled to the right
5	prov_mname	varchar(30)	Prov Mname	For an individual, Middle Name	X(30)	Optional Must be left justified, blank filled to the right
6	prov_addr1	varchar(45)	Prov Addr1	First line of provider's address	X(45)	Required Must be left justified, blank filled to the right
7	prov_addr2	varchar(45)	Prov Addr2	Second line of provider's address (if required)	X(45)	Optional Must be left justified, blank filled to the right
8	prov_addr3	varchar(45)	Prov Addr3	Third Line of provider's address (if required)	X(45)	Optional Must be left justified, blank filled to the right
9	prov_city	varchar(45)	Prov City	Provider's city	X(45)	Required Must be left justified, blank filled to the right
10	prov_state	varchar(45)	Prov State	Provider's state	X(45)	Required Must be left justified, blank filled to the right
11	prov_zip	varchar(9)	Prov Zip	Provider's Zip code Either 5 digit or plus 4 format without dashes	X(9)	Required Must be left justified, blank filled to the right Significant characters must be numeric and 5 or 9 digits in length
12	prov_country	varchar(45)	Prov Country	Provider's country	X(45)	Required Must be left justified, blank filled to the right
13	Prov_tel	Varchar(20)	Prov Telephone	Provider's telephone number. *SEE NOTES – Changes and Additions in Data File Layouts: PROVIDER telephone numbers*	X(20)	Required Must be left justified, blank filled to the right Must include only numbers with no spaces or ()- characters. Must include area code Example – (787) 123-4567 will be coded as 7871234567
14	prov_ext	varchar(20)	Prov Ext	Provider's telephone extension	X(20)	Optional Must be left justified, blank filled to the right

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PROVIDERS INPUT FILE LAYOUT

	Field	Internal Type-Size	Name	Description	Deliverable Data Format	Validation Rules
15	prov_email	varchar(40)	Prov Email	Provider's e-mail address	X(40)	Optional If supplied it must fit e-mail address format rules Must be left justified, blank filled to the right
16	prov_contact	varchar(50)	Prov Contact	Name of contact person if provider is not an individual	X(50)	Optional Must be left justified, blank filled to the right
17	prov_type	varchar(20)	Prov Type	Type of provider. See Provider Type Codes in Attachment VI	X(20)	Required Must be left justified, blank filled to the right Must be a valid Provider Type Code
18	spec1	varchar(20)	Spec1	Provider Specialty (first). See Specialty Code in Attachment III	X(20)	Required Must be left justified, blank filled to the right Must be a valid Specialty Code
19	spec2	varchar(20)	Spec2	Provider Specialty (second). See Specialty Code in Attachment III	X(20)	Optional Must be left justified, blank filled to the right Must be a valid Specialty Code
20	spec3	varchar(20)	Spec3	Provider Specialty (third). See Specialty Code in Attachment III	X(20)	Optional Must be left justified, blank filled to the right Must be a valid Specialty Code
21	spec4	varchar(20)	Spec4	Provider Specialty (fourth). See Specialty Code in Attachment III	X(20)	Optional Must be left justified, blank filled to the right Must be a valid Specialty Code
22	network_specialist	Varchar(01)	Preferred Network Specialists	Indicates if the service provider is a participating specialist of the preferred network in the PMG	X	Required Must be "Y" or "N"
23	filler_23	n/a	Filler		X(20)	
24	federal_tax_id	varchar(20)	Federal Tax ID	SSN for individuals, EIN for entities.	X(20)	Required Left justified, blank filled to the right Must be 9 digits in significant positions
25	licence_number	varchar(15)	License Number	State License Number	X(15)	Optional Should be supplied when available Must be left justified, blank filled to the right
26	upin	varchar(15)	UPIN	Physician's UPIN	X(15)	Optional Should be supplied when available Must be left justified, blank filled to the right
27	dea_number	varchar(20)	DEA Number	DEA number	X(20)	Optional Should be supplied when available Must be left justified, blank filled to the right
28	medicare_number	varchar(20)	Medicare Number		X(20)	Optional Must be left justified, blank filled to the right

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PROVIDERS INPUT FILE LAYOUT

	Field	*Internal Type-Size*	*Name*	*Description*	*Deliverable Data Format*	*Validation Rules*
29	medicaid_number	varchar(20)	**Medicaid Number**		X(20)	Optional Must be left justified, blank filled to the right
30	extract_date	datetime()	**Extract Date**	Date on which record is originally extracted from Carrier's system to create the Provider Input File.	YYYYMMDD	Required Must be a valid date Must be later or equal to any other date field on record
31	Filler	n/a	**End of Record Filler**	Fixed filler with "*"	X	Required Must be = "*"
				RECORD LENGTH	781	

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IPA INPUT FILE LAYOUT

	Field	Internal Type-Size	Name	Description	Deliverable Data Format	Validation Rules
1	carrier_id	varchar(2)	Carrier ID	Value that identifies carrier. Must be a valid code. See Carrier Code List in Attachment II.	99	Required Must be two (2) digits (numeric). Must equal a valid Carrier ID as assigned by ASES.
2	ipa	varchar(4)	IPA Code	Code assigned by carrier to identify IPA/HCO. Maximum of 4 characters.	X(4)	Required IPA/HCO code assigned by Carrier Must be left justified, blank filled to the right
3	ipa_desc	varchar(80)	IPA Description	Name of IPA/HCO	X(80)	Required Must be left justified, blank filled to the right
4	ipa_addr1	varchar(45)	IPA Addr1	IPA/HCO's first line of address	X(45)	Required Must be left justified, blank filled to the right
5	ipa_addr2	varchar(45)	IPA Addr2	IPA/HCO's second line of address (if required)	X(45)	Optional Must be left justified, blank filled to the right
6	ipa_addr3	varchar(45)	IPA Addr3	IPA/HCO's third line of address (if required)	X(45)	Optional Must be left justified, blank filled to the right
7	ipa_city	varchar(45)	IPA City	IPA/HCO's city	X(45)	Required Must be left justified, blank filled to the right
8	ipa_state	varchar(45)	IPA State	IPA/HCO's state	X(45)	Required Must be left justified, blank filled to the right
9	ipa_zip	varchar(9)	IPA Zip	IPA/HCO's zip code. Either 5 digit or plus 4 format without dashes	X(9)	Required Must be left justified, blank filled to the right Significant characters must be numeric. Must be 5 or 9 digits in length.
10	ipa_country	varchar(45)	IPA Country	IPA/HCO's country	X(45)	Required Must be left justified, blank filled to the right
11	ipa_home_phone	varchar(20)	IPA Home Phone	Home telephone number of contact person for IPA/HCO	X(20)	Optional Must be left justified, blank filled to the right Must include only numbers with no spaces or ()- characters. Must include area code Example – (787) 123-4567 will be coded as 7871234567
12	ipa_work_phone	varchar(20)	IPA Work Phone	Principal work telephone number of IPA/HCO.	X(20)	Required Must be left justified, blank filled to the right Must include only numbers with no spaces or ()- characters. Must include area code Example – (787) 123-4567 will be coded as 7871234567

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IPA INPUT FILE LAYOUT

	Field	Internal Type-Size	Name	Description	Deliverable Data Format	Validation Rules
13	ipa_ext	varchar(20)	IPA Ext	Telephone extension at IPA Work Phone for contact person	X(20)	Optional Must be left justified, blank filled to the right
14	federal_tax_id	varchar20)	Federal Tax ID	EIN of IPA	X(20)	Required Must be left justified and blank filled to the right Significant characters must be numeric and 9 digits in length
15	extract_date	datetime()	Extract Date	Date on which record is originally extracted from Carrier's system to create the IPA Input File.	YYYYMMDD	Required Must be a valid date Must be later or equal to any other data field on record
16	Filler	n/a	End of Record Filler	Fixed filler with '*'	X	Required Must be = '*'
				RECORD LENGTH	454	

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CAPITATION INPUT FILE LAYOUT

	Field	Internal Type- Size	Name	Description	Deliverable Data Format	Validation Rules
1	carrier_id	varchar(2)	Carrier ID	Value that identifies carrier. Must be a valid code. See Carrier Code List in Attachment II.	99	Required Must be two (2) digit s (numeric). Must equal a valid Carrier ID as assigned by ASES.
2	cap_id	varchar(20)	Capitation ID	Capitation payment ID must be a unique ID within carrier.	X(20)	Required Must be left justified, blank filled to the right Must be a unique ID within Carrier
3	cap_type	varchar(1)	Capitation Type	Capitation type code defined as: “P”=PCP “S”=specialty “F”=Fixed Payment	X	Required Must be “P”, “S” or “F”
4	cap_date	datetime	Capitation Date	Date capitation paid.	YYYYMMDD	Required Must be a valid date
5	expr_date	datetime	Experience Date	Experience date of capitation payment. This is the date for which the capitation payment applies.	YYYYMMDD	Required Must be a valid date
6	prov	varchar(20)	Provider ID	Carrier assigned Provider ID of the provider to which the capitation payment is made.	X(20)	Required Must be a valid Provider ID
7	ipa	varchar(10)	IPA ID
Carrier assigned ID of IPA/HCO.
This must be filled when Capitation type is PCP and IPA/HCO is involved (Must always be filled for Plan Type 01 by MCOs/TPAs when capitation payment is for PCP services)
					X(10)	Required If Capitation Type is “P” and Carrier ID corresponds to Plan Type “01” Must be a valid IPA Code for the Carrier
8	region_code	varchar(1)	Region	Region of member Regions are identified as: “A” = North “B” = Metro-North “E” = East “F” = North-East “G” = South-East “Z” = West “J” = San Juan “S” = South-West ‘P” = SPECIAL	X	Required Must be valid ASES Region code
9	municipality_code	varchar(4)	Municipality	Municipality of residence of member. See Municipality Code in Attachment I.	XXXX	Required Must be ASES Municipality Code All numeric, right justified, zero filled Must correspond to a municipality within Region Code

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

CAPITATION INPUT FILE LAYOUT

	Field	Internal Type- Size	Name	Description	Deliverable Data Format	Validation Rules
10	member_ssn	varchar(9)	Member SSN	Social Security Number of member	9(9)	Required Must be 9 digits (numeric)
11	family_id	varchar(11)	ASES Family ID	Family ID as supplied in ASES Eligibility data.	X(11)	Required ASES / ODSI Family ID Alphanumeric full 11 characters
12	member_suffix	varchar(2)	Member Suffix	Identifies the beneficiary within the family group. Must be the two digit member suffix as supplied in ASES Eligibility data.	99	Required Must be 2 digits (numeric)
13	cap_amt	money	Capitation Amount	Capitation amount paid to provider MAY BE NEGATIVE SEE NOTES - Changes and Additions in Data File Layouts: CAPITATION AMOUNT	S9(7)v99
Required
Must be a number Signed, may be negative 10 byte field
Sign must appear in leftmost byte, other 9 bytes must be numeric
If the value is negative the sign byte must be a “-”, otherwise it must be blank.

14	extract_date	datetime()	Extract Date	Date on which record is originally extracted from Carrier’s system to create the Capitation Input File.	YYYYMMDD	Required Must be a valid date Must be later or equal to any other date field on record
15	mpi	Varchar(13)	MPI Number	Master Patient Index (MPI) As supplied in ASES Eligibility Data	X(13)	Required Must be a valid MPI number
16	filler	n/a	End of Record Filler	Fixed filler with “*”	X	Required Must be = “*”
RECORDLENGTH					128

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ERROR RETURN FILE LAYOUT

	Field	Internal Type- Size	Name	Description	DeliverableData Format
1	Input_record	*	Input Record	A complete copy of the record from the carrier input file	*
2	Errors	varchar(600)	Error Codes	Codes for all errors found on record during validation. Each error will be separated by a comma.	X(600)
3	Process_date	datetime	Process Date	Date file/record was processed by MedInsight validation	YYYYMMDD
4	Filler	n/a	End of Record Filler	Fixed filler with “*”	X
RECORD LENGTH					*

●	Size varies with Input Record. The specific error file will be dependent on the Input File being reported but the general structure will be as shown above.

* For	.SRV	record length =	888
	.CLM	record length =	862
	.PRV	record length =	1,390
	.IPA	record length =	1,063
	.CAP	record length =	737

●	Processing, error and warning codes for each input file type are listed in the following tables

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CLAIMS PROCESSING SUMMARY FILE LAYOUT

	Field	Internal Type- Size	Name	Description	DeliverableData Format
1	sub_filename	varchar(12)	Submitted File Name	The name of the file that was submitted from the carrier.	X(12)
2	err_filename	varchar(12)	Error File Name	The name of the file with error records and error codes created by ASES. If no error file exists, then this will be blank.	X(12)
3	process_code	varchar(6)	Processing Status Code	Processing code that identifies the status of file being processed. (SEE FILE PROCESSING CODES TABLE).	X(9)
4	process_desc	varchar(50)	Processing Status Description	Description of the status of the file being processed.	X(20)
5	notes	varchar(50)	Processing Notes	Any additional notes including the number of critical and warning errors found in the file.	X(50)
RECORD LENGTH					103

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File Processing CODES

CODE	ERROR DESCRIPTION
GENERAL FILE PROCESSING CODES
G000	PASSED PREPROCESSING
G100	FILE IS EMPTY.
G105	UNABLE TO OPEN FILE OR FILE CORRUPTED.
G110	FILE CONTAINS ONE OR MORE WRONG LENGTH RECORDS.
G120	INVALID FILE NAME.
G125	FILE NAME PREVIOUSLY SUBMITTED.
G130	EXPECTED FILE MISSING FOR CURRENT RECORD LOAD.
G135	FILE EXCEEDED ERROR THRESHOLD
G199	FILE ACCEPTED

NOTE G000 - PASSED PREPROCESSING: such files have passed the pre-processing stage of validation but were not sent to full validation because of other issues. For example a .SRV file may be held because its corresponding .CLM file has a G110 error and failed pre-processing

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File Validation ERROR CODES

CODE	ERROR DESCRIPTION
SERVICES FILE ERRORS
C400	TRANS_CODE INVALID. THIS IS A REQUIRED FIELD AND MUST BE ‘I’ OR ‘E’.
C401	PMT_STAT INVALID. THIS IS A REQUIRED FIELD AND MUST BE ‘P’ OR ‘D’.
C402	CARRIER_ID INVALID. THIS IS A REQUIRED FIELD AND MUST BE A VALID CARRIER ID AS ASSIGNED BY ASES.
C403	CLAIM_ID MISSING. THIS IS A REQUIRED FIELD.
C403.2	CLAIM_ID INVALID. DOES NOT MATCH WITH A CLAIM_ID ON A VALID CLAIM RECORD.
C404	SV_LINE MISSING. THIS IS A REQUIRED FIELD.
C404.2	SV_LINE DUPLICATE WITHIN THE SAME CLAIM ID. (CARRIER_ID+CLAIM_ID+SV_LINE MUST BE UNIQUE)
C404.3	SV_LINE DOES NOT EXIST. FOR A TRANS_CODE E RECORD THE CARRIER_ID+CLAIM_ID+SV_LINE MUST ALREADY EXIST.
C405	ENC_TYPE INVALID. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C406	FROM_DATE MISSING. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C407	TO_DATE MISSING. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C407.2	TO_DATE INVALID. MUST BE EQUAL OR LATER THAN FROM_DATE. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C408	PAID_DATE MISSING. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C408.2	PAID_DATE INVALID. MUST BE EQUAL OR LATER THAN TO_DATE. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C410	COB_CODE INVALID. MUST BE EITHER ‘Y’ OR ‘N’ WHEN TRANS_CODE IS I
C411	POS_CODE INVALID. MUST BE A VALID PLACE OF SERVICE CODE. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C412	AMT_BILLED INVALID. THIS IS A REQUIRED FIELD FOR NON-PHARMACY CLAIMS.
C413	AMT_ALLOWED INVALID. THIS IS A REQUIRED FIELD FOR NON-PHARMACY CLAIMS.
C413.2	AMT_ALLOWED INVALID. MUST BE GREATER THAN ZERO FOR PAID CLAIMS.
C414	DEDUCT INVALID. MUST BE A NUMBER ON ALL THE RECORDS WITH TRANS_CODE = I.
C415	COPAY INVALID. MUST BE A NUMBER ON ALL THE RECORDS WITH TRANS_CODE = I.
C416	COB INVALID. MUST BE A NUMBER ON ALL THE RECORDS WITH TRANS_CODE = I.
C417	COINS INVALID. MUST BE A NUMBER ON ALL THE RECORDS WITH TRANS_CODE = I.
C418	AMT_PAID INVALID. MUST BE ZERO FOR ENCOUNTERS
C418.2	AMT_PAID INVALID. MUST BE ZERO FOR PAYMENT STATUS ‘D’.
C418.3	AMT_PAID INVALID. MUST BE EQUAL TO AMT_ALLOWED - DEDUCT - COPAY - COB - COINS (NON-PHARMACY CLAIMS).

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

File Validation ERROR CODES

C418.4	AMT PAID INVALID. MUST BE EQUAL TO RX INGR COST - DEDUCT - COPAY - COB - COINS + RX DISP FEE (PHARMACY CLAIMS).
C418.5	AMT_PAID INVALID. MUST BE GREATER THAN ZERO FOR PLAN_TYPE = “01” CLAIMS.
C419	RX_DISC INVALID. THIS IS A REQUIRED FIELD FOR PHARMACY CLAIMS.
C420	RX_INGR_COST INVALID. THIS IS A REQUIRED FIELD FOR PHARMACY CLAIMS.
C421	RX_DISP_FEE INVALID. THIS FIELD IS REQUIRED FOR PHARMACY CLAIMS.
C422	RX_DAYS_SUPPLY INVALID. THIS IS A REQUIRED FIELD FOR PHARMACY CLAIMS.
C423	RX_DRUG_TYPE INVALID. THIS IS A REQUIRED FIELD FOR PHARMACY CLAIMS.
C424	RX_DAW INVALID. MUST BE ONE OF THE VALID CODES. THIS IS A REQUIRED FIELD FOR PHARMACY CLAIMS.
C425	RX_REFILL_CNT INVALID. THIS IS A REQUIRED FIELD FOR PHARMACY CLAIMS.
C426	RX_PAR INVALID. IT MUST BE EITHER ‘Y’ OR ‘N’ ON PHARMACY CLAIMS.
C428	RISK TYPE INVALID. IT MUST BE EITHER ‘PCP’ OR ‘CAR’ (OR ‘UNK” FOR PHARAMCY). THIS IS A REQUIRE FIELD FOR TRANS_CODE I.
C429	STOP_LOSS_FLAG INVALID. MUST BE ‘Y’ OR ‘N’. THIS IS A REQUIRED FIELD FOR TRANS_CODE = I.
C430	APPLIED_COST INVALID. THIS IS A REQUIRED FIELD FOR TRANS_CODE = I WHEN PLAN TYPE = ‘02’ OR ‘03’.
C431	ASES SPLIT AMT INVALID. THIS IS A REQUIRED FIELD FOR TRANS CODE = I WHEN PLAN TYPE = ‘02’ OR ‘03’ AND APPLIED_COST = ‘1’ OR ‘3’.
C432	CMS SPLIT AMT INVALID. THIS IS A REQUIRED FIELD FOR TRANS CODE = I WHEN PLAN TYPE = ‘02’ OR ‘03’ AND APPLIED_COST = ‘2’ OR ‘3’.
C433	EXTRACT DATE MISSING. THIS IS A REQUIRED FIELD.
C433.2	EXTRACT DATE INVALID. MUST BE LATER OR EQUAL THAN FROM_DATE
C433.3	EXTRACT DATE INVALID. MUST BE LATER OR EQUAL THAN TO_DATE
C433.4	EXTRACT DATE INVALID. MUST BE LATER OR EQUAL THAN PAID_DATE
C434	FILLER INVALID. MUST BE ‘*’ ON ALL RECORDS.
C435	RX_TOTAL_DISP INVALID. THIS IS A REQUIRED FIELD FOR PHARMACY CLAIMS.
CLAIMS FILE ERRORS
C300	TRANS_CODE INVALID. THIS IS A REQUIRED FIELD AND MUST BE ‘I’ OR ‘E’.
C301	CARRIER_ID INVALID. THIS IS A REQUIRED FIELD AND MUST BE A VALID CARRIER ID AS ASSIGNED BY ASES.
C302	CLAIM_ID MISSING. THIS IS A REQUIRED FIELD.
C302.2	CLAIM_ID INVALID. CLAIM_ID CANNOT BE DUPLICATED. THIS IS A REQUIRED FIELD.

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

File Validation ERROR CODES

C302.3	CLAIM_ID DOES NOT EXIST. FOR A TRANS_CODE E RECORD THE CARRIER_ID + CLAIM_ID MUST ALREADY EXIST.
C303	PLAN_TYPE INVALID. MUST BE ‘01’, ‘02’ OR ‘03’. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C303.2	PLAN_TYPE INVALID. ‘02’ OR ‘03’ MUST CORRESPOND TO A MEDICARE PLATINO CARRIER_ID.
C303.3	PLAN TYPE INVALID. ‘01’ MUST CORRESPOND TO A GHIP CARRIER, MBHO, PBM OR OTHER ASSIGNED CARRIER CODE WHICH IS NOT MEDICARE PLATINO.
C304	PLAN_VERSION MISSING. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C304.2	PLAN_VERSION MUST BE A 3 DIGIT CODE. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C304.3	PLAN VERSION INVALID. CARRIER ID + PLAN TYPE + PLAN VERSION MUST CORRESPOND TO A PLAN DEFINITION CONTRACTED WITH ASES. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C305	BILL_TYPE INVALID. MUST BE ‘U’, ‘H’, ‘P’ OR ‘D’. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C306	ADM_DATE MISSING. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C307	DIS_DATE MISSING. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C307.2	DIS_DATE INVALID. MUST BE EQUAL OR LATER THAN ADM_DATE. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C308	REGION_CODE INVALID. MUST BE ‘A’, ‘B’, ‘E’, ‘F’, ‘G’, ‘Z’, ‘J’ or ‘S’. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C309	MUNICIPALITY RES INVALID. MUST CORRESPOND TO A VALID ASES MUNICIPALITY CODE AND BE WITHIN THE REGION IDENTIFIED BY REGION_CODE. REQUIRED FIELD WHEN TRANS_CODE IS I.
C310	MUNICIPALITY CODE INVALID. MUST BE A VALID ASES MUNICIPALITY CODE. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C311	SSN_MAINH INVALID. MUST BE 9 DIGITS. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C312	SSN_INVALID. MUST BE 9 DIGITS. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C313	MEMBER_SUFFIX MISSING OR INVALID. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C314	PATIENT_NAME MISSING. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C315	FAMILY ID INVALID. THIS MUST BE ALPHANUMERIC FULL 11 CHARACTERS. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C316	MPI INVALID OR MISSING. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C317	SEX INVALID. MUST BE ‘M’ OR ‘F’. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C319	BIRTH_DATE MISSING. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C319.2	BIRTH_DATE INVALID. IT CANNOT BE IN THE FUTURE BASED ON EXTRACT DATE.
C319.3	BIRTH_DATE INVALID. IT CANNOT BE GREATER THAN 150 YEARS AGO BASED ON EXTRACT DATE.
C319.4	BIRTH_DATE INVALID. IT MUST BE EQUAL OR EARLIER THAN ADM_DATE.

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

File Validation ERROR CODES

C320	PRIMARY_CENTER MISSING. MUST BE PRESENT ON CLAIMS OF PLAN TYPE 01.
C320.2	PRIMARY_CENTER INVALID. MUST MATCH A VALID ENTRY ON IPA TABLE.
C321	DATE_ACCIDENT INVALID. MUST BE EQUAL OR GREATER THAN BIRTH_DATE.
C321.2	DATE_ACCIDENT INVALID. MUST BE EQUAL OR EARLIER THAN ADM_DATE.
C322	REC_DATE MISSING. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C322.2	REC_DATE INVALID. MUST BE EQUAL OR GREATER THAN DIS_DATE.
C323	ENTRY_DATE MISSING. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C323.2	ENTRY_DATE INVALID. MUST BE EQUAL OR GREATER THAN REC_DATE.
C324	PCP_PROV MISSING. REQUIRED WHEN PLAN_TYPE = ‘01’.
C324.2	PCP_PROV INVALID. MUST BE A VALID PROVIDER_ID FOR PRIMARY CARRIER.
C325	ATT_PROV MISSING. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C326	BILL_PROV MISSING. THIS IS A REQUIRED FIELD WHEN TRANS_CODE IS I.
C326.2	BILL_PROV INVALID. MUST BE A VALID PROVIDER_ID FOR CARRIER.
C328	EXTRACT_DATE MISSING. THIS IS A REQUIRED FIELD.
C328.2	EXTRACT_DATE INVALID. MUST BE LATER OR EQUAL THAN ADM_DATE.
C328.3	EXTRACT_DATE INVALID. MUST BE LATER OR EQUAL THAN DIS_DATE.
C328.4	EXTRACT_DATE INVALID. MUST BE LATER OR EQUAL THAN DATE_ACCIDENT.
C328.5	EXTRACT_DATE INVALID. MUST BE LATER OR EQUAL THAN REC_DATE.
C328.6	EXTRACT_DATE INVALID. MUST BE LATER OR EQUAL THAN ENTRY_DATE.
C329	FILLER INVALID. MUST BE ‘*’ ON ALL RECORDS.
C330	PRIMARY_CARRIER_ID INVALID. THIS IS A REQUIRED FIELD AND MUST BE A VALID CARRIER ID AS ASSIGNED BY ASES.
C331	CLAIM FOUND WITHOUT A CORRESPONDING VALID SERVICE. EVERY CLAIM MUST HAVE AT LEAST ONE SERVICE.
C332	DIS_STAT MISSING OR INVALID. THIS IS A REQUIRED FIELD ON UB-92 CLAIMS.
PROVIDER FILE ERRORS
C200	PROV CARRIER MISSING OR INVALID. THIS IS A REQUIRED FIELD AND MUST BE A VALID CARRIER ID AS ASSIGNED BY ASES.
C201	PROV_ID MISSING. THIS IS A REQUIRED FIELD.
C202	PROV_LNAME MISSING. THIS IS A REQUIRED FIELD ON ALL RECORDS.
C203	PROV_ADDR1 MISSING. THIS IS A REQUIRED FIELD.

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

File Validation ERROR CODES

C204	PROV_CITY MISSING. THIS IS A REQUIRED FIELD.
C205	PROV_STATE MISSING. THIS IS A REQUIRED FIELD.
C206	PROV_ZIP MISSING. THIS IS A REQUIRED FIELD.
C207	PROV_COUNTRY MISSING. THIS IS A REQUIRED FIELD.
C208	PROV_TEL MISSING OR WRONG LENGTH. THIS IS A REQUIRED FIELD.
C209	PROV_TYPE INVALID. THIS IS A REQUIRED FIELD AND MUST BE A VALID PROVIDER TYPE CODE.
C210	PROV_SPEC1 INVALID. THIS IS A REQUIRED FIELD AND MUST BE A VALID SPECIALTY CODE.
C213	FEDERAL_TAX_ID MISSING OR WRONG LENGTH. THIS IS A REQUIRED 9 DIGIT FIELD.
C214	EXTRACT_DATE MISSING. THIS IS A REQUIRED FIELD.
C215	FILLER INVALID. MUST BE ‘*’ ON ALL RECORDS.
IPA FILE ERRORS
C100	CARRIER_ID MISSING OR INVALID. THIS IS A REQUIRED FIELD AND MUST BE A VALID CARRIER ID AS ASSIGNED BY ASES.
C101	IPA MISSING. THIS IS A REQUIRED FIELD.
C102	IPA_DESC MISSING. THIS IS A REQUIRED FIELD.
C103	IPA_ADDR1 MISSING. THIS IS A REQUIRED FIELD.
C104	IPA_CITY MISSING. THIS IS A REQUIRED FIELD.
C105	IPA_STATE MISSING. THIS IS A REQUIRED FIELD.
C106	IPA_ZIP MISSING. THIS IS A REQUIRED FIELD.
C107	IPA_COUNTRY MISSING. THIS IS A REQUIRED FIELD.
C108	IPA_WORK_PHONE MISSING OR WRONG LENGTH. THIS IS A REQUIRED FIELD.
C109	FEDERAL_TAX_ID MISSING OR WRONG LENGTH. THIS IS A REQUIRED 9 DIGIT FIELD.
C110	EXTRACT DATE MISSING. THIS IS A REQUIRED FIELD.
C111	FILLER INVALID. MUST BE ‘*’ ON ALL RECORDS.
CAPITATION FILE ERRORS
C500	CARRIER_ID MISSING OR INVALID. THIS IS A REQUIRED FIELD AND MUST BE A VALID CARRIER ID AS ASSIGNED BY ASES.
C501	CAP_ID INVALID. THIS IS A REQUIRED FIELD.
C501.2	CAP_ID INVALID. CAP_ID CANNOT BE DUPLICATED. THIS IS A REQUIRED FIELD.
C502	CAP_TYPE INVALID. MUST BE ‘P’ OR ‘S’. THIS IS A REQUIRED FIELD.
C503	CAP_DATE INVALID. THIS IS A REQUIRED FIELD.

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

File Validation ERROR CODES

C504	EXPR_DATE INVALID. THIS IS A REQUIRED FIELD.
C505	PROV INVALID. MUST BE A VALID PROVIDER FOR THIS CARRIER. THIS IS A REQUIRED FIELD.
C506	IPA MISSING. THIS IS A REQUIRED FIELD IF CAP_TYPE = ‘P’ AND CARRIER_ID CORRESPONDS TO PLAN TYPE ‘01’
C506.2	IPA INVALID. THIS MUST BE A VALID IPA CODE.
C507	REGION_CODE INVALID. MUST BE ONE = ‘A’, ‘B’, ‘E’, ‘F’, ‘G’, ‘Z’, ‘J’ OR ‘S’. THIS IS A REQUIRED FIELD.
C508	MUNICIPALITY CODE INVALID. MUST CORRESPOND TO A VALID ASES MUNICIPALITY CODE AND BE WITHIN THE REGION IDENTIFIED BY REGION_CODE. THIS IS A REQUIRED FIELD.
C509	MEMBER_SSN INVALID. IT MUST BE 9 DIGITS. THIS IS A REQUIRED FIELD.
C510	FAMILY_ID INVALID. THIS HAS TO BE ALPHANUMERIC FULL 11 CHARACTERS. THIS IS A REQUIRED FIELD.
C511	MEMBER_SUFFIX INVALID. IT MUST BE 2 DIGITS. THIS IS A REQUIRED FIELD.
C512	CAP_AMT INVALID. IT MUST BE NUMERIC. THIS IS A REQUIRED FIELD.
C513	EXTRACT_DATE MISSING. THIS IS A REQUIRED FIELD.
C513.2	EXTRACT_DATE INVALID. MUST BE EQUAL TO OR LATER THAN CAP_DATE.
C513.3	EXTRACT_DATE INVALID. MUST BE EQUAL TO OR LATER THAN EXPR_DATE
C514	FILLER INVALID. MUST BE ‘*’ ON ALL RECORDS.
C515	MPI INVALID OR MISSING. THIS IS A REQUIRED FIELD.
C516
INCONSISTENCY BETWEEN TWO OR MORE RECORDS. IF CARRIER ID, CAP TYPE, EXPR DATE, PROV, FAMILY ID & MEMBER SUFFIX MATCH BETWEEN MULTIPLE RECORDS, THERE IS AN INCONSISTENCY IF IPA OR REGION CODE OR MEMBER SSN OR MPI DO NOT MATCH.

CODE	WARNING DESCRIPTION
SERVICES FILE WARNINGS
W400	PROC_CODE MUST BE A VALID HCPCS/CPT CODE. (CMS1500 / UB92 CLAIMS).
W400.2	PROC_CODE FOR DENTAL CLAIMS MUST BE A VALID DENTAL HCPCS/CDT CODE. (DENTAL CLAIMS)
W400.3	PROC CODE FOR PHARMACY CLAIMS MUST BE BLANK. (PHARMACY CLAIMS)
W401	CPT MOD INVALID.
W4 02	REV_CODE MUST BE A VALID REVENUE CODE. (UB92 CLAIMS)
W4 03	RX_NDC MUST BE A VALID NDC CODE (PHARMACY CLAIMS)
CLAIMS FILE WARNINGS
W300	ICD DIAG 01 MUST BE A VALID ICD OR DSM IV DIAGNOSIS CODE. (MUST CARRY HIGHEST DEGREE OF DETAIL 4TH OR 5TH DIGIT). (NOT PHARMACY OR DENTAL).
W301	ICD DIAG 02 MUST BE A VALID ICD OR DSM IV DIAGNOSIS CODE. (MUST CARRY HIGHEST DEGREE OF DETAIL 4TH OR 5TH DIGIT). (NOT PHARMACY OR DENTAL).
W302	ICD DIAG 03 MUST BE A VALID ICD OR DSM IV DIAGNOSIS CODE. (MUST CARRY HIGHEST DEGREE OF DETAIL 4TH OR 5TH DIGIT). (NOT PHARMACY OR DENTAL).
W303	ICD DIAG 04 MUST BE A VALID ICD OR DSM IV DIAGNOSIS CODE. (MUST CARRY HIGHEST DEGREE OF DETAIL 4TH OR 5TH DIGIT). (NOT PHARMACY OR DENTAL).
W304	ICD DIAG 05 MUST BE A VALID ICD OR DSM IV DIAGNOSIS CODE. (MUST CARRY HIGHEST DEGREE OF DETAIL 4TH OR 5TH DIGIT). (NOT PHARMACY OR DENTAL).
W305	ICD DIAG 06 MUST BE A VALID ICD OR DSM IV DIAGNOSIS CODE. (MUST CARRY HIGHEST DEGREE OF DETAIL 4TH OR 5TH DIGIT). (NOT PHARMACY OR DENTAL).
W327	DIS STAT MISSING OR INVALID. THIS IS A REQUIRED FIELD FOR UB-92 CLAIMS.
PROVIDERS FILE WARNINGS
W2 0 0	PROV FNAME MISSING. THIS IS AN EXPECTED FIELD FOR INDIVIDUAL PROVIDERS.

ATTACHMENTS

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

ATTACHMENT I - MUNICIPALITY CODES

Alphabetical by Municipality			Ordered By Code
MUNICIPALITY	REGION	CODE	CODE	MUNICIPALITY	REGION
Adjuntas	S	0004	0004	Adjuntas	S
Aguada	Z	0008	0008	Aguada	Z
Aguadilla	Z	0012	0012	Aguadilla	Z
Aguas Buenas	E	0016	0016	Aguas Buenas	E
Aibonito	G	0020	0020	Aibonito	G
Anasco	Z	0024	0024	Anasco	Z
Arecibo	A	0028	0028	Arecibo	A
Arroyo	G	0032	0032	Arroyo	G
Barceloneta	A	0036	0036	Barceloneta	A
Barranquitas	G	0040	0040	Barranquitas	G
Bayamon	B	0044	0044	Bayamon	B
Cabo Rojo	Z	0048	0048	Cabo Rojo	Z
Caguas	E	0052	0052	Caguas	E
Camuy	A	0056	0056	Camuy	A
Canovanas	F	0060	0060	Canovanas	F
Carolina	F	0064	0064	Carolina	F
Catano	B	0068	0068	Catano	B
Cayey	E	0072	0072	Cayey	E
Ceiba	F	0076	0076	Ceiba	F
Ciales	A	0080	0080	Ciales	A
Cidra	E	0084	0084	Cidra	E
Coamo	G	0088	0088	Coamo	G
Comerio	B	0092	0092	Comerio	B
Corozal	B	0096	0096	Corozal	B
Culebra	F	0100	0100	Culebra	F
Dorado	B	0104	0104	Dorado	B
Fajardo	F	0108	0108	Fajardo	F
Florida	A	0112	0112	Florida	A
Guanica	S	0116	0116	Guanica	S
Guayama	G	0120	0120	Guayama	G
Guayanilla	S	0124	0124	Guayanilla	S
Guaynabo	B	0128	0128	Guaynabo	B
Gurabo	E	0132	0132	Gurabo	E
Hatillo	A	0136	0136	Hatillo	A
Hormigueros	Z	0140	0140	Hormigueros	Z
Humacao	E	0144	0144	Humacao	E
Isabela	Z	0148	0148	Isabela	Z
Jayuya	S	0152	0152	Jayuya	S
Juana Diaz	G	0156	0156	Juana Diaz	G
Juncos	E	0160	0160	Juncos	E
Lajas	Z	0164	0164	Lajas	Z
Lares	A	0168	0168	Lares	A
Las Marias	Z	0172	0172	Las Marias	Z
Las Piedras	E	0176	0176	Las Piedras	E
Loiza	F	0180	0180	Loiza	F
Luquillo	F	0184	0184	Luquillo	F

PUERTO RICO HEALTH INSURANCE ADMINISTRATION
ATTACHMENT I - MUNICIPALITY CODES

Alphabetical by Municipality				Ordered By Code
MUNICIPALITY	REGION	CODE		CODE	MUNICIPALITY	REGION
Manati	A	0188		0188	Manati	A
Maricao	Z	0192		0192	Maricao	Z
Maunabo	G	0196		0196	Maunabo	G
Mayaguez	Z	0200		0200	Mayaguez	Z
Moca	Z	0204		0204	Moca	Z
Morovis	A	0208		0208	Morovis	A
Naguabo	E	0212		0212	Naguabo	E
Naranjito	B	0216		0216	Naranjito	B
Orocovis	G	0220		0220	Orocovis	G
Patillas	G	0224		0224	Patillas	G
Penuelas	S	0228		0228	Penuelas	S
Ponce	S	0232		0232	Ponce	S
Puerta de Tierra	J	0264		0236	Quebradillas	A
Puerto Nuevo	J	0270		0240	Rincon	Z
Quebradillas	A	0236		0244	Rio Grande	F
Rincon	Z	0240		0248	Sabana Grande	Z
Rio Grande	F	0244		0252	Salinas	G
Rio Piedras	J	0272		0256	San German	Z
Sabana Grande	Z	0248		0264	Puerta de Tierra
Salinas	G	0252		0266	San Juan
San German	Z	0256		0270	Puerto Nuevo
San Jose	J	0274		0272	Rio Piedras
San Juan	J	0266		0274	San Jose
San Lorenzo	E	0276		0276	San Lorenzo	E
San Sebastian	Z	0280		0280	San Sebastian	Z
Santa Isabel	G	0284		0284	Santa Isabel	G
Toa Alta	B	0288		0288	Toa Alta	B
Toa Baja	B	0292		0292	Toa Baja	B
Trujillo Alto	F	0296		0296	Trujillo Alto	F
Utuado	A	0300		0300	Utuado	A
Vega Alta	B	0304		0304	Vega Alta	B
Vega Baja	A	0308		0308	Vega Baja	A
Vieques	F	0312		0312	Vieques	F
Villalba	G	0316		0316	Villalba	G
Yabucoa	E	0320		0320	Yabucoa	E
Yauco	S	0324		0324	Yauco	S
Outside Puerto Rico	--	0666	*	0666	Outside Puerto Rico	--

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

ATTACHMENT II - CARRIER CODES

CODE	Carrier	Type
01	Triple S	MCO
03	(discontinued)	MCO
02	Humana	MCO
17	MCS	MCO
25	(discontinued)	MCO
27	MCS Life	Medicare Platino
28	Red Medica	Medicare Platino
29	Medicare y Mucho Mas	Medicare Platino
31	Triple S	Medicare Platino
33	Preferred Medicare Choice	Medicare Platino
34	MCS Advantage	Medicare Platino
35	COSVIMed	Medicare Platino
37	Salud Dorada con Medicare	Medicare Platino
39	MAPFRE	Medicare Platino
41	Health Medicare Ultra	Medicare Platino
42	Humana	Medicare Platino
44	Auxilio Platino	Medicare Platino
47	American Health	Medicare Platino
49	FirstPlus	Medicare Platino
51	Triple S	TPA - Direct Contract
52	Humana	TPA - Direct Contract
53	MCS	TPA - Direct Contract

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

ATTACHMENT II - CARRIER CODES

CODE	Carrier	Type
55	COSVI	TPA - Direct Contract
60	Caremark	PBM
64	MC-21	PBM
70	ASSMCA	Mental Health Pilot
71	Plan de Salud Hospital Menonita	Government Employee
72	MMM Healthcare,INC	Government Employee
73	National Life Insurance Company	Government Employee
74	Ryder Health Plan, Inc.	Government Employee
75	Triple-S Salud Inc.	Government Employee
76	(discontinued)	MBHO
77	Humana Health Plan of Puerto Rico, Inc.	Government Employee
78	Humana Insurance of Puerto Rico,Inc.	Government Employee
79	MCS Advantage,Inc.	Government Employee
80	MCS Life Insurance Company	Government Employee
81	Asociacion de Maestros de Puerto Rico	Government Employee
82	First Medical Health Plan, Inc.	Government Employee
83	APS	MBHO
95	FHC	MBHO

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

ATTACHMENT III - SPECIALTY CODES

CODE	Specialty
Codes included in this table are designed for completeness and in no way imply coverage of services under the Government Health Insurance Plan
01	General Practice
02	General Surgery
03	Allergy/Immunology
04	Otolaryngology
05	Anesthesiology
06	Cardiology
07	Dermatology
08	Family Practice
09	Interventional Pain Management
10	Gastroenterology
11	Internal Medicine
12	Osteopathic Manipulative Therapy
13	Neurology
14	Neurosurgery
16	Obstetrics / Gynecology
18	Ophthalmology
19	Oral Surgery
20	Orthopedic Surgery
22	Pathology
24	Plastic and Reconstructive Surgery
25	Physical Medicine / Rehabilitation
26	Psychiatry
28	Colorectal Surgery (Formerly Proctology)
29	Pulmonary Diseases
30	Diagnostic Radiology
32	Anesthesiologist Assistant
33	Thoracic Surgery
34	Urology
35	Chiropractic
36	Nuclear Medicine
37	Pediatric Medicine
38	Geriatric Medicine
39	Nephrology
40	Hand Surgery
41	Optometry
42	Certified Nurse Midwife
43	Certified Registered Nurse Assistant (CRNA)
44	Infectious Disease
45	Mammography Screening Center
46	Endocrinology
47	Independent Diagnostics Testing Facility
48	Podiatry
49	Ambulatory Surgical Center
50	Nurse Practitioner

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

ATTACHMENT III - SPECIALTY CODES

CODE	Specialty
51	Medical Supply Company with Orthotist
52	Medical Supply Company with Prosthetist
53	Medical Supply Company with Orthotist-Prosthetist
54	Other Medical Supply Company
55	Individual Certified Orthotist
56	Individual Certified Prosthetist
57	Individual Certified Orthotist-Prosthetist
58	Medical Supply Company with pharmacist
59	Ambulance Service Provider
60	Public Health and Welfare Agency
61	Voluntary Health or Charitable Agency
62	Psychologist
63	Portable X-ray Supplier
64	Audiologist
65	Physical Therapist
66	Rheumatology
67	Occupational Therapy
68	Clinical Psychologist
69	Clinical Laboratory
70	Multi-Specialty Clinic or Group Practice
71	Registered Dietician / Nutritional Professional
72	Pain Management
73	Mass Immunization Roster Billers
74	Radiation Therapy Center
75	Slide Preparation Facilities
76	Peripheral Vascular Disease
77	Vascular Surgery
78	Cardiac Surgery
79	Addiction Medicine
80	Licensed Clinical Social Worker
81	Critical Care (Intensivists)
82	Hematology
83	Hematology / Oncology
84	Preventive Medicine
85	Maxillofacial Surgery
86	Neuropsychiatry
87	All Other Suppliers
88	Unknown Supplier / Provider Specialty
89	Certified Clinical Nurse Specialist
90	Medical Oncology
91	Surgical Oncology
92	Radiation Oncology
93	Emergency Medicine
94	Intervention Radiology
96	Optician
97	Physician Assistant

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

ATTACHMENT III - SPECIALTY CODES

CODE	Specialty
98	Gynecological Oncology
99	Unknown Physician Specialty
A1	Skilled Nursing Facility
A2	Intermediate Care Nursing Facility
A3	Other Nursing Facility
A4	Home Health Agency
A5	Pharmacy
A6	Medical Supply Company with Respiratory Therapist
A7	Department Store
A8	Grocery Store
DD	Dentist
EN	Endodontist
HE	Health Educator
HN	Home Health Nurse
PE	Periodontist
RT	Respiratory Therapist
ST	Speech Therapist
BB	Blood Bank
CV	Cardiac Catheterization Facility
DF	Dialysis Facility
EC	Emergency Care Facility
HV	HIV Ambulatory Antibiotic Facility
HO	Hospice
IC	Intensive Care Unit
IT	Infusion Therapy
LI	Lithotripsy
NI	Neonatal ICU
OP	Optical
PC	Clinic - Primary Level
PH	Private Hospital
PP	Private Psychiatric Hospital
PS	Psychiatric Partial Hospital
SH	State Hospital
SP	State Psychiatric Hospital
XR	X-ray Facility
Z4	Cardiovascular Surgery Program
O1	Occupational Medicine
P1	Perinatology
N1	Neonatolgy
G1	Geneticist
P2	Pediatric Surgery

PUERTO RICO HEALTH INSURANCE ADMINISTRATION

ATTACHMENT IV - PLACE OF SERVICE CODES

CODE	Name	Description
Codes included in this table are designed for completeness and in no way imply coverage of services under the Government Health Insurance Plan
01	Pharmacy	A facility or location where drugs and other medically related items and services are sold, dispensed, or otherwise provided directly to patients.
02	Unassigned	N/A
03	School	A facility whose primary purpose is education.
04	Homeless Shelter	A facility or location whose primary purpose is to provide temporary housing to homeless individuals.
05	Indian Health Service Free-standing Facility
A facility or location, owned and operated by the Indian Health Service, which provides diagnostic, therapeutic (surgical and non-surgical), and rehabilitation services to American Indians and Alaska Natives who do not require hospitalization

06	Indian Health Service Provider-based Facility
A facility or location, owned and operated by the Indian Health Service, which provides diagnostic, therapeutic (surgical and non-surgical), and rehabilitation services rendered by, or under the supervision of, physicians to American Indians and Alaska Natives admitted as inpatients or outpatients.

07	Tribal 638 Free-standing Facility
A facility or location owned and operated by a federally recognized American Indian or Alaska Native tribe or tribal organization under a 638 agreement, which provides diagnostic, therapeutic (surgical and nonsurgical), and rehabilitation services to tribal members who do not require hospitalization.

08	Tribal 638 Provider-based Facility
A facility or location owned and operated by a federally recognized American Indian or Alaska Native tribe or tribal organization under a 638 agreement, which provides diagnostic, therapeutic (surgical and nonsurgical), and rehabilitation services to tribal members admitted as inpatients or outpatients.

09-10	Unassigned	N/A

PUERTO RICO HEALTH INSURANCE ADMINISTRATION
ATTACHMENT IV - PLACE OF SERVICE CODES

CODE	Name	Description
11	Office
Location, other than a hospital, Skilled Nursing Facility (SNF), military treatment facility, community health center, State or local public health clinic, or Intermediate Care Facility (ICF), where the health professional routinely provides health examinations, diagnosis, and treatment of illness or injury on an ambulatory basis.

12	Home	Location, other than a hospital or other facility, where the patient receives care in a private residence.
13	Assisted Living Facility
Congregate residential facility with self-contained living units providing assessment of each resident’s needs and on-site support 24 hours a day, 7 days a week, with the capacity to deliver or arrange for services including some health care and other services.

14	Group Home	A residence, with shared living areas, where clients receive supervision and other services such as social and/or behavioral services, custodial service, and minimal services.
15	Mobile Unit	A facility/unit that moves from place-to-place equipped to provide preventive, screening, diagnostic, and/or treatment services.
16-19	Unassigned	N/A
20	Urgent Care Facility
Location, distinct from a hospital emergency room, an office, or a clinic, whose purpose is to diagnose and treat illness or injury for unscheduled ambulatory patients seeking immediate medical attention.

21	Inpatient Hospital
A facility, other than psychiatric, which primarily provides diagnostic, therapeutic (both surgical and nonsurgical), and rehabilitation services by, or under, the supervision of physicians to patients admitted for a variety of medical conditions.

22	Outpatient Hospital
A portion of a hospital, which provides diagnostic, therapeutic (both surgical and nonsurgical), and rehabilitation services to sick or injured persons who do not require hospitalization or institutionalization.

23	Emergency Room - Hospital	A portion of a hospital where emergency diagnosis and treatment of illness or injury is provided.

PUERTO RICO HEALTH INSURANCE ADMINISTRATION
ATTACHMENT IV - PLACE OF SERVICE CODES

CODE	Name	Description
24	Ambulatory Surgical Center	A freestanding facility, other than a physician’s office, where surgical and diagnostic services are provided on an ambulatory basis.
25	Birthing Center
A facility, other than a hospital’s maternity facilities or a physician’s office, which provides a setting for labor, delivery, and immediate post-partum care as well as immediate care of newborn infants.

26	Military Treatment Facility
A medical facility operated by one or more of the Uniformed Services. Military Treatment Facility (MTF) also refers to certain former U.S. Public Health Service (USPHS) facilities now designated as Uniformed Service Treatment Facilities (USTF).

27-30	Unassigned	N/A
31	Skilled Nursing Facility
A facility, which primarily provides inpatient skilled nursing care and related services to patients who require medical, nursing, or rehabilitative services but does not provide the level of care or treatment available in a hospital.

32	Nursing Facility
A facility which primarily provides to residents skilled nursing care and related services for the rehabilitation of injured, disabled, or sick persons, or, on a regular basis, health-related care services above the level of custodial care to other than mentally retarded individuals.

33	Custodial Care Facility	A facility which provides room, board and other personal assistance services, generally on a long-term basis, and which does not include a medical component.
34	Hospice	A facility, other than a patient’s home, in which palliative and supportive care for terminally ill patients and their families are provided.
35-40	Unassigned	N/A
41	Ambulance - Land	A land vehicle specifically designed, equipped and staffed for lifesaving and transporting the sick or injured.
42	Ambulance - Air or Water	An air or water vehicle specifically designed, equipped and staffed for lifesaving and transporting the sick or injured.
43-48	Unassigned	N/A

PUERTO RICO HEALTH INSURANCE ADMINISTRATION
ATTACHMENT IV - PLACE OF SERVICE CODES

CODE	Name	Description
49	Independent Clinic
A location, not part of a hospital and not described by any other Place of Service code, that is organized and operated to provide preventive, diagnostic, therapeutic, rehabilitative, or palliative services to outpatients only.

50	Federally Qualified Health Center	A facility located in a medically underserved area that provides Medicare beneficiaries preventive primary medical care under the general direction of a physician.
51	Inpatient Psychiatric Facility	A facility that provides inpatient psychiatric services for the diagnosis and treatment of mental illness on a 24-hour basis, by or under the supervision of a physician.
52	Psychiatric Facility Partial Hospitalization
A facility for the diagnosis and treatment of mental illness that provides a planned therapeutic program for patients who do not require full time hospitalization, but who need broader programs than are possible from outpatient visits to a hospital-based or hospital-affiliated facility.

53	Community Mental Health Center
A facility that provides the following services:
• Outpatient services, including specialized outpatient services for children, the elderly, individuals who are chronically ill, and residents of the CMHC’s mental health services area who have been discharged from inpatient treatment at a mental health facility.
• 24 hour a day emergency cares services.
• Day treatment, other partial hospitalization services, or psychosocial rehabilitation services.
• Screening for patients being considered for admission to State mental health facilities to determine the appropriateness of such admission.
• Consultation and education services.

54	Intermediate Care Facility/Mentally Retarded
A facility which primarily provides health-related care and services above the level of custodial care to mentally retarded individuals but does not provide the level of care or treatment available in a hospital or SNF.

PUERTO RICO HEALTH INSURANCE ADMINISTRATION
ATTACHMENT IV - PLACE OF SERVICE CODES

CODE	Name	Description
55	Residential Substance Abuse Treatment Facility
A facility, which provides treatment for substance (alcohol and drug) abuse to live-in residents who, does not require acute medical care. Services include individual and group therapy and counseling, family counseling, laboratory tests, drugs and supplies, psychological testing, and room and board.

56	Psychiatric Residential Treatment Center	A facility or distinct part of a facility for psychiatric care, which provides a total 24-hour therapeutically, planned and professionally staffed group living and learning environment.
57	Non-residential Substance Abuse Treatment Facility
A location which provides treatment for substance (alcohol and drug) abuse on an ambulatory basis. Services include individual and group therapy and counseling, family counseling, laboratory tests, drugs and supplies, and psychological testing.

58-59	Unassigned	N/A
60	Mass Immunization Center
A location where providers administer pneumococcal pneumonia and influenza virus vaccinations and submit these services as electronic media claims, paper claims, or using the roster billing method. This generally takes place in a mass immunization setting, such as, a public health center, pharmacy, or mall but may include a physician office setting.

61	Comprehensive Inpatient Rehabilitation Facility
A facility that provides comprehensive rehabilitation services under the supervision of a physician to inpatients with physical disabilities. Services include physical therapy, occupational therapy, speech pathology, social or psychological services, and orthotics and prosthetics services.

62	Comprehensive Outpatient Rehabilitation Facility
A facility that provides comprehensive rehabilitation services under the supervision of a physician to outpatients with physical disabilities. Services include physical therapy, occupational therapy, and speech pathology services.

63-64	Unassigned	N/A
65	End-Stage Renal Disease Treatment Facility	A facility other than a hospital, which provides dialysis treatment, maintenance, and/or training to patients or caregivers on an ambulatory or home-care basis.

PUERTO RICO HEALTH INSURANCE ADMINISTRATION
ATTACHMENT IV - PLACE OF SERVICE CODES

CODE	Name	Description
66-70	Unassigned	N/A
71	State or Local Public Health Clinic	A facility maintained by either State or local health departments that provide ambulatory primary medical care under the general direction of a physician.
72	Rural Health Clinic	A certified facility, which is located in a rural medically, underserved area that provides ambulatory primary medical care under the general direction of a physician.
73-80	Unassigned	N/A
81	Independent Laboratory	A laboratory certified to perform diagnostic and/or clinical tests independent of an institution or a physician’s office.
82-98	Unassigned	N/A
99	Other Place of Service	Other service facilities not specified above.

PUERTO RICO HEALTH INSURANCE ADMINISTRATION
ATTACHMENT V

THIS ATTACHMENT HAS BEEN REMOVED

PUERTO RICO HEALTH INSURANCE ADMINISTRATION
ATTACHMENT VI - PROVIDER TYPE CODES

CODE	Description
Codes included in this table are designed for completeness and in no way imply coverage of services under the Government Health Insurance Plan
AM	Ambulance
AS	Ambulatory Surgical Center
BB	Blood Bank
CL	Clinical Facility
DE	Dentist
DM	Durable Medical Equipment (DME)
EM	Emergency Facility
HH	Home Health Agency
HO	Hospital
HS	Hospice
LA	Laboratory
MD	Medical Doctor (Physician)
RX	Pharmacy
SN	Skilled Nursing Facility (SNF)
UF	Urgent Care facility
XR	Radiology Facility
ZZ	Other

Milliman

650 California Street, 17th Floor
San Francisco, California 94108·2702
USA
Tel +1 415 403 1333
Fax +1 415 403 1334
milliman.com

Actuarial Certification for Admlnistraci6n de Seguros de Salud

Mi Salud Program: Metro North, North, Northeast, San Juan, and West Regions
July 1, 2013 through June 30, 2014

I, Susan E. Pantely, Principal and Consulting Actuary, am an employee of Milliman, Inc. Consultants and Actuaries. I am a Member of the American Academy of Actuaries, and meet its Qualification Standards for issuing Actuarial Statements of Opinion for Medicaid premium rate development. I have been retained by Administraci6n de Seguros de Salud (ASES) to develop the capitation rates for the Mi Salud program for the period July 1, 2013 through June 30, 2014. This memorandum has been prepared in conformity with all applicable Actuarial Standards of Practice, including ASOP no. 8.

This actuarial certification covers the fixed payments for the Preferred Medical Group (PMG) fund and administrative fee for these regions.

In developing the fixed payment rates, I relied on data provided by ASES and managed care organizations under the Government Health Insurance program (GHIP) regarding:

●	Claims incurred November 2011 through December 2012, paid through February 2013
●	Data concerning capitations, administrative costs, and other program costs for the period November 2011 through December 2012.
●

The conclusions reached as a result of my review are contingent on the accuracy of the data provided. The data was used without Independent audit, having been evaluated for reasonableness and consistency by comparing to financial statements and other control totals reported by the managed care organizations. To the extent that the underlying data and information is inaccurate, the fixed payment rates certified here may also be Inaccurate.

The fixed payment rates were developed based on GHIP claims, utilization and membership data, and Include allowance only for benefits covered under the Ml Salud program. Adjustments were made to account for such factors as medical trend, incomplete data, and program changes. Separate rates were not developed by other categories including age, gender, or eligibility category, consistent with past practice. Demographic profiles for regions studied previously did not vary materially, and the adjustments would be modest relative to the fixed payment rates developed.Use of the single rate approach Is considered actuarially sound.

The conclusions reached as a result of my review are contingent on the accuracy of the data provided. The data was used without Independent audit, having been evaluated for reasonableness and consistency by comparing to financial statements and other control totals reported by the managed care organizations. To the extent that the underlying data and Information is Inaccurate, the premium rates certified here may also be inaccurate.

I hereby certify that, to the best of my knowledge and judgment, the methodologies used to develop the PCP capitation rate, PMG fund, and administrative per member per month (PMPM) fee for the Ml Salud program are appropriate and developed in accordance with generally accepted actuarial principles and practices and are not excessive, inadequate, or unfairly discriminatory in relation to benefits. In my opinion, The primary care physician (PCP) capitation, PMG fund, and administrative fees are actuarlally sound, as defined In 42 CFR § 438.6(c), were developed in accordance with generally accepted actuarial principles and practices, and are appropriate for the populations to be covered and the services to be furnished under the contract. The administrative fee and PMG fund payments can be found in Attachment~ 1 and 2, respectively.

This certification is intended for ASES and CMS and should not be relied on by other parties. The reader should be advised by actuaries or other professionals competent in the area of actuarial projections of the type in this certification, so as to properly interpret the projection results.

It should be emphasized that fixed payment rates are a projection of future costs based on a set of assumptions. These assumptions may not be appropriate for all organizations. Each organization should consider a number of factors, Including but not limited to, provider contracts, medical management, and administrative requirements. Actual experience will differ from projected amounts to the extent that the actual experience deviates from the projected experience.

This opinion has been prepared specifically for the Mi Salud program rates and may not be appropriate for other purposes. This certification is intended for ASES and CMS and should not be relied on by other parties.

(signed)
Susan E. Pantely, FSA, MAAA
June 28, 2013
415-394-3756

Overview

There are eight distinct regions for the Ml Salud program: Southeast, East, North, San Juan, Metro North, Northeast, and Southwest plus the Virtual region. These regions have distinct utilization and cost patterns and the capitated rates reflect these regional variations. Medical services within a region are provided by one MCO and one MBHO. As the regions reflect large stable populations, the capitation rate development does not explicitly consider age, gender or eligibility category. This actuarial certification covers the fixed payment components for the Triple S regions of North, Metro North, San Juan, West, and Northeast. Projected fixed payments under the contract are approximately $691,606,000.

Milliman has relied on the following data sources as provided by Adminlstracl6n de Seguros de Salud (ASES):

●
Detailed claim-level covering claims Incurred during the period November 2011 through December 2012. This information was used to prepare claims lag reports (monthly paid claims by month of service) and to generate actuarial cost models by type of service (Inpatient, outpatient, etc.).

●	Monthly enrollment for the period November 2011 through December 2012.
●	Information from the carrier regarding net capitated payment rates.
●	Financial Reports as reported by the carrier.
●	Incurred claims as reported by the carrier.

Although the above data was reviewed for reasonableness, Milliman did not audit the data. After accumulating all of the information to be used in the rate setting process, a comparison of the various sources of claims data was performed to check for consistency. We compared (i) the claim lag reports provided by the HMOs, (II) the claim amounts reported by ASES and (ill) the claim amounts in the financial statements. There was satisfactory consistency between the three claims data sources.

The actuarial model used to derive the July 1, 2013 to June 30, 2014 (Contract Period) PMG fund payments relies primarily on health plan experience. The historical claims experience by region for the Mi Salud program was analyzed and actuarial cost models for the Base Period were developed. The Base Period is claims Incurred January 1, 2012- December 31, 2012.

Therefore, the Base Period reflects services that are both eligible State Plan Services and provided to member eligible for Mi Salud (Checklist AA2.0)

We had historical claims paid through February 2013. For claims Incurred in the Base Period, we expect the medical claims data is Incomplete. We reviewed the historical claims lag triangles by region. We adjusted the base period PMPM to account for claims Incurred but not paid. The completion factors can be found in Attachment 2. (Checklist M3.14)

These estimates were then projected forward to the Projection Period {July 1, 2013- June 30, 2014) using assumed trend rates. Administrative expenses were added to the claims component in order to project the total Contract Period costs under the plan. The services used in the analysis include the following:

● Medical
● Prescription Drug

The analysis of Base Period claims experience attempted to Identify and adjust for any distortions In the data. Significant variations In experience, including the Impact from unusually large Individual claims, were Investigated. No adjustments for large claims were deemed necessary. (Checklist AA5.0)

These regions were transitioned from the previous Managed Care Organization (MCO) to Triple 5 In November 2011. Medical claims Incurred for the first few months of the Triple 5 contract were low due to the transition. We added an adjustment to Increase the incurred 2012 claims to account for the low incurred claims In the months of January and February 2012. This adjustment can be found In Attachment 2.

The total projected medical costs for this population are comprised of fee-for-service (FFS) medical expenses and the PMG capitated expenses only. This memorandum addresses the PMG capitated medical expenses only.

Member Months

Members move In and out of the program. Partial members are paid a pro rata portion of the premium. We Increased the member months by 2% based on the assumption that partial month members are covered for one-half month. (Checklist AA3.4)

Trend Factors

The rating methodology uses trend factors to adjust the Base Period claims cost to the Projection period. The cost trend factors used In this analysis are a combination of utilization and Inflation components. We developed the projected cost trend rate assumptions based on an analysis of recent experience and professional judgment regarding future cost Increases. Annual utilization trends were set at 0.0% and 2.1% for medical and prescription drug, respectively. Annual average charge trend was set at 0.0% and 4.0% for medical and prescription drug, respectively. (Checklist M3.11)

Mi Salud Changes

There were no programmatic changes from the Base Period to the Projection Period.

Administrative Fees

ASES pays a fixed monthly administrative fee for claims processing. The amount allocated for administrative expenses ranges from 4.6% to 5.9% of total projected medical expenses. The administrative fees are shown in Attachment 1.

*    *    *

Certified Rates

Attachment 1 to this report provides the administrative fees. Attachment 2 provides a buildup of the PMG fund payments by Region. These rate are only appropriate for the period July 1, 2013 to June 30, 2014.

ATTACHMENT 1

ADMINISTRATIVE FEES PER MEMBER PER MONTH

Region	Per Member Per Month Administrative Fee

Metro North	$5.82
North	$5.51
Northeast	$6.17
San Juan	$8.21
Virtual	$0.00
West	$5.08

ATTACHMENT 2 – DEVELOPMENT OF PMG FUND

	Midpoint
Base Period = January 1, 2012 – December 31, 2012	7/1/2012
Base Period FFS. non-Rx = January 1, 2012- December 31, 2012	7/1/2012	18.0
Projection Period = July 1, 2013 – June 30, 2014	1/1/2014	18.0

	North	Metro	Northeast	San Juan	West	Total
(1) Base Period PMG non-Rx Paid PMPM	$35.40	$39.33	$32.50	$42.31	$32.63	$31.84
(2) Completion Factor 0.920		0.959	0.965	0.951	0.947	0.964
(3) Completed Base Period PMG non-Rx PMPM (1)/(2)	$36.92	$40.76	$34.18	$44.70	$33.85	$34.59
(4) Adjustment for Jan-Feb 2012 Understatement	1.027	1.027	1.027	1.000	1.031	1.016
(5) Base Period PMG non-Rx PMPM (3) x (4)	$37.91	$41.85	$35.10	$44.70	$34.90	$35.14
(6) Annual Utilization Trend	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
(7) Annual Average Charge Trend	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
(8) Projected PMG Rx (5) x [(1+ (6))^(18/12)] x [(1+ (7))^(18/12)]	$37.91	$41.85	$35.10	$44.70	$34.90	$35.14

(9) Base Period capitation Paid PMG	$9.94	$9.94	$12.50	$9.94	$9.94	$13.75
(10) Annual Trend	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
(11) Projected Capitation Paid PMG	$9.94	$9.94	$12.50	$9.94	$9.94	$13.75

(12) Base Period PMG Rx Paid PMPM	$9.39	$9.06	$8.22	$9.23	$6.08	$9.35
(13) Completion Factor	1.000	1.000	1.000	1.000	1.000	1.000
(14) Completed Base Period FFS non-Rx PMPM (12) / (13)	$9.39	$9.06	$8.22	$9.23	$6.08	$9.35
(15) Annual Utilization Trend	2.1%	2.1%	2.1%	2.1%	2.1%	2.1%
(16) Annual Average Charge Trend	4.0%	4.0%	4.0%	4.0%	4.0%	4.0%
(17) Projected FFS non-Rx	$10.28	$9.91	$9.00	$10.10	$6.65	$10.28
(14) x [(1+ (15))^(18/12)] X [(1+(16))^(18/12]
(18) Total PMG Risk (8) + (11) + (17)	$58.13	$61.70	$56.59	$64.74	$51.49	$59.18

Milliman

650 California Street, 17th Floor
San Francisco, California 94108·2702
USA
Tel +1415 4031333
Fax +1 416 403 1334
milliman.com

Actuarial Certification for Admlnlstracf6n de Seguros de Salud

Ml Salud Program: East, Southeast, and Southwest Regions

October 1, 2013 through June 30, 2014

I, Susan E. Pantely, Principal and Consulting Actuary, am an employee of Milliman, Inc. Consultants and Actuaries. I am a Member of the American Academy of Actuaries, and meet Its Qualification Standards for Issuing Actuarial Statements of Opinion for Medicaid premium rate development. I have been retained by Admlnlstracl6n de Seguros de Salud (ASES) to develop the capitation rates for the Mi Salud program for the period October 1, 2013 through June 30, 2014. This memorandum has been prepared In conformity with all applicable Actuarial Standards of Practice, including ASOP no. 8.

This actuarial certification covers the fixed payments for the Preferred Medical Group (PMG) fund and administrative fee for these regions.

In developing the fixed payment rates, I relied on data provided by ASES and managed care organizations under the Government Health Insurance program (GHIP) regarding:

●	Claims Incurred January 2010 through December 2012, paid through December 2012
●	Data concerning capitations, administrative costs, and other program costs for the period January 2010 through December 2012.
●

The conclusions reached as a result of my review are contingent on the accuracy of the data provided. The data was used without Independent audit, having been evaluated for reasonableness and consistency by comparing to financial statements and other control totals reported by the managed care organizations. To the extent that the underlying data and information Is inaccurate the fixed payment rates certified here may also be Inaccurate.

The fixed payment rates were developed based on GHIP claims, utilization and membership data, and Include allowance only for benefits covered under the Mi Salud program. Adjustments were made to account for such factors as medical trend, incomplete data, and program changes. Separate rates were not developed by other categories including age, gender, or eligibility category, consistent with past practice. Demographic profiles for regions studied previously did not vary materially, and the adjustments would be modest relative to the fixed payment rates developed. Use of the single rate approach is considered actuarially sound.

The conclusions reached as a result of my review are contingent on the accuracy of the data provided. The data was used without Independent audit, having been evaluated for reasonableness and consistency by comparing to financial statements and other control totals reported by the managed care organizations. To the extent that the underlying data and Information is inaccurate, the premium rates certified here may also be inaccurate.

I hereby certify that, to the best of my knowledge and judgment, the methodologies used to develop the PCP capitation rate, PMG fund, and administrative per member per month {PMPM) fee for the Mi Salud program are appropriate and developed In accordance with generally accepted actuarial principles and practices and are not excessive, inadequate, or unfairly discriminatory in relation to benefits. In my opinion, The primary care physician (PCP) capitation, PMG fund, and administrative fees are actuarially sound, as defined In 42 CFR § 438.6(c), were developed In accordance with generally accepted actuarial principles and practices, and are appropriate for the populations to be covered and the services to be furnished under the contract. The administrative fee and PMG fund payments can be found In Attachments 1 and 2, respectively.

This certification is intended for ASES and CMS and should not be relied on by other parties. The reader should be advised by actuaries or other professionals competent In the area of actuarial projections of the type In this certification, so as to properly interpret the projection results.

It should be emphasized that fixed payment rates are a projection of future costs based on a set of assumptions. These assumptions may not be appropriate for all organizations. Each organization should consider a number of factors, Including but not limited to, provider contracts, medical management, and administrative requirements. Actual experience will differ from projected amounts to the extent that the actual experience deviates from the proJected experience.

This opinion has been prepared specifically for the Ml Salud program rates and may not be appropriate for other purposes. This certification is intended for ASES and CMS and should not be relied on by other parties.

(signed)
Susan E. Pantely, FSA, MAAA

June 28, 2013

415-394-3756

Milliman	Actuarial Certification - Administración de Seguros de Salud

Overview

There are eight distinct regions for the Mi Salud program: Southeast, East, North, San Juan, Metro North, Northeast, and Southwest plus the Virtual region. These regions have distinct utilization and cost patterns and the capitated rates reflect these regional variations. Medical services within a region are provided by one MCO and one MBHO. As the regions reflect farge stable populations, the capitation rate development does not explicitly consider age, gender or eligibility category. This actuarial certification covers the fixed payment components for the Triple S regions of East, Southeast, and Southwest. Projected fixed payments under the contract are approximately $323,981,000. Milliman has relied on the following data sources as provided by Admlnlstracion de Seguros de Salud (ASES):

●	Detailed claim-level covering claims Incurred during the period January 2010 through
●	December 2012. This Information was used to prepare claims lag reports (monthly paid claims
●	by month of service) and to generate actuarial cost models by type of service (inpatient,
●	outpatient, etc.).
●	Monthly enrollment for the period January 2010 through December 2012.
●	Information from the carrier regarding net capltated payment rates.
●	Financial Reports as reported by the carrier.
●	Incurred claims as reported by the carrier.

Although the above data was reviewed for reasonableness, Milliman did not audit the data. After accumulating all of the information to be used in the rate setting process, a comparison of the various sources of claims data was performed to check for consistency. We compared (i) the claim lag reports provided by the HMOs, (ii) the claim amounts reported by ASES and (Ill) the claim amounts In the financial statements. There was satisfactory consistency between the three claims data sources.

The actuarial model used to derive the October 1, 2013 to June 30, 2014 (Contract Period) PMG fund payments relies primarily on health plan experience. The historical claims experience by region for the Mi Salud program was analyzed and actuarial cost models for the Base Period were developed. The Base Period Is claims Incurred January 1, 2012- December 31, 2012.

Therefore, the Base Period reflects services that are both eligible State Plan services and provided to member eligible for Mi Salud (Checklist AA2.0)

We had historical claims paid through December 2012. For claims incurred In the Base Period, we expect the medical claims data is Incomplete. We reviewed the historical claims lag triangles by region. We adjusted the base period PMPM to account for claims Incurred but not paid. The completion factors can be found In Attachment 2. (Checklist AA3.14)

These estimates were then projected forward to the Projection Period (October 1, 2013- June 30, 2014) using assumed trend rates. Administrative expenses were added to the claims component in order to project the total Contract Period costs under the plan. The services used In the analysis Include the following:

● Medical
● Prescription Drug

The analysis of Base Period claims experience attempted to identify and adjust for any distortions in the data. Significant variations in experience, including the Impact from unusually large Individual claims, were investigated. No adjustments for large claims were deemed necessary. (Checklist AA5.0)

The total projected medical costs for this population are comprised of fee-for-service (FFS) medical expenses and the PMG capitated expenses. This memorandum addresses the PMG capitated medical expenses only.

Member Months

Members move in and out of the program. Partial members are paid a pro rata portion of the premium. We increased the member months by 2% based on the assumption that partial month members are covered for one-half month. (Checklist AA3.4)

Trend Factors

The rating methodology uses trend factors to adjust the Base Period claims cost to the Projection period. The cost trend factors used in this analysis are a combination of utilization and Inflation components. We developed the projected cost trend rate assumptions based on an analysis of recent experience and professional judgment regarding future cost increases.

Annual utilization trends were set at 0.0% and 2.1% for medical and prescription drug, respectively. Annual average charge trend was set at 0.0% and 4.0% for medical and prescription drug, respectively. (Checklist AA3.11)

Ml Salud Changes

There were no programmatic changes from the Base Period to the Projection Period.

Administrative Fees

ASES pays a fixed monthly administrative fee for claims processing. The amount allocated for administrative expenses ranges from 3. 7% to 4.6% of total projected medical expenses. The administrative fees are shown In Attachment 1.

*    *    *

Certified Rates

Attachment 1 to this report provides the administrative fees. Attachment 2 provides a buildup of the PMG fund payments by Region. These rates are only appropriate for the period October 1, 2013 to June 30, 2014.

ATTACHMENT 1

ADMINISTRATIVE FEES PER MEMBER PER MONTH

Region	Per Member Per Month Administrative Fee

East	$5.21
Southeast	$5.50
Southwest	$5.44

ATTACHMENT 2 – DEVELOPMENT OF PMG FUND

	Midpoint
Base Period = January 1, 2012 – December 31, 2012	7/1/2012
Base Period FFS. non-Rx = January 1, 2012- December 31, 2012	7/1/2012	18.0
Projection Period = October 1, 2013 – June 30, 2014	2/15/2014	19.5

	East	Southeast	Southwest	Total
(1) Base Period PMG non-Rx Paid PMPM	$29.89	$25.61	$24.20	$25.34
(2) Completion Factor	0.840	0.841	0.846	0.824
(3) Completed Base Period PMG non-Rx PMPM (1)/(2)	$30.82	$30.47	$28.59	$30.10
(4) Annual Utilization Trend	0.0%	0.0%	0.0%	0.0%
(5) Annual Average Charge Trend	0.0%	0.0%	0.0%	0.0%
(6) Projected PMG Rx (3) x [(1+ (4))^(19.5/12)] x [(1+ (5))^(19.5/12)]	$30.82	$30.47	$28.59	$30.10

(7) Base Period capitation Paid PMG	$27.81	$15.92	$11.27	$19.51
(8) Annual Trend	0.0%	0.0%	0.0%	0.0%
(9) Projected Capitation Paid PMG	$27.81	$15.92	$11.27	$19.51

(10) Base Period PMG Rx Paid PMPM	$12.29	$10.34	$10.75	$11.25
(11) Completion Factor	0.988	0.989	0.987	1.000
(12) Completed Base Period FFS non-Rx PMPM (10) / (11)	$12.44	$10.46	$10.89	$11.39
(13) Annual Utilization Trend	2.1%	2.1%	2.1%	2.1%
(14) Annual Average Charge Trend	4.0%	4.0%	4.0%	4.0%
(15) Projected FFS non-Rx	$13.71	$11.53	$12.00	$12.55
(12) x [(1+ (13))^(19.5/12)] X [(1+(14))^(19.5/12]
(16) Total PMG Risk (6) + (9) + (15)	$72.35	$57.91	$51.87	$62.17

ATTACHMENT 11

MI Salud
Administrative Fees Per Member Per Month Per Region
Fiscal Year 2013-2014

Region	Per Member Per Month Administrative Fee		Estimated Membership
Metro North		$5.82	212,042
Northeast		$6.17	136,961
North		$5.51	201,062
West		$5.08	226,086
San Juan		$8.21	99,733
Virtual	$	Included Above	4,967
Composite		$5.85	880,851

Region	Per Member Per Month Administrative Fee	Estimated Membership
East	$5.21	212,940
Southeast	$5.50	164,988
Southwest	$5.44	162,984
Composite	$5.37	540,912

Administration of Health Insurance of Puerto Rico
TPA Contract
Deliverables
Attachment 12

Contract Section	Deliverable	Contractor delivery date	Approval Yes/No	Status
6.4.5	Enrollee Handbook (Universal Guide)	November 1, 2013
6.6.6	Provider Directory	December 1, 2013
6.7.5	Front and back sample of Enrollee ID Card	October 20, 2013
6.8.13	Scripts addressing the questions expected to arise most often for both the Information Service and Medical Advice Services	October 20, 2013
6.8.14; 6.8.14.1-4	Tele Mi Salud Policies and Procedures, Quality Criteria and Protocols, Outreach Program, Scripts and Training materials for Tele MI Salud Call Center Employees	October 20, 2013
6.9.5	Website screenshots	December 1, 2013
6.10.2	Cultural Competency Plan	December 1, 2013
6.12	Enrollment Outreach Plan for the Homeless Population	December 1, 2013
6.14.5.1	Marketing Plan and copies of all Marketing Materials (written and oral)	December 1, 2013
7.5.3.4.5	Wellness Plan	December 1, 2013
7.5.8.3.12	Pre-Natal and Maternal Wellness Plan	December 1, 2013
7.7.6.6	Summary of the Strategy for the identification of populations with special health care needs	November 15, 2013
7.7.6; 7.7.6.1-6	Protocols for screening and registering Enrollees for Special Coverage	November 1, 2011
7.7.9.1	Plan for Coordination with the MBHO to meet the integration requirements for autism	October 17, 2013
7.8.2.6	Case Management Policies and Procedures	October 17, 2013
7.8.3.5	Disease Management Policies and Procedures	December 1, 2011

Administration of Health Insurance of Puerto Rico
TPA Contract
Deliverables
Attachment 12

7.9.1.3	EPSDT Plan including procedures for for tracking gaps in care and follow for annual dental examinations and visits.	October 17, 2013
8.8	Integration Plan incorporating the elements in Article 8, to ensure cooperation between TPA and MBHO	October 17, 2013
9.6.1.6	Policies and procedures for Enrollee selection of PCP	October 17, 2013
9.11.3	Policies and Procedures for Enrollee selection of PCP	October 17, 2013
9.14.2	Protocols for screening Enrollees for participation in Case Management and Disease Management Programs	October 17, 2013
9.19.4	Policies and procedures for determining the adequacy of Providers’ available hours	December 1, 2013
9.21.3	Policies and procedures for monitoring (PPN) Provider performance, measuring access to care, and identifying Provider compliance issues	December 1, 2013
9.1.1; 9.22.1	Assurances concerning adequacy of Provider Network	TBD -Certifications Due Upon Request
10.1.6.1	Model for each type of Provider Contract	Within Thirty Days Upon Execution
10.1.6.1	Compact disk with copies of provider contract templates	Within Thirty Days Upon Execution
10.2.1.3	Provider Guidelines	October 17, 2013
10.2.2.1	Continuing Education Curriculum for Providers	December 1, 2013
10.5.1.5	Capitation Methodology	October 28, 2013
10.8.1	Electronic file and a list of all participating providers, listed by municipality, indicating the capacity of each Provider, as well as the specialty or subspecialty of physicians	File Submission Monthly based on Execution Date
10.8.5	Control sheet of provider files including: - General description of the content of each file - The total number of record in each file	File Submission Monthly based on Execution Date of the Fifth Day After End of the Month
11.1.2	Utilization Management Policies and Procedures	October 17, 2013

Administration of Health Insurance of Puerto Rico
TPA Contract
Deliverables
Attachment 12

12.2.4; 12.3; 12.5.1	QAPI Program	December 1, 2013
13.1.3	Fraud and Abuse Policies and Procedures, proposed compliance plan, and Program Integrity Plan	December 1, 2013
14.1.3	Grievance System Policies and Procedures	October 24, 2013
14.1.14	Grievance System Forms	October 24, 2013
15.3.2	Staff Training Plan and a current organizational chart	October 17, 2013
15.5.1-2	Implementation Plan	October 17, 2013
10.5.1.8; 16.5.1	Provider Payment Schedule	October 17, 2013
22.1.7	Payment Procedures and controls	December 1, 2013
22.4.1.9	Plan for Routine Audits to prevent duplicate payments for third party billable services	December 1, 2013
28.2

Certification that the Contractor does not contract with entities that have been under investigation for, accused of, convicted of, or sentenced to imprisonment, in Puerto Rico, the United States of America, or any other country, for any crime involving corruption, fraud, embezzlement, or unlawful appropriation of public funds, pursuant to Act 458, as amended, and Act 84 of 2002

October 17, 2013
30.1	Insurance license issued by PRICO	October 17, 2013
31.1	Certifications from government agencies, a list of Contractor’s contracts with government agencies, and other documents relating to Contractor’s compliance with federal and Puerto Rico law.	Within 15 days of execution of contract
38.2	Conflict of Interest Disclosure Form	October 17, 2013

ATTACHMENT 13

Commonwealth of Puerto Rico
OFFICE OF THE INSURANCE COMMISSIONER

February 21, 1991
NORMATIVE LETTER CA-I-2-1232-91

TO ALL THE HEALTH SERVICE ORGANIZATIONS AND THEIR PROVIDERS

RE: Per Capita Contracting

Gentlemen:

Via Circular Letter No. E-2-917-83 of February 10, 1983, this Office forbid the different health service organizations the contracting of health service providers on a per capita basis and/or of set amounts.

The so-called per capita basis, represents the set payment of a determinate amount of money per subscriber made by the organization to the provider, regardless of whether said subscriber utilizes the services rendered by the provider or not.

We have reexamined said concept in light of the provisions of the Insurance Code of Puerto Rico and we find that an absolute transfer of risk under the most liberal terms that would permit a per capita contract, constitutes the offering of a care plan on the part of the service provider, who is generally not authorized by this Office to carry out such business.

Notwithstanding the above, within certain limitations, a type of per capita contracting can be carried out on the part of the medical service provider, which does not constitute insurance business.

The essential characteristics of a contract such as the aforementioned one, are the following: the health service organization retains the primary responsibility toward the subscriber and the transfer of the economic risk is done in a prudent and reasonable manner, based on the real experience of the utilization of the services.  In addition, it must provide the necessary guaranties of quality and sufficiency in the rendering of the services.

To such effect, this Office will allow contracting on set basis or per capita, as long as the following conditions are fulfilled:

1) The health service organization may contract in a per capita manner those services where, because of its geographical location or service area, it cannot count with its own facilities.

2) The health service organization may contract with any medical-hospital group, hospital, insurer or medical service corporation, duly accredited, the supplying of those services that appear in their evidence of coverage in harmony with the capacity and in accordance with the limitations of said provider to facilitate its services.  All per capita contracts shall forbid the provider from, in turn, subcontracting in a per capita fashion.

3) The per capita contract or the one on set bases shall require the provider to supply to the health service organization statistical data about the utilization, costs, days-patients, average stay, etc. and will faculty it to reasonably watch out for the quality of the services rendered to its subscribers.  The health service organization shall be entitled access to the provider’s books for the purpose of auditing the same, with regard to the contracting between both and will take the necessary steps to correct those related defects or faults that it finds with the provider with what was contracted.  The provider shall supply the organization with its annual financial statements and any reasonable and necessary information about costs and utilization.

4) The per capita contract must require the provider to maintain records of all the subscribers to which it renders service, classifying these on the basis of each health service organization to which it provides service.  Said information will be accessible to the health service organizations and to any public entity.  The provider shall conserve said records for the period that the health service organization requires it to by means of the contract, but in no case whatsoever shall it be for less than five (5) years.

5) The provider shall be responsible and must have the capacity to provide the health care services for a period no lesser than 30 days in the event that the organization is liquidated, is pending liquidation or in a collection proceeding.

6) All health service organizations shall submit to the Office of the Insurance Commissioner a copy of each contract for evaluation and approval of per capita rate or on set bases that it wishes to grant, with no less than 60 days prior to the execution of the same, (including the payment of rights for $250.  payable to the order of the Secretary of the Treasury), it being provided that the violation of this guideline shall imply the sanctions that proceed in conformity with what is established by the Insurance Code of Puerto Rico.

For the purpose of determining whether the provisions of the Insurance Code of Puerto Rico and of this normative letter  are being complied with, this Office shall evaluate the compliance of the requirements of this letter within sixty (60) days counted from the date when it is submitted.  To carry out said evaluation, the provider as well as the health service organization shall supply information about the provider’s facilities, the services that its personnel shall offer and the ratio of costs during the past two years, as well as any other information which this Office requires from it.

7) The per capita contract between the Organization and the provider shall be formalized in writing and its duration cannot be more than one (1) year.  It shall contain, among other things, the following clauses and conditions:

a) A declaration about what is the provider’s capacity in terms of hours-patients, days-beds and other similar unit and that said capacity is in agreement with the expected utilization for the number of per capita subscribers that the contract will cover.

b) The health service organization shall submit annually to this Office, on or before March 31, a comparative report about the experience in the per capita contracting.

c) The per capita contract must have as minimum 50 subscribers, without exceeding the capacities of the provider.

d) The provider will render a medical service of excellence, on an equal footing with the norms of medical technology in this jurisdiction.  THe organization will handle all the grievances or complaints due to the lack of services, incompetence, poor service quality and any other complaint related to the rendering of services presented by the subscribers.

e) The provider commits itself to make accessible to this Office statistical data about the utilization, costs, the average stay of the patients, the services to the subscribers, the personnel, the annual financial statements, its books with regard to the contracting with the organization and any reasonable and necessary information regarding costs and utilization of services.

8) In the per capita contract, the rate per capita shall not be lesser than the actuarial amount  necessary to cover the cost of the medical service.

9) The per capita contracting shall not undermine the organization’s obligation with regard to the subscriber. The provider’s lack of compliance shall be considered as violation on the part of the organization.

10) The resolution or termination of a per capita contract shall only be effective by means of the notice of a written warning by any of the parties, with no less than thirty (30) days of advance notice to the date of effectiveness.

11) The per capita provider cannot carry out marketing, subscription or administration of the health care plan in the name of the health service organization.

By means of the present document, you are required strict compliance with what is ordered in this normative letter, which shall enter into effect immediately.  The health service organizations shall have until June 30 of 1991, to finalize any effective agreement that is not in conformity with what is expressed herein and they shall submit evidence to the Insurance Commissioner on or before August 30, 1991 regarding the compliance required by this letter.

Each health service organization must present annually to the Commissioner on or before March 31, a report certified and sworn by its President.  Said report shall contain:

1.  The name and the address of all the per capita providers.
2.  A statement of costs and of income of the per capita contracts.

3.  A statement of new or resigning subscriptions and its utilization for each per capita contract.

4.  A statement of claims payable reported and not reported of the per capita provider.

The filing of this report implies the payment of $50. for rights payable in the name of the Secretary of the Treasury.

If you have any doubt about the contents of this normative letter, you must get in touch with this Office immediately.

Respectfully,

(signed)
Miguel A. Villafañe Neriz
Insurance Commissioner

ASES

HEALTH INSURANCE ADMINISTRATION
Commonwealth of Puerto Rico

Circular Letter	2010-2011 Fiscal Year
No. 10-10-06	October 6, 2011

To the Secretaries, Directors of
Dependencies and Mayors of the
Commonwealth of Puerto Rico

Re: Medical Services Contracted for the year 2011

As part of Reorganization Plan No. 3 of 2010, the functions exercised previously by the Public Insurance Area of the Department of the Treasury related to Act No. 95 of June 29, 1963 passed on to the Health Insurance Administration (ASES), it being understood to mean the faculty to negotiate, contract and endeavor the health benefits for public employees.

In Circular Letter No. 1300-07-09, issued by the Department of the Treasury, there are established the general instructions to be followed for the handling and payment of the health service plans for Government personnel.  In accordance to the provisions of Act No. 95, the health service contracts for the year 2011 were formalized with effectiveness from January 1 to December 31, 2011.

SPECIFIC PROVISIONS

1.             Any eligible personnel that is interested in joining some health service plan contracted by ASES must send the original of the application form to the insuring entity no later than November 30, 2010 with return receipt requested.  The employee shall retain a copy as evidence and shall send a copy to the Human Resources Office of his/her agency.  The personnel who joins a health service plan sponsored by an employee organization must endeavor his/her application form through said organization.  It, after having verified that the employee belongs to the organization, shall be responsible for sending the original of the same to the insuring entity within the limit date indicated.  It shall be the responsibility of the insured person to pay the insuring entity directly for the part of the premium corresponding to him/her if he/she hands in his/her application after the limit date established.

2.             The agency’s Office of Human Resources shall be responsible for retaining the copies of the application forms of the personnel to verify the invoices received by the insuring entity.

3.             The personnel that have a temporary appointment, whose appointment contract is less than six months, is eligible to join the health service plans contracted by ASES, but will not be entitled to the employer contribution established in Circular Letter 1300-07-09.  In these cases, when filling out the application form, there must be indicated in a visible area of the same the phrase NOT ENTITLED TO EMPLOYER CONTRIBUTION.  These applications must be delivered to the insuring entity and copy to the Office of Human Resources of his/her agency.

The Office of Human Resources for each agency will utilize the copies of the applications received to prepare a personnel listing, by insuring entity and organization of employees.  Said list shall include the name and social security number of the principal insured person and shall identify temporary personnel not entitled to employer contribution.  Under no circumstance will there be included in the magnetic media the temporary employees whose appointments are less than six months.

4.             The insuring entities authorized to send the changes directly to the Information Technology Area (ATI) of this Department in the different magnetic media shall have until 4:00 p.m.  of December 3, 2010 to hand them in.  Under no circumstance shall they include in the same the temporary employees whose appointment is less than six months.

5.             In Attachment 1, there are indicated the keys assigned by ATI to identify the discounts for the concept of health services to be effected in favor of the insuring entities and employee organizations under Act 95 contracted by the Secretary of the Treasury.  ATI shall use these keys to identify in the payroll record the insuring entity or employee organization with which the functionary has his/her medical service insurance.

6.             The agencies interested in having ATI process for them the changes automatically for the first biweekly period of the month of January of 2011, shall request it in writing to ATI, before the closing to process the same.  The agencies shall have until 4:00 of the afternoon of December  3, 2010 to submit their application and authorization so that ATI processes their changes automatically.  If the agency does not participate in said process, the agency shall be responsible for making the changes directly in the RHUM system (Mechanized Human Resources). The agencies shall be responsible for entering the transactions of temporary personnel whose appointment is less than six months.

7.             In the contracts formalized with the employee organizations, it was agreed that the payment corresponding to the premiums shall be issued in the name of the insuring entity through which the services shall be rendered.  In Attachment 1 we indicate in favor of whom will the corresponding payments be issued.

8.             Automatic renewals are not authorized, with the exception of the Advantage and Part D of Medicare coverages.  Any retired personnel with the Advantage and Part D of Medicare coverages who does not wish to continue with the health plan after the automatic renewal and those who belong to Medicare’s Complementary Coverage shall have until February 7 of 2011 to change companies or renew their coverage.

If this clause were to be violated, the employee shall notify ASES and the health service Plan shall be obligated to the payment of a penalty of five thousand ($5,000) per occurrence payable to ASES.

9.             When the functionary hands in more than one copy of the application form to the government agency, said agency shall acknowledge the first application received as valid.

10.           The insuring entity must issue the identification cards to the insured person, which shall include the Plan’s date of effectiveness, no later than 15 days after receiving the employee’s application.  As evidence that the cards were sent, it shall utilize PS Form 3877, Certificate of Mailing, supplied by the office at the post office.  In the same, it shall indicate the name and address of the insured person and must be certified by the post office functionary.  In the cases where the sending of the aforementioned cards cannot be carried out, it shall send a certification of coverage to the insured person, no later than 15 days after having received the application, and shall complete PS Form 3877, as evidence of having sent the same.

When the insured person does not receive the cards or certifications, it shall get in touch with the insuring entity to request the reimbursement or the non-invoicing for the month or the months in which the entity is late in issuing the cards or certifications.  In these cases, evidence must be presented as to the application endeavors made by him/her to the insuring entity.

11.           The health service contracts shall have effectiveness until December 31, 2011.  Notwithstanding, those functionaries who are interested in getting out of the health service plan due to any reason that is not that of joining another health service plan, may do so at any moment within said period, by means of Model SC 1330, Cancellation Request, (Attachment 2).  In these cases, the employee cannot join the other health plan of the ones contracted by ASES until the next negotiation, nor will the employer contribution be available to him/her.

Model SC 1330 shall be completed in the original and two copies.  It shall be the responsibility of the insured person to send the original of the aforementioned Model to the insuring entity so that the same can be endeavored and the copy to the Office of Human Resources of the entity for which he/she works. He/she shall retain the last copy as evidence of the application.

12.           The only reason for the insuring entity to not to proceed to cancel the health plan contract shall be that the functionary owes premiums.  As soon as the insuring entity receives the Cancellation Request they shall have 5 days in which to notify the insured person, if said cancellation does not proceed.

The insuring entity shall notify the employee that first, he/she has to pay for the cancellation to proceed.  Otherwise, he/she has to remain in the plan until the effective period of the contract.

13.           If during the effective period of the contract, the employee or his/her dependents are eligible to join another group health plan, they may request to withdraw from the plan contracted by ASES. In these cases, the cancellation shall be effective the first day of the following month if it is submitted on or before the 10th.  If the petition for withdrawal is made after the 10th, the cancellation shall have effectiveness on the first day of the month following the one in which the request is submitted.

14.           If during the effective period of this contract, an employee or his/her dependents stop being eligible for another health plan, they may apply to join the plan contracted by ASES.  In this case, they shall have thirty (30) days from the date of the notice of the cancellation in which to request the change.  They must present evidence as to the date of effectiveness of the cancellation.  The income in these cases shall have effectiveness on the first day of the month following that one in which the same is submitted, as long as the person requests it prior to the tenth (10th) day of the month.  If the person submits the application after the tenth (10th) day of the month, the same shall have effectiveness on the first day of the month following that one in which the application was submitted.

15.           The agencies have the obligation to send the necessary documents that justify any adjustment made in the payment to the insurance company.

16.           The agencies may not utilize the RHUM system to carry out reimbursement of health service plans to employees or to entities, once its contracting period is ended.

17.           In the cases of those employees with sick leave, the agencies are obligated to pay the employer contribution as soon as the health plan invoices and not wait for the employee to be reinstated to his/her duties.

18.           The joint family plan does not apply to personnel and their relatives who belong to the Teachers’ Association of Puerto Rico.  Neither does it apply to personnel from public corporations or government entities whose health services are not contracted under the provisions of the aforementioned Act No. 95.  However, for the unions that contract under Act No. 158, the joint liability will be allowed.

ACT NO. 158 OF AUGUST 10, 2006

Said Act provides that the unions that are under Act No. 45 of February 25, 1998, as amended, better known as the Public Employee Unionization Act, shall be entitled to having the exclusive representative negotiate directly in their names, everything concerning the benefits relating to the health service plan.  For the year 2008, several organizations presented to the Secretary of the Treasury their negotiations with a single plan.  The agencies to which said negotiation applies shall have to take the following measures:

1.             The union shall notify the agency and its union members officially that they are going to be under said Act No. 158 and the name of the health plan selected.

2.             The agency shall request from the union copy of the application of each union member under said plan.  Said agency may not have all the union members join in said plan in a block fashion, it shall only have join in those for which the union presents copy of the application.

3.             The agency shall agree with the union the manner in which the discount shall be made.  The payment of these discounts shall be made in the name of the insuring entity or the Health Plan.

4.             The agency shall agree with ASES the manner in which the changes are to be made and shall be responsible for sending the same directly to ATI in the different magnetic media.  The norms, dates and calendar to be followed shall be ruled by Act 95.

5.             The union shall watch out that the discounts and the services are rendered to the union members.

6.              The union member shall handle any grievance or claim directly with the union.

7.            The Health Plan selected shall be compulsory for all the union members, excepting the following conditions:

a. That the employee present evidence of disaffiliation from the union.

b.    That the employee belong to Mi Salud as a Medically Indigent Person or ELA Puro, (it being understood that they are going to join the plan through their employer contribution without being certified by the Office of the Medical Assistance Program of their municipality of residence).  If interested in joining the union’s health plan, they must withdraw at the corresponding Office of Medical Assistance Program prior to the date of effectiveness of the Plan selected.  If the public employee is in Mi Salud as a medically indigent person and loses this benefit outside of the dates established, he/she must complete their affiliation as ELA Puro until the time of coverage ends.  The employee may not join any other plan of the ones contracted by ASES nor will he/she have the employer contribution at his/her disposal. Said cancellation shall be effective as of December 31 of the contract year.

c. In a family or joint couple plan, that the union member is not the principal insured person.

d.    The employee is a member of the Teachers’ Association.  If interested in joining the union’s health plan, the employee shall get in touch with the Teachers’ Association before filling out the union’s application so that they will orient him/her regarding the process for his/her cancellation from his/her plan with the Association.

e. The employee does not wish to join the Health Plan selected. If that is so, he/she cannot utilize his employer contribution for any other Health Plan contracted by ASES.

8.            The employee may not make changes to another Health Plan during the year.

9.            If, during the effective period of the contract, the employee is reclassified from union member to managerial, he/she will stop being eligible for the Health Plan under Act No. 158.  In these cases,  the employee shall have 30 days from the date when they obtain knowledge about the change to join one of the plans contracted by ASES under Act No. 95.  The employee must present the health plan with a certification from the agency that indicates that he/she is no longer a member of the union under this Act.

That managerial employee who belongs to any Employee Organization under Act No. 158 and who goes on to become a union member shall have 30 days to join the plan that corresponds to said Organization.  They must present to the union a certification from the agency that indicates that he/she is no longer a managerial employee.

10.          The effective period of this contract shall be equal to the date established by ASES, as well as any other date established by its Executive Director.

ADVANTAGE PROGRAMS FOR RETIRED PERSONS

The effective period of the plans contracted for the Medicare retired persons with Medicine coverage 9.2, Medicare Part D or Advantage shall be from January 1, 2011 to December 31, 2011.

INSURING ENTITIES FOR ADVANTAGE PROGRAMS FOR RETIRED PERSONS - YEAR 2011

Name	Deduction Code
FIRST MEDICAL HEALTH PLAN, INC.	A27
HUMANA INSURANCE	A17
MCS LIFE INSURANCE	A14
MEDICARE Y MUCHO MAS	A35
TRIPLE S, INC.	A01

INSURING ENTITIES FOR MEDICINE PROGRAMS - PART D FOR RETIRED PERSONS - YEAR 2011

Name	Deduction Code
TRIPLE S, INC	D01
MCS LIFE INSURANCE	D14
FIRST MEDICAL HEALTH PLAN, INC.	D27

GENERAL   PROVISIONS

1.
The insurers shall be responsible for offering orientations and information to their representatives and to the functionaries during the orientation campaigns.  In addition, they shall be responsible for notifying the insured persons the changes that occur in the coverage and maintaining evidence of these.

2.	The handling and payment of the health plans shall be governed by the provisions of Circular Letter No. 1300-07-09 issued by the Department of the Treasury.

3.	The Office of Human Resources of each agency, shall request an up-to-date Marriage Certificate.

4.	We authorize the agencies to reproduce Model SC 1330, Request for Cancellation, at their own facilities.

5.	It’s important that you give a copy of the same to each one of the employees from your agency.

6.
Soon there will be issued a Circular Letter to inform you the Employee Organizations under Act 95 and Act 158 with which ASES will formalize Health contracts for the year 2011, as well as the keys that will identify the same.

This Circular Letter repeals Circular Letter No. 1330-21-10 of January 15, 2010.

The text of this circular letter is available in our Internet page at the address:
www.ases.gobierno.pr/publicaciones/cartas_circulares_cont.html.

It is the responsibility of the agencies to have the provisions of this Circular Letter reach every one of your personnel, especially those from the Office of Human Resources in charge of the health plans.

Cordially,

(signed)
Domingo Névarez-Ramírez, MHSA
Executive Director

(signed)
Mr. Carlos Guzmán
Service Representative

Attachments

CC-10-10-06
October 1, 2010	Attachment 1

INFORMATION TO JOIN OR RENEW HEALTH PLANS YEAR 2011

1.             The entry applications to the health plans must reach the insuring entity no later than November 30, 2010, to guarantee the effectiveness as of January 1, 2011.

2.             The personnel that have a temporary appointment whose appointment contract is lesser than six months is eligible to join the health service plans, but not entitled to the employer contribution.  In this case, they shall indicate in their entry application NOT  ENTITLED  TO EMPLOYER  CONTRIBUTION.

3.             The insured person shall sent the application for entry to the insuring entity and copy to the Office of Human Resources of his/her agency.  The personnel that joins a health service plan sponsored by an employee organization shall endeavor its application for entry via said organization.

4.             The insuring entity must issue the identification cards to the insured person and commits itself to work the requests for cancellations or resignations no later than 15 days after receiving the employee’s request.

5.             If the cards or certifications of coverage are not received, within the period established in point 4, the insured person must get in touch with the insuring entity.  The insured person may request the reimbursement or non-invoicing for the month or months where the entity is late in issuing the cards or certifications and shall present evidence of the efforts made on his/her part with the insuring entity.

6.             When filling out the application for entry, all of its parts must be completed with the information, as it appears at the Agency.

7.             When an employee is interested in joining a joint health plan and his/her spouse renders services at another entity, they shall fill out Model SC 1335, Certification to Join the Joint Health Pla.  The joint family plan does not apply to the personnel and their relatives who belong to the Teachers’ Association of Puerto Rico.  Neither does it apply to personnel from the public corporations or government entities whose health services are not contracted under the provisions of the aforementioned Act No. 95.  However, for the unions that contract under Act No. 158, the joint obligation will be permitted.

The Office of Human Resources of the agency, shall request a copy of the up-to-date Certificate of Marriage.

8.             After November 30, 2010, no entry application whatsoever shall be endeavored, with the following exceptions:

a.             Newly appointed personnel.  These shall have 60 days from the date of effectiveness of their appointment.

b.             Personnel that joins in one of the employee organizations, with which contracts have been effected, for the purpose of joining the health plans offered by said organizations.

c.             Personnel, that after November 30 enjoys the retirement benefits, from any of the Retirement Systems, who are interested in continuing or joining one of the health plans contracted by the Secretary of the Treasury.  Said applications must be processed at the corresponding insuring entity with no less than 60 days prior to the date when it shall cease.

9.             If the insured person were to cease in his/her functions, he/she shall have the option to continue with his/her health plan, via direct payment or not continuing with the same.  If they were to continue with their health plan, they shall retain their cards, inform their decision to their immediate supervisor and to the Area of Human Resources of their agency and fill out Model SC 1339, Certificate of Conversion of Health Plan in the event of Resignation or Lay-off.  If he/she is not to continue with the health plan, the employee is responsible for notifying it to the insuring entity.  In addition, they must hand over to their immediate supervisor, their card and that of their dependents, including the one corresponding to their spouse if they had a joint health plan.  The supervisor shall send Model SC 1339 and copy of the resignation to the Agency’s Human Resources Area, which, in turn, shall send it to the insuring entity.

10.           When the principal insured ceases, but rendered services during a period lesser than 15 days during any month, except due to authorized leave, said period shall not be counted as worked for the purpose of the payment of the employer contribution.  The premium shall be paid in its entirety by the insured person.

11.           The insured person is obligated to notify, in writing, his/her health plan the following changes:

a.             Dismissal and suspension of employment or salary - shall indicate the date of effectiveness of the dismissal or suspension and his/her address.  In addition, in the cases of suspension, it shall indicate the expiration date of the same.  If he/she has a joint health plan, he/she shall send copy of the communication to the dependency where his/her spouse is rendering services for the corresponding action.  The spouse of the insured principal shall have the deduction of the insured principal made during the time period that the dismissal or suspension of employment and salary lasts.

In the case of unconfirmed suspension or dismissal, if the contract were to be continued with, the functionary shall pay his/her premiums, including the employer part, directly to the insuring entity or employee organization.  When the functionary reincorporates himself/herself to work, if the insurance is continued, the adjustments will be made to reimburse him/her for the employer contribution for the period of his/her lay-off or suspension, in accordance to Section 9 © of Act No. 95.  In the case of joint plans, when the spouse of the insured principal returns to work, the insuring entity shall make the adjustments to reduce the discount to the insured principal and invoice the dependency where his/her spouse renders services.

b.             Leave without Salary, Military Leave without Salary or Family and Medical Leave (Model SC 1334) - shall indicate the date the same begins and ends and whether will continue with the contract or not.  In addition, if he/she has a joint plan, shall send copy of said communication to the dependency where his/her spouse in rendering services, for the corresponding action.

If he/she continues with the contract, the coverage shall continue in effect for a period that shall not exceed one year for leaves under Act No. 95, or for a period that shall not exceed 12 weeks in the cases of leaves under the Family and Medical Leave Act of 1993, (Public Law 103-3), and shall be entitled to the payment of the corresponding employer contribution for the aforementioned period.  If the functionary is reinstated to public service after the leave has ended and has not joined a health plan, he/she shall have 60 days following the date of his/her reinstatement to apply to join to one of the health plan contracted by the Secretary of the Treasury.

When an employee subscribed to a health benefit plan takes a leave without salary and determines to continue with the insurance contract, he/she shall be entitled to the payment of the employer contribution for a period that shall not exceed 12 months, as long as he/she reinstates himself/herself to public service at the end of said period.  If, after one year has elapsed from the date when the leave without salary is granted, the employee has not reinstated himself/herself to his/her duties, having enjoyed the payment of the Government contribution to the health benefit plan, he shall be obligated to reimburse said amount to his/her agency. However, the Secretary of the Treasury may exclude from the obligation to reimburse the aforementioned contributions, to any employee that receives retirement benefits for a health condition.

When a person in the military subscribed to a health benefit plan takes a military leave without salary and determines to continue with the insurance contract, he/she must notify the insuring entity and the Office of Human Resources of his/her agency.  The military leave without salary is until the person returns and he/she does not have to return the employer contribution as long as he/she has been activated for a specific need.

12.           The functionaries shall endeavor in writing any claim for errors in discounts directly to the insuring entity or employee organization within the 30 days following the receipt of the voucher or some notice of collection.

13.           In the cases of resignation of the spouse of  the insured principal in a joint plan, it shall be processed just like in cases of dismissal.

14.           If during the effectiveness of a contract, the functionary or his/her dependents are eligible to join another health plan, he/she may request the termination of the plan contracted by the Secretary of the Treasury.  In these cases, the cancellation shall be effective on the first day of the following month if it is submitted  before the 10th.  If the request for termination of plan is made after the 10th, the cancellation shall be effective on the first day of the month following the one in which the request was submitted.

15.           The functionaries who join a health plan sponsored by a public employee organization must channel their request for income directly to the corresponding organization.

16.           The claims for services shall be handled in writing directly to the insuring entity or corresponding employee organization, within the 60 days after having received any service covered by the policy.

June 29. 2011

NORMATIVE LETTER #11-06-29

TO ALL PROVIDERS THAT OFFER HEALTH SERVICES FOR THE MI SALUD PLAN

RE: Topic: Auto-Enrollment

Dear Provider:

Any person who on or after July 1, 2011 is certified as eligible to the Health Plan of the Government of Puerto Rico will be automatically insured by MI Salud and enrolled in said plan according to their Region of residence.

The insured will be able to begin receiving health services starting on the same day that the Medicaid Office of the Puerto Rico Department of Health gives the insured the MA-10 form. The title of this document is “Notice of Action Taken Regarding Application and/or Reevaluation,” a copy of which is enclosed so you may become familiar with form MA-10 and to help you understand this Normative Letter. The date to determine when the person’s insurance coverage started is that which appears under the section titled “Date of Certification” on the MA-10 form (upper right). The insured will also be given the MI Salud Welcome Letter (a Model Letter is enclosed).

If the insured visits your office or health service facility and requests any health service and he or she has not received the MI Salud Plan ID card, the provider must ask the insured for a copy of form MA-10 and the Welcome Letter. This Letter, when presented with form MA-10, will continue in effect for 30 days starting on the “Date of Certification” specified on form MA-10.

The insured must present both documents when seeking a health service covered by the MI Salud Plan to evidence that (i) his or her name appears on form MA-10 and the beneficiary’s identity must validated with some type of identification card or other means, (ii) the insured is enrolled in the MI Salud Plan, (iii) 30 days have not elapsed from the Date of Certification on form MA-10 (iv) and he or she may begin to receive services. In addition, the provider must verify that the Welcome Letter and the MA-10 form are in effect at the time of rendering the services, since they will not be in effect if 30 days have elapsed.

It is important for the provider to call the insurer of the beneficiary’s region to verify if this beneficiary has been assigned a primary physician, Primary Medical Group and a Preferred Network. Even if the insured does not have a primary physician, the provider may render health services and submit a claim to Humana or MCS-HMO for physical or dental health, and to APS Healthcare for mental health services. These entities are responsible for the payment of your services, in accordance with the terms and conditions of the contract between you and the appropriate entities and the provisions set forth in this Normative Letter.

To simplify the claims and payment process for the services rendered by the provider, there is a section on form MA-10 labeled “MPI/SS.” The insured’s identification number appears in this section.

It is important to state that what is set forth in this Normative Letter does not apply to beneficiaries who: (1) Are enrolled in a Medicare Platino Plan and (2) Have an MA-10 form with a Date of Certification prior to July 1, 2011. In the latter case, the beneficiary must visit the Insurer’s Office in their region (Humana or MCS-HMO) to obtain the MI Salud Plan card to begin receiving covered services.

ASES requires that MCS-HMO, Humana and APS Healthcare, within a non-extendable term of five (5) calendar days, send each of their participating providers for the MI Salud Plan a true and exact copy of this Normative Letter. The entities must send to the attention of Executive Director of ASES an Affidavit signed by their Corporate President to certify that they have faithfully complied with all which is hereby required.

We require faithful compliance with this normative letter in order to continue providing the excellent and quality services under the MI Salud Plan of the Government of Puerto Rico.

As always, we are certain that we can count on the support of providers.

Cordially,

(signed)
Frank R. Díaz-Ginés, MHSA
Executive Director

ASES

Administration of Health Insurance
Commonwealth of Puerto Rico

February 13, 2004

TO ALL THE INSURERS, MENTAL HEALTH SERVICE COMPANIES, ADMINISTRATOR OF SERVICES FOR DIRECT CONTRACTING, MEDICAL GROUPS OF THE DEMONSTRATIVE OF DIRECT CONTRACTING, PRIMARY CENTERS, INDEPENDENT PRACTICE ASSOCIATIONS AND PROVIDERS PARTICIPANTS OF THE HEALTH INSURANCE OF THE COMMONWEALTH OF PUERTO RICO

(signed)
Enrique A. Vicéns Rivera
Executive Director

Normative Letter No. 04-0130

PAYMENT OF CLAIMS IN EMERGENCY ROOMS FOR PHYSICAL AND MENTAL HEALTH SERVICES AT MEDICAL-SURGICAL HOSPITALS

During the course of the 2003 fiscal year and of the present one, the Administration of Health Insurance (ASES) has received a significant amount of complaints originating from hospital medical-surgical institutions.  In particular, said institutions ask us which one is the entity responsible for the payment of the claims for services rendered in emergency rooms of said institutions when physical procedures are carried out to stabilize a mental health beneficiary or when examinations and physical diagnosis tests are carried out but the final diagnosis turns out to be covered by the mental health service companies (MBHOs).

For the purpose of clearing up the confusion in existence with regard to the matter, this Normative Letter provides the construction of ASES with regard to the matter, which has been previously communicated to MBHOs and Insurers:

When a beneficiary is admitted to a medical-surgical hospital or receives services in emergency rooms from said hospitals, the insurers will handle the payment of the corresponding fund for any physical procedure which can reasonably be carried out to stabilize a beneficiary regardless of whether the final diagnosis will be a mental health one.  In like manner, the insurers shall be responsible for handling the payment of the corresponding fund via examinations and physical diagnostic tests that could, reasonably, be carried out on the basis of the symptoms with which a beneficiary shows up in conformity to the definition of medical emergency condition in the contracts, which establishes the federal regulation.  For example, it is the responsibility of the insurer to pay providers for claims for stomach wash or for suturing the wrists of a beneficiary with a suicide attempt.  Simultaneously, the MBHO has to be contacted in accordance its protocol for the psychiatric consultation and corresponding referral.

If a psychiatric consultation or evaluation were needed, the medical-surgical hospital or its emergency room will coordinate the same utilizing the MBHO protocols and the Uniform Sheet of Referral for Mental Health Services.  The MBHO shall be responsible only for the offering of those mental health services, services related to the treatment of alcoholism and/or controlled substance dependency, which exclude physical stabilization procedures or diagnosis procedures in said institutions.

In conformity to the contract between ASES and the MBHOs, these would have available psychiatrists with privileges at medical-surgical hospitals, which shall take care of the consultations of beneficiaries admitted in said hospitals.    If at the moment of requiring the mental health services at the hospital unit, the MBHO does not have physicians available, the beneficiary may receive treatment for his/her condition on the part of the psychiatrist facultatives coordinated via the hospital and who fulfill the requirements of credentials (usual ones) for that type of provider.  This until the patient can be transferred to a psychiatric institution, after authorization from the MBHO.  It’s important to point out that in these cases the following exclusion considered in our contractual agreement (between ASES and the MBHOs) shall apply:

●
Services ordered and/or rendered by providers who are not participants of mental health services, except in cases of real and proven emergency or via prior authorization from the mental health service company (MBHO).

For purposes of payment, the MBHO shall verify the usual credentials of the facultative and shall compensate him/her for an amount that not be lesser than the one contracted with the MBHO providers to offer the psychiatric consultation services at medical-surgical hospitals.  In the event that the patient is a beneficiary of Medicare and of the Health Insurance, the reimbursement to the facultative shall be carried out in accordance to the contract with ASES.

Commonwealth of Puerto Rico
Department of Health

December 23, 2008
Minerva Rivera, Esq.
Executive Director of ASES

(Signed)
Johnny V. Rullán, MD, FACPM
Secretary of Health

LISTING OF DIAGNOSES OF CHILDREN WITH SPECIAL HEALTH NEEDS (NNES)

The Listing of Diagnoses of Children with Special Health Needs was revised in response to your request.

It’s necessary to point out that at the beginning this listing was provided to ASES as a guide; therefore, it’s important that a child who does presents some  condition which is in the listing not be excluded from the benefits of the coverage of the Health Card of the Government of Puerto Rico. If the child fulfills the definition of Children with Special Health Needs of the Bureau for the Child-Maternal Health, he/she must receive the services even before a diagnosis is established.

In addition, we submit our recommendations for the identification, diagnosis and treatment of the children and youth with special health needs to as assure access to the services which this population needs.  These have the purpose of ensuring some uniform needs for all the children with special health needs regardless of the insurer.

Thank you for your attention to this matter.

NNES Diagnosis Listing
d/several 2008-06

CHILDREN WITH SPECIAL HEALTH NEEDS

DEFINITION:

Children who have or are at a greater risk of developing a chronic physical, conduct, emotional or developmental condition, who also need health services and other related services of a type or in an amount that goes beyond what children in general need.

STANDARD OF MEDICAL NEED SPECIFIC TO CHILDREN

●              Medically necessary services are those necessary for the prevention and maintenance of health or for the diagnosis and treatment of a physical or mental condition, or if they were necessary to prevent the deterioration of that condition or to promote the development or the maintenance of appropriate functioning for the age.

NNES SPECIAL  COVERAGE

In the “Special Coverage”, the Insurance Companies, with whom ASES contracts the services, assume the risks of the services for the conditions classified with Diagnoses of Conditions of Children with Special Needs. (See list of ASES diagnoses).

In this list of conditions there are included the most frequent diagnoses, but it is not limited to or excludes other conditions that fulfill the definition.  With this purpose there should be utilized a screener to determine its applicability.

It is the responsibility of the primary physician to request the coverage, and register the insured person utilizing the corresponding form for Children with Special Health Needs that is found in the Manual of the Provider.  The certification process may also be initiated by one of the Pediatric Centers of the Department of Health.

To be able to evaluate and certify these cases it is necessary to include, together with the form, the necessary information: Ex:

● Summary of the case: Up-to-date history record and physical examination
● Evaluations and consultations from specialists
● Results of diagnostic procedures and tests
● Results of diagnostic laboratory tests
● Necessary follow-up plan
● Treatment plan

This information and the registration form must be sent to the Case Handling Program (PMC) of the Insurer.  The PMC will evaluate the application for certification and the documentary information included.  Each case is evaluated individually by the Handler of cases and consulting the Program’s advisory team.  This depend on the coverage negotiated.  The agreement with the insurance companies must be uniform and that it obligates all the companies equally.

The family and the primary physician are notified directly by letter as to whether the application for inclusion of his/her patient in the NNE registry has been accepted or denied; or if there is information missing for the consideration of the case.  The physician and/or the family may appeal in writing any denial decision, with the necessary additional information.

Index by Diagnosis and Condition

ICD 9
Metabolic Disorders

270	Disorders of the metabolism of aromatic amino acids
270.0	Disorders of the transport of amino acids
270.0	Cystinosis
270.0	Cystinuria
270.0	Fanconi
270.0	Hartnup’s
270.0	Lowe’s
270.1	Phenylketonuria (PKU)
270.2	Disorders of metabolism of tyrosine
270.2	Alcaptonuria
270.2	Hyperthyrosinemia
270.2	Ocronosis
270.2	Tyrosinosis
270.2	Tyrosinuria
270.2	Albinism
270.3	Maple-Syrup disease
270.3	Other metabolic disorders of chained amino acids
270.3	Hyperleukina-isoleukinemia
270.3	Hypervalinemia
270.3	Isovaleric acidemia
270.3	Methylmalonic acidemia
270.3	Propionic acidemia
270.3	Metabolic disorders with amino acids with sulfide
270.4	Homocystinuria
270.4	Deficiency of sulfite oxidase
270.4	Homocystine cystathionine
270.5	Other metabolic disorders of aromatic amino acids
270.5	Disorder of:
270.5	Histidine metabolism
270.5	Tryptophan metabolism
270.5	Metabolic disorders of chain amino acids and fatty acids
270.6	Metabolic disorders of the citrulinemia urea cycle
270.6	Hyperammonemia
270.6	Argininosuccinic acid
270.7	Metabolic disorders of lysine and hydroxilisine
270.7	Glutaric aciduria
270.7	Hydroxilisinemia
270.7	Hyperlisinemia
270.7	Metabolic disorders of glycine
270.7	Non-ketosic hyperglysinemia
270.8	Deomitine metabolic disorders
270.8	Omitinemia type I, II
270.8	Hyperhydroxyprolinemia
270.8	Hyperprolynemia types I, II
270.8	Sarcosinemia
270.8	Other specific amino acid metabolic disorders
270.9	Other non-specific metabolic and amino acid transport disorders
271	Carbohydrate transport and metabolism disorders

271.0	Glycogenosis
271.0	Amylopectinosis
271.0	Deficiency of glucose-6-phosphatase
ICD9	Index by Diagnosis and Condition

271.0	Cardiac glycogenosis
271.0	Disease:
271.0	Andersen
271.0	Cori
271.0	Forbes
271.0	Hers
271.0	McArdle
271.0	Pompe
271.0	Tauri
271.0	Von Gierke
271.0	Deficiency of hepatic phospholirase
271.1	Metabolic disorder of Galactosemia galactose
271.2	Metabolic disorder of fructose, Fructosemia
271.3	Intolerance to lactose
271.3	Other disorders of intestinal absorption of carbohydrates
271.4	Other specific metabolic disorders of carbohydrates Pentosuria, renal Glycosuria
271.8	Metabolic disorders of pyruvate and gluconeogenesis
271.8	Defects in degradation of glycoprotein
271.9	Non-specific disorder of the transport and metabolism of carbohydrates
272	Metabolic disorder of lipids
272.0	Hypercholesterolemia
272	Gangliosidosis
272.0	Hypercholesterolemia
272.1	Hyperglycerinemia
272.4	Other non-specific hyperlipidemias
272.7	Other gangliosidosis
272.7	Lipidosis
272.7	Anderson’s
272.7	Fabry’s
272.7	Gaucher’s
272.7	Krabbe
272.7	Neimman-Pick
272.7	Faber’s
272.7	Metachromatic leukodystrophia
272.7	Mucopolysaccaridosis, type I
272.7	Hurler’s
272.7	Hurler-Scheie
272.7	Scheie
272.7	Mucopolysaccaridosis, type II
272.7	Hunter’s
272.7	Other mucopolysaccaridosis
272.7	Maroteaux-Lamy
272.7	Morquio’s
272.7	Sanfilippo
273	Metabolic disorders of plasma protein
274.9	Unspecific gout
275	Metabolic disorder of minerals
275.0	Metabolic disorders of iron
275.1	Metabolic disorders of copper
275.1	Wilson’s
275.2	Metabolic disorders of magnesium

275.3	Metabolic disorders of phosphorus

ICD9	Index by Diagnosis and Condition

275.4	Metabolic disorders of calcium
275.9	Other metabolic disorders of minerals
276.2	Lactic Acidosis
277	Other metabolic disorders
277.00	Cystic Fibrosis
277.1	Metabolic disorders of purine and pyrimidine
277.1	Hereditary eritropoietic porphyria
277.2	Other metabolic disorders of purine and pyrimidine
277.2	Lesch-Nyhan
277.2	Hereditary Xantinuria
277.3	Amyloidosis
277.4	Gilbert’s
277.4	Crigler-Najjar
277.4	Other metabolic disorders of bilirubin
277.4	Dubin-Johnson
277.4	Rotor’s
277.6	Antitrypsin alpha-1 deficiency
277.8	Other specific metabolic disorders
277.81	Primary carnitine deficiency
277.82	Carnitine deficiency
277.85	Disorders of the oxidation of fatty acids
277.85	CPT1, CPT2, LCHAD, VLHAD, MCAD, SCAD
277.87	Mitochondrial metabolic disorders
277.89	Other specific disorders of the metabolism
277.89	Hans Schuler Christian, Hystiocitosis, Hystiocitosis
277.9	Other non-specific metabolic disorders
Hereditary and degenerative diseases of the Nervous System
330	Cerebral degeneration
330.0	Sphingolipidosis (Leukodystrophia)
330.1	Cerebral Lipidosis
330.8	Other cerebral degenerations
330.8	Alper’s
330.8	Leigh’s
330.8	Sub-acute necrotizing encelopathy
331.4	Obstructive hydrocephalia, acquired
333.1	Essential shakes
333.2	Myoclonus
333.4	Huntington’s chorea
334.0	Spinocerebral disease
334.0	ereditary ataxia
334.0	Friedreich’s ataxia
334.1	Hereditary spastic paraplegia
334.2	Primary cerebellar degeneration
334.2	Marie’s
334.2	Sanger’s-Brown
334.8	Telangiectasia-ataxia
335	Spinal muscular atrophy and kindred syndromes
335.0	Infantile spinal muscular atrophy, type I (Werdnig-Hoffman)
335.1	Other hereditary spinal muscular atrophies

ICD9	Index by Diagnosis and Condition
335.10	Spinal muscular atrophy:
335.10	Infantile, type II
335.11	Juvenile, type II (Kugelberg-Welander)
340	Multiple sclerosis
341.0	Other demyelinant diseases of the central nervous system
341.1	Diffuse sclerosis
341.1	Periaxial encephalitis
341.1	Schiller’s disease
341.8	Other demyelinant diseases of the central nervous system
341.8	Central demyelination of the corpus callosum
341.8	Pontine central myelinosis
341.8	Acute transverse myelitis in demyelinant disease of the central nervous system
341.8	Subacute necrotizing myelitis
341.9	Non-specific demyelinant diseases of the central nervous system
345	Epilepsy
345.1	Generalizes epilepsy without convulsions
345.1	Generalized epilepsy with convulsions
345.1	· clonic
345.1	· myoclonic
345.1	· tonic
345.1	· tonic-clonic
345.1	Lennox-Gastaut syndrome
345.2	Epileptic petit mal state
345.3	Epileptic grand mal state
345.3	Tonic-clonic epileptic state
345.4	Partial epilepsy, with loss of consciousness
345.4	Epileptic absence state
345.4	Complex partial epileptic mal state
345.5	Partial epilepsy, without loss of consciousness
345.6	Salaam attacks
345.6	Infantile spasms
345.7	Continuous partial epilepsy (Kozhevnikof)
345.8	Other epileptic states
345.9	Non-specified type epileptic mal state
342.0	Flaccid hemiplegia
342.1	Spastic hemiplegia
342.3	Infantile monoplegia
342.9	Non-specified hemiplegia
343	Infantile cerebral paralysis
343.0	Spastic diplegia
343.1	Congenital hemiplegia
343.2	Non-specified, quadriplegia
343.4	Infantile hemiplegia
343.8	Congenital spastic paralysis (cerebral)
343.9	Non-specific infantile cerebral paralysis
344	Other infantile spastic paralysis syndromes, non-congenital
356	Motor and sensory hereditary neuropathy
356.0	Idiopathic hereditary neuropathies
356.0	Dejerine-Sottas disease
356.1	Peroneal muscular atrophy, Charcot-Marie-Tooth disease
356.2	Sensory hereditary neuropathy, types I-IV

ICD9	Index by Diagnosis and Condition
356.8	Roussy Levy syndrome
348	Other conditions of the brain
348.0	Cerebral cyst
348.30	Unspecified encephalopathy
356.3	Resfsum disease
356.3	Neuropathy associated with hereditary ataxia
356.4	Idiopathic progressive neuropathy
356.6	Other hereditary and idiopathic neuropathies
356.9	Hereditary and idiopathic neuropathy, without another specification
357	Inflammatory polyneuropathy
357.0	Guillain-Barre syndrome
357.0	Acute infectious polyneuritis (post)
359	Muscular dystrophy and other neuropathies
359.0	Hereditary congenital muscular dystrophy
359.1	Progressive hereditary muscular dystrophy
359.1	* autosomic recessive, infantile type, similar to Duchenne or Becker
359.1	· benign (Becker)
359.1	· waist-pelvic
359.1	· distal
359.1	· scapuloperoneal
359.1	· benign scapuloperoneal with precocious contractures [Emery-Dreituss]
359.1	· fascioscapulohumeral
359.1	· gravis [Duchenne]
359.1	· ocular
359.1	· oculopharyngea
359.2	Motonic disorders
359.2	Myotonic disorders [Steiner]
359.2	Congenital myotonia:
359.2	· dominant [Thomsen]
359.2	· recessive [Becker]
359.9	Myopathies, without specifying

Musculo-skeletal disorders
723.5	Torticollis, non-specific
732.1	Juvenile osteochondritis of the pelvis and hip
732.1	Plana coxa
732.1	Legg-Calve-Perthes
732.1	Scheuermann disease
732.4	Juvenile osteochondritis of the tibia and peroneus
732.4	Proximal of the tibia (Blount)
732.4	Tuberosity of the tibia (Osgood-Schlatter)
732.4	Vara tibia
736.7	Other acquired deformities of the limbs
736.71	Acquired equinovarus deformity
736.79	Other equine deformities of the foot, acquired
737	Curvature of the spine
737.1	Acquired cifosis
737.2	Acquired lordosis
737.3	Idiopathic scoliosis
754.1	Torticollis of the sternocleidomastoid muscle

ICD9	Index by Diagnosis and Condition

Congenital Anomalies
Congenital Anomalies of the nervous system
740.0	Anencephaly
740.1	Craniorachischisis
740.2	Iniencephaly
741	Spina bifida
741.00	Spina bifida with hydrocephalia, non-specific region
741.01	Spina bifida with hydrocephalia, cervical region
741.02	Spina bifida with hydrocephalia, dorsal (thoracic)
741.03	Spina bifida with hydrocephalia, lumbar region
741.9	Spina bifida, non-specified
741.91	Spina bifida without mentioning hydrocephalia, cervical region
741.92	Spina bifida without hydrocephalia, dorsal region (thoracic)
741.93	Spina bifida without hydrocephalia, lumbar region
742.0	Encephalocele
742.1	Microcephalia
742.2	Congenital malformations of the corpus callosum
742.2	Agenesia of the corpus callosum
742.2	Arrinencephaly
742.2	Holoprosencephaly
742.2	Other hypoplastic anomalies of the encephalus: agenesia, hypoplasia, lisencephaly...
742.3	Congenital hydrocephalia
742.3	Malformations of the cerebral aqueduct (“Silvio”): Anomaly, stenosis, obstruction
742.4	Other congenital malformations of the encephalus
742.4	Megaencephalia
742.4	Congenital cerebral cysts:
742.4	Schizencephaly
742.4	Porencephaly
742.4	Macrogiria
742.51	Diastematomyelia
742.53	Hydromyelia
742.59	Other congenital anomalies of the spinal cord
742.8	Other congenital anomalies of the spinal cord, specific
742.8	Other congenital anomalies of the nervous system
742.8	Arnold-Chiari syndrome
742.9	Congenital anomalies of the brain, spinal cord and nervous system non-specific
743	Congenital malformations of the eye, of the ear, of the face and the neck
743	Anophthalmia, microphthalmia and macrophthalmia
743.03	Cystic ocular globe
743.1	Microphthalmia
743.2	Buphthalmos, congenital glaucoma
743.2	Congenital glaucoma
743.3	Congenital malformations of the crystalline
743.3	Congenital cataract
743.35	Congenital aphaquia
743.36	Other congenital malformations of the crystalline
743.37	Congenital displacement of the crystalline
743.39	Coloboma of the crystalline
743.4	Congenital malformations of the anterior segment of the eye
743.41	Anomaly of the size and shape of the cornea

743.42	Congenital corneal opacity
743.43	Other congenital malformations of the cornea
743.44	Other congenital malformations of the anterior segment of the eye
ICD9	Index by Diagnosis and Condition
743.44	Rieger’s anomaly
743.45	Absence of iris, Aniridia
743.46	Coloboma of the iris
743.46	Other congenital malformations of the iris
743.47	Blue sclerotia
743.48	Congenital malformation of the anterior segment of the eye, non-specified
743.51	Congenital malformations of the posterior segment of the eye
743.51	Congenital malformation of the vitreous humor
743.52	Other congenital malformations of the posterior segment of the eye
743.52	Coloboma of the bottom of the eye
743.53	Congenital malformation of the choroid
743.56	Congenital malformation of the retina
743.57	Congenital malformation of the optic disk
743.57	Coloboma of the optic disk
743.59	Congenital malformation of the posterior segment of the eye, non-specified
743.6	Congenital malformations of the eyelids, of the tear sac and of the orbit
743.61	Congenital ectropion
743.62	Congenital entropion
743.62	Other congenital malformations of the eyelids
743.64	Absence and agenesia of the lacrimal sac
743.65	Congenital stenosis and narrowing of the lacrimal conduit
743.65	Other congenital malformations of the lacrimal sac
743.66	Congenital malformation of the orbit
743.8	Other congenital malformations of the eye, specified
743.9	Congenital malformations of the eye, not specified
744	Congenital malformations of the ear that alter audition
744.01	Congenital absence of the pavilion of the ear
744.02	Congenital absence, atresia or narrowing of the external auditive conduit
744.03	Other congenital malformations of the middle ear
744.04	Congenital malformation of the small bones of the ear
744.04	Fusion of the small bones of the ear
744.05	Congenital malformation of the internal ear
744.09	Congenital absence of the ear SAI
744.09	Congenital absence of the auricular lobule
744.1	Accessory auricle
744.2	Other congenital malformations of the ear
744.21	Other congenital malformations of the ear, specified
744.22	Macrotia
744.23	Microtia
744.24	Absence of the Eustachian tube
744.3	Congenital malformation of the ear, not specified
744.4	Sinus, fistula or cyst of the branchial cleft
744.43	Cervical ear
744.47	Sinus and preauricular cyst, fistula:
744.49	Other malformations of the branchial clefts
744.5	Pterigion of the neck
744.8	Other specified congenital malformations of the face and neck
744.81	Macrocheilia
744.82	Microcheilia
744.83	Macrostomy
744.84	Microstomy

744.9	Congenital malformation of the face and neck, not specified

ICD9	Index by Diagnosis and Condition
745	Congenital malformations of the circulatory system
745	Congenital malformations of the chambers of the heart and its connections
745.0	Common truncus arteriosus
745.0	Persistence of the truncus arteriosus
745.10	Transposition (complete) of the large vessels
745.11	Transposition of the large vessels in right ventricle
745.11	Taussig-Bing syndrome
745.11	Transposition of the large vessels in left ventricle
745.12	Corrected transposition
745.2	Fallot’s tetralogy
745.3	Common ventricle
745.3	Sole ventricle
745.4	Defect of the ventricular septal
745.4	Eisenmenger syndrome
745.5	Defect of the auricular septal
745.5	Oval hole
745.5	Ostium secundum (type II)
745.6	Defect of the aurioventricular septal
745.6	Defect of the endocardial pillow
745.6f	Defect of the auricular septal ostium primum (type I)
745.69	Common auriculoventricular channel
745.7	Biauricular trilocular heart
745.8	Other congenital malformations of the cardiac septals
745.9	Congenital malformation of the cardiac septal, unspecified
746	Congenital malformations of the pulmonary and tricuspid valves
746.00	Anomaly of the pulmonary valve, unspecified
746.01	Atresia of the pulmonary valve
746.02	Congenital stenosis of the pulmonary valve
746.09	Congenital insufficiency of the pulmonary valve
746.1	Stenosis, congenital atresia of the tricuspid valve
746.2	Ebstein’s anomaly
746.3	Congenital stenosis of the aortic valve
746.4	Congenital insufficiency of the aortic valve
746.5	Congenital mitral stenosis
746.6	Congenital mitral insufficiency
746.7	Syndrome of left hypoplasia of the heart
746.7	Syndrome of left hypoplasia of the heart
746.81	Congenital subaortic stenosis
746.82	Triauricular heart
746.83	Stenosis of the pulmonary infundible
746.84	Other congenital malformations of the heart, specified
746.85	Malformation of the coronary vessels
746.86	Congenital heart block
746.87	Other congenital malformations of the heart
746.87	Dextrocardia
746.87	Levocardia
746.89	Congenital diverticule of the left ventricle
746.9	Congenital malformation of the heart, unspecified
747	Congenital malformations of the large arteries
747.0	Permeable arterius ductus
747.0	Open Botalli conduit (hole)

747.0	Persistence of the arterius ductus
747.1	Coarctation of the aorta

ICD9	Index by Diagnosis and Condition
747.2	Other anomalies of the aorta
747.21	Anomaly of the arch of the aorta
747.22	Atresia and stenosis of the aorta
747.22	Absence of the aorta
747.22	Aplasia of the aorta
747.29	Other congenital malformations of the aorta
747.29	Aneurism of the Vaisaiva sinus (with rupture)
747.29	Congenital aunerism
747.3	Anomalies of the pulmonary artery
747.40	Congenital malformations of the large veins
747.41	Total anomalous connection of the pulmonary veins
747.42	Partial anomalous connection of the pulmonary veins
747.49	Anomalous connection of the pulmonary veins, without other specification
747.5	Congenital absence and hypoplasia of the umbilical artery
747.5	Sole umbilical artery
747.60	Other congenital malformations of the peripheral vascular system
747.6	Peripheral arteriovenous malformation
747.62	Congenital stenosis of the renal artery
747.62	Other congenital malformations of the renal artery
747.8	Other congenital malformations of the vascular system, specified
747.81	Anomalies of the cerebrovascular system
747.82	Spinal vascular anomaly
747.83	Persistent fetal circulation
747.9	Congenital malformation of the vascular system, unspecified
748	Congenital malformations of the respiratory system
748.0	Atresia of the choanas
748.1	Agenesia or hypoplasia and other malformations of the nose
748.2	Pterygium of the larynx
748.3	Congenital malformations of the larynx, trachea and bronchii
748.3	Congenital bronchomalacia
748.4	Congenital malformations of the lung
748.4	Congenital pulmonary cyst
748.5	Agenesia, hypoplasia and dysplasia of the lung
748.5	Sequestration of the lung
748.6	Other congenital malformations of the lung
748.61	Congenital bronchioectasia
748.8	Other specific anomalies of the respiratory system
749	Cleft lip and palate
749.00	Cleft palate
749.01	Cleft palate, unilateral complete
749.02	Unilateral cleft palate, incomplete
749.03	Bilateral cleft palate, complete
749.04	Bilateral cleft palate, incomplete
749.10	Cleft lip
749.11	Cleft lip, unilateral complete
749.12	Cleft lip, unilateral incomplete
749.13	Cleft lip, bilateral complete
749.14	Cleft lip, bilateral incomplete
749.20	Cleft palate with cleft lip
749.21	Cleft of the hard palate with cleft lip, unilateral
749.21	Cleft of the hard palate and of the soft palate with lip

749.22	Cleft of the soft palate with cleft lip, unilateral
749.23	Cleft of the hard palate with cleft lip, bilateral

ICD9	Index by Diagnosis and Condition
749.23	Cleft of the hard palate and of the soft palate with cleft lip, bilateral
749.24	Cleft of the soft palate with cleft lip, bilateral
749.25	Cleft of the palate with cleft lip, without other specification
750	Other congenital malformations of the digestive system
750.0	Anquiloglosia, short lingual fraenum
750.1	Other congenital malformations of the tongue
750.15	Macroglosia
750.2	Other congenital malformations of the mouth and the pharynx
750.2	Congenital malformations of the salivary glands and ducts
750.26	Other congenital malformations of the mouth
750.27	Pharyngeal diverticula
750.29	Other congenital malformations of the pharynx
750.3	Atresia of the esophagus without mention of fistula
750.3	Atresia of the esophagus with tracheoesophagic fistula
750.3	Congenital tracheoesophagic fistula without mention of atresia
750.3	Congenital narrowness or stenosis of the esophagus
750.4	Congenital malformations of the esophagus
750.4	Pterigion of the esophagus, congenitally dilated esophagus, diverticula, duplication
750.5	Congenital hypertrophic pyloric stenosis
750.6	Congenital hiatal hernia
750.7	Other congenital malformations of the stomach, specified
750.8	Other congenital malformations of the top part of the digestive tube
751.0	Meckel diverticula, persistence of the duct
751.1	Congenital absence, atresia and stenosis of the small intestine
751.1	Congenital absence, atresia and stenosis of the duodenum
751.1	Congenital absence, atresia and stenosis of the jejunum
751.2	Congenital absence, atresia and stenosis of the large intestine, unspecified part
751.2	Congenital absence, atresia and stenosis of the rectum and anus
751.3	Hirschsprung disease, Aganglionosis, congenital megacolon (aganglionar)
751.5	Other congenital malformations of the intestine
751.6	Congenital malformations of the gallbladder, of the biliar ducts and the liver
751.61	Agenesia, aplasia and hypoplasia of the gallbladder
751.61	Atresia of the biliar ducts
751.62	Cystic disease of the liver
751.69	Cyst of the choledocal
751.7	Agenesia, aplasia and hypoplasia of the pancreas
751.7	Anular pancreas
751.7	Congenital cyst of the pancreas
751.9	Other congenital malformations of the digestive system
752	Congenital malformations of the genital organs
752.0	Anomalies and congenital absence of ovary
752.1	Congenital malformations of the Eustachian tubes and of the broad ligaments
752.2	Congenital malformations of the uterus
752.2	Duplication of the uterus with duplication of the uterine neck and of the vagina
752.3	Agenesia and aplasia of the uterus and Other anomalies of the uterus
752.3	Other congenital malformations of the uterus
752.40	Anomalies of the uterine neck, vagina and external feminine genitalia
752.41	Embryonic cyst of the uterine neck
752.42	Unperforated hymen
752.49	Agenesia and aplasia of the uterine neck
752.49	Other congenital malformations of the feminine genital organs

752.49	Congenital absence of the vagina
752.51	Cryptordchidism
752.6	Hypospadias, epispadias and other anomalies of the penis
ICD9	Index by Diagnosis and Condition
752.64	Aplasia and congenital absence of the penis
752.69	Other congenital malformations of the penis
752.7	Indeterminate sex and pseudohermaphroditism
752.7	Indeterminate sex, without other specification, ambiguous genitals
752.8	Other congenital malformations of the masculine genital organs
752.8	Other congenital malformations of the deferent ducts, of epididymis
753	Congenital malformations of the urinary system
753.0	Renal agenesia and other hypoplastic malformations of the kidney
753.0	Renal agenesia, unilateral
753.0	Renal agenesia, bilateral
753.0	Renal agenesia, without other specification
753.0	Renal hypoplasia, unilateral
753.0	Renal hypoplasia, bilateral
753.0	Renal hypoplasia, not specified
753.0	Potter syndrome
753.1	Polycystic kidney, infantile type
753.11	Solitary renal cyst, congenital
753.12	Polycystic kidney, unspecified type
753.15	Renal displasia
753.16	Medular cystic kidney
753.17	SAI spongioid kidney
753.19	Other cystic renal diseases
753.2	Congenital obstructive defects of the pelvis, renal and congenital malformations of the ureter
753.23	Other obstructive defects of the renal pelvis and the ureter
753.23	Congenital ureterocele
753.29	Congenital hydronephrosis
753.29	Atresia and stenosis of the ureter
753.29	Congenital megaloureter
753.29	Agenesia of the ureter
753.29	Duplication of the ureter
753.29	Bad position of the ureter
753.29	Congenital vesico-ureteral-renal reflux
753.3	Other congenital malformations of the kidney
753.3	Supernumerary kidney
753.3	Lobulated, fused and horseshoe kidney
753.3	Ectopic kidney
753.3	Renal hyperplasia and giant kidney
753.4	Other specific anomalies of the ureter
753.5	Bladder exstrophy
753.6	Congenital posterior urethral valves
753.6	Other atresias and stenosis of the urethra and bladder neck
753.7	Anomalies of the urachus
753.8	Congenital absence of the bladder and of the urethra
753.8	Congenital diverticula of the bladder
753.8	Other congenital malformations of the bladder and the urethra

754	Congenital malformations and deformities of the osteomuscular system
754.0	Congenital osteomuscular deformities of the head, of the face
754.0	Facial asymmetry
754.0	Compressed fancies

ICD9	Index by Diagnosis and Condition

754.0	Dolicocephalia
754.0	Plagiocephalia
754.0	Other congenital deformities of the cranium, of the face and of the jaw
754.0	Congenital flattening of the nose
754.0	Hemifacial atrophy or hypertrophy
754.0	Depressions in the cranium
754.0	Congenital deviation of the nasal septum
754.10	Congenial torticollis
754.2	Congenital deformity of the vertebral column
754.2	Congenital scoliosis:
754.3	Congenital deformities of the hip
754.30	Congenital luxation of the hip, unilateral
754.3	Congenital acetabular displasia
754.31	Congenital luxation of the hip, bilateral
754.32	Congenital subluxation of the hip, unilateral
754.33	Congenital subluxation of the hip, bilateral
754.35	Unstable hip
754.4	Congenital deformity of the knee
754.4	Congenital recurvatum genu
754.41	Congenital luxation of the knee
754.42	Congenital curvature of the femur
754.43	Congenital curvature of the tibia and the perone
754.44	Congenital curvature of the long bones de the lower limb, without other specification
754.5	Congenital deformity of the feet
754.51	Talipes equinovarus
754.53	Metatarsus varus
754.59	Other congenital varus deformities of the feet
754.61	Congenital piano foot
754.62	Calcaneovalgus talipes
754.69	Valgus metatarsus
754.71	Cavus foot
754.79	Calcaneovarus talipes
754.79	Congenital varus hallux
754.79	Other congenital deformities of the feet
754.81	Pectus excavatum
754.81	Pectus curvatum
754.82	Pectus carinatum (shaped like the keel of a boat)
754.82	Pectus carinatum (pigeon chest)
754.89	Other congenital deformities of the extremities
754.89	Congenital arthrogriposis multiple
754.89	Congenital deformed finger
754.89	Hand on shovel (congenital)
755.0	Polydactyly
755.02	Supernumerary toe(s) of the foot
755.1	Sindactyly
755.13	Interdigital membrane of the foot
755.14	Fusion of the toes of the foot
755.2	Defects due to reduction of the superior extremity
755.21	Complete congenital absence of the limb(s)

ICD9	Index by Diagnosis and Condition
755.23	Congenital absence of the forearm and the hand
755.26	Defect due to longitudinal reduction of the radius
755. 27	Defect due to longitudinal reduction of the cubit
755.29	Congenital absence of the hand and the finger(s)
755.3	Defects due to reduction of the lower limb(s)
755.3	Other defects due to reduction of the lower limb(s)
755.31	Congenital complete absence of the lower limb(s)
755.34	Defect due to longitudinal reduction of the femur
755.35	Defect due to longitudinal reduction of the tibia
755.37	Defect due to longitudinal reduction of the peroné
755.4	Other defects due to reduction of the superior limb(s)
755.4	Complete absence of the non-specified limb(s)
755.4	Phocomelia, non-specified limb(s)
755.5	Other congenital malformations of the superior limb(s), including the shoulder girdle
755.54	Deformity of:
755.56	Supernumerary bones of the carpus
755.57	Macrodactyly (fingers of the hand)
755.58	Lobster claw hand
755.59	Cleidocranial dysostosis
755.59	Triphalangic thumb
755.6	Other congenital malformations of the inferior limb(s), including the pelvis girdle
755.64	Congenital malformation of the knee
756.0	Congenital malformations of the bones of the cranium and of the face
756.0	Craniosynostosis
756.0	Acrocephalia
756.0	Imperfect fusion of the cranium
756.0	Oxycephaly
756.0	Trigonocephaly
756.0	Craniofacial dysostosis
756.0	Crouzon disease
756.0	Hypertelorism
756.0	Macrocephaly
756.0	Maxillofacial dysostosis
756.0	Oculomaxillar dysostosis
756.0	Absence of bone(s) of the cranium, congenital
756.0	Congenital deformity of the forehead
756.0	Platybasia
756.1	Congenital malformations of the vertebral column and the bony thorax
756.10	Anomalies of the vertebral column, without specifying
756.11	Spondylolysis, L-S
756.12	Congenital spondylolystesis
756.14	Hemivertebra, congenital lordosis
756.15	Cervical fusion syndrome
756.16	Klippel-Feil syndrome
756.17	Spina bifida occulta
756.2	Cervical rib
756.3	Congenital malformation of the sternum
756.4	Osteochondrodysplasia with growth defect
756.4	Acondrogenesis
756.4	Tanatophoric dwarfism
756.4	Achondroplasia
756.51	Osteopetrosis

756.52	Other specified ostechondrodiyplasias; Osteopoichylosis
756.54	Fibrous polyostotic dysplasia
ICD9	Index by Diagnosis and Condition
756.55	Chondroectodermic dysplasia, Ellis-van Creveld syndrome
756.56	Progressive diafisaria displasia
756.56	Metafissary dysplasia
756.59	Other osteochondrodysplasias
756.59	Albright syndrome (-McCune)(-Sternberg)
756.6	Congenital malformations of the diaphragm
756.6	Absence
756.6	Eventration
756.71	Fructose malabsorption
756.79	Exomphalos
756.79	Omphalocele
756.79	Gastroschisis
756.79	Other congenital malformations of the abdominal wall
756.83	Ehlers-Danlos syndrome
757	Congenital malformations of the skin, hair and nails
757.0	Hereditary Lymphedema
757.1	Congenital ichthyosis
757.1	Vulgar ichthyosis
757.1	Ichthyosis linked to chromosome X
757.1	Lamellar ichthyosis
757.1	Colloidon baby
757.1	Congenital vesicular ichthyoiform eritrodermia
757.1	Harlequin fetus
757.2	Other congenital malformations of the skin, specified
757.31	Ectodermic dysplasia (anhydrotic)
757.32	Vascular hamartomas, non-neoplasic nevus, congenital
757.33	Other congenital malformations of the skin
757.33	Pigmentous congenital anomalies, pigmentous xeroderma
757.33	Mastocytosis, pigmentous urticary
757.39	Epidermolysis bullosa
757.39	Supernumerary cutaneous appendices
757.4	Congenital alopecia, other congenital malformations of the hair
757.5	Anonychia, other congenital malformations of the nails
757.6	Congenital malformations of the mamma
759	Other non-specific congenital anomalies
759.0	Congenital malformations of the spleen
759.0	Asplenia (congenital)
759.0	Congenital splenomegaly
759.1	Congenital malformations of the adrenal glands
759.2	Congenital malformations of the other endocrine glands
759.2	Persistent thyroglosal duct
759.2	Congenital malformation of thyroid or parathyroid gland
759.2	Thyroglosal cyst
759.3	Situs inversus
759.3	Dextrocardia with situs inversus
759.3	Auricular disposition in mirror image with situs inversus
759.3	Situs inversus or transversus
759.3	Transposition of bowels
759.4	Siamese twins
759.5	Tuberous sclerosis
759.6	Other congenital hamartosis, without classifying
759.6	Peutz-Jeghers

759.6	Sturge-Weber

ICD9	Index by Diagnosis and Condition
759.7	Multiple congenital anomalies, as described
759.81	Prader Willi syndrome
759.82	Marfan’s syndrome
759.83	Fragile X syndrome
759.89	Other syndromes of congenital malformations
758.89	Russell-Silver syndrome
759.89	Alport syndrome
759.89	Lawrence-Moon-(Bardet)- Biedl syndrome
759.89	Zeilweger syndrome
759.89	Carpenter’s syndrome
759.89	Angleman’s syndrome
759.89	Jarcho-Levin syndrome
758	Chromosomic anomalies; unclassified in another part
758.0	Down syndrome
758.0	Trisomy 21, due to lack of meioitic disjunction
758.0	Trisomy 21, mosaic (due to lack of mitotic disjunction)
758.0	Trisomy 21, due to translocation
758.0	Down syndrome, unspecified
758.1	Edwards syndrome
758.1	Trisomy 18, due to lack of meioitic disjunction
758.1	Trisomy 18, mosaic (due to lack of mitotic disjunction)
758.1	Trisomy 18, due to translocation
758.2	Patau syndrome
758.2	Trisomy 13, due to lack of meioitic disjunction
758.2	Trisomy 13, mosaic (due to lack of mitotic disjunction)
758.2	Trisomy 13, due to translocation
758.3	Other suppressions on the part of an autosomic chromosome
758.3	Suppression of the short arm of chromosome 4
758.3	Wolff-Hirschorn syndrome
758.31	Suppression of the short arm of chromosome 5
758.31	Criduchat syndrome
758.32	Velo-cardio-facial syndrome

758.5	Other conditions due to anomalies in autosomic chromosomes
758.5	Suppression of the autosomes, unspecified
758.6	Turner syndrome
758.7	Klinefelter’s syndrome
758.6	Caryotype 45, X
758.81	Other conditions resulting from anomalies in sexual chromosomes
758.89	Other conditions resulting from anomalies in non-specific chromosomes
760	Conditions in the perinatal period
760.71	Fetal syndrome due to consumption of alcohol
765.00	Prematurity
767.6	Injury of the brachial plexus
768.9	Perinatal hypoxia, asphyxia or anoxia
772.1	Intraventricular hemorrhage (Grade III-IV)
774.7	Kernicterus
779.7	Cystic periventricular leukomalacia
779.7	Cystic periventricular leukomalacia

Disorders of the Sensory organs
360	Disorders of the eye and attachments

362.2	Retinopathy of the Premature
369	Blindness and loss of vision
ICD9	Index by Diagnosis and Condition
369.2	Moderate to severe blindness, both eyes
369.4	Legal blindness
369.6	Blindness in one eye (the other one is normal)
378.0	Strabism (alternating, congenital, non-paralytic)
378.00	Esotropia, non-specific
378.10	Exotropia
378.6	Mechanic
378.60	Paralytic
378.71	NCOP specified (Duane’s syndrome)
389	Loss of hearing
389.00	Bilateral conductive loss of hearing
389.10	Neurosensorial loss of hearing, non-specific
389.2	Conductive and neurosensorial loss of hearing, mixed
478.4	Polyps in the vocal chords
784.4	Alterations in the voice
784.41	Aphonia
748.49	Dysphonia

Burns and traumas
709.2	Scars and fibrosis of the skin
709.2	Disfiguring scar
709.2	Disabling scar
906.9	Delayed defects of burns
949.0	Burns and corrosions
952.9	Damage to the spinal cord

Lack of normal physiological development
783.4	Delays in physiological development, not specific
783.41	Failure to thrive, failure in gaining weight
783.42	Delay in general development (non-specific area)
783.43	Short height, failure in growth

Bronchial asthma
493.00	Asthma
493.0	Extrinsec predominantly allergic asthma
493.1	Non-allergic asthma
493.9	Asthma, non-specified

Mental and Conduct disorders
295.00	Schizophrenia
296.0	Depression
298.9	Psychosis
299.0	Autism
300.9	Neurosis
300.9	Self-damaging conduct (suicidal conduct)
312.00	Conduct disorders (conduct disorders in children and adolescents)
313.81	Oppositional defiant disorder
314.00	Activity and attention disorder (ADD)
314.01	Attention deficit with hyperactivity

315	Developmental delays and disorders
315.3	Disorder in language development

315.4	Delay in motor development and coordination

ICD9	Index by Diagnosis and Condition
315.5	Delay in development, mixed
315.9	Delay in development, not specific

Mental Retardation
317.00	Slight, intellectual coefficient of 50 to 70
318.0	Moderate, intellectual coefficient of 35 to 49
318.1	Severe, intellectual coefficient of 20 to 34
318.2	Deep, intellectual coefficient under 20
319.0	Mental retardation, not specified
319.0	William syndrome

Endocrine and nutritional disorders
243.0	Congenital hypothyroidism 224.0 244.9 Acquired hypothyroidism
246.8	Other specific disorders of the thyroid gland
250.01	Insulin Dependent Diabetes Mellitus, Type I, Juvenile
250.02	Juvenile non-insulin dependent Diabetes Mellitus
252.0-252.08	Hyperparathyroidism 252.1 Hypoparathyroidism
252.8	Other specific disorders of the parathyroid gland
253.0	Acromegalia and giantism
253.3	Dwarfism due to deficiency of the growth hormone
255.2	Adrenal congenital hyperplasia
255.8	Other specific disorders of the adrenal glands
259.1	Precocious sexual development, precocious puberty
259.4	Dwarfism, NOS
278.01	Morbose obesity

Immunological and hematological disorders
42	Disease of the Human Immunodeficiency Virus (HIV)
279.0	Deficiency of humoral immunity
279.1	Deficiency of cellular immunity
279.3	Deficiency of non-specific immunity
279.4	Autoimmune disorder, not classified
282.4	Major Thalassemia
282.6	Sickle cell anemia
283.9	Hemolitic anemia
284.9	Aplastic anemia
286.0	Hemophilia
279.2	Combined immunity deficiency

710	Diseases of the connective tissue and collagen
710	Systemic eritematous lupus
710.1	Sclerosis, scleroderma
710.2	Sicca Syndrome
710.3	Dermatomyositis
710.4	Poliomyositis
714	Juvenile rheumatoid arthritis

Cancer and Tumors
140-239	Neoplasms
Malignant tumors
Invasive tumors
208.9	Leukemia

ATTACHMENT 14

Commonwealth of Puerto Rico Puerto Rico
Puerto Rico Health Insurance Administration

Guidelines for the
 Development of Program
Integrity Plan

2013 -2014

(This document is to be used by all contracted companies participating in the Commonwealth of Puerto Rico “Mi Salud”. The purpose of sharing information with contracted companies is to provide them guidelines with minimum requirements to formulate their own Plan Integrity Program for the Health Care Delivery System sponsored by the Commonwealth of Puerto Rico)

The Insurer shall comply with the following Medicaid Integrity requirements:

A.
60 days after the dated of the agreement the Company must submit to ASES Compliance Office copy of the policies and procedures for identifying and tracking potential provider fraud cases, for conducting preliminary and full investigation and for referring cases of suspected fraud to an appropriate law enforcement agency. The Compliance Plan should be developed in accordance with 42 CFR 438.608.

B.
Each company must submit to the Administration's Compliance Office on a quarterly basis a report with the following information: preliminary and full investigations, audits performed, administrative actions against providers, overpayments identified and providers referred to the Department of Justice (if not submit a certification signed by the Compliance Director and the President or CEO).

C.
Each company must submit to the Compliance Office on a quarterly basis a report with the following information: fraud investigations pending, fraud investigations in process, fraud investigations finished and referrals to the Department of Justice or U.S. Attorney's Field Office (if there were no investigations, submit a certifications signed by the Compliance Director and the President or CEO).

D.	Each Company has five (5) days to notify ASES about the referrals made to the US Attorney's Field Office and HHS-OIG.

E.
Each company must submit to the Compliance Office a certification signed by the Compliance Director and the President or CEO indicating that all full investigations were made in accordance with 42 CFR 455.15.

F.
Each Company has five (5) days to notify ASES about any adverse or negative action that the MCO has taken on provider application (upon initial application or application renewal) or actions which limit the ability of providers to participate in the program.

G.	Each Company must review the credentialing forms of all providers and any fiscal agents they may use to ensure that they are in accordance with federal regulation 42 CFR 455.104.

H.	Each Company must require providers to fill out a complete ownership and control disclosures form. The Company is responsible to ensure compliance with regulation.

I.	Each Company must review providers agreement to incorporate appropriate business transaction language to ensure accordance with federal regulation 42 CFR 455.105.

J.	Each Company must request providers to fulfill a business transactions form and verify compliance with regulation.

K.
Each Company must establish a method to capture criminal conviction information on owners, persons with control interest, agents, and managing employees of providers to ensure that is in accordance with federal regulation 42 CFR 455.106.

L.	Each Company must review the enrollment packages for all provider types to request criminal conviction information as stated before.

M.
Each Company should develop and implement procedures to report to HHS-OIG and ASES within 20 working days any criminal conviction disclosures made during the MCO credentialing process. Copy of the policies should be submitted to ASES Compliance Office.

N.	Each Company must submit to the Compliance Office a certification signed by the Compliance Director and the President or CEO stating compliance with 42 CFR 455.106.

O.	Each Company must comply with requirement in 42 CFR 455.20 and must document in a quarterly report compliance with regulation.

P.	Each Company must comply with requirement in 42 CFR 455.101.

Q.	Each Company must review the enrollment form and credentialing packages for all provider types to capture the identity of agents and managing employees.

Integrity Program Basis and Scope

Definitions

Other applicable regulations

Guidelines for Sub-Parts A, B
Sub-Part A: Fraud Detection and Investigation Program
PI A001: State plan requirement. § 455.12
PI A002: Methods for identification, investigation, and referral. § 455.13
PI A003: Preliminary investigation. § 455.14
PI A004: Full investigation. § 455.15
PI A005: Resolution of full investigation. § 455.16
PI A006: Reporting requirements. § 455.17
PI A007: Provider’s statements on claims forms. § 455.18
PI A008: Provider’s statement on check. § 455.19
PI A009: Recipient verification procedure. § 455.20
PI AO 10: Cooperation with State Medicaid fraud control units. § 455.21
PI A011: Withholding of payments in cases of fraud or willful misrepresentation (§ 455.23)

Sub-Part B: Disclosure of Information by Providers and Fiscal Agents
PI B001: Purpose § 455.100 PI B002; Definitions.§ 455.101
PI B003: Determination of ownership or control percentages.§ 455.102 PI B004: State Plan requirements § 455.103
PI B005: Disclosure by providers and agents: Information on ownership and control. § 455.104
PI B006: Disclosure by providers: Information related to business transactions. § 455.105 PI B007: Disclosure by providers: Information on persons convicted of crimes. § 455.106

Introduction

Under the authority of Sec. 1102 of the Social Security Act (42 U.S.C. 1302); as detailed in the 43 FR 45262, Sept. 29, 1978, the Medicaid Program must have a program to detect and investigate fraud, waste and abuse.

The Commonwealth of Puerto Rico Department of Health and its Office for the Medically Indigent, acting as the single state agency are responsible for the management of the Medicaid and SCHIP grant funds. These funds are transferred to the Puerto Rico Health Insurance Administration (ASES), to be combined with state funds to provide health benefit coverage to the medically indigent population under a managed care fully capitated health plan. Acting as a sub-grantee to the Office for the Medically Indigent Medicaid program, ASES establishes contracts with insurance companies and other organizations to facilitate the beneficiaries' access to the benefit coverage through out their provider's networks.

Integrity Program Basis and Scope

This document sets forth guidelines with minimum criteria for the compliance with Program Integrity Policies and Procedures that each organization (grantee, sub-grantee, insurance companies) must have for the administration of the Commonwealth of Puerto Rico's Medicaid and State Health Plans. This document includes guidelines for the elaboration of the 3 main sections in the organizations Program Integrity Plan (PIP):

1.      Fraud Detection and Investigation
2.      Providers and Fiscal Agents Disclosure of Information on Ownership and Control
3.      Integrity Program

Regulation Citation

Sections 1902(a)(4) [42 USC 1396(a)(4)l, (61)2, (64)3); 1903(i)(2) [42 USC 1396(b)(i)(2)]4 1936[42 USC 1396u-6]5) and regulations at 42 CFR Parts 438,455,1001 and 1002

Overall Requirement

All providers/contractors are required to comply with the CMS Medicaid Integrity Group State Medicaid Director Letters #08-003 and #09-001, which explain what all states and contractors should do in terms of checking for excluded parties. The letters provide guidance on where to check for excluded individuals as well as the consequences of contracting with individuals and entities that have been excluded from participating in federally funded programs.

Companies are also required to notify to the Department of Health and Human Services- Office of Inspector General (HHS-OIG) of any action it takes to limit the ability of an individual or entity to participate in its program as stated in 42 CFR 1002.3.

Each contracted company must report actions it takes when it denies a provider enrollment based on program integrity concerns. Companies should report on each provider whom it has disenrolled, suspended, terminated or otherwise restricted from participation in the Medicaid program based on program integrity concerns. Companies are required to report affected providers directly to HHS-OIG while copying ASES.

Definitions

Abuse means provider practices that are inconsistent with sound fiscal, business, or medical practices, and result in an unnecessary cost to the Medicaid program, or in reimbursement for services that are not medically necessary or that fail to meet professionally recognized standards for health care. It also includes recipient practices that result in unnecessary cost to the Medicaid program.

Agent means any person who has been delegated the authority to obligate or act on behalf of a provider

Conviction or Convicted means that a judgment of conviction has been entered by a Federal, State, or local court, regardless of whether an appeal from that judgment is pending.

Disclosing Entity means a Medicaid provider (other than an individual practitioner or group of practitioners) or a fiscal agent

Exclusion means that items or services furnished by a specific provider who has defrauded or abused the Medicaid program will not be reimbursed under Medicaid.

Fiscal agent means a contractor that processes or pays vendor claims on behalf of the Medicaid agency.

Fraud means an intentional deception or misrepresentation made by a person with the knowledge that the deception could result in some unauthorized benefit for him/her or some other person. It includes any act that constitutes fraud under applicable Federal or State law.

Furnished refers to items and services provided directly by, or under the direct supervision of, or ordered by, a practitioner or other individual (either as an employee ^ or in his or her own capacity), a provider, or other supplier of services. (For purposes of denial of reimbursement within this part, it does not refer to services ordered by one party   but billed for and provided by or under the supervision of another.)

Group of practitioners means two or more health care practitioners who practice their profession at a common location (whether or not they share common facilities, common supporting staff, or common equipment).

Health insuring organization (HIO) has the meaning specified in §438.2.

Indirect ownership interest means an ownership interest in an entity that has an ownership interest in the disclosing entity. This term includes an ownership interest in any entity that has an indirect ownership interest in the disclosing entity.

Managing employee means a general manager, business manager, administrator, director, or other individual who exercises operational or managerial control over, or who directly or indirectly conducts the day-to-day operation of an institution, organization, or agency.

Other disclosing entity means any other Medicaid disclosing entity and any entity that does not participate in Medicaid, but is required to disclose certain ownership and control information because of participation in any of the programs established under title V, XVIII, or XX of the Act. This includes:

(a)     Any hospital, skilled nursing facility, home health agency, independent clinical laboratory, renal disease facility, rural health clinic, or health maintenance organization that participates in Medicare (title XVIII);

(b)    Any Medicare intermediary or carrier; and

(c)    Any entity (other than an individual practitioner or group of practitioners) that furnishes, or arranges for the furnishing of, health-related services for which it claims payment under any plan or program established under title V or title XX of the Act.

Person with an ownership or control interest means a person or corporation that—

(a)     Has an ownership interest totaling 5 percent or more in a disclosing entity;

(b)    Has an indirect ownership interest equal to 5 percent or more in a disclosing entity;

(c)     Has a combination of direct and indirect ownership interests equal to 5 percent or more in a disclosing entity;

(d)     Owns an interest of 5 percent or more in any mortgage, deed of trust, note, or other obligation secured by the disclosing entity if that interest equals at least 5 percent of the value of the property or assets of the disclosing entity;

(e)     Is an officer or director of a disclosing entity that is organized as a corporation; or

(f)      Is a partner in a disclosing entity that is organized as a partnership.

Practitioner means a physician or other individual licensed under State law to practice his or her profession.

Program Integrity Plan (PIP) means the program, process or policy that each contracted company has to comply with integrity requirements. The plan should be developed in accordance with federal regulation.

Significant business transaction means any business transaction or series of transactions that, during any one fiscal year, exceed the lesser of $25,000 and 5 percent of a provider's total operating expenses.

Subcontractor means-

a) An individual, agency, or organization to which a disclosing entity has contracted or delegated some of its management functions or responsibilities of providing medical care to its patients; or

(b) An individual, agency, or organization with which a fiscal agent has entered into a contract, agreement, purchase order, or lease (or leases of real property) to obtain space, supplies, equipment, or services provided under the Medicaid agreeement.

Supplier means an individual, agency, or organization from which a provider purchases goods and services used in carrying out its responsibilities under Medicaid (e.g., a commercial laundry, a manufacturer of hospital beds, or a pharmaceutical firm).

Stakeholder means the single state agency, the sub-grantee and all organizations contracted to provide health care management and services to Medicaid beneficiaries

Suspension means that items or services furnished by a specified provider who has been convicted of a program-related offense in a Federal, State, or local court will not be reimbursed under Medicaid.

Termination means—

(1)      For a—

(i) Medicaid or CHIP provider, a State Medicaid program or CHIP has taken an action to revoke the provider's billing privileges, and the provider has exhausted all applicable appeal rights or the timeline for appeal has expired; and

(ii) Medicare provider, supplier or eligible professional, the Medicare program has revoked the provider or supplier's billing privileges, and the provider has exhausted all applicable appeal rights or the timeline for appeal has expired.

(2) (i) In all three programs, there is no expectation on the part of the provider or supplier or the State or Medicare program that the revocation is temporary.

(ii) The provider, supplier, or eligible professional will be required to reenroll with the applicable program if they wish billing privileges to be reinstated.

(3) The requirement for termination applies in cases where providers, suppliers, or eligible professionals were terminated or had their billing privileges revoked for cause which may include, but is not limited to—

(i) Fraud;

(ii) Integrity; or

(iii) Quality.

Wholly owned supplier means a supplier whose total ownership interest is held by a provider or by a person, persons, or other entity with an ownership or control interest in a provider

Section A

Fraud Detection and Investigation sub part represents each one of the elements that must be included as part of the integrity program activities, although they are not necessarily the only elements that come into play.

All contracted plans must have an integrity program with their own structure, policies and procedures. Among other areas, they should have written policies and procedures on methods for the identification, investigation and referral of suspected cases; procedure to perform preliminary investigations as well as full investigations; procedures to address resolution of full investigations; procedures to comply with reporting requirements; provider's statements on claims form (if applicable); provider's statement on checks; cooperation with the Commonwealth of Puerto Rico Office for the Medically Indigent fraud control unit and procedure to withhold payments in case of fraud or willful misrepresentation. Contracted companies are required to submit to ASES Compliance Office copy of their integrity programs for evaluation. The plan should be developed in accordance with 42 CFR 438.608.

Each one of the Guidelines under section A includes the name or title of the guideline, scope, purpose, process and general information to identify the creation date, creator, and revisions or updates. This document will be attached to the contract each organization holds with the Puerto Rico Insurance Administration; while each one of the   contracted organization should have at least a minimum set of policies and procedures to address the guidelines included.

The Program Integrity Plan (PIP) of each organization is to be monitored by the sub- grantee on periodic basis. An annual report will be issued reporting data and findings.

Commonwealth of Puerto Rico
Program Integrity Plan 2013 - 2014

Title SA1.1	State Plan Requirements
Scope	Applies to Single State Agency and Sub-Grantee
Purpose
This guideline describes the commitment of the single state agency and the sub-grantee in adhering to the statue rules and regulations and the implementation of a Program Integrity Plan for the Medicaid Program

General	The grantee and the sub-grantee will abide bye the following guidelines on how to manage the integrity program activities in the whole service delivery system.
Guidelines	The PIP must include an explicit definition of methods to perform identification of cases suspected of fraud, waste and abuse
	1.	The single state agency and sub-grantee acknowledge the need to adhere to a Medicaid Integrity Program as defined in the state plan.
	2.	The grantee and sub-grantee agree to establish a structure to manage Program Integrity Plan (PIP) activities.
3.
The organization structure to perform above mentioned activities is furnished with a Program Integrity Plan (PIP) of members representing the single state agency, the sub-grantee and each contracted organization.

	4.	The PIP leads the efforts toward achieving compliance with state plan requirements regulation by establishing the minimum criteria of required PI program policies and procedures.
	5.	The PIP monitors contracted companies plan compliance on regular basis.
	6.	The PIP chairman develops the meeting calendar each year, develops the committee agenda, and keeps minutes of all meetings and call for meetings.
7.
Sub-grantee facilitates the development and update of the Program Integrity Plan guidelines, reports and notification to guarantees its distribution and final acceptance among contracted companies and regulatory agencies.

	8.	Sub-grantee review performance of each organization, level of adherence to policies and recommend corrective action plan development for areas that must be improved.
9.
Sub-grantee develops an annual report that is to be submitted to the Medicaid Program Integrity Group and to the CMS region 2. The report will include the areas and companies reviewed during the period and the findings of each company, if any.

	10.	The PIP provides guidance and guarantees that each contracted companies develop and implement policies and procedures in their organizations.
	11.	The PIP guidelines are integrated into each contracted organization Program Integrity Plan Policies and Procedures; and are assumed as a standard operating procedure to prevent fraud, waste and abuse

Commonwealth of Puerto Rico
Program Integrity Plan 2013 - 2014

Title SA02.1	Methods for identification, investigation, and referral
Scope	Grantee, Sub-grantee and Contracted Organizations
Purpose	This guide describes what the organization must include in their PIP to guarantee the use of methods for the identification, investigation, and referral of suspected fraud and abuse cases.
General
The organization must establish methods for the identification, investigation and referral of suspected cases, that guarantees the use of a consistent and objective approach to address fraud, waste and abuse when performing PIP activities.

Guidelines	The PIP must include an explicit definition of methods to perform identification of cases suspected of fraud, waste and abuse
	a.	what is fraud, waste and abuse
	b.	how is detected fraud, waste and abuse
	c.	who performs the identification
	d.	when preliminary, full investigation and resolutions are done

The PIP must have a detailed process to perform investigations on each suspected case guaranteeing objective methods to identify potential cases and perform investigations
	a.	open and documents the case
	b.	initiate data gathering process
	c.	follow a protocol to verify information
	d.	issue a report of findings
	e.	refer case to next level
	f.	close the case

The PIP must include a variety of methods for the identification, investigation and referral of suspected cases, accepted in the industry and without infringing provider or beneficiary rights. Methods might include

	a.	electronic data exchanges
	b.	data mining
	c.	claims registries / reconciliation
	d.	targeted procedures
	e.	profiling

The PIP must include a systematic approach of data analysis by:
	a.	flagging the case
	b.	identifying cause for flagging (i.e. over-under payment)
	c.	establishing actions and sanctions

The PIP must have procedures in placed for referring suspect fraud cases to law enforcement officials, at a minimum:

Commonwealth of Puerto Rico
Program Integrity Plan 2013 - 2014

Guidelines	a.	an organizational structure to address the reports.
b.
a due process that includes but is not limited to: case identification, complete record with supporting materials, notification letter to suspect, notification letter to single state agency, documentation of entrance and exit interviews, and if necessary copy of referral letters and case resolution letter to and from legal authorities.

c.
a flowchart to work in cooperation with the grantee and sub-grantee as well as with the state legal authorities such as: Organization’s Legal Affairs Department, ASES, Single State Agency - Department of Health Legal Department, State Department of Justice, and the Office of Inspector General.

	d.	a follow up process to work with legal authorities each case of fraud, waste and abuse suspicion until final disposition and notification to the single state agency.

Commonwealth of Puerto Rico
Program Integrity Plan 2013 - 2014

Title SA03	Preliminary Investigations
Scope	Grantee, Sub-grantee and Contracted Organizations
Purpose	To provide guidance on how to perform a preliminary investigation when the agency receives a complaint of fraud or abuse from any source or identifies any questionable practices.
General	The organization must conduct a preliminary investigation to determine whether there is sufficient basis to warrant a full investigation.
Guidelines	The PIP defines a standard operating procedure to complete a preliminary investigation of all suspect cases of fraud, waste and abuse.

The PIP identifies the requirements to complete the preliminary investigation when evaluating providers and beneficiaries. It should include at least:
	a.	Source of information
	b.	Identification method (how the case is detected)
	c.	Cause for investigation
	d.	Case documentation
	e.	Analysis of Data and documents
	f.	Report of Findings
	g.	Action Taken (Recommended Action)

The PIP includes a mechanism to keep tracking of all preliminary investigations and results.

The PIP establishes a mechanism to report preliminary investigations activity to the sub-grantee (ASES) which will be in charge of reporting activity to the single state agency (Office for the Medically Indigent).

Commonwealth of Puerto Rico
Program Integrity Plan 2013 - 2014

Title SA04	Full Investigations
Scope	Grantee, Sub-grantee and Contracted Organizations
Purpose	To provide guidance and minimum set of elements in the PIP to perform full investigations on incidents of fraud and abuse.
General
If the findings of a preliminary investigation give the agency reason to believe that an incident of fraud or abuse has occur in the Medicaid program, the organization must take the appropriate actions.

Guidelines
The PIP must define the process to conduct a full investigation and specify when a case requires the full investigation. Full investigations must be done in accordance with federal regulation and based in the company written policy. The company must submit copy of the written policies to ASES for review and approval.

The PIP must define the process to refer the cases to the companies fraud liaison (i.e. companies compliance office), the appropriate law enforcement agency / sub-grantee when there is a reason:
	a.	to suspect a provider has engaged in fraud or abuse of the program.
	b.	to suspect a recipient is defrauding the program.
	c.	to suspect a recipient has abused the Medicaid program.

The PIP must have a mechanism to keep tracking of all full investigations performed in progress and closed.

The PIP must have a mechanism to report the sub-grantee (ASES) informed full investigations in progress, conducted and results.

Commonwealth of Puerto Rico
Program Integrity Plan 2013 - 2014

Title SA05	Resolution of full investigation
Scope	Grantee, Sub-grantee and Contracted Organizations
Purpose	To provide guidance on minimum actions that must be taken in order to complete the process of a full investigation.
General	The full investigations must continue until the cases are referred, solved or closed.
Guidelines	The PIP must include the process to guarantee that a full investigation must continue until:
	a.	appropriate legal action is initiated.
	b.	the case is closed or dropped because of insufficient evidence to support the allegations of fraud or abuse.
	c.	the matter is resolved between the organization and the provider or recipient
		✓	the resolution may include but is not limited to:
			1)	Sending a warning letter to the provider or recipient, giving notice that continuation of the activity in question will result in further action;
			2)	Suspending or terminating the provider from participation in the Medicaid program;
			3)	Seeking recovery of payments made to the provider; or
			4)	Imposing other sanctions provided under the organization PIP plan.

The PIP must have a mechanism to report the sub-grantee (ASES) informed full investigations in progress, conducted and results.

Commonwealth of Puerto Rico
Program Integrity Plan 2013 - 2014

Title SA06	Reporting Requirements
Scope	Grantee, Sub-grantee and Contracted Organizations
Purpose	To provide guidance on how to adhere to a minimum set of elements that must be included in the process to report fraud and abuse information to the appropriate organizations officials.
General	The organization must submit a progress report the fraud and abuse information and statistics to the appropriate department / grantee / sub- grantee on quarterly basis.
Guidelines	The PIP must describe the mechanism to report fraud and abuse data to the appropriate fraud liaison, organization structure, sub-grantee (ASES) and grantee (Office for the Medically Indigent).

The PIP progress report must include at least the following information:
	a.	# of complaints on fraud and abuse received.
	b.	.# of complaints that warrant preliminary investigation.
	c.	Detailed information for each case of suspected provider fraud and abuse that warrants a full investigation:
		✓	Provider’s name and id number
		✓	Source of the complaint
		✓	Type of the provider
		✓	Nature of the complaint
		✓	Estimate amount of money involved
		✓	Legal and administrative disposition of the case and actions taken by the law enforcement officials to whom the case has been referred.

Suspected fraud cases must be reported immediately in a written format to ASES Compliance Office.

The PIP reports must be submitted in electronic format to facilitate its inclusion in the Commonwealth of Puerto Rico Medicaid Program PI Annual Report.

Commonwealth of Puerto Rico
Program Integrity Plan 2013 - 2014

Title SA07	Provider’s statements on claims forms
Scope	Grantee, Sub-grantee and Contracted Organizations
Purpose	To provide guidance on how to comply with regulation on provider’s statements on claims forms.
General	The organization may print that all provider claims forms be imprinted in boldface type with the following statement, or with alternate wording that is approved by the Regional CMS Administration.
Guidelines	The PIP must include that providers are required to attest in the claim forms that they agree with the following statement:

✓ “This is to certify that the foregoing information is true accurate and complete”.
✓ “I understand that payment of this claim will be from federal and state funds and that any falsification or concealment of a material fact maybe prosecutes under federal and state laws”.

For electronic claims, providers must attest that they agree with the following statements:

✓ “This is to certify the truthfulness of the foregoing information and certify that is true, accurate, complete and that the service was provided”.

The statements may be printed above the claimant’s signature or, if they are printed on the revenue of the form, a reference to the statements must appear immediately preceding the claimant’s signature.

Commonwealth of Puerto Rico
Program Integrity Plan 2013 - 2014

Title SA08	Provider’s statements on check
Scope	Grantee, Sub-grantee and Contracted Organizations
Purpose	To provide guidance on how to comply with regulation on provider’s statements on check.
General	The organization may print the following wording above the claimant’s endorsement on the reverse of checks or warrants payable to each provider.
Guidelines
The PIP must include that providers are required to attest (in addition to the statements required in providers claims form) that they agree with the following statement either by having it written on checks or temporarily in a legal document as an affidavit:

✓
“I understand in endorsing or depositing this check that payment will be from Federal and State funds and that any falsification, or concealment of a material fact, may be prosecuted under Federal and State laws”.

The above attestation must be included in electronic and checks payment.

The PIP must indicate frequency and responsible for conducting spot checks to guarantee the organization complies with the provider’s statements and / or the provider signature appears on a legal document attesting compliance.

Commonwealth of Puerto Rico
Program Integrity Plan 2013 - 2014

Title SA09	Recipient verification procedure
Scope	Grantee, Sub-Grantee and Contracted Organizations
Purpose	To verify that the services listed on claims forms have been rendered.
General	The organization must have a method for verifying with recipients whether services billed by providers were received.
Guidelines
The PIP must include a description of how the organization performs claims matches with medical records to guarantee adequacy of billing.

The PIP must define the mechanism to monitor frequency of encounters and services rendered to patients billed by providers.

The PIP will provide periodic up dates on reconciliation findings report to the sub-grantee and grantee.

The sub-grantee will select a sample to perform independent reviews to verify that recipient’s services billed by providers (as well as encounters under capitated environment) were indeed rendered. This review will be performed through confirmations to beneficiaries.

Note: All contracted companies are required to comply with Law 114 which require that the beneficiaries must receive an Evidence of Medical Benefits with a detailed of the services and expenses incurred during a quarter. ASES compliance office will review the compliance with the Law.

Commonwealth of Puerto Rico
Program Integrity Plan 2013 - 2014

Title SA10	Cooperation with Medicaid Fraud Control Units
Scope	Grantee, Sub-Grantee and Contracted Organizations
Purpose
To provide guidance on how to communicate findings and to cooperate with any Puerto Rico or federal law enforcement agency. To request that all contracted companies must communicate preliminary findings to ASES.

General
The organization must have a mechanism to provide information to the regulatory and legal authorities on cases, investigations, schemes and any other activity where intention to commit fraud, abuse and waste of services occur.

Guidelines
The PIP must demonstrate it has an effective mechanism to cooperate with the Medicaid anti fraud unit as well as with other program divisions in charge of preventing and prosecuting cases related to fraud, waste and abuse of services under the Medicaid program.

The PIP must establish a process to guarantee the organization complies with the following:

	✓	All cases of suspected provider fraud are referred to the anti fraud / integrity organization’s unit.
	✓	If the anti fraud / integrity unit determines that it may be useful in carrying out the unit’s responsibilities, promptly comply with a request from the unit for -
		i.	Access to, and free copies of, any records or information kept by the organization or its contractors;
		ii.	Computerized data stored by the organization or its contractors. These data must be supplied without charge and in the form requested by the unit;
		iii.	Access to any information kept by providers to which the organization is authorized access. In using this information, the unit must protect the privacy rights of recipients;
	✓	Communicate to ASES preliminary findings; and
	✓	On referral from the unit, coordinate with ASES or appropriate law enforcement agency before initiating any available administrative or judicial action to recover improper payments to a provider.

The PIP must recommend the organization to have in the provider’s contract a disclaimer that as a contracted provider any data related to services or payments provided must be available for review of the integrity staff.

Commonwealth of Puerto Rico
Program Integrity Plan 2013 – 2014

Title SA11	Withholding of payments in cases of fraud or willful misrepresentations
Scope	Grantee, Sub-Grantee and Contracted Organizations
Purpose	To provide guidance on elements to be considered when withholding of payments to providers who committed fraud or willful misrepresentation.
General	The organization should consider withholding payments to providers as a mechanism to prevent wrong disbursement of payments when suspect of fraud.
Guidelines	The PIP will establish a mechanism and adhere to the following recommendations when considering withholding of payments:
(a)
Basis for withholding. The organization may withhold capitation or claims payments, in whole or in part, to a provider upon receipt of reliable evidence that the circumstances giving rise to the need for a withholding of payments involve fraud or willful misrepresentation under the Medicaid program. The organization may withhold payments without first notifying the provider of its intention to withhold such payments. A provider may request, and must be granted, administrative review where State law so requires.

(b)
Notice of withholding. The organization must send notice of its withholding of program payments within 5 days of taking such action. The notice must set forth the general allegations as to the nature of the withholding action, but need not disclose any specific information concerning its ongoing investigation. The notice must:

		✓	State that payments are being withheld in accordance with this provision;
		✓	State that the withholding is for a temporary period, and cite the circumstances under which withholding will be terminated;
		✓	Specify, when appropriate, to which type or types of payment (capitation or claims) withholding is effective; and
		✓	Inform the provider of the right to submit written evidence for consideration bye the agency.
	(c)	Duration of withholding. All withholding of payment actions under this section will be temporary and will not continue after:
		✓	The agency or the prosecuting authorities determine that there is insufficient evidence of fraud or willful misrepresentation bye the provider; or
		✓	Legal proceedings related to the provider’s alleged fraud or willful misrepresentations are completed.

Commonwealth of Puerto Rico
Program Integrity Plan 2013 - 2014

Title SA12	Disclosure of Information by Providers and Fiscal Agents
Scope	Grantee, Sub-Grantee and Contracted Organizations
Purpose	To provide definition of concepts in order to fully adhere to the regulation on providers control and ownership of facilities.
General
The organization must adhere to standard definitions when dealing with disclosure of information by providers and fiscal agents when establishing mechanism to regulate providers control and ownership of facilities.

Guidelines	The PIP will adhere to the following definitions of concepts to keep consistency with federal regulation and application of law:

Agent means any person who has been delegated the authority to obligate or act on behalf of a provider.

Disclosing entity means a Medicaid provider (other than an individual practitioner or group of practitioners), or a fiscal agent.

Other disclosing entity means any other Medicaid disclosing entity and any entity that does not participate in Medicaid, but is required to disclose certain ownership and control information because of participation in any of the federal programs (Medicaid, SCHIP, FQHC’s). This includes:

(a)
Any hospital, skilled nursing facility, home health agency, independent clinical laboratory, renal disease facility, rural health clinic, or health maintenance organization that participates in Medicare (title XVIII);

(b) Any Medicare intermediary or carrier; and
(c)
Any entity (other than an individual practitioner or group of practitioners) that furnishes, or arranges for the furnishing of, health- related services for which it claims payment under any plan or program established under title V or title XX of the Act.

Fiscal agent means a contractor that processes or pays vendor claims on behalf of the Medicaid agency.

Group of practitioners means two or more health care practitioners who practice their profession at a common location (whether or not they share common facilities, common supporting staff, or common equipment).

Indirect ownership interest means an ownership interest in an entity that has an ownership interest in the disclosing entity. This term includes an ownership interest in any entity that has an indirect ownership interest in the disclosing entity.

Commonwealth of Puerto Rico
Program Integrity Plan 2013 - 2014

Guideline
Managing employee means a general manager, business manager, administrator, director, or other individual who exercises operational or managerial control over, or who directly or indirectly conducts the day-to-day operation of an institution, organization, or agency.

Ownership interest means the possession of equity in the capital, the stock, or the profits of the disclosing entity.

Person with an ownership or control interest means a person or corporation that-

	(a)	Has an ownership interest totaling 5 percent or more in a disclosing entity;
	(b)	Has an indirect ownership interest equal to 5 percent or more in a disclosing entity;
	(c)	Has a combination of direct and indirect ownership interests equal to 5 percent or more in a disclosing entity;
(d)
Owns an interest of 5 percent or more in any mortgage, deed of trust, note, or other obligation secured bye the disclosing entity if that interest equals at least 5 percent of the value of the property or assets of the disclosing entity;

	(e)	Is an officer or director of a disclosing entity that is organized as a corporation; or
	(f)	Is a partner in a disclosing entity that is organized as a partnership.

Significant business transaction means any business transaction or series of transactions that, during any one fiscal year, exceed the lesser of $25,000 and 5 percent of a provider’s total operating expenses.

Subcontractor means -
	(a)	An individual, agency or organization to which a disclosing entity has contracted or delegated some of its management functions or responsibilities of providing medical care to its patients; or
(b)
An individual, agency, or organization with which a fiscal agent has entered into a contract, agreement, purchase order, or lease (or leases of real property) to obtain space, supplies, equipment, or services provided under the Medicaid agreement.

Supplier means an individual, agency or organization from which a provider purchases goods and services used in carrying out its responsibilities under Medicaid (e.g., a commercial laundry, a manufacturer of hospital beds, or a pharmaceutical firm).

Commonwealth of Puerto Rico
Program Integrity Plan 2013 - 2014

Guideline	Wholly owned supplier means a supplier whose total ownership interest is held by a provider or by a person, persons, or other entity with an ownership or control interest in a provider.

Commonwealth of Puerto Rico
Program Integrity Plan 2013 - 2014

Title SA13	Disclosure by disclosing entities: Information on ownership and control.
Scope	Grantee, Sub-Grantee and Contracted Organizations
Purpose	To provide guidelines on what information must be disclosed by entities that have ownership and control over facilities.
General	The organization must have a mechanism to monitor on a timely manner the providers and fiscal agents that owns or control facilities where Medicaid beneficiaries receive services.
Guidelines	The PIP must require each disclosing entity to disclose the following information in a timely manner:
(a) Type of Information that must be disclosed.
✓
The name and address of each person with an ownership or control interest in the disclosing entity or in any subcontractor in which the disclosing entity has direct or indirect ownership of 5 percent or more;

✓ Whether any of the persons named is related to another as spouse, parent, child, or sibling.
✓
The name of any other disclosing entity in which a person with an ownership or control interest in the disclosing entity also has an ownership or control interest. This requirement applies to the extent that the disclosing entity can obtain this information by requesting it in writing from the person. The disclosing entity must -

(i) Keep copies of all these requests and the responses to them;
(ii) Make them available to the Secretary or the Medicaid agency upon request; and
(iii) Advise the Medicaid agency when there is no response to a request.
(b) Time and manner of disclosure.
✓ Any disclosing entity that is subject to periodic survey and certification of its compliance with Medicaid standards must supply the information specified to the organization.
✓ Any disclosing entity that is not subject to periodic survey and certification and has not supplied the information specified.
Updated information must be furnished to the Secretary or the State survey or Medicaid agency at intervals between recertification or contract renewals, within 35 days of a written request.

Commonwealth of Puerto Rico
Program Integrity Plan 2013 – 2014

Guidelines	(c)
Provider agreements and fiscal agent contracts. The organization shall not approve a provider agreement or a contract with a fiscal agent, and must terminate an existing agreement or contract, if the provider or fiscal agent fails to disclose ownership or control information as required by this section.

The PIP will include the process to provide an annual report to the grantee and sub-grantee on above information and data.

Commonwealth of Puerto Rico
Program Integrity Plan 2013 - 2014

Title SA14	Disclosure by providers: Information related to business transactions.
Scope	Grantee, Sub-Grantee and Contracted Organizations
Purpose
The organization must establish a mechanism to facilitate the providers disclose information related to their business transactions when own or control facilities where Medicaid beneficiaries received services.

Guidelines	The PIP must describe the mechanism to allow providers owning or controlling facilities disclose information related to business transactions.

The PIP must attest the organization abide by the following regulation:

(a)
Provider agreements. The organization must enter into an agreement with each provider or provider group under which the provider agrees to furnish to it or to the grantee / sub-grantee on request, information related to business transactions.

(b) Information that must be submitted. A provider must submit, within 35 days of the date on a request by the organization full and complete information about-
✓ The ownership of any subcontractor with whom the provider has had business transactions totaling more than $25,000 during the 12-month period ending on the date of the request; and
✓ Any significant business transactions between the provider and any wholly owned supplier, or between the provider and any subcontractor, during the 5-year period ending on the date of the request.

The PIP must include withholding of payment processes and procedures to enforce above guideline.

Commonwealth of Puerto Rico
Program Integrity Plan 2013 - 2014

Title SA15	Disclosure by providers: Information on persons convicted of crimes
Scope	Grantee, Sub-Grantee and Contracted Organizations
Purpose	To provide guidance on type of information providers must report in compliance with integrity program.
General	The organization is obliged to request providers to report any conviction of crimes or any other in the program integrity regulation.
Guidelines	The PIP must include a mechanism to confirm information included below is considered as part of the integrity activities.

(c)
Information that must be disclosed. Before the organization enters into or renews a provider agreement, or at any time upon written request by the organization, the provider must disclose to the organization the identity of any person who:

(1) Has ownership or control interest in the provider, or is an agent or managing employee of the provider; and
(2) Has been convicted of a criminal offense related to that person’s involvement in any program under Medicare, Medicaid, or the title XX services program since the inception of those programs.
(b) Notification to Inspector General.
(1) The organization must notify the Inspector General of the Department of any disclosures made under paragraph (a) of this section within 20 working days from the date it receives the information.
(2) The organization must also promptly notify the Inspector General of the Department of any action it takes on the provider’s application for participation in the program.
(c) Denial or termination of provider participation.
(1)
The organization may refuse to enter into or renew an agreement with a provider if any person who has an ownership or control interest in the provider, or who is an agent or managing employee of the provider, has been convicted of a criminal offense related to that person’s involvement in any program established under Medicare, Medicaid or the title XX Services Program.

(2)
The organization may refuse to enter into or may terminate a provider agreement if it determines that the provider did not fully and accurately make any disclosure required under paragraph (a) of this section.

ATTACHMENT 15

ELECTRONIC HEALTH RECORD SPECIFICATIONS

1.    Overview: Primary Care Physicians (PCPs) and physician specialists within the Preferred Provider Network (PPN) shall have an operational Electronic Health Record (“EHR”) system in their practice in place on or before July 1, 2013. The EHR system must be certified by (i) an Office of the National Coordinator Authorized Testing and Certification Body (“OCN-ATCB”) and (ii) the Certification Commission for Healthcare Information Technology (“CCHIT”) to participate in the MI Salud Program. The purpose of implementing an EHR is to: (i) become a Meaningful User of Health Information Technology (HIT); (ii) improve quality of care; (iii) maximize cost-efficiency; (iv) connect with a Health Information Exchange (“HIE”) hub; and (v) allow patients to access their personal health information through a mechanism such as a Personal Health Record (PHR).

 2.    EHR System Specifications: To comply with technological as well as MI Salud model of care requirements, the EHR system shall:

2.1.    Be certified by an ONC-ATCB
2.2.    Be certified by the CCHIT
2.3.    Be capable to perform SureScripts-certified ePrescribing
2.4.    Be supported by one of the major drug-databases such as:

  2.4.1.1.    First DataBank;
  2.4.1.2.    MediSpan; or
  2.4.1.3.    Multum.

2.5.    Provide for ePrescribing Clinical Decision Support (“CDS”) interaction checks.

2.6.    Meet federal meaningful use objectives and measures in force at any given time. For example, during stage 1, must implement, at minimum, the capacity to detect drug-drug and drug-allergy interactions, as well as drug-formulary checks.

2.7.    Support applicable (according to practice) federally mandated transactions and code-sets standards, as follows:

2.7.1.      Transactions CCD, CDA, HL7, X12, NCPDP, and others.

2.7.2.      Code-Sets ICD, CPT, HCPCS, NDC, CDT, LOINC, and SNOMED.

2.8.    Be certified by, and connected to, the Puerto Rico Health Information Network (“PRHIN”), the ONC-supported and the state-designated entity or organization for HIE, as its services are made available. The EHR system must also be able to connect to other alternative hubs and be capable of reading and importing CCD files.

2.9.    Support compliance and reporting of CMS quality measures.

2.10.    Provide electronic copy of health information or clinical summaries to patients and other providers.

2.11.    Support electronic submittal of public health and/or reportable-disease/conditions data as these capabilities are made available in Puerto Rico.

2.12.    Be capable of quality monitoring.

2.13.    Be capable of prospective-preventive services management.

2.14.    Have mental and physical health integration capabilities.

2.15.    Have screening capabilities according to age group, gender and risks factors.

2.16.    Have an EPSDT prospective tracking system.

2.17.    Have the capacity to register members on Special Coverage.

2.18.    Have the capacity to generate an electronic referral.

2.19.    Have the capacity to update MI Salud’s drug formulary

2.20.    Provide electronic referral to the Contractor’s clinical programs

2.21.    Document Enrollee’s Advance Directives preferences

2.22.    Document Enrollee’s moral or religious objections

2.23.    Generate a Prior Authorization request to the Contractor

2.24.    Provide access to a Network Provider’s education module

3.   Contractor’s Certification Program: The Contractor will develop and implement a Certification Program for Electronic Medical Records (“EMR”) with technological requirements as well as MI Salud model of care requirements. Compliance with the established requirements will be taken into consideration to determine PCP qualification for the Physician Incentive Plan, as defined in Section 10.7 of the Contract.

ATTACHMENT 16

Procedure to include beneficiaries in the special coverage and identify the risks assumed by ASES, to enter in force as of July 1, 2013 for Mi Salud Plan beneficiaries

This document defines the conditions and procedures through which ASES assumes there economic risk of the services offered to Mi Salud beneficiaries. The information that follows describes the criteria and processes to follow for the transferring of the economic risks to ASES in those cases in which the insured is diagnosed with a condition, or a procedure is performed to the person, that is part of the ASES’s economic risk.

It is of utmost importance that the primary care physician continues providing all the medical assistance according to patient needs, even when the economic risk belongs to ASES.  It is the primary care physician’s role to coordinate all the medical services for the patient assigned to him, regardless of who assumes the economic risk.

If the request for special coverage enrollment is performed within the first 120 days from the date in which the tests and procedures that confirmed the diagnosis were made, the coverage will be effective on the date the diagnosis was confirmed. If enrollment is requested after 120 days from the date the diagnosis was confirmed, the coverage will be effective 90 days after the request was received.

The special coverage request form must be sent by e-mail address, cubiertasespeciales@ssspr.com or by fax to (787) 774-4835.

The information that follows details the medical conditions that may be included in the Special Coverage. For each condition we explain the criteria and the procedure to follow to include a beneficiary in the special coverage registry.

APLASTIC ANEMIA

Medical services related to aplastic anemia, including medications, will be ASES financial risks once the diagnosis is confirmed and the beneficiary is enrolled in the special coverage. To enroll the beneficiary it is required that a hematologist certifies the condition and, provides evidence of the result of the bone marrow and cytogenic biopsies confirming the diagnosis. A complete neutrophils count, platelet count and reticulocyte count must also be provided. The primary care physician, primary medical group or hematologist can request enrollment in the special coverage registry.

RHEUMATHOID ARTHRITIS

All medical services related to rheumatoid arthritis, including medications, will the financial risk of ASES, once there is a confirmed diagnosis and the beneficiary is enrolled in the special coverage registry. To enroll the beneficiary, a certification of the condition by the rheumatologist is required, as well as the results of ESR, CRP, ANA Test laboratory tests and pertinent X-rays confirming the diagnosis. The primary care physician, primary medical group or rheumatologist may request the beneficiary’s inclusion the special coverage registry.

1

As of the effective date of the beneficiary inclusion in the Special Condition Registry, the Primary Medical Group will stop receiving the monthly capitation that corresponds to the beneficiary.

AUTISM

All medical services, including medications, will be the financial risk of ASES once the condition is diagnosed and the beneficiary is enrolled in the special coverage registry. To include these beneficiaries in the registry, evidence of diagnosis submitted by a neurologist or psychiatrist is required. They must also include the results or interpretation of the M-CHAT and Ages and Stages questionnaires. The primary care physician can use the M-CHAT screening test to perform a test for presumed diagnosis. This test can be obtained through the Internet link www.firstsigns.org. The referral for the inclusion of the beneficiary in the registry may be provided by the physical or mental health provider. Once in the registry these beneficiaries do not require referral for services. However, in case the specialist, laboratory or facility thus requires a referral document for services. The primary care physician will be responsible to provide it and the service will not be discounted of the economic risk of the primary group

As of the effective date of the inclusion of the beneficiary in the Special Condition Registry, the Primary Medical Group will stop receiving the monthly capitation that corresponds to the beneficiary.

CANCER

Services covered related to cancer treatment for beneficiaries with this diagnosis will become ASES’ risk form the moment the biopsy sample that confirms the diagnosis is taken. Hospitalization and the procedure to perform the diagnostic biopsy will be considered to be an ASES’ risk. This coverage will depend on the beneficiary’s inclusion in our Cancer Registry and will be extended until the treatment with chemotherapy and radiotherapy is completed. In those cases in which a pathology confirmation of the diagnosis cannot be obtained, ASES, through Triple-S Salud, will consider other specialized studies performed for the determination of the special coverage.

Skin cancer and carcinoma in situ diagnosis will only be considered under the special coverage at the moment of the surgery. Skin cancer cases such as invasive squamous cells melanoma with evidence of metastasis or which because of their extension require radiotherapy or reconstructive surgery will be included in the special coverage.

Once the tumor is eliminated, and there is no evidence of metastasis, the case is in remission or there is no need to continue with chemotherapy or radiotherapy treatments, the services provided will not be considered ASES’ risk. Cases of beneficiaries that had been diagnosed with cancer in the past and are currently free of the disease, will not be considered ASES risks (e.g. beneficiary diagnosed with colon cancer in 2009, who underwent a colostomy). The follow-up of beneficiaries in remission by the oncologist, urologist, etc. will be the risk of the primary medical group, although the beneficiary will be able to access them without a referral, for they will be part of the preferred network.

It is necessary that when the Primary Medical Group requests the inclusion of a beneficiary with a cancer diagnosis in the registry for the condition, they provide the registration sheet filled out with a copy of the pathology studies and other studies that confirm the diagnosis, the treatment recommended and the time for which the beneficiary will be receiving said treatment. If this information is not provided, the beneficiary will be temporarily included in the registry for four (4) months, while the primary medical group or the specialist sends us the necessary information. Registration may be requested by the primary care physician, surgeon, gynecologist, urologist oncologist or radiotherapist in charge of the beneficiary.

2

Reactivation cases will be included in the registry on the date of the reactivation of the condition (evidence of metastasis through biopsy or study that confirms the diagnosis) up to a maximum of six (6) months prior to the date of the request, whichever is earlier.

Chemotherapy and radiotherapy treatments are ASES risk, whether or not the beneficiary is included in the registry for the condition.

CHRONIC KIDNEY DISEASE

Those beneficiaries with chronic renal disease are classified in stages 1 to 5 by their glomerular filtration rate (GRF).

Level	GFR Measure	ICD-9-CM	Risk:
Level 1	GFR over 90	585.1	PMG
Level 2	GFR between 60 and 89	585.2	PMG
Level 3	GFR between 30 and 59	585.3	ASES Parcial*
Level 4	GFR between 15 and 29	585.4	ASES Parcial*
Level 5	GFR less than 15	585.5	ASES Total
Level 5	End Stage Renal	585.6	ASES Total

* Beneficiaries in levels 1 and 2 will be the risk of the primary medical group.

* Beneficiaries in levels 3 and 4 will be a partial risk for ASES, as detailed below:

For beneficiaries in levels 3 and 4 only the visits to the nephrologist and some related laboratory tests (urinalysis, 24-hour urine collection for protein, creatinine, albumin, bilirubin, calcium, carbon dioxide chlorine, glucose, alkaline phosphatase, inorganic phosphorus, potassium, total proteins, sodium, hepatic enzymes and BUN, kidney sonogram and the peripheral vascular study to document access to hemodialysis) are considered ASES’ risks.

For beneficiaries in level 3 and 4, medications that appear in the PDL under the Nephrology Section will be part of ASES’ risk.

Level 5 beneficiaries will be subscribed to primary renal groups. All of the beneficiary’s services in these primary renal groups are ASES’ risks.

It is important to continuously monitor the patients at risk of this condition, for the early detection of the condition and include the beneficiary in the registry, prior to beginning the dialysis treatment.

The surgery needed to perform the fistula required for hemodialysis and the insertion of catheters are considered part of ASES’ risk, even when the beneficiary is not included in the registry for the condition. Once the fistula is performed, even when the beneficiary has not begun the dialysis treatment, he may be registered under a primary renal group.

3

In cases of acute kidney failure that recover their renal function, only the peritoneal dialysis or hemodialysis will be considered ASES’ risk.

Peritoneal dialysis and hemodialysis will be considered ASES’ risk, even when the beneficiary has not been included in the registry for the condition under a primary renal group.

Once the beneficiary is included in the special coverage for chronic renal condition the beneficiary receives a notification by mail, indicating him the changes in his coverage or the change from a primary medical group to a primary renal group and his new ID card. The change to the renal group will be effective on the month the request for change is made. From this moment on, the primary medical group stops receiving the capitation that corresponds to this beneficiary. Service received by the beneficiary, prior to the change to the primary renal group or the beneficiary’s inclusion in the special coverage because of a chronic renal condition, will be the risk of the primary medical group,  except those directly related to the dialysis, Outpatient services received outside the preferred network and not related to the dialysis provided to  these beneficiaries that belong to the primary renal group, must be coordinated by the nephrologist, who will become the primary care physician for these beneficiaries. Requirements to grant renal coverage depend on the GFR (gromerular filtration rate):

GFR = 186 x (PCr)-1.154 x (age)-0.203 x (0.742 if female) x (1.210 if black)

If you need further information regarding this formula, go to the webpage of the National Kidney Foundation (www.kidney.org).

For the beneficiary to be included in the condition registry copy of the laboratory results evidencing creatinine, age and sex of the beneficiary are required. If the beneficiary is an African American woman, this must be specified, for this information is used to calculate the GFR. In those cases that apply, you may include a copy of the HCFA form #2728. The primary care physician, the nephrologist or the renal center may fill out the Special Coverage Registration Form.

SCLERODERMA

All the medical services, including medications, will be ASES’ financial risk once the definitive diagnosis is made and the beneficiary is included in the special coverage registry. To include the beneficiary in the registry of the condition, the Primary Medical Group or specialist must provide evidence of the result of the ANA Test, a report of the skin biopsy, a report on the consultation with the dermatologist or the rheumatologist confirming the condition. The registration may be requested by the beneficiary’s primary care physician or the specialist in charge of the condition.

MULTIPLE SCLEROSIS AND AMYOTROPHIC LATERAL SCLEROSIS

All the medical services, including medications, will be ASES’ financial risk once the definitive diagnosis is made and the beneficiary is included in the special coverage registry of the condition To include the beneficiary in the registry of the condition, they must send evidence of the result of the brain MRI and, if necessary, and MRI of the spinal cord, the result of the lumbar puncture, the type of multiple sclerosis or diagnosis of Amyotrophic Lateral Sclerosis certified by a neurologist and laboratory tests to rule out other diseases under differential diagnosis or with similar symptoms. The registration may be requested by the beneficiary’s primary care physician or the neurologist in charge of the condition.

4

As of the effective date of the inclusion of the beneficiary in the Special Condition Registry, the Primary Medical Group will stop receiving the monthly capitation that corresponds to the beneficiary.

CYSTIC FIBROSIS

All the medical services, including medications, provided to beneficiaries with a diagnosis of cystic fibrosis, included in the special coverage registry, are considered ASES’ financial risk.  To register the beneficiary, results of the sweat test, treatment and/or certification of the pulmonologist are required. These beneficiaries can be included in the registry for the condition by the pulmonologist, pediatrician or primary care physician that provides medical services to the beneficiary. The Primary Medical Group will not receive the monthly capitation for these beneficiaries and the pulmonologist will become the primary care physician for the beneficiary with Cystic Fibrosis.

HEMOPHILIA

The medical services related to a diagnosis of hemophilia and the treatment with anti-hemophilic factor for beneficiaries with hemophilia, are considered ASES’ economic risk. To include these beneficiaries in the registry for the condition a certification by the Hemophilia Clinics or by a hematologist evidencing the condition is required, as well as the results of blood coagulation factors levels.

LEPROSY

Services related to the condition, visits to the infectologist, medications for the condition, cultures, follow-up biopsies, as well as hospitalizations and procedures with the ICD-9/ICD-10 of the condition, are ASES’ risk from the date the beneficiary is included in the Special Coverage registry. The request for inclusion in the special coverage may be submitted by the primary care physician or the specialist in charge of the condition. The term of the registration will be based on the duration of treatment.

SYSTEMIC LUPUS ERYTHEMATOSUS

All the medical services, including drugs, will be ASES’ risk once the final diagnosis is made and the beneficiary is included in the Special Coverage Registry. To include the beneficiary on the registry of the condition a rheumatology assessment certifying the condition and the results of ANA-Test, DS-ANA, Anti SM and Anti-Phospholipids Abs laboratory tests are required. The request for enrollment in the Special Coverage can be done by the primary care physician or the specialist in charge of the condition.

As of the effective date of the inclusion of the beneficiary in the Special Condition Registry, the Primary Medical Group will stop receiving the monthly capitation that corresponds to the beneficiary.

5

CHILDREN WITH SPECIAL HELATH NEEDS

All covered medical services, including drugs, accepted in the Children with Special Health Needs Registry are ASES’ economic risk. The primary care physician will be responsible for providing the child the preventive care according to the child’s age, prescriptions and precertifications. These beneficiaries do not require a referral to visit specialists. Notwithstanding, in case the specialist, laboratory or facility requires it, the primary care physician will be responsible of providing it and the service will not be deducted from the economic risk of the Primary Medical Group.

To include the child in the registry for the condition they must fill out the Children with Special Health Needs Form with the following information:

●	Evidence of the medical condition according to the list of special condition diagnosis (See Attachment 2)
●	Laboratory tests relevant to the condition
●	Pending surgeries to correct the condition
●	Current pharmacotherapy

The decision to include the child in the registry will be made considering the age (up to 21 years of age) and the diagnosis.

As of the effective date of the inclusion of the beneficiary in the Special Condition Registry, the Primary Medical Group will stop receiving the monthly capitation that corresponds to the beneficiary.

Conditions that qualify the child for his inclusion in the registry are detailed below:

CONDITIONS TO INCLUDE PATIENTS IN THE REGISTRY OF CHILDREN WITH SPECIAL HEALTH NEEDS

Principal Diagnosis	Specifications	ICD-9
A. Metabolic Diseases
1.       Specific amino acids disorders
2.       Non- specific amino acids disorders
3.      Carbohydrate transportation and metabolism disorders
  a.       Glycogenesis
  b.       Galactosemia
  c.       Fructose intolerance
  d.       Specific carbohydrate transportation and metabolism
            disorders
  e.       Non-specific carbohydrate transportation and
            metabolism disorders
4.       Lipid metabolism disorders
  a.       Disorders of  lipoproteins
  b.       Lipidoses
5.       Disorders of plasma protein metabolism
6.       Disorders of mineral metabolism
7.       Other non-specific disorders of metabolism

270.0 - 270.8 270.9 271.0 -271.9 271.0 271.1 271.2 271.8 271.9 272.0 - 272.7 272.5 272.7

6

Principal Diagnosis	Specifications	ICD-9
	a. Disorders of porphyrin, purine and pyrimidine b. Amyloidosis c. Mucopolysaccharidosis 8. Circulation enzyme deficiency	273.0-273.9 275.01-275.9 277.00 - 277.6, 277.81- 277.89, 277.9 277.1 - 277.2 277.30 -277.39 277.5 277.6
B. Hereditary and Central nervous system diseases
1.    Autism
       a.      Brain Degeneration
2.    Leucodistrophy
       a.      Cerebral Lipidosis
       b.      Acquired Obstructive Hydrocephalia
3.    Other motor and extrapyramidal  disorders
4.    Spinal cerebral diseases
5.    Spinal muscular dystrophy and related   syndromes
6.    Central nervous system demyelinating diseases
7.    Cerebral palsy
8.    Other paralysis syndromes
9.    Epilepsy
10.  Other brain conditions
11.  Heritable peripheral neuropathies
12.  Polyneuritis
13.  Muscular dystrophy and other myopathies, myotonic disorders

299.00, 299.80

330.0
 330.1 - 330.8
331.4
333.1, 333.2, 333.4
334.0 - 334.9
335.0-335.11
341.0 - 341.9
342.00-342.91
343.0 - 343.9
344.00 -344.09
345.00-345.91
348.0, 348.30
356.0 - 356.9
357.0
359.0 - 359.29

C. Musculoskeletal disorders
1.    Torticollis

                    a.    Congenital spasmodic torticollis, Sternocleidomastoid muscle torticollis

2.    Pelvis and hip juvenile osteochondritis
3.    Lower limb juvenile osteochondritis, excluding the foot
4.    Other acquired malformation of the ankle and foot
5.    Scoliosis
6.    Spina biphida
7.    Other congenital deformities of the central nervous system
723.5 754.1 732.1 732.4 736.70 - 736.72 737.0 - 737.39 741.00 -741.03, 741.90 - 741.93 742.0 - 74.59, 742.8 - 742.9
D. malformations*	1. Anencephalia and similar malformations 2. Congenital eye malformations a. Anophthalmia b. Microphthalmia, Buphthalmos c. Congenital cataract and lenses malformation	740.0-740.2 743.00-743.06, 743.10 - 743.12, 743.20 - 743.22 743.30 - 743.39

7

Principal Diagnosis	Specifications	ICD-9

Coloboma and other malformations of the anterior segment of the eye
d.    Congenital malformations of the posterior segment of the eye
e.    Congenital malformation of the eyelid, lachrymal apparatus and orbit

3.  Congenital malformations of the ear, face and neck

  a.  Malformations that cause hearing impairment
  b.  Choanal atresia and other congenital malformation  of the nose, larynx, trachea and bronchi
  c.  Cleft lip and palate
  d.  Congenital malformations of upper alimentary tract
4.  Congenital malformations of the circulatory system
5.  Congenital malformations of pulmonary and tricuspid valve
6.  Congenital malformations of great arteries
7.  Congenital malformations of genital organs and urinary
     system
8.  Congenital musculoskeletal malformations
9.  Congenital osteodistrophy
10.Congenital skin malformations
11.Other non-specific malformations
12.Chromosomal abnormalities

743.41-743.48
743.51 - 743.59
743.61 - 743.9

744.00 - 744.3
744.41  - 744.5,
744.81 - 744.9
748.0  - 748.9
749.00  - 749.25
750.0 - 750.9
751.0-751.9
745.0-745.9746.00-746.9

747.0-747.9
752.0-752.89
753.0-753.8
754.0 - 754.89
755.00- 755.64,
756.0-756.17,
756.2-756.6,
756.71, 756.79,
756.83
757.0-757.6
759.0-759.89
758.0  - 758.89,

E. Perinatal period conditions	1. Fetal alcohol syndrome 2. Prematurity 3. Injury to the thorax 4. Hypoxia, anoxia, perinatal asphyxia 5. Intraventricular hemorrahage (grade III – IV) 6. Kernicterus 7. Periventricular leucomalacia	760.71 765.00-765.09 767.6 768.9 772.13-772.14 774.7 779.7
Disorders of sensory organs
1.   Of the globe and surroundings
2.   Retinopathy prematurity
3.   Conductive hearing loss
4.   Sensorineural hearing loss
5.   Blindness and low vision
6.   Strabismus and other disorders of eye movement
       a.     Esotropia
       b.     Exotropia
       c.     Intermittent heterotropia

7.   Alterations of the voice
360.00-360-.9 362.22-362.29 389.00 - 389.08 389.10 - 389.9 369.00 - 369.04, 369.20,369.4, 369.60 378 378.00 - 378.08 378.10 - 378.18 378.20 - 378.9 784.41,784.49

8

Principal Diagnosis	Specifications	ICD-9

G. Development Disorders	1.Delay in the normal physiological development 2.Development delay and disorders	783.40-783.43 315.31-315.9
H. Endocrine Disorders	1.Congenital Hypothyroidism 2. Other endocrine disorders	243 246.8, 252.0, 252.8, 253.0, 253.3,255.2, 255.8, 259.1, 259.4, 278.01
I. Burns and Trauma	1. Burns with disabling scars 2. Scars and skin fibrosis	906.9, 949.0, 952.9 709.2
J. Immunologic and hematologic disorders	1. Myelodisplasia 2. Aplastic Anemia 3. Immunological Disorders	238.71 -238.74 284.0 – 284.9 279.00-279.09, 279.10-279.19, 279.2-279.49, 282.40-282.49, 282.60-282.69, 283.9
K. Collagen Diseases**	1. Systemic Lupus Erythematous 2. Juvenile Rheumatoid Arthritis 3. Sclerosis; Scleroderma 4. Other conditions of connective tissue	710.0 714.0 710.1 710.2-710.4
L. Growth Hormone Deficiency		253.3

*
Congenital malformations that require surgical correction will be kept in the registry for three (3) months after the surgery or after receiving the release from the surgeon that performed the surgery.

**	Each case will be evaluated individually according to the treatment and the severity of the condition.

► Case Management for Children with Special Needs

Triple-S Salud has a Case Management Program for pediatric patients, who for their diagnosis, do not qualify for the special coverage. The requirement for the program is that they have multiple medical conditions that require frequent visits to two or more specialists (4 or more visits per specialist a year) or high risk patients for hospitalizations such as the pediatric population with Diabetes Mellitus Type 1. The nurse in charge of managing this population will be responsible to guarantee beneficiaries access to specialists, diagnosis tests and the necessary medical treatment in communication with the primary care physician. Evaluation will be according to the benefits coverage of the Mi Salud Health Plan and the Preferred Drug List (PDL). The economic risk of the services offered to this population belongs to the Primary Medical Group until the Stop Loss amount is reached.

9

OBSTETRICS

All the covered medical services provided to Mi Salud’s female beneficiaries enrolled with Triple-S Salud, and registered in the obstetrics special coverage are ASES’ economic risk. Triple- S Salud has an electronic process to register pregnant beneficiaries. Through this process the obstetrician is able to register the patient through our webpage www.ssspr.com/sesweb.  This allows the physician to provide the beneficiary the registration certification letter on the first prenatal visit, so she can have the laboratory tests done and get the prescription drugs without needing the authorization or referral from the primary care physician.

If the obstetrician does not have access to the Internet, he/she must fill out the Form to Register Obstetrics Cases and send it to the Special Conditions Registry Area. Once the case is registered, a certificate of special coverage will be mailed to the female beneficiary.

If the female beneficiary is not registered, the obstetrician will only be able to receive payment for the obstetrics initial prenatal visit, but not for subsequent prenatal visits. This initial prenatal visit will always be considered ASES’ risk. The Primary Medical Group will not receive the capitation for this beneficiary from the time she is in the obstetric registry.
The following obstetric procedures require precertification through the Triple-S Salud Precertification Call Center (1-866-365-9024):

●	Non-stress test” in the office

While the beneficiary is in the obstetrics registry, prescription drugs outside the Obstetrics formulary must be precertified by filling out the request form and faxing it to (787) 625-8698.

Sterilizations performed in a separate admission after the vaginal delivery or C-section will be the responsibility of the Primary Medical Group; therefore, they will require the referral from the primary care physician.

Newborns under the mother’s contract will be ASES’ risk until the obstetric registration ends (41 days after the estimated date of delivery). Under this premise, the assistance of the pediatrician during a C-section or high risk delivery and the routine care of the newborn in the hospital (nursery room) will also be ASES’ responsibility.

The capitation payment for the baby will be paid once the mother is no longer in the obstetric registry or the mother completes the baby certification requirements, whichever happens first.

PRE-ORGAN TRANSPLANT

Services related to evaluations and tests prior performing an organ transplant are part of the risk of the Primary Medical Group, except those services that are already ASES’ risk, such as cardiac caths and Nuclear Medicine studies.

10

POST ORGAN TRANSPLANTS

Procedures to perform a transplant are not covered by Mi Salud Plan.

However, all the services covered after the organ transplant for beneficiaries included in the Special Coverage Registry are ASES’ risk. Post kidney transplant beneficiaries will be included in a renal primary group.  Heart, liver, lung and bone marrow post- transplant beneficiaries will be included in a special registry for beneficiaries who have had a transplant. To include the beneficiary in the registry for the condition, medical evidence of the transplant and evidence of use of immunosuppressor drugs are required. The registration request may be made by the primary care physician or the specialist in charge of the case. The beneficiary will be taken out of the registry when he/she no longer uses Immunosuppressor drugs.

As of the effective date of the beneficiary’s inclusion in the Special Condition Registry, the Primary Medical Group will stop receiving the monthly capitation they receive for the beneficiary.

TUBERCULOSIS

The services related to the condition, visits to the pulmonologist or infectologist, antibiotics for the condition, cultures, follow-up X-rays, as well as hospitalizations and procedures with the ICD-9/ICD-10 of the condition will be ASES’ risk. Specialty drugs that appear on the list at the end of this letter will also be included under ASES’ risk.

To be included in the registry for the condition, evidence of X-rays, positive cultures for the infection, report of bronchial wash or report of the biopsy of the part affected are required.  The request for inclusion in the condition registry may be made by the primary care physician or by the specialist in charge of the condition.

The term of registration will be based on the duration of treatment.

VIH + / SIDA

All covered medical services, including prescription drugs for beneficiaries with this condition will be ASES economic risk. For the beneficiary to be included in the registry for the condition, they require:
●	Evidence of a positive HIV test confirmed by the Western Blot test for HIV beneficiaries
●	CD-4 under 200 or evidence of an opportunistic disease for beneficiaries with AIDS

The request for registration may be made by the primary care physician, specialist or personnel of the Immunology Clinics of the Health Department or other centers specialized in treating the condition.

Antiretroviral drugs included in coverage and hospitalizations with the mentioned diagnoses will be assumed under the ASES economic risk, even when the insured is not included in the registry of the condition:

●	Esophageal, bronchial, tracheal or pulmonary candidiasis
●	Invasive cervical cancer

11

●	Disseminated or extrapulmonary Coccidioidomycosis
●	Extrapulmonary Cryptococcosis
●	Chronic Intestinal Cryptosporidiosis (with a duration of more than one month)
●	Cytomegalovirus disease in the liver, vessels or nodules
●	Cytomegalovirus Retinitis, with loss of vision
●	HIV related encephalopathy
●	Herpes Simplex Bronchitis, Pneumonitis o Esophagitis
●	Hystoplasmosis, disseminated or extrapulmonary
●	Chronic intestinal Isosporasis (with a duration of more than one month)
●	Kaposi’s Sarcoma
●	Burkitt’s Lymphoma (or equivalent term)
●	Immunoblastic Lymphoma (or its equivalent term)
●	Primary Brain Lymphoma
●	Mycobacterium Avium complex or Type M, Kanasii, disseminated or extrapulmonary
●	Mycobacterium tuberculosis (anywhere in the lung or extrapulmonary)
●	Other unidentified Mycobacterium species , disseminated or extrapulmonary
●	Pneumocystis carinii pneumonia
●	Recurring Pneumonia
●	Progressive Multifocal Leucoencephalopathy
●	Brain Toxoplasmosis

Beneficiaries with protease inhibitors drug therapy must be referred to the Immunology Clinics of the Health Department for treatment, for these drugs are not included in pharmacy coverage established by ASES for Mi Salud Plan beneficiaries.

A child is considered to have a final positive HIV diagnosis if he/she has evidence of HIV antibodies after 18 months of age or has positive results for two of the tests: P24 Antigen, Viral Charge Test, and Virus Culture.  In pediatric cases, every child born of HIV-positive mother should be considered infected and it is required to be managed according to the protocol established for these purposes. Cases of infants over the age of 18 months, who do not have antibodies, cease to be regarded as an ASES risk.  From the effective date of the inclusion of the beneficiary in the Special Condition Registry, the Primary Medical Group will stop receiving the monthly capitation assigned to the beneficiary.

12

The following table summarizes the economic risk distribution by condition.

Economic risk distribution by condition
Condition	Medical Services	Medications
Aplastic Anemia	Services related	Services related
Rheumatoid Arthritis	All	All
Autism	All	All
Cancer	Services related	Services related
Scleroderma	All	All
Multiple Sclerosis and ALS	All	All
Cystic Fibrosis	All	All
Hemophilia*	Services related	Services related
Leprosy	Services related	Services related
Systemic Lupus Erithematosus	All	All
Children with Special needs	All	All
Obstetrics	All	All
Post organ transplant	All	All
Renal 3 and 4	Defined	Nephrology PDL
Renal 5 (GMP # 49)	All	All
HIV/AIDS	All	All
* Children with Hemophilia are part of the Children with Special Needs Registry

OTHER RISKS

ASES assumes other financial risks according to what was established in Mi Salud benefits coverage. It is not required to request the inclusion of these beneficiaries in the registry, for they are identified through the related billing codes.  .

The definitions of these other risks are detailed below:

ACUTE CEREBROVASCULAR ACCIDENTS (CVA)

Services rendered to a beneficiary with this diagnosis during a hospitalization or visit to an emergency room will be ASES’ risk. Medical follow-up and the rehabilitation of this beneficiary, once released from the hospital, will be the risk of the Primary Medical Group.

THERAPEUTIC APHERESIS

Therapeutic apheresis procedures will be included in the risks assumed by ASES.

AMBULANCE SERVICE

Ambulance services for emergency transportation, either ground or air ambulance, are risks assumed by ASES and do not require a precertification. Ambulance transportation of beneficiaries to medical appointments or his/her home or after being released from the hospital are not covered by Mi Salud Plan.

13

Some cases may be precertified as an exception, for example: beneficiaries that are bedridden, that receive IVF therapy or under mechanical ventilation at his/her home.

Non-emergency transportation in other vehicles contracted is not considered a benefit with Mi Salud Plan.

MULTIPLACE HYPERBARIC CHAMBER

Payment for the use of the multiplace hyperbaric chamber and medical services related to it are economic risks assumed by ASES. This service requires precertification. Medical documents justifying the medical necessity for the use of the service may be faxed to (787) 774-4835.  In emergency cases, the request for precertification may be sent on the next business day, after the service is rendered.

CARDIOVASCULAR AND PERIPHEROVACULAR SURGERIES

Invasive procedures such as cardiac catheterizations angioplasties, pacemakers and all cardiovascular and periphero vascular surgeries, as well as hospitalizations associated to these procedures, from the moment the medical need of the surgery is established, are considered ASES’ economic risks. Once the surgeon releases the person from the hospital in which the procedure was performed, the economic risk passes the Primary Medical Group.

In cases in which a beneficiary is hospitalized because of a myocardium infarction and they perform a cardiac catheterization during said hospitalization, only the day of the cardiac catheterization will be considered ASES’ risk. Once the surgeon releases the beneficiary from the hospital in which the procedure was performed, the economic risk passes to the Primary Medical Group.

Ambulatory follow-up by the cardiologist, once the beneficiary is released from the hospital, is not part of the risk assumed by ASES. This follow-up must continue through the primary care physician and the consulting cardiologist.

MAXILLARY SURGERIES

Procedures with CPT codes performed by maxillofacial surgeons such as the reconstruction of dental malocclusion or correction and hospitalizations, anesthesia or analgesia associated to these procedures will an economic risk assumed by ASES and require precertification through Triple-S Salud Dental Claims Department. The request and the required documents must be sent to PO BOX 383628, San Juan, Puerto Rico 0093603628 to the attention of the Department previously indicated.

In cases in which the beneficiaries are not part of the Special Condition Registry, and they required a referral form(s) for the specialist, laboratory or facility, the primary care physician will be responsible of providing the referral and the service will not be deducted from the economic risk of the primary group.

14

DENTAL SERVICES AND DRUGS FROM THE DENTAL FORMULARY PRESCRIBED BY DENTISTS

CDT Manual Codes defined included in the dental coverage defined by ASES, as well as the prescription drugs included in the dental formulary that have been prescribed by a dentist will be ASES’ risks. These prescribed drugs will follow the rule established by the PBM for the dispensing of prescription drugs under acute conditions.

EMERGENCIES AND HOSPITALIZATIONS TO TREAT CONDITIONS RESULTING FROM SELF-INFLICTED INJURIES OR FELONIES BY THE BENEFICIARY

Emergency services and hospitalizations resulting  from emergencies with diagnosis codes E950.0 to E989.0 are part of the economic risk assumed by ASES/ Emergency room services, surgeries, medical services and hospitalization of those cases rejected by ACAA are included under this risk.

In those cases in which the Primary Care Group identifies that services for conditions resulting from self-inflicted injuries and felonies were not coded with the ICD9-CM indicated, the Primary Medical Group must provide Triple-S Salud any document (e.g. summary of hospital release, ACCA Letter of Denial of Services, etc.) that may facilitate the adjudication of these cases to the ASES’ risk

NUCLEAR MEDICINE STUDIES

Nuclear medicine studies (codes 78000 @ 79999) and radiopharmaceutical contrast materials necessary to perform them are an economic risk assumed by ASES. The requirement to precertify some of these studies will continue through Triple-S Salud Precertification Program, which you can reach at 1-866-365-9024.

NEONATAL INTENSIVE CARE UNIT

All babies that have admission criteria to the Neonatal Intensive Care Unit (NICU) will be considered economic risks assumed by ASES. Once the infant is released from NICU, he stops being considered under the ASES’ risk. Ambulatory medical follow-up will continue through his primary care physician and other specialists or sub-specialists that may be consulted and will be part of the economic risk assumed by the primary medical group.

PEDIATRIC INTENSIVE CARE UNIT AND ADULT INTENSIVE CARE UNIT

All covered hospital services provided to the beneficiaries in Pediatric Intensive Care Unit and Adult Intensive Care Unit will an economic risk assumed by ASES. Once the beneficiary complies with all the medical criteria to be transferred to another level of care, it will become an economic risk for the primary medical group.

CYTOGENETIC LABORATORY TESTS

Cytogenetic laboratory tests are an economic risk assumed by ASES. The codes that correspond to this type of laboratory tests are 88230 @ 88299.

15

EXTRACORPOREAL LITHOTRIPSY

Both the institutional and the medical service portions of the procedure are an economic risk assumed by ASES. This procedure requires precertification, which must be handled through the Triple-S Salud Precertifications Call Center at 1-866-365-9024.

MA-10

ASES will assume the economic risk of the claims for services rendered to those beneficiaries certified as eligible by the Medicaid Program and who by the date of the service have not completed the enrollment process with Triple-S Salud. A beneficiary certified by Mi Salud is one that has completed the enrollment process and has a primary medical group and a primary care physician assigned. When these processes are completed, the claims will become part of the economic risk of the primary medical group, in accordance with what is being provided in this document.

MAMMOGRAPHY

Screening and diagnosis mammography are part of the risk assumed by ASES

SPECIAL DRUGS*

The following medications are part of the risk assumed by ASES:

Medications	GPI	HCPCS-as applicable
Chemotherapy §**	21	J8501 al J8999 y J9000 al J 9999
Antiretrovirals § - HIV*	1210
Baraclude ¥	1235
Adcetris IV ¥	2135
Erivedge ¥	2137
Halaven ¥	2150	J9179
Afinitor §	2153	J7527
Inlyta ¥	2153
Nexavar§	2153
Sprycel§	2153
Sutent§	2153
Tarceva¥	2153
Tasigna§	2153
Tykerb¥	2153
Votrient¥	2153
Xalkori¥	2153
Zelboraf¥	2153
Stivarga¥	2153
Supprelin La implant¥	3008	J1675

16

Somavert¥	3018
AcThar gel¥	3030
Veletri¥	4017
Flolan¥	4017	J1325
Ventavis¥	4017
Tyvaso¥	4017	J7686
Remodulin¥	4017	J3285
Xolair¥	4460	J2357
Prolastin¥	4510	J0256
Xenazine¥	6238
Gilenya¥	6240
Kineret¥	6626
Humira§	6627	J0135
Enbrel§	6629	J1438
Orencia¥	6640	J0129
Actemra¥	6650	J3262
Leukine¥	8240	J2820
Nplate¥	8240	J2796
Hemophilia §	8510	J7180-J7195
Panhematin¥	8525	J1640
Revlimid¥	9939
Thalomid¥	9939
Immunosupresors§	9940	J7500 al J7599
Benlysta¥	9942	J0490
Forteo¥	30044	J3110
Reclast¥	300420	J3488
Boniva¥	300420	J1740
Sandostatin	302010	J2354 Y J2353
Kuvan¥	309085
Promacta¥	824050
Dificid¥	3530025
Simponi¥	6627004
Pentamidine	16000045	J2545 y J7676
Zyvox¥	16230040	J2020
Gammaglobulins§	19100020	J1459 al J1569; J1572, J1599
Synagis§	19502060
Eulexin§	21402440	S0175
Fareston¥	21402680
Nolvadex§	21402680	S0187
Arimidex§	21402810	S0170
Aromasin§	21402835	S0156

17

Femara§	21402860
Faslodex¥	21403530	J9395
Hydrea§	21700030	S0176
Vesanoid¥	21708080
Leucovorin§	21755040	J0640
Megace§	26000023	S0179
Desmopresine DDAVD§	30201010	J2597
Carnitor§	30903045	J1955
Rocaltrol§	30905030
Sensipar§	30905225
Pulmozyme§	45304020	J7639
Remicade¥	52505040	J1745
Phoslo§	52800020
Renvela§	52800070
Copaxone§	62400030	J1595
Rebif¥	62403060	J1826; Q3026
Betaseron§	62403060	J1830
Extavia§	6240306050
Novantrone§	21200055
Avonex§	62403060	J1826; Q3025
Tysabri¥	62405050	J2323
Arava¥	66280050
Botox¥	74400020	J0585; J0587
Rilutek¥	74503070
Calciferol§	77202030
Aranesp§	82401015	J0881; J0882
Epogen§	82401020	J0885; J0886
Procrit§	82401020
Neupogen§	82401520	J1440; J1441
Neulasta§	82401570
Neumega¥	82403060	J2355
Leukine§
Cerezyme¥	82700050	J1786
Agrylin¥	85156010
Exjade¥	93100025
TOBI§	700007000	J7682
Growth Hormone§	301000-301500
Soliris¥	85800050	J1300
Trelstar¥	2140505020	J3315
Tracleer¥	40160015

18

Promacta¥	82405030
Angiomax¥	83334020	J0583
Intergrilin¥	85153030	J1327
*	Some prescription drugs require a precertification. The precertification may be handled by fax at (787) 625-8698.
¥	Any prescription drug approved through the exception process and is not part of the Preferred Drug List (PDL) or Plan Drug List (Medular Formulary) will always be ASES’ risk.
§	Prescription Drug included in the PDL.

NEUROSURGERY

All neurosurgery procedures are classified as an economic risk assumed by ASES. This classification ends when the beneficiary is released from the hospital by the neurosurgeon. Medical follow-up by professionals and specialists after the beneficiary is released from the hospital will be the economic risk of the Primary Medical Group and must be coordinated through the primary care physician. The surgery to treat carpal tunnel syndrome is considered a surgery excluded from the ASES risk.

The coordination of the services for the beneficiary that requires an elective neurosurgery procedure is the responsibility of the primary care physician. This coordination must include the issuance of the referrals necessary for the pre-admission and for the procedure.

PROSTHESIS

The following prostheses are covered and are part of the risk assumed by ASES:

●	Pacemakers, defibrillators*
●	Heart and neurosurgical valves or any other artificial instrumentation or device (require precertification)
●	Orthopedic tray for instrumentation of fractures (screws, nails, rods, etc.), back surgeries*, scoliosis* and joint replacement surgeries
●	Limb prosthesis *
●	Eye prosthesis
●	Bone replacement (Cadaver bone grafts*)

* Precertifications must be handled through (787) 774-4835.

Any prosthesis or device approved through the exception process and that is not part of this list will always be ASES’ risk.

ASES will only reimburse the provider, through Triple-S Salud, the cost of the trays and the materials used in the surgery; therefore, the invoice submitted must have attached the evidence of cost, copy of the surgeon’s a report and a detailed list materials used.

The cost for the intraocular lens cataract removal surgery will be considered an economic risk of the Primary Medical Group. This cost is billed by the ambulatory surgery center.

19

RADIOSURGERY

All radiosurgeryl procedures such as stereotactic surgery, Cyberknife and Gamma Knife are financial risks assumed by ASES and require pre-certification through the Triple-S Salud Pre-certification Call Center at 1-866-365-9024. The pre-certification can be arranged by the primary physician, neurosurgeon or facility that will perform the procedure.

The following is required for the evaluation of the cases:

●	Radiotherapist and/or neurosurgeon consultation report
●	MRI results to evidence the size of the lesion to be treated
●	Venogram results (if applicable)
●	Karnofski Scale (KPS)

MORBID OBESITY

The management of morbid obesity prior to the bariatric surgery Primary Medical Group risk. The bariatric surgery is an ASES risk. Reconstruction services after bariatric surgery, in medically necessary cases, are part of the Primary Medical Group risk.

MENTAL HEALTH

All mental health services will be provided by the MBHO contracted by ASES. Subscriber evaluations to rule out physical conditions will be the risk of the primary medical group. This includes laboratory tests and studies required for the evaluation of children with suspected ADD or hyperactivity, evaluations of patients with suspected dementias, evaluation of patients eligible for detoxification of controlled substances, and emergency room visits of subscribers with physical symptoms (e.g. chest pain) where the final diagnosis is one of mental health or suicide attempt. In these cases, the intervention of the emergency room or hospital is limited to ruling out a physical health condition and is not intended to treat the psychiatric condition. Diagnosis tests such as laboratories, CT scan, MRI, EEG, will be the risk of the MBHO only when referred by a psychiatrist.

Once the diagnosis of Attention Deficit Disorder (ADD) with or without hyperactivity is confirmed, the treatment will be the responsibility of the MBHO contracted by ASES. This treatment includes but is not limited to Neurologist visits and tests related to the treatment of this diagnosis.

20

PREVENTIVE SERVICES (See enclosed table)

MI SALUD PROGRAM- PREVENTIVE SERVICES – QUICK REFERENCE GUIDE 2011- 2012
Category	CPT Code	Brief Description	ICD-9 DM	Indications	Frequency

Aortic Abdominal Aneurysm (AAA)	G0389	Ultrasound for Aortic Abdominal Aneurysm; screening	V81.2	One per lifetime in males > 65-75 years at risk	1 x lifetime

Cholesterol Management	80061	Lipid Panel	V81.0	Over 18 years of age	1 every 5 years until age 64 and annually in older than 65 years

Diabetes Screening	82947	Glucose, quantitative, blood (except reagent strip)	V77.1	In patients diagnosed with pre-diabetes, 1 test per year	1 per year
	82950	Glucose, blood; post glucose dose (includes glucose)
	82951	GTT, 3 specimens (includes glucose)

Cervical Cancer Screening (Pathologies)	G0123	Screening cytopathology; automated thin layer prep; by cytotech. under physician supervision	V76.2	Sexually active females with cervix	Annual in high risk and every 24 months in general not-at-risk population
	G0124	Screening cytopathology; automated thin layer prep; requiring physician interpretation
	G0141	Screening cytopathology; automated thin layer prep; w manual rescreening; requiring physician interpretation
	G0143	Screening cytopathology; automated thin layer prep; w manual screening & rescreening; by cytotech. under physician supervision
	G0144	Screening cytopathology; automated thin layer prep; w screening by automated system under physician supervision

21

	G0145	Screening cytopathology; automated thin layer prep; w screening by automated system and manual rescreening under physician supervision
	G0147	Screening cytopathology; performed by automated system; under physician supervision
	G0148	Screening cytopathology; performed by automated system with manual rescreening
	88142	Cytopathology, cervical or vaginal (any reporting system), collected in preservative fluid, automated thin layer preparation; manual screening under physician supervision
	88150	Cytopathology, slides, cervical or vaginal; manual screening under physician supervision

Cervical Cancer Screening (Sample collection)	G0101	Cervical or Vaginal Cancer Screening; Pelvic and Clinical Breast Examination	V76.2	Sexually active females with cervix	Annual in high risk and every 24 months in general not-at-risk population

Breast Cancer screening and diagnosis	77052	Add on Code for Computer-aided Screening mammography	V76.11 o V76.12	Anual 40 years and older	1 per year.
	77055	Mammography, unilateral

22

	77057	Mammography, bilateral
	77057	Screening mammography; bilateral (2-view study of each breast)
	G0202	Screening mammography; digital; bilateral

BRCA	81211-81217	BRCA 1, BRCA2, Breast Cancer and Ovarian cancer	V84.1 Breast V84.2 Ovary	Women with high risk of genetic mutations for breast and ovarian cancer	1 per lifetime
Colorectal Cancer Screening (COL)	G0104	Colorectal Cancer; flexible sigmoidoscopy	V76.51	50-75 years
Occult Blood (G0328 o
82270) 1/annual. Flexible
sigmoidoscopy 1 every 4
years. Screening
Colonoscopy1 every 10
years in general
population and every 2
years in high risk. Barium
Enema as alternative to
colonoscopy.

	G0105	Colorectal Cancer; colonoscopy; high risk
	G0106	Colorectal Cancer; barium enema
	G0120	Colorectal Cancer; barium enema
	G0121	Colorectal Cancer; colonoscopy; non high risk
	G0122	Colorectal Cancer; barium enema
	G0328	Colorectal Cancer; FOBT
	82270	FOBT, by Guiac

Prostate Cancer Screening	G0103	PSA Test; screening	V76.44	Males over age 50 years	1 annually

HIV Screening	G0432	HIV-1 and/or HIV-2 screening by EIA	V73.89-Primary V22.0, V22.1, V69.8 or V23.9 Secondary, as appropriate	Subscribers with high risk of HIV infection and during pregnancy	Annual for high risk and 3 times during pregnancy (diagnosis, third trimester and delivery)
	G0433	HIV-1 and/or HIV-2 screening by ELISA
	G0435	HIV-1 and/or HIV-2 screening by Rapid Antibody Test

Osteoporosis Screening	G0130	SEXA; 1 or more sites; appendicular skeleton	V82.81	Women over age 65 years	One screening test every 2 years
	77078	CT bone density; axial skeleton.; (hips, pelvis, spine)

23

	77079	CT for bone density; appendicular skeleton (radius, wrist, heel)
	77080	DXA Bone; axial skeleton; (hips, pelvis, spine)
	77081	DXA Bone; appendicular skeleton; (radius, wrist, heel)
	77083	Photo densitometry
	76977	Ultrasound bone density measurement and interpretation; peripheral site(s), any method

Glaucoma screening	G0117	Glaucoma screening by an Optometrist or Ophthalmologist	V80.1	Individuals over age 65 years	Annual

Sexually Transmitted Disease (STD) Screening	86592	Syphilis test; qualitative (ex, VDRL, RPR, ART)	V74.5	Sexually active at risk population	1 per year
	87270	Infectious agent antigen detection by immunofluorescent technique; Chlamydia trachomatis
	87490	Infectious agent detection by nucleic acid (DNA or RNA); Chlamydia trachomatis, direct probe technique
	87491	Infectious agent detection by nucleic acid (DNA or RNA); Chlamydia trachomatis, amplified probe technique
	87110	Culture, chlamydia, any source
	87590	Neisseria gonorrhea, direct probe
	87591	Neisseria gonorrhea, amplified probe

Neonatal Metabolic Screening		As per the Health Department protocol it is included within the obstetric		Neonates during delivery admission.	1 per lifetime

24

Neonatal Auditory Screening	92586	Auditory evoked potentials for evoked response audiometry and/or testing of the central nervous system; limited	V72.1	Neonates during delivery admission.	1 of each per lifetime
	92587	Evoked otoacoustic emissions; limited (single stimulus, either transient or distortion products)

Lead Screening	83655	Lead	V15.86	Twelve (12) to seventy two (72) months of age	1 per lifetime

Annual Preventive Visit	99381 al 99397	Comprehensive preventive medicine visit (by age group)

• For the pediatric population it includes elements of the preventive visit described in EPSDT.
• For the adult population it includes detailed history and physical exam, including weight, height, body mass index, blood pressure test, vital signs and identification of risk factors. Screening of vision, hearing, pain and nutritional status. Assessment of high-risk behaviors (violence, tobacco use, sexually transmitted diseases, use of alcohol and of controlled substances). Evaluation of depression. Counseling on use of aspirin for prevention of cardiovascular risk. End-of-life planning. Evaluation of everyday activities, exercise, and safety aspects and fall prevention and education, and counseling as identified in all of the above.

					• Pediatric Population as established in EPSDT • Adult Population - Annual

General comment: For those tests that have no specific CPT codes for screening, the first test of the year with the appropriate diagnosis is considered as the responsibility of ASES, and subsequent tests as the responsibility of the GMP.

25

VACCINES

The payment of $4.00 that is offered to primary medical groups for the administration of vaccines listed in the vaccination schedule of the Department of Health is a financial risk assumed by ASES. This service may be rendered and billed to Triple-S Salud for any subscriber, regardless of primary medical group to which the subscriber belongs and without need of a physician referral. The administration of a single vaccine will be billed even if it contains several antigens (e.g. DPT).

This payment does not apply to beneficiaries insured under Medicare A and B, or Medicare Advantage because Medicare covers the cost and administration of vaccines. Vaccines that are not part of the immunization schedule of the Department of Health and are medically necessary will be the risk of the Primary Medical Group.

CPT	Vaccine	ICD-9 CM
90633	Hepatitis A (pediatric)	V05.3
90634	Hepatitis A (pediatric)	V05.3
90644	Meningococcal	V06.8
90645	Haemophilus influenza B (Hib)	V03.81
90646	Haemophilus influenza B (Hib)	V03.81
90647	Haemophilus influenza B (Hib)	V03.81
90648	Haemophilus influenza B (Hib)	V03.81
90649	Human Papilloma Virus (HPV) – Gardasil	V04.89
90650	Human Papilloma Virus (HPV) – Cervarix	V04.89
90655	Influenza virus children	V04.81
90656	Influenza virus	V04.81
90657	Influenza virus children	V04.81
90658	Influenza virus	V04.81
90660	Influenza virus intranasal	V04.81
90669	Pneumococcal vaccine	V03.82
90670	Pneumococcal vaccine	V03.82
90680	Rotavirus vaccine	V04.89
90681	Rotavirus vaccine	V04.89
90700	DTaP	V06.1
90702	Diphtheria and Tetanus	V06.5
90707	Measles, mumps and rubella (MMR)	V06.4
90713	Poliovirus (IPV)	V04.0
90715	Tetanus, diphtheria toxoids and acellular pertussis vaccine (Tdap)	V06.1
90716	Varicella virus vaccine	V05.4
90732	Pneumococcal polysaccharide	V03.82
90733	Meningococcal polysaccharide	V03.89
90734	Meningococcal conjugate	V03.89
90744	Hepatitis B vaccine pediatric	V05.3
90746	Hepatitis B vaccine adult	V05.3

26

ATTACHMENT 17

LIST OF SUBCONTRACTORS

1.	Jaye, Inc.
2.	McKesson Health Solutions
3.	Mercer Oliver Wyman Actuarial Consulting, Inc.
4.	Uticorp
5.	VIPS Healthcare Information Solutions
6.	Neodeck Holdings

Attachment 18

90 DAYS SUPPLY

ASES 90 DAYS SUPPLY

METHOTREXATE TAB
Methotrexate Sodium Tab 2.5 MG (Base Equiv)
Methotrexate Sodium Tab 5 MG (Base Equiv)
Methotrexate Sodium Tab 7.5 MG (Base Equiv)
Methotrexate Sodium Tab 10 MG (Base Equiv)
Methotrexate Sodium Tab 15 MG (Base Equiv)

ANTI ESTROGENS
Tamoxifen Citrate Tab 10 MG (Base Equivalent)
Tamoxifen Citrate Tab 20 MG (Base Equivalent)

AROMATASE INHIBITORS
Anastrozole Tab 1 MG
Exemestane Tab 25 MG
Letrozole Tab 2.5 MG
Letrozole Tab 2.5 MG

BISPHOSPHONATES
Alendronate Sodium Tab 5 MG
Alendronate Sodium Tab 10 MG
Alendronate Sodium Tab 35 MG
Alendronate Sodium Tab 70 MG
Etidronate Disodium Tab 400 MG
Risedronate Sodium Tab 5 MG
Risedronate Sodium Tab 30 MG
Risedronate Sodium Tab 35 MG
Risedronate Sodium Tab 150 MG

ESTROGENS
Estrogens, Conjugated Tab 0.3 MG
Estrogens, Conjugated Tab 0.625 MG
Estrogens, Conjugated Tab 0.9 MG
Estrogens, Conjugated Tab 1.25 MG
Estradiol Tab 0.5 MG
Estradiol Tab 1 MG
Estradiol Tab 2 MG
Estropipate Tab 0.75 MG
Estropipate Tab 1.5 MG
Estropipate Tab 3 MG
Conjugated Estrogen-Medroxyprogest Acetate Tab 0.625-2.5 MG
Conjugated Estrogen-Medroxyprogest Acetate Tab 0.625-5 MG
Estradiol & Norethindrone Acetate Tab 1-0.5 MG
Norethindrone Acetate-Ethinyl Estradiol Tab 1 MG-5 MCG

PROGESTINS
Medroxyprogesterone Acetate Tab 2.5 MG
Medroxyprogesterone Acetate Tab 5 MG
Medroxyprogesterone Acetate Tab 10 MG

ANTIDIABETIC
Glipizide Tab 5 MG
Glipizide Tab 10 MG
Glyburide Tab 1.25 MG
Glyburide Tab 2.5 MG
Glyburide Tab 5 MG
Glyburide Micronized Tab 1.5 MG
Glyburide Micronized Tab 3 MG
Sotalol HCI (AFIB/AFL) Tab 160 MG
Atenolol Tab 25 MG
Atenolol Tab 50 MG
Atenolol Tab 100 MG
Metoprolol Succinate Tab SR 24HR 25 MG
Metoprolol Succinate Tab SR 24HR 50 MG
Metoprolol Succinate Tab SR 24HR 100 MG
Metoprolol Succinate Tab SR 24HR 200 MG
Metoprolol Tartrate Tab 25 MG
Metoprolol Tartrate Tab 50 MG
Metoprolol Tartrate Tab 100 MG
Carvedilol Tab 3.125 MG
Carvedilol Tab 6.25 MG
Carvedilol Tab 12.5 MG
Carvedilol Tab 25 MG
Labetalol HCI Tab 100 MG
Labetalol HCI Tab 200 MG
Labetalol HCI Tab 300 MG

CALCIUM BLOCKERS
Amlodipine Besylate Tab 2.5 MG
Amlodipine Besylate Tab 5 MG
Amlodipine Besylate Tab 10 MG
Dilliazem HCI Tab 30 MG
Diltiazem HCI Tab 60 MG
Diltiazem HCI Tab 90 MG
Diltiazem HCI Tab 120 MG
Diltiazem HCI Cap SR 12HR 60 MG
Diltiazem HCI Cap SR 12HR 90 MG
Diltiazem HCI Cap SA 12HR 120 MG
Diltiazem HCI Cap SR 24HR 120 MG
Diltiazem HCI Cap SR 24HR 180 MG
Oiltiazem HCI Cap SA 24HR 240 MG
Dilliazem HCI Extended Release Beads Cap SA 24HR 120 MG
Diltiazem HCI Extended Release Beads Cap SR 24HR 180 MG
Oiltiazem HCI Extended Release Beads Cap SA 24HR 240 MG
Oilliazem HCI Extended Release Beads Cap SA 24HR 300 MG
Oiltiazem HCI Extended Release Beads Cap SR 24HR 360 MG
Diltiazem HCI Coated Beads Cap SR 24HR 120 MG
Di ltiazem HCI Coated Beads Cap SA 24HR 180 MG
Diltiazem HCI Coated Beads Cap SA 24HR 240 MG
Di ltiazem HCI Coated Beads Cap SA 24HA 300 MG
Nifedipine Tab SA 24HR 30 MG
Nifedipine Tab SR 24HR 60 MG
Nifedipine Tab SA 24HR Osmotic 30 MG
Nifedipine Tab SA 24HR Osmotic 60 MG
Nifedipine Tab SA 24HR Osmotic 90 MG
Verapamil HCI Tab 40 MG
Verapamil HCI Tab 80 MG

Verapamil HCI Tab 120 MG
Verapamil HCI Tab CR 120 MG
Verapamil HCI Tab CR 180 MG
Verapamil HCI Tab CR 240 MG
Terazosin HCI Cap 2 MG
Terazosin HCI Cap 5 MG
Terazosin HCI Cap 10 MG
Hydralazine HCI Tab 10 MG
Hydralazine HCI Tab 25 MG
Hydralazine HCI Tab 50 MG
Hydralazine HCI Tab 100 MG
Minoxidil Tab 2.5 MG
Minoxidil Tab 10 MG
Captopril & Hydrochlorothiazide Tab 25-15 MG
Captopril & Hydrochlorothiazide Tab 25-25 MG
Captopril & Hydrochlorothiazide Tab 50-15 MG
Captopril & Hydrochlorothiazide Tab 50-25 MG
Enalapril Maleate & Hydrochlorothiazide Tab 5-1 2.5 MG
Enalapril Maleate & Hydrochlorothiazide Tab 10-25 MG
Lisinopril & Hydrochlorothiazide Tab 10-12.5 MG
Lisinopril & Hydrochlorothiazide Tab 20-12.5 MG
Lisinopril & Hydrochlorothiazide Tab 20-25 MG
Atenolol & Chlorthalidone Tab 50-25 MG
Atenolol & Chlorthalidone Tab 100-25 MG
Metoprolol & Hydrochlorothiazide Tab 50-25 MG
Metoprolol & Hydrochlorothiazide Tab 100-25 MG
Metoprolol & Hydrochlorothiazide Tab 100-50 MG
Propranolol & Hydrochlorothiazide Tab 40-25 MG
Propranolol & Hydrochlorothiazide Tab 80-25 MG
Losartan Potassium & Hydrochlorothiazide Tab 50-1 2.5 MG
Losartan Potassium & Hydrochlorothiazide Tab 100-1 2.5 MG
Losartan Potassium & Hydrochlorothiazide Tab 100-25 MG

DIURETICS
Acetazolamide Tab 125 MG
Acetazolamide Tab 250 MG
Bumetanide Tab 0.5 MG
Bumetanide Tab 1 MG
Bumetanide Tab 2 MG
Furosemide Tab 20 MG
Furosemide Tab 40 MG
Furosemide Tab 80 MG
Furosemide Oral Soln 8 MG/ML
Furosemide Oral Soln 10 MG/ML
Spironolactone Tab 25 MG
Spironolactone Tab 50 MG
Spironolactone Tab 100 MG
Chlorothiazide Tab 250 MG
Chlorothiazide Tab 500 MG
Chlorothiazide Susp 250 MG/5ML
Chlorthalidone Tab 15 MG
Chlorthalidone Tab 25 MG
Chlorthalidone Tab 50 MG
Chlorthalidone Tab 100 MG
Hydrochlorothiazide Tab 12.5 MG
Hydrochlorothiazide Tab 25 MG

Hydrochlorothiazide Tab 50 MG
Trihexyphenidyl HCI Tab 2 MG
Trihexyphenidyl HCI Tab 5 MG
Trihexyphenidyl HCI Elixir 0.4 MG/ML
Amantadine HCI Cap 1 00 MG
Amantadine HCI Syrup 50 MG/SML
Bromocriptine Mesylate Cap 5 MG
Bromocriptine Mesylate Tab 2.5 MG
Pramipexole Dihydrochloride Tab 0.125 MG
Pramipexole Dihydrochloride Tab 0.25 MG
Pramipexole Dihydrochloride Tab 0.5 MG
Pramipexole Dihydrochloride Tab 0.75 MG
Pramipexole Dihydrochloride Tab 1 MG
Pramipexole Oihydrochloride Tab 1.5 MG
Ropinirole Hydrochloride Tab 0.25 MG
Ropinirole Hydrochloride Tab 0.5 MG
Ropinirole Hydrochloride Tab 1 MG
Ropinirole Hydrochloride Tab 2 MG
Ropinirole Hydrochloride Tab 3 MG
Ropinirole Hydrochloride Tab 4 MG
Ropinirole Hydrochloride Tab 5 MG
Carbidopa & Levodopa Tab 1 0-1 00 MG
Carbidopa & Levodopa Tab 25-100 MG
Carbidopa & Levodopa Tab 25-250 MG
Carbidopa & Levodopa Tab CR 25-100 MG
Carbidopa & Levodopa Tab CR 50-200 MG
Carbidopa-Levodopa-Entacapone Tabs 12.5-50-200 MG
Carbidopa-Levodopa-Entacapone Tabs 18.75-75-200 MG
Carbidopa-Levodopa-Entacapone Tabs 25-100-200 MG
Carbidopa-Levodopa-Entacapone Tabs 31.25-125-200 MG
Carbidopa-Levodopa-Entacapone Tabs 37.5-150-200 MG
Carbidopa-Levodopa-Entacapone Tabs 50-200-200 MG
Selegiline HCI Tab 5 MG

Auto Enroll / Automatic Subscription
Protocol for Drug Dispatch
(Effective from July 1, 2011)

As of July 1, 2011, all new beneficiaries eligible for the Health Plan of the Government of Puerto Rico will be automatically enrolled and covered by Mi Salud.  The enrollee can begin to receive health services from the day that the Office of Medicaid of the Puerto Rico’s Health Department handles the MA-10, named “Notice of Action Taken on Application and / or Re-Evaluation”.

The date to determine how long a person is covered is shown in the section “Certification Date” of the MA-10. The enrollee will also receive the Welcome Letter.  The enrollee must submit both documents when applying for a covered health service of Mi Salud to show that his or her name is on the MA-10, that is enrolled, and that can receive services.

This Protocol for Drug Dispatch in cases of Automatic Enrollment also aims to achieve the objective that enrollees can access the benefits of drug coverage in Mi Salud for physical, dental, and mental health services.

The Protocol establishes the rules to be followed in the following three stages:

Table 1:                      PBM has not the Certified Enrollees on file
Table 2:                      PBM receives from ASES the file of Certified Enrollees
Table 3:                      PBM receives from the Insurer the file of Certified Enrollees

In each of the tables the following scenarios are considered:

Scenario 1: Mi Salud Participating Pharmacy – The enrollee presents a prescription by:

(1)           a participant doctor or dentist, or
(2)           a non-participating physician or dentist

Scenario 2: A pharmacy not participating in Mi Salud – The enrollee presents a prescription by:

(1)           a participant doctor or dentist, or
(2)           a non-participating physician or dentist

The Medicaid Program sends ASES the Electronic File of certified enrollees. ASES assigns the coverage for the enrollee, and sends the file to the PBM, the MBHO (APS Healthcare) and Insurers (Humana and Triple-S). The PBM installs the Certified Enrollee’s file in its information system for 10 days. After receiving the Certified Enrollee’s file, the insurer shall immediately issue and send to the enrollee’s identification card of Mi Salud with the Primary Medical Group (PMG) and the primary care physician (PCP) assigned. In summary, the 10 days is the maximum period before the enrollee receives the ID card of the Mi Salud plan.

NOTICE: This Protocol does not apply to beneficiaries who:

(1)           Are in a Platino Plan and
(2)           Have a MA-10 certificate dated prior July 1, 2011.  In this case, the recipient must go to the Insurer’s in their region (Humana or Triple-S) and procure the Mi Salud’s card to start receiving the covered services.

Table 1
(Effective from July 1, 2011 and reviewed on November 1, 2011)

PBM does not have the Certified Enrollee file and an enrollee request the dispatch of a prescription by a participant physician or dentist of Mi Salud before or after the date of the MA-10 certification.

Enrollee	Participant Pharmacy	PBM

1.    Go to the pharmacy in their region.
2.    Show to the pharmacy the MA-10 (date in the certification must be after July  1, 2011), the welcome letter and an identification.
3.    Pay the applicable copay:
       a.    Less than 21 do not pay, it’s $0.
       b.    Pregnant women do not pay, it’s $0.
       c.    Adults pay $1/generic and $3/brand.

1.    Request the enrollee his MA-10, the welcome letter and the identification.
2.    Ask if the enrollee is a Platino Plan insured.  This protocol does not apply in this case.
3.    Verify if the enrollee is active in the eligibility file of the PBM.
4.    Contact the PBM to activate the enrollee in its information systems.
5.    Process the prescription and dispatch the drugs for physical, mental or dental health, as indicated by the PBM.
6.    Charge the required copay for this special event.
7.    Submit a claim for the dispatched drug, as per the PBM’s instructions.

1.    Activate the enrollee in its information system for 10 days, as the enrollee does not have the Mi Salud Plan card.  The enrollee must receive the card in that period.
2.    Authorize the dispatch of the covered prescription, as established by the PDL of Emergency Room in case of physical health, in the Dental PDL for the cases of dental or in the PDL of mental health, as applicable.
3.    Provide instruction to process the prescription and submit the claim of the dispatched drugs.

Rules for when the PBM does not have the Certified Enrollee’s file:
A.    Non-Participant Pharmacies:  Pharmacy services will not be covered before or after receiving the MA-10 only if authorized by the plan.
B.    Non-Participant physician and dentist: Prescriptions of non-participant physician or dentist before or after the MA-10: (1) Physical Health: The rules regarding the Emergency Room PDL will be applicable, which authorize the dispatch up to 5 days. (2) Mental Health: Will follow the rules regarding drug dispatch. (3) Dental Health: Will follow the rules regarding drug dispatch.

Table 2
(Effective from July 1, 2011 and reviewed on November 1, 2011)

PBM receive from ASES the Certified Enrollee file and an enrollee request the dispatch of a prescription by a participant physician or dentist of Mi Salud before or after the date of the MA-10 certification.

Enrollee	Participant Pharmacy	PBM

1.    Go to the pharmacy in their region.
2.    Show to the pharmacy the MA-10 (date in the certification must be after July 1, 2011), the welcome letter and an identification.
3.    Pay the applicable copay:
a.    Less than 21 with 100, 110, 230, 300, 310, 320 or 330 coverage do not pay, it’s $0.00.
b.    Pregnant women with 100 and 110 coverage pay $0.00.
c.    Adults with coverage:
●    100, 110 and 300 pay $1/generic and $3/brand.
●    310 pay $2/generic and $4/brand.
●    320 pay $3/generic and $5/brand.
●    330 pay $5/generic and $7/brand.

1.    Request the enrollee his MA-10, the welcome letter and the identification.
2.    Ask if the enrollee is in a Platino Plan because this process does not apply in this case.
3.    Verify if the enrollee is active in the eligibility file of the PBM.
4.   Contact the PBM to request instructions on how to process the prescription and dispatch the drugs.
5.    Process the prescription and dispatch the drugs for physical, mental or dental health, as indicated by the PBM.
6.    Charge the required copay as indicated in the Copay Table.
7.    Submit a claim for the dispatched drug, as per the PBM’s instructions.

1.    Activate the enrollee in its information system for 10 days, as the enrollee does not have the Mi Salud Plan card.  The enrollee must receive the card in that period.
2.    Authorize the dispatch of the covered prescription, as established by the norms for physical, mental, or dental health.
3.    Provide instruction to process the prescription and submit the claim of the dispatched drugs.

Rule for when the PBM receives the Certified Enrollee’s file from ASES:
A.     Non-Participant Pharmacies:  Pharmacy services will not be covered before or after receiving the MA-10 only if authorized by the plan.
B.      Non-Participant physician and dentist: Prescriptions of non-participant physician or dentist before or after the MA-10: (1) Physical Health: The rules regarding the Emergency Room PDL will be applicable, which authorize the dispatch up to 5 days. (2) Mental Health: Will follow the rules regarding drug dispatch. (3) Dental Health: Will follow the rules regarding drug dispatch.

Ss
Table 2
(Effective from July 1, 2011 and reviewed on November 1, 2011)

PBM receive from Insurer the Certified Enrollee file and an enrollee request the dispatch of a prescription by a participant physician or dentist of Mi Salud before or after the date of the MA-10 certification.

Enrollee	Participant Pharmacy	PBM

1.    Go to the pharmacy in their region.
2.    Show the pharmacy identification card for Mi Salud plan.
3.    Obtain the counter-sign of the PCP if the physician is not of the preferred network.
4.     Pay the applicable copay, as indicated in the Copay Table:
a.     Less than 21 with 100, 110, 230, 300, 310, 320 or 330 coverage do not pay, it’s $0.00.
b.    Pregnant women with 100 and 110 coverage do not pay, it’s $0.00.
c.    Adults with coverage:
●     100, 110 and 300 pay $1/generic and $3/brand.
●     310 pay $2/generic and $4/brand.
●     320 pay $3/generic and $5/brand.
●     330 pay $5/generic and $7/brand.

1.    Request the enrollee the identification card of Mi Salud.
2.    Ask if the enrollee is in a Platino Plan because this process does not apply in this case.
3.    Verify if the enrollee is active in the eligibility file of the PBM.
4.    Request the counter-sign if the physician is not part of the preferred network.
5.    Contact the PBM to request instructions on how to process the prescription.
6.    Process the prescription and dispatch the drugs as indicated in the applicable PDL: Physical, Dental or Mental.
7.    Charge the copay as indicated in the Copay Table.
8.    Submit a claim for the dispatched drug, as per the PBM’s instructions.

1.    Activate the enrollee in its information and include the information sent by the Insurer with the data related to Medical Group, primary physician (PCP) and preferred network.  The enrollee must have the Mi Salud card.
2.    Authorize the dispatch of the covered prescription
3.    Use the norms established in the PDL for physical, mental, or dental health.
4.    Authorize the dispatch of the drugs as provided by the applicable PDL.
5.    Provide instruction to process the prescription and submit the claim of the dispatched drugs.

Rule for when the PBM receives the Certified Enrollee’s file from ASES:
A.     Non-Participant Pharmacies:  Pharmacy services will not be covered before or after receiving the MA-10 only if authorized by the plan.
B.     Non-Participant physician and dentist: Prescriptions of non-participant physician or dentist before or after the MA-10: (1) Physical Health: Will follow the rules regarding drug dispatch. (2) Mental Health: Will follow the rules regarding drug dispatch. (3) Dental Health: Will follow the rules regarding drug dispatch.

Attachment 20

TO ALL OUR SUPPLIERS

The Puerto Rico Heath Insurance Administration hereby notifies all our suppliers and contracted services that starting on May 1, 2013, payments will be made by way of electronic payment.

To this effect, you must complete and return by postal mail with the next invoice, the enclosed Authorization for Electronic Payment Form, duly completed in all its parts, along with a cancelled check to:

PR HEALTH INSURANCE ADMINISTRATION
FINANCE DEPARTMENT
ATTENTION: MR. LUCAS DELGADO
PO BOX 195661
SAN JUAN, PUERTO RICO 00919-5661

We have also enclosed the payment format that applies solely to contracted services. It is essential for the payment of your subsequent accounts-payable invoices for services rendered during the month of April 2013.

Sincerely,

(signed)
Lucas Delgado-Martínez, CPA
Finance Director

SALUD
ADMINISTRACIÓN DE SEGUROS

ADMINISTRACION DE SEGUROS DE
SALUD DE PUERTO RICO
PO Box 195661
San Juan, PR 00919-5661

mi SALUD
GOBIERNO DE PUERTO RICO
Salud para todos.

Authorization for Electronic Funds Transfer (EFT)

☐ Initial Application

☐ Modification to Initial Application

Vendor Name	
Vendor address	
Vendor Tax ID Number	Vendor Telephone and fax
Contact Person Name	
Contact Person Position	Contact Person email address

Financial Institution Information

Nine-Digit Routing Number: (Complete using legible numbers)	
Bank Account Number: (Complete using legible numbers)	
Account holder Name:	
Type of Account :	☐ Checking
Financial Institution Name	Branch:

I authorize ASES to make an electronic payment to the account in the above specified financial institution. This authorization will remain in effect until cancelled or amended in a written notification.

Sign and send this completed form to receive your payments electronically.

I hereby certify that the information above is true and correct.

Date: *(month/day/year)*	Vendor Authorized Signature:

ADMINISTRACION DE SEGUROS DE SALUD
Contrato Número
14-047

TO ALL OUR CONTRACTED SERVICES

With the purpose of streamlining the pre-intervention process of your service invoices, we request that starting on April 1, your next invoice includes or is accompanied by a short summary of your contract’s total amount, submitted invoices and the remaining balance in your contract. We suggest the following format:

Initial balance (contract)
	Contracted Hours	Hourly Rate	Total
	##_______	$_______	$_______

Invoices Paid	##_______	$_______	$_______

Current Invoice	##_______	$_______	$_______

Remaining balance in contract	##_______	$_______	$_______

TO ALL OUR CONTRACTED SERVICES

With the purpose of streamlining the pre-intervention process of your service invoices, we request that starting on July 1, this is included as a requirement in every contract and PO. Invoices must be accompanied by a short summary of your contract’s total amount, submitted invoices and the remaining balance in your contract.

We suggest the following format:

Contract No. _________

Balance $ __________
Detail:	Invoice xxx	$_________
	Invoice xxx	$_________
	Invoice xxx	$_________
	Current Invoice	$_________

Balance as of the date of this invoice		$_________

ATTACHMENT 21

TEMPLATE PROVIDER NETWORK LIST – MENTAL HEALT

Provider Network List
Primary Provider

Hours
Region	Last Name	Last Name 2	First Name	Middle	Full Name	NPI	Provider #	License #	EIN/ SSN	Specialty Name	Specialty Code	Effective contract date	Office Address Line 1	Office Address Line 2	Municipality	Zip Code	Office Telephone	Office Fax	Sunday	Monday	Tuesday	Wednesday	Thursday	Friday	Saturday	Buprenorphine	Provider Affiliated Group

Provider Network List
Hospital

Region	Hospital Name	Contact Person	NPI	Institution #	CMS Certification #	Last TIN	Contract Date	Physical Address Line 1	Physical Address Line 2	Municipality	Zip Code	Main Telephone	Main Fax

Provider Network List
Detox Center

Region	Hospital Name	Contact Person	NPI	Institution #	CMS Certification #	Last TIN	Contract Date	Physical Address Line 1	Physical Address Line 2	Municipality	Zip Code	Main Fax

Provider Network List
Stabilization Unit

Region	Hospital Name	Contact Person	NPI	Institution #	CMS Certification #	Last TIN	Physical Address Line 1	Physical Address Line 2	Municipality	Zip Code	Main Telephone	Main Fax

Provider Network List
Ambulance

Region	Hospital Name	Contact Person	NPI	Institution #	CMS Certification #	Last TIN	Contract Date	Physical Address Line 1	Physical Address Line 2	Municipality	Zip Code	Main Telephone	Main Fax

Provider Network List
Clinical Laboratory

Region	Last Name	Last Name 2	First Name	Middle Name	Facility Name	Contact Person	NPI	Provider #	License #	EIN/ SSN	Contract Name	Specialty Name	Specialty Code	Office Address Line 1	Office Address Line 2	Municipality	Zip Code	Office Telephone	Office Fax	Sunday	Monday	Tuesday	Wednesday	Thursday	Friday	Saturday

Provider Network List
Groups

Region	PMG	PMG #	Last Name 1	Last Name 2	First Name	Middle Name	Entity Name	NPI	License Number	EIN/ SSN	Specialty Name	Lives assigned	Effective contract Date	Office Address Line 1	Office Address Line 2	Municipality	Zip Code	Office Telephone	Office Fax	Sunday	Monday	Tuesday	Wednesday	Thursday	Friday	Saturday

Template Provider Network List – Physical Health

Provider Network List
Primary Provider

Hours
Region	Ipa Full Name	Ipa Number Id	NPI	First Name	Second Name	Directory Full name	Legacy Id	License #	Federal Id	Specialty Description	Specialty Code	Lives Assigned	Effective contract date	Physical address 1	Physical address 2	Physical city	Phy zip	Phone	Faxphone	Sunday	Monday	Tuesday	Wednesday	Thursday	Friday	Saturday	Buprenorphine	Provider Affiliated Group

Provider Network List
X-Rays
Hours
Region	PMG	PMG #	Last name 1	Last name 2	First name	Middle name	Full name	NPI	# Lic	Legacy	Fed Id	Contract Date	Specialty Conversion	Specialty Code	Phy addr 1	Phy addr 2	Phy city	Phy zip	Phone	Fax phone	Sunday	Monday	Tuesday	Wednesday	Thursday	Friday	Saturday

Provider Network List
Hospital

Region	PMG	Hospital Name	NPI Number	Institution #	CCN	EIN	Contract Date	Physical Address1	Physical Address 2	Municipality	Zip Code	Main Telephone	Main Fax

Provider Network List
Laboratory

Hours
Region	PMG #	PMG Name	Full Name	NPI	Legacy	Fed Id	Contract Date	Specialty Conversion	Specialty Code	Phy addr 1	Phy addr 2	Phy city	Phy zip-Code	Phone	Fax phone	Monday	Tuesday	Wednesday	Thursday	Friday	Saturday

Provider Network List
Specialty

Hours
Region	PMG #	PMG Name	Last name 1	Last name 2	First name	Middle name	Full Name	NPI	Duplicates	# Lic	Legacy	Fed Id	Contract Date	Specialty Conversion	Specialty Code	Phy addr 1	Phy addr 2	Phy city	Phy zip	Phone	Fax phone	Sunday	Monday	Tuesday	Wednesday	Thursday	Friday	Saturday

Provider Network List
Other Health Care Professional
													Examples								Hours
Region	PMG #	PMG Name	Last name 1	Last name 2	First name	Middle name	Full name	NPI	# Lic	Legacy	Fed Id	Contract Date	Specialty Conversion	Specialty Code	Phy addr 1	Phy addr 2	Phy city	Phy zip	Phone	Fax phone	Sunday	Monday	Tuesday	Wednesday	Thursday	Friday	Saturday
													AUDIOLOGY	64
													NUTRICIONIST	71
													OCCUPATIONAL THERAPY	67
													PHYSICAL THERAPY	65
													SPEECH PATHOLOGY	ST

Provider Network List
Specialized Services Providers

Region	PMG #	PMG Name	NPI	Full name	Specialty Conversion	Phy city	Phy addr 1	Phy addr 2	Phy zip	Phone	Fax phone
AMBULANCE
AMBULANCE-CRITICAL CARE
AUDIOLOGY
BLOOD BANK
DIALISYS CENTER
DURABLE MEDICAL EQUIPMENT
HOME INFUSION
PROSTHESIS SUPPLIER
SPECIALTY PHARMACY
VACCINATION CLINIC
WOUND CARE

Provider Network List
Urgent Care and Emergency Centers-Facility

Region	PMG #	PMG Name	NPI	Full name	Specialty Conversion	Phy city	Phy addr 1	Phy addr 2	Phy zip	Phone	Fax phone
AMBULANCE
AMBULANCE-CRITICAL CARE
AUDIOLOGY
BLOOD BANK
DIALISYS CENTER
DURABLE MEDICAL EQUIPMENT
HOME INFUSION
PROSTHESIS SUPPLIER
SPECIALTY PHARMACY
VACCINATION CLINIC
WOUND CARE

Provider Network List
Dentist
Hours
Region	PMG #	PMG Name	Last name 1	Last name 2	First name	Middle name	Full name	NPI	# Lic	Legacy	Fed Id	Contract Date	Specialty Conversion	Specialty Code	Phy addr 1	Phy addr 2	Phy city	Phy zip	Phone	Fax phone	Sunday	Monday	Tuesday	Wednesday	Thursday	Friday	Saturday

Provider Network List
Any other Providers

													Examples								Hours
Region	PMG #	PMG Name	Last name 1	Last name 2	First name	Middle name	Full name	NPI	# Lic	Legacy	Fed Id	Contract Date	Specialty Conversion	Specialty Code	Phy addr 1	Phy addr 2	Phy city	Phy zip	Phone	Fax phone	Sunday	Monday	Tuesday	Wednesday	Thursday	Friday	Saturday

Attachment 22

[to come from ASES]

Attachment 23

Fee Schedule locator by type of Provider
Provider Type	Provider File	SES WEB	Portal
Clinical Laboratory			X
Clinical Laboratory (Preferred Network)			X
Dental			X
Blood Bank	X
Physician		~~X~~	~~X~~
Hospital	X
Emergency Room (Free Standing)	X
Ambulatory Surgery (Free Standing)	X
Wound Care	X
Home Infusion (High Cost Drugs)	X
Specialty Pharmacy	X
DME	X
Ambulance	X
Non Emergency Tranportation	X
Vaccination Clinic	X
Urgent Care Center	X
Dialysis Center	X
Allied Professional*			X
Prosthesis Supplier	X
PMG	X

~~X~~ Differentiated fees by specialty are published on SES Web, otherwise fees are posted on Triple-S portal.

*Allied fees are posted on Triple-S portal under Physician non-surgical link.

Attachment 24

[to come from ASES]